The information in this free writing prospectus is preliminary and subject to completion or change. The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.
This free writing prospectus is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities in any jurisdiction where that offer, solicitation or sale is not permitted.

     THIS FREE WRITING PROSPECTUS, DATED OCTOBER 6, 2006, MAY BE AMENDED OR
                        COMPLETED PRIOR TO TIME OF SALE.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

     The depositor has a filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-136045) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs
& Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free
1-866-471-2526.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

     Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

                               ------------------

Prospectus Supplement to Prospectus dated October 6, 2006

                          $3,975,417,000 (APPROXIMATE)

                      GS MORTGAGE SECURITIES TRUST 2006-GG8
                                AS ISSUING ENTITY

                      GS MORTGAGE SECURITIES CORPORATION II
                                  AS DEPOSITOR

                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
                         GOLDMAN SACHS MORTGAGE COMPANY
                          AS LOAN SELLERS AND SPONSORS

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-GG8

     The Commercial Mortgage Pass-Through Certificates, Series 2006-GG8 will include 13 classes of certificates that GS Mortgage Securities Corporation II is offering pursuant to this prospectus supplement. The Series 2006-GG8 certificates represent the beneficial ownership interests in the issuing entity, which will be GS Mortgage Securities Trust 2006-GG8. The trust's main assets will be a pool of 161 fixed rate mortgage loans secured by first liens on various types of commercial and multifamily properties.

                      INITIAL CERTIFICATE        INITIAL                        EXPECTED RATINGS
                      PRINCIPAL AMOUNT(1)   PASS-THROUGH RATE     DESCRIPTION     MOODY'S/FITCH    RATED FINAL DISTRIBUTION DATE
                     --------------------- -------------------   -------------  ----------------- ------------------------------

Class A-1 ..........     $   72,750,000%                (5)            Aaa/AAA            November 10, 2039
Class A-2 ..........     $  941,100,000%                (5)            Aaa/AAA            November 10, 2039
Class A-3 ..........     $   52,875,000%                (5)            Aaa/AAA            November 10, 2039
Class A-AB .........     $  116,850,000%                (5)            Aaa/AAA            November 10, 2039
Class A-4 ..........     $1,653,262,000%                (5)            Aaa/AAA            November 10, 2039
Class A-1A .........     $  196,179,000%                (5)            Aaa/AAA            November 10, 2039
Class A-M ..........     $  433,288,000%                (5)            Aaa/AAA            November 10, 2039
Class A-J ..........     $  308,717,000%                (5)            Aaa/AAA            November 10, 2039
Class B ............     $   27,081,000%                (5)            Aa1/AA+            November 10, 2039
Class C ............     $   54,161,000%                (5)             Aa2/AA            November 10, 2039
Class D ............     $   37,913,000%                (5)            Aa3/AA-            November 10, 2039
Class E ............     $   37,912,000%                (5)             A1/A+             November 10, 2039
Class F ............     $   43,329,000%                (5)              A2/A             November 10, 2039

----------
(Footnotes to table begin on page S-9)

-------------------------------------------------------------------------------

YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-29 OF THIS
PROSPECTUS SUPPLEMENT AND PAGE 4 OF THE PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series 2006-GG8 certifi-cates will represent interests in and obligations of the issuing entity and will not represent the obligations of the depositor, the sponsors or any of their affiliates.

-------------------------------------------------------------------------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE
NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS
PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE DEPOSITOR WILL NOT
LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED
QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

     EACH CLASS OF CERTIFICATES WILL RECEIVE DISTRIBUTIONS OF INTEREST,
PRINCIPAL OR BOTH MONTHLY, COMMENCING ON NOVEMBER 10, 2006. CREDIT ENHANCEMENT
WILL BE PROVIDED BY CERTAIN CLASSES OF SUBORDINATE CERTIFICATES THAT WILL BE
SUBORDINATE TO CERTAIN CLASSES OF SENIOR CERTIFICATES AS DESCRIBED UNDER
"DESCRIPTION OF THE OFFERED CERTIFICATES--SUBORDINATION" IN THIS PROSPECTUS
SUPPLEMENT.

     THE UNDERWRITERS, GREENWICH CAPITAL MARKETS, INC., GOLDMAN, SACHS & CO.,
BANC OF AMERICA SECURITIES LLC, CREDIT SUISSE SECURITIES (USA) LLC, MORGAN
STANLEY & CO. INCORPORATED AND WACHOVIA CAPITAL MARKETS, LLC, WILL PURCHASE THE
OFFERED CERTIFICATES FROM GS MORTGAGE SECURITIES CORPORATION II AND WILL OFFER
THEM TO THE PUBLIC AT NEGOTIATED PRICES, PLUS, IN CERTAIN CASES, ACCRUED
INTEREST, DETERMINED AT THE TIME OF SALE. GREENWICH CAPITAL MARKETS, INC. AND
GOLDMAN, SACHS & CO. ARE ACTING AS CO-LEAD BOOKRUNNING MANAGERS AND BANC OF
AMERICA SECURITIES LLC, CREDIT SUISSE SECURITIES (USA) LLC, MORGAN STANLEY & CO.
INCORPORATED AND WACHOVIA CAPITAL MARKETS, LLC ARE ACTING AS CO-MANAGERS FOR
THIS OFFERING.

     The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, societe anonyme and Euroclear
Bank, as operator of the Euroclear System in Europe against payment in New York,
New York on or about October   , 2006.

[RBS GREENWICH CAPITAL LOGO OMITTED]                        GOLDMAN, SACHS & CO.

BANC OF AMERICA SECURITIES LLC                                    CREDIT SUISSE
MORGAN STANLEY                                              WACHOVIA SECURITIES

Prospectus Supplement October   , 2006

GS Mortgage Securities Corporation II

Commercial Mortgage Pass-Through Certificates, Series 2006-GG8

Geographic Overview of Mortgage Pool

Kansas
1 property
$23,858,000
0.6% of total
Nebraska
1 property
$9,500,000
0.2% of total
South Dakota
1 property
$15,500,000
0.4% of total
Missouri
4 properties
$184,215,827
4.3% of total
Minnesota
2 properties
$21,100,000
0.5% of total
Illinois
10 properties
$351,430,147
8.1% of total
Wisconsin
6 properties
$28,918,820
0.7% of total
Washington
3 properties
$181,250,000
4.2% of total
Michigan
5 properties
$46,930,000
1.1% of total
Indiana
2 properties
$17,833,504
0.4% of total
New York
12 properties
$567,535,214
13.1% of total
Massachusetts
4 properties
$281,215,000
6.5% of total
Pennsylvania
6 properties
$146,250,000
3.4% of total
Ohio
5 properties
$72,789,437
1.7% of total
Connecticut
2 properties
$24,050,000
0.6% of total
New Jersey
7 properties
$62,224,667
1.4% of total
Nevada
10 properties
$163,882,656
3.8% of total
District of Columbia
1 property
$18,100,000
0.4% of total
California
27 properties
$632,456,161
14.6% of total
Maryland
3 properties
$58,339,152
1.3% of total
Virginia
8 properties
$171,384,376
4.0% of total
North Carolina
8 properties
$105,059,044
2.4% of total
Arizona
6 properties
$236,290,000
5.5% of total
South Carolina
1 property
$16,400,000
0.4% of total
Hawaii
1 property
$65,000,000
1.5% of total
Colorado
4 properties
$25,300,000
0.6% of total
Georgia
10 properties
$156,826,880
3.6% of total
Oklahoma
1 property
$2,441,807
0.1% of total
Louisiana
1 property
$9,200,000
0.2% of total
Alabama
1 property
$2,548,000
0.1% of total
Florida
11 properties
$332,944,376
7.7% of total
Tennessee
1 property
$3,930,000
0.1% of total
Kentucky
1 property
$18,257,000
0.4% of total
Texas
13 properties
$279,880,169
6.5% of total
>10.0% of Initial Pool Balance
>5.0 - 10.0% of Initial Pool Balance
>1.0 - 5.0% of Initial Pool Balance
≤1.0% of Initial Pool Balance

Mortgaged Properties by Property Type
Industrial 3.2%
Multifamily 4.8%
Self-Storage 0.9%
Hospitality 5.5%
Office 52.4%
Retail 31.3%

One Beacon Street Boston, Massachusetts

© Warren Patterson

222 South Riverside Plaza Chicago, Illinois

Pointe South Mountain Resort Phoenix, Arizona

Village of Merrick Park Coral Gables, Florida

1441 Broadway New York, New York

CA Headquarters Islandia, New York

1410 Broadway New York, New York

The Alhambra Alhambra, California

CityWest Houston, Texas

Fair Lakes Office Park Fairfax, Virginia

   Risks Relating to Enforceability of Yield Maintenance Charges,
      Prepayment Premiums or Defeasance Provisions......................    S-30
   Commercial and Multifamily Lending is Dependent Upon Net Operating
      Income............................................................    S-31
   The Prospective Performance of the Commercial and Multifamily
      Mortgage Loans Included in the Trust Fund Should Be Evaluated
      Separately from the Performance of the Mortgage Loans in any of

   Mortgaged Properties Leased to Borrowers or Borrower Affiliated

   Terrorist Attacks and Military Conflicts May Adversely Affect Your

   Risks Relating to Affiliation with a Franchise or Hotel Management

   Litigation and Other Matters Affecting the Mortgaged Properties or

   Risks Relating to Interest on Advances and Special Servicing

   Some Mortgaged Properties May Not Be Readily Convertible to

   You Will Not Have any Control Over the Servicing of The
      Non-Serviced Loan.................................................    S-67
   Conflicts of Interest May Occur as a Result of the Rights of Third

   Loan Sellers May Not Be Able to Make a Required Repurchase of a
      Defective Mortgage Loan...........................................    S-68
   Subordination of Subordinate Offered Certificates....................    S-69

                                      S-3

   The CA Headquarters Whole Loan, the ECM Theater Portfolio Whole
      Loan, the Pinnacle II Whole Loan and the Meridian Apartments
      Whole Loan........................................................    S-88
   The Lichtins Office Whole Loan and the Talmadge Town Center Whole

   The Master Servicer; Master Servicer Servicing Compensation and
      Payment of Expenses...............................................   S-106
   The Special Servicer; Special Servicer Servicing Compensation and

      Certain Matters Regarding the Depositor, the Master Servicer and

ANNEX C-1 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS.................   C-1-1
ANNEX C-2 CERTAIN CHARACTERISTICS OF THE MULTIFAMILY MORTGAGE LOANS.....   C-2-1
ANNEX C-3 CLASS A-AB PLANNED PRINCIPAL BALANCE SCHEDULE.................   C-3-1
ANNEX D STRUCTURAL AND COLLATERAL TERM SHEET............................     D-1

                                      S-4

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. THE TERMS OF THE OFFERED
CERTIFICATES CONTAINED IN THIS PROSPECTUS SUPPLEMENT ARE INTENDED TO SUPPLEMENT
THE TERMS CONTAINED IN THE ACCOMPANYING PROSPECTUS.

     You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2006-GG8 certificates and the trust in abbreviated form:

     Certificate Summary, commencing on page S-9 of this prospectus supplement, which sets forth important statistical information relating to the Series
2006-GG8 certificates;

     Summary of Prospectus Supplement, commencing on page S-10 which gives a brief introduction to the key features of the Series 2006-GG8 certificates and a description of the underlying mortgage loans; and

     Risk Factors, commencing on page S-29 of this prospectus supplement, which describes risks that apply to the Series 2006-GG8 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption
"Index of Significant Definitions" commencing on page S-187 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Defined Terms" commencing on page 80 of the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our"
refer to GS Mortgage Securities Corporation II.

                             EUROPEAN ECONOMIC AREA

     IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS
IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A "RELEVANT MEMBER STATE"), EACH
UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE
DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER
STATE (THE "RELEVANT IMPLEMENTATION DATE") IT HAS NOT MADE AND WILL NOT MAKE AN
OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE
PUBLICATION OF A PROSPECTUS IN RELATION TO THE CERTIFICATES WHICH HAS BEEN
APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE
APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE
COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE
PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE

                                       S-5

RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN
THAT RELEVANT MEMBER STATE AT ANY TIME:

     (I) TO LEGAL ENTITIES WHICH ARE AUTHORISED OR REGULATED TO OPERATE IN THE
FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE PURPOSE
IS SOLELY TO INVEST IN SECURITIES;

     (II) TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT
LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF
MORE THAN (EURO)43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN
(EURO)50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR

     (III) IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY
THE ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

     FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN "OFFER OF
CERTIFICATES TO THE PUBLIC" IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT
MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT
INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS
TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS
THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE
PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION "PROSPECTUS
DIRECTIVE" MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING
MEASURE IN EACH RELEVANT MEMBER STATE.

                                 UNITED KINGDOM

     EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

     (I) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY
COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN
INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES
AND MARKETS ACT 2000 (THE "FSMA") RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR
SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA
DOES NOT APPLY TO THE ISSUER; AND

     (II) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE
FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN,
FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

                       NOTICE TO UNITED KINGDOM INVESTORS

     THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT IF MADE BY A PERSON WHO IS
NOT AN AUTHORISED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY
AT PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) HAVE PROFESSIONAL
EXPERIENCE IN MATTERS RELATING TO INVESTMENTS, OR (3) ARE PERSONS FALLING WITHIN
ARTICLES 49(2)(A) THROUGH (D) ("HIGH NET WORTH COMPANIES, UNINCORPORATED
ASSOCIATIONS, ETC.") OR 19 (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES
AND MARKET ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER
BEING REFERRED TO AS THE "RELEVANT PERSONS"). THIS PROSPECTUS SUPPLEMENT MUST
NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY
INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES,
INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND
WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

     POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF
THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY
TO AN INVESTMENT IN THE TRUST FUND AND THAT COMPENSATION WILL NOT BE AVAILABLE
UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

                                      S-6

                SELLING LEGENDS FOR HONG KONG, JAPAN OR SINGAPORE

     THE CERTIFICATES MAY NOT BE OFFERED OR SOLD BY MEANS OF ANY DOCUMENT OTHER
THAN TO PERSONS WHOSE ORDINARY BUSINESS IS TO BUY OR SELL SHARES OR DEBENTURES,
WHETHER AS PRINCIPAL OR AGENT, OR IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE AN
OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 32) OF
HONG KONG, AND NO ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE
CERTIFICATES MAY BE ISSUED, WHETHER IN HONG KONG OR ELSEWHERE, WHICH IS DIRECTED
AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC IN
HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG)
OTHER THAN WITH RESPECT TO CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED
OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO "PROFESSIONAL INVESTORS" WITHIN
THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG AND
ANY RULES MADE THEREUNDER.

     THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE
SECURITIES AND EXCHANGE LAW OF JAPAN (THE SECURITIES AND EXCHANGE LAW) AND EACH
UNDERWRITER HAS AGREED THAT IT WILL NOT OFFER OR SELL ANY CERTIFICATES, DIRECTLY
OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN
(WHICH TERM AS USED IN THIS PROSPECTUS SUPPLEMENT MEANS ANY PERSON RESIDENT IN
JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF
JAPAN), OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN
OR TO A RESIDENT OF JAPAN, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE SECURITIES AND EXCHANGE
LAW AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF
JAPAN.

     THIS PROSPECTUS SUPPLEMENT HAS NOT BEEN REGISTERED AS A PROSPECTUS WITH THE
MONETARY AUTHORITY OF SINGAPORE. ACCORDINGLY, THIS PROSPECTUS SUPPLEMENT AND ANY
OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION
FOR SUBSCRIPTION OR PURCHASE, OF THE CERTIFICATES MAY NOT BE CIRCULATED OR
DISTRIBUTED, NOR MAY THE CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT
OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY,
TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER
SECTION 274 OF THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE
"SFA"), (II) TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO SECTION 275(1A),
AND IN ACCORDANCE WITH THE CONDITIONS, SPECIFIED IN SECTION 275 OF THE SFA OR
(III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER
APPLICABLE PROVISION OF THE SFA.

     WHERE THE CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 BY A
RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED
INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE
CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN
ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED
INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN
ACCREDITED INVESTOR, SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF
THAT CORPORATION OR THE BENEFICIARIES' RIGHTS AND INTEREST IN THAT TRUST SHALL
NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS
ACQUIRED THE NOTES UNDER SECTION 275 EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR
UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO
SECTION 275(1A), AND IN ACCORDANCE WITH THE CONDITIONS, SPECIFIED IN SECTION 275
OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR (3) BY
OPERATION OF LAW.

                                      S-7

                           FORWARD-LOOKING STATEMENTS

     In this prospectus supplement and the prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and
"Yield, Prepayment and Maturity Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus supplement. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

     o    economic conditions and industry competition,

     o    political and/or social conditions, and

     o    the law and government regulatory initiatives.

     We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                                      S-8

                               CERTIFICATE SUMMARY

                                       INITIAL CERTIFICATE                                               WEIGHTED
                                           PRINCIPAL OR      APPROXIMATE   PASS-THROUGH   PASS-THROUGH     AVG.
                          RATINGS            NOTIONAL          CREDIT           RATE       RATE AS OF     LIFE(3)     PRINCIPAL
        CLASS          MOODY'S/FITCH         AMOUNT(1)       SUPPORT(2)     DESCRIPTION   CLOSING DATE    (YRS.)      WINDOW(3)
--------------------   -------------   -------------------   -----------   ------------   ------------   ---------   ------------
Offered Certificates

A-1(4)..............      Aaa/AAA      $   72,750,000          30.000%             (5)          %          2.877    11/06 - 07/11
A-2(4)..............      Aaa/AAA      $  941,100,000          30.000%             (5)          %          4.820    07/11 - 10/11
A-3(4)..............      Aaa/AAA      $   52,875,000          30.000%             (5)          %          6.944    10/13 - 10/13
A-AB(4).............      Aaa/AAA      $  116,850,000          30.000%             (5)          %          7.224    10/11 - 11/15
A-4(4)..............      Aaa/AAA      $1,653,262,000          30.000%             (5)          %          9.730    11/15 - 09/16
A-1A(4).............      Aaa/AAA      $  196,179,000          30.000%             (5)          %          8.864    11/06 - 09/16
A-M.................      Aaa/AAA      $  433,288,000          20.000%             (5)          %          9.861    09/16 - 09/16
A-J.................      Aaa/AAA      $  308,717,000          12.875%             (5)          %          9.931    09/16 - 10/16
B...................      Aa1/AA+      $   27,081,000          12.250%             (5)          %          9.944    10/16 - 10/16
C...................       Aa2/AA      $   54,161,000          11.000%             (5)          %          9.944    10/16 - 10/16
D...................      Aa3/AA-      $   37,913,000          10.125%             (5)          %          9.944    10/16 - 10/16
E...................       A1/A+       $   37,912,000           9.250%             (5)          %          9.944    10/16 - 10/16
F...................        A2/A       $   43,329,000           8.250%             (5)          %          9.944    10/16 - 10/16
Non-Offered
   Certificates
X-P.................      Aaa/AAA             (6)                 N/A      Variable IO (7)      %           N/A          N/A
X-C.................      Aaa/AAA      $4,332,880,299(6)          N/A      Variable IO (7)      %           N/A          N/A
G...................       A3/A-       $   54,161,000           7.000%             (5)          %          9.944    10/16 - 10/16
H...................     Baa1/BBB+     $   48,745,000           5.875%             (5)          %          9.944    10/16 - 10/16
J...................      Baa2/BBB     $   54,161,000           4.625%             (5)          %          9.944    10/16 - 10/16
K...................     Baa3/BBB-     $   43,329,000           3.625%             (5)          %          9.944    10/16 - 10/16
L...................      Ba1/BB+      $   27,080,000           3.000%             (5)          %          9.944    10/16 - 10/16
M...................       Ba2/BB      $   16,249,000           2.625%             (5)          %          9.944    10/16 - 10/16
N...................      Ba3/BB-      $   16,248,000           2.250%             (5)          %         10.018    10/16 - 11/16
O...................       B1/B+       $   10,832,000           2.000%             (5)          %         10.028    11/16 - 11/16
P...................        B2/B       $   10,832,000           1.750%             (5)          %         10.028    11/16 - 11/16
Q...................       B3/B-       $   16,249,000           1.375%             (5)          %         10.028    11/16 - 11/16
S...................       NR/NR       $   59,577,299           0.000%             (5)          %         10.028    11/16 - 11/16

----------

(1)  Approximate, subject to a variance of plus or minus 5%.

(2)  The credit support percentages set forth for the Class A-1, Class A-2,
     Class A-3, Class A-AB, Class A-4 and Class A-1A certificates are represented in the aggregate.

(3)  Assuming no prepayments and according to the modeling assumptions described under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

(4)  For purposes of making distributions on the Class A-1, Class A-2, Class
     A-3, Class A-AB, Class A-4 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 147 mortgage loans, representing approximately 95.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will consist of
     14 mortgage loans, representing approximately 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and includes 97.5% of mortgage loans that are secured by multifamily properties.

(5)  For any distribution date, the pass-through rates on the Class A-1, Class
     A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J,
     Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
     Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S
     certificates will equal one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted to accrue on the basis of a 360-day year consisting of twelve 30 day months)
     as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii) or (iv)
     the rate specified in clause (ii) less a specified percentage.

(6)  The Class X certificates collectively consist of the Class X-P and the
     Class X-C certificates, neither of which is offered by this prospectus supplement. The Class X certificates will not have a principal amount and will not be entitled to receive distributions of principal. Interest will accrue on the Class X certificates at their respective pass-through rates based upon their notional amounts. The notional amount of the Class X certificates in the aggregate will initially be $4,332,880,299, which will be equal to the aggregate initial principal amounts of the Class A-1, Class
     A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J,
     Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J,
     Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S
     certificates.

(7)  The pass-through rate on the Class X certificates in the aggregate will be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted to accrue on the basis of a 360-day year consisting of twelve 30 day months), over (ii)
     the weighted average of the pass-through rates of the certificates (other than the Class R and Class LR certificates) as described in this prospectus supplement.

     THE CLASS R AND CLASS LR CERTIFICATES ARE NOT OFFERED BY THIS PROSPECTUS
SUPPLEMENT OR REPRESENTED IN THIS TABLE. THE CLASS X-P, CLASS X-C, CLASS G,
CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O, CLASS P, CLASS Q
AND CLASS S CERTIFICATES ARE NOT OFFERED BY THIS PROSPECTUS SUPPLEMENT.

                                      S-9

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     The following is only a summary. Detailed information appears elsewhere in this prospectus supplement and in the accompanying prospectus. That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates. To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus. See "Index of Significant Definitions" in this prospectus supplement and "Index of Defined Terms" in the prospectus for definitions of capitalized terms.

              TITLE, REGISTRATION AND DENOMINATION OF CERTIFICATES

     The certificates to be issued are known as the GS Mortgage Securities Trust
2006-GG8, Commercial Mortgage Pass-Through Certificates, Series 2006-GG8. The
offered certificates will be issued in book-entry form through The Depository
Trust Company, or DTC, and its participants. You may hold your certificates through: (i) DTC in the United States; or (ii) Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System in Europe.
Transfers within DTC, Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System will be made in accordance with the usual rules and operating procedures of those systems. See "Description of the Offered
Certificates--Book-Entry Registration" in this prospectus supplement and
"Description of the Certificates--General" in the prospectus. We will issue the offered certificates in denominations of $10,000 and integral multiples of $1 above $10,000.

                                 TRANSACTION PARTIES AND DATES

Issuing Entity................   GS Mortgage Securities Trust 2006-GG8, a New
                                 York common law trust to be established on the
                                 closing date of the securitization under the
                                 pooling and servicing agreement. For more
                                 detailed information, see "Transaction
                                 Parties--The Issuing Entity" in this prospectus
                                 supplement.

Depositor.....................   GS Mortgage Securities Corporation II, a
                                 Delaware corporation. As depositor, GS Mortgage
                                 Securities Corporation II will acquire the
                                 mortgage loans from the loan sellers and
                                 deposit them into the trust. The depositor's
                                 address is 85 Broad Street, New York, New York
                                 10004 and its telephone number is (212)
                                 902-1000. See "Transaction Parties--The
                                 Depositor" in this prospectus supplement and
                                 "The Seller and The Depositor" in the
                                 prospectus. All references to the depositor in
                                 this prospectus supplement are references to
                                 the Seller in the prospectus.

Sponsors......................   Greenwich Capital Financial Products, Inc., a
                                 Delaware corporation and Goldman Sachs Mortgage
                                 Company, a New York limited partnership. The
                                 sponsors have organized and initiated the
                                 transaction in which the certificates will be
                                 issued. For more information, see "Transaction
                                 Parties--The Sponsors" in this prospectus
                                 supplement.

Loan Sellers..................   The mortgage loans will be sold to the
                                 depositor by:

                                 o  Greenwich Capital Financial Products, Inc.,
                                    a Delaware corporation (64.6%); and

                                 o  Goldman Sachs Mortgage Company, a New York
                                    limited partnership (35.4%).

                                 See "Transaction Parties--The Loan Sellers and
                                 Originators" in this prospectus supplement.

                                      S-10

Originators...................   The mortgage loans were originated by:

                                 o  Greenwich Capital Financial Products, Inc.,
                                    a Delaware corporation (62.7%);

                                 o  Goldman Sachs Commercial Mortgage Capital,
                                    L.P., a Delaware limited partnership
                                    (32.7%);

                                 o  With respect to one (1) mortgage loan that
                                    was co-originated, Goldman Sachs Commercial
                                    Mortgage Capital, L.P. and German American
                                    Capital Corporation, a Maryland corporation
                                    (2.7%);

                                 o  With respect to two (2) mortgage loans
                                    acquired by Greenwich Capital Financial
                                    Products, Inc., NY Credit Funding I, LLC, a
                                    Delaware limited liability company (1.2%);

                                 o  With respect to three (3) mortgage loans
                                    acquired by Greenwich Capital Financial
                                    Products, Inc., Metropolitan Life Insurance
                                    Company, a New York corporation (0.4%); and

                                 o  With respect to one (1) mortgage loan
                                    acquired by Greenwich Capital Financial
                                    Products, Inc., MetLife Insurance Company of
                                    Connecticut (f/k/a The Travelers Insurance
                                    Company), a Connecticut corporation (0.3%).

Trustee.......................   Wells Fargo Bank, N.A., a national banking
                                 association. The Trustee will initially act as
                                 trustee, custodian, paying agent, certificate
                                 registrar and authenticating agent. The
                                 principal corporate trust offices of Wells
                                 Fargo Bank, N.A. are located at 9062 Old
                                 Annapolis Road, Columbia, Maryland 21045-1951.
                                 See "Transaction Parties--The Trustee" in this
                                 prospectus supplement.

Master Servicer...............   Wachovia Bank, National Association, a national
                                 banking association. The master servicer will
                                 initially service all of the mortgage loans
                                 (other than with respect to the non-serviced
                                 mortgage loan) either directly or through a
                                 subservicer pursuant to the pooling and
                                 servicing agreement. The Fair Lakes Office Park
                                 whole loan will be serviced by Wachovia Bank,
                                 National Association as master servicer under
                                 the CD 2006-CD3 pooling and servicing agreement
                                 entered into in connection with the issuance of
                                 Deutsche Mortgage & Asset Receiving
                                 Corporation, Commercial Mortgage Pass-Through
                                 Certificates, Series CD 2006-CD3. The servicing
                                 offices of Wachovia Bank, National Association
                                 are NC 1075, 8739 Research Drive URP4,
                                 Charlotte, North Carolina 28262. See
                                 "Transaction Parties--The Master Servicer;
                                 Master Servicer Servicing Compensation and
                                 Payment of Expenses" in this prospectus
                                 supplement.

Special Servicer..............   CWCapital Asset Management LLC, a Massachusetts
                                 limited liability company. The Special Servicer
                                 will initially service all of the mortgage
                                 loans (other than with respect to the
                                 non-serviced mortgage loan) pursuant to the
                                 pooling and servicing agreement. The Fair Lakes
                                 Office Park whole loan will be serviced by J.E.
                                 Robert Company as special servicer under the
                                 2006-CD3 pooling and servicing agreement
                                 entered in connection with the

                                      S-11

                                 issuance of Deutsche Mortgage & Asset Receiving
                                 Corporation, Commercial Mortgage Pass-Through
                                 Certificates, Series CD 2006-CD3. The servicing
                                 offices of CWCapital Asset Management LLC are
                                 701 Thirteenth Street, NW, Suite 1000
                                 Washington, DC 20005 and its telephone number
                                 is (202) 715-9500. See "Transaction
                                 Parties--The Special Servicer; Special Servicer
                                 Servicing Compensation and Payment of Expenses"
                                 in this prospectus supplement.

Significant Affiliations......   Goldman Sachs Mortgage Company and its
                                 affiliates are playing several roles in this
                                 transaction. GS Mortgage Securities Corporation
                                 II, is the depositor and an affiliate of
                                 Goldman Sachs Mortgage Company, a loan seller
                                 and a sponsor, Goldman Sachs Commercial
                                 Mortgage Capital, L.P., an originator, and
                                 Goldman, Sachs & Co., one of the underwriters.
                                 Greenwich Capital Financial Products, Inc., a
                                 loan seller and a sponsor, is an affiliate of
                                 Greenwich Capital Markets, Inc., one of the
                                 underwriters. Wachovia Bank, National
                                 Association, the master servicer, is an
                                 affiliate of Wachovia Capital Markets, LLC, one
                                 of the underwriters. These roles and other
                                 potential relationships may give rise to
                                 conflicts of interest as further described in
                                 this prospectus supplement under "Risk
                                 Factors--Potential Conflicts of Interest."

Cut-off Date..................   With respect to each mortgage loan, the later
                                 of the due date in October 2006 for that
                                 mortgage loan and the date of origination for
                                 that mortgage loan.

Closing Date..................   On or about October   , 2006.

Distribution Date.............   The trustee will make distributions on the
                                 certificates, to the extent of available funds,
                                 on the 10th day of each month or, if any 10th
                                 day is not a business day, on the next business
                                 day, provided that the distribution date will
                                 be at least 4 business days following the
                                 determination date beginning in November 2006,
                                 to the holders of record at the end of the
                                 previous month.

Determination Date............   The 6th day of the calendar month of the
                                 related distribution date or, if the 6th day is
                                 not a business day, the next business day.

Expected Final Distribution
   Date.......................   Class A-1    July 10, 2011

                                 Class A-2    October 10, 2011

                                 Class A-3    October 10, 2013

                                 Class A-AB   November 10, 2015

                                 Class A-4    September 10, 2016

                                 Class A-1A   September 10, 2016

                                 Class A-M    September 10, 2016

                                 Class A-J    October 10, 2016

                                 Class B      October 10, 2016

                                 Class C      October 10, 2016

                                 Class D      October 10, 2016

                                      S-12

                                 Class E   October 10, 2016

                                 Class F   October 10, 2016

                                 The expected final distribution date for each
                                 class of certificates is the date on which that
                                 class is expected to be paid in full, assuming
                                 no delinquencies, losses, modifications,
                                 extensions of maturity dates, repurchases or
                                 prepayments of the mortgage loans after the
                                 initial issuance of the certificates.

Rated Final Distribution
   Date.......................   As to each class of certificates, the
                                 distribution date in November 2039.

Collection Period.............   For any mortgage loan and any distribution
                                 date, the period commencing on the day
                                 immediately following the due date (without
                                 regard to grace periods) for that mortgage loan
                                 in the month preceding the month in which the
                                 related distribution date occurs and ending on
                                 and including the due date (without regard to
                                 grace periods) for that mortgage loan in the
                                 month in which that distribution date occurs.

Transaction Overview..........   On the closing date, each loan seller will sell
                                 the mortgage loans to the depositor, which will
                                 in turn deposit them into a common law trust
                                 created on the closing date. The trust, which
                                 will be the issuing entity, will be formed by a
                                 pooling and servicing agreement, to be dated as
                                 of October 1, 2006, among the depositor, the
                                 master servicer, the special servicer and the
                                 trustee. The master servicer will service the
                                 mortgage loans (other than the
                                 specially-serviced mortgage loans and the
                                 non-serviced mortgage loan) in accordance with
                                 the pooling and servicing agreement and provide
                                 information to the trustee as necessary for the
                                 trustee to calculate distributions and other
                                 information regarding the certificates.

                                 The transfers of the mortgage loans from the
                                 loan sellers to the depositor and from the
                                 depositor to the issuing entity in exchange for
                                 the certificates are illustrated below:

------------                                  -----------      Cash     --------
 Sponsors &      Cash                 Cash    Underwriter  <----------  Investor
Loan Sellers  <-----------------| |----------              ---------->
------------                    | |           -----------               --------
     |                          | |              /|\          Offered
     |                          | |               |        Certificates
     |                          | |               |
     |Mortgage                  | |               |
     |  Loans          Cash     | |               |
     |             |----------- | |               |
     |             |          | |\|/              |     Offered
     |             |        ---------             |  Certificates
     |-------------|----->  Depositor ------------|
               |---|----->  ---------
               |   |         |    /|\
               |   | Mortgage|     |
-----------    |   |   Loans |     | Certificates
   Other     <------        \|/    |
Loan Seller    |            ---------
-----------    |             Issuing
     |         |              Entity
     |         |            ---------
     |----------
       Mortgage
        Loans

                                      S-13

                               THE MORTGAGE LOANS

The Mortgage Pool.............   The trust's primary assets will be 161 fixed
                                 rate mortgage loans secured by first liens on
                                 179 commercial and multifamily properties
                                 located in 33 states and the District of
                                 Columbia. See "Risk Factors--Commercial and
                                 Multifamily Lending is Dependent Upon Net
                                 Operating Income" in this prospectus
                                 supplement.

                                 Eight (8) of the mortgage loans included in the
                                 mortgage pool will be comprised of 1 of 2 or
                                 more loans that are part of a split loan
                                 structure, each of which is secured by the same
                                 mortgage instrument on the related mortgaged
                                 property. Seven (7) of these split-structure
                                 mortgage loans will be serviced under the
                                 series 2006-GG8 pooling and servicing
                                 agreement. One (1) of these split-structure
                                 mortgage loans will be serviced under the
                                 pooling and servicing agreement for another
                                 commercial mortgage loan securitization.

                                 With respect to seven (7) of the mortgage loans
                                 in a split loan structure, each of the
                                 subordinate loans that is part of the split
                                 loan structure but not included in the trust is
                                 generally pari passu in right of payment prior
                                 to certain defaults (i.e., the pooled mortgage
                                 loans and their respective subordinate
                                 companion loans are entitled to their
                                 respective pro rata share of all payments of
                                 principal and/or interest) and subordinate in
                                 right of payment after these defaults. With
                                 respect to one (1) of the mortgage loans in a
                                 split loan structure, the other loan that is
                                 part of the split loan structure but not
                                 included in the trust is pari passu in right of
                                 payment with the related pooled mortgage loan
                                 in the trust.

                                 The mortgage loans that are part of a split
                                 loan structure are in the following chart.

                                                  SPLIT LOANS

                                                                              TRUST
                                                                            MORTGAGE
                                                                              LOAN
                                                                              AS A
                                                                              % OF                       NON-TRUST
                                                                             INITIAL                    PARI PASSU
                                                           TRUST MORTGAGE   MORTGAGE    NON-TRUST B      ORIGINAL
                                                            CUT-OFF DATE      POOL     NOTE ORIGINAL      LOAN(S)
                                      MORTGAGE LOAN         LOAN BALANCE     BALANCE      BALANCE         BALANCE
                                 -----------------------   --------------   --------   -------------   ------------

                                 Village of Merrick Park    $169,677,544      3.9%      $25,000,000         N/A
                                 CA Headquarters            $165,643,200      3.8%      $13,156,800         N/A
                                 Fair Lakes Office Park     $116,550,000      2.7%          NA         $142,450,000
                                 ECM Theater Portfolio      $112,050,000      2.6%      $12,450,000         N/A
                                 Pinnacle II                $ 85,600,000      2.0%      $ 5,200,000         N/A
                                 Meridian Apartments        $ 33,600,000      0.8%      $ 1,400,000         N/A
                                 Lichtins Office            $  6,600,000      0.2%      $   419,000         N/A
                                 Talmadge Town Center       $  4,800,000      0.1%      $   300,000         N/A

                                 For more information regarding the split loan
                                 structure mortgage loans, see "Description of
                                 the Mortgage Pool--The Whole Loans" in this
                                 prospectus supplement.

                                      S-14

                                 Monthly payments of principal and/or interest
                                 on each mortgage loan are due as shown below
                                 with the indicated grace periods.

                                                            NUMBER OF    % OF INITIAL
                                            DEFAULT GRACE    MORTGAGE   MORTGAGE POOL
                                 DUE DATE    PERIOD DAYS      LOANS        BALANCE
                                 --------   -------------   ---------   -------------

                                    1st          5              11           5.8%
                                    1st          7               2           0.2%
                                    6th          0             146          88.4%
                                    6th          3(1)            1           3.9%
                                    6th          5               1           1.7%

                                 ----------
                                 (1)  Three-day grace period is permitted for
                                      one monthly payment per twelve-month
                                      period.

                                 As used in this prospectus supplement, "grace
                                 period" is the number of days before a payment
                                 default is an event of default under each
                                 mortgage loan. See Annex C-1 for information on
                                 the number of days before late payment charges
                                 are due under each mortgage loan.

                                 All but 41 of the mortgage loans (which are
                                 interest-only until maturity) provide for
                                 monthly payments of principal based on an
                                 amortization schedule that is significantly
                                 longer than the remaining term of the mortgage
                                 loan. Eighty-nine (89) of these mortgage loans
                                 provide for an interest-only period ranging
                                 from five (5) months to 72 months. These
                                 mortgage loans will have substantial principal
                                 payments due on their maturity dates, unless
                                 prepaid earlier, subject to the terms and
                                 conditions of the prepayment provisions of each
                                 mortgage loan.

                                 General characteristics of the mortgage loans
                                 as of the cut-off date:

                                                                       ALL MORTGAGE          LOAN              LOAN
                                                                          LOANS            GROUP 1           GROUP 2
                                                                     ---------------   ---------------   ---------------

                                 Initial Pool Balance(1)..........    $4,332,880,300    $4,136,700,969      $196,179,331
                                 Number of Mortgage Loans.........               161               147                14
                                 Number of Mortgaged Properties...               179               165                14
                                 Average Cut-off Date
                                    Mortgage Loan Balance.........       $26,912,300       $28,140,823       $14,012,809
                                 Weighted Average Mortgage
                                    Rate(2).......................             6.237%            6.237%            6.226%
                                 Range of Mortgage Rates(2).......    5.300% - 8.090%   5.300% - 8.090%   5.792% - 6.700%
                                 Weighted Average Cut-off Date
                                    Loan-to-Value Ratio(2)........              71.8%             71.7%             74.9%
                                 Weighted Average Cut-off Date
                                    Remaining Term to Maturity
                                    (months)......................             103.9             103.7             109.2
                                 Weighted Average Cut-off Date
                                    DSCR(2).......................              1.33x             1.33x             1.23x
                                 Balloon Mortgage Loans(3)........              10.3%             10.6%              3.6%
                                 Interest-Only Mortgage Loans.....              45.4%             45.5%             42.0%
                                 Partial Interest-Only Mortgage
                                    Loans.........................              44.3%             43.9%             54.4%

                                 ----------
                                 (1)  Subject to a permitted variance of plus or
                                      minus 5%.

                                 (2)  The loan amount used for purposes of
                                      calculating the loan-to-value ratio and
                                      debt service coverage ratio for each of
                                      the mortgage loans with pari passu
                                      companion notes is the aggregate principal
                                      balance of the mortgage loan and the
                                      related pari passu companion loans. The
                                      subordinate companion loans, if any, are
                                      not included in these calculations unless
                                      otherwise indicated. Additional
                                      adjustments for the mortgage loans with
                                      earnout provisions are described on Annex
                                      A to this prospectus supplement. See
                                      "Description of the Mortgage Pool--Certain
                                      Characteristics of the Mortgage Loans" in
                                      this prospectus supplement for a
                                      description of the calculation of the debt
                                      service coverage ratio and loan-to-value

                                      S-15

                                      ratio. When information presented in this
                                      prospectus supplement with respect to the
                                      interest rates on the mortgage loans, such
                                      numbers are presented, including without
                                      limitation for purposes of calculating the
                                      weighted average mortgage interest rates
                                      and debt service coverage ratios, with
                                      respect to the mortgage loan secured by
                                      the mortgaged property identified on Annex
                                      C-1 to this prospectus supplement as 222
                                      South Riverside Plaza, representing
                                      approximately 4.7% of the aggregate
                                      principal balance of the pool of mortgage
                                      loans as of the cut-off date, which has an
                                      interest rate that steps up from 5.75% to
                                      6.191% after June 5, 2008, assuming the
                                      highest interest rate payable under that
                                      mortgage loan of 6.191%.

                                 (3)  Excludes the mortgage loans that pay
                                      interest-only until maturity or for a
                                      partial interest-only period.

                                 One hundred fifty-seven (157) mortgage loans,
                                 representing approximately 99.2% of the
                                 aggregate principal balance of the pool of
                                 mortgage loans as of the cut-off date, accrue
                                 interest on the basis of the actual number of
                                 days in a month, assuming a 360-day year.

                                 Four (4) mortgage loans, representing
                                 approximately 0.8% of the aggregate principal
                                 balance of the pool of mortgage loans as of the
                                 cut-off date, accrue interest assuming 30 days
                                 in a month, assuming a 360-day year.

                                 The terms of each of the mortgage loans
                                 restrict the ability of the borrower to prepay
                                 the mortgage loan. One hundred thirty-seven
                                 (137) mortgage loans, representing
                                 approximately 88.5% of the aggregate principal
                                 balance of the pool of mortgage loans as of the
                                 cut-off date, permit the related borrower after
                                 a lockout period to substitute U.S. government
                                 securities as collateral and obtain a release
                                 of the mortgaged property instead of prepaying
                                 the mortgage loan.

                                 One (1) mortgage loan, representing
                                 approximately 4.8% of the aggregate principal
                                 balance of the pool of mortgage loans as of the
                                 cut-off date, permits prepayment after a
                                 lockout period with the payment of a yield
                                 maintenance charge.

                                 Twelve (12) of the mortgage loans, representing
                                 approximately 4.7% of the aggregate principal
                                 balance of the pool of mortgage loans as of the
                                 cut-off date permit the borrower after a
                                 lockout period to prepay with the payment of
                                 the greater of a yield maintenance charge of a
                                 prepayment premium of 1%.

                                 Five (5) mortgage loans, representing
                                 approximately 1.2% of the aggregate principal
                                 balance of the pool of mortgage loans as of the
                                 cut-off date, permit the related borrower after
                                 a lockout period to either (a) prepay the
                                 mortgage loan with the greater of a yield
                                 maintenance charge or a prepayment premium or
                                 (b) substitute U.S. government securities as
                                 collateral and obtain a release the mortgaged
                                 property.

                                 Four (4) mortgage loans, representing
                                 approximately 0.6% of the aggregate principal
                                 balance of the pool of mortgage loans as of the
                                 cut-off date, permit prepayment at any time
                                 after the related closing date (or after a
                                 lockout period that has already expired) with
                                 the payment of a yield maintenance charge or a
                                 prepayment premium of 1%, or in the case of one
                                 (1) of those mortgage loans, a prepayment
                                 premium that declines over time from 8% to 1%.

                                      S-16

                                 Two (2) mortgage loans, representing
                                 approximately 0.2% of the aggregate principal
                                 balance of the pool of mortgage loans as of the
                                 cut-off date, permit the related borrower after
                                 a lockout period to prepay the mortgage loan
                                 with the greater of a yield maintenance charge
                                 or a prepayment premium for a specified period,
                                 and following the specified period, to either
                                 (a) prepay the mortgage loan with the greater
                                 of a yield maintenance charge or a prepayment
                                 premium or (b) substitute U.S. government
                                 securities as collateral and obtain a release
                                 of the mortgaged property. See "Description of
                                 the Mortgage Pool--Additional
                                 Indebtedness--Defeasance; Collateral
                                 Substitution" and Annex C-1 to this prospectus
                                 supplement.

                                 All but one (1) of the mortgage loans are
                                 freely prepayable within a limited period prior
                                 to their stated maturity date. For 23 of the
                                 mortgage loans, representing approximately
                                 19.9% of the aggregate principal balance of the
                                 pool of mortgage loans as of the cut-off date,
                                 this period is approximately two (2) months
                                 prior to the stated maturity date. For 128 of
                                 the mortgage loans, representing approximately
                                 73.6% of the aggregate principal balance of the
                                 pool of mortgage loans as of the cut-off date,
                                 this period is approximately three (3) months
                                 prior to the stated maturity date. For two (2)
                                 of the mortgage loans, representing
                                 approximately 0.6% of the aggregate principal
                                 balance of the pool of mortgage loans as of the
                                 cut-off date, this period is approximately four
                                 (4) months prior to the stated maturity date.
                                 For seven (7) of the mortgage loans,
                                 representing approximately 5.7% of the
                                 aggregate principal balance of the pool of
                                 mortgage loans as of the cut-off date, this
                                 period is approximately six (6) months prior to
                                 the stated maturity date.

                                 The descriptions in this prospectus supplement
                                 of the mortgage loans and the mortgaged
                                 properties are based upon the mortgage pool as
                                 it is expected to be constituted as of the
                                 close of business on the closing date, assuming
                                 that (i) all scheduled principal and interest
                                 payments due on or before the cut-off date will
                                 be made and (ii) there are no defaults,
                                 delinquencies or prepayments on any mortgage
                                 loan on or prior to the cut-off date. The sum
                                 of the numerical data in any column in a table
                                 may not equal the indicated total due to
                                 rounding. Unless otherwise indicated, all
                                 figures presented in this "Summary of
                                 Prospectus Supplement" are calculated as
                                 described under "Description of the Mortgage
                                 Pool--Additional Information" in this
                                 prospectus supplement and all percentages
                                 represent the indicated percentage of the
                                 aggregate principal balance of the entire pool
                                 of mortgage loans, the mortgage loans in loan
                                 group 1 or the mortgage loans in loan group 2,
                                 as applicable, in each case as of the cut-off
                                 date.

                                 When information presented in this prospectus
                                 supplement with respect to the mortgaged
                                 properties is expressed as a percentage of the
                                 aggregate principal balance of the pool of
                                 mortgage loans as of the cut-off date, the
                                 percentages are based on an allocated loan
                                 amount that has been assigned to the related
                                 mortgaged properties based upon one or more of
                                 the related appraised values, the relative
                                 underwritten net cash flow

                                      S-17

                                 or prior allocations reflected in the related
                                 mortgage loan documents as set forth on Annex
                                 C-1 to this prospectus supplement.

                                 All information presented in this prospectus
                                 supplement with respect to a mortgage loan with
                                 a pari passu companion loan or subordinate
                                 companion loan is calculated without regard to
                                 the related companion loan, unless otherwise
                                 indicated. The loan amount used in this
                                 prospectus supplement for purposes of
                                 calculating the loan-to-value ratio and debt
                                 service coverage ratio for each mortgage loan
                                 with a pari passu companion loan is the
                                 aggregate principal balance of the mortgage
                                 loans and the related pari passu companion
                                 loans, unless otherwise indicated. Subordinate
                                 companion loans, if any, are not included in
                                 these calculations. See "Description of the
                                 Mortgage Pool--The Whole Loans" in this
                                 prospectus supplement for more information
                                 regarding the aggregate debt service coverage
                                 ratio for mortgage loans with subordinate
                                 companion loans.

                                 THE SECURITIES

The Certificates..............   We are offering the following classes of
                                 Commercial Mortgage Pass-Through Certificates
                                 from the Series 2006-GG8:

                                 o    Class A-1
                                 o    Class A-2
                                 o    Class A-3
                                 o    Class A-AB
                                 o    Class A-4
                                 o    Class A-1A
                                 o    Class A-M
                                 o    Class A-J
                                 o    Class B
                                 o    Class C
                                 o    Class D
                                 o    Class E
                                 o    Class F

                                 Series 2006-GG8 will consist of the above
                                 classes and the following classes that are not
                                 being offered through this prospectus
                                 supplement and the prospectus: Class X, Class
                                 G, Class H, Class J, Class K, Class L, Class M,
                                 Class N, Class O, Class P, Class Q, Class S,
                                 Class R and Class LR. The Class X certificates
                                 will consist of the Class X-P certificates and
                                 the Class X-C certificates.

Certificate Principal
   Amounts....................   Your certificates will have the approximate
                                 aggregate initial principal amount set forth
                                 below, subject to a variance of plus or minus
                                 5%:

                                 Class A-1    $   72,750,000
                                 Class A-2    $  941,100,000
                                 Class A-3    $   52,875,000
                                 Class A-AB   $  116,850,000

                                      S-18

                                 Class A-4    $1,653,262,000
                                 Class A-1A   $  196,179,000
                                 Class A-M    $  433,288,000
                                 Class A-J    $  308,717,000
                                 Class B      $   27,081,000
                                 Class C      $   54,161,000
                                 Class D      $   37,913,000
                                 Class E      $   37,912,000
                                 Class F      $   43,329,000

                                 See "Description of the Offered
                                 Certificates--General" in this prospectus
                                 supplement.

PASS-THROUGH RATES

A.   Offered Certificates.....   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate which is
                                 set forth below for each class or a rate equal
                                 to, based on, or limited by, the weighted
                                 average of the net interest rates on the
                                 mortgage loans (in every case adjusted to
                                 accrue on the basis of a 360-day year
                                 consisting of twelve 30-day months). The
                                 initial pass-through rate for each class of
                                 certificates is set forth below.

                                 Class A-1%(1)
                                 Class A-2%(1)
                                 Class A-3%(1)
                                 Class A-AB   %(1)
                                 Class A-4%(1)
                                 Class A-1A   %(1)
                                 Class A-M    %(1)
                                 Class A-J    %(1)
                                 Class B      %(1)
                                 Class C      %(1)
                                 Class D      %(1)
                                 Class E      %(1)
                                 Class F      %(1)

                                 ----------
                                 (1)  For any distribution date, the
                                      pass-through rates on the Class A-1, Class
                                      A-2, Class A-3, Class A-AB, Class A-4,
                                      Class A-1A, Class A-M, Class A-J, Class B,
                                      Class C, Class D, Class E and Class F
                                      certificates will equal one of (i) a fixed
                                      rate, (ii) the weighted average of the net
                                      interest rates on the mortgage loans (in
                                      each case, adjusted to accrue on the basis
                                      of a 360-day year consisting of twelve 30
                                      day months) as of their respective due
                                      dates in the month preceding the month in
                                      which the related distribution date
                                      occurs, (iii) a rate equal to the lesser
                                      of a specified pass-through rate and the
                                      rate specified in clause (ii) or (iv) the
                                      rate specified in clause (ii) less a
                                      specified percentage.

B.   Interest Rate Calculation
     Convention...............   Interest on your certificates will be
                                 calculated based on a 360-day year consisting
                                 of twelve 30-day months, or a "30/360" basis.
                                 For purposes of calculating the pass-through
                                 rates on the Class X certificates and any other
                                 class of certificates that has a pass-through
                                 rate limited by, equal to, or based on, the
                                 weighted average net mortgage interest rate,
                                 the mortgage loan interest rates will not
                                 reflect any default interest rate, any loan
                                 term modifications agreed to by the special
                                 servicer or any modifications resulting from a
                                 borrower's bankruptcy or insolvency.

                                      S-19

                                 In addition, the interest rate for each
                                 mortgage loan for any month that is not a
                                 30-day month will be recalculated so that the
                                 amount of interest that would accrue at that
                                 rate in that month, calculated on a 30/360
                                 basis, will equal the amount of interest that
                                 actually accrues on that mortgage loan in that
                                 month, adjusted for any withheld amounts as
                                 described under "The Pooling and Servicing
                                 Agreement--Accounts" in this prospectus
                                 supplement.

                                 See "Description of the Offered
                                 Certificates--Distributions--Payment
                                 Priorities" in this prospectus supplement.

DISTRIBUTIONS

A.   Amount and Order of
     Distributions............   On each distribution date, funds available for
                                 distribution from the mortgage loans, net of
                                 specified trust expenses, will be distributed
                                 in the following amounts and order of priority:

                                 First: Class A and Class X certificates: To
                                 interest on Class A (which includes Class A-1,
                                 Class A-2, Class A-3, Class A-AB, Class A-4 and
                                 Class A-1A) and Class X certificates,
                                 concurrently, (i) to the Class A-1, Class A-2,
                                 Class A-3, Class A-AB and Class A-4
                                 certificates, pro rata, from the portion of the
                                 funds available for distribution attributable
                                 to the mortgage loans in loan group 1, (ii) to
                                 the Class A-1A certificates from the portion of
                                 the funds available for distribution
                                 attributable to the mortgage loans in loan
                                 group 2, and (iii) to the Class X-P and Class
                                 X-C certificates, pro rata, from the funds
                                 available for distribution attributable to all
                                 mortgage loans, without regard to loan groups,
                                 in each case in accordance with their interest
                                 entitlements. However, if on any distribution
                                 date, the funds available for distribution are
                                 insufficient to pay in full the total amount of
                                 interest to be paid to any of the classes
                                 described above, the funds available for
                                 distribution will be allocated among all these
                                 classes pro rata in accordance with their
                                 interest entitlements, without regard to loan
                                 groups.

                                 Second: Class A-1, Class A-2, Class A-3, Class
                                 A-AB, Class A-4 and Class A-1A certificates:

                                 (i)  to the Class A-1, Class A-2, Class A-3,
                                      Class A-AB and Class A-4 certificates to
                                      the extent of funds allocable to principal
                                      attributable to mortgage loans in loan
                                      group 1 and, after the Class A-1A
                                      certificates have been reduced to zero,
                                      the remaining funds allocable to principal
                                      attributable to mortgage loans in loan
                                      group 2:

                                      (A) to the Class A-AB certificates, the
                                      amount necessary to reduce the certificate
                                      principal amount of the Class A-AB
                                      certificates to the Class A-AB planned
                                      principal balance for the relevant
                                      distribution date set forth in Annex C-3
                                      to this prospectus supplement;

                                      (B) to the Class A-1 certificates until
                                      reduced to zero, all remaining amounts of
                                      funds available for distribution of
                                      principal remaining after the
                                      distributions pursuant to (A);

                                      S-20

                                      (C) to the Class A-2 certificates until
                                      reduced to zero, all remaining amounts of
                                      funds available for distribution of
                                      principal remaining after the
                                      distributions pursuant to (A) and (B);

                                      (D) to the Class A-3 certificates until
                                      reduced to zero, all remaining amounts of
                                      funds available for distribution of
                                      principal remaining after the
                                      distributions pursuant to (A), (B) and
                                      (C);

                                      (E) to the Class A-AB certificates until
                                      reduced to zero, all remaining amounts of
                                      funds available for distribution of
                                      principal remaining after the
                                      distributions pursuant to (A), (B), (C)
                                      and (D);

                                      (F) to the Class A-4 certificates until
                                      reduced to zero, all remaining amounts of
                                      funds available for distribution of
                                      principal remaining after the
                                      distributions pursuant to (A), (B), (C),
                                      (D) and (E);

                                 (ii) to the Class A-1A certificates to the
                                      extent of funds allocable to principal
                                      attributable to mortgage loans in loan
                                      group 2 and, after the Class A-4
                                      certificates have been reduced to zero,
                                      the remaining funds attributable to
                                      mortgage loans in loan group 1.

                                 If the certificate principal amounts of each
                                 and every Class of certificates other than the
                                 Class A-1, Class A-2, Class A-3, Class A-AB,
                                 Class A-4 and Class A-1A certificates have been
                                 reduced to zero as a result of the allocation
                                 of mortgage loan losses to those certificates,
                                 funds available for distributions of principal
                                 will be distributed to the Class A-1, Class
                                 A-2, Class A-3, Class A-AB, Class A-4 and Class
                                 A-1A certificates, pro rata, based on their
                                 certificate principal amount without regard to
                                 loan groups and without regard to the Class
                                 A-AB planned principal balance for the relevant
                                 distribution date set forth in Annex C-3 to
                                 this prospectus supplement.

                                 Third: Class A-1, Class A-2, Class A-3, Class
                                 A-AB, Class A-4 and Class A-1A certificates: To
                                 reimburse Class A-1, Class A-2, Class A-3,
                                 Class A-AB, Class A-4 and Class A-1A
                                 certificates, pro rata, for any previously
                                 unreimbursed losses on the mortgage loans
                                 allocable to principal that were previously
                                 borne by those classes, without regard to loan
                                 groups, together with interest.

                                 Fourth: Class A-M certificates: To Class A-M
                                 certificates as follows: (a) to interest on
                                 Class A-M certificates in the amount of its
                                 interest entitlement; (b) to the extent of
                                 funds allocated to principal remaining after
                                 distributions in respect of principal to each
                                 class with a higher priority (in this case, the
                                 Class A-1, Class A-2, Class A-3, Class A-AB,
                                 Class A-4 and Class A-1A certificates), to
                                 principal on Class A-M certificates until
                                 reduced to zero; and (c) to reimburse Class A-M
                                 certificates for any previously unreimbursed
                                 losses on the mortgage loans allocable to
                                 principal that were previously borne by that
                                 class, together with interest.

                                      S-21

                                 Fifth: Class A-J certificates: To the Class A-J
                                 certificates in a manner analogous to the Class
                                 A-M certificates allocations of priority Fourth
                                 above.

                                 Sixth: Class B certificates: To the Class B
                                 certificates in a manner analogous to the Class
                                 A-M certificates allocations of priority Fourth
                                 above.

                                 Seventh: Class C certificates: To the Class C
                                 certificates in a manner analogous to the Class
                                 A-M certificates allocations of priority Fourth
                                 above.

                                 Eighth: Class D certificates: To the Class D
                                 certificates in a manner analogous to the Class
                                 A-M certificates allocations of priority Fourth
                                 above.

                                 Ninth: Class E certificates: To the Class E
                                 certificates in a manner analogous to the Class
                                 A-M certificates allocations of priority Fourth
                                 above.

                                 Tenth: Class F certificates: To the Class F
                                 certificates in a manner analogous to the Class
                                 A-M certificates allocations of priority Fourth
                                 above.

                                 Eleventh: Non-offered certificates (other than
                                 the Class X certificates): In the amounts and
                                 order of priority described in "Description of
                                 the Offered
                                 Certificates--Distributions--Payment
                                 Priorities" in this prospectus supplement.

                                 For purposes of making distributions to the
                                 Class A-1, Class A-2, Class A-3, Class A-AB,
                                 Class A-4 and Class A-1A certificates, the pool
                                 of mortgage loans will be deemed to consist of
                                 two distinct groups, loan group 1 and loan
                                 group 2. Loan group 1 will consist of 147
                                 mortgage loans, representing approximately
                                 95.5% of the aggregate principal balance of the
                                 pool of mortgage loans as of the cut-off date
                                 and loan group 2 will consist of 14 mortgage
                                 loans, representing approximately 4.5% of the
                                 aggregate principal balance of the pool of
                                 mortgage loans as of the cut-off date. Loan
                                 group 1 will include all mortgage loans other
                                 than certain multifamily mortgage loans that
                                 are included in loan group 2. Loan group 2 will
                                 include 97.5% of the mortgage loans secured by
                                 multifamily properties. Annex C-1 to this
                                 prospectus supplement will set forth the loan
                                 group designation with respect to each mortgage
                                 loan.

                                 For more information, see "Description of the
                                 Offered Certificates--Distributions--Payment
                                 Priorities" in this prospectus supplement.

B.   Interest and Principal
     Entitlements.............   A description of each class's interest
                                 entitlement can be found in "Description of the
                                 Offered Certificates--Distributions--Method,
                                 Timing and Amount" and "--Payment Priorities"
                                 in this prospectus supplement. As described in
                                 that section, there are circumstances in which
                                 your interest entitlement for a distribution
                                 date could be less than one full month's
                                 interest at the

                                      S-22

                                 pass-through rate on your certificate's
                                 principal amount or notional amount.

                                 A description of the amount of principal
                                 required to be distributed to the classes
                                 entitled to principal on a particular
                                 distribution date also can be found in
                                 "Description of the Offered
                                 Certificates--Distributions--Method, Timing and
                                 Amount" and "--Payment Priorities" in this
                                 prospectus supplement.

C.   Servicing and
     Administration Fees......   The master servicer and special servicer are
                                 entitled to a master servicing fee and a
                                 special servicing fee, respectively, from the
                                 interest payments on the mortgage loans. The
                                 master servicing fee for each distribution date
                                 is calculated on the outstanding principal
                                 balance of the pool of mortgage loans in the
                                 trust and one-twelfth of the master servicing
                                 fee rate which ranges from 0.02% to 0.09% and
                                 is set forth on Annex C-1 to this prospectus
                                 supplement for each mortgage loan. The special
                                 servicing fee for each distribution date is
                                 calculated based on the outstanding principal
                                 balance of mortgage loans that are specially
                                 serviced mortgage loans and one-twelfth of the
                                 special servicing fee rate which is equal to
                                 0.25%. The master servicer and special servicer
                                 are also entitled to additional fees and
                                 amounts, including income on the amounts held
                                 in permitted investments, liquidation fees and
                                 workout fees. The trustee fee for each
                                 distribution date is calculated on the
                                 outstanding principal balance of the pool of
                                 mortgage loans in the trust and one-twelfth of
                                 the trustee fee rate which is equal to 0.00049%
                                 as set forth on Annex C-1 to this prospectus
                                 supplement for each mortgage loan. Each of the
                                 master servicing fee rate, the special
                                 servicing fee rate and the trustee fee rate
                                 will be calculated on a 30/360 basis and
                                 prorated for any partial period. See
                                 "Transaction Parties--The Master Servicer;
                                 Master Servicer Servicing Compensation and
                                 Payment of Expenses" in this prospectus
                                 supplement.

D.   Prepayment Premiums......   The manner in which any prepayment premiums and
                                 yield maintenance charges received prior to the
                                 related determination date will be allocated on
                                 each distribution date to the Class X
                                 certificates, on the one hand, and certain of
                                 the classes of certificates entitled to
                                 principal, on the other hand, is described in
                                 "Description of the Offered
                                 Certificates--Distributions--Prepayment
                                 Premiums" in this prospectus supplement.

ADVANCES

A.   Principal and Interest
     Advances.................   The master servicer is required to advance
                                 delinquent monthly mortgage loan payments with
                                 respect to each mortgage loan (excluding each
                                 companion loan but including the Fair Lakes
                                 Office Park loan as described below under
                                 "Advances on The Non-Serviced Loan") if it
                                 determines that the advance will be
                                 recoverable. The master servicer will not be
                                 required to advance (a) balloon payments due at
                                 maturity, (b) interest in excess of a mortgage
                                 loan's regular interest rate (without
                                 considering any default rate) or (c) delinquent
                                 monthly payments on companion loans. The master
                                 servicer also is not required to advance
                                 amounts deemed non-recoverable, prepayment
                                 premiums or

                                      S-23

                                 yield maintenance charges. In the event that
                                 the master servicer fails to make any required
                                 advance, the trustee will be required to make
                                 that advance. See "The Pooling and Servicing
                                 Agreement--Advances" in this prospectus
                                 supplement. If an advance is made, the master
                                 servicer will not advance its servicing fee,
                                 but will advance the trustee's fee.

B.   Property Protection
     Advances.................   The master servicer also is required to make
                                 advances to pay delinquent real estate taxes,
                                 assessments and hazard insurance premiums and
                                 similar expenses necessary to protect and
                                 maintain the mortgaged property, to maintain
                                 the lien on the mortgaged property or enforce
                                 the related mortgage loan documents with
                                 respect to all mortgage loans other than the
                                 non-serviced mortgage loan. In the event that
                                 the master servicer fails to make a required
                                 advance of this type, the trustee will be
                                 required to make that advance. The master
                                 servicer is not required, but in certain
                                 circumstances is permitted, to advance amounts
                                 deemed non-recoverable. In addition, the
                                 special servicer may elect to make certain
                                 property protection advances on an emergency
                                 basis. See "The Pooling and Servicing
                                 Agreement--Advances" in this prospectus
                                 supplement.

C.   Interest on Advances.....   The master servicer, the special servicer and
                                 the trustee, as applicable, will be entitled to
                                 interest as described in this prospectus
                                 supplement on these advances. Interest accrued
                                 on outstanding advances may result in
                                 reductions in amounts otherwise payable on the
                                 certificates. Neither the master servicer nor
                                 the trustee will be entitled to interest on
                                 advances made with respect to principal or
                                 interest due on a mortgage loan until any grace
                                 period applicable to the mortgage loan has
                                 expired.

                                 See "Description of the Offered
                                 Certificates--Distributions--Realized Losses"
                                 and "The Pooling and Servicing
                                 Agreement--Advances" in this prospectus
                                 supplement.

D.   Advances on the
     Non-Serviced Loan........   The master servicer under the 2006-CD3 pooling
                                 and servicing agreement that controls servicing
                                 for the non-serviced loan is required to make
                                 property protection advances with respect to
                                 the mortgaged property related to the
                                 non-serviced loan, unless that master servicer
                                 determines that those advances would not be
                                 recoverable from collections on the
                                 non-serviced loan. If that master servicer is
                                 required to but fails to make a required
                                 property protection advance, then the trustee
                                 under the 2006-CD3 pooling and servicing
                                 agreement that controls servicing for the
                                 non-serviced loan will be required to make that
                                 property protection advance.

                                 The master servicer under the pooling and
                                 servicing agreement is not required to advance
                                 delinquent monthly mortgage loan payments with
                                 respect to any companion loan.

Subordination.................   The amount available for distribution will be
                                 applied in the order described in
                                 "--Distributions--Amount and Order of
                                 Distributions" above.

                                      S-24

                                 The following chart generally describes the
                                 manner in which the payment rights of certain
                                 classes will be senior or subordinate, as the
                                 case may be, to the payment rights of other
                                 classes. The chart shows entitlement to receive
                                 principal and interest on any distribution date
                                 in descending order (beginning with the Class A
                                 and Class X certificates). Among the Class A
                                 and Class X certificates, payment rights of
                                 certain classes will be as more particularly
                                 described in "Description of the Offered
                                 Certificates--Distributions" in this prospectus
                                 supplement. It also shows the manner in which
                                 mortgage loan losses are allocated in ascending
                                 order (beginning with other Series 2006-GG8
                                 certificates that are not being offered by this
                                 prospectus supplement). (However, no principal
                                 payments or loan losses will be allocated to
                                 the Class X certificates, although loan losses
                                 will reduce the notional amount of the Class X
                                 certificates and, therefore, the amount of
                                 interest they accrue.)

                                      -------------------------------------
                                              Class A-1, Class A-2,
                                              Class A-3, Class A-AB,
                                         Class A-4, Class A-1A, Class X*
                                      -------------------------------------
                                                        |
                                                        |
                                                 --------------
                                                    Class A-M
                                                 --------------
                                                        |
                                                        |
                                                 --------------
                                                    Class A-J
                                                 --------------
                                                        |
                                                        |
                                                 --------------
                                                     Class B
                                                 --------------
                                                        |
                                                        |
                                                 --------------
                                                     Class C
                                                 --------------
                                                        |
                                                        |
                                                 --------------
                                                     Class D
                                                 --------------
                                                        |
                                                        |
                                                 --------------
                                                     Class E
                                                 --------------
                                                        |
                                                        |
                                                 --------------
                                                     Class F
                                                 --------------
                                                        |
                                                        |
                                                 --------------
                                                   Non-Offered
                                                 Certificates**
                                                 --------------
                                 ----------
                                 *    Class X certificates are interest only.

                                 **   Other than the Class X certificates.

                                 NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                 AVAILABLE FOR THE BENEFIT OF THE HOLDERS OF THE
                                 OFFERED CERTIFICATES.

                                 See "Description of the Offered
                                 Certificates--Subordination" in this prospectus
                                 supplement.

                                 Principal losses on the mortgage loans
                                 allocated to a class of certificates will
                                 reduce the related certificate principal amount
                                 of that class.

                                 In addition to losses caused by mortgage loan
                                 defaults, shortfalls in payments to holders of
                                 certificates may occur as a result of the
                                 master servicer's, special servicer's and
                                 trustee's right to receive payments of interest
                                 on unreimbursed advances (to the extent not
                                 covered by default interest or late charges
                                 paid by the related borrower), the special
                                 servicer's right to compensation with

                                      S-25

                                 respect to mortgage loans which are or have
                                 been serviced by the special servicer, a
                                 modification of a mortgage loan's interest rate
                                 or principal balance or as a result of other
                                 unanticipated trust expenses. These shortfalls,
                                 if they occur, would reduce distributions to
                                 the classes of certificates with the lowest
                                 payment priorities. In addition, prepayment
                                 interest shortfalls that are not covered by
                                 certain compensating interest payments made by
                                 the master servicer are required to be
                                 allocated to the certificates, on a pro rata
                                 basis, to reduce the amount of interest payment
                                 on the certificates. To the extent funds are
                                 available on a subsequent distribution date for
                                 distribution on your certificates, you will be
                                 reimbursed for any shortfall allocated to your
                                 certificates with interest at the pass-through
                                 rate on your certificates.

Information Available to
   Certificateholders.........   Please see "The Pooling and Servicing
                                 Agreement--Reports to Certificateholders;
                                 Available Information" in this prospectus
                                 supplement for a description of the periodic
                                 reports that you will receive.

Optional Termination..........   On any distribution date on which the aggregate
                                 unpaid principal balance of the mortgage loans
                                 remaining in the trust is less than 1% of the
                                 aggregate principal balance of the pool of
                                 mortgage loans as of the cut-off date, certain
                                 specified persons will have the option to
                                 purchase all of the remaining mortgage loans at
                                 the price specified in this prospectus
                                 supplement (and all property acquired through
                                 exercise of remedies in respect of any mortgage
                                 loan). Exercise of this option will terminate
                                 the trust and retire the then-outstanding
                                 certificates.

                                 If the aggregate principal balances of the
                                 Class A, Class A-M, Class A-J, Class B, Class
                                 C, Class D, Class E, Class F and Class G
                                 certificates have been reduced to zero and if
                                 the master servicer consents in its sole
                                 discretion, the trust could also be terminated
                                 in connection with an exchange of all the
                                 then-outstanding certificates, including the
                                 Class X certificates, for the mortgage loans
                                 remaining in the trust, but all of the holders
                                 of those classes of outstanding certificates
                                 would have to voluntarily participate in the
                                 exchange.

Required Repurchase
   of Mortgage Loans..........   Under the circumstances described in this
                                 prospectus supplement, the related loan seller
                                 will be required to repurchase any mortgage
                                 loan for which it cannot remedy the material
                                 breach or material document defect affecting
                                 such mortgage loan. See "Description of the
                                 Mortgage Pool--Cures and Repurchases" in this
                                 prospectus supplement.

Sale of Defaulted Loans.......   Pursuant to the pooling and servicing
                                 agreement, each of (i) the holder of the
                                 certificates representing the greatest
                                 percentage interest in the Controlling Class,
                                 and (ii) the special servicer, in that order,
                                 has the option to purchase from the trust any
                                 defaulted mortgage loan that is at least 60
                                 days delinquent as to any monthly debt service
                                 payment (or delinquent in its balloon payment).
                                 Pursuant to the intercreditor agreements with
                                 respect to the One Beacon Street loan, the CA
                                 Headquarters loan, the

                                      S-26

                                 Village of Merrick Park loan, the Pinnacle II
                                 loan, the Meridian Apartments loan, the Village
                                 Square Retail loan, the Lichtins Office loan
                                 and the Talmadge Town Center loan, the related
                                 subordinate companion loan holder has a right
                                 to purchase the related defaulted mortgage loan
                                 as described in "Description of the Mortgage
                                 Pool--The Whole Loans" in this prospectus
                                 supplement. See "The Pooling and Servicing
                                 Agreement--Realization Upon Mortgage
                                 Loans--Sale of Defaulted Mortgage Loans" in
                                 this prospectus supplement. Additionally,
                                 holders of current or future mezzanine
                                 indebtedness relating to any of the mortgage
                                 loans may have certain rights to purchase
                                 defaulted loans as described in "The Pooling
                                 and Servicing Agreement--Realization Upon
                                 Mortgage Loans--Sale of Defaulted Mortgage
                                 Loans" in this prospectus supplement.

                                 OTHER INVESTMENT CONSIDERATIONS

Federal Income Tax
   Consequences...............   Elections will be made to treat parts of the
                                 trust as two separate REMICs (the "Lower-Tier
                                 REMIC" and the "Upper-Tier REMIC"). The offered
                                 certificates will represent ownership of
                                 "regular interests" in the Upper-Tier REMIC.
                                 Pertinent federal income tax consequences of an
                                 investment in the offered certificates include:

                                 o    Each class of offered certificates will
                                      constitute REMIC "regular interests."

                                 o    The regular interests will be treated as
                                      newly originated debt instruments for
                                      federal income tax purposes.

                                 o    You will be required to report income on
                                      your certificates in accordance with the
                                      accrual method of accounting.

                                 o    It is anticipated that the offered
                                      certificates, other than the Class    and
                                      Class    certificates, will be issued at
                                      a premium, and that the Class     and
                                      Class    certificates will be issued with
                                      a de minimis amount of original issue
                                      discount.

                                 For information regarding the federal income
                                 tax consequences of investing in the offered
                                 certificates, see "Federal Income Tax
                                 Consequences" in this prospectus supplement and
                                 "Federal Income Tax Consequences" in the
                                 prospectus.

Yield Considerations..........   You should carefully consider the matters
                                 described under "Risk Factors--Special Yield
                                 Considerations" and "--Risks Relating to
                                 Prepayments and Repurchases" in this prospectus
                                 supplement, which may affect significantly the
                                 yields on your investment.

ERISA Considerations..........   Subject to important considerations described
                                 under "ERISA Considerations" in this prospectus
                                 supplement and in the prospectus, the offered
                                 certificates are eligible for purchase by
                                 persons investing assets of employee benefit
                                 plans or individual retirement accounts.

                                      S-27

Ratings.......................   On the closing date, the offered certificates
                                 must have the minimum ratings from Moody's
                                 Investors Service, Inc. and Fitch, Inc. set
                                 forth below:

                                                 MOODY'S   FITCH
                                                 -------   -----
                                 Class A-1....     Aaa      AAA
                                 Class A-2....     Aaa      AAA
                                 Class A-3....     Aaa      AAA
                                 Class A-AB...     Aaa      AAA
                                 Class A-4....     Aaa      AAA
                                 Class A-1A...     Aaa      AAA
                                 Class A-M....     Aaa      AAA
                                 Class A-J....     Aaa      AAA
                                 Class B......     Aa1      AA+
                                 Class C......     Aa2       AA
                                 Class D......     Aa3      AA-
                                 Class E......      A1       A+
                                 Class F......      A2       A

                                 A rating agency may downgrade, qualify or
                                 withdraw a rating at any time. A rating agency
                                 not requested to rate the offered certificates
                                 may nonetheless issue a rating and, if one
                                 does, it may be lower than those stated above.

                                 The security ratings do not address the
                                 frequency of prepayments (whether voluntary or
                                 involuntary) of mortgage loans, or the degree
                                 to which the prepayments might differ from
                                 those originally anticipated, or the likelihood
                                 of collection of default interest, prepayment
                                 premiums or yield maintenance charges, or the
                                 tax treatment of the certificates.

                                 See "Yield, Prepayment and Maturity
                                 Considerations" in this prospectus supplement,
                                 "Risk Factors" in this prospectus supplement
                                 and in the prospectus, and "Description of the
                                 Certificates" and "Yield Considerations" in the
                                 prospectus.

Legal Investment..............   The Class A-1, Class A-2, Class A-3, Class
                                 A-AB, Class A-4, Class A-1A, Class A-M, Class
                                 A-J, Class B, Class C and Class D certificates
                                 will constitute "mortgage related securities"
                                 for purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended, commonly
                                 known as SMMEA, so long as they are rated in
                                 one of the two highest rating categories by
                                 Moody's, Fitch or another nationally recognized
                                 statistical rating organization. The Class E
                                 and Class F certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 SMMEA. If your investment activities are
                                 subject to legal investment laws and
                                 regulations, regulatory capital requirements,
                                 or review by regulatory authorities, then you
                                 may be subject to restrictions on investment in
                                 the offered certificates. You should consult
                                 your own legal advisors for assistance in
                                 determining the suitability of, and
                                 consequences to you of the purchase, ownership
                                 and sale of the offered certificates. See
                                 "Legal Investment" in this prospectus
                                 supplement and in the prospectus.

                                      S-28

                                  RISK FACTORS

     You should carefully consider the following risks and the risks described in "Risk Factors" in the prospectus before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

SPECIAL YIELD CONSIDERATIONS

     The yield to maturity on each class of the offered certificates will depend in part on the following:

     o    the purchase price for the certificates;

     o    the rate and timing of principal payments on the mortgage loans (or in the case of the Class A certificates, the mortgage loans in the related loan group);

     o    the receipt and allocation of prepayment premiums and/or yield maintenance charges;

     o    the allocation of principal payments to pay down classes of certificates;

     o    interest shortfalls on the mortgage loans, such as interest shortfalls resulting from prepayments; and

     o    the purchase of a mortgage loan whether by (i) a loan seller as a result of a material breach of a representation or warranty made by that loan seller, (ii) the holder of a related companion loan, (iii) a holder of the fair value purchase option, (iv) a mezzanine lender or
          (v) any other party with a purchase option.

     In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected. See "Yield, Prepayment and Maturity Considerations"
in this prospectus supplement and "Yield Considerations" in the prospectus.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class
A-2, Class A-3, Class A-AB and Class A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the
Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

                                      S-29

     The yield on each class of certificates with a pass-through rate limited by the weighted average of the net mortgage rates on the mortgage loans could (and in the case of each class of certificates with a pass-through rate that is equal to or based on the weighted average of the net mortgage rates of the mortgage loans, will) be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. The pass-through rates on those classes of certificates may be adversely affected as a result of a decrease in the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur. See "Yield, Prepayment and
Maturity Considerations" in this prospectus supplement.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of the weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     In addition, the rate and timing of delinquencies, defaults, the application of other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on mortgage loans (or in the case of the Class A certificates, the mortgage loans in the related loan group)
will affect distributions on the certificates and their timing. See "--Risks
Relating to Borrower Default" below.

     In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your offered certificates. Additionally, certain of the mortgage loans require prepayment in connection with earnout amounts if the related borrower does not satisfy performance or other criteria set forth in the related mortgage loan documents. See "Description of the Mortgage Pool--Certain
Characteristics of the Mortgage Loans" in this prospectus supplement.

     In addition, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage loans included in the trust for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the trust, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate principal amount of the certificates. See "Description of the
Offered Certificates--Distributions" in this prospectus supplement. Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates. See "Description of the Offered Certificates--Distributions" in
this prospectus supplement.

     We make no representation as to the anticipated rate of prepayments or losses on the mortgage loans or as to the anticipated yield to maturity of any class of certificates. See "Yield, Prepayment and Maturity Considerations" in
this prospectus supplement.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES, PREPAYMENT
PREMIUMS OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

                                      S-30

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

     o    the age, design and construction quality of the properties;

     o    perceptions regarding the safety, convenience and attractiveness of the properties;

     o    the proximity and attractiveness of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    increases in operating expenses at the mortgaged property and in relation to competing properties;

     o    an increase in the capital expenditures needed to maintain the properties or make improvements;

     o    dependence upon a single tenant, a small number of tenants or a concentration of tenants in a particular business or industry;

     o    a decline in the financial condition of a major tenant;

     o    an increase in vacancy rates; and

     o    a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o    national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o    local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or hotel capacity;

     o    demographic factors;

     o    consumer confidence;

     o    changes or continued weakness in specific industry segments;

                                      S-31

     o    the public perception of safety for customers and clients;

     o    consumer tastes and preferences; and

     o    retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases (including that in certain cases, all of the tenants at a particular mortgaged property may have leases that expire or permit the tenant to terminate its lease during the term of the loan);

     o    the creditworthiness of tenants;

     o    tenant defaults;

     o    in the case of rental properties, the rate at which new rentals occur;
          and

     o    the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

THE PROSPECTIVE PERFORMANCE OF THE COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS
INCLUDED IN THE TRUST FUND SHOULD BE EVALUATED SEPARATELY FROM THE PERFORMANCE
OF THE MORTGAGE LOANS IN ANY OF OUR OTHER TRUSTS

     While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor's trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

     As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as "static pool data"). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.
Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus

                                      S-32

supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

INCREASES IN REAL ESTATE TAXES MAY REDUCE AVAILABLE FUNDS

     Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government program of "payment in lieu of taxes" programs or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan. See Annex
C-1 to this prospectus supplement for dates of the latest appraisals for the mortgaged properties.

     In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios)
presented in this prospectus supplement is not intended to be a representation as to the past, present or future market values of the mortgaged properties.
Historical operating results of the mortgaged properties used in these appraisals may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties' value without affecting their current net operating income, including:

     o    changes in governmental regulations, zoning or tax laws;

     o    potential environmental or other legal liabilities;

     o    the availability of refinancing; and

     o    changes in interest rate levels.

TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property. In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan. In certain cases where the tenant owns the improvements to the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies. Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant's business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

     o    the financial effect of the absence of rental income may be severe;

     o    more time may be required to re-lease the space; and

                                      S-33

     o    substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     Thirty-one (31) of the mortgaged properties, representing in the aggregate approximately 13.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are leased to a single tenant. No mortgaged property leased to a single tenant secures a mortgage loan representing more than approximately 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. With respect to certain of these mortgage properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. See Annex C-1 to this prospectus supplement for tenant lease expiration dates for the three largest tenants at each mortgaged property. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loans.

     Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. See "--Tenant
Bankruptcy Entails Risk" below.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. In certain cases, the lease of a major or anchor tenant at a multi-tenanted mortgaged property expires prior to the maturity date of the related mortgage loan. In certain cases, the leases of all of the tenants of a mortgaged property expire prior to the maturity date of the related mortgage loan. Additionally, certain loans may have clauses permitting termination of the lease prior to the maturity date upon the occurrence of certain events, such as violations of non-compete clauses or, in the case of governmental tenants, the lack of appropriations. See
Annex C-1 to this prospectus supplement for tenant lease expiration dates for the three largest tenants at each mortgaged property.

     Certain tenants of the mortgaged properties have executed leases, but have not yet taken occupancy. In these cases we cannot assure you that these tenants will take occupancy of the related mortgaged properties. In addition, in some cases, tenants at a mortgaged property may have signed a letter of intent but not executed a lease with respect to the related space. We cannot assure you that any such proposed tenant will sign a lease or take occupancy of the related mortgaged property. In addition, the underwritten occupancy and net cash flow for some of the mortgage loans may reflect rents from tenants whose lease terms are under negotiation but not yet signed. If these tenants do not take occupancy of the leased space or execute these leases, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related mortgage loan.

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO
HAVE RISKS

     If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a
"stabilized" level but may not provide additional economic support for the mortgage loan. We cannot assure you the space "leased" by a borrower affiliate will eventually be occupied by third party tenants and consequently,

                                      S-34

a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower's or its affiliate's financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties. For example, with respect to the mortgage loans secured by the mortgage properties identified on Annex C-1 to this prospectus supplement as Village of
Merrick Park, Columbia Business Center, 55 Summer Street, Nameoki Commons
Shopping Center, Rubloff Center, SoCal Self Storage - Pasadena, Extra Space
Storage, LaCrosse Three Rivers Plaza, SoCal Self Storage - RSM, East Windsor
Medical Arts Building and Southshore Shops, representing approximately 3.9%,
2.4%, 0.7%, 0.4%, 0.3%, 0.2%, 0.2%, 0.2%, 0.2%, 0.2% and 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, respectively, an affiliate of the related borrower has master leased between
5.2% and 18.4% of the net rentable area at the mortgaged property. Additionally, with respect to one (1) mortgage loan secured by the mortgage property identified on Annex C-1 to this prospectus supplement as CityWest, representing approximately 2.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the sponsor of the mortgage loan is required to enter into a master lease with the borrower if the second largest tenant, BMC
Software, Inc., surrenders or terminates either of its two leases.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant (such as an anchor tenant), or a number of smaller tenants, may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent). At any given time, including as of the cut-off date, certain of the tenants at any mortgaged properties may be in bankruptcy.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o    space in the mortgaged properties could not be leased or re-leased;

     o    leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

     o    substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

     o    tenants were unwilling or unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case;

     o    rental payments could not be collected for any other reason; or

     o    a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.
Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Certain of the mortgaged properties may have tenants that sublet a portion of their space

                                      S-35

or may intend to sublet out a portion of their space in the future.
Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single-tenant mortgaged properties, during the term of the related mortgage loans.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.

     If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property
(unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

     With respect to one (1) mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as CA Headquarters, representing approximately 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgaged property is leased to a single tenant, CA, Inc. ("CA"). In connection with certain investigations into
CA's past accounting practices, as reported in its filings with the SEC on
September 27, 2004 on Form 8-K, CA entered into a Deferred Prosecution Agreement with the U.S. Attorney's Office for the Eastern District of New York and a Final
Consent Judgment with the SEC. CA described other accounting issues related to the understatement of revenue for 2004 and 2005 in its filing on Form 8-K dated
June 29, 2006. Also, as described its filing with the SEC on Form 8-K dated
August 14, 2006, CA recently announced a cost reduction and restructuring plan under which CA plans to reduce its workforce by approximately 1700 positions by the end of 2008. We urge you to refer to the SEC filings made by CA to obtain an understanding of the issues described in this paragraph as well as CA's business and financial prospects. The summary information above regarding CA is based on
CA's SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by CA with the SEC. Information filed by CA with the SEC can be found at the SEC's website (http://www.sec.gov) by reference to file number
001-09247. We cannot assure you that the matters described in the SEC filings will not have a detrimental effect on the prospects of CA or its ability to perform under its lease.

     With respect to one (1) mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as The Clark Building, representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, one of the tenants, EDSYS - Charter
High School, is a charter school whose charter expires in 2007, five years prior to the expiration

                                      S-36

of its lease. Although there is no reason to think that the charter will not be renewed, if it is not, the tenant may not be able to fulfill its obligation under its lease and the borrower may be negatively affected.

TERRORIST ATTACKS AND MILITARY CONFLICTS MAY ADVERSELY AFFECT YOUR INVESTMENT

     The terrorist attacks on the World Trade Center and the Pentagon on
September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could
(i) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur, (ii) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns, which could adversely impact leasing revenue, mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See "--Property
Insurance" below.

     Terrorist attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and elsewhere may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

     The United States continues to maintain a military presence in Iraq and
Afghanistan. It is uncertain what effect the activities of the United States in
Iraq, Afghanistan or any future conflict with any other country will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

     Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.

RISKS RELATING TO LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. The table below presents information regarding mortgage loans and related mortgage loan concentrations:

                             POOL OF MORTGAGE LOANS

                                                AGGREGATE CUT-OFF  % OF INITIAL
                                                  DATE BALANCE     POOL BALANCE
                                                -----------------  -------------
Largest Single Mortgage Loan.................... $  210,000,000        4.8%
Largest 5 Mortgage Loans........................ $  954,677,544       22.0%
Largest 10 Mortgage Loans....................... $1,612,870,744       37.2%
Largest Related-Borrower Concentration(1)....... $  308,000,000        7.1%
Next Largest Related-Borrower Concentration(1).. $  191,800,000        4.4%
----------
(1) Excluding single mortgage loans.

                                      S-37

                                  LOAN GROUP 1

                                                AGGREGATE CUT-OFF     % OF INITIAL
                                                   DATE BALANCE     GROUP 1 BALANCE
                                                -----------------   ---------------

Largest Single Mortgage Loan.................... $  210,000,000          5.1%
Largest 5 Mortgage Loans........................ $  954,677,544         23.1%
Largest 10 Mortgage Loans....................... $1,612,870,744         39.0%
Largest Related-Borrower Concentration(1)....... $  308,000,000          7.4%
Next Largest Related-Borrower Concentration(1).. $  191,800,000          4.6%

----------
(1) Excluding single mortgage loans.

                                  LOAN GROUP 2

                                                AGGREGATE CUT-OFF    % OF INITIAL
                                                  DATE BALANCE      GROUP 2 BALANCE
                                                -----------------   ---------------

Largest Single Mortgage Loan....................  $ 33,600,000          17.1%
Largest 5 Mortgage Loans........................  $130,745,827          66.6%
Largest 10 Mortgage Loans.......................  $178,279,331          90.9%
Largest Related-Borrower Concentration(1).......  $ 59,155,967          30.2%
Next Largest Related-Borrower Concentration(1)..  $ 12,500,000           6.4%

----------
(1) Excluding single mortgage loans.

     Other than with respect to the largest ten (10) mortgage loans, each of the other mortgage loans represents no more than 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See "Top Ten Loan
Summaries" on Annex B to this prospectus supplement for more information on the largest 10 mortgage loans.

     Other than with respect to the two largest related borrower concentrations, each of the other groups of mortgage loans with related borrowers represents no more than 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Each of the other mortgage loans with related borrowers in loan group 1 represents no more than 7.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date.

     A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks. For example, if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property.
The borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool (subject to the master servicer's and the trustee's obligation to make advances for monthly payments) for an indefinite period. In addition, mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans.

     The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that such borrowers will comply with such requirements. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under

                                      S-38

standard rating agency criteria as "special purpose entities." See "Certain
Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation; Bankruptcy
Laws" in the prospectus.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

                  PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%

                             POOL OF MORTGAGE LOANS

                               NUMBER OF
                               MORTGAGED   AGGREGATE CUT-OFF   % OF INITIAL POOL
        PROPERTY TYPE         PROPERTIES      DATE BALANCE          BALANCE
---------------------------   ----------   -----------------   -----------------
Office.....................        57        $2,268,747,690          52.4%
Retail.....................        82        $1,356,490,357          31.3%
Hospitality................         5        $  237,054,812           5.5%
Industrial.................        14        $  229,456,304           5.3%

     0.1% of the mortgage loans in loan group 1 are secured by multifamily properties and all of the mortgage loans in loan group 2 are secured by multifamily properties.

RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     The trust fund will include six (6) mortgage loans, identified as ECM
Theater Portfolio, Columbia Business Center, Ariel Preferred Retail Portfolio,
Rubloff Retail Portfolio, Clybourn Galleria and McKee Portfolio on Annex C-1 to
this prospectus supplement, representing approximately 2.6%, 2.4%, 2.2%, 1.3%,
0.9% and 0.2% respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that, in each case other than with respect to Clybourn Galleria, represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related mortgage loan or, in the case of Clybourn
Galleria, represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

     Arrangements whereby multiple borrowers grant their respective mortgaged properties as security for a mortgage loan could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

     A lien granted by a borrower could be avoided if a court were to determine that:

     o    the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness or was not able to pay its debts as they matured when it granted the lien; and

     o    the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

     o    subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

     o    recover payments made under that mortgage loan; or

                                      S-39

     o    take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

     We cannot assure you that a lien granted by a borrower on its mortgage property to secure a multi-borrower/multi-property mortgage loan or any payment thereon, would not be avoided as a fraudulent conveyance.

     With respect to one (1) mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as Clybourn Galleria, representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which consists of four (4)
cross-collateralized and cross-defaulted notes that collectively represent all of the condominium interests in a single mortgaged property, the four borrowers under the four separate loan agreements own in the aggregate 100% of the ownership interests in the condominium. Each borrower is a unit owner in such condominium (the borrower related to the office portion of the mortgaged property owns two units). Each borrower may, under a separate mortgage loan, obtain the release of a unit (or in the case of the borrower related to the office portion of the mortgaged property, two units) from the cross-collateralization and cross-default provisions of the mortgage loan in connection with a bona fide, arm's-length sale of the unit to an affiliated third party upon satisfaction of certain conditions including (i) after giving effect to the transfer and assumption, the debt service coverage ratio of the transferred property will be equal to or greater than 1.20x and the loan-to-value ratio of the transferred property will be 75% or less, (ii) after giving effect to the transfer and assumption as to the other three cross-collateralized notes, the debt service coverage ratio for such related notes determined on a combined basis by lender is equal to or greater than 1.20x and the loan-to-value ratio with respect to the other three cross-collateralized notes determined on a combined basis by lender is 75% or less and (iii) so long as no more than two cross-collateralized notes and related condominium units will be released from the group of four cross-collateralized notes and related condominium units.

     In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100%
to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

     Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, borrowers'
organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers'
financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally single purpose entities, but at origination their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a
"single purpose entity." The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related

                                      S-40

mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

     o    operating entities with business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

     o    individuals that have personal liabilities unrelated to the mortgaged property.

     However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

     Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of the Mortgage
Loans--Anti-Deficiency Legislation; Bankruptcy Laws" in the prospectus.

TENANCIES IN COMMON MAY HINDER RECOVERY

     Eight (8) mortgage loans secured by the mortgaged properties identified on
Annex C-1 to this prospectus supplement as Columbia Business Center, Paradise
Esplanade, Nameoki Commons Shopping Center, Oviedo Town Center, Govalle,
Excelsior Drive, StorQuest Playa Vista and Meadows Student Housing, collectively representing approximately 4.4% of the aggregate principal balance of the pool of mortgage loans, have borrowers that own the related mortgaged properties as tenants-in-common. Additionally, with respect to one (1) mortgage loan identified on Annex C-1 to this prospectus supplement as 4801 Woodway Drive, representing 0.4% of the aggregate principal balance of the pool of mortgage loans, the borrower is permitted to be converted into a tenant-in-common structure until December 6, 2006. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition)
the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are special purpose entities. Each related tenant-in-common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable.
In addition, in some cases, the related mortgage loan documents provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS

     With respect to certain of the mortgage loans, the related mortgaged property consists of the borrower's interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association.

                                      S-41

     In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers. Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests. We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any.
Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

     Six (6) of the mortgage loans secured by mortgaged properties identified on
Annex C-1 to this prospectus supplement as Clybourn Galleria, Copper Beech
Townhomes - Michigan, 260 Park Ave South, SoHo 25 Retail Condominium, Dallas
West Village II and Crawford's Landing, representing approximately 0.9%, 0.5%,
0.2%, 0.2%, 0.2%, and 0.05% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, respectively, are secured, in certain cases, in part, by the related borrower's interest in one or more units in a condominium. With respect to all such mortgage loans, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower's unit without the borrower's consent.

     With respect to the mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as Clybourn Galleria, representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and consisting of four (4)
cross-collateralized and cross-defaulted notes that collectively represent all of the condominium interests in a single mortgaged property, the four borrowers under the four separate loan agreements own in the aggregate 100% of the ownership interests in the condominium. Each borrower is a unit owner in such condominium (the borrower related to the office portion of the mortgaged property owns two units) and as such is entitled to appoint one member (or two members in the case of the office borrower) of the board of directors of the condominium association. Most condominium association decisions are made by a majority or super majority of the board of directors. Furthermore, the condominium declaration contains a number of lender consent rights, including, without limitation, consent rights with respect to capital improvements, reserves and insurance.

     With respect to one (1) mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as 1301 Connecticut
Avenue, NW, representing approximately 0.4% of the aggregate balance of the pool of mortgage loans as of the cut-off date, the borrower has the right to convert the mortgaged property to condominiums in the future, provided that the borrower effectuates the partial release of a certain townhouse which makes up a portion of the mortgaged property.

     With respect to one (1) mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as Curtis Center Office
Building, representing approximately 2.1% of the aggregate balance of the pool of mortgage loans as of the cut-off date, the borrower has the right to subject the mortgaged property to a condominium regime and to develop a first class hotel or luxury residential apartments in the air space above the existing building on the mortgaged property following the release of such air space from the lien of the mortgage. Although the related loan documents require, as a condition to such release and development, that the lender first reasonably determine that the development will not have a material adverse impact on the use or operation of the existing building, no assurance can be given that, if such development occurs, there will be no material adverse impact on the

                                      S-42

existing building. The sponsors of the borrower have agreed to be personally liable to lender for any damage or loss, including lost rents, resulting from such construction.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     Fifty-seven (57) office properties secure, in whole or in part, 56 of the mortgage loans representing approximately 52.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

     A large number of factors may adversely affect the value of office properties, including:

     o    the quality of an office building's tenants;

     o    an economic decline in the business operated by the tenant;

     o    the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

     o    the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

     o    the diversity of an office building's tenants (or reliance on a single or dominant tenant);

     o    an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

     o    the desirability of the area as a business location;

     o    the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

     o    in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other health care establishment and (b) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See
"--Risks Relating to Loan Concentrations" above.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     Eighty-two (82) retail properties secure, in whole or in part, 66 mortgage loans representing approximately 31.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

     The quality and success of a retail property's tenants significantly affect the property's value and the related borrower's ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An
"anchor tenant" is located on the related mortgaged property, usually proportionately larger in size than most other tenants in the mortgaged property and is vital in attracting customers to a retail property. A "shadow anchor" is usually proportionally larger in size than most

                                      S-43

tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

     o    an anchor tenant's or shadow anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's or shadow anchor tenant's lease; or
          if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

     o    the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

     o    the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued
          payment of rent).

     Fifty-one (51) of the mortgaged properties, securing mortgage loans representing approximately 23.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties that are considered by the applicable loan seller to have an "anchor tenant." 11 of the mortgaged properties, securing mortgage loans representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties that are considered by the applicable loan seller to be "shadow anchored." Two (2) of the mortgaged properties, securing mortgage loans representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties that are considered by the applicable loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases under certain conditions including without limitation certain other stores not being open for business at the mortgaged property, certain "shadow anchors" not being open for business or a subject store not meeting the minimum sales requirement under its lease. In addition, in the event that a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you the tenant will not terminate its lease or that a replacement tenant will be found. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower's ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

     Certain tenants at certain of the mortgaged properties are paying rent but not physically occupying the leased space or have signed leases but have not commenced rent payments.

     Certain of the retail mortgaged properties, including the mortgaged properties identified on Annex C-1 to this prospectus supplement as ECM Theater
Portfolio, Ariel Preferred Retail Portfolio, Gallery at CocoWalk, El Dorado
Hills Town Center, Brannon Crossing, The Grande 16, Mission Valley Shopping
Center, AmStar 16 and Arroyo Grande Stadium 10, representing in the aggregate approximately 8.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date in the aggregate, have theaters as part of the mortgaged property. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition,

                                      S-44

decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. See "--Tenant Bankruptcy Entails Risks" above. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

HOSPITALITY PROPERTIES HAVE SPECIAL RISKS

     Five (5) hospitality properties secure, in whole or in part, five (5)
mortgage loans representing approximately 5.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

     Various factors may adversely affect the economic performance of a hospitality property, including:

     o    adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    the presence or construction of competing hotels or resorts;

     o    continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o    a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property; and

     o    changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety and other factors.

     Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property's cash flow.
Furthermore, the terrorist attacks in the United States in September 2001 and the potential for future terrorist attacks may have adversely affected the occupancy rates and, accordingly, the financial performance of hospitality properties. See "--Terrorist Attacks and Military Conflicts May Adversely Affect
Your Investment" above.

     Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotels differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

     The liquor licenses for most of the hotel mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant.
There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

     With respect to one (1) mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as Pointe South Mountain
Resort, representing approximately 4.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, an affiliate of the borrower is expected to become the owner of certain parcels of land immediately adjacent to, and physically integrated with, the mortgaged property and it is expected that approximately 200 residential villas may be constructed on such parcels during the term of the loan. Although there is a recorded declaration that gives the borrower the right to adopt rules and regulation governing aspects of the

                                      S-45

construction of such villas, we cannot assure you that the construction, while ongoing, will not interfere with the operation of the hotel on the mortgaged property.

RISKS RELATING TO AFFILIATION WITH A FRANCHISE OR HOTEL MANAGEMENT COMPANY

     Three (3) of the hospitality properties that secure mortgage loans, representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

     o    the continued existence and financial strength of the franchisor or hotel management company;

     o    the public perception of the franchise or hotel chain service mark;
          and

     o    the duration of the franchise licensing or management agreements.

     The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor.
Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

     The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Fourteen (14) industrial properties secure 13 of the mortgage loans, representing approximately 5.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Significant factors determining the value of industrial properties are:

     o    the quality of tenants;

     o    reduced demand for industrial space because of a decline in a particular industry segment;

     o    the property becoming functionally obsolete;

     o    building design and adaptability;

     o    unavailability of labor sources;

     o    changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

     o    changes in proximity of supply sources;

     o    the expenses of converting a previously adapted space to general use;
          and

     o    the location of the property.

                                      S-46

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

     In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Fifteen (15) multifamily properties secure, in whole or in part, 15 mortgage loans representing approximately 4.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount. Approximately 97.5% of the mortgaged properties that are multifamily properties are in loan group 2. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o    the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

     o    the location of the property, for example, a change in the neighborhood over time;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the types of services or amenities that the property provides;

     o    the property's reputation;

     o    the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the presence of competing properties;

     o    the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

                                      S-47

     o    certain of these mortgaged properties may be student housing facilities or leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

     o    dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

     o    adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment;

     o    state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment;
          and

     o    government assistance/rent subsidy programs.

     Certain states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.
These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

     Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

     o    rent limitations that would adversely affect the ability of borrower to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

     o    tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

     For example, one (1) of the mortgage loans secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as Ventana Palms
Apartments, representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is required to be at

                                      S-48

least 40% occupied by low-income tenants under a tax regulatory agreement with the Industrial Development Authority of the City of Phoenix, Arizona that expires in November 2014.

     One (1) of the mortgage loans secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as Phoenix Apartments, representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, has tenants that rely on rent subsidies under the
Section 8 Tenant-Based Assistance Rental Certificate Program of the United
States Department of Housing and Urban Development.

     The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or purchases of a companion holder or mezzanine holder pursuant to a purchase option or purchases relating to a fair value purchase option. See "The Pooling and Servicing Agreement--Servicing of
the Whole Loans" and "--Servicing of the Mortgage Loans" in this prospectus supplement.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class
A-2, Class A-3, Class A-AB and Class A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the
Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

                                      S-49

     The yield on each class of certificates with a pass-through rate that is limited by the weighted average of the net interest rates could, and in the case of any classes of certificates with a pass-through rate that is based on or equal to the weighted average of the net interest rates, will be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. The pass-through rates on those classes of certificates may be limited by the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although all of the mortgage loans have prepayment protection in the form of defeasance provisions or yield maintenance provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur. Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a specified period (ranging from approximately 2 to 12 months) prior to the stated maturity date. See "Description of the
Mortgage Pool" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     With respect to six (6) mortgage loans secured by the mortgaged properties identified on Annex C-1 to this prospectus supplement as The Alhambra, El Dorado
Hills Town Center, Vista Ridge Marketplace, Westgate Shopping Center, Copper
Beech Townhomes - Indiana and Jamestown Village Plaza, representing approximately 3.0%, 0.5%, 0.4%, 0.3%, 0.3% and 0.1%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each have earnout escrows that were established at origination in amounts equal to $21,750,000, $3,400,000, $944,000, $2,365,000, $381,700 and $786,500,
respectively. If certain conditions are not met pursuant to the respective loan documentation then all or part of the earnout escrow amounts may be used to prepay or partially defease the related mortgage loan. For more detail on these earnout escrows, see Annex A to this prospectus supplement.

     Additionally, certain mortgage loans may provide that in the event of the exercise of a purchase option by a tenant, that the related mortgage loans may be prepaid in part prior to the expiration of a defeasance lock-out provision.
See "Description of the Mortgage Pool--Additional Indebtedness--Partial
Releases" in this prospectus supplement.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lockout period;

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable yield maintenance charges;

                                      S-50

     o    the master servicer's or special servicer's ability to enforce those charges or premiums;

     o    the failure to meet certain requirements for the release of escrows;

     o    the occurrence of casualties or natural disasters; and

     o    economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See "--Risks Relating to Enforceability of Yield
Maintenance Charges, Prepayment Premiums or Defeasance Provisions" above. In addition, certain of the mortgage loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may not be accompanied by any prepayment consideration.

     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge would be payable. Additionally, mezzanine lenders and holders of subordinate companion loans may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.
In this respect, see "Description of the Mortgage Pool--Representations and
Warranties" and "The Pooling and Servicing Agreement--Realization Upon Mortgage
Loans" in this prospectus supplement.

     Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

               (i) will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

               (ii) if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

     In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium, will be applied against the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term. For more detail with respect to such mortgage loans, see Annex A to this prospectus supplement.

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan.
Consequently, payment prior to maturity is dependent primarily on the sufficiency of the

                                      S-51

net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property.

RISKS OF DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION

     As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

     See the tables entitled "Distribution of Remaining Term to Maturity" in
Annex A to this prospectus supplement for a description of the maturity dates of the mortgage loans. Because principal on the offered certificates is payable in sequential order, and a class receives principal only after the preceding class or classes have been paid in full, classes that have a lower sequential priority are more likely to face the risk of concentration discussed under "--Risks
Relating to Loan Concentrations" above than classes with a higher sequential priority.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.
In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property subject to certain protection available to lender. As part of a restructuring plan, a court may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic monthly payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. Certain of the borrowers or their affiliates have subordinate debt secured by the related mortgaged properties. See "--Other
Financings" below. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, a lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Additionally, pursuant to subordination or intercreditor agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.
There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325
(Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the
Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already

                                      S-52

followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans have sponsors that have previously filed bankruptcy, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.

     With respect to one (1) mortgage loan secured by the mortgage property identified as CityWest on Annex C-1 to this prospectus supplement, representing approximately 2.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, we are aware that an affiliate of the related borrower emerged from bankruptcy more than 5 years but less than 10 years ago.

     With respect to one (1) mortgage loan secured by the mortgage property identified as Bedminster Medical Plaza on Annex C-1 to this prospectus supplement, representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, we are aware that Dennis
Ulversoy, the sponsor, filed for Chapter 13 bankruptcy protection on November
27, 1996. The case was converted to Chapter 7 on November 12, 1997 and discharged on September 21, 1998.

GEOGRAPHIC CONCENTRATION

     This table shows the states with the concentrations of mortgaged properties of over 5%:

               GEOGRAPHIC DISTRIBUTION - ALL MORTGAGED PROPERTIES

                     NUMBER OF
                     MORTGAGED   AGGREGATE CUT-OFF   % OF INITIAL
      STATE         PROPERTIES      DATE BALANCE     POOL BALANCE
-----------------   ----------   -----------------   ------------
California.......       27          $632,456,161         14.6%
New York.........       12          $567,535,214         13.1%
Illinois.........       10          $351,430,147          8.1%
Florida..........       11          $332,944,378          7.7%
Massachusetts....        4          $281,215,000          6.5%
Texas............       13          $279,880,169          6.5%
Arizona..........        6          $236,290,000          5.5%

                     GEOGRAPHIC DISTRIBUTION - LOAN GROUP 1

                     NUMBER OF
                     MORTGAGED   AGGREGATE CUT-OFF     % OF INITIAL
      STATE         PROPERTIES      DATE BALANCE     GROUP 1 BALANCE
-----------------   ----------   -----------------   ---------------
California.......       27          $632,456,161          15.3%
New York.........       11          $562,135,214          13.6%
Illinois.........       10          $351,430,147           8.5%
Florida..........       11          $332,944,378           8.0%
Massachusetts....        4          $281,215,000           6.8%
Texas............       11          $246,430,169           6.0%
Arizona..........        5          $229,290,000           5.5%

                                      S-53

                     GEOGRAPHIC DISTRIBUTION - LOAN GROUP 2

                     NUMBER OF
                     MORTGAGED   AGGREGATE CUT-OFF     % OF INITIAL
      STATE         PROPERTIES      DATE BALANCE     GROUP 2 BALANCE
-----------------   ----------   -----------------   ---------------
Michigan.........        4          $43,180,000           22.0%
Ohio.............        1          $33,600,000           17.1%
Texas............        2          $33,450,000           17.1%
Missouri.........        1          $24,515,827           12.5%
Nevada...........        1          $22,000,000           11.2%
Indiana..........        2          $17,833,504            9.1%

     Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns.
The following geographic factors could adversely affect the income from, and market value of, the mortgaged property and/or impair the borrowers' ability to repay the mortgage loans:

     o    economic conditions in regions where the borrowers and the mortgaged properties are located;

     o    conditions in the real estate market where the mortgaged properties are located;

     o    changes in local governmental rules and fiscal policies; and

     o    acts of nature (including earthquakes, floods, forest fires or hurricanes, which may result in uninsured losses).

     For example, mortgaged properties located in California, Texas, Florida and other coastal states including, but not limited to, Louisiana and Alabama, may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than mortgaged properties in other parts of the country. Recent hurricanes in the Gulf Coast region have resulted in severe property damage as a result of the winds and the associated flooding. Some of the mortgaged properties do not require flood insurance. We cannot assure you that any hurricane damage would be covered by insurance.

     For example, with respect to the mortgage loan secured by the mortgaged property identified on Annex C-1 as CityWest, representing approximately 2.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, a geological fault, typically called a "creeping fault," passes diagonally under the parking facility servicing one of the buildings. According to a report written by Furgo Consultants, LP dated February 15, 2006, the fault is not caused by tectonic plate movement and is not considered an earthquake fault. In
1999, structural and geotechnical consultants installed benchmarks to monitor the movement of the fault and movements of the building. Since 1999, the fault has moved an average of 0.128 inches/year, with its rate of movement decreasing from an average of 1/6th inches/year to an average of 1/8th inches/year. While the report concluded that the parking garage is in sound structural condition, there is no mathematical model that can predict how much any fault in the
Houston area will move in the future. See "Top Ten Loan Summaries--CityWest" on
Annex B to this prospectus supplement. We cannot assure you that the fault will not interfere with the use of the parking garage or that the mortgaged property will be able to provide alternate parking.

ENVIRONMENTAL RISKS

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     An environmental report was prepared for each mortgaged property securing a mortgage loan no more than 12 months prior to the cut-off date except with respect to the mortgaged properties securing

                                      S-54

seven (7) mortgage loans, representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See
Annex C-1 for the date of the environmental report for each mortgaged property.
The environmental reports were prepared pursuant to the American Society for
Testing and Materials standard for a Phase I environmental assessment. In addition to the Phase I standards, many of the environmental reports included additional research, such as limited sampling for asbestos-containing material, lead-based paint, and radon, depending upon the property use and/or age.
Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental Phase II site investigations were completed for some mortgaged properties to resolve certain environmental issues. Phase II investigation consists of sampling and/or testing.

     None of the environmental assessments revealed any material adverse condition or circumstance at any mortgaged property except for those:

     o    in which the adverse conditions were remediated or abated before the closing date;

     o    in which an operations and maintenance plan or periodic monitoring of the mortgaged property or nearby properties was in place or recommended;

     o    for which an escrow, guaranty or letter of credit for the remediation was established;

     o    for which an environmental insurance policy was obtained from a third-party insurer;

     o    for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

     o    for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

     o    as to which the borrower or other responsible party obtained a "no further action" letter or other evidence that governmental authorities are not requiring further action or remediation;

     o    that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws;

     o    involving radon; or

     o    in which the related borrower has agreed to seek a "case closed" or similar status for the issue from the applicable governmental agency.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials and lead-based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

     In particular, with respect to one (1) mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as
Legacy Tech Center, representing approximately 1.2%, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgaged property is part of a 550-acre "South Bay Asbestos Site" named to the National
Priorities List in 1985 by

                                      S-55

the Environmental Protection Agency. Properties within such site contain asbestos-cement pipe waste and are required to maintain a "cap" of eighteen inches of soil and asphalt paving or, if there is no asphalt paving, twenty four inches of soil. The borrower has covenanted to maintain the "cap" and to perform periodic inspections. In addition, the Mortgaged Property has been identified on the California State Solid Waste Facilities/Landfill Sites database a closed undocumented landfill under the jurisdiction of the City of San Jose. As a result, any subsurface activities to be performed at the Mortgaged Property must be reviewed and approved by the City of San Jose prior to initiation. The City of San Jose also requires that a methane monitoring system be maintained at the
Mortgaged Property. The borrower has covenanted to maintain the monitoring system.

     Additionally, with respect to one (1) mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as Penn
Station Shopping Center, representing approximately 0.9%, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the
Phase I site assessment for the mortgaged property identified two recognized environmental conditions (each, an "REC") arising from spills of solvents from the operation of two dry cleaning facilities and a Phase II site assessment was performed to determine the extent of the spills. The Phase II site assessment found that the level of solvents in soil samples slightly exceeded the levels set by the Maryland Department of the Environment ("MDE"") with respect to the protection of ground water, but were below the levels set by the MDE with respect to non-residential clean-up requirements. The Phase II site assessment further stated that if the Mortgaged Property is not located within a half mile of a potable water well or if the groundwater at the site does not exceed the
MDE standards, then no further action is required. The consultants performing the Phase II site assessment were not permitted access to any groundwater sampling. Although the Phase II site assessment concluded that the level of solvents in the soil samples were not significant enough to require reporting to the MDE, the loan documents require the related mortgagor to enter into the MDE
Voluntary Cleanup Program and to promptly comply with all of the recommendations and requirements thereunder. Although no amount was identified in either the
Phase I site assessment or the Phase II site assessment as necessary to address the RECs, the applicable loan seller required that the borrower place $175,000 in escrow, which may be disbursed to the borrower only upon the borrower obtaining a "Certificate of completion" or a "No Further Requirements
Determination" from MDE under its Voluntary Cleanup Program.

     With respect to one (1) mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as Maurice Villency
Furniture II, representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, an environmental site assessment performed on December 4, 1989 by Dunn Geoscience Corporation uncovered six (6) underground fuel tanks. Based on the results of testing on the tanks in 1989, two (2) of the tanks and associated contaminated soil were removed from the property. Following the removal of the tanks, further soil testing was done under the direction of a New York State Department of
Environmental Conservation engineer. Based on the results of these soil tests, a single groundwater monitoring well was installed at the mortgaged property and reportedly has been and will be sampled quarterly to determine if groundwater at the mortgaged property has been impacted by fuel oil. No update of the 1989 environmental site assessment was performed in connection with GCFP's acquisition of the mortgage loan.

     With respect to one (1) mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as San Marin Plaza, representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, chlorinated solvents were released to the soil and groundwater at the related mortgaged property from a prior dry cleaning business. Prior to borrower's acquisition of the mortgaged property, cleanup and monitoring activities have been ongoing. The environmental report prepared in connection with the origination of the mortgage loan noted that such investigation, cleanup and monitoring activities have been effective and estimated that certain additional remedial action and monitoring could be required. The borrower deposited a reserve in the sum of $34,656 in connection with an environmental contract with SCS Engineers as reviewed and approved by
Lender and agreed to perform all remedial and monitoring activities necessary until a "No Further Action Determination" from all governmental authorities having jurisdiction over the mortgaged property is obtained.

                                      S-56

     Additionally, it is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the mortgaged properties, see "Risk
Factors--Environmental Risks" and "Certain Legal Aspects of the Mortgage
Loans--Environmental Risks" in the prospectus.

     Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.
If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with
Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of the Mortgage Loans--Americans With
Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the loan sellers, and the applicable loan seller's obligation to repurchase or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage
Pool--Representations and Warranties" and "--Cures and Repurchases" in this prospectus supplement.

LITIGATION AND OTHER MATTERS AFFECTING THE MORTGAGED PROPERTIES OR BORROWERS

     There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation will not have a material adverse effect on your investment.

     In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower's ability to fulfill its obligations under the related mortgage loan.

OTHER FINANCINGS

     When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk.

                                      S-57

     The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if the borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case.
The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, the applicable loan sellers have informed us that they are aware of certain permitted existing secured debt on certain mortgage loans. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business.
Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. See "Description of the Mortgage Pool--General" in this prospectus supplement. For more information see "The Pooling and Servicing Agreement--Servicing of the Whole
Loans" in this prospectus supplement.

     The applicable loan sellers have informed us that with respect to nine (9)
of the mortgage loans, representing approximately 16.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the borrower has incurred additional debt secured by the related mortgaged property.
See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage
Loans" in this prospectus supplement. Eight (8) of those mortgage loans with other debt secured by the mortgaged property, representing approximately 16.0%
of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are part of a whole loan structure. See "Description of the
Mortgage Pool--The Whole Loans" in this prospectus supplement. With respect to one (1) of those mortgage loans, the borrower has incurred secured subordinate debt. With respect to one (1) of those mortgage loans, the borrower has incurred additional unsecured indebtedness. For additional information, see "Description of the Mortgage Pool--Additional Indebtedness" in this prospectus supplement.

     Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the partnership, members' or other non-managing member equity interests in a borrower. Certain of the mortgage loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Certain of the mortgage loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners. Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt.

     Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is

                                      S-58

secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a slightly greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak.

     Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt.
Although this transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause the obligor under the mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and the related borrower's ability to make payments on the related mortgage loan in a timely manner. Additionally, certain of the mezzanine intercreditor agreements provide that upon a default under the mortgage loan, the mezzanine lender may purchase the defaulted mortgage loan or cure the default.

     The applicable loan sellers have informed us that 50 of the mortgage loans, representing approximately 56.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, either have or permit future mezzanine debt as described under "Description of the Mortgage Pool--Additional
Indebtedness" in this prospectus supplement.

     Although the subordinate companion loans related to the serviced loans and the non-serviced loan are not assets of the trust fund, the related borrower is still obligated to make interest and principal payments on the companion loans.
As a result, the trust fund is subject to additional risks, including:

     o    the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

     o    the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of the pari passu companion loan and/or the subordinate companion loan and the non-serviced loan upon the maturity of the mortgage loan.

     See "Description of the Mortgage Pool--General" in this prospectus supplement.

RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of mortgage loan delinquencies and defaults will affect:

     o    the aggregate amount of distributions on the offered certificates;

     o    their yield to maturity;

     o    their rate of principal payments; and

     o    their weighted average lives.

     If losses on the mortgage loans exceed the aggregate certificate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate principal amount of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

                                      S-59

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure"
in the prospectus.

RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

     To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall
Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

BALLOON PAYMENTS

     Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small payment due at maturity.

     A borrower's ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o    the availability of, and competition for, credit for commercial or multifamily real estate projects, which fluctuate over time;

     o    the prevailing interest rates;

     o    the fair market value of the related mortgaged properties;

     o    the borrower's equity in the related mortgaged properties;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the mortgaged property;

     o    reductions in government assistance/rent subsidy programs;

                                      S-60

     o    the tax laws; and

     o    prevailing general and regional economic conditions.

     All of the mortgage loans are expected to have substantial remaining principal balances as of their respective stated maturity dates. This includes
89 mortgage loans, representing approximately 44.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which pay interest only for the first 5 to 72 of their respective terms and 41 mortgage loans, representing approximately 45.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which pay interest only for their entire term.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on its stated maturity date.

GROUND LEASES AND OTHER LEASEHOLD INTERESTS

     A leasehold interest under a ground lease secures 10 of the mortgaged properties, representing approximately 7.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.
With respect to 2 mortgaged loans secured by the mortgaged properties identified on Annex C-1 to this prospectus supplement as Pointe South Mountain Resort and
River Street Inn, representing approximately 4.4% and 0.3%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the borrower has a leasehold interest in a portion of the mortgaged property and a fee interest in the remaining portion of the mortgaged property.

     For purposes of this prospectus supplement, the encumbered interest will be characterized as a "fee interest" if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower's leasehold interest in the mortgaged property as well as the borrower's (or an affiliate of the borrower's) overlapping fee interest in the related mortgaged property.

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security.
Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease, although not all these protective provisions are included in each case.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trust may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

     Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

     Further, in a recent decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th
Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs

                                      S-61

under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy
Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the
Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recuperate the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases do not.

     For example, with respect to one (1) mortgage loan secured by the mortgaged property identified on Annex C-1 to the prospectus supplement as Columbia
Business Center, representing 2.4% of the aggregate principal balance of the pool as of the cut off date, is partially secured by a ground lease, which ground lease does not contain all of the standard mortgagee protections. The ground lease does not provide for a "new lease" to the leasehold mortgagee upon termination of the ground lease. To partially mitigate this risk, the loan documents provide for springing recourse to the related borrower and guarantor in the event that the ground lease is terminated for any reason and the ground lessor does not enter into a new ground lease with the lender. Additionally, the ground lease expires December 31, 2030, which is less than 20 years after the stated maturity date of the Columbia Business Center loan, which matures on
August 6, 2011.

     With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

RISKS ASSOCIATED WITH ONE ACTION RULES

     Several states (including California) have laws that prohibit more than one
"judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See
"Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust fund acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when defaulted or the default of the mortgage loan becomes imminent. Any net income from such operation (other than qualifying "rents from real property"), or any rental income based on the net

                                      S-62

profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate (currently 35%). In such event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust fund may in certain jurisdictions, particularly in New
York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.
For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. Additionally, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties. Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

     Furthermore, certain properties may be subject to certain low income housing restrictions in order to remain eligible for low-income housing credits or grant subsidized rental payments. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses. See
"--Multifamily Properties Have Special Risks" above.

     Zoning or other restrictions also may prevent alternative uses. See
"--Zoning Compliance and Use Restrictions" below.

ZONING COMPLIANCE AND USE RESTRICTIONS

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.
These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

                                      S-63

     In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures." The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

     In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

     Additionally, certain of the loan documents contain restrictions relating to the use of the mortgaged property.

RISKS RELATING TO INSPECTIONS OF PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

PROPERTY INSURANCE

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events. In addition, approximately 14.6%, 7.7%, 6.5%, 0.2% and
0.1% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date, are located in California, Florida,
Texas, Louisiana and Alabama, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

     Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived or are required only if certain conditions
(such as availability at reasonable rates or maximum cost limits) are satisfied.

     The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a mortgaged property securing one of the mortgage loans in the trust.

                                      S-64

     Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk
Insurance Act of 2002, which established the Terrorism Insurance Program.

     The Terrorism Insurance Program was originally scheduled to expire on
December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance
Extension Act of 2005 was enacted, which extended the duration of the Terrorism
Insurance Program until December 31, 2007.

     The Terrorism Insurance Program is administered by the Secretary of the
Treasury and through December 31, 2007 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

     In addition, with respect to any act of terrorism occurring after March 31,
2006, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million
(or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

     The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 90% (or, in 2007, 85%)
of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

     Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on
November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 are also voided.

     Some of the mortgage loans specifically require terrorism insurance, but this insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or other similar conditions.

     With respect to certain of the mortgage loans, the "all-risk" policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

     With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its "all-risk"
policy or under a stand-alone policy.

     Even if the mortgage loan documents (other than with respect to the Fair
Lake Office Park Loan, which will be serviced under the 2006-CD3 pooling agreement) specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail

                                      S-65

to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance (and neither the master servicer nor the special servicer will be required to obtain this insurance) if the special servicer has determined, in its reasonable judgment that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real estate properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates), or
(ii) this insurance is not available at any rate. In making this determination, the special servicer, to the extent consistent with its servicing standard, is entitled to rely on the opinion of an insurance consultant.

     Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificate.

     We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

RISKS ASSOCIATED WITH BLANKET INSURANCE POLICIES

     Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

     For example, four (4) mortgage loans secured by the mortgaged properties identified on Annex C-1 to this prospectus supplement as One Beacon Street,
Village of Merrick Park, The Alhambra and Fair Lakes Office Park, representing approximately 4.8%, 3.9%, 3.0% and 2.7%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were made to borrowers that insure under blanket policies. The insurance coverage for these mortgage loans is pursuant to blanket insurance policies that cover these mortgaged properties as well as other properties owned by affiliates of such borrowers. Other mortgaged properties securing mortgage loans may also be insured under blanket policies.

POTENTIAL CONFLICTS OF INTEREST

     The pooling and servicing agreement will provide that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by a servicer or any of their affiliates. See "The Pooling and Servicing Agreement--General" in this prospectus supplement.

     Notwithstanding the foregoing, the master servicer, a subservicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, a subservicer, the special servicer or any of their respective affiliates holds Series 2006-GG8 non-offered certificates or companion loans, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. Each of these relationships may create a conflict of interest. For instance, a special servicer that holds Series 2006-GG8 non-offered certificates could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2006-GG8 non-offered certificates or the related companion loans.

                                      S-66

     Each servicer services and will, in the future, service existing and new loans for third parties in the ordinary course of its servicing business, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

     In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a loan seller or an affiliate of a loan seller and the loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the loan sellers and its affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

     Each loan seller is obligated to repurchase a mortgage loan sold by it under the circumstances described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement.

     Each of the foregoing relationships should be considered carefully by prospective investors.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

     o    a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o    these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

     o    affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

YOU WILL NOT HAVE ANY CONTROL OVER THE SERVICING OF THE NON-SERVICED LOAN

     The Fair Lakes Office Park loan is secured by mortgaged properties that also secure a companion loan that is not an asset of the trust and is serviced under a pooling and servicing agreement separate from the pooling and servicing agreement under which your certificates are issued, by the master servicer and special servicer that are parties to the other related pooling and servicing agreement, and according to the servicing standard provided for in the related separate pooling and servicing agreement. As a result, you will have less control over the servicing of this non-serviced loan than you would if this non-serviced loan was being serviced by the master servicer and the special server under the pooling and servicing agreement for your certificates. See "The
Pooling and Servicing Agreement--Servicing of The Whole Loans" in this prospectus supplement.

CONFLICTS OF INTEREST MAY OCCUR AS A RESULT OF THE RIGHTS OF THIRD PARTIES TO
TERMINATE THE SPECIAL SERVICER OF THE WHOLE LOANS

     With respect to certain of the whole loans, the holders of the applicable companion loans may have the right to, under certain circumstances, remove the special servicer under the pooling and servicing agreement and appoint a special servicer for one or more mortgage loans. The parties with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, they do not have any duties to the holders of any class of certificates, may act solely in their own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the majority certificateholder of the controlling class, the holders of companion loans or other parties for having acted solely in their

                                      S-67

respective interests. See "Description of the Mortgage Pool--The Whole Loans" in
this prospectus supplement for a description of these rights to terminate a special servicer.

SPECIAL SERVICER MAY BE DIRECTED TO TAKE ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates and the holder of the controlling class will have no duty or liability to any other certificateholder. Similarly, the special servicer may, at the direction of the majority of the holders of a subordinate companion loan, take actions with respect to the related mortgage loan that could adversely affect the holders of some or all of the classes of offered certificates to the extent described under "Description of the Mortgage
Pool--the Whole Loans" in this prospectus supplement. See "The Pooling and
Servicing Agreement--The Controlling Class Representative" in this prospectus supplement. The controlling class representative will be controlled by the controlling class certificateholders. Each of the (i) controlling class representative and (ii) in the case of each subordinate companion loan, the related subordinate companion loan holder, may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the controlling class representative or, in the case of each subordinate companion loan, the related subordinate companion loan holder, may direct the special servicer to take actions which conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

     With respect to certain mortgage loans with companion loans, similar rights under a pooling and servicing agreement that controls the servicing of the loans may be exercisable by the holders of pari passu companion loans, the subordinate companion loans, and the related controlling class of certificateholders of any related trust or operating advisors appointed by them, in certain cases acting jointly with the controlling class of the offered certificates. The interests of any of these holders or controlling class of certificateholders or operating advisors may also conflict with those of the holders of the controlling class or the interests of the holders of the offered certificates. As a result, approvals to proposed servicer actions may not be granted in all instances thereby potentially adversely affecting some or all of the classes of offered certificates. No certificateholder may take any action against any of the parties with these approval or consent rights for having acted solely in their respective interests. See "Description of the Mortgage Pool--The Whole Loans" in
this prospectus supplement.

YOUR LACK OF CONTROL OVER TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "The Pooling and Servicing Agreement--General" in this prospectus supplement.

     Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer or the trustee, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OF A DEFECTIVE
MORTGAGE LOAN

     Each loan seller is the sole warranting party in respect of the mortgage loans sold by such loan seller to us. Neither we nor any of our affiliates
(except Goldman Sachs Mortgage Company in its capacity as a loan seller) are obligated to repurchase any mortgage loan in connection with either a breach of any loan seller's representations and warranties or any document defects, if such loan seller defaults on its obligation to do so. We cannot assure you that the loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased and that is not a
"qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the

                                      S-68

trust fund to incur a tax. See "Description of the Mortgage
Pool--Representations and Warranties" and "--Cures and Repurchases" in this prospectus supplement for a summary of certain representations and warranties.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 or Class A-1A
certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with a higher distribution priority and to the Class X certificates.

     See "Description of the Offered Certificates--Subordination" in this prospectus supplement.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.
While we have been advised by the underwriters that one or more of them, through one or more of their affiliates, currently intend to make a secondary market in the offered certificates, none of the underwriters has any obligation to do so, any market making may be discontinued at any time, and there can be no assurance that an active secondary market for the offered certificates will develop.
Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.

BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Description of the Offered Certificates--Book-Entry Registration" in this prospectus supplement and "Description of the Certificates--General" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

OTHER RISKS

     Recent Hurricanes. In late August, September and October 2005, hurricanes
Katrina, Rita and Wilma and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana,
Mississippi, Alabama and Florida) and certain other parts of the southeastern
United States (including offshore facilities in the Gulf of Mexico) consisting of severe flooding, wind and water damage, forced evacuations, contamination, gas leaks and fire and environmental damage. That damage, and the long-term national, regional and local economic and other effects of that damage, are not yet fully known. Economic effects appear to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some of the affected areas. It is not possible to determine how long these effects may last. These effects could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storm.
Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets, government finances, and spending or travel habits may subsequently arise or become apparent in connection with the hurricanes and their aftermath. Furthermore, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will

                                      S-69

not have a material adverse effect on the national economy. Because standard hazard insurance policies generally do not provide coverage for damage arising from floods and windstorms, property owners in the affected areas may not be insured for the damage to their properties and, in the aggregate, this may affect the timing and extent of local and regional economic recovery.

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The assets of the Trust created pursuant to the Pooling and Servicing
Agreement (the "Trust Fund") will consist of a pool of fixed rate mortgage loans
(the "Mortgage Loans" or the "Mortgage Pool") with an aggregate principal balance as of the later of the due date for such Mortgage Loan in October or the date of origination of such Mortgage Loan (the "Cut-off Date"), after deducting payments of principal due on such date, of approximately $4,332,880,300 (with respect to each Mortgage Loan, the "Cut-off Date Balance" and, in the aggregate, the "Initial Pool Balance"). Each Mortgage Loan is evidenced by one or more promissory notes (each a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") creating a first lien on a fee simple and/or leasehold interest in a retail, office, hospitality, multifamily, industrial, self storage or other commercial property (each, a
"Mortgaged Property"). The Mortgage Loans are generally non recourse loans. In the event of a borrower default on a non recourse mortgage loan, recourse may be had only against the specific mortgaged property and the other limited assets securing the mortgage loan, and not against the borrower's other assets.

     The pool of Mortgage Loans will be deemed to consist of two loan groups
("Loan Group 1" and "Loan Group 2" and collectively, the "Loan Groups"). Loan
Group 1 will consist of 147 Mortgage Loans, representing approximately 95.5% of the Initial Pool Balance (the "Initial Loan Group 1 Balance") and includes all
Mortgage Loans other than 14 Mortgage Loans secured by multifamily properties.
Loan Group 2 will consist of 14 Mortgage Loans, representing approximately 4.5%
of the Initial Pool Balance (the "Initial Loan Group 2 Balance") and includes 14
Mortgage Loans that are secured by multifamily properties. Annex C-1 to this prospectus supplement sets forth the loan group designation with respect to each
Mortgage Loan.

     The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(i) all scheduled principal and interest payments due on or before the Cut-off
Date will be made and (ii) no defaults, delinquencies or prepayments on any
Mortgage Loan on or prior to the Cut-off Date. The sum of the numerical data in any column in a table may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this prospectus supplement are calculated as described under "Description of the Mortgage Pool--Additional
Information" in this prospectus supplement and all percentages represent the indicated percentage of the Initial Pool Balance, the Initial Loan Group 1
Balance or the Initial Loan Group 2 Balance, as applicable.

     When information presented in this prospectus supplement with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool
Balance, the percentages are based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the relative appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on
Annex C-1 to this prospectus supplement.

     All information presented in this prospectus supplement with respect to a
Mortgage Loan with a Pari Passu Companion Loan or Subordinate Companion Loan is
calculated without regard to the related Pari Passu Companion Loan or
Subordinate Companion Loan, unless otherwise indicated. The loan amount used in this prospectus supplement for purposes of calculating the LTV's and DSCR's for the Mortgage

                                      S-70

Loan with a Pari Passu Companion Loan is the aggregate principal balance of the
Mortgage Loan and the related Pari Passu Companion Loan.

     Of the Mortgage Loans to be included in the Trust Fund:

     o    Eighty-five (85) Mortgage Loans (the "Greenwich Loans"), representing approximately 64.6% of the Initial Pool Balance, were originated or acquired by Greenwich Capital Financial Products, Inc. ("GCFP"); and

     o    Seventy-six (76) Mortgage Loans (the "GSCMC Loans"), representing approximately 35.4% of the Initial Pool Balance, were originated by
          Goldman Sachs Commercial Mortgage Capital, L.P. ("GSCMC") (including the Mortgage Loan secured by the Mortgaged Property identified on
          Annex C-1 to this prospectus supplement as Fair Lakes Office Park that was originated jointly with German American Capital Corporation).

     The originators of the Mortgage Loans are referred to in this prospectus supplement as the "Originators". GCFP acquired three (3) of the Mortgage Loans from Metropolitan Life Insurance Company, two (2) of the Mortgage Loans from NY
Credit Funding I, LLC and one (1) of the Mortgage Loans from MetLife Insurance
Company of Connecticut (f/k/a The Travelers Insurance Company). The GSCMC Loans
were originated for sale to Goldman Sachs Mortgage Company ("GSMC"). GSMC has or will acquire the GSCMC Loans prior to the Closing Date. GS Mortgage Securities
Corporation II (the "Depositor") will acquire the Mortgage Loans from GSMC and
GCFP (collectively, the "Loan Sellers") on or about October   , 2006 (the
"Closing Date"). The Depositor will cause the Mortgage Loans in the Mortgage
Pool to be assigned to the Trustee pursuant to the Pooling and Servicing
Agreement. In addition, on the Closing Date, the applicable Loan Seller will be required to remit to the Trustee an amount that will be sufficient to cover the interest shortfalls that would otherwise occur on the first Distribution Date as a result of certain mortgage loans not having their first due date until
December 2006. This amount will be distributed to Certificateholders on the first Distribution Date as part of their regular interest distribution.

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                     GENERAL MORTGAGE LOAN CHARACTERISTICS
              (AS OF THE CUT-OFF DATE, UNLESS OTHERWISE INDICATED)

                                                     ALL MORTGAGE LOANS     LOAN GROUP 1      LOAN GROUP 2
                                                     ------------------   ---------------   ---------------

Initial Cut-off Date Balance(1)...................     $4,332,880,300      $4,136,700,969      $196,179,331
Number of Mortgage Loans..........................                161                 147                14
Number of Mortgaged Properties....................                179                 165                14
Average Cut-off Date Mortgage Loan Balance........        $26,912,300         $28,140,823       $14,012,809
Weighted Average Mortgage Rate(2).................             6.237%              6.237%            6.226%
Range of Mortgage Rates(2)........................    5.300% - 8.090%     5.300% - 8.090%   5.792% - 6.700%
Weighted Average Cut-off Loan-to-Value Ratio(4)...              71.8%               71.7%             74.9%
Weighted Average Cut-off Date Remaining Term to
   Maturity (months)(5)..........................               103.9               103.7             109.2
Weighted Average Cut-off Date DSCR(2)(3)..........              1.33x               1.33x             1.23x
Balloon Mortgage Loans(6).........................              10.3%               10.6%              3.6%
Interest-Only Mortgage Loans......................              45.4%               45.5%             42.0%
Partial Interest-Only Mortgage Loans..............              44.3%               43.9%             54.4%

----------
(1)  Subject to a permitted variance of plus or minus 5%.

(2)  When information presented in this prospectus supplement with respect to the interest rates on the mortgage loans, such numbers are presented, including without limitation for purposes of calculating the debt service coverage ratios, with respect to the mortgage loan secured by the mortgaged property identified on Annex C-1 to this prospectus supplement as 222 South
     Riverside Plaza, representing approximately 4.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which has an interest rate that steps up from 5.75% to 6.191% after June 5, 2008, assuming the highest interest rate payable under that mortgage loan of
     6.191%.

(3)  "DSCR" for any Mortgage Loan is equal to the net cash flow from the related
     Mortgaged Property or Properties divided by the annual debt service for such Mortgage Loan. The annual debt service used for purposes of calculating the DSCR for the Whole Loan with a Pari Passu Companion Loan is the aggregate annual debt service of the Mortgage Loan and the related Pari
     Passu Companion Loan. Additional adjustments for the Mortgage Loan(s) with earnout provisions are described on Annex A to this prospectus supplement.

                                      S-71

(4)  "LTV" or "Loan-to-Value Ratio" means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-off Date divided by the appraised value of the Mortgaged Property or Properties securing such Mortgage Loan as of the date of the original appraisal (or, in certain cases, as updated in contemplation of this transaction). The principal balance used for purposes of calculating the LTV for the Whole Loan with a
     Pari Passu Companion Loan is the aggregate principal balance of the
     Mortgage Loan and the related Pari Passu Companion Loan. Additional adjustments for the Mortgage Loans with earnout provisions or other provisions are described on Annex A to this prospectus supplement.

(5)  "LTV at Maturity" for any Mortgage Loan is calculated in the same manner as
     LTV as of the Cut-off Date, except that the Cut-off Date Balance used to calculate the LTV as of the Cut-off Date has been adjusted to give effect to the amortization of the applicable Mortgage Loan up to its maturity date. Such calculation thus assumes that the appraised value of the
     Mortgaged Property or Properties securing a Mortgage Loan on the maturity date is the same as the appraised value as of the date of the original appraisal. Additional adjustments for the Mortgage Loans with earnout provisions or other provisions are described on Annex A to this prospectus supplement. There can be no assurance that the value of any particular
     Mortgaged Property is now, will be at maturity equal to or greater than its original appraised value.

(6)  Excludes the Mortgage Loans that pay interest-only until maturity or for a partial interest-only period.

ADDITIONAL INDEBTEDNESS

     The terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage
Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     Substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

     Additionally, although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower.
However, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, Mortgage Loans with a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. As of the Cut-off Date, each Loan Seller has informed us that it is aware of the following mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor:

                           AGGREGATE                   INITIAL PRINCIPAL
       MORTGAGED         CUT-OFF DATE   % OF INITIAL       AMOUNT OF       INTEREST RATE ON    MATURITY DATE OF
     PROPERTY NAME          BALANCE     POOL BALANCE     MEZZANINE DEBT     MEZZANINE LOAN      MEZZANINE LOAN
----------------------   ------------   ------------   -----------------   ----------------   -----------------

One Beacon Street        $210,000,000        4.8%         $98,000,000            6.101%         August 6, 2011
CA Headquarters          $165,643,200        3.8%         $19,052,188            8.530%         August 6, 2016
The Plaza in Clayton     $ 62,200,000        1.4%         $22,300,000             (1)          October 6, 2016
4801 Woodway Drive       $ 17,060,000        0.4%         $ 2,132,500             (2)         September 6, 2016
Oviedo Town Center       $ 12,565,000        0.3%         $ 3,750,000           13.000%         March 7, 2007
Titan Building & Plaza   $ 12,200,000        0.3%         $ 1,800,000             (3)           August 6, 2016

----------
(1)  The mezzanine loan related to the Mortgage Loan identified on Annex C-1 as
     The Plaza in Clayton bears interest at a rate equal to the London Interbank
     Offered Rate for one-month deposits plus (i) 1.50% through February 6,
     2007, (ii) 2.50% from February 7, 2006 through June 5, 2007, (iii) 3.50%
     from June 6, 2007 through October 5, 2007, (iv) 5.00% from October 6, 2007 through April 5, 2008, (v) 7.50% from April 6, 2008 through October 5, 2008 and (vi) 10.00% from October 6, 2008 through the maturity date of the mezzanine loan.

(2)  The mezzanine loan related to the Mortgage Loan identified on Annex C-1 as
     4801 Woodway Drive bears interest at a rate equal to the London Interbank
     Offered Rate for one-month deposits plus (i) 5.00% through January 5, 2007,
     (ii) 8.50% from January 6, 2007 through October 5, 2011 and (iii) 11.50%
     from October 6, 2011 through the maturity date of the mezzanine loan.

                                      S-72

(3)  The mezzanine loan related to the Mortgage Loan identified on Annex C-1 as
     Titan Building & Plaza bears interest at a rate equal to the London
     Interbank Offered Rate for one-month deposits plus (i) 5.50% through July
     5, 2009, (ii) 8.50% from July 6, 2009 through July 5, 2011 and (iii) 15.00%
     from July 6, 2011 through the maturity date of the mezzanine loan.

     In the case of each of the above-described Mortgage Loans with existing mezzanine debt, the holder of the mezzanine loan generally has the right to cure certain defaults occurring on the Mortgage Loan and the right to purchase the
Mortgage Loan from the trust if certain defaults on the Mortgage Loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the Mortgage Loan. The specific rights of the related mezzanine lender with respect to any future mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

     With respect to the Mortgage Loans listed in the chart below, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, the combined maximum LTV ratio, the combined minimum DSCR and the maximum mezzanine debt permitted, as listed below.

                                      S-73

     The applicable Loan Sellers have informed us that equity owners of the borrowers under certain Mortgage Loans are permitted to incur future mezzanine debt, as described below.

                                       MORTGAGE LOAN     COMBINED    COMBINED       MAXIMUM
                                        CUT-OFF DATE   MAXIMUM LTV    MINIMUM   MEZZANINE DEBT
       MORTGAGED PROPERTY NAME            BALANCE         RATIO        DSCR        PERMITTED
------------------------------------   -------------   -----------   --------   --------------

222 South Riverside Plaza(1)            $202,000,000       80%        1.00x           N/A
Pointe South Mountain Resort            $190,000,000       85%        1.10x           N/A
Village of Merrick Park                 $169,677,544       75%       1.20x(3)         N/A
CA Headquarters                         $165,643,200       (2)         (2)            (2)
CityWest                                $121,000,000       78%        1.16x           N/A
Fair Lakes Office Park                  $116,550,000       70%        1.20x           N/A
ECM Theater Portfolio(1)                $112,050,000       90%        1.00x           N/A
Columbia Business Center                $106,000,000       90%       0.73x(4)         N/A
Ariel Preferred Retail Portfolio        $ 94,000,000       80%        1.20x           N/A
Pinnacle II                             $ 85,600,000       80%         N/A            N/A
Gallery at CocoWalk                     $ 79,425,000       90%        1.05x           N/A
Seattle Trade Center                    $ 75,250,000       70%        1.20x           N/A
Pioneer Plaza                           $ 65,000,000       80%        1.15x           N/A
The Plaza in Clayton                    $ 62,200,000       N/A        1.00x           N/A
Legacy Tech Center                      $ 52,875,000       75%        1.05x           N/A
Tower Place 200                         $ 50,500,000       90%         N/A            N/A
Media Studios North                     $ 47,000,000       80%         N/A            N/A
Algonquin Center                        $ 28,600,000       80%        1.20x           N/A
Seramont Apartments                     $ 26,850,000       80%        1.20x           N/A
Paradise Esplanade                      $ 23,500,000       85%       1.16x(5)         N/A
El Dorado Hills Town Center             $ 22,800,000       80%        1.15x           N/A
Gateway Mall                            $ 20,750,000       80%        1.20x           N/A
Highridge Crossings                     $ 19,150,000       80%        1.15x           N/A
Greenlawn Phase I                       $ 18,850,000       85%        1.10x           N/A
Breckinridge Center                     $ 18,200,000       85%        1.15x           N/A
4801 Woodway Drive                      $ 17,060,000       (2)         (2)            (2)
Royal Appliance                         $ 17,000,000       80%         N/A            (6)
Scottsdale Gateway II                   $ 17,000,000       80%        1.10x           N/A
Amadeus Center (7)                      $ 16,500,000       80%        1.15x           N/A
Prestige Place I and II                 $ 15,200,000       84%        1.15x           N/A
Rockford Crossing                       $ 14,300,000       80%        1.20x           N/A
Decatur Crossing II                     $ 14,000,000       75%        1.20x           N/A
Rubloff Center                          $ 13,392,000       80%        1.20x           N/A
Titan Building & Plaza                  $ 12,200,000       (2)         (2)            (2)
Pecos Legacy                            $ 12,000,000       80%        1.15x           N/A
Mercado at Scottsdale Ranch             $ 11,100,000       85%        1.10x           N/A
San Marin Plaza                         $  9,650,000       90%        1.10x           N/A
Smithsonian Warehouse                   $  9,400,000       80%        1.15x           N/A
Comfort Suites at World Golf Village    $  8,592,488       85%         N/A            N/A
SoHo 25 Retail Condominium              $  8,500,000       80%        1.15x           N/A
Govalle                                 $  8,200,000       85%        1.10x           N/A
University Club Apartments              $  6,600,000       80%        1.20x           N/A
50 Santa Rosa Avenue                    $  6,000,000       77%        1.25x           N/A
StorQuest Playa Vista                   $  6,000,000       50%        1.75x           N/A
Jamestown Village Plaza                 $  5,780,000       80%        1.15x           N/A
Shady Hollow Village I                  $  5,750,000       85%        1.10x           N/A
Metcalf Building                        $  5,634,710       85%        1.10x           N/A
Park West Office II                     $  3,196,820       85%        1.10x           N/A

----------
(1)  Mezzanine financing permitted solely for purposes of funding tenant improvements, leasing commissions and other leasing costs with respect to leases at the related mortgaged property, except as indicated in the next sentence with respect to the ECM Theater Portfolio. Additionally, in the case of the ECM Theater Portfolio, after a partial defeasance of the mortgage loan, mezzanine financing is permitted for any other purpose, as long as the combined LTV of the mortgage loan and permitted mezzanine loan is no greater than 80% and the combined debt service coverage ratio is no less than 1.05x.

                                      S-74

(2)  Mezzanine financing permitted to refinance existing mezzanine debt.

(3)  Combined debt service coverage ratio not less than 1.20x, and debt service coverage ratio of 1.05x calculated with a constant of 9%.

(4)  Based on underwritten net operating income and constant of 10.09%.

(5)  Combined debt service coverage ratio of not less than 1.16x and a debt service coverage ratio for the outstanding principal amount of the mortgage loan of not less than 1.10x.

(6)  Mezzanine financing permitted to pay for the hard and soft tenant improvement costs incurred by the borrower in connection with the expansion of the space demised under the Royal Appliance lease and the extension of the lease for a term of not less than 15 years. The maximum amount of the mezzanine loan may not exceed 80% of the lesser of (x) such hard and soft costs actually incurred and (y) the amount equal to fifty dollars ($50) per square foot of the applicable expansion space.

(7)  Mezzanine financing permitted solely for the purpose of funding approved property improvements and approved tenant improvements and leasing commissions.

     As of the Cut-off Date, each Loan Seller has informed us that it is aware of the following subordinate indebtedness and permitted subordinate indebtedness with respect to borrowers under their respective Mortgage Loans:

     o    With respect to one (1) mortgage loan secured by the Mortgaged
          Property identified on Annex C-1 to this prospectus supplement as
          Tower Place 200, representing approximately 1.2% of the Initial Pool
          Balance, the borrower's parent is permitted to pledge its right to receive equity distributions from its equity ownership interest in the related borrower as part of the collateral pledged to any qualified institutional lender providing a debt facility to the related borrower's parent, provided that (i) the related borrower's parent owns sufficient assets such that the equity in the borrower pledged by borrower's parent comprises not more than 20% of the total assets of the related borrower's parent and (ii) the debt facility is secured
          (to the extent permitted under applicable loan documents or other contracts) by pledges of distributions from or on account of substantially all of the equity ownership interests of the related borrower's parent in real properties or interests therein held by the related borrower's parent.

     o    With respect to one (1) mortgage loan secured by the Mortgaged
          Property identified on Annex C-1 to this prospectus supplement as
          Royal Appliance, representing approximately 0.4%, of the Initial Pool
          Balance, the borrower's parent (or any entity holding any direct or indirect interests in the borrower's parent) is permitted to pledge their direct or indirect ownership interest in the related borrower to any institutional lender providing a corporate line of credit or other financing, provided that the value of the Mortgaged Property which is indirectly pledged as collateral under such financing constitutes no more than 10% of the total value of all assets directly or indirectly securing such financing.

     o    With respect to one (1) mortgage loan secured by a Mortgaged Property identified on Annex C-1 to this prospectus supplement as Village
          Square Retail Center, representing approximately 0.3% of the Initial
          Pool Balance, the Mortgaged Property is subject to a second lien in the amount of $3,000,000. The second lien is subject to an intercreditor agreement pursuant to which the second lien is subordinated to the mortgage loan.

     Furthermore, the respective Mortgaged Properties that secure each Whole
Loan also secure the related Pari Passu Companion Loans and/or the related
Subordinate Companion Loan on a pari passu and/or subordinate basis, as described in "--The Whole Loans" below.

     Certain risks relating to additional debt are described in "Risk
Factors--Other Financings" in this prospectus supplement.

                                      S-75

     DUE DATES; MORTGAGE RATES; CALCULATIONS OF INTEREST. Subject in some cases to a next business day convention, all of the Mortgage Loans have payment dates upon which interest and/or principal payments are due under the related Mortgage
Note (each such date, a "Due Date") that occur as described in the following table with the indicated grace period.

                                                        % OF INITIAL
                      DEFAULT GRACE      NUMBER OF     MORTGAGE POOL
           DUE DATE    PERIOD DAYS    MORTGAGE LOANS      BALANCE
           --------   -------------   --------------   -------------
              1st            5               11              5.8%
              1st            7                2              0.2%
              6th            0              146             88.4%
              6th            3(1)             1              3.9%
              6th            5                1              1.7%
----------
(1)  Three-day grace period is permitted for one monthly payment per twelve-month period.

     As used in this prospectus supplement, "grace period" is the number of days before a payment default is an event of default under each Mortgage Loan. See
Annex C-1 for information on the number of days before late payment charges are due under the Mortgage Loan.

     All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the
Mortgage Loans bear fixed interest rates.

     One hundred fifty-seven (157) of the Mortgage Loans, representing approximately 99.2% of the Initial Pool Balance, accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360
Basis"). Four (4) of the Mortgage Loans, representing approximately 0.8% of the
Initial Pool Balance, accrue interest on the basis of 30 days in a month, assuming a 360-day year ("30/360 Basis"). Eighty-nine (89) of the Mortgage
Loans, representing approximately 44.3% of the Initial Pool Balance, provide for monthly payments of interest only over a fixed period of time after origination ranging from 5 months to 72 months. Forty-one (41) of the Mortgage Loans, representing approximately 45.4% of the Initial Pool Balance provide for monthly payments of interest only until their stated maturity dates. The remaining 31
Mortgage Loans, representing approximately 10.3% of the Mortgage Loans (of the
Initial Pool Balance), provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such
Mortgage Loans (each, a "Balloon Mortgage Loan"). These Mortgage Loans will have balloon payments due at their stated maturity dates, unless prepaid prior thereto.

     "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" PROVISIONS. The Mortgage Loans
generally contain "due-on-sale" and "due-on-encumbrance" clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the
Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the loan documents) the related Mortgaged
Property or a controlling interest in the borrower without the consent of the mortgagee. Certain of the Mortgage Loans provide that transfers of the Mortgaged
Property are permitted if certain conditions are satisfied, which may include one or more of the following:

          (i) no event of default has occurred,

          (ii) the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the
     Mortgaged Property,

          (iii) the Rating Agencies have confirmed in writing that such transfer will not result in a qualification, downgrade or withdrawal of the then current rating of the Certificates,

          (iv) the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements, and

                                      S-76

          (v) the assumption fee has been received (which assumption fee will be paid to the Master Servicer and the Special Servicer, as described in this prospectus supplement and as provided in the Pooling and Servicing
     Agreement, and will not be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

     Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan will also result in a permitted transfer. See "Description of the Mortgage Pool--Additional Indebtedness" above.

     In addition, certain of the Mortgage Loans permit certain transfers specified in the related loan documents such as transfers to an entity or type of entity specifically described in the related loan documents, transfers to affiliates, transfers for estate planning purposes and transfers that result from changes in ownership interests in the borrower. Generally, the Mortgage
Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers.

     The Special Servicer will determine, in a manner consistent with the
Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related
Mortgaged Property, subject to the approval of the Controlling Class
Representative. See "Certain Legal Aspects of the Mortgage Loans--Enforceability
of Certain Provisions--Due-on-Sale Provisions" in the prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

     DEFEASANCE; COLLATERAL SUBSTITUTION. The terms of 137 of the Mortgage Loans
(the "Defeasance Loans"), representing approximately 88.5% of the Initial Pool
Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the "Defeasance Lock-Out Period") to obtain a release of a Mortgaged Property from the lien of the related Mortgage
(a "Defeasance Option") in connection with a defeasance. With respect to all of the Mortgage Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

     The Defeasance Option is also generally conditioned on, among other things,
(a) the borrower providing the mortgagee with at least 30 days prior written notice of the date of such defeasance and (b) the borrower (A) paying on any Due
Date (the "Release Date") (i) all interest accrued and unpaid on the principal balance of the Mortgage Note to the Release Date, (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the "Defeasance Deposit") that will be sufficient to (x) purchase non-callable obligations backed by the full faith and credit of the United
States of America or, in certain cases, other "government securities" (within the meaning of Section 2(a)16 of the Investment Company Act of 1940 and
otherwise satisfying REMIC requirements for defeasance collateral) providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date or the first date on which voluntary prepayments of the Mortgage Loan is permitted, and (2) in amounts equal to the scheduled payments due on such dates under the
Mortgage Loan, or the defeased portion of the Mortgage Loan in the case of a partial defeasance, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities and (B) delivering a security agreement granting the Trust Fund a first priority lien on the Defeasance
Deposit and, in certain cases, the government securities purchased with the
Defeasance Deposit and an opinion of counsel to such effect.

     Additionally, with respect to one (1) Mortgage Loan identified on Annex C-1 to this prospectus supplement as Clybourn Galleria, representing approximately
0.9% of the Initial Pool Balance, which consists of four (4)
cross-collateralized and cross-defaulted notes that collectively represent all of the condominium interests in a single Mortgaged Property, each borrower under one of the four (4) separate loan agreements has the right, in connection with the exercise of a Defeasance Option or a transfer and assumption of any of the notes, to partially defease (at the applicable premium set forth in the related loan agreement) its note so that after giving effect to the Defeasance Option or transfer and assumption, (i) the debt-service-coverage ratio for the remaining cross-collateralized notes is not less than 1.20x and (ii) the

                                      S-77

loan-to-value ratio for the remaining cross-collateralized notes is not greater than (x) 75% if either (a) a note was subject to a transfer and assumption or
(b) if a note was defeased and the aggregate principal amount of the other cross-collateralized notes is less than $33,575,000 or (y) 80% if a note was defeased and the aggregate principal amount of the other cross-collateralized notes is greater than or equal to $33,575,000.

     Pursuant to the terms of the Pooling and Servicing Agreement, the Master
Servicer will be responsible for purchasing the government securities on behalf of the borrower at the borrower's expense to the extent consistent with the related loan documents. Pursuant to the terms of the Pooling and Servicing
Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the
Mortgage Loan and the pledged government securities (together with any Mortgaged
Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan.

     In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a
Mortgage Loan is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

     With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified as Village of Merrick Park on Annex C-1, representing 3.9% of the
Initial Pool Balance, the borrower is permitted to substitute one or more parcels with one or more exchange parcels that are contiguous to the Mortgaged
Property and reasonably equivalent in use, value and condition to the parcel being substituted. Any substitution is subject to, among other things, the requirement that the substitution will not have a material adverse effect on (a)
the ability of borrower to perform, or of lender to enforce, any material provision of any of the loan documents, (b) the net operating income of the
Mortgaged Property or (iii) the value, use enjoyment or operation of the
Mortgaged Property.

     VOLUNTARY PREPAYMENTS. Twenty-four (24) Mortgage Loans, representing approximately 11.5% of the Initial Pool Balance, provide for voluntary principal prepayments as follows:

     One (1) Mortgage Loan, representing approximately 4.8% of the Initial Pool
Balance, permits prepayment after a lockout period with the payment of a yield maintenance charge.

     Twelve (12) of the Mortgage Loans, representing approximately 4.7% of the
Initial Pool Balance, permit prepayment after a lockout period with the payment of the greater of a yield maintenance charge or a prepayment premium of 1%.

     Five (5) Mortgage Loans, representing approximately 1.2% of the Initial
Pool Balance, permit the related borrower after a lockout period to either (a)
prepay the mortgage loan with the greater of a yield maintenance charge or a prepayment premium or (b) substitute U.S. government securities as collateral and obtain a release of the mortgaged property.

     Four (4) Mortgage Loans, representing approximately 0.6% of the Initial
Pool Balance, permit prepayment at any time after the related closing date (or after a lockout period that has already expired) with the payment of a yield maintenance charge or a prepayment premium of 1%, or in the case of one (1) of those Mortgage Loans, a prepayment premium that declines over time from 8% to
1%.

     Two (2) Mortgage Loans, representing approximately 0.2% of the Initial Pool
Balance, permit the related borrower after a lockout period to prepay the mortgage loan with the greater of a yield maintenance charge or a prepayment premium for a specified period, and following the specified period, to either
(a) prepay the mortgage loan with the greater of a yield maintenance charge or a prepayment premium or (b) substitute U.S. government securities as collateral and obtain a release of the mortgaged property.

                                      S-78

     Additionally, all but one (1) of the Mortgage Loans are freely prepayable within a limited period prior to their stated maturity date. For 23 of the
Mortgage Loans, representing approximately 19.9% of the Initial Pool Balance, this period is approximately two (2) months prior to the stated maturity date.
For 128 of the Mortgage Loans, representing approximately 73.6% of the Initial
Pool Balance, this period is approximately three (3) months prior to the stated
maturity date. For two (2) of the Mortgage Loans, representing approximately
0.6% of the Initial Pool Balance, this period is approximately four (4) months prior to the stated maturity date. For seven (7) of the Mortgage Loans, representing approximately 5.7% of the Initial Pool Balance, this period is approximately six (6) months prior to the stated maturity date.

     See "Risk Factors--Risks Relating to Enforceability of Yield Maintenance
Charges, Prepayment Premiums or Defeasance Provisions" in this prospectus supplement.

     PARTIAL RELEASES. The Mortgage Loans secured by the Mortgaged Properties identified on Annex C-1 to this prospectus supplement as ECM Theater Portfolio,
Ariel Preferred Retail Portfolio, Rubloff Retail Portfolio and Clybourn
Galleria, representing approximately 2.6%, 2.2%, 1.3% and 0.9%, respectively, of the Initial Pool Balance, are secured by more than one Mortgaged Property or, in the case of Clybourn Galleria, condominium unit, and permit the release of one or more of the Mortgaged Properties or condominium units in connection with a partial defeasance, pursuant to which the related borrower is generally required, prior to such release, to, among other things, (1) deliver defeasance eligible collateral to the lender in an amount generally equal to between 110%
and 125% of the allocated loan amount for the Mortgaged Property or condominium unit to be released or, in certain cases, if applicable, the amount by which the
Mortgage Loan or, if applicable, the Whole Loan, may be defeased (this defeasance to be apportioned between the Mortgage Loan and the Subordinate
Companion Loan in the case of a Whole Loan) with 100% of the net sale or refinancing proceeds, after taking into account paying defeasance costs out of sale proceeds, and/or (2) satisfy certain debt service coverage tests loan-to-value ratio tests with respect to the remaining Mortgaged Properties or condominium units after the partial defeasance (in some cases the partial defeasance amount may be increased in order to satisfy debt service coverage and/or loan-to-value tests with respect to the remaining undefeased debt).

     With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex C-1 to this prospectus supplement as Pointe South Mountain
Resort, representing approximately 4.4% of the Initial Pool Balance, the borrower may obtain the release of certain parcels, subject to the satisfaction of certain conditions including (i) the released parcel and the remaining property each constitutes one or more separate, legally subdivided parcels of land and (ii) no event of default exists.

     With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex C-1 to this prospectus supplement as The Alhambra, representing approximately 3.0% of the Initial Pool Balance, the borrower may obtain the release of (A) a portion of the Mortgaged Property for redevelopment by The Alhambra Residential Community, LLC, upon satisfaction of certain conditions, including among others: (1) the lien-free completion of a certain west parking structure, east parking structure or other parking facilities not in existence on the origination date, (2) certain minimum parking requirements for the new facilities and (3) the partial release would not increase the loan-to-value ratio of the Mortgaged Property or reduce the revenues or the debt-service-coverage ratio of the Mortgaged Property; (B) a certain southwest parcel, upon satisfaction of certain conditions, including among others: (1) the partial release would not reduce available parking on the Mortgaged Property,
(2) the partial release would not reduce the revenues or the debt-service-coverage ratio of the Mortgaged Property and (3) a maximum loan-to-value ratio of 75%, after giving effect to the partial release; and (C)
a certain eastern parcel, upon satisfaction of certain conditions, including among others: (1) the partial release would not reduce available parking on the
Mortgaged Property, (2) the partial release would not reduce the revenues or the debt-service-coverage ratio of the Mortgaged Property and (3) the partial release would not increase the loan-to-value ratio of the Mortgaged Property or reduce the revenues or the debt-service-coverage ratio of the Mortgaged
Property.

     With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex C-1 to this prospectus supplement as Fair Lakes Office Park, representing approximately 2.7% of the Initial Pool Balance, the borrower may obtain the release of certain portions of the Mortgaged Property in connection with a transfer to an affiliate of the borrower for the development of additional buildings in a manner that is

                                      S-79

generally consistent with the character, nature and quality of the Mortgaged
Property, subject to the satisfaction of certain conditions including, among others: (i) after giving effect to the release, the debt-service-coverage ratio is not less than the debt-service-coverage ratio for the Mortgaged Property as of the date of origination and (ii) after giving effect to the release, the loan-to-value ratio is not greater than the loan-to-value ratio of the Mortgaged
Property as of the date of origination.

     With respect to one (1) Mortgage Loan secured by the Mortgaged Properties identified on Annex C-1 to this prospectus supplement as ECM Theater Portfolio, representing approximately 2.6% of the Initial Pool Balance, the loan documents permit the release of individual properties upon a bona-fide sale of the property, subject to the satisfaction of certain conditions, including (i)
partial defeasance of the ECM Theater Portfolio Whole Loan (this defeasance to be apportioned pro rata between the Mortgage Loan and the related Subordinate
Companion Loan) in an amount equal to the release amount (the greater of (a) the amount that could be defeased, inclusive of defeasance costs, with 100% of net sales proceeds or (b) 120% of the allocated loan amount attributable to such released property), (ii) after giving effect to such release, the debt service coverage ratio for the remaining properties is not less than the greater of (x)
the debt service coverage ratio immediately prior to such release and (y) the debt service coverage as of the date of origination of the loan.

     With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex C-1 to this prospectus supplement as Columbia Business
Center, representing approximately 2.4% of the Initial Pool Balance, the loan documents permit the release of the leasehold portion of the property, subject to the satisfaction of certain conditions, including (i) prepayment by the borrower of the loan in an amount equal to the release amount (110% of the allocated loan amount attributable to such leasehold property) together with a yield maintenance premium on the principal being prepaid, (ii) after giving effect to such release, the underwritten debt-service coverage ratio for the remaining property is not less than the greater of (x) the underwritten debt-service coverage ratio immediately preceding such release and (y) 1.05x
(i.e., the closing date underwritten debt-service coverage ratio) and (iii)
after giving effect to such release, the loan-to-value percentage for the remaining property is not more than 85.3% (i.e., the closing date loan-to-value percentage).

     With respect to one (1) Mortgage Loan secured by the Mortgaged Properties identified on Annex C-1 to this prospectus supplement as Ariel Preferred Retail
Portfolio, representing approximately 2.2% of the Initial Pool Balance, the loan documents permit the release of individual properties upon a bona-fide sale of the property, subject to the satisfaction of certain conditions, including (i)
partial defeasance of the loan in an amount equal to the release amount (the greater of 85% of net sales proceeds or 120% of the allocated loan amount attributable to such released property), (ii) after giving effect to such release, the underwritten debt-service coverage ratio for the remaining properties is not less than the greater of (x) the underwritten debt-service coverage ratio immediately preceding such release and (y) 1.10x (i.e., the closing date underwritten debt-service coverage ratio) and (iii) after giving effect to such release, the loan-to-value percentage for the remaining properties is not more than 70% (i.e., the closing date loan-to-value percentage).

     With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex C-1 to this prospectus supplement as The Gallery at
CocoWalk, representing approximately 1.8% of the Initial Pool Balance, the loan documents permit the release of the parking garage portion of the property, subject to the satisfaction of certain conditions including (i) partial defeasance of the loan in an amount equal to the release amount (the greater of
(1) 110% of the allocated loan amount attributable to the parking garage property and (2) 100% of the net sales proceeds from the sale of such property),
(ii) after giving effect to such release, the underwritten DSCR for the remaining property is not less than the greater of (x) the underwritten DSCR immediately preceding such release and (y) 1.15x, (iii) after giving effect to such release, the LTV percentage for the remaining property is not more than
80%, and (iv) lender has approved, in its sole discretion, all condominium or subdivision plats, reciprocal easement agreements and parking agreements relating thereto.

     With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex C-1 to this prospectus supplement as Seattle Trade Center, representing approximately 1.7% of the Initial Pool Balance, the borrower may obtain the release of a condominium or similar interest comprised of all or a

                                      S-80

portion of the air rights above the parking garage in connection with a transfer to an affiliate of the borrower for the development of a residential development in a manner that is compatible with the character, nature and quality of the
Mortgaged Property, subject to the satisfaction of certain conditions including, among others: (i) no improved portion of the Mortgaged Property will be released, (ii) after giving effect to the release, the debt-service-coverage ratio does not decline and is not less than the debt-service-coverage ratio for the Mortgaged Property as of the date of origination and (iii) after giving effect to the release, the loan-to-value ratio is not greater than the loan-to-value ratio of the Mortgaged Property as of the date of origination.

     With respect to one (1) Mortgage Loan secured by the Mortgaged Properties identified on Annex C-1 to this prospectus supplement as Rubloff Retail
Portfolio, representing approximately 1.3% of the Initial Pool Balance, the loan documents permit the release of individual properties upon a bona-fide sale of the property, subject to the satisfaction of certain conditions, including (i)
partial defeasance of the Mortgage Loan in an amount equal to the release amount
(the greater of 100% of net sales proceeds or 120% of the allocated loan amount attributable to such released property or, at the borrower's option, such greater amount that results in satisfaction of the conditions described in the following clauses (ii) and (iii)), (ii) after giving effect to such release, the debt-service-coverage ratio for the remaining properties is not less than the greater of (x) the debt service coverage ratio immediately prior to such release and (y) 1.10x and (iii) after giving effect to such release, the loan-to-value ratio for the remaining properties is not more than the lesser of (a) the loan-to-value ratio immediately prior to such release and (b) 75%.

     With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex C-1 to this prospectus supplement as Clybourn Galleria, representing approximately 0.9% of the Initial Pool Balance, which consists of four (4) cross-collateralized and cross-defaulted notes that collectively represent all of the condominium interests in a single mortgaged property, the four borrowers under the four separate loan agreements own in the aggregate 100%
of the ownership interests in the condominium. Each borrower is a unit owner in such condominium (the borrower related to the office portion of the mortgaged property owns two units). Each borrower may, under a separate mortgage loan, obtain the release of a unit (or in the case of the borrower related to the office portion of the mortgaged property, two units) from the cross-collateralization and cross-default provisions of the Mortgage Loan in connection with a bona fide, arm's-length sale of the unit to an affiliated third party upon satisfaction of certain conditions including (i) after giving effect to the transfer and assumption, the debt service coverage ratio of the transferred property will be equal to or greater than 1.20x and the loan-to-value ratio of the transferred property will be 75% or less, (ii) after giving effect to the transfer and assumption as to the other three cross-collateralized notes, the debt service coverage ratio for such related notes determined on a combined basis by lender is equal to or greater than 1.20x and the loan-to-value ratio with respect to the other three cross-collateralized notes determined on a combined basis by lender is 75% or less and (iii) so long as no more than two cross-collateralized notes and related condominium units will be released from the group of four cross-collateralized notes and related condominium units.

     With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex C-1 to this prospectus supplement as Holiday Inn - Albany, representing approximately 0.5% of the initial pool balance, the borrower may obtain the release of an unimproved, non-income producing, outparcel, subject to standard release provisions including (i) the payment of a release price equal to the greater of (x) 90% of the gross sales proceeds (in the case of sale) and
(y) $1,840,000, (ii) such unimproved parcel shall constitute a separate, legally subdivided parcel of land and a separate tax lot, (iii) the release does not adversely affect the operation of or access to or from the portion of the remaining mortgaged property, (iv) delivery of evidence that the number of parking spaces at the remaining property is equal to, or in excess of, any minimum parking ratio or minimum number of parking spaces required by applicable law or by any operating and/or easement agreements affecting the mortgaged property and (v) after giving effect to the release, the debt service coverage ratio is no less than 1.50x.

     With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex C-1 to this prospectus supplement as 1301 Connecticut
Avenue, NW, representing approximately 0.4% of the Initial Pool Balance, the borrower may obtain the release of a certain portion of the Mortgaged Property through partial prepayment from the date of origination until two (2) years after the Closing Date, and

                                      S-81

through partial defeasance thereafter, subject to the satisfaction of, among other things, the conditions that: (A) with respect to any partial prepayment,
(i) a prepayment of the principal amount of $2,000,000 (or, if certain leasing conditions are met, $1,750,000) together with a yield maintenance premium; (ii)
the debt-service-coverage ratio for the remaining portion of the Mortgaged
Property shall be equal to or greater than (a) 1.21x and (b) 0.82x utilizing a mortgage constant equal to 9.25%, and (iii) the loan-to-value ratio for the remaining properties shall be equal to or less than 80%; and (B) with respect to any partial defeasance, the defeasance of the principal amount of $2,000,000
(or, if certain leasing conditions are met, $1,750,000) together with a yield maintenance premium.

     With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex C-1 to this prospectus supplement as Woods at Brokenland &
Rivers Center III, representing approximately 0.3% of the Initial Pool Balance, the borrower may obtain the release of one of the two portions comprising the
Mortgaged Property, subject to the satisfaction of certain conditions including concurrently with such release, the borrower making a principal prepayment to lender in an amount sufficient such that after giving effect to such release,
(x) the LTV percentage for the remaining property is equal to the lesser of the aggregate LTV immediately preceding the release and 75% and (y) the DSCR for the remaining property is not less than the greater of the aggregate DSCR immediately preceding such release and 1.25x.

     With respect to one (1) Mortgage Loan secured by the Mortgaged Property identified on Annex C-1 to this prospectus supplement as Mission Valley Shopping
Center, representing approximately 0.2% of the Initial Pool Balance, the borrower may obtain the release of a certain portion of the Mortgaged Property presently improved with a Blockbuster, through partial defeasance, subject to the satisfaction of, among other things, the conditions that: (i) defeasance of the principal amount of the greater of (a) $1,100,000 or (b) an amount equal to
110% of the appraised value of the released parcel, (ii) the debt-service-coverage ratio for the remaining portion of the Mortgaged Property shall be equal to or greater than (a) 1.15x and (b) 0.90x utilizing a mortgage constant equal to 9.25% and (iii) the loan-to-value ratio for the remaining properties shall be equal to or less than 80%.

     In addition, certain Mortgage Loans provide for the release or substitution of outparcels or other portions of the Mortgaged Property which were given no value or minimal value in the underwriting process. Additionally, certain
Mortgage Loans permit the release or substitution of portions of the Mortgaged
Property that were given no value or minimal value in the underwriting process, but that may be improved in the future, provided, however, that the borrower satisfies additional loan-to-value and debt service coverage ratio tests.

     See "Risk Factors--Risks Relating to Enforceability of Yield Maintenance
Charges, Prepayment Premiums or Defeasance Provisions" in this prospectus supplement.

     ESCROWS. One hundred thirty (130) of the Mortgage Loans, representing approximately 69.7% of the Initial Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover property taxes on the Mortgaged Properties.

     One hundred twenty-two (122) of the Mortgage Loans, representing approximately 68.2% of the Initial Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover insurance premiums on the Mortgaged Properties.

     One hundred seventeen (117) of the Mortgage Loans, representing approximately 65.4% of the Initial Pool Balance, provide for monthly or upfront escrows (or the related borrower has posted a letter of credit) to cover ongoing replacements and capital repairs.

     Eighty-three (83) of the Mortgage Loans, representing approximately 63.9%
of the Initial Pool Balance, that are secured by office, retail and industrial properties, provide for up-front or monthly escrows (or the related borrower has posted a letter of credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail and industrial properties only.

                                      S-82

     ADDITIONAL MORTGAGE LOAN INFORMATION. Each of the tables presented in Annex
A sets forth selected characteristics of the pool of Mortgage Loans as of the
Cut-off Date, if applicable. For a detailed presentation of certain characteristics of the Mortgage Loans and the Mortgaged Properties on an
individual basis, see Annex C-1 to this prospectus supplement. For a brief summary of the 10 largest Mortgage Loans in the pool of Mortgage Loans, see
Annex B to this prospectus supplement.

THE WHOLE LOANS

     GENERAL. Eight (8) of the Mortgage Loans (each a "Whole Loan"), representing approximately 16% of the Initial Pool Balance, are part of a split loan structure, where the related Mortgage Loan and one or more other companion loans that are pari passu in right of payment with the related Mortgage Loan
(each a "Pari Passu Companion Loan") or are subordinate in right of payment with the related Mortgage Loan (each a "Subordinate Companion Loan", and together with the Pari Passu Companion Loans, the "Companion Loans") are secured by the same mortgage instrument on the related Mortgaged Property. The Mortgage Loan and its related Pari Passu Companion Loan(s) have the same interest rate, maturity date and amortization term.

     One (1) of the Whole Loans, identified on Annex C-1 to this prospectus supplement as Fair Lakes Office Park (the "Non-Serviced Loan"), with a principal balance as of the cut-off date of $116,550,000 and representing approximately
2.7% of the Initial Pool Balance, is being serviced in accordance with the
2006-CD3 Pooling and Servicing Agreement, which is separate from the Pooling and
Servicing Agreement under which your Certificates are issued as described below by the master servicer and special servicer that are parties to the 2006-CD3
Pooling and Servicing Agreement, and subject to the servicing standard provided for in the 2006-CD3 Pooling and Servicing Agreement.

     Seven (7) of the Whole Loans (the "Serviced Whole Loans") will be serviced pursuant to the Pooling and Servicing Agreement. Any Companion Loan that is part of a Serviced Whole Loan is referred to in this prospectus supplement as a
"Serviced Companion Loan").

     The table below identifies each of the pooled mortgage loans that have corresponding Companion Loans.

                                                        SUBORDINATE      PARI PASSU
                          CUT-OFF DATE                   COMPANION        COMPANION
                            PRINCIPAL    % OF INITIAL     ORIGINAL    ORIGINAL LOAN(S)      ORIGINAL         ORIGINAL
     MORTGAGE LOAN        LOAN BALANCE   POOL BALANCE     BALANCE       LOAN BALANCE     WHOLE LOAN LTV   WHOLE LOAN DSCR
-----------------------   ------------   ------------   -----------   ----------------   --------------   ---------------

Village of Merrick Park   $169,677,544       3.9%       $25,000,000          N/A              65.5%            1.31x
CA Headquarters           $165,643,200       3.8%       $13,156,800          N/A              84.3%            1.18x
Fair Lakes Office Park    $116,550,000       2.7%           N/A         $142,450,000          68.6%            1.29x
ECM Theater Portfolio     $112,050,000       2.6%       $12,450,000          N/A              79.8%            1.32x
Pinnacle II               $ 85,600,000       2.0%       $ 5,200,000          N/A              84.9%            1.01x
Meridian Apartments       $ 33,600,000       0.8%       $ 1,400,000          N/A              83.3%            1.15x
Lichtins Office           $  6,600,000       0.2%       $   419,000          N/A              84.3%            1.07x
Talmadge Town Center      $  4,800,000       0.1%       $   300,000          N/A              85.0%            1.10x

THE VILLAGE OF MERRICK PARK WHOLE LOAN.

     The Mortgage Loan identified as Village of Merrick Park on Annex C-1 to this prospectus supplement (the "Village of Merrick Park Loan"), which has an outstanding principal balance as of the Cut-off Date of $167,677,544, representing approximately 3.9% of the Initial Pool Balance, is secured by the same Mortgaged Property securing a related subordinate companion loan (the
"Village of Merrick Park Subordinate Companion Loan"), and, together with the
Village of Merrick Park Loan, the "Village of Merrick Park Whole Loan") that is not included in the trust and that had an original principal balance of
$25,000,000.

     The Village of Merrick Park Loan and the Village of Merrick Park
Subordinate Companion Loan will be serviced by the Master Servicer and the
Special Servicer, as applicable, according to the Servicing Standards. An intercreditor agreement (the "Village of Merrick Park Intercreditor Agreement")
governs the respective rights and powers of the holder of the Village of Merrick
Park Loan and the Village of Merrick Park Subordinate Companion Loan. The
Village of Merrick Park Intercreditor Agreement provides, in general, that:

                                      S-83

     o    the Village of Merrick Park Subordinate Companion Loan is subordinate to the Village of Merrick Park Loan;

     o    so long as neither (i) a monetary event of default with respect to the
          Village of Merrick Park Whole Loan nor (ii) a non-monetary event of default with respect to the Village of Merrick Park Whole Loan that results in the Merrick Park Whole Loan becoming a Specially Serviced
          Mortgage Loan, the Village of Merrick Park Loan and the Village of
          Merrick Park Subordinate Companion Loan are generally pari passu in right of payment of principal and interest (i.e. holders of each of the Village of Merrick Park Loan and the Village of Merrick Park
          Subordinate Companion Loan are entitled to their respective pro rata share of all payments of principal and interest) and following the occurrence and during the continuance of the events described in clauses (i) or (ii) above, the Village of Merrick Park Loan will be senior in right of payment to the Village of Merrick Park Subordinate
          Companion Loan, such that all amounts received in respect of the
          Village of Merrick Park Whole Loan will be used to pay interest on the
          Village of Merrick Park Loan, then to pay principal of the Village of
          Merrick Park Loan until its principal balance is reduced to zero, then to pay interest on the Village of Merrick Park Subordinate Companion
          Loan, then to pay principal of the Village of Merrick Park Subordinate
          Companion Loan until its principal balance is reduced to zero; and

     o    the Pooling and Servicing Agreement will govern the servicing and administration of the Village of Merrick Park Whole Loan.

     All decisions, consents, waivers, approvals and other actions on behalf of the holders of the Village of Merrick Park Whole Loan will be effected in accordance with the Pooling and Servicing Agreement. However, certain decisions are to be approved by the directing holder of the Village of Merrick Park Whole
Loan (the "Village of Merrick Park Directing Holder"), which will be the holder of the Village of Merrick Park Subordinate Companion Loan for so long as its principal balance is greater than 25% of the original principal balance of the
Village of Merrick Park Subordinate Companion Loan (after taking into account any principal payments, deemed reductions in respect of appraisal reductions or realized losses allocated to the Village of Merrick Park Subordinate Companion
Loan), and after the principal balance of the Village of Merrick Park
Subordinate Companion Loan is lower than 25% of the original principal balance of the Village of Merrick Park Subordinate Companion Loan (a "Merrick Change of
Control"), the Village of Merrick Park Directing Holder will be the holder of a majority interest in the controlling class; provided that if the outstanding principal balance of the Village of Merrick Park Loan is at any time less than the principal balance of the Village of Merrick Park Subordinate Companion Loan,
the holder of the Village of Merrick Park Subordinate Companion Loan will be the
Village of Merrick Park Directing Holder. The Village of Merrick Park Directing
Holder will have the right to approve the following:

     o    any proposed or actual foreclosure upon or comparable conversion of the ownership of the Mortgaged Property securing the Village of
          Merrick Park Whole Loan or any acquisition of the Mortgaged Property by deed in lieu of foreclosure;

     o    any modification, extension, amendment or waiver of a monetary term
          (including a change in the timing of payments) or any material non-monetary term of the Village of Merrick Park Whole Loan;

     o    any proposed or actual sale of REO Property (other than in connection with the termination of the trust fund) for less than the purchase price specified in the Pooling and Servicing Agreement;

     o    any acceptance of a discounted payoff with respect to the Village of
          Merrick Park Whole Loan;

     o    any determination to bring the Mortgaged Property into compliance with applicable environmental laws;

     o    any release of collateral for the Village of Merrick Park Whole Loan
          (other than in accordance with the terms of the Village of Merrick
          Park Whole Loan);

                                      S-84

     o    any acceptance of substitute or additional collateral for the Village of Merrick Park Whole Loan (other than in accordance with the terms of the Village of Merrick Park Whole Loan);

     o    any waiver of a "due on sale" or "due on encumbrance" clause with respect to the Village of Merrick Park Whole Loan;

     o    any acceptance of an assumption agreement releasing the related borrower from liability under the Village of Merrick Park Whole Loan;

     o    any acceptance of a change in the property management company, if approval is required by the lender under the loan documents;

     o    any extension of the maturity date of the Village of Merrick Park
          Whole Loan;

     o    any renewal or replacement of the then existing insurance policies for the Mortgaged Property to the extent such renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance required, if such actions require the approval of the lender under the related loan documents;

     o    any modification or waiver of any provision of the Village of Merrick
          Park Whole Loan which restricts the related borrower or its equity owners from incurring additional indebtedness;

     o    the adoption or approval of a plan of bankruptcy or reorganization with respect to the related borrower; and

     o    approval of any material capital expenditure that requires the approval of the lender under the related loan documents.

     Notwithstanding the foregoing, no advice, direction or objection from or by the Village of Merrick Park Directing Holder may require or cause the Master
Servicer or the Special Servicer, as applicable, to violate Servicing Standards, the terms of the related loan documents, applicable law (including the REMIC
Provisions) or any provision of the Village of Merrick Park Intercreditor
Agreement or the Pooling and Servicing Agreement.

     With respect to the Village of Merrick Park Whole Loan, the holder of the
Village of Merrick Park Subordinate Companion Loan (so long as a Merrick Change of Control has not occurred and such holder is the Village of Merrick Park
Directing Holder) may remove the Special Servicer for the Village of Merrick
Park Whole Loan without cause, and is entitled to appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the certificates issued in any securitization containing a portion of the
Village of Merrick Park Whole Loan.

     The transfer of more than 49% of the ownership of the Village of Merrick
Park Subordinate Companion Loan to any person or entity other than (i)
institutional lenders or investment funds exceeding a minimum net worth requirement and their affiliates, (ii) trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans, or (iii) other entities as to which a ratings confirmation has been received with respect to the Certificates, is generally prohibited.

     The Village of Merrick Park Intercreditor Agreement provides that in the event that (a) any payment of principal or interest on the Village of Merrick
Park Whole Loan is delinquent for longer than the applicable cure period, or (b)
there is a non-monetary default by the related borrower under the loan documents that causes the Village of Merrick Park Whole Loan to become a Specially
Serviced Mortgage Loan, the holder of the Village of Merrick Park Subordinate
Companion Loan will have the right to purchase the Village of Merrick Park Loan at a price generally equal to the unpaid principal balance of such loan, plus accrued and unpaid interest thereon, all related unreimbursed property advances, accrued and unpaid

                                      S-85

interest on all advances, all unreimbursed fees payable to the Master Servicer and the Special Servicer and any other expenses relating to the Village of
Merrick Park Whole Loan.

     The Village of Merrick Park Intercreditor Agreement also provides that in the event the related borrower fails to make any payment of principal or interest or the borrower otherwise defaults, the holder of the Village of
Merrick Park Subordinate Companion Loan will have the right to cure such default, (a) in the case of a monetary default within five (5) days of notice of a payment default and (b) in the case of a default other than a monetary default, within a period of up to 90 days after the expiration of the applicable grace period as long as such party is diligently proceeding with such cure, but at no other times. The holder of the Village of Merrick Park Subordinate
Companion Loan is not permitted to cure more than four (4) consecutive monetary defaults of scheduled payments or effect more than nine (9) such cure periods over the life of the Village of Merrick Park Whole Loan.

THE FAIR LAKES OFFICE PARK WHOLE LOAN.

     The Mortgage Loan identified as Fair Lakes Office Park on Annex C-1 to this prospectus supplement (the "Fair Lakes Office Park Loan"), which has an outstanding principal balance as of the Cut-off Date of $116,550,000, representing approximately 2.7% of the Initial Pool Balance, is secured by the same Mortgaged Properties on a pari passu basis with one Pari Passu Companion
Loan (the "Fair Lakes Office Park Pari Passu Companion Loan" and, together with the Fair Lakes Office Park Loan, the "Fair Lakes Office Park Whole Loan") that is not included in the trust and that had an original principal balance of
$142,450,000. The Fair Lakes Office Park Pari Passu Companion Loan is owned by the trust fund established pursuant to the pooling and servicing agreement (the
"2006-CD3 Pooling and Servicing Agreement") related to the Deutsche Mortgage &
Asset Receiving Corporation, as depositor, Capmark Finance Inc., as a master servicer, Wachovia Bank, National Association, as a master servicer (in such capacity, the "2006-CD3 Master Servicer"), J.E. Robert Company, Inc., as special servicer (the "2006-CD3 Special Servicer") and LaSalle Bank National
Association, as trustee.

     The Fair Lakes Office Park Pari Passu Companion Loan and the Fair Lakes
Office Park Loan will be serviced pursuant to the 2006-CD3 Pooling and Servicing
Agreement, and, therefore, the 2006-CD3 Master Servicer will remit collections on the Fair Lakes Office Park Loan to or on behalf of the trust and will make
Property Advances in respect of the Mortgaged Property securing the Fair Lakes
Office Park Whole Loan.

     A co-lender agreement (the "Fair Lakes Office Park Co-Lender Agreement")
governs the respective rights and powers of the noteholders of the Fair Lakes
Office Park Whole Loan. The Fair Lakes Office Park Co-Lender Agreement provides, in general, that:

     o    the Fair Lakes Office Park Loan and the Fair Lakes Office Park Pari
          Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any of the others; and

     o    the 2006-CD3 Pooling and Servicing Agreement will govern the servicing and administration of the Fair Lakes Office Park Loan and the Fair
          Lakes Office Park Pari Passu Companion Loan.

     All decisions, consents, waivers, approvals and other actions on behalf of the holder of the Fair Lakes Office Park Loan and the Fair Lakes Office Park
Pari Passu Companion Loan will be effected in accordance with the 2006-CD3
Pooling and Servicing Agreement. However, certain decisions are to be approved by the holder of certificates representing a majority interest in a designated controlling class in accordance with the 2006-CD3 Pooling and Servicing
Agreement. The holders of the individual loans that comprise the Fair Lakes
Office Park Whole Loan will be deemed to be the following: (1) in the case of the Fair Lakes Office Park Loan, the majority Certificateholder of the
Controlling Class, and (2) in the case of the Fair Lakes Office Park Pari Passu
Companion Loan, the holder of certificates representing a majority interest in a designated controlling class of certificates issued under the 2006-CD3 Pooling and Servicing Agreement (the "Fair Lakes Office Park Directing Holder").
Additionally, notwithstanding any consent provisions in the 2006-CD3 Pooling and
Servicing Agreement, the Fair Lakes Office Park

                                      S-86

Directing Holder (subject to the non-binding consultation rights of the holder of the Fair Lakes Office Park Loan with respect to the first ten items below)
will have the right to approve the following:

     o    any proposed or actual foreclosure upon or comparable conversion
          (which may include acquisition as an REO Property) of the ownership of the Mortgaged Property securing the Fair Lakes Office Park Loan (the
          "Fair Lakes Office Park Mortgaged Property") if it comes into and continues in default;

     o    any modification, extension, amendment or waiver of a monetary term
          (including the timing of payments) or any material non-monetary term
          (including any material term relating to insurance) of the Fair Lakes
          Office Park Whole Loan;

     o    any proposed or actual sale of an REO Property related to the Fair
          Lakes Office Park Mortgaged Property (other than in connection with the termination of the trust fund), for less than the unpaid principal balance of Fair Lakes Office Park Whole Loan, plus accrued interest
          (other than default interest) thereon;

     o    any acceptance of a discounted payoff with respect to Fair Lakes
          Office Park Whole Loan;

     o    any determination to bring an REO Property related to the Fair Lakes
          Office Park Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

     o    any release of collateral for the Fair Lakes Office Park Whole Loan or any release of a borrower or any guarantor under the Fair Lakes Office
          Park Whole Loan, other than in accordance with the terms of the Fair
          Lakes Office Park Whole Loan (with no material discretion by the mortgagee), or upon satisfaction of the Fair Lakes Office Park Whole
          Loan;

     o    any acceptance of substitute or additional collateral for the Fair
          Lakes Office Park Whole Loan, other than in accordance with the terms of the Fair Lakes Office Park Whole Loan (with no material discretion by the mortgagee);

     o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the Fair Lakes Office Park Whole Loan;

     o    any acceptance of an assumption agreement releasing a borrower or a guarantor from liability under the Fair Lakes Office Park Whole Loan;

     o    taking any action to enforce rights against a mezzanine lender under the related intercreditor agreement;

     o    any acceptance of a change in the property management company, subject to certain thresholds set forth in the 2006-CD3 Pooling and Servicing
          Agreement;

     o    any extension of the maturity date of the Fair Lakes Office Park Whole
          Loan; and

     o    any determination by the 2006-CD3 Special Servicer that a servicing transfer event substantially similar to clauses (b), (c) or (h) of the definition of Servicing Transfer Event has occurred;

     provided that, in the event that the 2006-CD3 Special Servicer determines that immediate action is necessary to protect the interests of the certificateholders and the holders of the Fair Lakes Office Park Loan (as a collective whole), the 2006-CD3 Special Servicer may take any such actions without obtaining the approval of the Fair Lakes Office Park Directing Holder.

     In addition, the Fair Lakes Office Park Directing Holder may direct the
2006-CD3 Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the specially serviced mortgage assets in the trust fund that the Fair Lakes Office Park Directing
Holder may

                                      S-87

consider advisable or as to which provision is otherwise made in the 2006-CD3
Pooling and Servicing Agreement.

     Notwithstanding the preceding two paragraphs, no advice, direction or objection from or by the Fair Lakes Office Park Directing Holder may require or cause the 2006-CD3 Master Servicer or the 2006-CD3 Special Servicer, as
applicable, to violate the terms of the related loan documents, applicable law
(including the REMIC provisions of the Code) or any provision of the intercreditor agreement or the 2006-CD3 Pooling and Servicing Agreement.

     All payments, proceeds and other recoveries on or in respect of the Fair
Lakes Office Park Loan and/or the Fair Lakes Office Park Pari Passu Companion
Loan will be applied to the Fair Lakes Office Park Loan and the Fair Lakes
Office Park Pari Passu Companion Loan on a pari passu basis according to their respective outstanding principal balances. The transfer of the ownership of the
Fair Lakes Office Park Companion Loan to any person or entity other than institutional lenders, investment funds exceeding a minimum net worth requirement, their affiliates or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

     The 2006-CD3 Pooling and Servicing Agreement provides that the Fair Lakes
Office Park Directing Holder may remove the special servicer for the Fair Lakes
Office Park Whole Loan under the 2006-CD3 Pooling and Servicing Agreement without cause, and is entitled to appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the certificates issued in any securitization containing a portion of the Fair Lakes
Office Park Whole Loan.

     The Fair Lakes Office Park Co-Lender Agreement provides that if any of the master servicer, special servicer, trustee or fiscal agent under the 2006-CD3
Pooling and Servicing Agreement has determined that a servicing advance made with respect to the Fair Lakes Office Park Whole Loan is not recoverable out of collections on the Fair Lakes Office Park Mortgaged Property, then the party that made such advance will be entitled to seek reimbursement with interest thereon from the holders of the Fair Lakes Office Park Loan or the trust formed under the Pooling and Servicing Agreement.

THE CA HEADQUARTERS WHOLE LOAN, THE ECM THEATER PORTFOLIO WHOLE LOAN, THE
PINNACLE II WHOLE LOAN AND THE MERIDIAN APARTMENTS WHOLE LOAN.

     Each of the Mortgage Loans identified as CA Headquarters, ECM Theater
Portfolio, Pinnacle II and Meridian Apartments on Annex C-1 to this prospectus supplement, each of which has an outstanding principal balance as of the Cut-off
Date of $165,643,200, $112,050,000, $85,600,000 and $33,600,000, respectively, collectively representing in the aggregate approximately 9.2% of the Initial
Pool Balance, is secured by one or more Mortgaged Properties that also secures the related Subordinate Companion Loan. These Subordinate Companion Loans are
not included in the trust.

     Each of these Whole Loans will be serviced by the Master Servicer and the
Special Servicer, as applicable, in accordance with the Pooling and Servicing
Agreement and the Servicing Standard. A co-lender agreement governs the respective rights and powers of the holders of each of these Whole Loans and provides, in general, that:

     o    each Subordinate Companion Loan is subordinate to its related Mortgage
          Loan;

     o    so long as neither (i) a monetary event of default with respect to a
          Whole Loan nor (ii) a material non-monetary event of default with respect to a Whole Loan has occurred and is continuing, the respective
          Mortgage Loan and its related Subordinate Companion Loan are generally pari passu in right of payment (i.e., the Mortgage Loan and the
          Subordinate Companion Loan are entitled to their respective pro rata share of all payments of principal and interest, although holders of the Mortgage Loan will be paid their share prior to holders of the related Subordinate Companion Loan) and following the occurrence and during the continuance of the events described in clauses (i) or (ii)
          above, the Mortgage Loan will be senior in right of payment to the related

                                      S-88

          Subordinate Companion Loan, such that all amounts received in respect of the Whole Loan will be used to pay interest on the Mortgage Loan, then to pay principal of such Mortgage Loan until its principal balance is reduced to zero, then to pay interest on the related
          Subordinate Companion Loan, then to pay principal of the related
          Subordinate Companion Loan until its principal balance is reduced to zero; and

     o    the Pooling and Servicing Agreement will govern the servicing and administration of each such Whole Loan.

     All decisions, consents, waivers, approvals and other actions on behalf of holders of each Whole Loan will be effected in accordance with the Pooling and
Servicing Agreement. However, certain decisions are to be approved by the directing holder of each Whole Loan, which for so long as a control appraisal event does not exist, will be the holder of the respective Subordinate Companion
Loan, and after a control appraisal event has occurred, will be the holder of a majority interest in the controlling class of each Whole Loan. A control appraisal event with respect to a Whole Loan will exist if and for so long as the initial principal balance of the related Subordinate Companion Loan minus principal payments, appraisal reduction amounts and realized losses allocated to such Subordinate Companion Loan is less than 25% of an amount equal to the initial principal balance of such Subordinate Companion Loan. A directing holder of one of these Whole Loans will have the right to approve the following:

     o    any proposed or actual foreclosure upon or comparable conversion
          (which may include the acquisition of REO Property) of the ownership of the Mortgaged Property securing the Whole Loan if it comes into and continues in default or other enforcement action under the related loan documents;

     o    any proposed modification, extension, amendment or waiver of a monetary term (including a change in the timing of payments) or any material non-monetary term of the Whole Loan;

     o    any proposed or actual sale of Mortgaged Property (other than in connection with the termination of the trust fund) securing the Whole
          Loan for less than the purchase price specified in the Pooling and
          Servicing Agreement;

     o    any acceptance of a discounted payoff with respect to the Whole Loan;

     o    any determination to bring the Mortgaged Property or REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged Property or REO Property;

     o    any release of collateral for the Whole Loan or any release of the borrower or any guarantor or indemnitor under such Whole Loan (other than as required by the terms of, or upon satisfaction of, the Whole
          Loan);

     o    any acceptance of substitute or additional collateral for the Whole
          Loan (other than as required by the terms of such Whole Loan);

     o    any waiver of a "due on sale" or "due on encumbrance" clause;

     o    any acceptance of an assumption agreement releasing a borrower from liability under the Whole Loan;

     o    any approval of any replacement Special Servicer for the Whole Loan
          (other than in connection with the Trustee becoming the successor thereto pursuant to the terms of the Pooling and Servicing Agreement);

     o    any acceptance of a change in the property management company
          (provided that, except with respect to the CA Headquarters Whole Loan, which has no minimum, the unpaid principal balance of the Whole Loan is greater than $5,000,000);

                                      S-89

     o    any determination by the Special Servicer pursuant to clauses (b), (c)
          and (h) of the definition of Servicing Transfer Event that a Servicing
          Transfer Event has occurred;

     o    any determination (i) that the Whole Loan has become a specially serviced loan solely by reason of the borrower's failure to maintain insurance against damages from acts of terrorism or (ii) to force place any insurance against damages from acts of terrorism that is failed to be maintained by the borrower (subject to certain limitations); and

     o    any extension of the maturity date of the Whole Loan.

     In addition, each directing holder may direct the Special Servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the respective Whole Loan as such directing holder may deem advisable.

     No advice, direction or objection from or by a directing holder may require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of the related loan documents, applicable law (including the REMIC provisions of the Code) or any provision of a co-lender agreement or the Pooling and Servicing Agreement.

     Each co-lender agreement provides that in the event that (a) any payment of principal or interest on the respective Whole Loan is 90 days delinquent, (b)
such Whole Loan has been accelerated, (c) the principal balance of such Whole
Loan is not paid at maturity, (d) the borrower files a petition for bankruptcy or (e) such Whole Loan becomes a specially serviced loan (and the Whole Loan is either in default or a default with respect thereto is reasonably foreseeable), the holder of the related Subordinate Companion Loan will have the right to purchase the related Mortgage Loan at a price generally equal to the unpaid principal balance of such loan, plus accrued and unpaid interest thereon, all related unreimbursed advances, accrued and unpaid interest on all advances, all unreimbursed fees payable to the master servicer and the special servicer and any other amounts payable to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement relating to the related Whole Loan.

     Each co-lender agreement also provides that in the event the borrower fails to make any payment of principal or interest or the borrower otherwise defaults, the holder of the respective Subordinate Companion Loan will have limited rights to cure such default, (a) in the case of a monetary default within 10 days after the expiration of the grace period and (b) in the case of a default, other than a monetary default or a bankruptcy of the borrower, within 30 days after the expiration of the applicable grace period as long as such party is diligently proceeding with such cure.

     With respect to the Pinnacle II Loan and the Meridian Apartments Loan, the
holders of the related Subordinate Companion Loan will not have any rights to remove the Special Servicer for the related Whole Loans.

     With respect to the CA Headquarters Whole Loan and the ECM Theater
Portfolio Loan Whole Loan, the holders of the related Subordinate Companion Loan
(so long as a control appraisal event has not occurred and such holders are the directing holders of such Whole Loan) may remove the Special Servicer for the related Whole Loan without cause, and is entitled to appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the certificates issued in any securitization containing a portion of the CA Headquarters Whole Loan or the ECM Theater Portfolio Whole
Loan, as applicable.

THE LICHTINS OFFICE WHOLE LOAN AND THE TALMADGE TOWN CENTER WHOLE LOAN.

     Each of the Mortgage Loans identified as Lichtins Office and Talmadge Town
Center on Annex C-1 to this prospectus supplement, each of which has an outstanding principal balance as of the Cut-off Date of $6,600,000 and
$4,800,000, respectively, collectively representing approximately 0.3% of the
Initial Pool Balance, is secured by a single Mortgaged Property that also secures a related Subordinate Companion Loan. These Subordinate Companion Loans
are not included in the trust.

                                      S-90

     Each of these Whole Loans will be serviced by the Master Servicer and the
Special Servicer, as applicable, according to the Servicing Standard. At origination, the holder of these Mortgage Loans and the holder of the related
Subordinate Companion Loans entered into an intercreditor agreement that sets forth the respective rights of the holder of the these Mortgage Loans and the holder of the related Subordinate Companion Loans.

     All payments in respect of the related Subordinate Companion Loan will be made directly to the servicer of the related Subordinate Companion Loan until the occurrence of (i) either the Mortgage Loan or the related Subordinate
Companion Loan being accelerated, (ii) the occurrence and continuation of a monetary event of default, under each Whole Loan or (iii) an event of default under each Whole Loan caused by certain insolvency actions, and prior to the occurrence of any of these events.

     Payments in respect of each Whole Loan are generally paid pari passu between the Mortgage Loan and the related Subordinate Companion Loan, except for casualty and condemnation payments which will be paid to the Mortgage Loan first, and then to the related Subordinate Companion Loan. After the occurrence and during the continuation of any of the events listed in the previous paragraph, the related servicer of the related Subordinate Companion Loan is required to forward all payments to the Master Servicer within 1 business day of receipt and the servicer of the related Subordinate Companion Loan is required to cooperate with the related borrower and Master Servicer to require the borrower under the related Subordinate Companion Loan make all payments to the
Master Servicer for application pursuant to the related intercreditor agreement and the Mortgage Loan will be senior in right of payment to the related
Subordinate Companion Loan such that all amounts collected in respect of each
Whole Loan will first be used to pay interest and principal on the Mortgage Loan until its principal balance has been reduced to zero and then to pay interest and principal on the related Subordinate Companion Loan.

     With respect to these Whole Loans, the Master Servicer or Special Servicer, as applicable, will be required to obtain the consent of the holder of the related Subordinate Companion Loan in connection with any modification or amendment that would among other things (i) adversely affect the lien priority,
(ii) increase the interest rate or principal amount of the Mortgage Loan, (iii)
increase in any other material respect any monetary obligations of the borrower under the related loan documents, (iv) decrease, forgive, waive, release or defer the interest or the interest rate (other than default interest) or the principal amount of the related Subordinate Companion Loan or forgive, waive, decrease, defer or release all or any portion of the related Subordinate
Companion Loan, (v) shorten the maturity date of the Mortgage Loan, (vi)
increase the term of the related Subordinate Companion Loan to a date occurring after the maturity date of the Mortgage Loan, (vii) accept a grant of any lien on or security interest in any other collateral or property for the related
Whole Loan unless it also secures the related Subordinate Companion Loan, (viii)
modify the cash management arrangements, (ix) cross default the related mortgage, (x) obtain any contingent interest or so called "kicker" measured on the basis of cash flow or appreciation of the related Mortgaged Property, (xi)
release the lien of the related mortgage (other than in connection with repayment or as provided in the loan documents), (xii) spread the lien of the mortgage to encumber additional real property unless it also secures the related
Subordinate Companion Loan and (xiii) extend the lockout period or impose additional prepayment premiums or yield maintenance charges or otherwise modify any prepayment or defeasance provision in a manner materially adverse to the holder of the related Subordinate Companion Loan; provided that no such consent will be required if the period set forth in the related intercreditor agreement during which the holder of the related Subordinate Companion Loan may purchase the Mortgage Loan has expired.

     The intercreditor agreement with respect to each Whole Loan provides that in the event that (a) any payment of principal or interest on the Whole Loan becomes ninety (90) days or more delinquent, (b) the Whole Loan is accelerated,
(c) the balloon payments are not made, (d) the borrower files a petition for bankruptcy or is otherwise the subject of a bankruptcy proceeding, or (e) any other event that causes the related Subordinate Companion Loan to be paid on a subordinated basis as described above, the holder of the related Subordinate
Companion Loan may at its option, within 30 days of notice of the foregoing events, elect to purchase the Mortgage Loan at a price equal to the sum of (i)
the outstanding principal balance of the Mortgage Loan, (ii) all accrued and unpaid interest thereon (other than default interest), (iii) the amount of unreimbursed property protection advances made with respect to the Mortgage
Loan,

                                      S-91

(iv) interest on any unreimbursed advances, (v) servicing fees and trustee's fees payable with respect to the Whole Loan, and (vi) other property protection expenses.

REPRESENTATIONS AND WARRANTIES

     As of the Closing Date, each of the Loan Sellers will make with respect to each Mortgage Loan sold by it that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies as set forth and subject to the exceptions described in the related
Mortgage Loan purchase agreement:

     o    The information pertaining to the Mortgage Loan set forth in the loan schedule attached to the Pooling and Servicing Agreement is true and accurate in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

     o    Prior to the sale of the Mortgage Loan to the Depositor, the Loan
          Seller was the owner of such Mortgage Loan, had good title to it, had full right, power and authority to sell, assign and transfer such
          Mortgage Loan and has transferred such Mortgage Loan free and clear of any and all liens, pledges and security interests of any nature encumbering such Mortgage Loan other than with respect to Mortgage
          Loans in a split loan structure, the applicable Pari Passu Companion
          Loans or Subordinate Companion Loans.

     o    As of the date of its origination, the Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the
          Mortgage Loan, including applicable usury laws.

     o    The proceeds of the Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the Mortgaged
          Property), and there is no requirement for future advances.

     o    The Mortgage Note, each Mortgage, and each assignment of leases and rents, if any, with respect to the Mortgage Loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a)
          bankruptcy, insolvency, receivership, reorganization, liquidation, redemption, moratorium and/or other similar laws and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the benefits provided by the subject agreement or instrument.

     o    Each related Mortgage is a valid and, subject to the exceptions and limitations in the preceding bullet, enforceable first lien on the related Mortgaged Property, except for permitted encumbrances and, with respect to Mortgage Loans with a split loan structure, the applicable companion loan. The permitted encumbrances do not, individually or in the aggregate, materially and adversely interfere with the security intended to be provided by the related Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related mortgagor to pay its obligations under the subject Mortgage Loan when they become due (other than a balloon payment, which would require a refinancing).

     o    Subject to the exceptions and limitations on enforceability in the second preceding bullet, there is no valid offset, defense, counterclaim or right of rescission with respect to the Mortgage Note
          or

                                      S-92

          any related Mortgage or other agreement executed by the related borrower in connection with the Mortgage Loan.

     o    The assignment of each related Mortgage in favor of the Trustee (or in the case of the Non-Serviced Loan, the assignment in favor of the current holder of the Mortgage) constitutes the legal, valid, binding and, subject to the limitations and exceptions in the third preceding bullet, enforceable assignment of that Mortgage to the Trustee.

     o    All real estate taxes and governmental assessments, and that prior to the Cut-off Date became due and payable in respect of, and materially affect, any related Mortgaged Property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

     o    To the actual knowledge of the Loan Seller, there is no proceeding pending for total or partial condemnation of each related Mortgaged
          Property that materially affects its value, and each related Mortgaged
          Property was free of material damage.

     o    To the actual knowledge of the Loan Seller, except where a tenant under a lease is permitted to self-insure, all insurance required under the Mortgage Loan was in full force and effect with respect to each related Mortgaged Property.

     o    As of the Closing Date, the Mortgage Loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

     o    The related borrower is not a debtor in any bankruptcy,
          reorganization, insolvency or comparable proceeding.

If, as provided in the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable
Loan Seller, and that breach materially and adversely affects the value of the
Mortgage Loan, the related Mortgaged Property or the interests of the
Certificateholders in the subject Mortgage Loan, then that breach will be a material breach as to which the Trust will have the rights against the applicable Loan Seller, as applicable, described under "--Cures and Repurchases"
below.

SALE OF MORTGAGE LOANS; MORTGAGE FILE DELIVERY

     On the Closing Date, the Depositor will acquire the Mortgage Loans from each Loan Seller and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. Under the related transaction documents, the Depositor will require each Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a
"Custodian"), among other things, the following documents with respect to each
Mortgage Loan sold by the applicable Loan Seller (collectively, as to each
Mortgage Loan, the "Mortgage File"): (i) the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated
thereon or certified by the applicable recorder's office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified by the applicable recorder's office;
(iv) an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification agreements in those instances in which the terms or provisions of the Mortgage or mortgage note have been modified as to a monetary term other material

                                      S-93

term thereof; (viii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage
Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix)
with respect to any hospitality loan, any filed copies (bearing evidence of filing) or evidence of filing satisfactory to the Trustee of any UCC financing statements, (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Loan Seller in the relevant jurisdiction; (xi) any intercreditor agreement relating to permitted debt of the mortgagor; and (xii) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan; and (xiii)
the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to a Mortgage Loan.

     As provided in the Pooling and Servicing Agreement, the Trustee or a
Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. The Pooling and Servicing
Agreement requires that the Trustee take the actions necessary to maintain the security interest of the Trust Fund in the Mortgage Loans. In addition, the
Trustee is required to maintain custody of the Mortgage File for each Mortgage
Loan in the State of Minnesota. The Trustee will not move any Mortgage File outside the State of Minnesota, other than as specifically provided for in the
Pooling Agreement, unless the Trustee first obtains and provides, at the expense of the Trustee, an opinion of counsel to the Depositor and the Rating Agencies to the effect that the Trustee's first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction. See "The Pooling and Servicing Agreement--Reports to
Certificateholders; Available Information" in this prospectus supplement.

CURES AND REPURCHASES

     If there exists a Material Breach of any of the representations and warranties made by the applicable Loan Seller with respect to any of the
Mortgage Loans sold by it, as discussed under "--Representations and Warranties"
above, or if there exists a Material Document Defect with respect to any
Mortgage Loan sold by it, then the applicable Loan Seller, as applicable, will be required either:

     o    to remedy that Material Breach or Material Document Defect, as the case may be, in all material respects, or

     o    to repurchase the affected Mortgage Loan at a price ("Repurchase
          Price") generally equal to the sum of--

     1.   the outstanding principal balance of that Mortgage Loan at the time of purchase, plus

     2.   all outstanding interest, other than default interest, due with respect to that Mortgage Loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

     3.   all unreimbursed property protection advances relating to that
          Mortgage Loan, plus

     4.   all outstanding interest accrued on advances made by the Master
          Servicer, the Special Servicer and/or the Trustee with respect to that
          Mortgage Loan, plus

     5.   to the extent not otherwise covered by clause 4 of this bullet, all outstanding Special Servicing Fees and other additional trust fund expenses related to that Mortgage Loan, plus

     6.   if the affected Mortgage Loan is not repurchased by the Loan Seller within 180 days after discovery by or notice to the applicable Loan
          Seller of such Material Breach or Material Document Defect, a
          Liquidation Fee in connection with such repurchase.

                                      S-94

     A "Material Breach" is a breach of a representation or warranty that materially and adversely affects the value of the Mortgage Loan, the related
Mortgaged Property or the interests of the Certificateholders in the affected
Mortgage Loan.

     A "Material Document Defect" is a document defect that materially and adversely affects the value of the Mortgage Loan, the related Mortgaged Property or the interests of the Certificateholders in the affected Mortgage Loan.

     The time period within which the applicable Loan Seller must complete that remedy or repurchase will generally be limited to 90 days following the earlier of the responsible party's discovery or receipt of notice of the subject
Material Breach or Material Document Defect, as the case may be. However, if the applicable Loan Seller is diligently attempting to correct the problem, then, with limited exception (including if such breach or defect would cause the
Mortgage Loan not to be a "qualified mortgage" within the meaning of Section
860G(a)(3) of the Code), it will be entitled to an additional 90 days (or more in the case of a Material Document defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy or repurchase.

     The cure/repurchase obligations described above will constitute the sole remedy available to the series 2006-GG8 certificateholders in connection with a
Material Breach of any representations or warranties or a Material Document
Defect with respect to any Mortgage Loan in the Trust Fund. None of the
Depositor, the Underwriters, the Master Servicer, the Special Servicer, the
Trustee, any other Loan Seller nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a Material Breach of any of the representations and warranties or a Material Document Defect if the applicable Loan Seller defaults on its obligations to do so. There can be no assurance that the applicable Loan Seller will have sufficient assets to repurchase a Mortgage Loan if required to do so.

ADDITIONAL INFORMATION

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed, together with the
Pooling and Servicing Agreement, with the Securities and Exchange Commission
(the "Commission") after the initial issuance of the Offered Certificates.

                               TRANSACTION PARTIES

THE SPONSORS

     GOLDMAN SACHS MORTGAGE COMPANY

     General. Goldman Sachs Mortgage Company ("GSMC") is a sponsor and a loan seller.

     GSMC. GSMC is a New York limited partnership. GSMC is an affiliate of the depositor and an affiliate, through common parent ownership, of one of the underwriters. GSMC was formed in 1984. Its general partner is Goldman Sachs Real
Estate Funding Corp. and its limited partner is The Goldman Sachs Group, Inc.
(NYSE:GS). GSMC's executive offices are located at 85 Broad Street, New York,
New York 10004, telephone number (212) 902-1000.

     GSMC's Commercial Mortgage Securitization Program. As a sponsor, GSMC acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS
Commercial Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliate, Goldman Sachs Commercial Mortgage
Capital, L.P., and other underwriters, GSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. As of June 30, 2006, GSMC has acted as a sponsor and mortgage loan seller on 45 fixed and floating-rate commercial mortgage backed securitization transactions.

                                      S-95

     Many of the commercial mortgage loans acquired by GSMC are sold to securitizations in which GSMC acts as either sponsor or commercial mortgage loan seller. GSMC acquires both fixed-rate and floating-rate commercial mortgage loans which are included in both public and private securitizations. GSMC also acquires subordinate and mezzanine debt for investment, syndication or securitization. From the beginning of its participation in commercial mortgage securitization programs in 1996 through June 30, 2006, GSMC acquired approximately 1,440 fixed and floating-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $34.1 billion. Approximately 1,403 fixed and floating-rate commercial mortgage loans with an aggregate original principal balance of approximately $31.7 billion were included in 45 securitization transactions. As of June 30, 2006, GSMC securitized approximately $11.3 billion of fixed-rate commercial mortgage loans through the GG program, of which approximately $4.6 billion was securitized by an affiliate of GSMC acting as depositor, and approximately $6.7 billion was securitized by unaffiliated entities acting as depositor. The properties securing these loans include office, retail, multifamily, industrial, hospitality, manufactured housing and self-storage properties.

     GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

     General. Greenwich Capital Financial Products, Inc. ("GCFP") is a sponsor and a loan seller. GCFP was incorporated in the state of Delaware in 1990. GCFP is a wholly owned subsidiary of Greenwich Capital Holdings, Inc. and an indirect subsidiary of The Royal Bank of Scotland Group plc. The Royal Bank of Scotland
Group plc is a public limited company incorporated in Scotland which is engaged in a wide range of banking, financial and finance-related activities in the
United Kingdom and internationally. GCFP is also an affiliate of Greenwich
Capital Markets, Inc., one of the underwriters. The principal offices of GCFP are located at 600 Steamboat Road, Greenwich, Connecticut 06830. The main telephone number of GCFP is (203) 625-2700.

     GCFP's Commercial Mortgage Securitization Program. GCFP has been engaged in commercial mortgage lending since its formation. The vast majority of mortgage loans originated by GCFP are intended to be either sold through securitization transactions in which GCFP acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that GCFP originates:

     o    Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, residential, healthcare, self storage and industrial properties. These loans are GCFP's principal loan product and are primarily originated for the purpose of securitization.

     o    Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior participation interest in the loan is intended to be securitized.

     o    Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization by GCFP and are sold in individual loan sale transactions.

     In general, GCFP does not hold the loans it originates until maturity. As of June 30, 2006 GCFP had a portfolio of commercial mortgage loans in excess of
$3.4 billion of assets.

     As a sponsor, GCFP originates mortgage loans and, together with other sponsors or mortgage loan sellers, initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. GCFP's role as sponsor also includes engaging third-party service providers such as the servicer, special servicer and trustee, and engaging the rating agencies. In coordination with the underwriters for the related offering, GCFP works with rating agencies, investors, mortgage loan sellers and servicers in structuring

                                      S-96

the securitization transaction. Currently, GCFP engages in multiple seller transactions as the "GG" program in which GCFP and Goldman Sachs Mortgage
Company generally are mortgage loan sellers.

     Neither GCFP nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, GCFP and/or the depositor contracts with other entities to service the mortgage loans in the securitization transactions.

     GCFP commenced selling mortgage loans into securitizations in 1998. During the period commencing on January 1, 1998 and ending on June 30, 2006, GCFP was the sponsor of 24 commercial mortgage-backed securitization transactions.
Approximately $24.3 billion of the mortgage loans included in those transactions were originated by GCFP. As of June 30, 2006, GCFP originated approximately
$13.4 billion of commercial mortgage loans for the GG program, of which approximately $7.5 billion was included in a securitization for which an affiliate of GCFP acting as depositor, and approximately $5.9 billion was originated for securitization with an unaffiliated entity acting as depositor.

     The following tables set forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by GCFP for the three years ending on December 31, 2005.

                      FIXED RATE COMMERCIAL MORTGAGE LOANS

       TOTAL GCFP FIXED RATE   TOTAL GCFP FIXED RATE
         LOANS ORIGINATED        LOANS SECURITIZED
YEAR       (APPROXIMATE)           (APPROXIMATE)
----   ---------------------   ---------------------
2005        $7.3 billion            $7.0 billion
2004        $4.3 billion            $2.7 billion
2003        $2.0 billion            $3.0 billion

                     FLOATING RATE COMMERCIAL MORTGAGE LOANS

        TOTAL GCFP FLOATING      TOTAL GCFP FLOATING
       RATE LOANS ORIGINATED   RATE LOANS SECURITIZED
YEAR       (APPROXIMATE)            (APPROXIMATE)
----   ---------------------   ----------------------
2005        $2.0 billion            $0.8 billion
2004        $2.4 billion            $0.9 billion
2003        $0.2 billion            $0.7 billion

     Underwriting Standards.

     General. GCFP originates commercial mortgage loans from its headquarters in
Greenwich, Connecticut as well as from its origination offices in Los Angeles and Irvine, California, Chicago, Illinois, Atlanta, Georgia and Baltimore,
Maryland. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans' originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria.
All mortgage loans must be approved by at least two or more members of GCFP's credit committee, depending on the size of the mortgage loan.

     Loans originated by GCFP generally conform to the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. These underwriting criteria are general, and there is no assurance that every loan originated by GCFP will comply in all respects with the guidelines.

     Loan Analysis. Generally, GCFP performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third party credit reports, bankruptcy and

                                      S-97

lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property's historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property's historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of GCFP. The borrower's and property manager's experience and presence in the subject market are also received. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

     Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent direction are required.

     Loan Approval. All mortgage loans must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to commitment for loans with principal balances of $25 million or greater, an investment committee memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Property Characteristics. Post-1980 construction is preferred; however, older properties in good repair and having had material renovation performed within the last five years will be considered. The remaining useful life of the mortgaged property should extend at least five years beyond the end of the amortization period.

     Location. Generally, established or emerging markets with a minimum population of 50,000 (25,000 for retail properties), and no population declines since 1980 based upon established census data are preferred. Regional and trade area demographics should be flat to rising. The market should not be dependent on a single employment source or industry.

     Operating History. Operating history is a significant factor in the evaluation of an established mortgaged property, but may be given less weight with respect to mortgage loans on newly constructed or rehabilitated properties.
Generally, for established properties, the mortgaged property must be open and have stable occupancy history (or operating performance in the case of retail properties). The mortgaged property should not have experienced material declines in operating performance over the previous two years. Newly-constructed or recently rehabilitated properties which have not reached stabilized occupancy are considered on a case-by-case basis.

     Debt Service Coverage Ratio and LTV Ratio. GCFP's underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. An LTV Ratio generally based upon the appraiser's determination of value as well as the value derived using a stressed capitalization rate is considered.
The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by GCFP may vary from these guidelines.

     Escrow Requirements. Generally, GCFP requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by GCFP are as follows:

     o    Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. GCFP may waive this escrow requirement under certain circumstances.

                                      S-98

     o    Insurance--If the property is insured under an individual policy
          (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. GCFP may waive this escrow requirement under certain circumstances.

     o    Replacement Reserves--Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus 2 years. GCFP relies on information provided by an independent engineer to make this determination. GCFP may waive this escrow requirement under certain circumstances.

     o    Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, GCFP generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. GCFP may waive this escrow requirement under certain circumstances.

     o    Tenant Improvement/Lease Commissions--In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

     Other Factors. Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

THE DEPOSITOR

     GS Mortgage Securities Corporation II (the "Depositor") was incorporated in the State of Delaware on November 16, 1995, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The principal executive offices of the Depositor are located at 85 Broad Street, New York, New York
10004. Its telephone number is (212) 902-1000. The Depositor will not have any material assets other than the trust funds.

     The Depositor will have minimal ongoing duties with respect to the
Certificates and the Mortgage Loans. The Depositor's duties will include: (i)
the duty to appoint a successor trustee in the event of the removal of the
Trustee, (ii) pay any ongoing fees of the Rating Agencies, (iii) to promptly deliver to the Trustee any document that comes into the Depositor's possession that constitutes part of the Mortgage File or servicing file for any Mortgage
Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer which materially and adversely affects the interests of the Certificateholders, to give prompt written notice of such breach to the affected parties, (v) to provide information in its possession with respect to the certificates to the Trustee to the extent necessary to perform REMIC and grantor trust tax administration, (vi) to indemnify the Trust, the Trustee, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense incurred by such parties arising form the
Depositor's willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement,
(vii) to sign any annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Trust, and (viii) to mail the notice of a succession of Trustee to all
Certificateholders.

     The Depositor is an affiliate of GSMC, one of the sponsors and mortgage loan sellers, and an affiliate of Goldman, Sachs & Co., one of the underwriters.

     On the Closing Date, the Depositor will acquire the mortgage loans from each Loan Seller and will simultaneously transfer the mortgage loans, without recourse, to the Trustee for the benefit of the Certificateholders. See "The
Seller" in the prospectus.

                                      S-99

------------                                 -----------      Cash     ---------
 Sponsors &          Cash             Cash   Underwriter  <----------  Investors
Loan Sellers  <-----------------| |---------              ---------->
------------                    | |          -----------               ---------
     |                          | |             /|\          Offered
     |                          | |              |        Certificates
     |                          | |              |
     |Mortgage                  | |              |
     |  Loans          Cash     | |              |
     |             |----------- | |              |
     |             |          | |\|/             |     Offered
     |             |        ---------            |  Certificates
     |-------------|------> Depositor -----------|
               |---|------> ---------
               |   |         |    /|\
               |   | Mortgage|     |
-----------    |   |   Loans |     | Certificates
   Other     <------        \|/    |
Loan Seller    |            ---------
-----------    |             Issuing
     |         |              Entity
     |         |            ---------
     |----------
       Mortgage
        Loans

THE LOAN SELLERS AND ORIGINATORS

     The Loan Sellers are Goldman Sachs Mortgage Company and Greenwich Capital
Financial Products, Inc. Goldman Sachs Mortgage Company is an affiliate of
GSCMC, the Depositor and one of the Underwriters. Greenwich Capital Financial
Products, Inc. is an affiliate of one of the Underwriters. The Originators are
Goldman Sachs Commercial Mortgage Capital, L.P. and Greenwich Capital Financial
Products, Inc.

     The information set forth in this prospectus supplement concerning the Loan
Sellers, Originators and their underwriting standards has been provided by the
Loan Sellers and Originators.

     Goldman Sachs Mortgage Company. Goldman Sachs Mortgage Company is a loan seller. See "--The Sponsors--Goldman Sachs Mortgage Company" above.

     Goldman Sachs Commercial Mortgage Capital, L.P. Goldman Sachs Commercial
Mortgage Capital, L.P. ("GSCMC") (formerly known as Archon Financial, L.P.), a
Delaware limited partnership, is an affiliate of GSMC, one of the loan sellers and sponsors, Goldman, Sachs & Co., one of the underwriters, and GS Commercial
Mortgage Securities Corporation II, the depositor. GSCMC's primary business is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties.
The commercial mortgage loans originated by GSCMC include both fixed and floating-rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. GSCMC has been an active participant in securitizations of commercial mortgage loans since 1996.
Many of the commercial mortgage loans originated by GSCMC are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or mortgage loan seller. Multiple seller transactions in which GSCMC has participated historically include the "GMAC" program in which GSMC, GMAC Commercial Mortgage
Corporation, Morgan Stanley Mortgage Capital Inc. and German American Capital
Corporation generally were loan sellers and sponsors. Currently, GSCMC engages in multiple seller transactions as the "GG" program in which GSMC and Greenwich
Capital Financial Products, Inc. generally are mortgage loan sellers.

     Between the inception of its commercial mortgage securitization program in
1996 and June 30, 2006, GSCMC originated approximately 1,438 fixed and floating-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $34.1 billion, of which approximately 1,401 commercial mortgage loans with an aggregate original principal balance of approximately $31.7 billion, was included in 45 securitization transactions. As of June 30, 2006, GSCMC originated approximately
$11.3 billion of commercial mortgage loans for the GG program, of which approximately $4.6 billion was included in a securitization for which an affiliate of GSCMC acting as depositor, and approximately $6.7 billion was originated for securitizations with an unaffiliated entity acting as depositor.

                                      S-100

                      FIXED RATE COMMERCIAL MORTGAGE LOANS

         TOTAL GSCMC FIXED        TOTAL GSCMC FIXED
       RATE LOANS ORIGINATED   RATE LOANS SECURITIZED
YEAR       (APPROXIMATE)            (APPROXIMATE)
----   ---------------------   ----------------------
2005       $5.6 billion             $6.1 billion
2004       $3.4 billion             $3.0 billion
2003       $2.1 billion             $2.1 billion

                     FLOATING RATE COMMERCIAL MORTGAGE LOANS

        TOTAL GSCMC FLOATING    TOTAL GSCMC FLOATING
       RATE LOANS ORIGINATED   RATE LOANS SECURITIZED
YEAR       (APPROXIMATE)            (APPROXIMATE)
----   ---------------------   ----------------------
2005       $1.5 billion            $0.6 billion
2004       $1.5 billion            $0.0 billion
2003       $1.4 billion            $1.0 billion

     UNDERWRITING STANDARDS

     Overview. GSCMC's commercial mortgage loans are primarily originated in accordance with the underwriting criteria described below. However, variations from these guidelines may be implemented as a result of various conditions including each loan's specific terms, the quality or location of the underlying real estate, the property's tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by GSCMC. Therefore, this general description of GSCMC's underwriting standards is not intended as a representation that every commercial mortgage loan complies entirely with all criteria set forth below.

     Process. The credit underwriting process for each GSCMC loan is performed by a deal team comprised of real estate professionals which typically includes of a senior member, originator, analyst and commercial closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering (see "--Escrow Requirements" below and "--Third
Party Reports--Property Analysis," "--Appraisal and Loan-to-Value Ratio,"
"--Environmental Report," "--Physical Condition Report," "--Title Insurance
Policy" and "--Property Insurance" in this prospectus supplement).

     A member of the GSCMC team or its affiliates thereof is required to perform an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property's competitiveness within its market.

     The GSCMC deal team or its affiliates thereof also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants' ongoing occupancy or ability to pay rent.

     After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property's cash flow in accordance with GSCMC's property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

                                     S-101

     Credit Approval. All commercial mortgage loans must be presented to one or more of credit committees which consist of senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

     Debt Service Coverage and LTV Requirements. GSCMC's underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and maximum LTV of 80%. However these thresholds are guidelines and exceptions may be made on the merits of each individual loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters.

     The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each Mortgage Loan as reported in this prospectus supplement and Annex C-1. Property and loan information is typically updated for securitization, including a complete re-underwriting of the property's cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

     Amortization Requirements. While GSCMC's underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the commercial mortgage loan term. However, if the loan entails only a partial interest-only period, the monthly debt service, the annual debt service and DSCR set forth in this prospectus supplement and Annex C-1 reflects a calculation on the future (larger) amortizing loan payment. See "Description of the Mortgage
Pool" in this prospectus supplement.

     Escrow Requirements. GSCMC may require borrowers to fund escrows for taxes, insurance and replacement reserves. In addition, GSCMC may identify certain risks that warrant additional escrows or holdbacks for items such as tenant improvements/leasing commissions, deferred maintenance, environmental costs or unpaid obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all GSCMC commercial mortgage loans.

     Servicing. Interim servicing for all GSCMC loans prior to securitization is typically performed by Archon Group, L.P., an affiliate of GSCMC. However, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with GSCMC, which may be retained post-securitization including the applicable fees. Otherwise, servicing responsibilities are transferred from Archon Group, L.P. to the Master
Servicer of the securitization trust (and a primary servicer when applicable) at closing. From time to time, Archon Group, L.P. may retain primary servicing.

     Greenwich Capital Financial Products, Inc. Greenwich Capital Financial
Products, Inc. is a loan seller and Originator. See "--The Sponsors--Greenwich
Capital Financial Products, Inc." above.

     THIRD PARTY REPORTS

     General. In addition to the guidelines described above, each of the
Originators generally has established guidelines outlining certain procedures with respect to third party reports with respect to the mortgage loans, as described more fully below. The Mortgage Loans were generally originated in accordance with such guidelines, however, in many instances, one or more provisions of the guidelines were waived or modified. The Mortgage Loans were originated for securitization and were generally originated from May 2006 to the present by the Originators.

     Property Analysis. Prior to origination of a loan, each Originator typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally

                                     S-102

include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

     Appraisal and Loan-to-Value Ratio. Each Originator typically obtains an appraisal that complies, or the appraiser certifies that it complies, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act
of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

     Environmental Report. Each Originator generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the applicable
Originator. Each Originator or their designated agents typically review the
Phase I site assessment to verify the presence or absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the Phase I site assessment identifies material violations and no third party is identified as responsible for such violations, each Originator generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation.

     Physical Condition Report. Each Originator generally obtains a current physical condition report ("PCR") for each mortgaged property prepared by a structural engineering firm approved by the Originators. Each Originator, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, each Originator often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

     Title Insurance Policy. The borrower is required to provide, and each
Originator or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c)
protection and benefits run to the mortgagee and its successors and assigns, (d)
written on an American Land Title Association ("ALTA") form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e)
if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

     Property Insurance. Each Originator typically require the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All
Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage;
and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.

THE ISSUING ENTITY

     The issuing entity with respect to the Offered Certificates will be the GS
Mortgage Securities Trust 2006-GG8 (the "Trust"). The Trust is a New York common law trust that will be formed on the closing date pursuant to the Pooling and
Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus supplement. Accordingly, the Trust may not issue securities

                                     S-103

other than the Certificates, or invest in securities, other than investing of funds in the certificate account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The
Trust may not lend or borrow money, except that the Master Servicer and the
Trustee may make advances of delinquent monthly debt service payments and servicing advances to the Trust, but only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing
Agreement may be amended as set in this prospectus supplement under "The Pooling and Servicing Agreement--Amendment." The Trust administers the Mortgage Loans through the Trustee, the Master Servicer and the Special Servicer. A discussion of the duties of the Trustee, the Master Servicer and the Special Servicer,
including any discretionary activities performed by each of them, is set forth in this prospectus supplement under "--The Trustee," "--The Master Servicer;
Master Servicer Servicing Compensation and Payment of Expenses" and "--The
Special Servicer; Special Servicer Servicing Compensation and Payment of
Expenses" and "The Pooling and Servicing Agreement--Servicing of the Mortgage
Loans."

     The only assets of the Trust other than the Mortgage Loans and any REO
Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the
Mortgage Loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the Trustee, the Master
Servicer and the Special Servicer. The fiscal year of the Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the Trustee, the Master Servicer and the Special Servicer.

     The Depositor is contributing the Mortgage Loans to the Trust. The
Depositor is purchasing the Mortgage Loans from the Loan Sellers, as described in this prospectus supplement under "Description of the Mortgage Pool--Sale of
Mortgage Loans; Mortgage File Delivery" and "--Cures and Repurchases."

     Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a
"business trust."

THE TRUSTEE

     Wells Fargo Bank, N.A. (the "Trustee" or "Wells Fargo Bank") will act as trustee on behalf of the Certificateholders under the Pooling and Servicing
Agreement. The Trustee is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of June 30, 2006, Wells Fargo & Company is among the leading U.S.
bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. The Trustee provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Loan Sellers, the Master
Servicer and the Special Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. The Trustee's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia,
Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

     The Trustee has provided corporate trust services since 1934. As of June
30, 2006, the Trustee was acting as trustee on more than 270 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $250 billion. In its capacity as trustee on commercial mortgage securitizations, the Trustee is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, the Trustee has not been required to make an advance on a commercial mortgage-backed securities transaction.

                                     S-104

     There have been no material changes to the Trustee's policies or procedures with respect to its securities administration function other than changes required by applicable laws.

     In the past three years, the Trustee has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by the Trustee with respect to commercial mortgage-backed securities.

     The Trustee is acting as custodian of the Mortgage Loan Files pursuant to the Pooling and Servicing Agreement (in such capacity, the "Custodian"). In that capacity, the Custodian is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the
Certificateholders. The Custodian has been engaged in the mortgage document custody business for more than 25 years. The Custodian maintains its commercial document custody facilities in Minneapolis, Minnesota. As of June 30, 2006,
Wells Fargo Bank was acting as custodian of more than 25,000 commercial mortgage loan files.

     The Trustee serves or has served within the past two years as loan file custodian for various mortgage loans owned by one or more of the Loan Sellers or an affiliate of such Loan Seller and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the custodial agreement under which those services are provided by the Trustee are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

     Under the terms of the Pooling and Servicing Agreement, the Trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the Trustee is responsible for the preparation of all REMIC and grantor trust tax returns on behalf of the
Trust and the preparation of monthly reports on Form 10-D, the filing of annual reports on Form 10-K and other reports on Form 8 K (in accordance with the
Pooling and Servicing Agreement) that are required to be filed with the
Securities and Exchange Commission on behalf of the issuing Trust. The Trustee has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 20 years and in connection with commercial mortgage-backed securities since 1997. It has acted as securities administrator with respect to more than 325 series of commercial mortgage-backed securities, and, as of June 30, 2006, was acting as securities administrator with respect to more than $280 billion of outstanding commercial mortgage-backed securities.

     The Trustee may resign at any time by giving written notice to the
Depositor, the Master Servicer, the Special Servicer and the Rating Agencies.
However, no such resignation shall be effective until a successor has been appointed. Upon such notice, the Depositor will appoint a successor Trustee reasonably acceptable to the Master Servicer. If no successor Trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor Trustee.

     The Depositor may remove the Trustee if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing
Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property. The holders of Certificates evidencing aggregate Voting Rights of more than 50% of all Certificateholders may remove the Trustee upon written notice to the Depositor, the Master Servicer and the Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance by the successor Trustee of the appointment. Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling and
Servicing Agreement, the Trustee will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus reimbursement for all Advances made by them and interest on those Advances as provided in the Pooling and Servicing Agreement. Any successor Trustee must have a combined capital and surplus of at least $50,000,000 and such appointment must not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates.

                                     S-105

     As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will accrue at a per annum rate (the "Trustee Fee Rate") which, together with the Servicing Fee Rate, is equal to the per annum rate set forth on Annex C-1 to this prospectus supplement as the "Administrative Fee Rate", with respect to each Mortgage Loan and the
Stated Principal Balance of the Mortgage Loans and will be calculated on a
30/360 Basis and prorated for any partial periods. The Trustee also is authorized but not required to invest or direct the investment of funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the
Gain-On-Sale Reserve Account and the Interest Reserve Account in investments permitted under the Pooling and Servicing Agreement, and the Trustee will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.

     The Trust Fund will indemnify the Trustee against any and all losses, liabilities, damages, claims or unanticipated expenses (including reasonable attorneys' fees) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, bad faith or willful misconduct of the Trustee. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee's opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing
Agreement.

     The Trustee (except for the information under the first paragraph of "--The
Trustee" above) will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans,
this prospectus supplement or related documents.

     If no Event of Default has occurred, and after the curing of all Events of
Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

     In addition, pursuant to the Pooling and Servicing Agreement, the Trustee,
at the cost and expense of the Depositor, based upon reports, documents, and other information provided to the Trustee, will be obligated to file with the
Securities and Exchange Commission (the "Commission"), in respect of the Trust and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe)
required to be filed with the Commission pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934, as amended, and any other Form 8-K reports required to be filed pursuant to the Pooling and Servicing Agreement.

THE MASTER SERVICER; MASTER SERVICER SERVICING COMPENSATION AND PAYMENT OF
EXPENSES

     THE INITIAL MASTER SERVICER. Wachovia Bank, National Association (the
"Master Servicer" or "Wachovia") will be the master servicer under the Pooling and Servicing Agreement. Wachovia is a national banking association organized under the laws of the United States of America, is a wholly-owned subsidiary of
Wachovia Corporation, is an affiliate of Wachovia Capital Markets, LLC, one of the

                                     S-106

underwriters, and is expected to be the 2006-CD3 Master Servicer. Wachovia's principal servicing offices are located at NC 1075, 8739 Research Drive URP4,
Charlotte, North Carolina 28262.

     Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia's primary servicing system runs on EnableUs
(formerly known as McCracken) Strategy software and Wachovia reports to trustees in the CMSA format. The table below sets forth information about Wachovia's portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

                        COMMERCIAL AND                         AS OF              AS OF               AS OF             AS OF
                  MULTIFAMILY MORTGAGE LOANS            DECEMBER 31, 2003   DECEMBER 31, 2004   DECEMBER 31, 2005   JUNE 30, 2006
-----------------------------------------------------   -----------------   -----------------   -----------------   -------------

By Approximate Number................................         10,015              15,531             17,641              18,888
By Approximate Aggregate Unpaid Principal Balance (in
   Billions).........................................          $88.6              $141.3             $182.5              $207.6

     Within this portfolio, as of June 30, 2006, are approximately 16,198 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $174.4 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and collateralized debt obligation securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in
Wachovia's servicing portfolio as of June 30, 2006, were located in all 50 states, the District of Columbia, Guam, Mexico, Virgin Islands and Puerto Rico
and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

     Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

     The table below sets forth information regarding the aggregate amount of principal and interest advances and property protection advances (i) made by
Wachovia on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:

                                                          OUTSTANDING      OUTSTANDING
                              SECURITIZED MASTER           ADVANCES          ADVANCES
         DATE              SERVICED PORTFOLIO (UPB)*     (P&I AND PPA)*    AS % OF UPB
------------------------   -------------------------   -----------------   -----------

December 31, 2003.......        $ 74,461,414,561          $ 84,616,014        0.1%
December 31, 2004.......        $113,159,013,933          $129,858,178        0.1%
December 31, 2005.......        $142,222,662,628          $164,516,780        0.1%

----------
*    "UPB" means unpaid principal balance, "P&l" means principal and interest advances and "PPA" means property protection advances.

     Pursuant to an interim servicing agreement between Wachovia and Greenwich
Capital Financial Products, Inc., a sponsor and a loan seller, Wachovia acts as primary servicer with respect to mortgage loans owned by Greenwich Capital
Financial Products, Inc. from time to time, including, prior to their inclusion in the Trust, some or all of the Mortgage Loans being contributed by Greenwich
Capital Financial Products, Inc. There are currently no outstanding property protection advances made by Wachovia on those Mortgage Loans being contributed by Greenwich Capital Financial Products, Inc. that were serviced by Wachovia prior to their inclusion in the Trust.

                                     S-107

     Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia' s ratings by each of these agencies is outlined below:

                                            FITCH      S&P
                                           -------   --------
            Primary Servicer............    CPS2+     Strong
            Master Servicer.............    CMS2      Strong

     The short-term debt ratings of Wachovia are A-1+ by S&P, P-1 by Moody's,
F1+ by Fitch.

     Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.
Wachovia's servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage
Association or the Federal Home Loan Mortgage Corporation. Wachovia may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

     o    monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents

     o    provision of Strategy and Strategy CS software

     o    identification, classification, imaging and storage of documents

     o    analysis and determination of amounts to be escrowed for payment of taxes and insurance

     o    entry of rent roll information and property performance data from operating statements

     o    tracking and reporting of flood zone changes

     o    tracking, maintenance and payment of rents due under ground leases

     o    abstracting of insurance requirements contained in loan documents

     o    comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any

     o    abstracting of leasing consent requirements contained in loan documents

     o    legal representation

     o    assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia

     o    maintenance and storage of letters of credit

     o    tracking of anticipated repayment dates for loans with such terms

     o    reconciliation of deal pricing, tapes and annexes prior to securitization

     o    entry of new loan data and document collection

                                     S-108

     o    initiation of loan payoff process and provision of payoff quotes

     o    printing, imaging and mailing of statements to borrowers

     o    performance of property inspections

     o    performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes

     o    review of financial spreads performed by sub-servicers

     o    review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to Wachovia for approval

     o    performance of UCC searches and filing of UCCs

     Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Generally, all amounts received by Wachovia on the Mortgage Loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account described under "The Pooling and Servicing
Agreement--Accounts" in this prospectus supplement within the time required by the Pooling and Servicing Agreement. On the day any amount is to be disbursed by
Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

     Wachovia will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent Wachovia performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Servicing Standard.

     There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the Certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

     The information set forth in the previous twelve paragraphs under "--The
Master Servicer; Master Servicing Compensation and Payment of Expenses--The
Initial Master Servicer" in this prospectus supplement concerning Wachovia has been provided by it.

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the Mortgage Loans (or any successor
REO Mortgage Loan), and will accrue at a rate (the "Servicing Fee Rate"), which together with the Trustee Fee Rate is equal to the per annum rate set forth on
Annex C-1 to this prospectus supplement as the Administrative Fee Rate with respect to each Mortgage Loan. The Servicing Fee includes all amounts required to be paid to any primary or sub-servicer, including without limitation, the
0.01% per annum master servicing fee required to be paid to the 2006-CD3 Master
Servicer with respect to the Fair Lakes Office Park Mortgage Loan.

     With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses to the extent not needed to make
Compensating Interest Payments. In addition to the Servicing Fee, the Master
Servicer will be entitled to retain, as additional servicing compensation (1) a specified percentage of application fees and modification fees, waiver fees, assumption fees, extension fees and similar fees (2) late payment charges and default interest paid by the borrowers (other than that accrued on Specially
Serviced Mortgage Loans), but only on the related Mortgage Loan to the extent such late payment charges and default interest are not needed to pay interest on
Advances or certain additional Trust Fund expenses (excluding Special Servicing
Fees, Workout Fees and Liquidation Fees) that are outstanding with respect to the related Mortgage Loan at the time of the collection of the late payment charges or default interest or that were incurred at any time during the prior
12 months with

                                     S-109

respect to the related Mortgage Loan. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in certain investments permitted under the terms of the
Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the
Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The Servicing Fee is calculated on the Stated Principal Balance of the
Mortgage Loans and the Servicing Fee Rate will be calculated on a 30/360 Basis and will be prorated for partial periods.

     Although the Master Servicer is required to service and administer the pool of Mortgage Loans in accordance with the Servicing Standard above and, accordingly, without regard to their rights to receive compensation under the
Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the
Master Servicer with an economic disincentive to comply with this standard.

     The Master Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement
(subject to reimbursement as described in this prospectus supplement), including all fees of any subservicers retained by it.

THE SPECIAL SERVICER; SPECIAL SERVICER SERVICING COMPENSATION AND PAYMENT OF
EXPENSES

     CWCapital Asset Management LLC ("CWCAM"), a Massachusetts limited liability company, will initially be appointed as special servicer of the underlying mortgage loans under the Pooling and Servicing Agreement. The principal servicing offices of CWCAM are located at 701 Thirteenth Street, NW, Suite 1000
Washington, DC 20005 and its telephone number is (202) 715-9500. CWCAM and its affiliates are involved in the real estate investment, finance and management business including:

     o    originating commercial and multifamily real estate loans;

     o    investing in high-yielding real estate loans and other commercial real estate debt instruments; and

     o    investing in, surveilling and managing unrated and non-investment grade rated securities issued pursuant to CMBS transactions.

     CWCAM was organized in June 2005. In July of 2005, it acquired Allied
Capital Corporation's special servicing operations and replaced Allied Capital
Corporation as special servicer for all transactions for which Allied Capital
Corporation served as special servicer. In February 2006, an affiliate of CWCAM merged with CRIIMI MAE, Inc. and the special servicing operations of CRIIMI MAE
Services L.P., the special servicing subsidiary of CRIIMI MAE, Inc., were consolidated into the special servicing operations of CWCAM. An affiliate or affiliates of CWCAM may acquire certain of the certificates not offered hereunder. CWCAM is a wholly owned subsidiary of CW Financial Services LLC.
CWCAM and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of CWCAM and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth.

     Because CWCAM was not formed until June 2005, CWCAM did not service any
CMBS pools as of December 31, 2003 or as of December 31, 2004. As of December
31, 2005, CWCAM acted as special servicer with respect to 25 domestic CMBS pools containing approximately 3670 loans secured by properties throughout the United
States with a then current face value in excess of $32 billion. Since December
31, 2005, CWCAM has been appointed special servicer for a number of CMBS pools and as of August 31, 2006, CWCAM acted as special servicer with respect to 72 domestic and 2 Canadian pools containing approximately 8,230 loans secured by properties throughout the United States and Canada with a then current face value in excess of $73.4 billion. Those loans include commercial mortgage loans

                                     S-110

secured by the same types of income producing properties as those securing the mortgage loans backing the Certificates.

     CWCAM has three offices (Washington, D.C., Rockville, Maryland and Needham,
Massachusetts) and CWCAM manages or services investments in over 88 markets throughout the U.S. As of December 31, 2005, CWCAM had 36 employees responsible for the special servicing of commercial real estate assets, of which 25 employees worked full-time on special servicing and 11 employees had shared-time responsibilities in special servicing. As of December 31, 2005, within the CMBS pools described in the preceding paragraph, 138 assets were actually in special servicing. CWCAM also serves as collateral manager, disposition consultant or consultant for 12 collateralized debt obligation transactions. The assets owned or managed by CWCAM and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

     CWCAM has developed policies and procedures for the performance of its special servicing obligations in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB of the Exchange Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Since its formation, policies and procedures of special servicing at CWCAM have been adopted from the best practices of the Allied Capital Corporation and CRIIMI MAE
Services L.P. operations that it has acquired. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

     CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. CWCAM does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the
Certificates. CWCAM does not have any material primary principal and interest advancing obligations with respect to the CMBS pools as to which it acts as special servicer and only has primary property protection advancing obligations for one CMBS pool.

     CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standard.

     There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that is material to its obligations under the Pooling and Servicing Agreement. CWCAM is not an affiliate of the depositor, either sponsor, the trust fund, the master servicer, the trustee or any originator of any of the underlying mortgage loans identified in this offering prospectus.

     There are no specific relationships involving or relating to this transaction or the underlying mortgage loans between CWCAM or any of its affiliates, on the one hand, and the depositor, the sponsors or the trust fund, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party--apart from the subject securitization transaction--between CWCAM or any of its affiliates, on the one hand, and the depositor, the sponsors or the trust fund, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the offered certificates.

     No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction

                                     S-111

performed by CWCAM as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by CWCAM with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer.

     From time-to-time CWCAM and its affiliates may be parties to lawsuits and other legal proceedings arising in the ordinary course of business. CWCAM does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as special servicer.

     The information set forth herein regarding the Special Servicer has been provided by it.

     The Pooling and Servicing Agreement provides that the Controlling Class
Representative, at its expense, may remove and replace the Special Servicer with another Special Servicer acceptable to the Rating Agencies except as described in this prospectus supplement with respect to the Village of Merrick Park Loan, the CA Headquarters Loan and the ECM Theater Portfolio Loan under "The Pooling and Servicing Agreement--Servicing of the Whole Loans" in this prospectus supplement.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout
Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially
Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special
Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans on a 30/360 Basis and will be prorated for partial periods, and will be payable monthly, first from liquidation proceeds and insurance and condemnation proceeds and then from general collections on all the Mortgage Loans and any REO Properties in the
Trust Fund.

     The "Workout Fee" will generally be payable with respect to each Corrected
Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of
1% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective Mortgage Loan (or Serviced Whole Loan) for so long as it remains a
Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage
Loan will cease to be payable if the Corrected Mortgage Loan again becomes a
Specially Serviced Mortgage Loan but will become payable again if and when the
Mortgage Loan again becomes a Corrected Mortgage Loan.

     The successor Special Servicer will not be entitled to any portion of those
Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage
Loans that were Corrected Mortgage Loans at the time of the termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the
Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage
Loan solely because the borrower had not made three consecutive full and timely
Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Monthly Payments but such fee will cease to be payable in each case if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan.

     A "Liquidation Fee" will be payable with respect to each Specially Serviced
Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced
Mortgage Loan or REO Property as to which the Special Servicer receives any liquidation proceeds, insurance proceeds or condemnation proceeds. The
Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, insurance proceeds, condemnation proceeds or liquidation proceeds received in connection with (i) the repurchase of any Mortgage Loan by the applicable Loan Seller for a
Material Document Defect or Material Breach, as applicable, within 180 days of the discovery or receipt of

                                     S-112

notice by the Loan Seller of Material Document Defect or Material Breach, as
applicable, that gave rise to the particular repurchase obligation, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the
Controlling Class, a mezzanine loan holder (provided that any such purchase by a mezzanine holder is effectuated no more than 60 days after the date the related purchase option becomes exercisable or if the mezzanine holder is not required to include this fee as part of its purchase price), or if applicable under the related Intercreditor Agreement, the holder of the related Companion Loan or
(iii) the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust Fund. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

     The Special Servicer will also be entitled to retain, as additional servicing compensation (1) a specified percentage of application fees and modification fees, waiver fees, assumption fees, extension fees and similar fees
(2) late payment charges and default interest paid by the borrowers accrued on
Specially Serviced Mortgage Loans, but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional Trust Fund expenses that are outstanding at the time of the collection of the later payment charges or default interest or that were incurred at any time during the prior 12 months with respect to the Mortgage
Loans.

     Although the Special Servicer is each required to service and administer the pool of Mortgage Loans in accordance with the Servicing Standard above and, accordingly, without regard to their rights to receive compensation under the
Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the
Special Servicer with an economic disincentive to comply with this standard.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Pooling and Servicing
Agreement and will consist of 28 classes (each, a "Class"), to be designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3
Certificates, the Class A-AB Certificates, the Class A-4 Certificates and the
Class A-1A Certificates (collectively, the "Class A Certificates"), the Class
X-P Certificates and the Class X-C Certificates (together, the "Class X
Certificates"), the Class A-M Certificates, the Class A-J Certificates, the
Class B Certificates, the Class C Certificates, the Class D Certificates, the
Class E Certificates, the Class F Certificates, the Class G Certificates, the
Class H Certificates, the Class J Certificates, the Class K Certificates, the
Class L Certificates, the Class M Certificates, the Class N Certificates, the
Class O Certificates, the Class P Certificates, the Class Q Certificates, the
Class S Certificates, the Class R Certificates and the Class LR Certificates
(collectively, the "Certificates"). Only the Class A-1, Class A-2, Class A-3,
Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class
D, Class E and Class F Certificates (collectively, the "Offered Certificates")
are offered hereby. The Class X, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class O, Class P, Class Q, Class S, Class R and Class LR
Certificates (the Class R Certificates together with the Class LR Certificates, the "Residual Certificates") are not offered hereby. The Class X Certificates collectively consist of the Class X-P Certificates and the Class X-C
Certificates.

     The Certificates represent in the aggregate the entire beneficial ownership interest in the Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date,
(ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, each, an "REO
Property"), but in the case of each Serviced Whole Loan, only to the extent of the Trust Fund's interest therein, or, in the case of the Non-Serviced Loan, a beneficial interest in a Mortgaged Property acquired upon a foreclosure of the
Non-Serviced Loan under a 2006-CD3 Pooling and Servicing Agreement; (iii) all of
the Trustee's rights in any reserve account or lock-box account and such funds or assets as from time to time are deposited in the Collection Account, the
Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the
Interest Reserve Account, the Gain-on-Sale Reserve Account, and any account established in connection with REO Properties (an "REO Account"), (iv) any assignment of leases, rents and profits and any

                                     S-113

security agreement, indemnity or guarantee given as additional security for the
Mortgage Loans, (v) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans, and (vi) the rights under any environmental indemnity agreements relating to the Mortgaged Properties. The Certificates do not represent an interest in or obligation of the Depositor, the Loan Sellers, the Originators, the Master Servicer, the Special Servicer, the Trustee, the
Underwriters, the borrowers, the property managers or any of their respective affiliates.

     Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-AB,
Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E,
Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O,
Class P, Class Q and Class S Certificates (collectively, the "Sequential Pay
Certificates") will have the following Certificate Principal Amounts and the
Class X Certificates will have the Notional Amount shown below (in each case, subject to a variance of plus or minus 5%):

                                        INITIAL CERTIFICATE
                                          PRINCIPAL AMOUNT
                             CLASS       OR NOTIONAL AMOUNT
                         ------------   -------------------
                         Class A-1...     $   72,750,000
                         Class A-2...     $  941,100,000
                         Class A-3...     $   52,875,000
                         Class A-AB..     $  116,850,000
                         Class A-4...     $1,653,262,000
                         Class A-1A..     $  196,179,000
                         Class A-M...     $  433,288,000
                         Class A-J...     $  308,717,000
                         Class B.....     $   27,081,000
                         Class C.....     $   54,161,000
                         Class D.....     $   37,913,000
                         Class E.....     $   37,912,000
                         Class F.....     $   43,329,000
                         Class X-P...     $
                         Class X-C...     $4,332,880,299
                         Class G.....     $   54,161,000
                         Class H.....     $   48,745,000
                         Class J.....     $   54,161,000
                         Class K.....     $   43,329,000
                         Class L.....     $   27,080,000
                         Class M.....     $   16,249,000
                         Class N.....     $   16,248,000
                         Class O.....     $   10,832,000
                         Class P.....     $   10,832,000
                         Class Q.....     $   16,249,000
                         Class S.....     $   59,577,299

     The "Certificate Principal Amount" of any Class of Sequential Pay
Certificates outstanding at any time represents the maximum amount to which its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund, all as described in this prospectus supplement. In the event that Realized Losses previously allocated to a Class of Certificates in reduction of their
Certificate Principal Amounts are recovered subsequent to the reduction of the
Certificate Principal Amount of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth below under "--Distributions--Payment Priorities" in this prospectus supplement. The Certificate Principal Amount of each Class of Certificates entitled to distributions of principal will in each case be reduced by amounts actually distributed to that Class that are allocable to principal and by any
Realized Losses allocated to that Class and may be increased by recoveries of such Realized Losses as described under "--Distributions--Realized Losses"
below.

     The Class X Certificates will not have a Certificate Principal Amount. The
Class X Certificates will represent in the aggregate the right to receive distributions of interest accrued as described in this

                                     S-114

prospectus supplement on a notional principal amount (a "Notional Amount"). The
Notional Amount of the Class X Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the
Sequential Pay Certificates. The Notional Amount of the Class X Certificates
will in the aggregate, for purposes of distributions on each Distribution Date, equal the sum of the Certificate Principal Amounts of the Sequential Pay
Certificates as of the first day of the related Interest Accrual Period.

DISTRIBUTIONS

     METHOD, TIMING AND AMOUNT. Distributions on the Certificates are required to be made on the 10th day of each month, or if that day is a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York, the cities in which the principal servicing offices of the Master Servicer or the
Special Servicer are located, or in the city in which the corporate trust office of the Trustee is located, are authorized or obligated by law, executive order or governmental decree to be closed, on the next succeeding business day, commencing in November 2006; provided that the distribution date will be at least 4 business days after the related determination date (each, a
"Distribution Date"). All distributions (other than the final distribution on any Certificate) are required to be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution
Date occurs or, if such day is not a business day, the immediately preceding business day (that date, the "Record Date"). Distributions are required to be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities for such payment, if the Certificateholder provides the Trustee with wiring instructions no less than five business days prior to the related Record
Date, or otherwise (b) by check mailed to the Certificateholder. The final distribution on any Offered Certificates is required to be made in like manner, but only upon presentment or surrender of the Certificate at the location specified in the notice to the Certificateholder of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution
Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The "Percentage Interest"
evidenced by any Offered Certificate is equal to its initial denomination as of the Closing Date divided by the initial Certificate Principal Amount of the related Class.

     The aggregate distribution to be made on the Certificates on any
Distribution Date will equal the Available Funds. The "Available Funds" for a
Distribution Date will, in general, equal the sum of the following amounts
(without duplication):

     (x) the total amount of all cash received on the Mortgage Loans and any REO
Properties that are on deposit in the Collection Account, the Lower-Tier
Distribution Account and the REO Account, as of the business day preceding the related Master Servicer Remittance Date (or, with respect to each Pari Passu
Loan, as of the related Master Servicer Remittance Date to the extent received by the Master Servicer or the Trustee pursuant to the 2006-CD3 Pooling and
Servicing Agreement and/or Intercreditor Agreement), exclusive of (without duplication):

          (1) all scheduled Monthly Payments and balloon payments collected but due on a Due Date (without regard to grace periods) that occurs after the related Collection Period (without regard to grace periods);

          (2) all unscheduled payments of principal (including prepayments), unscheduled interest, net liquidation proceeds, net insurance and condemnation proceeds and other unscheduled recoveries received after the related Determination Date;

          (3) all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

          (4) with respect to each Mortgage Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

                                     S-115

          (5) all yield maintenance charges and prepayment premiums;

          (6) all amounts deposited in the Collection Account in error; and

          (7) any default interest received on any Mortgage Loan in excess of interest calculated at the Mortgage Rate for the Mortgage Loan;

     (y) all Compensating Interest Payments made by the Master Servicer with respect to such Distribution Date and all P&I Advances made by the Master
Servicer or the Trustee, as applicable, with respect to the Distribution Date
(net of certain amounts that are due or reimbursable to persons other than the
Certificateholders); and

     (z) for the Distribution Date occurring in each March, the related Withheld
Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

     "Monthly Payment" with respect to any Mortgage Loan (other than any REO
Mortgage Loan) and any Due Date is the scheduled monthly payment of principal
(if any) and interest at the related Mortgage Rate which is payable by the related borrower on such Due Date. The Monthly Payment with respect to any
Distribution Date and (i) an REO Mortgage Loan, or (ii) any Mortgage Loan which is delinquent at its maturity date and with respect to which the Special
Servicer has not entered into an extension, is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage
Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the Pooling and Servicing Agreement.

     "Collection Period" with respect to a Distribution Date and each Mortgage
Loan is the period beginning on the day after the Due Date (without regard to grace periods) in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in November 2006, beginning on the day after the Cut-off Date) and ending on the Due Date (without regard to grace periods) in the month in which such Distribution Date occurs.

     "Determination Date" with respect to any Distribution Date is the sixth day of the calendar month of the related distribution date or, if the sixth day is not business day, the next business day.

     PAYMENT PRIORITIES. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

     The "Interest Accrual Amount" with respect to any Distribution Date and any
Class of Certificates is equal to interest for the related Interest Accrual
Period at the Pass-Through Rate for such Class on the related Certificate
Principal Amount or Notional Amount, as applicable, immediately prior to that
Distribution Date. Calculations of interest on the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

     The "Interest Accrual Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs. Each
Interest Accrual Period with respect to each Class of Certificates is assumed to consist of 30 days.

     The "Interest Distribution Amount" with respect to any Distribution Date and each Class of Regular Certificates will equal (A) the sum of (i) the
Interest Accrual Amount for such Distribution Date and (ii) the Interest
Shortfall, if any, for such Distribution Date, less (B) any Excess Prepayment
Interest Shortfall allocated to such Class on such Distribution Date.

     An "Interest Shortfall" with respect to any Distribution Date for any Class of Regular Certificates is the sum of (a) the portion of the Interest
Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the Class X Certificates, one month's interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class of Certificates for the current Distribution Date and
(ii) in the

                                     S-116

case of the Class X Certificates, one month's interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

     The "Pass-Through Rate" for any Class of Regular Certificates for any
Interest Accrual Period is the per annum rate at which interest accrues on the
Certificates of such Class during such Interest Accrual Period. The Initial
Pass-Through Rates are as follows:

     The Pass-Through Rate on the Class A-1 Certificates is a per annum rate
     equal to               %.

     The Pass-Through Rate on the Class A-2 Certificates is a per annum rate
     equal to               %.

     The Pass-Through Rate on the Class A-3 Certificates is a per annum rate
     equal to               %.

     The Pass-Through Rate on the Class A-AB Certificates is a per annum rate
     equal to               %.

     The Pass-Through Rate on the Class A-4 Certificates is a per annum rate
     equal to               %.

     The Pass-Through Rate on the Class A-1A Certificates is a per annum rate
     equal to               %.

     The Pass-Through Rate on the Class A-M Certificates is a per annum rate
     equal to               %.

     The Pass-Through Rate on the Class A-J Certificates is a per annum rate
     equal to               %.

     The Pass-Through Rate on the Class B Certificates is a per annum rate equal
     to               %.

     The Pass-Through Rate on the Class C Certificates is a per annum rate equal
     to               %.

     The Pass-Through Rate on the Class D Certificates is a per annum rate equal
     to               %.

     The Pass-Through Rate on the Class E Certificates is a per annum rate equal
     to               %.

     The Pass-Through Rate on the Class F Certificates is a per annum rate equal
     to               %.

     The Pass-Through Rate on the Class G Certificates is a per annum rate equal
     to               %.

     The Pass-Through Rate on the Class H Certificates is a per annum rate equal
     to               %.

     The Pass-Through Rate on the Class J Certificates is a per annum rate equal
     to               %.

     The Pass-Through Rate on the Class K Certificates is a per annum rate equal
     to               %.

     The Pass-Through Rate on the Class L Certificates is a per annum rate equal
     to               %.

     The Pass-Through Rate on the Class M Certificates is a per annum rate equal
     to               %.

     The Pass-Through Rate on the Class N Certificates is a per annum rate equal
     to               %.

     The Pass-Through Rate on the Class O Certificates is a per annum rate equal
     to               %.

     The Pass-Through Rate on the Class P Certificates is a per annum rate equal
     to               %.

     The Pass-Through Rate on the Class Q Certificates is a per annum rate equal
     to               %.

     The Pass-Through Rate on the Class S Certificates is a per annum rate equal
     to               %.

     The Pass-Through Rate on the Class X Certificates in the aggregate is a per annum rate equal to the excess of (i) the WAC Rate over (ii) the weighted average of the Pass-Through Rates on the Sequential Pay Certificates, weighted on the basis of their respective Certificate Principal Amounts.

                                     S-117

     The "WAC Rate" with respect to any Distribution Date is a per annum rate equal to the product of the weighted average of the Net Mortgage Rates in effect for the Mortgage Loans as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans on such Due Dates.

     The "Regular Certificates" are the Class A-1, Class A-2, Class A-3, Class
A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D,
Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
Class O, Class P, Class Q, Class S, Class X-P and Class X-C Certificates.

     The "Net Mortgage Rate" with respect to any Mortgage Loan is a per annum rate equal to the related Mortgage Rate in effect from time to time minus the related Administrative Fee Rate. However, for purposes of calculating
Pass-Through Rates, the Net Mortgage Rate of such Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     The "Administrative Fee Rate" as of any date of determination will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

     The "Mortgage Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan as stated in the related
Mortgage Note in each case without giving effect to the default rate.
Notwithstanding the foregoing, for purposes of calculating Pass-Through Rates, the Mortgage Rate of each Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate. However, with respect to all Mortgage
Loans, (i) the Mortgage Rate for the one month period preceding the Due Dates in
January and February in any year which is not a leap year or in February in any year which is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date) will be determined net of the Withheld Amount, and (ii) the Mortgage Rate for the one-month period preceding the Due Date in
March will be determined taking into account the addition of any such Withheld
Amounts.

     The "Stated Principal Balance" of each Mortgage Loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of Mortgage
Loans--Anti-Deficiency Legislation; Bankruptcy Laws" in the prospectus. If any
Mortgage Loan is paid in full or the Mortgage Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal
Balance of the Mortgage Loan will be zero.

     The "Principal Distribution Amount" for any Distribution Date will be equal to (a) the sum, without duplication, of:

          (i) the principal component of all scheduled Monthly Payments due on the Due Date immediately preceding such Distribution Date (if received, or advanced by the Master Servicer or Trustee, in respect of such Distribution
     Date);

          (ii) the principal component of any payment on any Mortgage Loan received or applied on or after the date on which such payment was due which is on deposit in the Collection Account as of the related
     Determination Date, net of the principal portion of any unreimbursed P&I
     Advances related to

                                     S-118

     such Mortgage Loan (the amounts in clauses (i) and (ii), the "Scheduled
     Principal Distribution Amount");

          (iii) Unscheduled Payments for that Distribution Date on deposit in the Collection Account; and

          (iv) the Principal Shortfall, if any, for such Distribution Date, less

(b) the sum, without duplication, of the amount of any reimbursements of:

          (1) Non-Recoverable Advances, with interest on such Non-Recoverable
     Advances, that are paid or reimbursed from principal collected or advanced on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

          (2) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collected or advanced on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date;

provided that, if any of the amounts that were previously allocated as a
Realized Loss to reduce the Certificate Principal Amount of any Class of
Certificates on any Distribution Date are subsequently recovered, such recovery will be added to the Principal Distribution Amount for the Distribution Date
related to the period in which such recovery occurs.

     So long as the Class A-4 Certificates and the Class A-1A Certificates
remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a loan group-by-loan group basis. On each Distribution
Date after the Certificate Principal Amount of the Class A-4 Certificates or the
Class A-1A Certificates has been reduced to zero, a single Principal
Distribution Amount will be calculated in the aggregate for both loan groups.

     The "Group 1 Principal Distribution Amount" for any Distribution Date is an
amount equal to the sum of (x) the sum of (a) the Group 1 Principal Shortfall
for that Distribution Date, (b) the Scheduled Principal Distribution Amount for
all Mortgage Loans in Loan Group 1 for that Distribution Date and (c) the
Unscheduled Payments for all Mortgage Loans in Loan Group 1 for that
Distribution Date; provided that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i)
Non-Recoverable Advances, plus interest on such Non-Recoverable Advances, that are paid or reimbursed from principal collections on the Mortgage Loans in Loan
Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution
Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the Mortgage Loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date and (iii)
following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Non-Recoverable Advances and Workout-Delayed
Reimbursement Amounts, plus interest on such Non-Recoverable Advances and
Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the Mortgage Loans in Loan Group 2 as described in clauses (i) and (ii) of the definition of "Group 2 Principal Distribution
Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 2 for that Distribution Date (provided, further, that, in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the Mortgage Loans in Loan Group 1 are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Group 1 Principal Distribution Amount for the
Distribution Date related to the period in which such recovery occurs) and (y)
after reduction of the Class A-1A Certificates to zero, the Loan Group 2
Principal Distribution Amount (or portion thereof remaining after Class A-1A has been reduced to zero and assuming the distribution of the Group 2 Principal
Distribution Amount prior to the distribution of the Group 1 Principal
Distribution Amount).

     The "Group 2 Principal Distribution Amount" for any Distribution Date is an
amount equal to the sum of (x) the sum of (a) the Group 2 Principal Shortfall
for that Distribution Date, (b) the Scheduled Principal

                                     S-119

Distribution Amount for all Mortgage Loans in Loan Group 2 for that Distribution
Date and (c) the Unscheduled Payments for all Mortgage Loans in Loan Group 2 for
that Distribution Date; provided that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of
(i) Non-Recoverable Advances, plus interest on such Non-Recoverable Advances, that are paid or reimbursed from principal collections on the Mortgage Loans in
Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that
Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the Mortgage Loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Non-Recoverable Advances and
Workout-Delayed Reimbursement Amounts, plus interest on such Non-Recoverable
Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the Mortgage Loans in Loan Group 1 as described in clauses (i) and (ii) of the definition of "Group 1 Principal
Distribution Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 1 for that Distribution Date (provided, further, that, in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the Mortgage Loans in Loan
Group 2 are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Group 2 Principal Distribution Amount for the
Distribution Date related to the period in which such recovery occurs) and (y)
after the reduction of the Class A-4 certificates to zero, the Loan Group 1
Principal Distribution Amount (or portion thereof remaining after Class A-4 has been reduced to zero and assuming the distribution of the Group 1 Principal
Distribution Amount prior to the distribution of the Group 2 Principal
Distribution Amount).

     For purposes of the foregoing definition of Group 1 Principal Distribution
Amount, the term "Group 1 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Principal Amount of the Class A-1, Class A-2, Class A-3, Class A-AB and Class
A-4 Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-AB, and Class A-4
Certificates on the preceding Distribution Date.

     For purposes of the foregoing definition of Group 2 Principal Distribution
Amount, the term "Group 2 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Principal Amount of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date.

     The "Principal Shortfall" for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding
Distribution Date exceeds (ii) the aggregate amount actually distributed on such preceding Distribution Date in respect of such Principal Distribution Amount.

     The "Class A-AB Planned Principal Balance" for any Distribution Date is the
balance shown for such Distribution Date in the table set forth in Annex C-3 to this prospectus supplement. Such balances were calculated using, among other things, certain weighted average life assumptions. See "Yield, Prepayment and
Maturity Considerations--Weighted Average Life of the Offered Certificates" in
this prospectus supplement. Based on such assumptions, the Certificate Principal
Amount of the Class A-AB Certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table. There is no assurance, however, that the Mortgage Loans will perform in conformity with our assumptions. Therefore, there can be no assurance that the Certificate Principal Amount of the Class A-AB Certificates on any
Distribution Date will be equal to the balance that is specified for such
Distribution Date in the table. In particular, once the Certificate Principal
Amounts of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, the entire Principal Distribution Amount remaining on any Distribution
Date, will be distributed to the Class A-AB Certificates until the Certificate
Principal Amount of the Class A-AB Certificates is reduced to zero.

                                     S-120

     The "Unscheduled Payments" for any Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the Mortgage Loans on or prior to the related Determination Date; and (b) any other collections
(exclusive of payments by borrowers) received on the Mortgage Loans and any REO
Properties on or prior to the related Determination Date, whether in the form of liquidation proceeds, insurance and condemnation proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related Mortgage Loan, and, in the case of liquidation proceeds and insurance and condemnation proceeds, net of any Special Servicing Fees, Liquidation Fees,
accrued interest on Advances and other additional Trust Fund expenses incurred in connection with the related Mortgage Loan.

     An "REO Mortgage Loan" is any Mortgage Loan as to which the related
Mortgaged Property has become an REO Property or a beneficial interest in a
Mortgaged Property acquired upon a foreclosure of the Non-Serviced Loan under the 2006-CD3 Pooling and Servicing Agreement.

     On each Distribution Date, the Available Funds are required to be distributed in the following amounts and order of priority:

          First, in respect of interest, concurrently (i) to the Class A-1,
     Class A-2, Class A-3, Class A-AB and Class A-4 Certificates, pro rata from the portion of the Available Funds for such Distribution Date attributable to Mortgage Loans in Loan Group 1 up to an amount equal to the aggregate
     Interest Distribution Amount for those Classes, (ii) to the Class A-1A
     Certificates from the portion of the Available Funds for such Distribution
     Date attributable to Mortgage Loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such Class, and (iii) to the Class X-P and Class X-C Certificates, pro rata, in each case based upon their respective entitlements to interest for that Distribution Date;
     provided, however, if on any Distribution Date, the funds available for distribution are insufficient to pay in full the total amount of interest to be paid to any of these classes, the funds available for distribution will be allocated among all these classes pro rata in accordance with their interest entitlements, without regard to loan groups;

          Second, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4
     and Class A-1A Certificates, in reduction of the Certificate Principal
     Amount thereof:

          (i) to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
Certificates in an amount equal to the Group 1 Principal Distribution Amount in the following priority:

          (A) to the Class A-AB Certificates, in an amount equal to the lesser of the Group 1 Principal Distribution Amount for such Distribution Date and the amount necessary to reduce the Certificate Principal Amount of the
     Class A-AB Certificates to the Class A-AB Planned Principal Balance for
     such Distribution Date,

          (B) to the Class A-1 Certificates, in an amount equal to the Group 1
     Principal Distribution Amount (or the portion of it remaining after payments specified in clause (A) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-1 Certificates is reduced to zero,

          (C) to the Class A-2 Certificates, in an amount equal to the Group 1
     Principal Distribution Amount (or the portion of it remaining after payments specified in clause (A) and (B) above) for such Distribution Date, until the Certificate Principal Amount of the Class A-2 Certificates is
     reduced to zero,

          (D) to the Class A-3 Certificates, in an amount equal to the Group 1
     Principal Distribution Amount (or the portion of it remaining after payments specified in clause (A), (B) and (C) above) for such Distribution
     Date, until the Certificate Principal Amount of the Class A-3 Certificates
     is reduced to zero,

          (E) to the Class A-AB Certificates, in an amount equal to the Group 1
     Principal Distribution Amount (or the portion of it remaining after payments specified in clause (A), (B), (C) and (D) above)

                                     S-121

     for such Distribution Date, until the Certificate Principal Amount of the
     Class A-AB Certificates is reduced to zero,

          (F) to the Class A-4 Certificates, in an amount equal to the Group 1
     Principal Distribution Amount (or the portion of it remaining after payments specified in clause (A), (B), (C), (D) and (E) above) for such
     Distribution Date, to Class A-4 until the Certificate Principal Amounts of the Class A-4 Certificates is reduced to zero; and

          (ii) to the Class A-1A Certificates, in an amount equal to the Group 2
     Principal Distribution Amount;

          Third, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4
     and Class A-1A Certificates, pro rata based upon the aggregate unreimbursed
     Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Fourth, to the Class A-M Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

          Fifth, to the Class A-M Certificates in reduction of their Certificate
     Principal Amount, an amount equal to the Principal Distribution Amount for such Distribution date, less the portion of such Principal Distribution
     Amount distributed pursuant to all prior clauses, until their Certificate
     Principal Amount is reduced to zero;

          Sixth, to the Class A-M Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class, compounded monthly from the date the Realized Loss was allocated to such Class;

          Seventh, to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Eighth, to the Class A-J Certificates, in reduction of their
     Certificate Principal Amount, up to an amount equal to the Principal
     Distribution Amount for such Distribution Date, less the portion of such
     Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Ninth, to the Class A-J Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such
     Class;

          Tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Eleventh, to the Class B Certificates, in reduction of their
     Certificate Principal Amount, up to an amount equal to the Principal
     Distribution Amount for such Distribution Date, less the portion of such
     Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Twelfth, to the Class B Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such
     Class;

          Thirteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

                                      S-122

          Fourteenth, to the Class C Certificates, in reduction of their
     Certificate Principal Amount, up to an amount equal to the Principal
     Distribution Amount for such Distribution Date, less the portion of such
     Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Fifteenth, to the Class C Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
     Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Sixteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Seventeenth, to the Class D Certificates, in reduction of their
     Certificate Principal Amount, up to an amount equal to the Principal
     Distribution Amount for such Distribution Date, less the portion of such
     Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Eighteenth, to the Class D Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
     Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Nineteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Twentieth, to the Class E Certificates, in reduction of their
     Certificate Principal Amount, up to an amount equal to the Principal
     Distribution Amount for such Distribution Date, less the portion of such
     Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Twenty-first, to the Class E Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
     Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Twenty-second, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Twenty-third, to the Class F Certificates, in reduction of their
     Certificate Principal Amount, up to an amount equal to the Principal
     Distribution Amount for such Distribution Date, less the portion of such
     Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Twenty-fourth, to the Class F Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
     Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Twenty-fifth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Twenty-sixth, to the Class G Certificates, in reduction of their
     Certificate Principal Amount, up to an amount equal to the Principal
     Distribution Amount for such Distribution Date, less the portion of such
     Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

                                      S-123

          Twenty-seventh, to the Class G Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
     Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Twenty-eighth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Twenty-ninth, to the Class H Certificates, in reduction of their
     Certificate Principal Amount, up to an amount equal to the Principal
     Distribution Amount for such Distribution Date, less the portion of such
     Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Thirtieth, to the Class H Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
     Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Thirty-first, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Thirty-second, to the Class J Certificates, in reduction of their
     Certificate Principal Amount, up to an amount equal to the Principal
     Distribution Amount for such Distribution Date, less the portion of such
     Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Thirty-third, to the Class J Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
     Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Thirty-fourth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Thirty-fifth, to the Class K Certificates, in reduction of their
     Certificate Principal Amount, up to an amount equal to the Principal
     Distribution Amount for such Distribution Date, less the portion of such
     Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Thirty-sixth, to the Class K Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
     Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Thirty-seventh, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Thirty-eighth, to the Class L Certificates, in reduction of their
     Certificate Principal Amount, up to an amount equal to the Principal
     Distribution Amount for such Distribution Date, less the portion of such
     Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Thirty-ninth, to the Class L Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
     Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

                                      S-124

          Fortieth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Forty-first, to the Class M Certificates, in reduction of their
     Certificate Principal Amount, up to an amount equal to the Principal
     Distribution Amount for such Distribution Date, less the portion of such
     Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Forty-second, to the Class M Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
     Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Forty-third, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Forty-fourth, to the Class N Certificates, in reduction of their
     Certificate Principal Amount, up to an amount equal to the Principal
     Distribution Amount for such Distribution Date, less the portion of such
     Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Forty-fifth, to the Class N Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
     Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Forty-sixth, to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Forty-seventh, to the Class O Certificates, in reduction of their
     Certificate Principal Amount, up to an amount equal to the Principal
     Distribution Amount for such Distribution Date, less the portion of such
     Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Forty-eighth, to the Class O Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
     Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

          Forty-ninth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Fiftieth, to the Class P Certificates, in reduction of their
     Certificate Principal Amount, up to an amount equal to the Principal
     Distribution Amount for such Distribution Date, less the portion of such
     Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Fifty-first, to the Class P Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
     Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

          Fifty-second, to the Class Q Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Fifty-third, to the Class Q Certificates, in reduction of their
     Certificate Principal Amount, up to an amount equal to the Principal
     Distribution Amount for such Distribution Date, less the portion of such

                                      S-125

     Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Fifty-fourth, to the Class Q Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
     Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

          Fifty-fifth, to the Class S Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

          Fifty-sixth, to the Class S Certificates, in reduction of their
     Certificate Principal Amount, up to an amount equal to the Principal
     Distribution Amount for such Distribution Date, less the portion of such
     Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Principal Amount is reduced to zero;

          Fifty-seventh, to the Class S Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such
     Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

          Fifty-eighth, to the Class R Certificates, any amounts remaining in the Upper-Tier Distribution Account; and to the Class LR Certificates, any
     amounts remaining in the Lower-Tier Distribution Account.

     On each Distribution Date occurring on and after the date the Certificate
Principal Amount of all Sequential Pay Certificates (other than the Class A-1,
Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates) is
reduced to zero (that date, the "Cross Over Date"), regardless of the allocation of principal payments described in priority Second above, the Principal
Distribution Amount for such Distribution Date is required to be distributed, pro rata (based on their respective outstanding Certificate Principal Amounts), among the Classes of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4,
and Class A-1A Certificates.

     All references to "pro rata" in the preceding clauses, unless otherwise specified, mean pro rata based upon the amounts distributable pursuant to such clause.

     PREPAYMENT PREMIUMS. On any Distribution Date, prepayment premiums and yield maintenance charges collected prior to the related Determination Date are required to be distributed to the holders of the Classes of Certificates as described below.

     On each Distribution Date, yield maintenance charges collected on the
Mortgage Loans and on deposit in the Collection Account as of the related
Determination Date are required to be distributed to the following Classes of
Certificates: to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4,
Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F,
Class G, Class H, Class J and Class K Certificates, as applicable, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class in respect of the applicable Loan Group on such
Distribution Date, and whose denominator is the total amount distributed in respect of the applicable Loan Group as principal to the Class A-1, Class A-2,
Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class O, Class P, Class Q and Class S Certificates, as
applicable, on such Distribution Date, (b) the Base Interest Fraction for the
related principal prepayment and such Class of Certificates, and (c) the aggregate amount of such yield maintenance charges. Any remaining yield maintenance charges with respect to such Distribution Date will be distributed to the holders of the Class X Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Offered Certificates and the
Class G, Class H, Class J and Class K Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such
Class of

                                      S-126

Certificates exceeds (ii) the discount rate used in accordance with the related
Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x)
the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction shall equal zero.

     If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan and the latter is the greater amount, or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

     No prepayment premiums or yield maintenance charges will be distributed to holders of the Class L, Class M, Class N, Class O, Class P, Class Q, Class S or
Residual Certificates. Instead, after the Certificate Principal Amount of the
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J and Class K Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans will be distributed to holders of the Class X-C Certificates. For a description of prepayment premiums and yield maintenance charges, see Annex C-1 to this prospectus supplement. See also "Certain Legal Aspects of the Mortgage
Loans--Enforceability of Certain Provisions--Prepayment Provisions" in the
prospectus.

     Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the
Mortgage Loans as of the related Determination Date.

     DISTRIBUTIONS OF EXCESS LIQUIDATION PROCEEDS. Except to the extent Realized
Losses have been allocated to Classes of Certificates that include the Offered
Certificates, excess liquidation proceeds will not be available for distribution to the holders of the Offered Certificates. "Excess Liquidation Proceeds" are
the excess of:

     o    proceeds from the sale or liquidation of a Mortgage Loan or REO
          Property, net of expenses and related Advances and interest on
          Advances, over

     o    the amount that would have been received if a principal payment in full had been made on the Due Date immediately following the date upon which the proceeds were received.

     REALIZED LOSSES. The Certificate Principal Amount of each Class of
Sequential Pay Certificates will be reduced without distribution on any
Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class on such Distribution Date. A "Realized Loss" with respect to any
Distribution Date is the amount, if any, by which the aggregate Certificate
Principal Amount of all such Classes of Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated
Principal Balance of the Mortgage Loans after giving effect to any payments of principal received or advanced with respect to the Due Date occurring immediately prior to such Distribution Date (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement
Amounts, to the extent those amounts are not otherwise determined to be
Nonrecoverable Advances). Any such write-offs will be applied to such Classes of
Certificates in the following order, until each is reduced to zero: first, to the Class S Certificates; second, to the Class Q Certificates; third, to the
Class P Certificates; fourth, to the Class O Certificates; fifth, to the

                                      S-127

Class N Certificates; sixth, to the Class M Certificates; seventh, to the Class
L Certificates; eighth, to the Class K Certificates; ninth, to the Class J
Certificates; tenth, to the Class H Certificates; eleventh, to the Class G
Certificates; twelfth, to the Class F Certificates; thirteenth, to the Class E
Certificates; fourteenth, to the Class D Certificates; fifteenth, to the Class C
Certificates; sixteenth, to the Class B Certificates; seventeenth, to the Class
A-J Certificates; eighteenth, to the Class A-M Certificates and, finally, pro rata, to the (i) Class A-1, (ii) Class A-2, (iii) Class A-3, (iv) Class A-AB,
(v) Class A-4 and (vi) Class A-1A Certificates, based on their respective
Certificate Principal Amounts, regardless of Loan Group. The Notional Amount of the Class X Certificates will be reduced to reflect reductions in the
Certificate Principal Amounts of the Sequential Pay Certificates resulting from allocations of Realized Losses. Any amounts recovered in respect of any amounts previously written off as Realized Losses (with interest thereon) as a result of the reimbursement of Non-Recoverable Advances to the Master Servicer, Special
Servicer or Trustee (or a servicer under the 2006-CD3 Pooling and Servicing
Agreement) from amounts otherwise distributable as principal will (1) increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs and (2) will increase the Certificate
Principal Amount of the Certificates previously subject to a reduction as a result of the allocation of Realized Losses in an amount equal to the amount recovered.

     Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by default interest or late payment charges, extraordinary expenses of the Trust Fund, a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses (not constituting Realized Losses) will reduce the amounts distributable on the
Classes of Regular Certificates (other than the Class X Certificates) in the same order as Realized Losses are applied to reduce the Certificate Principal
Amounts of such Classes.

     PREPAYMENT INTEREST SHORTFALLS. If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees)
accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess".
Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the day prior to the next Due Date, then the shortfall in a full month's interest (net of related Servicing Fees) on such prepayment will constitute a "Prepayment Interest Shortfall". Prepayment Interest Excesses (to
the extent not offset by Prepayment Interest Shortfalls) collected on the
Mortgage Loans will be retained by the Master Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis. The aggregate of any
Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution
Date that are not covered by the Master Servicer's Compensating Interest Payment
for the related Distribution Date (the aggregate of the Prepayment Interest
Shortfalls that are not so covered, as to the related Distribution Date, the
"Excess Prepayment Interest Shortfall") will be allocated pro rata on that
Distribution Date among each Class of Certificates (other than the Class R and
Class LR Certificates), in accordance with their respective Interest Accrual
Amounts for that Distribution Date.

     The Master Servicer will be required to deliver to the Trustee for deposit in the Lower-Tier Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating
Interest Payment") in an amount equal to the lesser of (1) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a
Specially Serviced Mortgage Loan or defaulted Mortgage Loan), other than prepayments received in connection with the receipt of insurance proceeds or condemnation proceeds, for the related Distribution Date, and (2) the aggregate of (a) its Servicing Fee up to a maximum of 0.01% per annum for the related
Distribution Date with respect to each and every Mortgage Loan and REO Mortgage
Loan for which such Servicing Fees are being paid in such Collection Period and
(b) all Prepayment Interest Excesses and net investment earnings on the
Prepayment Interest Excesses; provided that if any Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the borrower to deviate from the terms of the related Mortgage Loan documents, the Master Servicer will be required to pay an amount equal to the entire Prepayment Interest Shortfall with respect

                                      S-128

to that Mortgage Loan. No Compensating Interest Payments will be made by the
Master Servicer for the Non-Serviced Loan and the 2006-CD3 Master Servicer will not be required to make Compensating Interest Payments on the Non-Serviced Loan.

SUBORDINATION

     As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A and Class
X Certificates against losses associated with delinquent and defaulted Mortgage
Loans, the rights of the holders of the Class A-M, Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class O, Class P, Class Q and Class S Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-AB,
Class A-4, Class A-1A and Class X Certificates. The Class A-M Certificates will likewise be protected by the subordination of the Class A-J, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class O, Class P, Class Q and Class S Certificates. The Class A-J
Certificates will likewise be protected by the subordination of the Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class O, Class P, Class Q and Class S Certificates. The Class
B Certificates will likewise be protected by the subordination of the Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class O, Class P, Class Q and Class S Certificates. The Class C
Certificates will likewise be protected by the subordination of the Class D,
Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
Class O, Class P, Class Q and Class S Certificates. The Class D Certificates
will likewise be protected by the subordination of the Class E, Class F, Class
G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class
Q and Class S Certificates. The Class E Certificates will likewise be protected by the subordination of Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class O, Class P, Class Q and Class S Certificates. The Class
F Certificates will likewise be protected by the subordination of the Class G,
Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q
and Class S Certificates.

     On and after the Cross Over Date has occurred, allocation of principal will be made to the (a) Class A-1, (b) Class A-2, (c) Class A-3, (d) Class A-AB, (e)
Class A-4 and (f) Class A-1A Certificates, pro rata until their Certificate
Principal Amounts have been reduced to zero without regard to the planned principal balance of the Class A-AB Certificates. Prior to the Cross-Over Date,
allocation of principal will be made as described under "--Distributions" above.
Allocation to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and
Class A-1A Certificates, for so long as they are outstanding, of the entire
Principal Distribution Amount with respect to the related Loan Group for each
Distribution Date will have the effect of reducing the aggregate Certificate
Principal Amounts of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4
and Class A-1A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1,
Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, the
percentage interest in the trust fund evidenced by the Class A-1, Class A-2,
Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates will be decreased
(with a corresponding increase in the percentage interest in the trust fund evidenced by the Sequential Pay Certificates other than the Class A
Certificates), thereby increasing, relative to their respective Certificate
Principal Amounts, the subordination afforded the Class A-1, Class A-2, Class
A-3, Class A-AB, Class A-4 and Class A-1A Certificates by the Sequential Pay
Certificates other than the Class A Certificates.

     Additionally, on and after the Cross Over Date, losses will be applied to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
Certificates, pro rata.

     This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Certificates to receive on any Distribution
Date the amounts of interest and principal distributable on their Certificates prior to any distribution being made on such Distribution Date in respect of any
Classes of Certificates subordinate to that other Class and (ii) by the allocation of Realized Losses: first, to the Class S Certificates; second, to the Class Q Certificates; third, to the Class P Certificates; fourth, to the
Class O Certificates; fifth, to the Class N Certificates; sixth, to the Class M
Certificates; seventh, to the

                                      S-129

Class L Certificates; eighth, to the Class K Certificates; ninth, to the Class J
Certificates; tenth, to the Class H Certificates; eleventh, to the Class G
Certificates; twelfth, to the Class F Certificates; thirteenth, to the Class E
Certificates; fourteenth, to the Class D Certificates; fifteenth, to the Class C
Certificates; sixteenth, to the Class B Certificates; seventeenth, to the Class
A-J Certificates; eighteenth, to the Class A-M Certificates and, finally, to the
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
Certificates, pro rata, based on their respective Certificate Principal Amounts without regard to the Class A-AB Planned Principal Balance and regardless of
Loan Groups. No other form of credit enhancement will be available with respect to any Class of Offered Certificates.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated. An "Appraisal Reduction Event" will occur on the earliest of:

     o    the date on which a modification of the Mortgage Loan that, among other things, reduces the amount of Monthly Payments on a Mortgage
          Loan, or changes any other material economic term of the Mortgage Loan or impairs the security of the Mortgage Loan, becomes effective as a result of a modification of the related Mortgage Loan following the occurrence of a Servicing Transfer Event,

     o    that date on which the Mortgage Loan is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment),

     o    that date on which the Mortgage Loan that is delinquent in respect of its balloon payment has been (A) 20 days delinquent (except as described in clause B below), or (B) if the related borrower has delivered a refinancing commitment acceptable to the Special Servicer prior to the date the balloon payment was due, 30 days delinquent,

     o    that date on which the related Mortgaged Property became an REO
          Property,

     o    the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged
          Property,

     o    the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days), or

     o    the date on which the Mortgage Loan remains outstanding five (5) years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

     No Appraisal Reduction Event may occur at any time when the aggregate
Certificate Principal Amount of all classes of Certificates (other than the
Class A Certificates) has been reduced to zero.

     Within 60 days of an Appraisal Reduction Event with respect to a Mortgage
Loan, the Special Servicer is required to obtain an appraisal of the related
Mortgaged Property from an independent MAI-designated appraiser, provided that if the Mortgage Loan has a principal balance of less than $2,000,000 at that time, a desktop estimation of value may be substituted for the required appraisal. No appraisal will be required if an appraisal was obtained within the prior twelve months unless the Special Servicer determines that such appraisal is materially inaccurate. The cost of the appraisal will be advanced by the
Master Servicer and will be reimbursed to the Master Servicer as a Property
Advance.

     On the first Determination Date occurring on or after the delivery of the appraisal or the completion of the desktop estimation, the Special Servicer will be required to calculate the Appraisal Reduction, if any, taking into account the results of such appraisal or valuation. In the event that the Special
Servicer has not received any required appraisal within 120 days after the event described in the definition of Appraisal Reduction Event (without regard to the time period set forth in the definition), the amount of the Appraisal Reduction will be deemed to be an amount, calculated as of the Determination Date immediately

                                      S-130

succeeding the date on which the appraisal is obtained, to be an amount equal to
25% of the current Stated Principal Balance of the related Mortgage Loan until the appraisal is received.

     The "Appraisal Reduction" for any Distribution Date and for any Mortgage
Loan (including a Serviced Whole Loan) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction is required to be calculated will be equal to the excess of (a) the Stated Principal Balance of that Mortgage Loan
(or Serviced Whole Loan) over (b) the excess of (1) the sum of (i) 90% of the appraised value of the related Mortgaged Property as determined by the appraisal or desktop estimation, minus such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer's review of the appraisal and such other information as the Special Servicer may deem appropriate and (ii)
all escrows, letters of credit and reserves in respect of such Mortgage Loan (or
Serviced Whole Loan) as of the date of calculation over (2) the sum as of the
Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Mortgage Loan (or Serviced Whole Loan) at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest on those
Advances at the Advance Rate in respect of that Mortgage Loan (or Serviced Whole
Loan) and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Mortgage Loan (or Serviced Whole Loan) (which tax, premiums, ground rents and other amounts have not been the subject of an
Advance by the Master Servicer or Trustee, as applicable). The Master Servicer will be entitled to conclusively rely on the Special Servicer's calculation or determination of any Appraisal Reduction amount.

     Pursuant to the 2006-CD3 Pooling and Servicing Agreement, similar but not identical events to those described in the definition of Appraisal Reduction
Event will require the calculation of a similar "appraisal reduction amount"
under the 2006-CD3 Pooling and Servicing Agreement, which will be applied pro rata among the Fair Lakes Office Park loan and the Fair Lakes Office Park Pari
Passu Companion Loan.

     With respect to each Serviced Whole Loan with a Subordinate Companion Loan,
Appraisal Reductions will be calculated based on the outstanding principal balance of the Mortgage Loan and the related Subordinate Companion Loans, and all resulting Appraisal Reductions will be allocated first to the Subordinate
Companion Loan and then to the related Mortgage Loan (and Pari Passu Companion
Loans, if applicable).

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class S Certificates, then to the Class Q
Certificates, then to the Class P Certificates, then to the Class O
Certificates, then to the Class N Certificates, then to the Class M
Certificates, then to the Class L Certificates, then to the Class K
Certificates, then to the Class J Certificates, then to the Class H
Certificates, then to the Class G Certificates, then to the Class F
Certificates, then to the Class E Certificates, then to the Class D
Certificates, then to the Class C Certificates, then to the Class B
Certificates, then to the Class A-J Certificates and then to the Class A-M
Certificates. See "The Pooling and Servicing Agreement--Advances" in this prospectus supplement.

     With respect to each Mortgage Loan or Serviced Whole Loan as to which an
Appraisal Reduction has occurred (unless the Mortgage Loan or Serviced Whole
Loan has become a Corrected Mortgage Loan (if a Servicing Transfer Event had
occurred with respect to the related Mortgage Loan or Serviced Whole Loan) and remained current for three consecutive Monthly Payments, and no other Appraisal
Reduction Event has occurred with respect to the Mortgage Loan or Serviced Whole
Loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction
Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance, or to conduct a desktop estimation, as applicable. Based upon the appraisal or desktop estimation, the Special Servicer is required to redetermine the recalculation amount of the Appraisal Reduction with respect to the Mortgage Loan or Serviced Whole Loan.

                                      S-131

     Any Mortgage Loan or Serviced Whole Loan previously subject to an Appraisal
Reduction which becomes current and remains current for three consecutive
Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal
Reduction.

DELIVERY, FORM AND DENOMINATION

     The Offered Certificates will be issued, maintained and transferred in the book-entry form only in denominations of $10,000 initial Certificate Principal
Amount, and in multiples of $1 in excess of $10,000.

     The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of
The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No holder of an Offered Certificate (a
"Certificateholder") will be entitled to receive a certificate issued in fully registered, certificated form (each, a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described below under "--Definitive Certificates." Unless and until Definitive
Certificates are issued, all references to actions by holders of the Offered
Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations
(together with Clearstream Banking, societe anonyme ("Clearstream") and
Euroclear Bank, as operator of the Euroclear System ("Euroclear") participating organizations, the "Participants"), and all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered
Certificates, for distribution to holders of Offered Certificates through its
Participants in accordance with DTC procedures.

     Until Definitive Certificates are issued in respect of the Offered
Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Trustee will initially serve as certificate registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the
Offered Certificates.

BOOK-ENTRY REGISTRATION

     Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are
Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear
Participants, respectively, through customers' securities accounts in
Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New
York Banking Law, a "banking organization" within the meaning of the New York
Banking Law, a member of the Federal Reserve System, a "clearing corporation"
within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of
1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between
Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect
Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules.
Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with
DTC rules on behalf of the relevant European international clearing system by its

                                      S-132

Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to
a DTC Participant will be received with value on the DTC settlement date but, due to time zone differences may be available in the relevant Clearstream or
Euroclear cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect
Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and
Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the
Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of
Offered Certificates ("Certificate Owners"). Except as otherwise provided under
"The Pooling and Servicing Agreement--Reports to Certificateholders; Available
Information" in this prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master Servicer as
holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and
Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of
Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect
Participants with which the Certificate Owners have accounts with respect to the
Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate
Owners. Accordingly, although the Certificate Owners will not possess the
Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of
Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such
Certificates, may be limited due to the lack of a physical certificate for such
Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the
Trustee, the Master Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or Indirect Participants of their respective

                                      S-133

obligations under the rules and procedures governing their operations. The information in this prospectus supplement concerning DTC, Clearstream and
Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of this information.

DEFINITIVE CERTIFICATES

     Definitive Certificates will be delivered to Certificate Owners or their nominees, respectively, only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Offered
Certificates, and the Depositor is unable to locate a qualified successor, (ii)
the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the DTC
Participants holding beneficial interests in the Certificates agree to initiate such termination, or (iii) after the occurrence of an Event of Default under the
Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the Offered Certificates of any Class then outstanding advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such Certificate Owners. Upon the occurrence of any of these events,
DTC is required to notify all affected DTC Participants of the availability through DTC of Definitive Certificates. Upon delivery of Definitive
Certificates, the Trustee, Certificate Registrar and Master Servicer will recognize the holders of such Definitive Certificates as holders under the
Pooling and Servicing Agreement. Distributions of principal of and interest on the Definitive Certificates will be made by the Trustee directly to holders of
Definitive Certificates in accordance with the procedures set forth in the prospectus and the Pooling and Servicing Agreement.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

YIELD

     The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholders, the rate and timing of the distributions in reduction of Certificate Principal Amounts of the related Classes of
Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to a Class of Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amounts of such Classes of Certificates, as well as prevailing interest rates at the time of payment or loss realization.

     The rate of distributions in reduction of the Certificate Principal Amount of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of
Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default and, with respect to the Class A-1, Class A-2, Class A-3, Class A-AB,
Class A-4 and Class A-1A Certificates, on the Mortgage Loans in the related Loan
Group. While voluntary prepayments of Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of the Mortgaged Property is lost due to casualty or condemnation. In addition, such distributions in reduction of
Certificate Principal Amount may result from repurchases of Mortgage Loans made by the Loan Sellers due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described in this prospectus supplement under "Description of the Mortgage
Pool--Representations and Warranties" and "--Cures and Repurchases", purchases of the Mortgage Loans in the manner described under "The Pooling and Servicing
Agreement--Optional Termination; Optional Mortgage Loan Purchase" in this prospectus supplement or the exercise of purchase options by the holder of a
Companion Loan, a mezzanine loan or, in the case of certain loans, other parties as described in this prospectus supplement in "Description of the Mortgage
Pool--The Whole Loans" and "Top Ten Loan Summaries" on Annex B to this prospectus supplement. To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in

                                      S-134

connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty, and may not be enforceable or collectible upon a default.

     The Certificate Principal Amount of any Class of Offered Certificates may
be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of Certificate Principal Amount, if applicable, as well as the amount of interest that would have accrued on such Certificates in the absence of such reduction. In general, a Realized Loss occurs when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Certificates. Realized Losses are likely to occur only in connection with a default on a Mortgage Loan and the liquidation of the related Mortgaged
Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or a recovery by the Master Servicer or Trustee of a
Non-Recoverable Advance on a Distribution Date. Realized Losses will be allocated to the Certificates (other than the Class X, Class R and Class LR
Certificates) in reverse distribution priority and as more particularly described in "Description of the Offered Certificates--Subordination" in this prospectus supplement.

     Certificateholders are not entitled to receive distributions of Monthly
Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such
Advance is made will tend to extend the weighted average lives of the
Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been effected.

     The rate of payments (including voluntary and involuntary prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans. The terms of the
Mortgage Loans (in particular, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds to prepay the Mortgage Loan, the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates. See Annex C-1 hereto for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A
Certificates will generally be based upon the particular Loan Group in which the related Mortgage Loan is deemed to be a part, the yield on the Class A-1, Class
A-2, Class A-3, Class A-AB and Class A-4 Certificates will be particularly sensitive to prepayments on Mortgage Loans in Loan Group 1 and the yield on the
Class A-1A Certificates will be particularly sensitive to prepayments on
Mortgage Loans in Loan Group 2.

     Principal prepayment on Mortgage Loans could also affect the yield on each
Class of Certificates that has a Pass-Through Rate equal to, based on or limited by the WAC Rate. The Pass-Through Rates on those Classes of Certificates may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

     The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     No representation is made as to the rate of principal payments on the
Mortgage Loans or as to the yield to maturity of any Class of Offered
Certificates. An investor is urged to make an investment decision

                                      S-135

with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of
Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such
Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any
Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

     In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

     An investor should consider the risk that rapid rates of prepayments on the
Mortgage Loans, and therefore of amounts distributable in reduction of the
Certificate Principal Amount of Offered Certificates entitled to distributions of principal, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the
Mortgage Loans, and therefore, of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

     The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual
Period, the distribution of such interest will not be made until the
Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

     The "Rated Final Distribution Date" for each Class of Offered Certificates will be November 2039, the first Distribution Date after the 36th month following the longest amortization period, for any Mortgage Loan (excluding the
Mortgage Loan secured by the Mortgaged Property identified as Clybourn Galleria on Annex C-1, which has an amortization period of 420 months).

WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made. Principal payments on the
Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

     Calculations reflected in the following tables assume that the Mortgage
Loans have the characteristics shown on Annexes C-1 and C-3 to this prospectus supplement, and are based on the following additional assumptions ("Modeling
Assumptions"): (i) each Mortgage Loan is assumed to prepay at the indicated
level of constant prepayment rate ("CPR"), in accordance with a prepayment

                                      S-136

scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance and yield maintenance options, (ii) there are no delinquencies, (iii) scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective
Due Dates (assumed in all cases to be the first day of each month) at the indicated levels of CPR in accordance with the prepayment scenario set forth in the tables, (iv) no prepayment premiums or yield maintenance charges are collected, (v) no party exercises its right of optional termination of the Trust
Fund described in this prospectus supplement or any other purchase option with respect to a Mortgage Loan described in this prospectus supplement, (vi) no
Mortgage Loan is required to be purchased from the Trust Fund, (vii) the
Administrative Fee Rate for each Mortgage Loan is the rate set forth on Annex
C-1 to this prospectus supplement with respect to each Mortgage Loan, (viii)
there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reduction allocated to any class of Offered
Certificates, (ix) distributions on the Certificates are made on the 10th day
(each assumed to be a business day) of each month, commencing in November 2006,
(x) the Certificates will be issued on October 31, 2006, (xi) partial payments on the Mortgage Loans are permitted, but are assumed not to affect the amortization term, (xii) the Pass-Through Rate with respect to each Class of
Certificates is as described on page S-9 in this prospectus supplement
(including any applicable footnotes), (xiii) all prepayments are assumed to be voluntary prepayments and will not include, without limitation, liquidation proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Trust Fund and any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification, and (xiv) with respect to each Mortgage Loan that does not have a Due Date in November, the Trust will receive a payment equal to one month's interest on that Mortgage Loan from the Depositor on the Closing Date.

     The weighted average life of any Class A-1, Class A-2, Class A-3, Class
A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D,
Class E or Class F Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificates is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate. The Principal
Distribution Amount for each Distribution Date will be distributable as described in "Description of the Offered Certificates--Distributions--Payment
Priorities" in this prospectus supplement.

     The following tables indicate the percentage of the initial Certificate
Principal Amount of each Class of Offered Certificates that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life of each such Class of Offered
Certificates. The tables have been prepared on the basis of, among others, the
Modeling Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M,
Class A-J, Class B, Class C, Class D, Class E Certificates and/or Class F
Certificates may mature earlier or later than indicated by the tables.
Accordingly, the Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus supplement. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal
Amount (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

                                      S-137

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                              PREPAYMENT ASSUMPTION (CPR)
                                 ----------------------------------------------------
       DISTRIBUTION DATE          0% CPR     25% CPR    50% CPR    75% CPR   100% CPR
------------------------------   --------   --------   --------   --------   --------

Closing Date..................      100        100        100        100        100
October 10, 2007..............      91         91         91         91         91
October 10, 2008..............      81         81         81         81         81
October 10, 2009..............      53         52         51         50         41
October 10, 2010..............      20         20         20         19         15
October 10, 2011 and
   thereafter.................       0          0          0          0          0
Weighted Average Life (in
   years).....................     2.877      2.861     2.856       2.851      2.809
First Principal Payment Date..   Nov 2006   Nov 2006   Nov 2006   Nov 2006   Nov 2006
Last Principal Payment Date...   Jul 2011   Mar 2011   Feb 2011   Feb 2011   Jan 2011

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                              PREPAYMENT ASSUMPTION (CPR)
                                 ----------------------------------------------------
       DISTRIBUTION DATE          0% CPR     25% CPR    50% CPR    75% CPR   100% CPR
------------------------------   --------   --------   --------   --------   --------

Closing Date..................      100        100        100        100        100
October 10, 2007..............      100        100        100        100        100
October 10, 2008..............      100        100        100        100        100
October 10, 2009..............      100        100        100        100        100
October 10, 2010..............      100        100        100        100        100
October 10, 2011 and
   thereafter.................       0          0          0          0          0
Weighted Average Life (in
   years).....................     4.820      4.806      4.787      4.757      4.549
First Principal Payment Date..   Jul 2011   Mar 2011   Feb 2011   Feb 2011   Jan 2011
Last Principal Payment Date...   Oct 2011   Oct 2011   Oct 2011   Oct 2011   Oct 2011

                                     S-138

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-3 CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                              PREPAYMENT ASSUMPTION (CPR)
                                 ----------------------------------------------------
       DISTRIBUTION DATE          0% CPR     25% CPR    50% CPR    75% CPR   100% CPR
------------------------------   --------   --------   --------   --------   --------

Closing Date..................      100        100        100        100        100
October 10, 2007..............      100        100        100        100        100
October 10, 2008..............      100        100        100        100        100
October 10, 2009..............      100        100        100        100        100
October 10, 2010..............      100        100        100        100        100
October 10, 2011..............      100        100        100        100        100
October 10, 2012..............      100        100        100        100        100
October 10, 2013 and
   thereafter.................       0          0          0          0          0
Weighted Average Life (in
   years).....................     6.944      6.933      6.917      6.894      6.694
First Principal Payment Date..   Oct 2013   Jul 2013   Jul 2013   Jul 2013   Jul 2013
Last Principal Payment Date...   Oct 2013   Oct 2013   Oct 2013   Oct 2013   Jul 2013

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-AB CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                              PREPAYMENT ASSUMPTION (CPR)
                                 ----------------------------------------------------
      DISTRIBUTION DATE           0% CPR     25% CPR    50% CPR    75% CPR   100% CPR
------------------------------   --------   --------   --------   --------   --------

Closing Date..................      100        100        100        100        100
October 10, 2007..............      100        100        100        100        100
October 10, 2008..............      100        100        100        100        100
October 10, 2009..............      100        100        100        100        100
October 10, 2010..............      100        100        100        100        100
October 10, 2011..............      100        100        100        100        100
October 10, 2012..............      80         80         80         80          80
October 10, 2013..............      58         58         58         58          58
October 10, 2014..............      35         35         35         35          35
October 10, 2015..............       *          0          0          0          0
October 10, 2016 and
   thereafter.................       0          0          0          0          0
Weighted Average Life (in
   years).....................     7.224      7.222      7.219      7.215      7.194
First Principal Payment Date..   Oct 2011   Oct 2011   Oct 2011   Oct 2011   Oct 2011
Last Principal Payment Date...   Nov 2015   Oct 2015   Sep 2015   Sep 2015   Aug 2015

----------
*    Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

                                     S-139

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-4 CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                              PREPAYMENT ASSUMPTION (CPR)
                                 ----------------------------------------------------
       DISTRIBUTION DATE          0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
------------------------------   --------   --------   --------   --------   --------

Closing Date..................      100        100        100        100        100
October 10, 2007..............      100        100        100        100        100
October 10, 2008..............      100        100        100        100        100
October 10, 2009..............      100        100        100        100        100
October 10, 2010..............      100        100        100        100        100
October 10, 2011..............      100        100        100        100        100
October 10, 2012..............      100        100        100        100        100
October 10, 2013..............      100        100        100        100        100
October 10, 2014..............      100        100        100        100        100
October 10, 2015..............      100        100        100        100         98
October 10, 2016 and
   thereafter.................       0          0          0          0          0
Weighted Average Life (in
   years).....................     9.730      9.713      9.691      9.658      9.480
First Principal Payment Date..   Nov 2015   Oct 2015   Sep 2015   Sep 2015   Aug 2015
Last Principal Payment Date...   Sep 2016   Sep 2016   Sep 2016   Aug 2016   Jun 2016

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-1A CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                              PREPAYMENT ASSUMPTION (CPR)
                                 ----------------------------------------------------
       DISTRIBUTION DATE          0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
------------------------------   --------   --------   --------   --------   --------

Closing Date..................      100        100        100        100        100
October 10, 2007..............      100        100        100        100        100
October 10, 2008..............      100        100        100        100        100
October 10, 2009..............      100        100        100        100        100
October 10, 2010..............      99         99         99         99         99
October 10, 2011..............      86         86         86         86         86
October 10, 2012..............      85         85         85         85         85
October 10, 2013..............      81         81         81         81         81
October 10, 2014..............      80         80         80         80         80
October 10, 2015..............      79         79         79         79         79
October 10, 2016 and
   thereafter.................       0          0          0          0          0
Weighted Average Life (in
   years).....................     8.864      8.856      8.844      8.814      8.626
First Principal Payment Date..   Nov 2006   Nov 2006   Nov 2006   Nov 2006   Nov 2006
Last Principal Payment Date...   Sep 2016   Sep 2016   Sep 2016   Sep 2016   Jun 2016

                                     S-140

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-M CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                             PREPAYMENT ASSUMPTION (CPR)
                                 ----------------------------------------------------
       DISTRIBUTION DATE          0% CPR     25% CPR    50% CPR    75% CPR   100% CPR
------------------------------   --------   --------   --------   --------   --------

Closing Date..................      100        100        100        100        100
October 10, 2007..............      100        100        100        100        100
October 10, 2008..............      100        100        100        100        100
October 10, 2009..............      100        100        100        100        100
October 10, 2010..............      100        100        100        100        100
October 10, 2011..............      100        100        100        100        100
October 10, 2012..............      100        100        100        100        100
October 10, 2013..............      100        100        100        100        100
October 10, 2014..............      100        100        100        100        100
October 10, 2015..............      100        100        100        100        100
October 10, 2016
   and thereafter.............       0          0          0          0          0
Weighted Average
   Life (in years)............     9.861      9.861      9.861      9.861      9.652
First Principal Payment Date..   Sep 2016   Sep 2016   Sep 2016   Sep 2016   Jun 2016
Last Principal Payment Date...   Sep 2016   Sep 2016   Sep 2016   Sep 2016   Jul 2016

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-J CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                             PREPAYMENT ASSUMPTION (CPR)
                                 ----------------------------------------------------
       DISTRIBUTION DATE          0% CPR     25% CPR    50% CPR    75% CPR   100% CPR
------------------------------   --------   --------   --------   --------   --------

Closing Date..................      100        100        100        100        100
October 10, 2007..............      100        100        100        100        100
October 10, 2008..............      100        100        100        100        100
October 10, 2009..............      100        100        100        100        100
October 10, 2010..............      100        100        100        100        100
October 10, 2011..............      100        100        100        100        100
October 10, 2012..............      100        100        100        100        100
October 10, 2013..............      100        100        100        100        100
October 10, 2014..............      100        100        100        100        100
October 10, 2015..............      100        100        100        100        100
October 10, 2016
   and thereafter.............       0          0          0          0          0
Weighted Average
   Life (in years)............     9.931      9.916      9.898      9.870      9.694
First Principal Payment Date..   Sep 2016   Sep 2016   Sep 2016   Sep 2016   Jul 2016
Last Principal Payment Date...   Oct 2016   Oct 2016   Oct 2016   Oct 2016   Jul 2016

                                      S-141

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                             PREPAYMENT ASSUMPTION (CPR)
                                 ----------------------------------------------------
       DISTRIBUTION DATE          0% CPR     25% CPR    50% CPR    75% CPR   100% CPR
------------------------------   --------   --------   --------   --------   --------

Closing Date..................      100        100        100        100        100
October 10, 2007..............      100        100        100        100        100
October 10, 2008..............      100        100        100        100        100
October 10, 2009..............      100        100        100        100        100
October 10, 2010..............      100        100        100        100        100
October 10, 2011..............      100        100        100        100        100
October 10, 2012..............      100        100        100        100        100
October 10, 2013..............      100        100        100        100        100
October 10, 2014..............      100        100        100        100        100
October 10, 2015..............      100        100        100        100        100
October 10, 2016
   and thereafter.............       0          0          0          0          0
Weighted Average
   Life (in years)............     9.944      9.944      9.944      9.944      9.694
First Principal Payment Date..   Oct 2016   Oct 2016   Oct 2016   Oct 2016   Jul 2016
Last Principal Payment Date...   Oct 2016   Oct 2016   Oct 2016   Oct 2016   Jul 2016

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                             PREPAYMENT ASSUMPTION (CPR)
                                 ----------------------------------------------------
       DISTRIBUTION DATE          0% CPR     25% CPR    50% CPR    75% CPR   100% CPR
------------------------------   --------   --------   --------   --------   --------

Closing Date..................      100        100        100        100        100
October 10, 2007..............      100        100        100        100        100
October 10, 2008..............      100        100        100        100        100
October 10, 2009..............      100        100        100        100        100
October 10, 2010..............      100        100        100        100        100
October 10, 2011..............      100        100        100        100        100
October 10, 2012..............      100        100        100        100        100
October 10, 2013..............      100        100        100        100        100
October 10, 2014..............      100        100        100        100        100
October 10, 2015..............      100        100        100        100        100
October 10, 2016
   and thereafter.............       0          0          0          0          0
Weighted Average
   Life (in years)............     9.944      9.944      9.944      9.944      9.694
First Principal Payment Date..   Oct 2016   Oct 2016   Oct 2016   Oct 2016   Jul 2016
Last Principal Payment Date...   Oct 2016   Oct 2016   Oct 2016   Oct 2016   Jul 2016

                                      S-142

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                             PREPAYMENT ASSUMPTION (CPR)
                                 ----------------------------------------------------
       DISTRIBUTION DATE          0% CPR     25% CPR    50% CPR    75% CPR   100% CPR
------------------------------   --------   --------   --------   --------   --------

Closing Date..................      100        100        100        100        100
October 10, 2007..............      100        100        100        100        100
October 10, 2008..............      100        100        100        100        100
October 10, 2009..............      100        100        100        100        100
October 10, 2010..............      100        100        100        100        100
October 10, 2011..............      100        100        100        100        100
October 10, 2012..............      100        100        100        100        100
October 10, 2013..............      100        100        100        100        100
October 10, 2014..............      100        100        100        100        100
October 10, 2015..............      100        100        100        100        100
October 10, 2016
   and thereafter.............       0          0          0          0          0
Weighted Average
   Life (in years)............     9.944      9.944      9.944      9.944      9.694
First Principal Payment Date..   Oct 2016   Oct 2016   Oct 2016   Oct 2016   Jul 2016
Last Principal Payment Date...   Oct 2016   Oct 2016   Oct 2016   Oct 2016   Jul 2016

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                             PREPAYMENT ASSUMPTION (CPR)
                                 ----------------------------------------------------
       DISTRIBUTION DATE          0% CPR     25% CPR    50% CPR    75% CPR   100% CPR
------------------------------   --------   --------   --------   --------   --------

Closing Date..................      100        100        100        100        100
October 10, 2007..............      100        100        100        100        100
October 10, 2008..............      100        100        100        100        100
October 10, 2009..............      100        100        100        100        100
October 10, 2010..............      100        100        100        100        100
October 10, 2011..............      100        100        100        100        100
October 10, 2012..............      100        100        100        100        100
October 10, 2013..............      100        100        100        100        100
October 10, 2014..............      100        100        100        100        100
October 10, 2015..............      100        100        100        100        100
October 10, 2016
   and thereafter.............       0          0          0          0          0
Weighted Average
   Life (in years)............     9.944      9.944      9.944      9.944      9.694
First Principal Payment Date..   Oct 2016   Oct 2016   Oct 2016   Oct 2016   Jul 2016
Last Principal Payment Date...   Oct 2016   Oct 2016   Oct 2016   Oct 2016   Jul 2016

                                      S-143

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS F CERTIFICATES AT THE SPECIFIED CPRS
             0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE --
                           OTHERWISE AT INDICATED CPR

                                              PREPAYMENT ASSUMPTION (CPR)
                                 ----------------------------------------------------
       DISTRIBUTION DATE          0% CPR     25% CPR    50% CPR    75% CPR   100% CPR
------------------------------   --------   --------   --------   --------   --------

Closing Date..................      100        100        100        100        100
October 10, 2007..............      100        100        100        100        100
October 10, 2008..............      100        100        100        100        100
October 10, 2009..............      100        100        100        100        100
October 10, 2010..............      100        100        100        100        100
October 10, 2011..............      100        100        100        100        100
October 10, 2012..............      100        100        100        100        100
October 10, 2013..............      100        100        100        100        100
October 10, 2014..............      100        100        100        100        100
October 10, 2015..............      100        100        100        100        100
October 10, 2016 and
   thereafter.................       0          0          0          0          0
Weighted Average Life
   (in years).................     9.944      9.944      9.944      9.944      9.694
First Principal Payment Date..   Oct 2016   Oct 2016   Oct 2016   Oct 2016   Jul 2016
Last Principal Payment Date...   Oct 2016   Oct 2016   Oct 2016   Oct 2016   Jul 2016

PRICE/YIELD TABLES

     The tables set forth below show the corporate bond equivalent ("CBE")
yield, weighted average life (as described above under "--Weighted Average Life of the Offered Certificates") and the period during which principal payments would be received with respect to each Class of Offered Certificates under the
Modeling Assumptions. Purchase prices set forth below for each such Class of
Offered Certificates are expressed as a percentage of the initial Certificate
Principal Amount of such Class of Certificates, before adding accrued interest.

     The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing
Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including October 1, 2006 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Amounts of such Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such
Classes of Offered Certificates when such reinvestment rates are considered.

                                     S-144

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
    DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-1 CERTIFICATES AT THE
                                 SPECIFIED CPRS

                                     0% CPR DURING LOCKOUT, DEFEASANCE, YIELD
                                    MAINTENANCE -- OTHERWISE AT INDICATED CPR
                                 -----------------------------------------------
ASSUMED PRICE (32NDS)            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
100-06........................
100-08........................
100-10........................
100-12........................
100-14........................
100-16........................
100-18........................
100-20........................
100-22........................
100-24........................
100-26........................
Weighted Average Life (yrs.)..
First Principal Payment Date..
Last Principal Payment Date...

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
    DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-2 CERTIFICATES AT THE
                                 SPECIFIED CPRS

                                     0% CPR DURING LOCKOUT, DEFEASANCE, YIELD
                                    MAINTENANCE -- OTHERWISE AT INDICATED CPR
                                 -----------------------------------------------
ASSUMED PRICE (32NDS)            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
100-06........................
100-08........................
100-10........................
100-12........................
100-14........................
100-16........................
100-18........................
100-20........................
100-22........................
100-24........................
100-26........................
Weighted Average Life (yrs.)..
First Principal Payment Date..
Last Principal Payment Date...

                                      S-145

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
    DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-3 CERTIFICATES AT THE
                                 SPECIFIED CPRS

                                     0% CPR DURING LOCKOUT, DEFEASANCE, YIELD
                                    MAINTENANCE -- OTHERWISE AT INDICATED CPR
                                 -----------------------------------------------
ASSUMED PRICE (32NDS)            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
100-06........................
100-08........................
100-10........................
100-12........................
100-14........................
100-16........................
100-18........................
100-20........................
100-22........................
100-24........................
100-26........................
Weighted Average Life (yrs.)..
First Principal Payment Date..
Last Principal Payment Date...

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
    DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-AB CERTIFICATES AT THE
                                 SPECIFIED CPRS

                                     0% CPR DURING LOCKOUT, DEFEASANCE, YIELD
                                    MAINTENANCE -- OTHERWISE AT INDICATED CPR
                                 -----------------------------------------------
ASSUMED PRICE (32NDS)            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
100-06........................
100-08........................
100-10........................
100-12........................
100-14........................
100-16........................
100-18........................
100-20........................
100-22........................
100-24........................
100-26........................
Weighted Average Life (yrs.)..
First Principal Payment Date..
Last Principal Payment Date...

                                      S-146

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
     DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-4 CERTIFICATES AT THE
                                 SPECIFIED CPRS

                                 0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                          -- OTHERWISE AT INDICATED CPR
                                 ----------------------------------------------------
ASSUMED PRICE (32NDS)               0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------      ------   -------   -------   -------   --------

100-06........................
100-08........................
100-10........................
100-12........................
100-14........................
100-16........................
100-18........................
100-20........................
100-22........................
100-24........................
100-26........................
Weighted Average Life (yrs.)..
First Principal Payment Date..
Last Principal Payment Date...

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
    DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-1A CERTIFICATES AT THE
                                 SPECIFIED CPRS

                                 0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                          -- OTHERWISE AT INDICATED CPR
                                 ----------------------------------------------------
ASSUMED PRICE (32NDS)               0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------      ------   -------   -------   -------   --------

100-06........................
100-08........................
100-10........................
100-12........................
100-14........................
100-16........................
100-18........................
100-20........................
100-22........................
100-24........................
100-26........................
Weighted Average Life (yrs.)..
First Principal Payment Date..
Last Principal Payment Date...

                                      S-147

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
     DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-M CERTIFICATES AT THE
                                 SPECIFIED CPRS

                                 0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                          -- OTHERWISE AT INDICATED CPR
                                 ----------------------------------------------------
ASSUMED PRICE (32NDS)               0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------      ------   -------   -------   -------   --------

100-06........................
100-08........................
100-10........................
100-12........................
100-14........................
100-16........................
100-18........................
100-20........................
100-22........................
100-24........................
100-26........................
Weighted Average Life (yrs.)..
First Principal Payment Date..
Last Principal Payment Date...

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
     DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-J CERTIFICATES AT THE
                                 SPECIFIED CPRS

                                 0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                          -- OTHERWISE AT INDICATED CPR
                                 ----------------------------------------------------
ASSUMED PRICE (32NDS)               0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------      ------   -------   -------   -------   --------

100-06........................
100-08........................
100-10........................
100-12........................
100-14........................
100-16........................
100-18........................
100-20........................
100-22........................
100-24........................
100-26........................
Weighted Average Life (yrs.)..
First Principal Payment Date..
Last Principal Payment Date...

                                      S-148

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS B CERTIFICATES AT THE SPECIFIED
                                      CPRS

                                 0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                          -- OTHERWISE AT INDICATED CPR
                                 ----------------------------------------------------
ASSUMED PRICE (32NDS)               0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------      ------   -------   -------   -------   --------

100-06........................
100-08........................
100-10........................
100-12........................
100-14........................
100-16........................
100-18........................
100-20........................
100-22........................
100-24........................
100-26........................
Weighted Average Life (yrs.)..
First Principal Payment Date..
Last Principal Payment Date...

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS C CERTIFICATES AT THE SPECIFIED
                                      CPRS

                                 0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                          -- OTHERWISE AT INDICATED CPR
                                 ----------------------------------------------------
ASSUMED PRICE (32NDS)               0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------      ------   -------   -------   -------   --------

100-06........................
100-08........................
100-10........................
100-12........................
100-14........................
100-16........................
100-18........................
100-20........................
100-22........................
100-24........................
100-26........................
Weighted Average Life (yrs.)..
First Principal Payment Date..
Last Principal Payment Date...

                                      S-149

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS D CERTIFICATES AT THE SPECIFIED
                                      CPRS

                                 0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                          -- OTHERWISE AT INDICATED CPR
                                 ----------------------------------------------------
ASSUMED PRICE (32NDS)               0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------      ------   -------   -------   -------   --------

100-06........................
100-08........................
100-10........................
100-12........................
100-14........................
100-16........................
100-18........................
100-20........................
100-22........................
100-24........................
100-26........................
Weighted Average Life (yrs.)..
First Principal Payment Date..
Last Principal Payment Date...

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS E CERTIFICATES AT THE SPECIFIED
                                      CPRS

                                 0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                          -- OTHERWISE AT INDICATED CPR
                                 ----------------------------------------------------
ASSUMED PRICE (32NDS)               0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------      ------   -------   -------   -------   --------

100-06........................
100-08........................
100-10........................
100-12........................
100-14........................
100-16........................
100-18........................
100-20........................
100-22........................
100-24........................
100-26........................
Weighted Average Life (yrs.)..
First Principal Payment Date..
Last Principal Payment Date...

                                      S-150

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
DATE, LAST PRINCIPAL PAYMENT DATE FOR THE CLASS F CERTIFICATES AT THE SPECIFIED
                                      CPRS

                                 0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE
                                          -- OTHERWISE AT INDICATED CPR
                                 ----------------------------------------------------
ASSUMED PRICE (32NDS)               0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------      ------   -------   -------   -------   --------

100-06........................
100-08........................
100-10........................
100-12........................
100-14........................
100-16........................
100-18........................
100-20........................
100-22........................
100-24........................
100-26........................
Weighted Average Life (yrs.)..
First Principal Payment Date..
Last Principal Payment Date...

     Notwithstanding the assumed prepayment rates reflected in the preceding tables in this "Yield, Prepayment and Maturity Considerations" section, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the
Offered Certificates.

     There can be no assurance that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the
Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

     For additional considerations relating to the yield on the Certificates, see "Yield Considerations" in the prospectus.

EFFECT OF LOAN GROUPS

     Generally, prior to the Cross Over Date, the Class A-1, Class A-2, Class
A-3, Class A-AB and Class A-4 Certificates will only be entitled to receive distributions of principal collected or advanced with respect to the Mortgage
Loans in Loan Group 1 until the Certificate Principal Amount of the Class A-1A
Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of Mortgage Loans in Loan Group 2 until the Certificate Principal Amount of the Class A-4 Certificates has been reduced to zero. Accordingly, holders of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 1 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group 2. Holders of the
Class A-1A Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the Mortgage Loans in Loan Group
2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the Mortgage Loans in
Loan Group 1. Investors should take this into account when reviewing this
"Yield, Prepayment and Maturity Considerations" section.

                                      S-151

                      THE POOLING AND SERVICING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing
Agreement to be dated as of October 1, 2006 (the "Pooling and Servicing
Agreement"), by and among the Depositor, the Master Servicer, the Special
Servicer and the Trustee.

     The servicing of the Mortgage Loans (including the Serviced Whole Loans but not the Non-Serviced Loan) and any REO Properties will be governed by the
Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans (other than the Non-Serviced Loan) and any
REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and
Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the Mortgage Loans (other than the
Non-Serviced Loan) and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus.

SERVICING OF THE WHOLE LOANS

     In general, the Serviced Whole Loans and their related Companion Loans will be serviced and administered under the Pooling and Servicing Agreement and the related intercreditor or co-lender agreement, as applicable, as though the related Companion Loans were a part of the Mortgage Pool. If any Companion Loan of a Serviced Whole Loan becomes a Specially Serviced Mortgage Loan, then the related Serviced Whole Loan shall become a Specially Serviced Mortgage Loan. For more detailed information, including any termination rights with respect to the
Special Servicer, please see "Description of the Mortgage Pool--The Whole Loans"
in this prospectus supplement.

     In general, the Non-Serviced Loan and the related Companion Loan will be serviced and administered under the 2006-CD3 Pooling and Servicing Agreement.
The Master Servicer, the Special Servicer and the Trustee have no obligation or authority to supervise the 2006-CD3 Master Servicer and/or the 2006-CD3 Special
Servicer under the 2006-CD3 Pooling and Servicing Agreement or to make property protection advances with respect to the related Non-Serviced Loan. The obligation of the Master Servicer and the Special Servicer to provide information or remit collections on the Non-Serviced Loan is dependent on its receipt of the same from the applicable party under the 2006-CD3 Pooling and
Servicing Agreement. The 2006-CD3 Pooling and Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the 2006-CD3 Pooling and
Servicing Agreement are generally similar but not identical to the servicing arrangements under the Pooling and Servicing Agreement. For more detailed information, please see "Description of the Mortgage Pool--The Whole Loans" in
this prospectus supplement.

ASSIGNMENT OF THE MORTGAGE LOANS

     On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, to the
Trustee for the benefit of the holders of Certificates. See "The Mortgage
Pools--Assignment of Mortgage Loans" in the prospectus.

SERVICING OF THE MORTGAGE LOANS

     Each of the Master Servicer (directly or through one or more sub-servicers)
and the Special Servicer will be required to service and administer the Mortgage
Loans (including the Serviced Whole Loans, but excluding the Non-Serviced Loan)
for which it is responsible. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Mortgage Loans to one or more third-party subservicers. The Master Servicer will be responsible for paying the

                                     S-152

servicing fees of any subservicer. Notwithstanding any subservicing agreement, the Master Servicer will remain primarily liable to the Trustee,
Certificateholders and the holders of the Serviced Companion Loans for the servicing and administering of the Mortgage Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such subservicing agreement. Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

     With respect to the Non-Serviced Loan, the Non-Serviced Loan and the
related Companion Loan are being serviced and administered in accordance with the 2006-CD3 Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the
Non-Serviced Loan and the related Companion Loan will be effected in accordance with the 2006-CD3 Pooling and Servicing Agreement and the related intercreditor agreements). Consequently, the servicing provisions set forth in this prospectus supplement and the administration of accounts will generally not be applicable to the Non-Serviced Loan, but instead such servicing and administration of the
Non-Serviced Loan will be governed by the 2006-CD3 Pooling and Servicing
Agreement.

     The Master Servicer and the Special Servicer, as the case may be, will be required to service and administer the Mortgage Loans (including the Serviced
Whole Loans, but not the Non-Serviced Loan) and each REO Property for which it is responsible in accordance with applicable law, the terms of the Pooling and
Servicing Agreement and the terms of the respective Mortgage Loans and, if applicable, the related intercreditor agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

     1.   with the same care, skill, prudence and diligence with which the
          Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO Properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO Properties, and

     2.   with the same care, skill, prudence and diligence with which the
          Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be,

     in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective subject Mortgage Loans;

     o    with a view to--

     1.   the timely recovery of all payments of principal and interest, including balloon payments, under those Mortgage Loans, or

     2.   in the case of (a) a Specially Serviced Mortgage Loan or (b) a
          Mortgage Loan in the trust as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan to the Certificateholders (as a collective whole) (or, if a Whole Loan is involved, with a view to the maximization of recovery on the Whole
          Loan to the Series 2006-GG8 Certificateholders and the holders of the related Companion Loans (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

     o    without regard to--

     1. any relationship, including as lender on any other debt, that the Master
Servicer or the Special Servicer or any affiliate thereof may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the
Pooling and Servicing Agreement,

                                     S-153

     2. the ownership of any Series 2006-GG8 Certificate (or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer or any
affiliate thereof,

     3. the obligation, if any, of the Master Servicer or the Special Servicer
to make Advances,

     4. the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction, and

     5. the ownership, servicing or management for others of any mortgage loan or property not covered by the Pooling and Servicing Agreement by the Master
Servicer or the Special Servicer or any affiliate thereof (the "Servicing
Standard").

     The Pooling and Servicing Agreement provides, however, that none of the
Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents shall have any liability to the Trust Fund or the
Certificateholders for taking any action or refraining from taking any action in good faith, or for errors in judgment. The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of its obligations or duties under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer assuming the obligations of the Master
Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer's obligations. If no successor
Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

     In general, the Master Servicer will be responsible for the servicing and administration of each Mortgage Loan and Companion Loan (other than the
Non-Serviced Loan)--

     o    which is not a Specially Serviced Mortgage Loan, or

     o    that is a Corrected Mortgage Loan.

     A "Specially Serviced Mortgage Loan" means any Mortgage Loan (other than the Non-Serviced Loan but including the Serviced Whole Loans and REO Mortgage
Loans) being serviced under the Pooling and Servicing Agreement, for which any of the following events (each, a "Servicing Transfer Event") has occurred:

     (a) the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues, or the
Master Servicer determines, in its reasonable, good faith judgment, will continue, unremedied (without regard to any grace period)

     o    except in the case of a Mortgage Loan or Serviced Whole Loan delinquent in respect of its balloon payment, for 60 days beyond the date that payment was due, or

     o    solely in the case of a delinquent balloon payment, (A) 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) in the case of a Mortgage Loan or Serviced
          Whole Loan delinquent with respect to the balloon payment as to which the related borrower delivered a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, 120 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur); or

     (b) the Master Servicer or Special Servicer (in the case of the Special
Servicer, with the consent of the Controlling Class Representative) has determined, in its good faith, reasonable judgment, based on communications with the related borrower, that a default in the making of a scheduled monthly debt

                                     S-154

service payment on the Mortgage Loan or Serviced Whole Loan or a balloon payment is likely to occur and is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated by clause (a) of this definition; or

     (c) there has occurred a default (other than as described in clause (a)
above and other than an Acceptable Insurance Default) that materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or
Serviced Whole Loan or otherwise materially adversely affects the interests of
Certificateholders (or, in the case of any Companion Loan, the holder of the related Companion Loan), and continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that any default that results in acceleration of the related Mortgage Loan without the application of any grace period under the related Mortgage Loan documents will be deemed not to have a grace period; and provided, further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders (or, in the case of any Companion Loan, the holder of the related Companion Loan); or

     (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force and not dismissed for a period of 60 days; or

     (e) the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

     (f) the related borrower admits in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

     (g) the Master Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged
Property; or

     (h) the Master Servicer or Special Servicer (in the case of the Special
Servicer, with the consent of the Controlling Class Representative) determines that (i) a default (other than a payment default) under the Mortgage Loan or
Serviced Whole Loan is imminent, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Whole Loan or otherwise materially adversely affect the interests of
Certificateholders or, in the case of Serviced Whole Loans, the interests of the holder of the related Companion Loans, and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the
Mortgage Loan or Serviced Whole Loan or, if no cure period is specified and the default is capable of being cured, for 30 days, (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or
Serviced Whole Loan); provided that any determination that a loan is a Specially
Serviced Loan pursuant to this bullet point with respect to any Mortgage Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Special Servicer (with the consent of the Controlling Class Representative or, in certain cases, the related holder of the related Companion Loan) as described with respect to the definition of Acceptable Insurance Default.

     It shall be considered an "Acceptable Insurance Default" if the related
Mortgage Loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism or require the borrower to obtain this insurance (and neither the Master Servicer nor the Special Servicer will be required to obtain this insurance) and the Special Servicer has determined, in its reasonable judgment, that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent

                                     S-155

owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate. In making this determination, the Special Servicer, to the extent consistent with the Servicing
Standard, is entitled to rely on the opinion of an insurance consultant.

     A Mortgage Loan (including the Serviced Whole Loans) will become a
"Corrected Mortgage Loan" when:

     o    with respect to the circumstances described in clause (a) of the definition of Specially Serviced Mortgage Loan, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

     o    with respect to the circumstances described in clauses (b), (d), (e),
          (f) and (h) of the definition of Specially Serviced Mortgage Loan, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

     o    with respect to the circumstances described in clause (c) of the definition of Specially Serviced Mortgage Loan, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

     o    with respect to the circumstances described in clause (g) of the definition of Specially Serviced Mortgage Loan, the proceedings are terminated.

     If a Servicing Transfer Event exists with respect to one loan in a Whole
Loan, it will be considered to exist for the entire Whole Loan.

     The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Mortgage Loan (including the Serviced Whole
Loans but excluding the Non-Serviced Loan) as to which a Servicing Transfer
Event has occurred and which has not yet become a Corrected Loan. The Special
Servicer will also be responsible for the administration of each REO Property acquired by the trust.

     Despite the foregoing, the Pooling and Servicing Agreement will require the
Master Servicer to continue to collect information and prepare all reports to the Trustee required to be collected or prepared with respect to any Specially
Serviced Mortgage Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced
Mortgage Loans, maintain escrows and all reserve accounts on Specially Serviced
Mortgage Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets. In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-Specially Serviced Mortgage Loans.

     Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

     The Master Servicer will transfer servicing of a Mortgage Loan (including the Serviced Whole Loans but excluding the Non-Serviced Loan) to the Special
Servicer when that Mortgage Loan (or Serviced Whole Loan) becomes a Specially
Serviced Mortgage Loan. The Special Servicer will return the servicing of that
Mortgage Loan (or Serviced Whole Loan) to the Master Servicer when it becomes a
Corrected Mortgage Loan.

                                     S-156

     The Special Servicer will be obligated to, among other things, oversee the resolution of non-performing Mortgage Loans (including the Serviced Whole Loans)
and act as disposition manager of REO Properties.

     The 2006-CD3 Pooling and Servicing Agreement provides for servicing transfer events that are similar but not identical to those set forth above.
Upon the occurrence of a servicing transfer event under the 2006-CD3 Pooling and
Servicing Agreement, servicing of the both the Non-Serviced Loan and its Pari
Passu Companion Loan will be transferred to the related special servicer under the 2006-CD3 Pooling and Servicing Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer, Special Servicer and Trustee will be entitled to payment of certain fees as compensation for its services performed under the
Pooling and Servicing Agreement. Below is a summary of the main fees generally payable to the Master Servicer, Special Servicer and Trustee from payments on the Mortgage Loans. Certain additional fees and costs payable by the related borrowers are allocable to the Master Servicer, Special Servicer and Trustee,
but such amounts are not payable from amounts that the Trust Fund is entitled to receive.

         FEE               FEE RATE OR RANGE
------------------------   -----------------
Trustee Fee.............     0.00049%
Master Servicing Fee....     0.02% to 0.09%
Special Servicing Fee...     0.25%
Liquidation Fee.........     1.0%
Workout Fee.............     1.0%
Expenses................

     In addition, the Trustee, the Master Servicer, the Special Servicer and the
Depositor will be entitled to be indemnified by the Trust Fund as described under "The Pooling and Servicing Agreement--Certain Matters Regarding the
Depositor, the Master Servicer and the Special Servicer" in this prospectus supplement. Certain additional fees and costs payable by the related borrowers are allocable to the Master Servicer, Special Servicer and Trustee, but such amounts are not payable from amounts that the Trust Fund is entitled to receive.
See "Transaction Parties--The Master Servicer, Master Servicer Servicing
Compensation and Payment of Expenses" and "--The Special Servicer, Special
Servicer Servicing Compensation and Payment of Expenses" in this prospectus supplement.

ADVANCES

     The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date
(the "Master Servicer Remittance Date"), an amount (each such amount, a "P&I
Advance") equal to the total or any portion of the Monthly Payment (with interest calculated at the Net Mortgage Rate plus the Trustee Fee Rate) on a
Mortgage Loan (excluding each Companion Loan but including the Non-Serviced
Loan) that was delinquent as of the close of business on the immediately preceding Due Date (without regard to any grace period) (and which delinquent payment has not been cured as of the business day immediately preceding the
Master Servicer Remittance Date). In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the
Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced. The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest or prepayment premiums or yield maintenance charges. The amount required to be advanced by the Master Servicer with respect to any Distribution
Date in respect of payments on Mortgage Loans that have been subject to an
Appraisal Reduction Event will equal (i) the amount required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction less (ii)
an amount equal to the product of (x) the amount required to be advanced by the
Master Servicer in respect to delinquent payments of interest without giving effect to such Appraisal Reduction, and (y) a fraction, the numerator of which is the Appraisal Reduction with

                                     S-157

respect to such Mortgage Loan and the denominator of which is the Stated
Principal Balance of such Mortgage Loan as of the last day of the related
Collection Period.

     The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Mortgage Loan (including each Serviced
Whole Loan but not the Non-Serviced Loan) to make cash advances ("Property
Advances" and, together with P&I Advances, "Advances") to pay all customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of a Mortgage Loan or Serviced
Whole Loan, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a Mortgaged
Property, the cost of delinquent real estate taxes, ground lease rent payments, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain such Mortgaged Property, subject to a non-recoverability determination.

     The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Trust Fund and paid from the Collection Account.

     The Pooling and Servicing Agreement will obligate the Trustee to make any
P&I Advance that the Master Servicer was obligated, but failed to make.

     The Special Servicer may request the Master Servicer to make Property
Advances with respect to a Specially Serviced Mortgage Loan or REO Property
under the Pooling and Servicing Agreement, in lieu of the Special Servicer's making that advance itself. The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement. The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer's receipt of the request unless the Master
Servicer determines such Advance would be a Non-Recoverable Advance. If the request is timely and properly made, the Special Servicer will be relieved of any obligations with respect to a Property Advance that it requests the Master
Servicer to make, regardless of whether or not the Master Servicer actually makes that advance. The Special Servicer may elect to make certain Property
Advances on an emergency basis.

     If the Master Servicer is required under the Pooling and Servicing
Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

     o    if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

     o    if the failure continues for three more business days, to make the
          Property Advance.

     The Master Servicer, the Special Servicer or the Trustee will each be entitled to receive interest on Advances at the Prime Rate (the "Advance Rate"), compounded annually, as of each Master Servicer Remittance Date. If the interest on such Advance is not recovered from default interest or late payments on such
Mortgage Loan, a shortfall will result which will have the same effect as a
Realized Loss. The "Prime Rate" is the rate, for any day, set forth as such in
The Wall Street Journal, New York edition.

     The obligation of the Master Servicer or the Trustee, as applicable, to make Advances (and right of the Special Servicer to elect to make emergency
Property Advances) with respect to any Mortgage Loan pursuant to the Pooling and
Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Properties.
Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

                                     S-158

     None of the Master Servicer, the Special Servicer or the Trustee will be required to make any Advance that the Master Servicer or Special Servicer, in accordance with the Servicing Standard, or the Trustee in its respective good faith business judgment, determines will not be ultimately recoverable
(including interest accrued on the Advance) by the Master Servicer, the Special
Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan as to which such Advances were made. In addition, if the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its respective good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or in the case of the
Special Servicer, by any one of them) will not be ultimately recoverable from the foregoing sources (any such Advance, a "Non-Recoverable Advance"), then the
Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the
Advance Rate, out of amounts payable on or in respect of all of the Mortgage
Loans prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans. Any such judgment or determination with respect to the recoverability of Advances must be evidenced by an officers' certificate delivered to the Trustee, the
Master Servicer or the Special Servicer (and in the case of the Trustee, the
Depositor) setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination. In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Non-Recoverable Advance and may deliver to the Master Servicer and the
Trustee notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee. Although the Special Servicer
may determine whether an advance is a Non-Recoverable Advance, the Special
Servicer will have no right to make an affirmative determination that any
Advance to be made (or contemplated to be made) by the Master Servicer or the
Trustee is, or would be, recoverable. In the absence of a determination by the
Special Servicer that an advance is a Non-Recoverable Advance, all determinations of recoverability with respect to Advances to be made (or contemplated to be made) by the Master Servicer or the Trustee will remain with the Master Servicer or Trustee, as applicable. In addition, the 2006-CD3 Master
Servicer under the 2006-CD3 Pooling and Servicing Agreement will be entitled to seek recovery from the Trust of the pro rata share of any non-recoverable servicing advance made with respect to the Non-Serviced Loan.

     Notwithstanding anything in this prospectus supplement to the contrary, the
Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Mortgage
Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the
Master Servicer or the Special Servicer has determined that such a Property
Advance would be nonrecoverable if making the payment would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or
(ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan or remediates any adverse environmental condition or circumstance at any of the
Mortgaged Properties, if, in each instance, the Special Servicer determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders.

     The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including all
Advances made with respect to any Whole Loan, equal to the amount of such
Advance and interest accrued on the Advance at the Advance Rate from (i) late payments on the Mortgage Loan by the borrower and any other collections on the
Mortgage Loan (ii) insurance proceeds, condemnation proceeds or liquidation proceeds from the sale of the defaulted Mortgage Loan or the related Mortgaged
Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

     Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution
Date are insufficient to fully reimburse the Master

                                     S-159

Servicer, the Special Servicer or the Trustee, as applicable, for a
Non-Recoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed
12 months in any event. In addition, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a
"Workout-Delayed Reimbursement Amount") out of principal collections in the
Collection Account (net of any amounts used to pay a Non-Recoverable Advance or interest thereon). The Master Servicer, the Special Servicer, or the Trustee
will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections in the Collection Account if the Master Servicer, the Special
Servicer or the Trustee, as applicable, (a) has determined that such
Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed
Reimbursement Amount would not ultimately be recoverable, along with any other
Workout-Delayed Reimbursement Amounts and Non-Recoverable Advances, out of the
principal portion of future collections on the Mortgage Loans and the REO
Properties.

     Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage
Loans. To the extent a Non-Recoverable Advance or a Workout-Delayed
Reimbursement Amount with respect to a Mortgage Loan is required to be reimbursed from the principal portion of the general collections on the Mortgage
Loans as described in this paragraph, such reimbursement will be made first, from the principal collections available on the Mortgage Loans included in the same Loan Group as the Mortgage Loan and if the principal collections in such
Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Non-Recoverable Advances and Workout-Delayed Reimbursement
Amounts that are related to such other Loan Group). To the extent a
Non-Recoverable Advance with respect to a Mortgage Loan is required to be reimbursed from the interest portion of the general collections on the Mortgage
Loans as described above, such reimbursement will be made first, from the interest collections available on the Mortgage Loans included in the same Loan
Group as such Mortgage Loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of any other Non-Recoverable Advances that are related to such other Loan Group).

     Any election described above by any party to refrain from reimbursing itself for any Non-Recoverable Advance (together with interest for that
Non-Recoverable Advance) or portion thereof with respect to any Distribution
Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection
Period) or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Non-Recoverable Advance
(together with interest on that Non-Recoverable Advance). An election by the
Master Servicer, the Special Servicer or the Trustee will not be construed to impose any duty on the other party to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election). The fact that a decision to recover a Non-Recoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other
Classes of Certificateholders will not constitute a violation of the Servicing
Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the
Certificateholders. The Master Servicer's, the Special Servicer's or the
Trustee's decision to defer reimbursement of such Non-Recoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer, the Special
Servicer or the Trustee or a right of the Certificateholders.

                                     S-160

ACCOUNTS

     The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the "Collection
Account") established pursuant to the Pooling and Servicing Agreement. The
Master Servicer will also be required to establish and maintain a segregated companion collection account (the "Companion Collection Account") with respect to any Serviced Whole Loan, which may be a sub-account of the Collection Account and deposit amounts collected in respect of each Serviced Whole Loan therein.
The trust will only be entitled to amounts on deposit in the Companion
Collection Account to the extent these funds are not otherwise payable to a
Companion Loan holder.

     The Trustee will be required to establish and maintain two accounts, one of which may be a sub-account of the other (the "Lower-Tier Distribution Account"
and the "Upper-Tier Distribution Account" and, collectively, the "Distribution
Account"). With respect to each Distribution Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Trustee for deposit into the Lower-Tier Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date the
sum of (i) the Available Funds and any prepayment premiums or yield maintenance charges, and (ii) the Trustee Fee. In addition, the Master Servicer will be required to deposit all P&I Advances into the Lower-Tier Distribution Account on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier
Distribution Account as described in this prospectus supplement. On each
Distribution Date, the Trustee (i) will be required to withdraw amounts distributable on such date on the Regular Certificates and on the Class R
Certificates (which are expected to be zero) from the Lower-Tier Distribution
Account and deposit such amounts in the Upper-Tier Distribution Account. See
"Description of the Offered Certificates--Distributions" in this prospectus supplement.

     The Trustee will also be required to establish and maintain an account (the
"Interest Reserve Account"), which may be a sub-account of the Distribution
Account. On each Master Servicer Remittance Date occurring in February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (unless, in either case, the related Distribution
Date is the final Distribution Date), the Master Servicer will be required to remit to the Trustee for deposit, in respect of each Mortgage Loan, an amount equal to one day's interest at the related Mortgage Rate on the respective
Stated Principal Balance, as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable
Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February,
"Withheld Amounts"). On each Master Servicer Remittance Date occurring in March
(or February, if such Distribution Date is the final Distribution Date), the
Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts, if any, from the preceding January (if applicable) and February, and deposit such amount into the Lower-Tier
Distribution Account.

     The Trustee will also be required to establish and maintain an account (the
"Gain-On-Sale Reserve Account") which may be a sub-account of the Distribution
Account. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset realized losses previously allocated to the
Certificates, such gains will be held and applied to offset future realized losses, if any.

     Other accounts to be established pursuant to the Pooling and Servicing
Agreement are one or more REO Accounts for collections from REO Properties.

     The Collection Account, the Lower-Tier Distribution Account, the Upper-Tier
Distribution Account, the Interest Reserve Account and the Gain-On-Sale Reserve
Account will be held in the name of the Trustee (or the Master Servicer on behalf of the Trustee) on behalf of the holders of Certificates. Each of the
Collection Account, the Companion Collection Account, any REO Account, the
Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the
Interest Reserve Account, any escrow account and the Gain-On-Sale Reserve
Account will be held at a depository institution or trust company satisfactory to the Rating Agencies.

                                     S-161

     Amounts on deposit in the Collection Account, the Companion Collection
Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution
Account, the Gain-On-Sale Reserve Account, the Interest Reserve Account and any
REO Account may be invested in certain United States government securities and other high-quality investments satisfactory to the Rating Agencies. Interest or other income earned on funds in the Collection Account and the Companion
Collection Account, will be paid to the Master Servicer as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. Interest or other income earned on funds in the Lower-Tier Distribution Account, the Upper-Tier Distribution
Account, the Gain-On-Sale Reserve Account and the Interest Reserve Account will be payable to the Trustee.

WITHDRAWALS FROM THE COLLECTION ACCOUNT

     The Master Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted: (i) to remit on or before each
Master Servicer Remittance Date (A) to the Trustee for deposit into the
Lower-Tier Distribution Account an amount equal to the sum of (I) Available
Funds and any prepayment premiums or yield maintenance charges and (II) the
Trustee Fee for the related Distribution Date, (B) to the Trustee for deposit into the Gain-On-Sale Reserve Account an amount equal to the Excess Liquidation
Proceeds received in the related Collection Period, if any, and (C) to the
Trustee for deposit into the Interest Reserve Account an amount required to be withheld as described above under "--Accounts", (ii) to pay or reimburse the
Master Servicer, the Special Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer's, the Special Servicer's or
the Trustee's right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under "--Advances"), (iii) to pay on or before each Master Servicer Remittance Date to the Master Servicer and the
Special Servicer as compensation, the aggregate unpaid servicing compensation in respect of the immediately preceding Collection Period, (iv) to pay on or before each Distribution Date to any person with respect to each Mortgage Loan or REO
Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, all amounts received on the
Mortgage Loan or REO Property during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined, (v) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the
Special Servicer, the Trustee and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer or the Trustee), and
certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Trust Fund under the Pooling and
Servicing Agreement, (vi) to pay to the Trustee amounts requested by it to pay any taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC, (vii) to
withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account, and (viii) to clear and terminate the
Collection Account pursuant to a plan for termination and liquidation of the
Trust Fund. The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the 2006-CD3 Pooling and Servicing
Agreement pursuant to the related intercreditor agreement.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     DUE-ON-SALE. Subject to the discussion under "--The Controlling Class
Representative" below, the Special Servicer will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan (other than the Non-Serviced Loan) may have under a due-on-sale clause (which shall include, without limitation, sale or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the mortgagor or its owner, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan. In some circumstances, however, the Master Servicer will be required to review the proposed transaction and, whether or not it determines that approval of the transaction is favorable, make a recommendation to the
Special Servicer, which in all cases will be entitled (subject to the discussion under "--The Controlling Class Representative" below) to approve or disapprove the

                                     S-162

transaction. The Special Servicer may not waive its rights of the lender or grant its consent under any due-on-sale clause, unless--

     o    the Master Servicer or the Special Servicer, as applicable, has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the Series 2006-GG8 certificates or any certificate issued pursuant to a securitization of any Companion Loan, or

     o    such Mortgage Loan (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the trust, (B) has a principal balance that is $35 million or less, and (C) is not one of the 10 largest Mortgage Loans in the pool based on principal balance.

     DUE-ON-ENCUMBRANCE. Subject to the discussion under "--The Controlling
Class Representative" below, the Special Servicer will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Mortgage Loan (other than a Mortgaged Property securing the
Non-Serviced Loan) may have under a due-on-encumbrance clause (which shall include, without limitation, any mezzanine financing of the mortgagor or the mortgaged property or any sale or transfer of preferred equity in the mortgagor or its owners, to the extent prohibited under the related loan documents) to accelerate payment of that Mortgage Loan. The Special Servicer may not waive its rights or grant its consent under any due-on-encumbrance clause, unless--

     o    the Master Servicer or Special Servicer, as applicable, has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the Certificates or any certificate issued pursuant to a securitization of any Pari Passu Companion Loan,

     o    such Mortgage Loan (A) represents less than 2% the principal balance of all of the Mortgage Loans in the trust, (B) has a principal balance that is $20 million or less, (C) is not one of the 10 largest Mortgage
          Loans in the pool based on principal balance, (D) does not have an aggregate loan-to-value ratio (including existing and proposed additional debt) that is equal to or greater than 85%, and (E) does not have an aggregate debt service coverage ratio (including the debt service on the existing and proposed additional debt) that is equal to or less than 1.2x, or

     o    the encumbrance relates to the grant of an easement, right-of-way or similar encumbrance that the Master Servicer determines will not have a material adverse impact on the value, use or operation of the
          Mortgaged Property or the ability of the borrower to perform its obligations under the Mortgage Loan.

     See "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain
Provisions" in the prospectus.

INSPECTIONS

     The Master Servicer (or with respect to any Specially Serviced Mortgage
Loan, the Special Servicer) is required to inspect or cause to be inspected each
Mortgaged Property (other than a Mortgaged Property securing the Non-Serviced
Loan) at such times and in such manner as are consistent with the Servicing
Standard, but in any event at least once every calendar year with respect to
Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Mortgage Loans with an outstanding principal balance or allocated loan amount of less than $2,000,000, in each case commencing in 2007; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the
Special Servicer during the preceding 12 months. The Special Servicer is required to inspect each Mortgage Loan that becomes a Specially Serviced
Mortgage Loan as soon as practicable after it becomes a Specially Serviced
Mortgage Loan and thereafter at least every twelve months until such condition ceases to exist. The cost of any such

                                     S-163

inspection shall be borne by the Master Servicer unless the related Mortgage
Loan is a Specially Serviced Mortgage Loan, in which case such cost will be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

     Each of the Master Servicer and the Special Servicer are required under the
Pooling and Servicing Agreement (and each additional servicer will be required under its subservicing agreement) to deliver annually to the Trustee and the
Depositor on or before the date specified in the Pooling and Servicing
Agreement, an officer's certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party's servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or the sub-servicing agreement in the case of an additional servicer, as applicable, has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement or the sub-servicing agreement in the case of an additional servicer, as applicable, in all material respects throughout the preceding calendar year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party's duties described above.

     In addition, the Master Servicer, the Special Servicer (regardless of whether a special servicer has commenced special servicing of any mortgage loan)
and the Trustee, each at its own expense, are required to furnish (and each of the preceding parties, as applicable, shall (a) use commercially reasonable efforts to cause, each servicing function participant (other than another such party to the Pooling and Servicing Agreement) with which it has entered into a servicing relationship on or prior to the closing date with respect to the mortgage loans and (b) cause, each servicing function participant (other than another such party (other than itself) to the Pooling and Servicing Agreement)
with which it has entered into a servicing relationship after the closing date with respect to the mortgage loans, to furnish, each at its own expense), annually, to the Trustee and the Depositor, a report (an "Assessment of
Compliance") assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

     o    a statement of the party's responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

     o    a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

     o    the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof;
          and

     o    a statement that a registered public accounting firm has issued an attestation report (an "Attestation Report") on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party's assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of
Regulation AB.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL
SERVICER

     Each of the Master Servicer and the Special Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing
Agreement, provided that certain conditions are satisfied

                                      S-164

including obtaining the written confirmation of each of the Rating Agencies that such assignment or delegation will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates. The resigning Master Servicer or Special Servicer, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation. The
Pooling and Servicing Agreement provides that the Master Servicer or the Special
Servicer, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer or the Special Servicer, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation may become effective until a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer under the Pooling and
Servicing Agreement. The Trustee or any other successor Master Servicer or
Special Servicer assuming the obligations of the Master Servicer or the Special
Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain). If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized
Losses.

     The Pooling and Servicing Agreement also provides that none of the
Depositor, the Master Servicer, the Special Servicer, nor any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer
will be under any liability to the Trust Fund or the holders of the Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, none of the Depositor, the Master Servicer, the Special
Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence in the performance of their duties under the Pooling and Servicing Agreement or by reason of reckless disregard of obligations or duties under the Pooling and Servicing Agreement. The Pooling and Servicing
Agreement further provides that the Depositor, the Master Servicer, the Special
Servicer and any director, officer, employee or agent of the Depositor, the
Master Servicer or the Special Servicer will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with any legal action or claim relating to the Pooling and Servicing Agreement or the
Certificates (including in connection with the dissemination of information and reports as contemplated by the Pooling and Servicing Agreement), other than any such loss, liability or expense: (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes a Property
Advance that is otherwise reimbursable under the Pooling and Servicing
Agreement; (iii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing
Agreement; or (iv) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any willful misfeasance, bad faith or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

     In addition, the Pooling and Servicing Agreement provides that none of the
Depositor, the Master Servicer, nor the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured. The Depositor, the Master Servicer or the Special Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and
Servicing Agreement and the rights and duties of the parties to the Pooling and
Servicing Agreement and the interests of the holders of Certificates under the
Pooling and Servicing Agreement. In such event, the legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and
the Special Servicer will be entitled to be reimbursed for those amounts from the Collection Account. The Special Servicer will, for the benefit of the
Certificateholders and the Trustee, be responsible for directing, managing, prosecuting and/or defending any and all claims and litigation relating to (a)
the enforcement of the obligations of each

                                      S-165

mortgagor under the related Mortgage Loan or Serviced Whole Loan documents and
(b) any action brought by a mortgagor against the Trust Fund. This enforcement is required to be carried out in accordance with the terms of the Pooling and
Servicing Agreement, including, without limitation, the Servicing Standard.
Notwithstanding the foregoing, nothing will affect the right of the Master
Servicer (i) to defend its interests against any claims or causes of action that may be asserted against it in litigation in which it is named as a party (it being understood that the Special Servicer would have exclusive authority to direct and handle the representation of the interests of the Trust Fund, if any, in any such litigation, as provided above), or (ii) to seek indemnification with respect to any matter for which it is entitled to seek indemnification with respect to its obligations under the Pooling and Servicing Agreement.

     Notwithstanding the foregoing, (i) in the event that any action, suit, litigation or proceeding names the Trustee in its individual capacity, or in the event that any judgment is rendered against the Trustee in its individual capacity, the Trustee, upon prior written notice to the Master Servicer or the
Special Servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests
(but not to otherwise direct, manage or prosecute such litigation or claim);
provided that the Master Servicer or the Special Servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding, (ii) in the event of any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations of a mortgagor under the related mortgage loan documents or the obligations of a Loan Seller under a Mortgage Loan Purchase Agreement, the
Master Servicer or the Special Servicer, as applicable, will not, without the prior written consent of the Trustee, (A) initiate any action, suit, litigation or proceeding in the name of the Trustee, whether in such capacity or individually, (B) engage counsel to represent the Trustee, or (C) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state, and (iii) in the event that any court finds that the Trustee is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from the Pooling and Servicing Agreement or any Mortgage Loan, the
Trustee shall have the right to retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interest (but not to otherwise direct, manage or prosecute such litigation or claim), provided that the Master Servicer or the Special Servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding.

     The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer or the Trustee under the Pooling and
Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and
Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the
Special Servicer or exercise any right of the Master Servicer or the Special
Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Trust
Fund in accordance with the standard set forth in the paragraph above. Any such action by the Depositor will not relieve the Master Servicer or the Special
Servicer of its obligations under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that each of the 2006-CD3
Master Servicer, 2006-CD3 Special Servicer, 2006-CD3 Depositor, 2006-CD3 Trustee
and the 2006-CD3 Fiscal Agent under the 2006-CD3 Pooling and Servicing
Agreement, and any of their respective directors, officers, employees or agents
(each, a "Pari Passu Indemnified Party"), shall be indemnified by the Trust Fund and held harmless against the Trust Fund's pro rata share (subject to the related Intercreditor Agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to the related Whole Loan under the
2006-CD3 Pooling and Servicing Agreement or the Pooling and Servicing Agreement
(but excluding any such losses allocable to the 2006-CD3 Companion Loans), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of any Pari Passu Indemnified Party's willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the 2006-CD3 Pooling and
Servicing Agreement.

                                     S-166

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

          (a) (i) any failure by the Master Servicer to make a required deposit to the Collection Account or any failure by the master servicer to deposit amounts to which any holder of a Companion Loan is entitled to the applicable serviced companion loan account or remit to the holder of the
     Companion Loan, on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York
     City time on the relevant Distribution Date;

          (b) any failure by the Special Servicer to deposit into any REO
     Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection
     Account any such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made under the Pooling and Servicing Agreement;

          (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (3 days in the case of the Master
     Servicer's failure to make a Property Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement after written notice of the failure has been given to the Master Servicer or the Special
     Servicer, as the case may be, by any other party to the Pooling and
     Servicing Agreement, or to the Master Servicer or the Special Servicer, as
     the case may be, with a copy to each other party to the related Pooling and
     Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class not less than 25% of the Voting Rights; provided, however, if that failure is capable of being cured and the Master Servicer or Special
     Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days; provided that the Master
     Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;

          (d) any breach on the part of the Master Servicer or the Special
     Servicer of any representation or warranty in the Pooling and Servicing
     Agreement, which materially and adversely affects the interests of any
     Class of Certificateholders, or the holder of a Companion Loan, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicer, the
     Special Servicer, the Depositor and the Trustee by the holders of
     Certificates entitled to not less than 25% of the Voting Rights or the holder of a Companion Loan if affected thereby, as applicable; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that
     30-day period will be extended an additional 60 days; provided that the
     Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;

          (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

          (f) the Trustee has received a written notice from Fitch (which the
     Trustee is required to promptly forward to the Master Servicer or the
     Special Servicer, as applicable), to the effect that if the Master Servicer or the Special Servicer, as applicable, continues to act in such capacity, the rating or

                                     S-167

     ratings on one or more Classes of Certificates will be downgraded or withdrawn, citing servicing concerns relating to the Master Servicer or the
     Special Servicer, as the case may be, as the sole or material factor in such action; provided that such Master Servicer or the Special Servicer, as applicable, shall have 90 days to resolve such matters to the satisfaction of Fitch (or such longer time period as may be agreed to in writing by
     Fitch) prior to the replacement of the Master Servicer or the Special
     Servicer or the downgrade of any Class of Certificates;

          (g) a servicing officer of the Master Servicer or Special Servicer, as applicable, obtains actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of
     Certificates, or (ii) has placed one or more Classes of Certificates on
     "watch status" in contemplation of a ratings downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action; and

          (h) the Master Servicer, or any primary servicer or sub-servicer appointed by the Master Servicer after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Loan Seller), shall fail to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Trustee or Depositor to comply with the Trust's reporting obligations under the Securities Exchange
     Act of 1934, as amended.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default with respect to the Master Servicer or the Special
Servicer occurs, then the Trustee may and, at the direction of the holders of
Certificates evidencing at least 25% of the aggregate Voting Rights of all
Certificateholders, will be required to terminate all of the rights and obligations of the Master Servicer or the Special Servicer as master servicer or special servicer under the Pooling and Servicing Agreement and in and to the
Trust Fund (except in its capacity as a Certificateholder). Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special
Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and
Servicing Agreement).

     On and after the date of termination following an Event of Default by the
Master Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the
Rating Agencies do not provide written confirmation that the succession of the
Trustee as Master Servicer or Special Servicer will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the
Certificates, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution (the appointment of which will not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency) to act as successor to the Master
Servicer or Special Servicer, as applicable, under the Pooling and Servicing
Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special
Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation, any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer will be allocated to the
Certificates in the same manner as Realized Losses.

                                     S-168

     Notwithstanding the foregoing, if an Event of Default on the part of the
Master Servicer affects only a Companion Loan, the Trustee, at the direction of the holder(s) of the Companion Loan will be required to direct the Master
Servicer to appoint a sub-servicer that will be responsible for servicing the related Whole Loan but will not be entitled to terminate the Master Servicer.

     Notwithstanding the foregoing discussion in this "--Rights Upon Event of
Default" section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in clauses (f) and (g) under "--Events of Default" above, the Master
Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer whose appointment Fitch and Moody's have confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the Certificates.

     No Certificateholder will have any right under the Pooling and Servicing
Agreement to institute any proceeding with respect to the Pooling and Servicing
Agreement or the Mortgage Loans, unless, with respect to the Pooling and
Servicing Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of Certificates of each Class affected thereby evidencing Percentage Interests of at least 25% of such Class shall have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

     The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such action.

AMENDMENT

     The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates or, as applicable, the holders of the
Serviced Companion Loans:

          (a) to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the holders of the Serviced Companion
     Loans;

          (b) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing
     Agreement, with the description of the provisions in this prospectus supplement or the prospectus or to correct any error;

          (c) to change the timing and/or nature of deposits in the Collection
     Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution
     Account or any REO Account, provided that (A) the Master Servicer
     Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment), or the holders of the Serviced Companion Loans and (C) the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

          (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either of the
     Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the
     Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such

                                     S-169

     risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the
     Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the
     Residual Certificates to a non-permitted transferee (see "Federal Income
     Tax Consequences--Federal Income Tax Consequences for REMIC
     Certificates--Taxation of Residual Certificates--Tax-Related Restrictions
     on Transfer of Residual Certificates" in the prospectus);

          (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder or the holders of the
     Serviced Companion Loans, as evidenced by an opinion of counsel or written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of
     Certificates by either Rating Agency; and

          (f) to amend or supplement any provision of the Pooling and Servicing
     Agreement to the extent necessary to maintain the ratings assigned to each
     Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of
     Certificates by either Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any
     Certificateholder or the holders of the Serviced Companion Loans; provided, further, that no amendment may be made that changes in any manner the obligations of any Loan Seller under a mortgage loan purchase agreement without the consent of the applicable Loan Seller or change the rights or obligations of a holder of a Companion Loan under the applicable intercreditor agreements without the consent of any affected holder of a
     Companion Loan.

     The Pooling and Servicing Agreement may also be amended with the consent of the holders of Certificates of each Class affected by the amendment evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing
Agreement or of modifying in any manner the rights of the holders of the
Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, or that are required to be distributed to any holder of a Serviced Companion Loan without the consent of the related holder,
(2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain the consent of any holder of the Serviced Companion Loans without the consent of the holders of all Certificates of that Class then outstanding or the holders of the
Serviced Companion Loans, as applicable, (3) adversely affect the Voting Rights of any Class of Certificates, (4) change in any manner the obligations of any
Loan Seller under a Mortgage Loan sale agreement without the consent of the applicable Loan Seller, or (5) without the consent of 100% of the holders of
Certificates and the holders of the Serviced Companion Loans or written confirmation that such amendment would not result in the downgrading, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, amend the Servicing Standard.

     Notwithstanding the foregoing, no party to the Pooling and Servicing
Agreement will be required to consent to any amendment to the Pooling and
Servicing Agreement without having first received an opinion of counsel (at the expense of the person requesting the amendment) to the effect that the amendment will not result in the imposition of a tax on any portion of the Trust Fund or cause either of the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a
REMIC.

     The "Voting Rights" assigned to each Class shall be (a) 0% in the case of the Class R and Class LR Certificates; (b) 1% in the case of the Class X
Certificates; provided that the Voting Rights of the Class X Certificates will be reduced to zero upon reduction of the Notional Amount of that Class to zero and (c) in the case of the Class A-1, Class A-2, Class A-3, Class A-AB, Class
A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class
F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class
P, Class Q and Class S Certificates, a percentage equal to the product of (i)
99%

                                     S-170

multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of any such Class and the denominator of which is equal to the aggregate outstanding Certificate Principal
Amounts of all Classes of Certificates. For purposes of determining Voting
Rights, the Certificate Principal Amount of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Voting
Rights of any Class of Certificates shall be allocated among holders of
Certificates of such Class in proportion to their respective Percentage
Interests.

REALIZATION UPON MORTGAGE LOANS

     SPECIALLY SERVICED MORTGAGE LOANS; APPRAISALS. Within 60 days following the occurrence of an Appraisal Reduction Event, the Special Servicer will be required (i) with respect to any Mortgage Loan (including the Serviced Whole
Loans but not including the Non-Serviced Loan) with an outstanding principal balance equal to or in excess of $2,000,000, to obtain an appraisal of the
Mortgaged Property or REO Property, as the case may be, from an independent appraiser in accordance with MAI standards (an "Updated Appraisal"), or (ii)
with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, to perform an internal valuation of the Mortgaged Property.
However, the Special Servicer will not be required to obtain an Updated
Appraisal or perform an internal valuation of any Mortgaged Property with respect to which there exists an appraisal or internal valuation, as applicable, which is less than twelve months old, and the Special Servicer has no knowledge of any change in circumstances which would materially affect the validity of that appraisal or internal valuation. The cost of any Updated Appraisal shall be a Property Advance to be paid by the Master Servicer.

     STANDARDS FOR CONDUCT GENERALLY IN EFFECTING FORECLOSURE OR THE SALE OF
DEFAULTED LOANS. In connection with any foreclosure, enforcement of the loan documents, or other acquisition, the cost and expenses of any such proceeding will be paid by the Master Servicer as a Property Advance.

     If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers' certificate delivered to the Trustee.

     Notwithstanding anything in this prospectus supplement to the contrary, the
Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Trust Fund and, if applicable, the related Companion Loans, obtain title to a Mortgaged Property as a result of foreclosure or by deed in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, or the Trust Fund or the holders of
Certificates, would be considered to hold title to, to be a
"mortgagee-in-possession" of, or to be an "owner" or "operator" of, such
Mortgaged Property within the meaning of the federal Comprehensive Environmental
Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged
Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property. If appropriate, the Special Servicer may establish a single member limited liability company with the Trust Fund as the sole owner to hold title to REO Property.

                                     S-171

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee, on behalf of holders of Certificates or, if applicable, the holder of the related
Companion Loan. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be an
REO Mortgage Loan held in the Trust Fund until such time as the related REO
Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses.

     If title to any Mortgaged Property is acquired by the Trust Fund (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust
Fund longer than the above-referenced three year period will not result in the imposition of a tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Trust Fund (or either of the Upper-Tier REMIC or the Lower-Tier REMIC)
to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Trust Fund is administered so that it constitutes "foreclosure property" within the meaning of
Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the Trust Fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, will retain, at the expense of the Trust Fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related
Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the
Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the
Trust Fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the
Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar
Class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are
"customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged
Property owned by the Trust Fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the
Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged
Properties, it is generally viewed as beneficial to Certificateholders to permit the Trust Fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the

                                     S-172

proceeds available for distribution to holders of Certificates. See "Federal
Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Taxes That May Be Imposed on the REMIC Pool--Prohibited
Transactions" in the prospectus.

     To the extent that liquidation proceeds collected with respect to any
Mortgage Loan are less than the sum of: (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional Trust Fund expenses)
incurred with respect to the Mortgage Loan, the Trust Fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the
Special Servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any Mortgage Loan, prior to the distribution of those liquidation proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the
Mortgage Loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special
Servicer or Trustee on these Advances.

     SALE OF DEFAULTED MORTGAGE LOANS. The Pooling and Servicing Agreement
grants to the majority Certificateholder of the Controlling Class and the
Special Servicer an option to purchase from the Trust Fund any defaulted
Mortgage Loans (including the Non-Serviced Loan) that is at least 60 days delinquent as to any Monthly Payment (or is delinquent as to its balloon payments). Any purchase option with respect to any Whole Loan is subject to the rights granted to any other person under the related intercreditor agreement.

     The option purchase price for a defaulted Mortgage Loan will equal the fair value of such Mortgage Loan, as determined by the Special Servicer. The Special
Servicer is required to recalculate the fair value of such defaulted Mortgage
Loan if there has been a material change in circumstances or the Special
Servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). To the extent the Special Servicer or one of its affiliates is exercising the option to purchase a defaulted Mortgage Loan, the Trustee will be required to verify the fair value of the defaulted Mortgage Loan. In making such verification, the
Trustee, in accordance with the Pooling and Servicing Agreement, will be entitled to rely on an appraisal of the Mortgaged Property. Subject to certain conditions specified in the Pooling and Servicing Agreement, the option is assignable to a third party by its holder, and upon such assignment, the third party assignee will have all the rights granted to the original holder of the option. The option will automatically terminate, and will no longer be exercisable, if the Mortgage Loan to which it relates is no longer delinquent, because the defaulted Mortgage Loan has (i) made all delinquent payments, (ii)
been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) has been purchased by the holder of the related mezzanine loan.

     Subject to the rights of a mezzanine lender under a mezzanine intercreditor agreement, unless and until the above-described purchase option with respect to a Mortgage Loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and
Servicing Agreement, including workout and foreclosure, consistent with the
Servicing Standard, but the Special Servicer will not be permitted to sell the
Mortgage Loan in default other than pursuant to the exercise of the purchase option.

     MODIFICATIONS, WAIVERS AND AMENDMENTS. The Pooling and Servicing Agreement
will permit the Special Servicer to modify, waive or amend any term of any
Mortgage Loan if (other than the Non-Serviced Loan) (a) it determines, in accordance with the Servicing Standard, that it is appropriate to do so and (b)
except as described in the following paragraph, such modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including prepayment premiums and yield maintenance charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related

                                     S-173

Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment or (iv) in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due on the Mortgage Loan. The Master Servicer may enter into waivers, consents or approvals involving routine or immaterial matters without the consent of any person.

     Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge, (ii) reduce the amount of the Monthly Payment on any
Specially Serviced Mortgage Loan, including by way of a reduction in the related
Mortgage Rate, (iii) forbear in the enforcement of any right granted under any
Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv)
extend the maturity date of any Specially Serviced Mortgage Loan, (v) permit the substitution of collateral for any Specially Serviced Mortgage Loan, and/or (vi)
accept a principal prepayment during any lockout period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage
Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable and (y) in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to
Certificateholders on a net present value basis. In no event, however, will the
Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, or
(ii) if the Mortgage Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan beyond a date which is 20 years prior to the expiration of the term of such ground lease (or, to the extent consistent with the Servicing
Standard 10 years if the Special Servicer gives due consideration to the remaining term of the ground lease).

     Any modification, waiver or amendment with respect to a Whole Loan may be subject to the approval of one or more holders of a related Companion Loan as described under "Description of the Mortgage Pool--The Whole Loans" in this prospectus supplement.

     Each of the Master Servicer and the Special Servicer will be required to notify the Trustee, the Rating Agencies and the other servicer of any modification, waiver or amendment of any term of any Mortgage Loan, and to deliver to the Trustee or the related custodian, for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly (and in any event within 10 business days) following the execution of the agreement. Copies of such modification, waiver or amendment agreement are required to be available for review during normal business hours at the offices of the Trustee.

     In addition to the other provisions described in this prospectus supplement, the Special Servicer will be permitted to modify, waive or amend any term of a Mortgage Loan (other than the Non-Serviced Loan) that is not in default or as to which default is not reasonably foreseeable if, and only if, such modification, waiver or amendment (a) would not be "significant" as such term is defined in Treasury Regulations Section 1.860G-2(b), which, in the judgment of the Special Servicer, may be evidenced by an opinion of counsel and
(b) would be in accordance with the Servicing Standard. The Master Servicer or the Special Servicer, as applicable, is required to provide copies of any modifications, waiver or amendment to each Rating Agency.

THE CONTROLLING CLASS REPRESENTATIVE

     The Controlling Class Representative will be entitled to advise the Special
Servicer with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement and, except as otherwise described below, the Special Servicer will not be permitted to take any of the following actions with respect to any Mortgage Loan as to which the Controlling
Class Representative has objected in writing within ten business days of having been notified of the proposed action (provided that if such written objection has not been delivered to the Special Servicer within the ten business day period, the Controlling Class Representative will be deemed to have approved such action):

                                     S-174

     o    any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing the Specially Serviced Mortgage Loans as come into and continue in default;

     o    any modification, extension, amendment or waiver of a monetary term
          (including the timing of payments) or any material non-monetary term of a Mortgage Loan;

     o    any proposed sale of an REO Property for less than the Purchase Price
          (other than in connection with the termination of the Trust Fund as described below under "--Optional Termination; Optional Mortgage Loan
          Purchase" or pursuant to a purchase option as described above under
          "--Realization Upon Mortgage Loans--Sale of Defaulted Mortgage
          Loans");

     o    any acceptance of a discounted payoff of a Mortgage Loan (other than in connection with the termination of the Trust Fund as described below under "--Optional Termination; Optional Mortgage Loan Purchase"
          or pursuant to a purchase option as described above under
          "--Realization Upon Mortgage Loans--Sale of Defaulted Mortgage
          Loans");

     o    any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at a Mortgaged Property or an REO
          Property;

     o    any release of collateral for a Mortgage Loan or any release of a
          Mortgagor or guarantor or acceptance of any assumption agreement
          (other than in accordance with the terms of, or upon satisfaction of, such Mortgage Loan);

     o    any acceptance of substitute or additional collateral for a Mortgage
          Loan (other than in accordance with the terms of such Mortgage Loan);

     o    any waiver of a "due on sale" or "due on encumbrance" clause with respect to any Mortgage Loan;

     o    any acceptance of an assumption agreement releasing a mortgagor or a guarantor from liability under a Mortgage Loan; or

     o    any release of any performance or "earn-out" reserves.

     In the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer may take any such action without waiting for the
Controlling Class Representative's response.

     The Controlling Class Representative may also direct the Special Servicer to take, or to refrain from taking, other actions with respect to a Mortgage
Loan, as the Controlling Class Representative may reasonably deem advisable;
provided that the Special Servicer will not take or refrain from taking any action pursuant to instructions from the Controlling Class Representative that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

     The Controlling Class Representative at its expense has the right to remove and replace the Special Servicer with another Special Servicer acceptable to the
Rating Agencies.

     The "Controlling Class Representative" will be the Controlling Class
Certificateholder selected by more than 50% of the Controlling Class
Certificateholders, by Certificate Principal Amount, as certified by the
Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Controlling Class Representative is so selected or (3)
upon receipt of a notice from a majority of the Controlling Class
Certificateholders, by Certificate Principal Amount, that a Controlling Class
Representative is no longer designated, the Controlling Class Certificateholder that owns the largest

                                     S-175

aggregate Certificate Principal Amount of the Controlling Class will be the
Controlling Class Representative.

     A "Controlling Class Certificateholder" is each holder (or Certificate
Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate
Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates then outstanding that has a Certificate
Principal Amount at least equal to 25% of the initial Certificate Principal
Amount of that Class. For purposes of determining identity of the Controlling
Class, the Certificate Principal Amount of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Controlling
Class as of the Closing Date will be the Class P Certificates.

     Notwithstanding the foregoing, with respect to each Serviced Whole Loan, the Controlling Class Representative will not have any of the above described approval rights unless permitted under the related intercreditor agreement or will exercise them in conjunction with the holders of the related Companion
Loans as described under "Description of the Mortgage Pool--The Whole Loans" in this prospectus supplement.

     With respect to the Non-Serviced Loan, any consent or approvals on actions to be taken by the special servicer or master servicer under the 2006-CD3
Pooling and Servicing Agreement are governed by the terms of the 2006-CD3
Pooling and Servicing Agreement and the related Intercreditor Agreement and described under "Description of the Mortgage Pool" and "The Pooling and
Servicing Agreement--Servicing of the Whole Loans" in this prospectus supplement.

LIMITATION ON LIABILITY OF CONTROLLING CLASS REPRESENTATIVE

     The Controlling Class Representative will not be liable to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to any Controlling Class Certificateholder which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

     Each Certificateholder acknowledges and agrees, by its acceptance of its
Certificates, that the Controlling Class Representative:

     o    may have special relationships and interests that conflict with those of holders of one or more classes of certificates,

     o    may act solely in the interests of the holders of the Controlling
          Class,

     o    does not have any duties to the holders of any Class of certificates other than the Controlling Class,

     o    may take actions that favor the interests of the holders of the
          Controlling Class over the interests of the holders of one or more other classes of certificates, and

     o    will have no liability whatsoever for having so acted and that no
          Certificateholder may take any action whatsoever against the
          Controlling Class Representative or any director, officer, employee, agent or principal of the Controlling Class Representative for having so acted.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Trustee and required to be paid

                                     S-176

following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan or REO Property, (2) the voluntary exchange of all the then outstanding certificates as described below under
"--Optional Termination; Optional Mortgage Loan Purchase" or (3) the purchase or other liquidation of all of the assets of the trust fund as described below under "--Optional Termination; Optional Mortgage Loan Purchase." Written notice of termination of the Pooling and Servicing Agreement will be given by the
Trustee to each Certificateholder and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the
Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

OPTIONAL TERMINATION; OPTIONAL MORTGAGE LOAN PURCHASE

     The holders of the Controlling Class representing greater than a 50%
Percentage Interest of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling
Class, the Special Servicer or the Master Servicer exercises its option, the holders of the Class LR Certificates, representing greater than a 50% Percentage
Interest of the Class LR Certificates, will have the option to purchase all of the Mortgage Loans (in the case of each of the Whole Loans, subject to certain rights of the holders of Subordinate Companion Loans provided for in the related intercreditor agreement) and all property acquired in respect of any Mortgage
Loan remaining in the Trust Fund, and thereby effect termination of the Trust
Fund and early retirement of the then outstanding Certificates, on any
Distribution Date on which the aggregate Stated Principal Balance of the
Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate
Stated Principal Balance of such Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution
Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date; (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each such Mortgage Loan (including any Mortgage
Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date, and (D)
Property Advances (to the extent not previously reimbursed by or on behalf of the related borrower), and unpaid servicing compensation, special servicing compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling and Servicing Agreement with interest on all unreimbursed Advances at the Advance Rate and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any
Mortgage Loan in the Trust Fund, on the last day of the month preceding such
Distribution Date, as determined by an independent appraiser acceptable to the
Master Servicer, together with one month's interest on the outstanding principal balance of each such Mortgage Loan, and as to any REO Property, of each related
REO Mortgage Loan at the related Mortgage Rates. There can be no assurance that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Trust Fund. See "Description of the
Certificates--Termination" in the prospectus.

     The Trust Fund may also be terminated upon the exchange of all then outstanding Certificates, including the Class X Certificates, for the Mortgage
Loans remaining in the Trust Fund at any time the aggregate Certificate
Principal Amounts of the Class A, Class A-M, Class A-J, Class B, Class C, Class
D, Class E, Class F and Class G Certificates have been reduced to zero and if the Master Servicer consents in its sole discretion, but all the holders of such classes of outstanding Certificates would have to voluntarily participate in such exchange.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. On each Distribution Date, the Trustee will be required to provide or make available to each Certificateholder of record a Distribution
Date statement providing information relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

                                     S-177

     In addition, the Trustee will provide or make available, to the extent received from the Master Servicer on each Distribution Date to each
Certificateholder, each holder of a Companion Loan and other parties to the
Pooling and Servicing Agreement, the following reports prepared by the Master
Servicer or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

     (1)  a report as of the close of business on the immediately preceding
          Determination Date, containing some categories of information regarding the Mortgage Loans provided in Annex A to this prospectus supplement in the tables under the caption "Mortgage Pool
          Information," calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master
          Servicer and by the Master Servicer to the Trustee, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to this prospectus supplement;

     (2)  a Commercial Mortgage Securities Association ("CMSA") delinquent loan status report;

     (3)  a CMSA historical loan modification and corrected mortgage loan report;

     (4)  a CMSA historical liquidation report;

     (5)  a CMSA REO status report;

     (6)  a CMSA servicer watch list; and

     (7)  a CMSA loan level reserve and letter of credit report.

     The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential. None of the Master Servicer, the Special Servicer or
the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the Depositor, any Loan Seller, any master servicer, special servicer or other similar party under the 2006-CD3
Pooling and Servicing Agreement other third party that is included in any reports, statements, materials or information prepared or provided by the Master
Servicer, the Special Servicer or the Trustee, as applicable. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Trustee.

     Before each Distribution Date, the Master Servicer will deliver to the
Trustee by electronic means:

     o    a CMSA comparative financial status report; and

     o    a CMSA loan periodic update file.

     In addition, the Master Servicer or Special Servicer, as applicable, is also required to perform the following for each Mortgaged Property and REO
Property:

     o    Within 30 days after receipt of a quarterly operating statement, if any, beginning with the calendar quarter ended March 31, 2007, a CMSA operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end
          of that calendar quarter. The Master Servicer or Special Servicer, as applicable, will deliver to the Trustee by electronic means the operating statement analysis upon request.

     o    Within 30 days after receipt by the Special Servicer or the Master
          Servicer of an annual operating statement, a CMSA NOI adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology

                                     S-178

          described in the Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the servicer to satisfy its reporting obligation described in clause (1) above. The Special Servicer or the Master Servicer will deliver to the Trustee by electronic means the CMSA NOI adjustment worksheet upon request.

     Certificate Owners and any holder of a Companion Loan who have certified to the Trustee their beneficial ownership of any Offered Certificate or a Companion
Loan, as applicable, may also obtain access to any of the Trustee reports upon request. Otherwise, until the time Definitive Certificates are issued to evidence the Offered Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to Certificate Owners. See "Risk Factors--Book Entry
Registration" in this prospectus supplement.

     Information Available Electronically. The Trustee will make available each month, to any interested person (including any holder of a Companion Loan), the
Distribution Date statement, the CMSA bond level file and the CMSA collateral summary file via the Trustee's internet website. The Trustee's internet website will initially be located at www.ctslink.com. In addition, the Trustee will also make Mortgage Loan information, as presented in the CMSA loan setup file and
CMSA loan periodic update file format, available each month to any interested person via the Trustee's internet website. The Trustee will also make available, as a convenience for interested persons (and not in furtherance of the distribution of the prospectus or the prospectus supplement under the securities laws), the Pooling and Servicing Agreement, the prospectus and the prospectus supplement via the Trustee's internet website. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

     The Trustee will make available each month, on a restricted basis, the CMSA delinquent loan status report, the CMSA historical loan modification report, the
CMSA historical liquidation report, the CMSA REO status report, the CMSA servicer watch list, the CMSA NOI adjustment worksheet, the CMSA comparative financial status report and the CMSA operating statement analysis report, in each case to the extent received from the Master Servicer, to any holder or
Certificate Owner of an Offered Certificate and each holder of a Companion Loan or any person identified to the Trustee by a holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest in an Offered
Certificate, the Rating Agencies, designees of the Depositor and to any of the parties to the Pooling and Servicing Agreement via the Trustee's internet website. Access will be provided by the Trustee to that person upon receipt by the Trustee from such person of a certification in the form attached to the
Pooling and Servicing Agreement, which form will also be located on and submitted electronically via the Trustee's internet website. The Rating Agencies and the parties to the Pooling and Servicing Agreement will not be required to provide that certification.

     In addition, copies of each Statement to Certificateholders will be filed with the SEC through its EDGAR system located at "http://www.sec.gov" under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the SEC at its Public
Reference Room located at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the
SEC at 1-800-SEC-0330.

     In connection with providing access to the Trustee's internet website, the
Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement.

     Other Information. The Trustee will make available at its offices, during normal business hours, for review by any holder, Certificate Owner or any holder of a Companion Loan or prospective purchase of an Offered Certificate, originals or copies of the following items to the extent they are held by the Trustee.

     o    the Pooling and Servicing Agreement and any amendments;

                                     S-179

     o    all Trustee reports made available to holders of each relevant class of Offered Certificates since the Closing Date;

     o    all officers' certificates and accountants' reports delivered to the
          Trustee since the Closing Date;

     o    the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Trustee for each Mortgaged Property;

     o    the most recent operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Trustee for each Mortgaged Property; and

     o    the mortgage note, mortgage or other legal documents relating to each
          Mortgage Loan, including any and all modifications, waivers, and amendments of the terms of a Mortgage Loan entered into by the Master
          Servicer or Special Servicer, as applicable, and delivered to the
          Trustee.

     The Trustee will provide copies of the items described above upon reasonable written request. The Trustee may require payment for the reasonable costs and expenses of providing the copies and may also require a confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, to the effect that the person or entity making the request is a beneficial owner or prospective purchaser of Offered Certificates, is requesting the information solely for use in evaluating its investment in the Certificates and will otherwise keep the information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep this information confidential. The Master Servicer may, but is not required to, make information available over the internet.

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and
Special Servicer, as the case may be, may make available from time to time, at their sole option, either by telephone, electronically or otherwise, an employee to answer questions from Certificate Owners or any holder of a Companion Loan regarding the performance and servicing of the Mortgage Loans and/or REO
Properties for which the Master Servicer or Special Servicer, as the case may be, is responsible. The Master Servicer and the Special Servicer each may condition such disclosure upon such Certificate Owner entering into a confidentiality agreement regarding such disclosure to it. Neither the Master
Servicer nor the Special Servicer will provide any information or disclosures in violation of any applicable law, rule or regulation.

     The Trustee is responsible for the preparation of tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form
10-K and other reports on Form 8-K that are required to be filed with the SEC on behalf of the Trust.

     The Trustee will make each statement to Certificateholders available each month to Certificateholders and the other parties to the Pooling and Servicing
Agreement via the Trustee's internet website. The Trustee will also make the periodic reports described in the prospectus under "Description of
Certificates--Reports to Certificateholders" relating to the Trust available through its website on the same date they are filed with the SEC. The Trustee's internet website will initially be located at www.ctslink.com. Assistance in using the website can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

                                 USE OF PROCEEDS

     The net proceeds from the sale of the Certificates will be used by the
Depositor to pay the purchase price of the Mortgage Loans.

                                     S-180

                         FEDERAL INCOME TAX CONSEQUENCES

     Elections will be made to treat designated portions of the Trust Fund as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC"
and the "Lower-Tier REMIC", respectively, and each, a "REMIC" within the meaning of Sections 860A through 860G of the Code (the "REMIC Provisions"). The
Lower-Tier REMIC will hold the Mortgage Loans, the proceeds of those Mortgage
Loans, and any property (including a beneficial interest on real property in the case of the Non-Serviced Loan) that secured a Mortgage Loan that was acquired by foreclosure or deed in lieu of foreclosure, and will issue several uncertificated classes of regular interests (the "Lower-Tier Regular Interests")
to the Upper-Tier REMIC and the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests, and will issue the Class A-1, Class
A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class
X-P, Class X-C, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class
S Certificates (the "Regular Certificates") as classes of regular interests and the Class R Certificates as the sole class of residual interests in the
Upper-Tier REMIC.

     On the Closing Date, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and
Servicing Agreement, (3) compliance with the provisions of the 2006-CD3 Pooling and Servicing Agreement and the continued qualification of each REMIC formed thereunder and (4) compliance with applicable changes in the Internal Revenue
Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes the Lower-Tier REMIC and the Upper-Tier REMIC will each qualify as a REMIC and (1) the Regular Certificates will evidence the
"regular interests" in the Upper-Tier REMIC, (2) the Class R Certificates will represent the sole class of "residual interests" in the Upper-Tier REMIC within the meaning of the REMIC Provisions and (3) the Class LR Certificates will represent the sole class of "residual interests" in the Lower-Tier REMIC.

     Because they represent regular interests, each Class of Offered
Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It
is anticipated that the Class    and Class    Certificates will be issued with a
de minimis amount of original issue discount ("OID") for federal income tax purposes, and that the other Classes of Offered Certificates will be issued [at a premium] for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of OID and market discount, if any, or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0% (the "Prepayment Assumption"). No representation is made that the Mortgage Loans will prepay at that rate or at any other rate.

     Prepayment premiums or yield maintenance charges actually collected will be distributed among the holders of the respective classes of Certificates as described under "Description of the Offered
Certificates--Distributions--Prepayment Premiums" in this prospectus supplement.
It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an
Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of prepayment premiums and yield maintenance charges.

     Except as provided below, the Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and interest (including OID, if any) on the Offered

                                     S-181

Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" under Section
7701(a)(19)(C)(v) of the Code to the extent the loans are secured by multifamily properties. As of the Cut-off Date, Mortgage Loans representing approximately
4.6% of the Initial Pool Balance by allocated loan amount are secured by multifamily properties. Mortgage Loans that have been defeased with U.S.
Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code. See "Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates" in the
prospectus.

     See "Federal Income Tax Consequences--Federal Income Tax Consequences for
REMIC Certificates--Taxation of Regular Certificates" in the prospectus.

                       STATE TAX AND LOCAL CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences" in this prospectus supplement, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the
Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33)
of ERISA and for which no election has been made under Section 410(d) of the
Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code
(collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor issued substantially identical individual exemptions to each of Goldman, Sachs & Co., Prohibited Transaction Exemption
89-88 (October 17, 1989), and Greenwich Capital Markets, Inc., Prohibited
Transaction Exemption 90-59 (September 6, 1990) (collectively, the "Exemption").
The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of Mortgage Loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Goldman, Sachs & Co. and Greenwich
Capital Markets, Inc., provided that certain conditions set forth in the
Exemption are satisfied.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered
Certificates to be eligible for exemptive relief. First, the acquisition of the
Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered

                                      S-182

Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Fitch, Inc. ("Fitch") or
Moody's Investors Service, Inc. ("Moody's"). Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter.
The "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the Trust Fund and any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the
Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of the
Mortgage Loans and the sum of all payments made to and retained by the Master
Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and
Servicing Agreement and reimbursement of the person's reasonable expenses in connection with those services. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and
Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered
Certificates. A fiduciary of a Plan contemplating purchasing an Offered
Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the Trust Fund meet the following requirements: (1) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of
S&P, or Fitch or Moody's Investors Service, Inc. for at least one year prior to the Plan's acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a)
of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the
Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered
Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the
Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered
Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.
However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an
Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded
Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of that person, (2) the direct or

                                      S-183

indirect acquisition or disposition in the secondary market of Offered
Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a)
and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of Mortgage
Loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute "securities" for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "ERISA
Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     Persons who have an ongoing relationship with the California State
Teachers' Retirement System, which is a government plan, should note that this plan owns an equity interest in the borrower under the CityWest Mortgage Loan.
These persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Offered Certificates.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A
REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT
MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS
GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR
PLANS GENERALLY OR ANY PARTICULAR PLAN.

                                LEGAL INVESTMENT

     The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A,
Class A-M, Class A-J, Class B, Class C and Class D Certificates will constitute
"mortgage related securities" for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended ("SMMEA") so long as they are rated in one of the two highest rating categories by Moody's, Fitch or another nationally recognized statistical rating organization. The Class E, Class F and Class G
Certificates will not constitute "mortgage related securities" for purposes of
SMMEA and as a result, the appropriate characterization of those classes of
Certificates under various legal investment restrictions, and the ability of investors subject to those restrictions to purchase those classes of
Certificates, is subject to significant interpretive uncertainties. Except as to the status of certain classes of Certificates as "mortgage related securities,"
no representations are made as to the proper characterization of the Offered
Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered
Certificates under applicable legal investment restrictions. Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                                  LEGAL MATTERS

     The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor and the underwriters by
Cadwalader, Wickersham & Taft LLP, New York, New York.

                                      S-184

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California and New York, which is general in nature.
This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

     Twenty-seven (27) of the Mortgaged Properties, securing mortgage loans representing approximately 14.6% of the Initial Pool Balance (27 Mortgaged
Properties securing mortgage loans in Loan Group 1, representing approximately
15.3% of the Initial Loan Group 1 Balance), are located in the State of
California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non judicial trustee's sale in accordance with the California
Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of
Civil Procedure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure.
Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee's power of sale. California's "one action rule"
requires the lender to complete foreclosure of all real estate provided as security under the deed of trust in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes.
Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt.
Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

     Twelve (12) of the Mortgaged Properties, securing mortgage loans representing approximately 13.1% of the Initial Pool Balance (11 Mortgaged
Properties securing mortgage loans in Loan Group 1, representing approximately
13.6% of the Initial Loan Group 1 Balance, and 1 Mortgaged Property securing mortgage loans in Loan Group 2, representing approximately 2% of the Initial
Group 2 Balance), are located in the State of New York. Mortgage loans in New
York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee's report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

                                      S-185

     Other Aspects. Please see the discussion under "Certain Legal Aspects of the Mortgage Loans" in the accompanying prospectus regarding other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Certificates.

                                     RATINGS

     It is a condition to the issuance of each Class of Offered Certificates that they be rated as follows by Moody's Investors Service, Inc. ("Moody's") and
Fitch, Inc. ("Fitch" and, together with Moody's, the "Rating Agencies"), respectively:

                             RATINGS
         CLASS            MOODY'S/FITCH
-----------------------   -------------
Class A-1..............      Aaa/AAA
Class A-2..............      Aaa/AAA
Class A-3..............      Aaa/AAA
Class A-AB.............      Aaa/AAA
Class A-4..............      Aaa/AAA
Class A-1A.............      Aaa/AAA
Class A-M..............      Aaa/AAA
Class A-J..............      Aaa/AAA
Class B................      Aa1/AA+
Class C................      Aa2/AA
Class D................      Aa3/AA-
Class E................       A1/A+
Class F................       A2/A

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final
Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, the allocation of Prepayment Interest Shortfalls, yield maintenance charges or net default interest. See "Risk Factors" in this prospectus supplement.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any class of Offered
Certificates and, if so, what the rating would be. A rating assigned to any class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by Moody's or Fitch.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

     Pursuant to an agreement between Depositor and each of the Rating Agencies, the Rating Agencies will provide ongoing ratings feedback with respect to the
Offered Certificates for as long as they remain issued and outstanding.

                                      S-186

                        INDEX OF SIGNIFICANT DEFINITIONS

                                                                        PAGE
                                                                    ------------
2006-CD3 Master Servicer.........................................           S-86
2006-CD3 Pooling and Servicing Agreement.........................           S-86
2006-CD3 Special Servicer........................................           S-86
30/360 Basis.....................................................           S-76
Acceptable Insurance Default.....................................          S-155
Actual/360 Basis.................................................           S-76
Administrative Fee Rate..........................................   S-106, S-118
Advance Rate.....................................................          S-158
Advances.........................................................          S-158
ALTA.............................................................          S-103
Appraisal Reduction..............................................          S-131
Appraisal Reduction Event........................................          S-130
Assessment of Compliance.........................................          S-164
Attestation Report...............................................          S-164
Available Funds..................................................          S-115
Balloon Mortgage Loan............................................           S-76
Base Interest Fraction...........................................          S-126
CBE..............................................................          S-144
Certificate Owners...............................................          S-133
Certificate Principal Amount.....................................          S-114
Certificate Registrar............................................          S-132
Certificateholder................................................          S-132
Certificates.....................................................          S-113
Class............................................................          S-113
Class A Certificates.............................................          S-113
Class A-AB Planned Principal Balance.............................          S-120
Class X Certificates.............................................          S-113
Clearstream......................................................          S-132
Closing Date.....................................................           S-71
CMSA.............................................................          S-178
Code.............................................................          S-181
Collection Account...............................................          S-161
Collection Period................................................          S-116
Commission.......................................................    S-95, S-106
Companion Collection Account.....................................          S-161
Companion Loans..................................................           S-83
Compensating Interest Payment....................................          S-128
Controlling Class................................................          S-176
Controlling Class Certificateholder..............................          S-176
Controlling Class Representative.................................          S-175
Corrected Mortgage Loan..........................................          S-156
CPR..............................................................          S-136
Cross Over Date..................................................          S-126
Custodian........................................................    S-93, S-105
Cut-off Date.....................................................           S-70
Cut-off Date Balance.............................................           S-70
CWCAM............................................................          S-110
Defeasance Deposit...............................................           S-77
Defeasance Loans.................................................           S-77
Defeasance Lock-Out Period.......................................           S-77
Defeasance Option................................................           S-77
Definitive Certificate...........................................          S-132
Depositor........................................................     S-71, S-99
Depositories.....................................................          S-132
Determination Date...............................................          S-116
Distribution Account.............................................          S-161
Distribution Date................................................          S-115
DSCR.............................................................           S-71
DTC..............................................................          S-132
Due Date.........................................................           S-76
ERISA............................................................          S-182
ERISA Plan.......................................................          S-182
Euroclear........................................................          S-132
Events of Default................................................          S-167
Excess Liquidation Proceeds......................................          S-127
Excess Prepayment Interest Shortfall.............................          S-128
Excluded Plan....................................................          S-183
Exemption........................................................          S-182
Fair Lakes Office Park Co-Lender Agreement.......................           S-86
Fair Lakes Office Park Directing Holder..........................           S-86
Fair Lakes Office Park Loan......................................           S-86
Fair Lakes Office Park Mortgaged Property........................           S-87
Fair Lakes Office Park Pari Passu Companion Loan.................           S-86
Fair Lakes Office Park Whole Loan................................           S-86
fee interest.....................................................           S-61
Fitch............................................................          S-183
Form 8-K.........................................................           S-95
Gain-On-Sale Reserve Account.....................................          S-161
GCFP.............................................................     S-71, S-96
Greenwich Loans..................................................           S-71
Group 1 Principal Distribution Amount............................          S-119
Group 1 Principal Shortfall......................................          S-120
Group 2 Principal Distribution Amount............................          S-119
Group 2 Principal Shortfall......................................          S-120
GSCMC............................................................    S-71, S-100
GSCMC Loans......................................................           S-71
GSMC.............................................................     S-71, S-95
Indirect Participants............................................          S-132
Initial Loan Group 1 Balance.....................................           S-70
Initial Loan Group 2 Balance.....................................           S-70
Initial Pool Balance.............................................           S-70
Interest Accrual Amount..........................................          S-116
Interest Accrual Period..........................................          S-116
Interest Distribution Amount.....................................          S-116
Interest Reserve Account.........................................          S-161
Interest Shortfall...............................................          S-116
IRS..............................................................          S-172
Liquidation Fee..................................................          S-112

                                     S-187

                                                                        PAGE
                                                                    ------------
Liquidation Fee Rate.............................................          S-112
Loan Group 1.....................................................           S-70
Loan Group 2.....................................................           S-70
Loan Groups......................................................           S-70
Loan Sellers.....................................................           S-71
Loan-to-Value Ratio..............................................           S-72
Lower-Tier Distribution Account..................................          S-161
Lower-Tier Regular Interests.....................................          S-181
Lower-Tier REMIC.................................................    S-27, S-181
LTV..............................................................           S-72
LTV at Maturity..................................................           S-72
Master Servicer..................................................          S-106
Master Servicer Remittance Date..................................          S-157
Material Breach..................................................           S-95
Material Document Defect.........................................           S-95
MDE..............................................................           S-56
Merrick Change of Control........................................           S-84
Modeling Assumptions.............................................          S-136
Monthly Payment..................................................          S-116
Moody's..........................................................          S-183
Mortgage.........................................................           S-70
Mortgage File....................................................           S-93
Mortgage Loans...................................................           S-70
Mortgage Note....................................................           S-70
Mortgage Pool....................................................           S-70
Mortgage Rate....................................................          S-118
Mortgaged Property...............................................           S-70
Net Mortgage Rate................................................          S-118
Non-Recoverable Advance..........................................          S-159
Non-Serviced Loan................................................           S-83
Notional Amount..................................................          S-115
Offered Certificates.............................................          S-113
OID..............................................................          S-181
Originators......................................................           S-71
P&I Advance......................................................          S-157
Pari Passu Companion Loan........................................           S-83
Pari Passu Indemnified Party.....................................          S-166
Participants.....................................................          S-132
Pass-Through Rate................................................          S-117
PCR..............................................................          S-103
Percentage Interest..............................................          S-115
Plan.............................................................          S-182
Pooling and Servicing Agreement..................................          S-152
Prepayment Assumption............................................          S-181
Prepayment Interest Excess.......................................          S-128
Prepayment Interest Shortfall....................................          S-128
Prime Rate.......................................................          S-158
Principal Distribution Amount....................................          S-118
Principal Shortfall..............................................          S-120
Property Advances................................................          S-158
Rated Final Distribution Date....................................          S-136
Rating Agencies..................................................          S-186
Realized Loss....................................................          S-127
REC..............................................................           S-56
Record Date......................................................          S-115
Regular Certificates.............................................   S-118, S-181
Release Date.....................................................           S-77
REMIC............................................................          S-181
REMIC Provisions.................................................          S-181
REO Account......................................................          S-113
REO Mortgage Loan................................................          S-121
REO Property.....................................................          S-113
Repurchase Price.................................................           S-94
Residual Certificates............................................          S-113
Restricted Group.................................................          S-183
Rules............................................................          S-133
S&P..............................................................          S-183
Scheduled Principal Distribution Amount..........................          S-119
Sequential Pay Certificates......................................          S-114
Serviced Companion Loan..........................................           S-83
Serviced Whole Loans.............................................           S-83
Servicing Fee....................................................          S-109
Servicing Fee Rate...............................................          S-109
Servicing Standard...............................................          S-154
Servicing Transfer Event.........................................          S-154
Similar Law......................................................          S-182
SMMEA............................................................          S-184
Special Servicing Fee............................................          S-112
Special Servicing Fee Rate.......................................          S-112
Specially Serviced Mortgage Loan.................................          S-154
Stated Principal Balance.........................................          S-118
Subordinate Companion Loan.......................................           S-83
Trust............................................................          S-103
Trust Fund.......................................................           S-70
Trustee..........................................................          S-104
Trustee Fee......................................................          S-106
Trustee Fee Rate.................................................          S-106
Unscheduled Payments.............................................          S-121
Updated Appraisal................................................          S-171
Upper-Tier Distribution Account..................................          S-161
Upper-Tier REMIC.................................................    S-27, S-181
Village of Merrick Park Directing Holder.........................           S-84
Village of Merrick Park Intercreditor Agreement..................           S-83
Village of Merrick Park Loan.....................................           S-83
Village of Merrick Park Subordinate Companion Loan...............           S-83
Village of Merrick Park Whole Loan...............................           S-83
Voting Rights....................................................          S-170
WAC Rate.........................................................          S-118
Wachovia.........................................................          S-106
Wells Fargo Bank.................................................          S-104
Whole Loan.......................................................           S-83
Withheld Amounts.................................................          S-161
Workout Fee......................................................          S-112
Workout Fee Rate.................................................          S-112
Workout-Delayed Reimbursement Amount.............................          S-160

                                     S-188

                                     ANNEX A

                            MORTGAGE POOL INFORMATION

     Annex A, Annex B and Annex C set forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in this Annex A may not equal the indicated total due to rounding. The information in Annex A, Annex B and Annex C with respect to the
Mortgage Loans and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing
Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, and (ii) there will be no principal prepayments on or before the Closing Date. When information presented in this prospectus supplement with respect to the mortgaged properties is expressed as a percentage of the Initial Pool Balance, the percentages are based on an allocated loan amount that has been assigned to the related mortgaged properties based upon one or more of the relative appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex C-1 to this prospectus supplement.
The loan amount used for purposes of calculating the loan-to-value ratio, debt service coverage ratio and Cut-off Date principal balance/unit for each of the mortgage loans with pari passu companion notes is the aggregate principal balance of the mortgage loan and the related pari passu companion notes. The statistics in Annex A, Annex B and Annex C were primarily derived from information provided to the Depositor by each Loan Seller, which information may have been obtained from the borrowers without independent verification except as noted.

     (1) "Most Recent NOI" and "Trailing 12 NOI" (which is for the period ending as of the date specified in Annex C-1) is the net operating income for a
Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property.
Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent
NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial-year annualizations.

     (2) "Annual Debt Service" means for any Mortgage Loan the current annualized debt service payable as of October 2006 on the related Mortgage Loan.

     (3) "Cut-off Date LTV Ratio" means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-off Date divided by the
Appraised Value of the Mortgaged Properties securing such Mortgage Loan. In the case of the earnout loans secured by the Mortgaged Properties identified in this
Annex A, as The Alhambra, El Dorado Hills Town Center, Vista Ridge Marketplace,
Westgate Shopping Center, Copper Beech Townhomes - Indiana and Jamestown Village
Plaza, the Cut-off Date LTV ratio is calculated net of the earnout.

     (4) "Cut-off Date Principal Balance/Unit" means the principal balance per unit of measure as of the Cut-off Date. With respect to any Whole Loan, the
Cut-off Date Principal Balance/Unit reflects the aggregate indebtedness evidenced by the Mortgage Loan and the Pari Passu Companion Loans, if any,
excluding the Subordinate Companion Loans, if any.

     (5) "DSCR," "Debt Service Coverage Ratio" or "Underwritten DSCR" means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged

                                      A-1

Properties to the aggregate amount of the Annual Debt Service. In the case of the earnout loans secured by the Mortgaged Properties identified in this Annex A as The Alhambra, El Dorado Hills Town Center, Vista Ridge Marketplace, Westgate
Shopping Center, Copper Beech Townhomes - Indiana and Jamestown Village Plaza,
the Underwritten DSCR is calculated net of the earnout.

     (6) "Largest Tenant" means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

     (7) "Largest Tenant Lease Expiration Date" means the date at which the applicable Largest Tenant's lease is scheduled to expire.

     (8) "LTV at Maturity" or "Maturity Date LTV" for any Mortgage Loan is
calculated in the same manner as the Cut-off Date LTV Ratio, except that the
Mortgage Loan Cut-off Date Principal Balance used to calculate the Cut-off Date
LTV Ratio has been adjusted to give effect to the amortization of the applicable
Mortgage Loan as of its maturity date and in certain cases utilizes a stabilized value. Such calculation thus assumes that the appraised value of the Mortgaged
Property or Properties securing a Mortgage Loan on the maturity date is the same as the Appraised Value. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the Appraised Value.
In the case of the earnout loans secured by the Mortgaged Properties identified in this Annex A as The Alhambra, El Dorado Hills Town Center, Vista Ridge
Marketplace, Westgate Shopping Center, Copper Beech Townhomes - Indiana and
Jamestown Village Plaza, the maturity date LTV is calculated on the full loan balance divided by the stabilized appraised value.

     (9) "Net Cash Flow," "U/W NCF" or "Underwritten Net Cash Flow" with respect to a given Mortgage Loan or Mortgaged Property means cash flow available for debt service, as determined by the related Loan Seller based in part upon borrower supplied information for a recent period which is generally the twelve months prior to the origination of such Mortgage Loan, which, in certain cases may be adjusted for stabilization and, in the case of certain Mortgage Loans, may have been updated to reflect a more recent operating period. Net Cash Flow does not reflect debt service, non-cash items such as depreciation or amortization, and does not reflect actual capital expenditures and may have been adjusted for other items and assumptions determined by the Loan Seller.

     (10) "Occupancy" means the percentage of net rentable square feet, rooms, units, beds or sites of the Mortgaged Property that are leased (including spaces that are leased to tenants that are not yet in occupancy). Occupancy rates are calculated within a recent period and in certain cases reflect the average occupancy rate over a period of time.

     (11) "Original Balance" means the principal balance of the Mortgage Loan as of the date of origination.

     (12) "Underwritten NOI" or "U/W NOI" means Net Cash Flow before deducting for replacement reserves and capital expenditures, tenant improvements and leasing commissions.

     (13) "Appraised Value" means for each of the Mortgaged Properties, the most current appraised value of such property as determined by an appraisal of the
Mortgaged Property and in accordance with MAI standards made not more than 12 months prior to the origination date (or purchase date, as applicable) of the related Mortgage Loan, as described under "Original Appraisal Date" on Annex C-1 attached hereto.

     (14) "Weighted Average Mortgage Rate" means the weighted average of the
Mortgage Rates as of the Cut-off Date.

     (15) "Related Group" identifies Mortgage Loans in the Mortgage Pool with sponsors affiliated with other sponsors in the Mortgage Pool. Each Related Group is identified by a separate number.

     (16) "Prepayment Penalty Description" means the number of payments from the first payment date through and including the maturity date for which a Mortgage
Loan is locked out from prepayment,

                                      A-2

charges a prepayment premium or yield maintenance charges, permits defeasance, or allows a prepayment without a prepayment premium or yield maintenance charge.

     (17) "Actual/360" means the related Mortgage Loan accrues interest on the basis of a 360-day year and the actual number of days in the related month.

     (18) "Hard Lockbox" means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender.
Hospitality properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the hard lockbox account even though cash or "over-the-counter" receipts are deposited into the lockbox account by the manager of the related mortgaged property.

     (19) "Springing Lockbox" means a lockbox that is not currently in place but the loan documents require the imposition of a hard lockbox upon the occurrence of one or more specified trigger events.

     (20) "Soft Lockbox" means borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account.

(1) EARNOUT LOANS

     "Earnout Loans" are Mortgage Loans that require the related borrower to deposit a portion of the original loan amount in a reserve fund pending satisfaction of certain conditions, including without limitation achievement of certain DSCRs, LTVs or satisfaction of certain occupancy or other tests. All of the earnout loans provide that in the event the conditions are not met by a certain date, the Master Servicer may apply amounts held in the reserves to prepay the related Mortgage Loan. For each of the Earnout Loans listed below, the earliest date, if any, on which any amounts may be so applied is set forth beneath the caption "Earliest Defeasance or Prepay Date." For all of the Earnout
Loans, the underwritten NCF DSCRs and LTVs shown in this prospectus supplement and on the foldout pages in Annex C-1 are calculated based on the principal balance of those Mortgage Loans net of the related earnout amount or a portion thereof which may be applied to prepay the Mortgage Loans. Those underwritten
DSCRs and LTVs are also shown beneath the caption "Net of Earnout NCF DSCR" and
"Net of Earnout LTV" in the table below. The amounts beneath the captions "Full
Loan Amount LTV" and "Full Loan Amount DSCR" are calculated based on a principal balance of those Mortgage Loans that includes the related earnout amount utilizing the as is appraised value and Underwritten Net Cash Flow figures. The following table sets forth certain information regarding the Earnout Loans:

                                                                                  FULL
                                                                                  LOAN    NET OF
                                        EARNOUT       EARNOUT        CURRENT     AMOUNT   EARNOUT
          PROPERTY NAME                 RESERVE        AMOUNT        BALANCE      LTV       LTV
-----------------------------------   -----------   -----------   ------------   ------   -------

The Alhambra                          $21,750,000   $21,750,000   $130,000,000    81.8%    68.1%
El Dorado Hills Town Center           $ 3,400,000   $ 3,400,000   $ 22,800,000    78.6%    66.9%
Vista Ridge Marketplace               $   944,000   $   944,000   $ 17,200,000    78.3%    74.0%
Westgate Shopping Center              $ 2,365,000   $ 2,150,000   $ 12,500,000    81.7%    67.6%
Copper Beech Townhomes - Indiana      $   381,700   $   347,000   $ 10,860,140    74.6%    72.3%
Jamestown Village Plaza               $   786,500   $   715,000   $  5,780,000    90.3%    79.1%

                                      FULL LOAN    NET OF    EARLIEST               IF PREPAY,
                                        AMOUNT    EARNOUT   DEFEASANCE                YIELD
                                         NCF        NCF     OR PREPAY    DEFEASE/     MAINT.
          PROPERTY NAME                  DSCR       DSCR       DATE       PREPAY    APPLICABLE
-----------------------------------   ---------   -------   ----------   --------   ----------

The Alhambra                             1.16      1.39x     6/6/2009     Prepay       Yes
El Dorado Hills Town Center              1.02      1.20x    10/6/2008     Prepay       Yes
Vista Ridge Marketplace                  1.11      1.18x     9/6/2008     Prepay       Yes
Westgate Shopping Center                 1.00      1.20x     9/6/2008     Prepay       Yes
Copper Beech Townhomes - Indiana         1.13      1.17x    9/30/2007     Prepay       Yes
Jamestown Village Plaza                  1.11      1.27x    10/6/2008     Prepay       Yes

                                       A-3

                                 AGGREGATE POOL
                            DISTRIBUTION BY LOAN TYPE

                                                                                WEIGHTED             WEIGHTED
                                                      PERCENTAGE                 AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                            NUMBER                        OF         AVERAGE      DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                              OF                       AGGREGATE     CUT-OFF     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
                           MORTGAGE   CUT-OFF DATE   CUT-OFF DATE      DATE     COVERAGE  MORTGAGE   MATURITY    DATE      DATE
        LOAN TYPE            LOANS     BALANCE ($)      BALANCE    BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
-------------------------  --------  --------------  ------------  -----------  --------  --------  ---------  --------  --------

Interest Only                  41    $1,965,244,200      45.4%     $47,932,785    1.42x    6.264%      97.2      71.1%     71.1%
Interest Only,
   Then Amortizing             89     1,920,732,967      44.3%     $21,581,269    1.21x    6.261%     114.4      74.4%     68.8%
Amortizing                     31       446,903,133      10.3%     $14,416,230    1.41x    6.011%      88.4      63.7%     53.5%
                              ---    --------------     -----
TOTAL/WTD.AVG.                161    $4,332,880,300     100.0%     $26,912,300    1.33x    6.237%     103.9      71.8%     68.2%
                              ===    ==============     =====

                                 AGGREGATE POOL
                 DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                                                                                 WEIGHTED             WEIGHTED
                                                      PERCENTAGE                  AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                            NUMBER                        OF         AVERAGE       DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                              OF                       AGGREGATE     CUT-OFF      SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
  RANGE OF CUT-OFF DATE    MORTGAGE   CUT-OFF DATE   CUT-OFF DATE      DATE      COVERAGE  MORTGAGE   MATURITY    DATE      DATE
  PRINCIPAL BALANCES ($)     LOANS     BALANCE ($)      BALANCE    BALANCE ($)     RATIO     RATE      (MOS)       LTV       LTV
-------------------------  --------  --------------  ------------  ------------  --------  --------  ---------  --------  --------

1,000,000 - 2,499,999           7    $   13,909,814       0.3%     $  1,987,116    1.42x    6.505%     105.0      64.1%     52.5%
2,500,000 - 4,999,999          18        72,169,809       1.7%     $  4,009,434    1.28x    6.182%     114.3      73.0%     65.1%
5,000,000 - 6,999,999          27       159,786,074       3.7%     $  5,918,003    1.33x    6.169%     118.8      68.9%     61.0%
7,000,000 - 9,999,999          24       198,040,971       4.6%     $  8,251,707    1.30x    6.384%     107.9      72.6%     65.4%
10,000,000 - 14,999,999        21       255,890,773       5.9%     $ 12,185,275    1.27x    6.150%     115.1      72.5%     67.4%
15,000,000 - 19,999,999        20       352,687,060       8.1%     $ 17,634,353    1.39x    6.148%     112.7      72.4%     68.8%
20,000,000 - 39,999,999        18       503,214,485      11.6%     $ 27,956,360    1.24x    6.140%     107.6      74.7%     71.7%
40,000,000 - 59,999,999         6       302,785,570       7.0%     $ 50,464,262    1.30x    5.894%     103.6      70.2%     65.6%
60,000,000 - 69,999,999         2       127,200,000       2.9%     $ 63,600,000    1.40x    6.102%     119.5      71.7%     69.3%
70,000,000 - 89,999,999         3       240,275,000       5.5%     $ 80,091,667    1.23x    6.209%     119.0      76.7%     73.4%
90,000,000 - 109,999,999        4       382,000,000       8.8%     $ 95,500,000    1.26x    6.622%      72.8      77.3%     73.1%
110,000,000 - 149,999,999       5       604,600,000      14.0%     $120,920,000    1.31x    6.284%     107.0      72.3%     71.2%
150,000,000 - 210,000,000       6     1,120,320,744      25.9%     $186,720,124    1.42x    6.268%      97.5      67.7%     64.9%
                              ---    --------------     -----
TOTAL/WTD. AVG.               161    $4,332,880,300     100.0%     $ 26,912,300    1.33x    6.237%     103.9      71.8%     68.2%
                              ===    ==============     =====

MIN         1,000,000
MAX       210,000,000
AVERAGE    26,912,300

                                      A-4

                                 AGGREGATE POOL
                  DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS

                                                                                WEIGHTED             WEIGHTED
                                                      PERCENTAGE                 AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                            NUMBER                        OF         AVERAGE      DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                              OF                       AGGREGATE     CUT-OFF     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
  RANGE OF DEBT SERVICE    MORTGAGE   CUT-OFF DATE   CUT-OFF DATE      DATE     COVERAGE  MORTGAGE   MATURITY    DATE      DATE
     COVERAGE RATIOS         LOANS     BALANCE ($)      BALANCE    BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
-------------------------  --------  --------------  ------------  -----------  --------  --------  ---------  --------  --------

1.07 - 1.14                     7    $  191,116,000       4.4%     $27,302,286    1.10x    6.213%     105.6      79.2%     75.0%
1.15 - 1.19                    36       636,107,967      14.7%     $17,669,666    1.16x    6.232%     117.8      75.9%     70.4%
1.20 - 1.29                    55     1,851,566,219      42.7%     $33,664,840    1.24x    6.365%     108.5      74.5%     71.9%
1.30 - 1.39                    30       722,034,899      16.7%     $24,067,830    1.34x    6.140%     107.9      73.2%     67.7%
1.40 - 1.49                    16       289,704,147       6.7%     $18,106,509    1.45x    6.201%      86.2      70.5%     68.3%
1.50 - 1.59                     6       305,827,580       7.1%     $50,971,263    1.51x    5.913%      80.9      62.3%     56.9%
1.60 - 1.69                     3        77,600,000       1.8%     $25,866,667    1.61x    5.912%     120.0      65.0%     64.1%
1.70 - 1.79                     1         6,000,000       0.1%     $ 6,000,000    1.74x    5.960%     118.0      52.6%     47.8%
1.80 - 1.98                     4       225,323,488       5.2%     $56,330,872    1.96x    6.153%      59.6      48.8%     48.5%
1.99 - 2.28                     2        12,100,000       0.3%     $ 6,050,000    2.11x    5.902%     118.1      54.2%     54.2%
2.29 - 3.09                     1        15,500,000       0.4%     $15,500,000    3.09x    6.159%     117.0      32.6%     32.6%
                              ---    --------------     -----
TOTAL/WTD. AVG.               161     4,332,880,300     100.0%     $26,912,300    1.33x    6.237%     103.9      71.8%     68.2%
                              ===    ==============     =====

MIN                1.07x
MAX                3.09x
WEIGHTED AVERAGE   1.33x

                                 AGGREGATE POOL
                     DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                                                WEIGHTED             WEIGHTED
                                                      PERCENTAGE                 AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                            NUMBER                        OF         AVERAGE      DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                              OF                       AGGREGATE     CUT-OFF     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
    RANGE OF MORTGAGE      MORTGAGE   CUT-OFF DATE   CUT-OFF DATE      DATE     COVERAGE  MORTGAGE   MATURITY    DATE      DATE
      INTEREST RATES         LOANS     BALANCE ($)      BALANCE    BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
-------------------------  --------  --------------  ------------  -----------  --------  --------  ---------  --------  --------

5.300% - 5.600%                 4    $  120,544,718       2.8%     $30,136,180    1.35x    5.388%     116.6      69.3%     59.3%
5.601% - 5.900%                28       836,903,114      19.3%     $29,889,397    1.38x    5.850%     104.6      68.7%     64.9%
5.901% - 6.000%                14       205,499,147       4.7%     $14,678,510    1.36x    5.958%     119.2      69.9%     66.0%
6.001% - 6.250%                61     1,570,577,742      36.2%     $25,747,176    1.37x    6.153%     105.7      70.8%     67.1%
6.251% - 6.500%                29       721,477,316      16.7%     $24,878,528    1.21x    6.333%     110.7      74.5%     71.0%
6.501% - 6.750%                13       431,104,895       9.9%     $33,161,915    1.31x    6.608%      96.6      74.4%     71.2%
6.751% - 8.090%                12       446,773,368      10.3%     $37,231,114    1.26x    7.095%      82.1      75.8%     74.5%
                              ---    --------------     -----
TOTAL/WTD. AVG.               161    $4,332,880,300     100.0%     $26,912,300    1.33x    6.237%     103.9      71.8%     68.2%
                              ===    ==============     =====

MIN                5.300%
MAX                8.090%
WEIGHTED AVERAGE   6.237%

                                      A-5

                                 AGGREGATE POOL
                DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE RATIO

                                                                                WEIGHTED             WEIGHTED
                                                      PERCENTAGE                 AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                            NUMBER                        OF         AVERAGE      DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                              OF                       AGGREGATE     CUT-OFF     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
  RANGE OF CUT-OFF DATE    MORTGAGE   CUT-OFF DATE   CUT-OFF DATE      DATE     COVERAGE  MORTGAGE   MATURITY    DATE      DATE
 LOAN-TO-VALUE RATIOS (%)    LOANS     BALANCE ($)      BALANCE    BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
-------------------------  --------  --------------  ------------  -----------  --------  --------  ---------  --------  --------

32.60 - 50.00                   6    $  240,696,820       5.6%     $40,116,137    2.01x    6.116%      65.6      46.9%     46.7%
50.01 - 60.00                  11       275,530,181       6.4%     $25,048,198    1.53x    5.905%      78.6      57.1%     48.9%
60.01 - 65.00                  14       193,513,036       4.5%     $13,822,360    1.36x    6.166%     114.4      63.8%     58.7%
65.01 - 70.00                  24       695,483,152      16.1%     $28,978,465    1.35x    6.225%     110.1      68.2%     65.9%
70.01 - 75.00                  38     1,089,841,446      25.2%     $28,680,038    1.28x    6.120%     108.9      73.3%     70.2%
75.01 - 80.00                  62     1,674,145,664      38.6%     $27,002,349    1.21x    6.414%     105.0      78.4%     75.0%
80.01 - 81.30                   6       163,670,000       3.8%     $27,278,333    1.30x    6.066%     120.0      80.6%     71.2%
                              ---    --------------     -----
TOTAL/WTD. AVG.               161    $4,332,880,300     100.0%     $26,912,300    1.33x    6.237%     103.9      71.8%     68.2%
                              ===    ==============     =====

MIN                32.6%
MAX                81.3%
WEIGHTED AVERAGE   71.8%

                                 AGGREGATE POOL
                   DISTRIBUTION OF REMAINING TERM TO MATURITY

                                                                                WEIGHTED             WEIGHTED
                                                      PERCENTAGE                 AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                            NUMBER                        OF         AVERAGE      DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                              OF                       AGGREGATE     CUT-OFF     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
    RANGE OF REMAINING     MORTGAGE   CUT-OFF DATE   CUT-OFF DATE      DATE     COVERAGE  MORTGAGE   MATURITY    DATE      DATE
 TERMS TO MATURITY (MOS)     LOANS     BALANCE ($)      BALANCE    BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
-------------------------  --------  --------------  ------------  -----------  --------  --------  ---------  --------  --------

33 - 60                        18    $1,001,443,712      23.1%     $55,635,762    1.48x    6.441%      58.0      66.7%     64.8%
61 - 110                        4       106,333,011       2.5%     $26,583,253    1.34x    5.774%      94.2      73.1%     67.3%
111 - 115                       1        23,500,000       0.5%     $23,500,000    1.14x    5.610%     112.0      76.7%     68.7%
116 - 116                       4       225,850,000       5.2%     $56,462,500    1.20x    6.197%     116.0      73.4%     68.6%
117 - 117                      18       456,048,000      10.5%     $25,336,000    1.32x    6.252%     117.0      70.9%     67.4%
118 - 118                      30       684,858,068      15.8%     $22,828,602    1.27x    6.515%     118.0      74.5%     71.4%
119 - 120                      86     1,834,847,509      42.3%     $21,335,436    1.28x    6.057%     119.5      73.5%     69.2%
                              ---    --------------     -----
TOTAL/WTD. AVG.               161    $4,332,880,300     100.0%     $26,912,300    1.33x    6.237%     103.9      71.8%     68.2%
                              ===    ==============     =====

MIN                 33 months
MAX                120 months
WEIGHTED AVERAGE   104 months

                                      A-6

                                 AGGREGATE POOL
                   DISTRIBUTION OF REMAINING AMORTIZATION TERM

                                                                                WEIGHTED             WEIGHTED
                                                      PERCENTAGE                 AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                            NUMBER                        OF         AVERAGE      DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                              OF                       AGGREGATE     CUT-OFF     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
    RANGE OF REMAINING     MORTGAGE   CUT-OFF DATE   CUT-OFF DATE      DATE     COVERAGE  MORTGAGE   MATURITY    DATE      DATE
 AMORTIZATION TERMS (MOS)    LOANS     BALANCE ($)      BALANCE    BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
-------------------------  --------  --------------  ------------  -----------  --------  --------  ---------  --------  --------

Interest Only                  41    $1,965,244,200      45.4%     $47,932,785    1.42x    6.264%      97.2      71.1%     71.1%
179 - 299                       8        51,561,937       1.2%     $ 6,445,242    1.40x    6.921%      83.7      64.6%     52.0%
300 - 359                      17       348,945,915       8.1%     $20,526,230    1.42x    5.833%      87.1      62.9%     52.9%
360 - 420                      95     1,967,128,247      45.4%     $20,706,613    1.22x    6.263%     114.2      74.3%     68.6%
                              ---    --------------     -----
TOTAL/WTD. AVG.               161    $4,332,880,300     100.0%     $26,912,300    1.33x    6.237%     103.9      71.8%     68.2%
                              ===    ==============     =====

MIN                179 months
MAX                420 months
WEIGHTED AVERAGE   357 months

                                 AGGREGATE POOL
                    DISTRIBUTION OF ORIGINAL TERM TO MATURITY

                                                                                WEIGHTED             WEIGHTED
                                                      PERCENTAGE                 AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                            NUMBER                        OF         AVERAGE      DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                              OF                       AGGREGATE     CUT-OFF     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
    RANGE OF ORIGINAL      MORTGAGE   CUT-OFF DATE   CUT-OFF DATE      DATE     COVERAGE  MORTGAGE   MATURITY    DATE      DATE
    TERMS TO MATURITY        LOANS     BALANCE ($)      BALANCE    BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
-------------------------  --------  --------------  ------------  -----------  --------  --------  ---------  --------  --------

57 - 60                        15    $  982,480,489      22.7%     $65,498,699    1.48x    6.413%      58.4      66.8%     64.9%
61 - 119                        3        69,311,519       1.6%     $23,103,840    1.37x    6.184%      77.0      73.1%     72.1%
120 - 120                     143     3,281,088,291      75.7%     $22,944,673    1.28x    6.185%     118.1      73.3%     69.2%
                              ---    --------------     -----
TOTAL/WTD. AVG.               161    $4,332,880,300     100.0%     $26,912,300    1.33x    6.237%     103.9      71.8%     68.2%
                              ===    ==============     =====

MIN                 57 months
MAX                120 months
WEIGHTED AVERAGE   106 months

                                      A-7

                                 AGGREGATE POOL
                      DISTRIBUTION OF PREPAYMENT PROVISIONS

                                                                                 WEIGHTED             WEIGHTED
                                                      PERCENTAGE                  AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                            NUMBER                        OF         AVERAGE       DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                              OF                       AGGREGATE     CUT-OFF      SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
                           MORTGAGE   CUT-OFF DATE   CUT-OFF DATE      DATE      COVERAGE  MORTGAGE   MATURITY    DATE      DATE
     PREPAYMENT TYPE         LOANS     BALANCE ($)      BALANCE    BALANCE ($)     RATIO     RATE      (MOS)       LTV       LTV
-------------------------  --------  --------------  ------------  ------------  --------  --------  ---------  --------  --------

Defeasance                    137    $3,832,954,903      88.5%     $ 27,977,773    1.29x    6.224%     107.5      73.1%     69.2%
Greater of YM or 1%            15       224,228,576       5.2%     $ 14,948,572    1.36x    6.617%      82.2      73.0%     71.0%
YM                              1       210,000,000       4.8%     $210,000,000    1.96x    6.101%      58.0      48.4%     48.4%
Defeasance or
Greater of YM or 1%             7        60,696,820       1.4%     $  8,670,974    1.24x    6.043%     119.1      69.1%     66.1%
YM / Declining Fee              1    $    5,000,000       0.1%     $  5,000,000    1.26x    6.461%     117.0      47.6%     44.8%
                              ---    --------------     -----
Total/Wtd.Avg.                161    $4,332,880,300     100.0%     $ 26,912,300    1.33x    6.237%     103.9      71.8%     68.2%
                              ===    ==============     =====

                                 AGGREGATE POOL
                          DISTRIBUTION OF LOCKBOX TYPES

                                                      PERCENTAGE
                            NUMBER                        OF
                              OF                      AGGREGATE
                           MORTGAGE   CUT-OFF DATE   CUT-OFF DATE
        LOCKBOXES            LOANS     BALANCE ($)     BALANCE
-------------------------  --------  --------------  ------------
Hard                          49     $2,783,264,655      64.2%
Soft                          17        604,168,000      13.9%

                                 AGGREGATE POOL
                             DISTRIBUTION OF ESCROWS

                                                     PERCENTAGE
                            NUMBER                       OF
                              OF                     AGGREGATE
                           MORTGAGE   CUT-OFF DATE  CUT-OFF DATE
       ESCROW TYPE           LOANS    BALANCE ($)      BALANCE
-------------------------  --------  -------------  ------------
Replacement Reserves          117    2,833,904,182     65.4%
Real Estate Tax               130    3,021,600,456     69.7%
Insurance                     122    2,957,176,606     68.2%
TILC                           83    2,464,668,155     63.9%(a)

(a)  Percentage of total office, retail and industrial properties only.

                                      A-8

                                 AGGREGATE POOL
                         DISTRIBUTION OF PROPERTY TYPES

                                                                                  WEIGHTED             WEIGHTED
                                                        PERCENTAGE                 AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                             NUMBER                         OF         AVERAGE      DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                               OF                        AGGREGATE     CUT-OFF     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
                            MORTGAGED   CUT-OFF DATE   CUT-OFF DATE      DATE     COVERAGE  MORTGAGE   MATURITY    DATE      DATE
      PROPERTY TYPES       PROPERTIES    BALANCE ($)      BALANCE    BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
-------------------------  ----------  --------------  ------------  -----------  --------  --------  ---------  --------  --------

Office                          57     $2,268,747,690      52.4%     $39,802,591   1.34x     6.199%    106.5      71.4%     69.2%
Retail                          82      1,356,490,357      31.3%     $16,542,565   1.33x     6.143%    100.5      71.0%     65.5%
Hospitality                      5        237,054,812       5.5%     $47,410,962   1.24x     6.814%    109.5      77.2%     72.6%
Industrial                      14        229,456,304       5.3%     $16,389,736   1.30x     6.509%     86.3      73.5%     69.8%
Multifamily                     15        201,179,331       4.6%     $13,411,955   1.23x     6.231%    109.4      74.2%     71.0%
Self-Storage                     6         39,951,807       0.9%     $ 6,658,635   1.24x     6.586%    117.5      68.3%     61.4%
                               ---     --------------     -----
Total/Wtd. Avg.                179      4,332,880,300     100.0%     $24,206,035   1.33x     6.237%    103.9      71.8%     68.2%
                               ===     ==============     =====

                                      A-9

                                 AGGREGATE POOL
                             GEOGRAPHIC DISTRIBUTION

                                                                                  WEIGHTED             WEIGHTED
                                                        PERCENTAGE                 AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                             NUMBER                         OF         AVERAGE      DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                               OF                        AGGREGATE     CUT-OFF     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
                            MORTGAGED   CUT-OFF DATE   CUT-OFF DATE      DATE     COVERAGE  MORTGAGE   MATURITY    DATE      DATE
      PROPERTY STATE       PROPERTIES    BALANCE ($)      BALANCE    BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
-------------------------  ----------  --------------  ------------  -----------  --------  --------  ---------  --------  --------

California                      27     $  632,456,161      14.6%     $23,424,302   1.33x     6.178%     109.8      68.7%     65.2%
New York                        12        567,535,214      13.1%     $47,294,601   1.29x     6.412%     114.2      75.7%     75.3%
Illinois                        10        351,430,147       8.1%     $35,143,015   1.22x     6.147%     117.6      75.3%     71.4%
Florida                         11        332,944,378       7.7%     $30,267,671   1.36x     6.096%      86.4      66.8%     60.2%
Massachusetts                    4        281,215,000       6.5%     $70,303,750   1.78x     6.141%      73.7      55.5%     55.2%
Texas                           13        279,880,169       6.5%     $21,529,244   1.26x     6.198%     107.7      75.5%     72.1%
Arizona                          6        236,290,000       5.5%     $39,381,667   1.28x     6.546%     117.1      74.9%     71.0%
Missouri                         4        184,215,827       4.3%     $46,053,957   1.38x     6.074%     117.5      74.7%     66.5%
Washington                       3        181,250,000       4.2%     $60,416,667   1.35x     6.528%      83.3      75.7%     75.7%
Virginia                         8        171,384,376       4.0%     $21,423,047   1.31x     6.187%     114.2      69.8%     67.5%
Nevada                          10        163,882,658       3.8%     $16,388,266   1.25x     6.169%     104.1      70.7%     65.0%
Georgia                         10        156,826,880       3.6%     $15,682,688   1.33x     6.422%      77.0      72.0%     68.7%
Pennsylvania                     6        146,250,000       3.4%     $24,375,000   1.31x     6.249%      73.6      78.9%     76.4%
North Carolina                   8        105,059,044       2.4%     $13,132,380   1.18x     6.176%     119.2      73.4%     65.7%
Ohio                             5         72,789,437       1.7%     $14,557,887   1.28x     6.129%     108.7      77.0%     73.9%
Hawaii                           1         65,000,000       1.5%     $65,000,000   1.20x     6.296%     119.0      77.4%     72.7%
New Jersey                       7         62,224,667       1.4%     $ 8,889,238   1.35x     6.060%     115.9      66.7%     59.3%
Maryland                         3         58,339,152       1.3%     $19,446,384   1.18x     6.290%      74.7      75.7%     71.4%
Michigan                         5         46,930,000       1.1%     $ 9,386,000   1.21x     6.139%     115.0      75.3%     70.4%
Wisconsin                        6         28,918,820       0.7%     $ 4,819,803   1.27x     6.140%     119.1      72.5%     65.7%
Colorado                         4         25,300,000       0.6%     $ 6,325,000   1.19x     6.195%     117.9      71.8%     64.5%
Connecticut                      2         24,050,000       0.6%     $12,025,000   1.29x     6.160%     106.9      78.9%     78.2%
Kansas                           1         23,858,000       0.6%     $23,858,000   1.37x     5.875%     120.0      73.1%     68.3%
Minnesota                        2         21,100,000       0.5%     $10,550,000   1.28x     6.669%      83.3      70.5%     66.9%
Kentucky                         1         18,237,060       0.4%     $18,237,060   1.34x     5.420%     118.0      76.0%     63.5%
District of Columbia             1         18,100,000       0.4%     $18,100,000   1.49x     6.190%      59.0      77.7%     77.7%
Indiana                          2         17,833,504       0.4%     $ 8,916,752   1.25x     6.408%     119.2      66.2%     57.6%
South Carolina                   1         16,400,000       0.4%     $16,400,000   1.21x     6.120%     117.0      71.3%     63.4%
South Dakota                     1         15,500,000       0.4%     $15,500,000   1.37x     5.875%     120.0      73.1%     68.3%
Nebraska                         1          9,500,000       0.2%     $ 9,500,000   1.37x     5.875%     120.0      73.1%     68.3%
Louisiana                        1          9,260,000       0.2%     $ 9,260,000   1.49x     6.020%     120.0      69.9%     54.2%
Tennessee                        1          3,930,000       0.1%     $ 3,930,000   1.30x     6.160%     119.0      76.3%     69.2%
Alabama                          1          2,548,000       0.1%     $ 2,548,000   1.23x     6.140%     117.0      74.9%     66.6%
Oklahoma                         1          2,441,807       0.1%     $ 2,441,807   1.25x     6.326%     119.0      61.0%     27.7%
                               ---      -------------     -----
Total/Wtd. Avg                 179      4,332,880,300     100.0%     $24,206,035   1.33x     6.237%     103.9      71.8%     68.2%
                               ===      =============     =====

                                      A-10

                                  LOAN GROUP 1
                            DISTRIBUTION BY LOAN TYPE

                                                     PERCENTAGE               WEIGHTED             WEIGHTED
                                                         OF                    AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                            NUMBER                    AGGREGATE    AVERAGE      DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                              OF                       CUT-OFF     CUT-OFF     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
                           MORTGAGE   CUT-OFF DATE      DATE         DATE     COVERAGE  MORTGAGE   MATURITY    DATE      DATE
        LOAN TYPE            LOANS     BALANCE ($)     BALANCE   BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
-------------------------  --------  --------------  ----------  -----------  --------  --------  ---------  --------  --------

Interest Only                  38    $1,882,794,200     45.5%    $49,547,216    1.42x    6.263%      97.2      70.9%     70.8%
Interest Only,
   Then Amortizing             79     1,813,977,000     43.9%    $22,961,734    1.21x    6.268%     114.3      74.4%     68.7%
Amortizing                     30       439,929,769     10.6%    $14,664,326    1.41x    6.001%      87.9      63.8%     53.8%
                              ---    --------------    -----
TOTAL/WTD.AVG                 147    $4,136,700,969    100.0%    $28,140,823    1.33x    6.237%     103.7      71.7%     68.1%
                              ===    ==============    =====

                                  LOAN GROUP 1
                 DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                                                     PERCENTAGE                WEIGHTED             WEIGHTED
                                                         OF                     AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                            NUMBER                    AGGREGATE     AVERAGE      DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                              OF                       CUT-OFF      CUT-OFF     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
  RANGE OF CUT-OFF DATE    MORTGAGE   CUT-OFF DATE      DATE         DATE      COVERAGE  MORTGAGE   MATURITY    DATE      DATE
  PRINCIPAL BALANCES ($)     LOANS     BALANCE ($)     BALANCE    BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
-------------------------  --------  --------------  ----------  ------------  --------  --------  ---------  --------  --------

1,000,000 - 2,499,999           6    $   11,909,814      0.3%    $  1,984,969    1.40x    6.624%     102.4      65.6%     52.9%
2,500,000 - 4,999,999          17        68,269,809      1.7%    $  4,015,871    1.26x    6.205%     114.0      73.0%     65.1%
5,000,000 - 6,999,999          24       140,812,710      3.4%    $  5,867,196    1.32x    6.138%     118.9      69.4%     61.8%
7,000,000 - 9,999,999          22       181,840,971      4.4%    $  8,265,499    1.31x    6.405%     108.3      72.6%     65.2%
10,000,000 - 14,999,999        19       231,530,633      5.6%    $ 12,185,823    1.28x    6.139%     114.6      72.1%     66.9%
15,000,000 - 19,999,999        20       352,687,060      8.5%    $ 17,634,353    1.39x    6.148%     112.7      72.4%     68.8%
20,000,000 - 39,999,999        13       372,468,658      9.0%    $ 28,651,435    1.25x    6.110%     108.2      73.9%     70.6%
40,000,000 - 59,999,999         6       302,785,570      7.3%    $ 50,464,262    1.30x    5.894%     103.6      70.2%     65.6%
60,000,000 - 69,999,999         2       127,200,000      3.1%    $ 63,600,000    1.40x    6.102%     119.5      71.7%     69.3%
70,000,000 - 89,999,999         3       240,275,000      5.8%    $ 80,091,667    1.23x    6.209%     119.0      76.7%     73.4%
90,000,000 - 109,999,999        4       382,000,000      9.2%    $ 95,500,000    1.26x    6.622%      72.8      77.3%     73.1%
110,000,000 - 149,999,999       5       604,600,000     14.6%    $120,920,000    1.31x    6.284%     107.0      72.3%     71.2%
150,000,000 - 210,000,000       6     1,120,320,744     27.1%    $186,720,124    1.42x    6.268%      97.5      67.7%     64.9%
                              ---    --------------    -----
TOTAL/WTD. AVG.               147    $4,136,700,969    100.0%    $ 28,140,823    1.33x    6.237%     103.7      71.7%     68.1%
                              ===    ==============    =====

MIN         1,000,000
MAX       210,000,000
AVERAGE    28,140,823

                                      A-11

                                  LOAN GROUP 1
                  DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS

                                                     PERCENTAGE               WEIGHTED             WEIGHTED
                                                         OF                    AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                            NUMBER                    AGGREGATE    AVERAGE      DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                              OF                       CUT-OFF     CUT-OFF     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
  RANGE OF DEBT SERVICE    MORTGAGE   CUT-OFF DATE      DATE        DATE      COVERAGE  MORTGAGE   MATURITY    DATE      DATE
     COVERAGE RATIOS         LOANS     BALANCE ($)     BALANCE   BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
-------------------------  --------  --------------  ----------  -----------  --------  --------  ---------  --------  --------

1.07 - 1.14                     7    $  191,116,000      4.6%    $27,302,286    1.10x    6.213%     105.6      79.2%     75.0%
1.15 - 1.19                    29       525,252,000     12.7%    $18,112,138    1.16x    6.238%     117.9      76.2%     70.3%
1.20 - 1.29                    53     1,791,116,219     43.3%    $33,794,646    1.24x    6.368%     109.1      74.3%     71.7%
1.30 - 1.39                    29       715,061,535     17.3%    $24,657,294    1.34x    6.134%     107.8      73.3%     68.0%
1.40 - 1.49                    12       271,804,147      6.6%    $22,650,346    1.45x    6.209%      84.1      70.6%     68.7%
1.50 - 1.59                     6       305,827,580      7.4%    $50,971,263    1.51x    5.913%      80.9      62.3%     56.9%
1.60 - 1.69                     3        77,600,000      1.9%    $25,866,667    1.61x    5.912%     120.0      65.0%     64.1%
1.70 - 1.79                     1         6,000,000      0.1%    $ 6,000,000    1.74x    5.960%     118.0      52.6%     47.8%
1.80 - 1.98                     4       225,323,488      5.4%    $56,330,872    1.96x    6.153%      59.6      48.8%     48.5%
1.99 - 2.28                     2        12,100,000      0.3%    $ 6,050,000    2.11x    5.902%     118.1      54.2%     54.2%

2.29 - 3.09                     1        15,500,000      0.4%    $15,500,000    3.09x    6.159%     117.0      32.6%     32.6%
                              ---     -------------    -----
TOTAL/WTD. AVG.               147     4,136,700,969    100.0%    $28,140,823    1.33x    6.237%     103.7      71.7%     68.1%
                              ===     =============    =====

MIN                1.07x
MAX                3.09x
WEIGHTED AVERAGE   1.33x

                                  LOAN GROUP 1
                     DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                     PERCENTAGE               WEIGHTED             WEIGHTED
                                                         OF                    AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                            NUMBER                    AGGREGATE    AVERAGE      DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                              OF                       CUT-OFF     CUT-OFF     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
    RANGE OF MORTGAGE      MORTGAGE   CUT-OFF DATE      DATE        DATE      COVERAGE  MORTGAGE   MATURITY    DATE      DATE
      INTEREST RATES         LOANS     BALANCE ($)     BALANCE   BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
-------------------------  --------  --------------  ----------  -----------  --------  --------  ---------  --------  --------

5.300% - 5.600%                 4    $  120,544,718      2.9%    $30,136,180    1.35x    5.388%     116.6      69.3%     59.3%
5.601% - 5.900%                26       831,003,114     20.1%    $31,961,658    1.38x    5.851%     104.4      68.7%     64.9%
5.901% - 6.000%                13       181,719,147      4.4%    $13,978,396    1.38x    5.955%     119.1      69.1%     65.4%
6.001% - 6.250%                55     1,478,801,775     35.7%    $26,887,305    1.37x    6.154%     105.1      70.5%     66.8%
6.251% - 6.500%                26       680,577,316     16.5%    $26,176,051    1.21x    6.332%     110.2      74.5%     71.0%
6.501% - 6.750%                11       397,281,531      9.6%    $36,116,503    1.31x    6.613%      98.9      74.4%     71.2%
6.751% - 8.090%                12       446,773,368     10.8%    $37,231,114    1.26x    7.095%      82.1      75.8%     74.5%
                              ---    --------------    -----
TOTAL/WTD. AVG.               147    $4,136,700,969    100.0%    $28,140,823    1.33x    6.237%     103.7      71.7%     68.1%
                              ===    ==============    =====

MIN                5.300%
MAX                8.090%
WEIGHTED AVERAGE   6.237%

                                      A-12

                                  LOAN GROUP 1
                DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE RATIO

                                                     PERCENTAGE               WEIGHTED             WEIGHTED
                                                         OF                    AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                            NUMBER                    AGGREGATE    AVERAGE      DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                              OF                       CUT-OFF     CUT-OFF     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
  RANGE OF CUT-OFF DATE    MORTGAGE   CUT-OFF DATE      DATE        DATE      COVERAGE  MORTGAGE   MATURITY    DATE      DATE
 LOAN-TO-VALUE RATIOS (%)    LOANS     BALANCE ($)     BALANCE   BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
-------------------------  --------  --------------  ----------  -----------  --------  --------  ---------  --------  --------

32.60 - 50.00                   6    $  240,696,820      5.8%    $40,116,137    2.01x    6.116%      65.6      46.9%     46.7%
50.01 - 60.00                   9       266,556,818      6.4%    $29,617,424    1.53x    5.885%      77.3      57.1%     49.2%
60.01 - 65.00                  13       186,913,036      4.5%    $14,377,926    1.36x    6.167%     114.2      63.9%     58.7%
65.01 - 70.00                  23       673,483,152     16.3%    $29,281,876    1.35x    6.219%     109.8      68.2%     65.8%
70.01 - 75.00                  34     1,058,881,306     25.6%    $31,143,568    1.28x    6.120%     108.8      73.3%     70.3%
75.01 - 80.00                  56     1,546,499,837     37.4%    $27,616,069    1.21x    6.431%     105.0      78.4%     75.0%
80.01 - 81.30                   6       163,670,000      4.0%    $27,278,333    1.30x    6.066%     120.0      80.6%     71.2%
                              ---    --------------    -----
TOTAL/WTD. AVG.               147    $4,136,700,969    100.0%    $28,140,823    1.33x    6.237%     103.7      71.7%     68.1%
                              ===    ==============    =====

MIN                32.6%
MAX                81.3%
WEIGHTED AVERAGE   71.7%

                                  LOAN GROUP 1
                   DISTRIBUTION OF REMAINING TERM TO MATURITY

                                                     PERCENTAGE               WEIGHTED             WEIGHTED
                                                         OF                    AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                            NUMBER                    AGGREGATE    AVERAGE      DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                              OF                       CUT-OFF     CUT-OFF     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
    RANGE OF REMAINING     MORTGAGE   CUT-OFF DATE      DATE        DATE      COVERAGE  MORTGAGE   MATURITY    DATE      DATE
 TERMS TO MATURITY (MOS)     LOANS     BALANCE ($)     BALANCE   BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
-------------------------  --------  --------------  ----------  -----------  --------  --------  ---------  --------  --------

33 - 60                        17    $  974,593,712     23.6%    $57,329,042    1.49x    6.439%      58.0      66.3%     64.4%
61 - 110                        3        99,333,011      2.4%    $33,111,004    1.36x    5.751%      95.0      73.2%     67.4%
111 - 115                       1        23,500,000      0.6%    $23,500,000    1.14x    5.610%     112.0      76.7%     68.7%
116 - 116                       4       225,850,000      5.5%    $56,462,500    1.20x    6.197%     116.0      73.4%     68.6%
117 - 117                      16       417,048,000     10.1%    $26,065,500    1.32x    6.267%     117.0      70.1%     66.4%
118 - 118                      28       655,884,704     15.9%    $23,424,454    1.27x    6.516%     118.0      74.8%     71.9%
119 - 120                      78     1,740,491,542     42.1%    $22,313,994    1.29x    6.053%     119.4      73.5%     69.1%
                              ---    --------------    -----
TOTAL/WTD. AVG.               147    $4,136,700,969    100.0%    $28,140,823    1.33x    6.237%     103.7      71.7%     68.1%
                              ===    ==============    =====

MIN                 33 months
MAX                120 months
WEIGHTED AVERAGE   104 months

                                      A-13

                                  LOAN GROUP 1
                   DISTRIBUTION OF REMAINING AMORTIZATION TERM

                                                     PERCENTAGE               WEIGHTED             WEIGHTED
                                                         OF                    AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                            NUMBER                    AGGREGATE    AVERAGE      DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                              OF                       CUT-OFF     CUT-OFF     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
    RANGE OF REMAINING     MORTGAGE   CUT-OFF DATE      DATE        DATE      COVERAGE  MORTGAGE   MATURITY    DATE      DATE
 AMORTIZATION TERMS (MOS)    LOANS     BALANCE ($)     BALANCE   BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
-------------------------  --------  --------------  ----------  -----------  --------  --------  ---------  --------  --------

Interest Only                  38    $1,882,794,200     45.5%    $49,547,216    1.42x    6.263%      97.2      70.9%     70.8%
179 - 299                       7        44,588,573      1.1%    $ 6,369,796    1.40x    6.955%      78.3      65.8%     54.2%
300 - 359                      17       348,945,915      8.4%    $20,526,230    1.42x    5.833%      87.1      62.9%     52.9%
360 - 420                      85     1,860,372,280     45.0%    $21,886,733    1.22x    6.270%     114.0      74.3%     68.5%
                              ---    --------------    -----
TOTAL/WTD. AVG.               147    $4,136,700,969    100.0%    $28,140,823    1.33x    6.237%     103.7      71.7%     68.1%
                              ===    ==============    =====

MIN                179 months
MAX                420 months
WEIGHTED AVERAGE   358 months

                                  LOAN GROUP 1
                    DISTRIBUTION OF ORIGINAL TERM TO MATURITY

                                                     PERCENTAGE               WEIGHTED             WEIGHTED
                                                         OF                    AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                            NUMBER                    AGGREGATE    AVERAGE      DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                              OF                       CUT-OFF     CUT-OFF     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
    RANGE OF ORIGINAL      MORTGAGE   CUT-OFF DATE      DATE        DATE      COVERAGE  MORTGAGE   MATURITY    DATE      DATE
    TERMS TO MATURITY        LOANS     BALANCE ($)     BALANCE   BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
-------------------------  --------  --------------  ----------  -----------  --------  --------  ---------  --------  --------

57 - 60                        14    $  955,630,489     23.1%    $68,259,321    1.48x    6.410%      58.5      66.4%     64.5%
61 - 119                        2        62,311,519      1.5%    $31,155,759    1.39x    6.193%      76.3      73.3%     72.7%
120 - 120                     131     3,118,758,961     75.4%    $23,807,320    1.28x    6.185%     118.1      73.2%     69.1%
                              ---    --------------    -----
TOTAL/WTD. AVG.               147    $4,136,700,969    100.0%    $28,140,823    1.33x    6.237%     103.7      71.7%     68.1%
                              ===    ==============    =====

MIN                 57 months
MAX                120 months
WEIGHTED AVERAGE   106 months

                                      A-14

                                  LOAN GROUP 1
                      DISTRIBUTION OF PREPAYMENT PROVISIONS

                                                     PERCENTAGE                WEIGHTED             WEIGHTED
                                                         OF                     AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                            NUMBER                    AGGREGATE     AVERAGE      DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                              OF                       CUT-OFF      CUT-OFF     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
                           MORTGAGE   CUT-OFF DATE      DATE         DATE      COVERAGE  MORTGAGE   MATURITY    DATE      DATE
     PREPAYMENT TYPE         LOANS     BALANCE ($)     BALANCE    BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
-------------------------  --------  --------------  ----------  -----------  --------  --------  ---------  --------  --------

Defeasance                    123    $3,636,775,573     87.9%    $ 29,567,281    1.29x    6.224%    107.4      73.0%     69.1%
Greater of YM or 1%            15       224,228,576      5.4%    $ 14,948,572    1.36x    6.617%     82.2      73.0%     71.0%
YM                              1       210,000,000      5.1%    $210,000,000    1.96x    6.101%     58.0      48.4%     48.4%
Defeasance or Greater of
   YM or 1%                     7        60,696,820      1.5%    $  8,670,974    1.24x    6.043%    119.1      69.1%     66.1%
YM / Declining Fee              1    $    5,000,000      0.1%    $  5,000,000    1.26x    6.461%    117.0      47.6%     44.8%
                              ---    --------------    -----
Total/Wtd.Avg.                147    $4,136,700,969    100.0%    $ 28,140,823    1.33x    6.237%    103.7      71.7%     68.1%
                              ===    ==============    =====

                                  LOAN GROUP 1
                          DISTRIBUTION OF LOCKBOX TYPES

                                                         PERCENTAGE
                                                             OF
                           NUMBER OF                      AGGREGATE
                            MORTGAGE    CUT-OFF DATE    CUT-OFF DATE
        LOCKBOXES            LOANS       BALANCE ($)       BALANCE
-------------------------  ---------   --------------   ------------
Hard                           48      $2,774,064,655       67.1%
Soft                           13         516,318,000       12.5%

                                  LOAN GROUP 1
                             DISTRIBUTION OF ESCROWS

                                                       PERCENTAGE OF
                           NUMBER OF                     AGGREGATE
                            MORTGAGE    CUT-OFF DATE    CUT-OFF DATE
       ESCROW TYPE           LOANS      BALANCE ($)       BALANCE
-------------------------  ---------   -------------   -------------
Replacement Reserves          105      2,678,298,215       64.7%
Real Estate Tax               117      2,859,021,125       69.1%
Insurance                     110      2,808,097,275       67.9%
TILC                           83      2,464,668,155       63.9% (a)

(a)  Percentage of total office, retail and industrial properties only.

                                      A-15

                                  LOAN GROUP 1
                         DISTRIBUTION OF PROPERTY TYPES

                                                       PERCENTAGE               WEIGHTED             WEIGHTED
                                                           OF                    AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                             NUMBER                     AGGREGATE    AVERAGE      DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                               OF                        CUT-OFF     CUT-OFF     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
                            MORTGAGE    CUT-OFF DATE      DATE        DATE      COVERAGE  MORTGAGE   MATURITY    DATE      DATE
      PROPERTY TYPES       PROPERTIES    BALANCE ($)     BALANCE   BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
-------------------------  ----------  --------------  ----------  -----------  --------  --------  ---------  --------  --------

Office                          57     $2,268,747,690     54.8%    $39,802,591    1.34x    6.199%     106.5      71.4%     69.2%
Retail                          82      1,356,490,357     32.8%    $16,542,565    1.33x    6.143%     100.5      71.0%     65.5%
Hospitality                      5        237,054,812      5.7%    $47,410,962    1.24x    6.814%     109.5      77.2%     72.6%
Industrial                      14        229,456,304      5.5%    $16,389,736    1.30x    6.509%      86.3      73.5%     69.8%
Self-Storage                     6         39,951,807      1.0%    $ 6,658,635    1.24x    6.586%     117.5      68.3%     61.4%
Multifamily                      1          5,000,000      0.1%    $ 5,000,000    1.26x    6.461%     117.0      47.6%     44.8%
                               ---      -------------    -----
Total/Wtd.Avg.                 165      4,136,700,969    100.0%    $25,070,915    1.33x    6.237%     103.7      71.7%     68.1%
                               ===      =============    =====

                                      A-16

                                  LOAN GROUP 1
                             GEOGRAPHIC DISTRIBUTION

                                                       PERCENTAGE               WEIGHTED             WEIGHTED
                                                           OF                    AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                             NUMBER                     AGGREGATE    AVERAGE      DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                               OF                        CUT-OFF     CUT-OFF     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
                            MORTGAGE    CUT-OFF DATE      DATE        DATE      COVERAGE  MORTGAGE   MATURITY    DATE      DATE
      PROPERTY STATE       PROPERTIES    BALANCE ($)     BALANCE   BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
-------------------------  ----------  --------------  ----------  -----------  --------  --------  ---------  --------  --------

California                      27     $  632,456,161     15.3%    $23,424,302    1.33x    6.178%     109.8      68.7%     65.2%
New York                        11        562,135,214     13.6%    $51,103,201    1.29x    6.412%     114.2      75.6%     75.3%
Illinois                        10        351,430,147      8.5%    $35,143,015    1.22x    6.147%     117.6      75.3%     71.4%
Florida                         11        332,944,378      8.0%    $30,267,671    1.36x    6.096%      86.4      66.8%     60.2%
Massachusetts                    4        281,215,000      6.8%    $70,303,750    1.78x    6.141%      73.7      55.5%     55.2%
Texas                           11        246,430,169      6.0%    $22,402,743    1.25x    6.165%     112.9      75.4%     71.7%
Arizona                          5        229,290,000      5.5%    $45,858,000    1.28x    6.560%     118.1      75.0%     71.1%
Washington                       3        181,250,000      4.4%    $60,416,667    1.35x    6.528%      83.3      75.7%     75.7%
Virginia                         7        162,184,376      3.9%    $23,169,197    1.32x    6.187%     113.9      69.6%     67.5%
Missouri                         3        159,700,000      3.9%    $53,233,333    1.42x    6.052%     117.1      74.3%     65.7%
Georgia                         10        156,826,880      3.8%    $15,682,688    1.33x    6.422%      77.0      72.0%     68.7%
Pennsylvania                     6        146,250,000      3.5%    $24,375,000    1.31x    6.249%      73.6      78.9%     76.4%
Nevada                           9        141,882,658      3.4%    $15,764,740    1.26x    6.133%     101.9      71.0%     64.4%
North Carolina                   8        105,059,044      2.5%    $13,132,380    1.18x    6.176%     119.2      73.4%     65.7%
Hawaii                           1         65,000,000      1.6%    $65,000,000    1.20x    6.296%     119.0      77.4%     72.7%
New Jersey                       7         62,224,667      1.5%    $ 8,889,238    1.35x    6.060%     115.9      66.7%     59.3%
Maryland                         3         58,339,152      1.4%    $19,446,384    1.18x    6.290%      74.7      75.7%     71.4%
Ohio                             4         39,189,437      0.9%    $ 9,797,359    1.30x    6.197%     101.5      74.4%     68.6%
Wisconsin                        6         28,918,820      0.7%    $ 4,819,803    1.27x    6.140%     119.1      72.5%     65.7%
Colorado                         4         25,300,000      0.6%    $ 6,325,000    1.19x    6.195%     117.9      71.8%     64.5%
Connecticut                      2         24,050,000      0.6%    $12,025,000    1.29x    6.160%     106.9      78.9%     78.2%
Kansas                           1         23,858,000      0.6%    $23,858,000    1.37x    5.875%     120.0      73.1%     68.3%
Minnesota                        2         21,100,000      0.5%    $10,550,000    1.28x    6.669%      83.3      70.5%     66.9%
Kentucky                         1         18,237,060      0.4%    $18,237,060    1.34x    5.420%     118.0      76.0%     63.5%
District of Columbia             1         18,100,000      0.4%    $18,100,000    1.49x    6.190%      59.0      77.7%     77.7%
South Carolina                   1         16,400,000      0.4%    $16,400,000    1.21x    6.120%     117.0      71.3%     63.4%
South Dakota                     1         15,500,000      0.4%    $15,500,000    1.37x    5.875%     120.0      73.1%     68.3%
Nebraska                         1          9,500,000      0.2%    $ 9,500,000    1.37x    5.875%     120.0      73.1%     68.3%
Louisiana                        1          9,260,000      0.2%    $ 9,260,000    1.49x    6.020%     120.0      69.9%     54.2%
Tennessee                        1          3,930,000      0.1%    $ 3,930,000    1.30x    6.160%     119.0      76.3%     69.2%
Michigan                         1          3,750,000      0.1%    $ 3,750,000    1.21x    7.216%      58.0      68.7%     66.0%
Alabama                          1          2,548,000      0.1%    $ 2,548,000    1.23x    6.140%     117.0      74.9%     66.6%
Oklahoma                         1          2,441,807      0.1%    $ 2,441,807    1.25x    6.326%     119.0      61.0%     27.7%
                               ---      -------------      ---
Total/Wtd.Avg                  165      4,136,700,969      0.1%    $25,070,915    1.33x    6.237%     103.7      71.7%     68.1%
                               ===      =============      ===

                                      A-17

                                  LOAN GROUP 2
                            DISTRIBUTION BY LOAN TYPE

                                                                              WEIGHTED             WEIGHTED
                                                    PERCENTAGE                 AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                            NUMBER                      OF         AVERAGE      DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                              OF                     AGGREGATE     CUT-OFF     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
                           MORTGAGE  CUT-OFF DATE  CUT-OFF DATE      DATE     COVERAGE  MORTGAGE   MATURITY    DATE      DATE
        LOAN TYPE            LOANS    BALANCE ($)     BALANCE    BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
-------------------------  --------  ------------  ------------  -----------  --------  --------  ---------  --------  --------

Interest Only, Then
   Amortizing                 10     $106,755,967      54.4%     $10,675,597    1.21x    6.141%     117.4      74.6%     69.8%
Interest Only                  3       82,450,000      42.0%     $27,483,333    1.23x    6.295%      97.7      76.8%     76.8%
Amortizing                     1        6,973,364       3.6%     $ 6,973,364    1.38x    6.700%     118.0      56.7%     38.3%
                             ---     ------------     -----
Total/Wtd.Avg.                14     $196,179,331     100.0%     $14,012,809    1.23x    6.226%     109.2      74.9%     71.7%
                             ===     ============     =====

                                  LOAN GROUP 2
                 DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES

                                                                              WEIGHTED             WEIGHTED
                                                    PERCENTAGE                 AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                            NUMBER                      OF         AVERAGE      DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                              OF                     AGGREGATE     CUT-OFF     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
  RANGE OF CUT-OFF DATE    MORTGAGE  CUT-OFF DATE  CUT-OFF DATE      DATE     COVERAGE  MORTGAGE   MATURITY    DATE      DATE
  PRINCIPAL BALANCES ($)     LOANS    BALANCE ($)     BALANCE    BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
-------------------------  --------  ------------  ------------  -----------  --------  --------  ---------  --------  --------

2,000,000 - 2,499,999          1     $  2,000,000       1.0%     $ 2,000,000    1.48x    5.792%    120.0      55.2%      49.7%
2,500,000 - 4,999,999          1        3,900,000       2.0%     $ 3,900,000    1.48x    5.792%    120.0      72.2%      65.0%
5,000,000 - 6,999,999          3       18,973,364       9.7%     $ 6,324,455    1.43x    6.401%    118.4      65.1%      54.8%
7,000,000 - 9,999,999          2       16,200,000       8.3%     $ 8,100,000    1.15x    6.157%    104.0      72.3%      67.8%
10,000,000 - 14,999,999        2       24,360,140      12.4%     $12,180,070    1.16x    6.249%    120.0      76.2%      72.5%
15,000,000 - 33,600,000        5      130,745,827      66.6%     $26,149,165    1.21x    6.224%    106.0      76.8%      74.9%
                             ---     ------------     -----
TOTAL/WTD. AVG.               14     $196,179,331     100.0%     $14,012,809    1.23x    6.226%    109.2      74.9%      71.7%
                             ===     ============     =====

MIN        2,000,000
MAX       33,600,000
AVERAGE   14,012,809

                                      A-18

                                  LOAN GROUP 2
                  DISTRIBUTION OF DEBT SERVICE COVERAGE RATIOS

                                                                              WEIGHTED             WEIGHTED
                                                    PERCENTAGE                 AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                            NUMBER                      OF         AVERAGE      DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                              OF                     AGGREGATE     CUT-OFF     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
  RANGE OF DEBT SERVICE    MORTGAGE  CUT-OFF DATE  CUT-OFF DATE      DATE     COVERAGE  MORTGAGE   MATURITY    DATE      DATE
     COVERAGE RATIOS         LOANS    BALANCE ($)     BALANCE    BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
-------------------------  --------  ------------  ------------  -----------  --------  --------  ---------  --------  --------

1.15 - 1.19                    7     $110,855,967      56.5%     $15,836,567    1.17x    6.202%     117.3     74.4%      70.8%
1.20 - 1.29                    2       60,450,000      30.8%     $30,225,000    1.25x    6.256%      90.3     79.7%      79.7%
1.30 - 1.39                    1        6,973,364       3.6%     $ 6,973,364    1.38x    6.700%     118.0     56.7%      38.3%
1.40 - 1.48                    4       17,900,000       9.1%     $ 4,475,000    1.47x    6.084%     119.1     68.8%      62.8%
                             ---     ------------     -----
TOTAL/WTD. AVG.               14      196,179,331     100.0%     $14,012,809    1.23x    6.226%     109.2     74.9%      71.7%
                             ===     ============     =====

MIN                1.15x
MAX                1.48x
WEIGHTED AVERAGE   1.23x

                                  LOAN GROUP 2
                     DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                                              WEIGHTED             WEIGHTED
                                                    PERCENTAGE                 AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                            NUMBER                      OF         AVERAGE      DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                              OF                     AGGREGATE     CUT-OFF     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
    RANGE OF MORTGAGE      MORTGAGE  CUT-OFF DATE  CUT-OFF DATE      DATE     COVERAGE  MORTGAGE   MATURITY    DATE      DATE
      INTEREST RATES         LOANS    BALANCE ($)     BALANCE    BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
-------------------------  --------  ------------  ------------  -----------  --------  --------  ---------  --------  --------

5.792% - 6.100%                5     $ 70,280,000      35.8%     $14,056,000    1.23x    6.010%    114.9      76.8%      74.1%
6.101% - 6.400%                6       70,075,967      35.7%     $11,679,328    1.21x    6.229%    119.8      75.0%      70.5%
6.401% - 6.700%                3       55,823,364      28.5%     $18,607,788    1.24x    6.493%     88.7      72.4%      70.1%
                             ---     ------------     -----
TOTAL/WTD. AVG.               14     $196,179,331     100.0%     $14,012,809    1.23x    6.226%    109.2      74.9%      71.7%
                             ===     ============     =====

MIN                5.792%
MAX                6.700%
WEIGHTED AVERAGE   6.226%

                                      A-19

                                  LOAN GROUP 2
                DISTRIBUTION OF CUT-OFF DATE LOAN TO VALUE RATIO

                                                                              WEIGHTED             WEIGHTED
                                                    PERCENTAGE                 AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                            NUMBER                      OF         AVERAGE      DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                              OF                     AGGREGATE     CUT-OFF     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
  RANGE OF CUT-OFF DATE    MORTGAGE  CUT-OFF DATE  CUT-OFF DATE      DATE     COVERAGE  MORTGAGE   MATURITY    DATE      DATE
 LOAN-TO-VALUE RATIOS (%)    LOANS    BALANCE ($)     BALANCE    BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
-------------------------  --------  ------------  ------------  -----------  --------  --------  ---------  --------  --------

55.20 - 60.00                  2     $  8,973,364       4.6%     $ 4,486,682    1.40x     6.498%    118.4      56.4%     40.8%
60.01 - 65.00                  1        6,600,000       3.4%     $ 6,600,000    1.45x     6.132%    120.0      62.3%     58.4%
65.01 - 70.00                  1       22,000,000      11.2%     $22,000,000    1.18x     6.403%    118.0      68.8%     68.8%
70.01 - 75.00                  4       30,960,140      15.8%     $ 7,740,035    1.20x     6.133%    111.6      72.3%     68.2%
75.01 - 80.00                  6      127,645,827      65.1%     $21,274,305    1.22x     6.203%    105.8      78.5%     75.8%
                             ---     ------------     -----
TOTAL/WTD. AVG.               14     $196,179,331     100.0%     $14,012,809    1.23x     6.226%    109.2      74.9%     71.7%
                             ===     ============     =====

MIN                55.2%
MAX                  80%
WEIGHTED AVERAGE   74.9%

                                  LOAN GROUP 2
                   DISTRIBUTION OF REMAINING TERM TO MATURITY

                                                                              WEIGHTED             WEIGHTED
                                                    PERCENTAGE                 AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                            NUMBER                      OF         AVERAGE      DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                              OF                     AGGREGATE     CUT-OFF     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
    RANGE OF REMAINING     MORTGAGE  CUT-OFF DATE  CUT-OFF DATE      DATE     COVERAGE  MORTGAGE   MATURITY    DATE      DATE
 TERMS TO MATURITY (MOS)     LOANS    BALANCE ($)     BALANCE    BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
-------------------------  --------  ------------  ------------  -----------  --------  --------  ---------  --------  --------

57 - 60                        1     $ 26,850,000      13.7%     $26,850,000    1.25x     6.514%     57.0      79.4%     79.4%
61 - 110                       1        7,000,000       3.6%     $ 7,000,000    1.15x     6.100%     83.0      71.4%     66.9%
111 - 117                      2       39,000,000      19.9%     $19,500,000    1.28x     6.091%    117.0      79.9%     78.8%
118 - 120                     10      123,329,331      62.9%     $12,332,933    1.21x     6.213%    119.5      72.5%     68.0%
                             ---     ------------     -----
TOTAL/WTD. AVG.               14     $196,179,331     100.0%     $14,012,809    1.23x     6.226%    109.2      74.9%     71.7%
                             ===     ============     =====

MIN                 57 months
MAX                120 months
WEIGHTED AVERAGE   109 months

                                      A-20

                                  LOAN GROUP 2
                  DISTRIBUTION OF REMAINING AMORTIZATION TERM

                                                                              WEIGHTED             WEIGHTED
                                                    PERCENTAGE                 AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                            NUMBER                      OF         AVERAGE      DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                              OF                     AGGREGATE     CUT-OFF     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
    RANGE OF REMAINING     MORTGAGE  CUT-OFF DATE  CUT-OFF DATE      DATE     COVERAGE  MORTGAGE   MATURITY    DATE      DATE
 AMORTIZATION TERMS (MOS)    LOANS    BALANCE ($)     BALANCE    BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
-------------------------  --------  ------------  ------------  -----------  --------  --------  ---------  --------  --------

Interest Only                  3     $ 82,450,000      42.0%     $27,483,333    1.23x     6.295%     97.7      76.8%     76.8%
238 - 299                      1        6,973,364       3.6%     $ 6,973,364    1.38x     6.700%    118.0      56.7%     38.3%
360 - 360                     10      106,755,967      54.4%     $10,675,597    1.21x     6.141%    117.4      74.6%     69.8%
                             ---     ------------     -----
TOTAL/WTD. AVG.               14     $196,179,331     100.0%     $14,012,809    1.23x     6.226%    109.2      74.9%     71.7%
                             ===     ============     =====

MIN                238 months
MAX                360 months
WEIGHTED AVERAGE   353 months

                                  LOAN GROUP 2
                    DISTRIBUTION OF ORIGINAL TERM TO MATURITY

                                                                              WEIGHTED             WEIGHTED
                                                    PERCENTAGE                 AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                            NUMBER                      OF         AVERAGE      DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                              OF                     AGGREGATE     CUT-OFF     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
    RANGE OF ORIGINAL      MORTGAGE  CUT-OFF DATE  CUT-OFF DATE      DATE     COVERAGE  MORTGAGE   MATURITY    DATE      DATE
    TERMS TO MATURITY        LOANS    BALANCE ($)     BALANCE    BALANCE ($)    RATIO     RATE      (MOS)       LTV       LTV
-------------------------  --------  ------------  ------------  -----------  --------  --------  ---------  --------  --------

60 - 60                        1     $ 26,850,000      13.7%     $26,850,000    1.25x     6.514%     57.0      79.4%     79.4%
61 - 119                       1        7,000,000       3.6%     $ 7,000,000    1.15x     6.100%     83.0      71.4%     66.9%
120 - 120                     12      162,329,331      82.7%     $13,527,444    1.23x     6.183%    118.9      74.3%     70.6%
                             ---     ------------     -----
TOTAL/WTD. AVG.               14     $196,179,331     100.0%     $14,012,809    1.23x     6.226%    109.2      74.9%     71.7%
                             ===     ============     =====

MIN                 60 months
MAX                120 months
WEIGHTED AVERAGE   111 months

                                      A-21

                                  LOAN GROUP 2
                      DISTRIBUTION OF PREPAYMENT PROVISIONS

                                                                               WEIGHTED             WEIGHTED
                                                    PERCENTAGE                 AVERAGE              AVERAGE   WEIGHTED  WEIGHTED
                            NUMBER                      OF         AVERAGE      DEBT     WEIGHTED  REMAINING   AVERAGE   AVERAGE
                              OF                     AGGREGATE     CUT-OFF     SERVICE    AVERAGE   TERM TO    CUT-OFF  MATURITY
                           MORTGAGE  CUT-OFF DATE  CUT-OFF DATE      DATE     COVERAGE   MORTGAGE   MATURITY    DATE      DATE
     PREPAYMENT TYPE         LOANS    BALANCE ($)     BALANCE    BALANCE ($)    RATIO      RATE      (MOS)       LTV       LTV
-------------------------  --------  ------------  ------------  -----------  ---------  --------  ---------  --------  --------

Defeasance                    14     $196,179,331      100.0%    $14,012,809     1.23x     6.226%    109.2      74.9%     71.7%
                             ---     ------------      -----
Total/Wtd. Avg.               14      196,179,331      100.0%    $14,012,809     1.23x     6.226%    109.2      74.9%     71.7%
                             ===     ============      =====

                                  LOAN GROUP 2
                          DISTRIBUTION OF LOCKBOX TYPES

                                                    PERCENTAGE OF
                           NUMBER OF                  AGGREGATE
                            MORTGAGE  CUT-OFF DATE   CUT-OFF DATE
        LOCKBOXES            LOANS     BALANCE ($)     BALANCE
-------------------------  ---------  ------------  -------------
Hard                           1       $ 9,200,000       4.7%
Soft                           4        87,850,000      44.8%

                                  LOAN GROUP 2
                             DISTRIBUTION OF ESCROWS

                                                    PERCENTAGE OF
                           NUMBER OF                  AGGREGATE
                            MORTGAGE  CUT-OFF DATE   CUT-OFF DATE
       ESCROW TYPE           LOANS     BALANCE ($)     BALANCE
-------------------------  ---------  ------------  -------------
Replacement Reserves          12       155,605,967      79.3%
Real Estate Tax               13       162,579,331      82.9%
Insurance                     12       149,079,331      76.0%

                                      A-22

                                  LOAN GROUP 2
                         DISTRIBUTION OF PROPERTY TYPES

                                                                              WEIGHTED             WEIGHTED
                                                    PERCENTAGE                 AVERAGE             AVERAGE   WEIGHTED  WEIGHTED
                            NUMBER                      OF         AVERAGE      DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                              OF                     AGGREGATE     CUT-OFF     SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
                           MORTGAGE  CUT-OFF DATE  CUT-OFF DATE      DATE     COVERAGE  MORTGAGE   MATURITY    DATE      DATE
      PROPERTY TYPES         LOANS    BALANCE ($)      BALANCE   BALANCE ($)   RATIO      RATE      (MOS)       LTV       LTV
-------------------------  --------  ------------  ------------  -----------  --------  --------  ---------  --------  --------

Multifamily                   14     $196,179,331      100.0%    $14,012,809    1.23x     6.226%    109.2      74.9%     71.7%
                             ---      -----------      -----
Total/Wtd. Avg.               14      196,179,331      100.0%    $14,012,809    1.23x     6.226%    109.2      74.9%     71.7%
                             ===      ===========      =====

                                  LOAN GROUP 2
                             GEOGRAPHIC DISTRIBUTION

                                                                               WEIGHTED             WEIGHTED
                                                    PERCENTAGE                 AVERAGE              AVERAGE   WEIGHTED  WEIGHTED
                            NUMBER                      OF         AVERAGE       DEBT    WEIGHTED  REMAINING   AVERAGE   AVERAGE
                              OF                     AGGREGATE     CUT-OFF      SERVICE   AVERAGE   TERM TO    CUT-OFF  MATURITY
                           MORTGAGE  CUT-OFF DATE  CUT-OFF DATE      DATE      COVERAGE  MORTGAGE   MATURITY    DATE      DATE
      PROPERTY STATE         LOANS    BALANCE ($)      BALANCE    BALANCE ($)   RATIO      RATE      (MOS)       LTV       LTV
-------------------------  --------  ------------  ------------  ------------  --------  --------  ---------  --------  --------

Michigan                       4     $ 43,180,000       22.0%     $10,795,000    1.21x      6.046%   120.0      75.9%     70.8%
Ohio                           1       33,600,000       17.1%     $33,600,000    1.25x      6.050%   117.0      80.0%     80.0%
Texas                          2       33,450,000       17.1%     $16,725,000    1.29x      6.439%    69.4      76.0%     75.3%
Missouri                       1       24,515,827       12.5%     $24,515,827    1.16x      6.220%   120.0      77.0%     72.2%
Nevada                         1       22,000,000       11.2%     $22,000,000    1.18x      6.403%   118.0      68.8%     68.8%
Indiana                        2       17,833,504        9.1%     $ 8,916,752    1.25x      6.408%   119.2      66.2%     57.6%
Virginia                       1        9,200,000        4.7%     $ 9,200,000    1.15x      6.200%   120.0      73.0%     68.5%
Arizona                        1        7,000,000        3.6%     $ 7,000,000    1.15x      6.100%    83.0      71.4%     66.9%
New York                       1        5,400,000        2.8%     $ 5,400,000    1.47x      6.345%   117.0      79.4%     71.6%
                             ---      -----------      -----
Total/Wtd. Avg.               14      196,179,331      100.0%     $14,012,809    1.23x      6.226%   109.2      74.9%     71.7%
                             ===      ===========      =====

                                      A-23

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX B

GSMSC 2006-GG8
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ONE BEACON STREET
--------------------------------------------------------------------------------

                      [PHOTO OF ONE BEACON STREET OMITTED]

                                       B-1

GSMSC 2006-GG8
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ONE BEACON STREET
--------------------------------------------------------------------------------

             [MAP INDICATING LOCATION OF ONE BEACON STREET OMITTED]

                                       B-2

GSMSC 2006-GG8
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ONE BEACON STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

 Number of Mortgaged Real Properties                                          1
 Location (City/State)                                    Boston, Massachusetts
 Property Type                                                           Office
 Size (sf)                                                            1,017,168
 Percentage Leased as of June 1, 2006                                     91.4%
 Year Built/Year Renovated                            1973/1989-1994; 2001-2002
 Appraisal Value                                                   $434,200,000
 Underwritten Occupancy                                                   96.0%
 Underwritten Revenues                                              $48,850,020
 Underwritten Total Expenses                                        $21,384,274
 Underwritten Net Operating Income (NOI)                            $27,465,746
 Underwritten Net Cash Flow (NCF)                                   $25,427,112

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

 Originator                                                               GSCMC
 Cut-off Date Principal Balance                                    $210,000,000
 Cut-off Date Principal Balance PSF/Unit                                $206.46
 Percentage of Initial Mortgage Pool Balance                               4.8%
 Number of Mortgage Loans                                                     1
 Type of Security                                                    Fee Simple
 Mortgage Rate                                                           6.101%
 Original Term to Maturity (Months)                                          59
 Original Amortization Term (Months)                              Interest Only
 Cut-off Date LTV Ratio                                                   48.4%
 LTV Ratio at Maturity                                                    48.4%
 Underwritten DSCR on NOI                                                 2.11x
 Underwritten DSCR on NCF                                                 1.96x
 Shadow Rating(1)                                                 "Baa3"/"BBB-"
--------------------------------------------------------------------------------

________________
(1)   Moody's and Fitch have confirmed that the One Beacon Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "Baa3" by Moody's and "BBB-" by Fitch.

o     THE LOAN. The mortgage loan (the "ONE BEACON STREET LOAN") is evidenced by a note in the original principal amount of $210,000,000 and is secured by a first mortgage encumbering an office building in Boston, Massachusetts
      (the "ONE BEACON STREET PROPERTY"). The One Beacon Street Loan was
      originated by Goldman Sachs Commercial Mortgage Capital, L.P. and
      subsequently purchased by Goldman Sachs Mortgage Company. The One Beacon
      Street Loan was originated on September 6, 2006 and represents approximately 4.8% of the initial mortgage pool balance. The note evidencing the One Beacon Street Loan had an original principal balance and has a principal balance as of the cut-off date of $210,000,000 and an interest rate of 6.101%. The proceeds of the One Beacon Street Loan were used to acquire the One Beacon Street Property

      The One Beacon Street Loan had an initial term of 59 months and has a remaining term of 58 months. The One Beacon Street Loan requires payments of interest only until maturity. The scheduled maturity date is the payment date in August 2011. Voluntary prepayment of the One Beacon Street
      Loan is prohibited until the payment date in September 2008. All voluntary prepayments, except those made in the last three months of the term of the
      One Beacon Street Loan, are subject to borrower's payment of a yield maintenance premium.

o     THE PROPERTY. The One Beacon Street Property is a 36-story Class A multi-tenant office building containing 1,017,168 sf of net rentable area located in Boston, Massachusetts. Situated at the intersection of Beacon and Tremont Streets in the central business district of Boston, the building has views of Boston's financial district and the harbor area.

      The One Beacon Street Property is approximately 91.4% leased as of June 1,
      2006, by tenants in the financial services, insurance and legal industries, such as MassHousing Finance Authority (121,438 sf), OneBeacon
      Insurance (161,349 sf), JP Morgan Chase & Co. (73,462 sf) and Skadden,
      Arps, Slate, Meagher & Flom LLP (62,367 sf). Built in 1973, the building has undergone renovations and upgrades with approximately $23 million having been spent since 1989.

                                       B-3

GSMSC 2006-GG8
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ONE BEACON STREET
--------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the One Beacon Street Property:

                               LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT
--------------------------------------------------------------------------------------------------------------------------

                                                                                  % OF TOTAL     ANNUALIZED
                           CREDIT RATING                          ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                          (FITCH/MOODY'S/    TENANT      % OF    UNDERWRITTEN    UNDERWRITTEN    BASE RENT       LEASE
     TENANT NAME              S&P)(1)         NRSF       NRSF    BASE RENT ($)    BASE RENT     ($ PER NRSF)   EXPIRATION
---------------------     ---------------   ---------   ------   -------------   ------------   ------------   ----------

MassHousing Finance         NR / A2 / A       121,438    11.9%   $   4,493,206      14.0%         $37.00       3/31/2015
   Authority
OneBeacon Insurance         A / A2 / A        161,349    15.9%       4,074,062      12.7%          25.25       12/31/2008
Skadden, Arps, Slate,
   Meagher & Flom LLP        NR/NR/NR          62,367     6.1%       3,118,350       9.7%          50.00          (2)
JP Morgan Chase & Co.      A+ / Aa3 / A+       73,462     7.2%       2,964,392       9.2%          40.35       9/15/2009
Suffolk University           NR/NR/BBB         37,444     3.7%       2,270,218       7.1%          60.63        6/1/2007
RBC Dain Rauscher         AA / Aa2 / AA-       59,971     5.9%       2,009,029       6.2%          33.50        5/1/2013
Berkshire Companies          NR/NR/NR          42,289     4.2%       1,353,248       4.2%          32.00       9/30/2008
Linsco Private Ledger        NR/NR/NR          35,544     3.5%       1,297,356       4.0%          36.50       6/30/2012
Hanify and King              NR/NR/NR          25,476     2.5%         985,412       3.1%          38.68        9/1/2012
Harborside Healthcare        NR/NR/NR          29,461     2.9%         942,752       2.9%          32.00       2/28/2009
                                            ----------------------------------------------------------------
TOTAL LARGEST TENANTS                         648,801    63.8%   $  23,508,024      73.0%         $36.23
Other Tenants                                 281,061    27.6%       8,679,746      27.0%          30.88
Vacant Space                                   87,306     8.6%               0       0.0%           0.00
                                            ----------------------------------------------------------------
TOTAL ALL TENANTS                           1,017,168   100.0%   $  32,187,771     100.0%         $34.62
--------------------------------------------------------------------------------------------------------------------------

________________
(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Skadden, Arps, Slate, Meagher & Flom LLP has two leases with one lease expiring on 2/1/2011 (31,210 sf) and one lease expiring on 4/30/2011
      (31,157 sf).

      The following table presents certain information relating to the lease rollover schedule at the One Beacon Street Property:

                                          LEASE EXPIRATION SCHEDULE (1)
------------------------------------------------------------------------------------------------------------------------------

                                                                                                   % OF TOTAL     ANNUALIZED
                                                                                   ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                                                  CUMULATIVE OF   UNDERWRITTEN    UNDERWRITTEN    BASE RENT
YEAR ENDING DECEMBER 31,        EXPIRING NRSF   % OF TOTAL NRSF    TOTAL NRSF     BASE RENT ($)    BASE RENT     ($ PER NRSF)
-------------------------       -------------   ---------------   -------------   -------------   ------------   ------------

2006                                      0           0.0%             0.0%       $           0        0.0%       $  0.00
2007                                 39,517           3.9%             3.9%           2,323,080        7.2%         58.79
2008                                244,531          24.0%            27.9%           6,940,924       21.6%         28.38
2009                                106,854          10.5%            38.4%           4,018,195       12.5%         37.60
2010                                 58,638           5.8%            44.2%           1,441,736        4.5%         24.59
2011                                 99,559           9.8%            54.0%           4,847,484       15.1%         48.69
2012                                109,755          10.8%            64.8%           4,173,450       13.0%         38.03
2013                                 99,280           9.8%            74.5%           2,580,381        8.0%         25.99
2014                                      0           0.0%            74.5%                   0        0.0%          0.00
2015                                134,873          13.3%            87.8%           4,825,722       15.0%         35.78
2016 & Thereafter                    36,855           3.6%            91.4%           1,036,799        3.2%         28.13
Vacant                               87,306           8.6%           100.0%                   0        0.0%          0.00
                                ----------------------------------------------------------------------------------------------
TOTAL                             1,017,168         100.0%                        $  32,187,771      100.0%       $ 34.62
------------------------------------------------------------------------------------------------------------------------------

________________
(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrower is One Beacon Street Limited Partnership, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Beacon Street Loan. The borrower under the One Beacon Street
      Loan is indirectly owned by Beacon Capital Strategic Partners IV, L.P., a fund created by Beacon Capital Partners, LLC, a Boston based private REIT that invests in, and redevelops primarily office properties in metropolitan markets throughout the US.

o     ESCROWS. At origination, the borrower deposited $3,069,973 into a reserve account to cover certain tenant improvements and renovations to certain common areas at the One Beacon Street Property. During the continuance of a One Beacon Street Cash Trap Period, the loan documents require the reserve of monthly

                                       B-4

GSMSC 2006-GG8
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ONE BEACON STREET
--------------------------------------------------------------------------------

      escrows for real estate taxes, insurance, and capital expenditures, with all excess cash reserved as additional collateral for the One Beacon
      Street Loan unless the One Beacon Street Cash Trap Period is caused solely by an event of default under the One Beacon Street Mezzanine Loan, in which case all excess cash flow is remitted to the mezzanine lender.

      A "ONE BEACON STREET CASH TRAP PERIOD" means (i) any period during the continuance of an event of default under the One Beacon Street Mezzanine
      Loan, and (ii) any period commencing as of the end of any fiscal quarter from and after September 2007 in which the net operating income of the One
      Beacon Street Property for the prior twelve-month period is less than 85%
      of the net operating income at origination and terminating as of the end of any two consecutive fiscal quarters in which the net operating income of the One Beacon Street Property for the prior twelve-month period is at least equal to 85% of the net operating income at origination.

      As additional security for the One Beacon Street Loan, One Beacon Street
      Limited Partnership, L.P. has provided an $8,000,000 guaranty in respect of principal, interest and other amounts due under the One Beacon Street
      Loan. The amount of the guaranty will be reduced proportionately upon the leasing of space at the One Beacon Street Property that is presently occupied by OneBeacon Insurance, currently vacant or that will become vacant in the next three years due to expiring leases. The guaranty will no longer be effective and One Beacon Street Limited Partnership, L.P.
      will be released from the guaranty at such time as a sufficient amount of the One Beacon Insurance tenant space, the soon to be vacant space or the presently vacant space has been leased so as to proportionally reduce the guaranteed amount to zero, which under the terms of the guaranty could occur before all such space is leased or re-leased.

o     LOCK BOX AND CASH MANAGEMENT. The One Beacon Street Loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to a lender-controlled lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt (or within five business days after receipt, with respect to certain limited revenues relating to parking at the One Beacon Street Property). Once each week, provided that there is no event of default under the One Beacon Street
      Loan and no One Beacon Street Cash Trap Period is ongoing, all funds in the lockbox account will be remitted to an account specified by the borrower. During the existence of a One Beacon Street Cash Sweep Period, funds in the cash management account will be applied to pay the monthly debt service and any required reserves under the loan documents, and, unless an event of default has occurred and is continuing, then remitted to the borrower. During the continuance of an event of default under the
      One Beacon Street Loan, the lender may apply any funds in the lockbox account to the obligations of the borrower under the One Beacon Street
      Loan in such order of priority as the lender may determine.

o     PROPERTY MANAGEMENT. The One Beacon Street Property is currently managed by BCSP IV Property Management LLC, an affiliate of the borrower, pursuant to a management agreement. Under the management agreement, the borrower pays a management fee in the amount of 3% of the revenues from the One
      Beacon Street Property. The lender may require the borrower to replace the property manager if an event of default under the One Beacon Street Loan has occurred or as a result of the gross negligence, fraud or willful misconduct of the property manager.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Concurrent with the origination of the One Beacon Street Loan, Goldman Sachs Mortgage Company originated a
      $98,000,000 mezzanine loan to One Beacon LP LLC, the owner of 100% of the partnership interests in the borrower ("ONE BEACON STREET MEZZANINE
      LOAN"). The scheduled maturity date of the mezzanine loan is the payment date in August 2011. The interest rate under the mezzanine loan is 6.101%
      The mezzanine loan is secured by a pledge of 100% of the equity interests in the mortgage borrower and 100% of the equity interests in One Beacon GP
      LLC, the general partner of the borrower. Pursuant to an intercreditor agreement executed between the mortgage lender and the mezzanine lender, the mezzanine lender possesses the right to cure a default under the mortgage loan documents. In addition, if the One Beacon Street Loan has been accelerated, the mortgage lender is taking enforcement action

                                       B-5

GSMSC 2006-GG8
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - ONE BEACON STREET
--------------------------------------------------------------------------------

      or the One Beacon Street Loan is "specially serviced", the mezzanine lender may purchase the One Beacon Street Loan at a price at least equal to the outstanding principal balance of the One Beacon Street Loan
      (including advances by the mortgage lender) plus all interest accrued thereon. The mortgage lender may not amend the mortgage loan documents without the consent of the holder of the mezzanine loan if the amendment increases the interest rate or principal amount of the mortgage loan, modifies the maturity date, or otherwise amends certain specified terms.
      Upon the occurrence of an event of default under the mezzanine loan documents, the mezzanine lender may foreclose upon the equity interests in the mortgage borrowers. Rating agency approval is required for any such foreclosure that would (i) result in a transfer of the equity interests in the mortgage borrowers to a party other than a "qualified transferee" (as defined in the intercreditor agreement), (ii) result in the management of the One Beacon Street Property by a manager other than an approved manager or (iii) occur without adequate reserves and a hard lockbox in place.
      Transfer of the mezzanine lender's interest in the mezzanine loan is governed by the terms of the intercreditor agreement, which generally prohibits transfers of more than 49% of the mezzanine lender's interest in the mezzanine loan unless such transfer is to a qualified transferee or rating agency approval has been obtained.

o     TERRORISM INSURANCE. The loan documents require that the "all risk"
      insurance policies required to be maintained by the borrower provide coverage for terrorism in an amount equal to the lesser of (i) the sum of the principal amount of the One Beacon Street Loan and the principal amount of the One Beacon Street Mezzanine Loan and (ii) the full replacement cost of the One Beacon Street Property. In addition, the borrower is required to maintain business interruption insurance covering a period of not less than 18 months from the occurrence of a casualty, plus an extended period of indemnity for six months after restoration. The borrower must maintain such terrorism coverage if the Terrorism Risk
      Insurance Act of 2002 ("TRIA") or a similar statute is in effect. If at any time TRIA or a similar statute is not in effect and terrorism coverage is commercially available, the borrower is required to maintain such coverage, but is not required to pay a premium of more than two times the premium for the-then current property insurance premium payable with respect to the One Beacon Street Property (less the portion of such premium that is allocable to terrorism insurance coverage). The borrower is permitted to maintain such terrorism coverage through a blanket policy.
      See "Risk Factors--Property Insurance" in the prospectus supplement.

                                       B-6

GSMSC 2006-GG8
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 222 SOUTH RIVERSIDE PLAZA
--------------------------------------------------------------------------------

                  [PHOTO OF 222 SOUTH RIVERSIDE PLAZA OMITTED]

                                       B-7

GSMSC 2006-GG8
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 222 SOUTH RIVERSIDE PLAZA
--------------------------------------------------------------------------------

         [MAP INDICATING LOCATION OF 222 SOUTH RIVERSIDE PLAZA OMITTED]

                                       B-8

GSMSC 2006-GG8
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 222 SOUTH RIVERSIDE PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

 Number of Mortgaged Real Properties                                          1
 Location (City/State)                                        Chicago, Illinois
 Property Type                                                           Office
 Size (sf)                                                            1,184,432
 Percentage Leased as of  October 1, 2006                                 83.5%
 Year Built/Year Renovated                                            1971/2001
 Appraisal Value                                                   $276,500,000
 Underwritten Occupancy                                                   91.0%
 Underwritten Revenues(2)                                           $34,318,531
 Underwritten Total Expenses(2)                                     $15,932,046
 Underwritten Net Operating Income (NOI)(2)                         $18,386,485
 Underwritten Net Cash Flow (NCF)(2)                                $16,965,167

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

 Originator                                                                GCFP
 Cut-off Date Principal Balance                                    $202,000,000
 Cut-off Date Principal Balance PSF/Unit                                $170.55
 Percentage of Initial Mortgage Pool Balance                               4.7%
 Number of Mortgage Loans                                                     1
 Type of Security                                                    Fee Simple
 Mortgage Rate                                                 5.750%/6.191%(1)
 Original Term to Maturity (Months)                                         120
 Original Amortization Term (Months)                      60 IO; 360 thereafter
 Cut-off Date LTV Ratio                                                   73.1%
 LTV Ratio at Maturity                                                    68.5%
 Underwritten DSCR on NOI                                                 1.24x
 Underwritten DSCR on NCF(2)                                              1.20x
--------------------------------------------------------------------------------

_______________
(1)   The interest rate equals (i) 5.750% through June 5, 2008, and (ii) 6.191%
      thereafter

(2)   Without taking reserves and holdbacks into account, the Underwritten DSCR on NCF equals 1.14x. The 222 South Riverside Loan includes a $10,000,000
      DSCR earnout reserve that will not be released until the property exhibits a 1.20x DSCR. The 222 South Riverside Loan also includes a cash holdback of $5,947,407 for previously incurred TI/LC expenses plus an additional
      $10,000,000 cash holdback for future TI/LC and rollover expenses.
      Behringer Harvard REIT I, Inc. is required to fund 50% of all future leasing expenses until the $10,000,000 rollover reserve is depleted. The
      GCFP underwritten NCF assumes rents for tenants expiring at or prior to
      2016 at a market level of $21.54 psf (NNN), and assumed the lease-up of vacant space at market rents to 91.0% occupancy.

o     THE LOAN. The mortgage loan (the "222 SOUTH RIVERSIDE LOAN") is evidenced by a single note and is secured by a first mortgage encumbering a
      1,184,432 sf class-A office complex located in Chicago, Cook County,
      Illinois (the "222 SOUTH RIVERSIDE PROPERTY"). The 222 South Riverside
      Loan represents approximately 4.7% of the initial mortgage pool balance.
      The 222 South Riverside Loan was originated on June 2, 2006, has an original principal balance and a principal balance as of the cut-off date of $202,000,000 (inclusive of a $10 million DSCR earnout reserve not to be disbursed until the 222 South Riverside Property exhibits a 1.20x DSCR as detailed below), and a per annum interest rate of (i) 5.750% through June
      5, 2008, and (ii) 6.191% thereafter. The DSCR and LTV on the 222 South
      Riverside Loan are 1.14x and 73.1%, respectively. The proceeds of the 222
      South Riverside Loan were used to acquire the 222 South Riverside Property for approximately $277,500,000. Including reserves, escrows and closing costs, the borrower invested approximately $91,000,000 in the project at origination.

      The 222 South Riverside Loan has an initial term of 120 months and a remaining term of 116 months. The 222 South Riverside Loan requires payments of interest only for 60 months and amortizes thereafter based on a 360-month schedule, with required payments of $1,236,007,87 beginning on
      July 6, 2011. The scheduled maturity date is June 6, 2016. Voluntary prepayment of the 222 South Riverside Loan is prohibited prior to the payment date of March 6, 2016 and permitted on such payment date and thereafter without a penalty. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted from November 6, 2008.

o     THE PROPERTY. The 222 South Riverside Property consists of two buildings totaling 1,184,432 net rentable square feet and situated on a 2.83-acre parcel at 222 South Riverside Plaza and 444 West Jackson Boulevard in
      downtown Chicago, Illinois. Completed in 1971, 222 South Riverside Plaza
      is a 34-story class A- office building located on the west bank of the
      Chicago River. 222 South Riverside Plaza was developed on an air rights parcel above the Chicago Union Station train terminal and tracks. Typical floor plates in the building are 35,500 square feet. 444 West Jackson
      Boulevard, also constructed in 1971, is a three-story glass and steel building attached to the south side of 222 South Riverside Plaza. The building is occupied by Union Station Multiplex, a state-of-the-art health and fitness center, which opened in late 2000 and currently has over 3,000 members. A Corner Bakery Cafe is located at street level.

      The 222 South Riverside Property has been institutionally owned and maintained since its completion. Since 2001, approximately $7.1 million of major capital improvements have been completed. Significant recent capital improvements to 222 South Riverside Plaza include asbestos abatement, installation of a sprinkler

                                       B-9

GSMSC 2006-GG8
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 222 SOUTH RIVERSIDE PLAZA
--------------------------------------------------------------------------------

      system, new heating system, chiller replacement, facade repair, lobby renovations and the redevelopment of the outdoor plaza. 444 West Jackson, the former landmark site of the Chicago Mercantile Exchange, underwent a
      $5 million renovation to transform the space into a state-of-the-art fitness and health club.

      The 222 South Riverside Property is located in Chicago's West Loop submarket bordered by Adams Street to the north, Jackson Boulevard to the south, the Chicago River to the east, and Canal Street to the west.
      Combined, the buildings occupy a full city block and are bordered by two of the most heavily trafficked east and westbound thoroughfares in the
      Chicago Central Business district (the "CHICAGO CBD"). The 222 South
      Riverside Property provides direct access to Union Station and covered access to Northwestern Station, Chicago's two primary commuter rail stations, which service the north, south and western suburbs.
      Additionally, Union Station is an Amtrak terminal. A third commuter rail station, LaSalle Street Station, is located seven blocks from the 222
      South Riverside Property. Collectively, these rail stations serve more than 300,000 commuters daily. The 222 South Riverside Property is also located proximate to Chicago Transit Authority bus and light rail lines and a few blocks to all major highways serving the Chicago CBD and suburbs. The 222 South Riverside Property is within walking distance from
      Chicago's four major financial exchanges (the Chicago Board of Trade, the
      Chicago Mercantile Exchange, the Chicago Board of Options Exchange, and
      the Chicago Stock Exchange) as well as several hotels, residential projects and fine dining restaurants.

      As of October 1, 2006, the 222 South Riverside Property is 83.5% leased to approximately 41 tenants in a variety of industries, including financial services, media, technology, government and legal services. Major tenants include Fifth Third Bank (147,045 sf), Trading Technologies (121,041 sf)
      and Deutsche Bank (105,215 sf). Until recently, the 222 South Riverside
      Property was more than 95% leased, but Deutsche Bank is vacating approximately 170,000 square feet on the 20th and 27th through 31st floors. Deutsche Bank plans to remain in 105,215 sf and has extended their lease to 2016 with an increase in rents. Fifth Third Bank has executed a lease to expand into the entire 31st floor, commencing October 1, 2008.

      The following table presents certain information relating to some of the largest tenants at the 222 South Riverside Property:

---------------------------------------------------------------------------------------------------------------------------

                                                                                       % OF
                           CREDIT RATING                                              TOTAL       ANNUALIZED
                          (FITCH/MOODY'S/    TENANT         % OF     ANNUALIZED     ANNUALIZED    BASE RENT       LEASE
     TENANT NAME              S&P)(1)         NRSF          NRSF    BASE RENT ($)   BASE RENT    ($ PER NRSF)   EXPIRATION
-----------------------   ---------------   ---------      ------   -------------   ----------   ------------   ----------

Fifth Third Bank            AA-/Aa2/AA-       147,045(2)    12.4%   $   2,829,108      18.2%       $ 19.24      12/8/2016
Trading Technologies         NR/NR/NR         121,041       10.2%       2,076,780      13.3%         17.16      1/31/2013
Synovate                     NR/NR/NR          88,967        7.5%       1,311,288       8.4%         14.74      4/30/2019
Deutsche Investment
   Management               AA-/Aa3/AA-       105,215        8.9%       1,020,312       6.5%          9.70      12/31/2016
Contigroup Companies         NR/NR/NR          34,376        2.9%         745,380       4.8%         21.68      3/31/2008
US Fitness LLC               NR/NR/NR          72,650        6.1%         733,044       4.7%         10.09      11/30/2020
                                            -----------------------------------------------------------------
TOTAL LARGEST TENANTS                         569,294       48.1%   $   8,715,912      55.9%       $ 15.31
Remaining Tenants                             420,182       35.5%       6,865,032      44.1%         16.34
Vacant Space                                  194,956       16.5%               0       0.0%          0.00
                                            -----------------------------------------------------------------
TOTAL ALL TENANTS                           1,184,432      100.0%   $  15,580,944     100.0%       $ 13.15
---------------------------------------------------------------------------------------------------------------------------

_____________
(1)   Certain ratings are those of a related company whether or not the related company guarantees the lease.

(2)   Includes 35,545 sf on the 31st floor being vacated by Deutsche Bank. Fifth
      Third has executed a lease commencing 10/1/2008.

      The following table presents certain information relating to the lease rollover schedule at the 222 South Riverside Property:

                                      B-10

GSMSC 2006-GG8
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 222 SOUTH RIVERSIDE PLAZA
--------------------------------------------------------------------------------

                                                LEASE EXPIRATION SCHEDULE(1)
------------------------------------------------------------------------------------------------------------------------------

                                                                                                   % OF TOTAL     ANNUALIZED
                                                                  CUMULATIVE OF    ANNUALIZED      ANNUALIZED     BASE RENT
YEAR ENDING DECEMBER 31,        EXPIRING NRSF   % OF TOTAL NRSF    TOTAL NRSF     BASE RENT($)     BASE RENT     ($ PER NRSF)
------------------------        -------------   ---------------   -------------   ------------    ------------   ------------

2006                                 13,093           1.1%             1.1%       $     75,360         0.5%        $  5.76
2007                                  9,494           0.8%             1.9%            205,716         1.3%          21.67
2008                                 37,738           3.2%             5.1%            809,088         5.2%          21.44
2009                                 14,181           1.2%             6.3%            133,164         0.9%           9.39
2010                                 92,586           7.8%            14.1%          1,548,984         9.9%          16.73
2011                                 86,609           7.3%            21.4%          1,465,860         9.4%          16.93
2012                                 20,000           1.7%            23.1%            420,000         2.7%          21.00
2013                                125,166          10.6%            33.7%          2,142,780        13.8%          17.12
2014                                 96,381           8.1%            41.8%          1,584,780        10.2%          16.44
2015                                 27,779           2.3%            44.2%            472,452         3.0%          17.01
2016 & Thereafter                   466,449          39.4%            83.5%          6,722,760        43.1%           9.00
Vacant                              194,956          16.5%           100.0%                  0         0.0%           0.00
                                ---------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.                   1,184,432         100.0%                        $ 15,580,944       100.0%        $ 13.15
------------------------------------------------------------------------------------------------------------------------------

___________________
(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrower is Behringer Harvard South Riverside, LLC, a special purpose, bankruptcy remote entity with two independent directors.
      Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 222 South Riverside Loan. The sponsor of the borrower is Behringer Harvard REIT I, Inc. ("BEHRINGER
      HARVARD"). Behringer Harvard is a private REIT sponsored by the Dallas,
      Texas based Behringer Harvard. Behringer Harvard Funds is the sponsor of various private real estate limited partnerships, private REIT investments and tenant-in-common investments. Formed by the merger in 1989 of
      Behringer Partners and Harvard Property Trust, Inc., Behringer Harvard
      Funds has extensive experience in all facets of commercial real estate investment and management. According to Behringer Harvard Funds' marketing materials and SEC filings, Behringer Harvard Funds currently owns and manages over 9.5 million square feet of office, 626 hotel rooms and 642 multifamily units. Through its family of 7 separate funds Behringer
      Harvard Funds has approximately $2 billion in total assets across all funds.

o     ESCROWS. The loan documents provide for the establishment of certain adjustable escrows, reserves and subaccounts respecting the 222 South
      Riverside Property:

      (i)     222 South Riverside Loan DSCR Earnout Reserve: $10,000,000 has
              been deposited into the "222 SOUTH RIVERSIDE LOAN DSCR EARNOUT
              RESERVE." Such amount will be held by lender until the 222 South
              Riverside Property satisfies a debt service coverage ratio requirement of at least 1.20x assuming (a) NOI is measured using
              (i) annualized base rents and recoveries (rather than actual rental revenues for the trailing twelve month period), (ii)
              leasing and capital cost adjustments totaling $1.00 psf, (iii)
              market vacancy adjustments not to exceed 10% and (iv) adjustments to expenses to reflect any increase in annualized expenses resulting from new leases and (b) debt service for the applicable period of calculation equals $12,324,020.

      (ii)    222 South Riverside Loan Rollover Reserve: $10,000,000 has been deposited into the 222 "SOUTH RIVERSIDE LOAN ROLLOVER RESERVE."
              The borrower must also deposit lease termination payments received by borrower into the reserve. The 222 South Riverside Loan
              Rollover Reserve will be disbursed by Lender upon borrower's request for certain approved leasing expenses with respect to leases entered into after the date of the loan agreement upon satisfaction of disbursement conditions set forth in the loan agreement and up to $1,500,000 may be disbursed from the 222 South
              Riverside Loan Rollover Reserve as rent abatement periods expire under certain tenant leases. With respect to the first $10,000,000 in disbursements: (a) the borrower is only entitled to a
              disbursement equal to 50% of the related leasing expenses or rent abatement amount, as applicable, and, in the case of leasing expenses, borrower must pay the remaining 50% portion of such leasing expenses from its own funds; and (b) the rollover reserve guaranty described below is reduced dollar for dollar by the same amount (i.e. 50% of the related leasing expenses or rent
              abatements). The borrower has the right, pursuant to the

                                      B-11

GSMSC 2006-GG8
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 222 SOUTH RIVERSIDE PLAZA
--------------------------------------------------------------------------------

              requirements of the loan documents, to provide lender with a letter of credit in favor of the lender in substitution for the then-undisbursed balance in the rollover reserve subaccount.

      (iii)   222 South Riverside Loan TI/LC Reserve: $5,947,407.07 has been deposited into the "222 SOUTH RIVERSIDE LOAN TI/LC RESERVE." The
              222 South Riverside Loan TI/LC Reserve will be disbursed by Lender upon borrower's request to pay certain specified tenant
              improvement costs and expenses and leasing commissions as the same are incurred or become due under the related leases upon
              satisfaction of disbursement conditions set forth in the loan agreement. A letter of credit in favor of the lender may be substituted for the 222 South Riverside Loan TI/LC Reserve.

      (iv)    Behringer Harvard (the "222 SOUTH RIVERSIDE LOAN GUARANTOR") has
              provided lender with a guaranty in lieu of certain escrows and reserves (the "222 SOUTH RIVERSIDE LOAN GUARANTY").

                    i.      The 222 South Riverside Loan Guaranty provides for
                    an initial aggregate guaranteed limit amount (subject to
                    adjustment during the loan's term) of $16,767,547, which
                    guarantees the following: (i) an initial rollover reserve
                    offset amount of $10,000,000; (ii) an initial required
                    repairs reserve offset amount of $300,000; (iii) an initial capital reserve offset amount of $236,886; and (iv) an
                    initial tax and insurance reserve offset amount of
                    $6,230,661 (comprised of (1) a $5,887,876 tax reserve
                    component, and (2) a $342,785 insurance reserve component).

                    ii.     The 222 South Riverside Loan Guaranty covers the
                    payment and performance in full of certain required repairs, and upon an event of default under the loan documents,
                    requires the 222 South Riverside Loan Guarantor to pay
                    lender an amount equal to the guaranty limit amount. Upon
                    proper completion of the required repairs, and provided no event of default under the loan documents then-exists, the required repairs reserve offset amount will be reduced to
                    zero, with a dollar for dollar reduction of the guaranty
                    limit amount.

                    iii.    In lieu of an additional $10,000,000 to be initially
                    deposited into the 222 South Riverside Loan Rollover
                    Reserve, the 222 South Riverside Loan Guaranty covers the
                    payment and performance in full of certain approved leasing expenses respecting leases executed after the closing of the
                    222 South Riverside Loan, and upon an event of default under the loan documents, requires the 222 South Riverside Loan
                    Guarantor to pay lender an amount equal to the guaranty
                    limit amount.

                    iv.     The 222 South Riverside Loan Guaranty covers the
                    payment in full of ongoing taxes, insurance and approved
                    capital costs. Upon an event of default under the loan
                    documents, the borrower is required to commence monthly
                    deposits to the related subaccounts.

o     LOCK BOX AND CASH MANAGEMENT. The 222 South Riverside Loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to a lender controlled account. On each regularly scheduled payment date, any amounts remaining in the lender controlled account, after payment of debt service and required reserves (if any), are returned to the borrower, unless (i)
      an event of default is continuing under the loan agreement, or (ii) the debt service coverage ratio is less than 1.10x for any calendar quarter, in either which case excess cash flow, after funding an additional reserve to pay budgeted operating expenses, will be swept (the "222 SOUTH
      RIVERSIDE CASH SWEEP") and held in a lender-controlled account as additional collateral for the 222 South Riverside Loan. The additional collateral will be released and the 222 South Riverside Cash Sweep will terminate when either (i) such event of default no longer exists, or (ii)
      the debt service coverage ratio increases above 1.10x for two consecutive calendar quarters, as applicable.

o     PROPERTY MANAGEMENT. The property manager is Trammel Crow Services, Inc.
      ("TCS"), which is a submanager engaged by HPT Management Services LP, a
      Texas limited partnership ("HPT"), the prime property manager and an affiliate of the borrower, to perform the day to day management services at the 222

                                      B-12

GSMSC 2006-GG8
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 222 SOUTH RIVERSIDE PLAZA
--------------------------------------------------------------------------------

      South Riverside Property. Unless sooner terminated, the property management agreement between HPT and TCS has a seven year term, which commenced on May 29, 2003. The agreement provides for automatic renewals for successive one year periods, unless terminated by either party with at least 30 days' written notice. HPT and the borrower have delivered a consent and subordination agreement respecting their prime management agreement in favor of lender, with the consent of TCS. The consent provided by TCS in favor of lender expressly provides that lender has the right (without limitation of any other rights and remedies that may then be available to lender) to require the termination of the HPT management agreement with respect to the 222 South Riverside Property under certain circumstances (including, without limitation, if either (i) HPT is in default under the prime management agreement, (ii) upon the gross negligence, malfeasance or willful misconduct of HPT, or (iii) there has occurred and is continuing an event of default) and, in any such event, the management agreement between HPT and TCS will also be automatically terminated. Lender also has the right, upon any failure to maintain, as of any two (2) consecutive calendar quarters, a debt service coverage ratio of at least 1.01x for the 222 South Riverside Property, to require the borrower to terminate (or to cause HPT to terminate) the management agreement between TCS and HPT with respect to the 222 South Riverside
      Property. The contractual management fee payable to TCS under its management agreement with HPT is equal to 2% of collected gross revenues from the 222 South Riverside Property, and the contractual management fee payable to HPT under its prime management agreement with the borrower is equal to 3% of collected gross revenues from the 222 South Riverside
      Property.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine financing or subordinate indebtedness. The equity owners of the borrower may obtain a mezzanine loan in the future, the proceeds of which may be used solely to make a capital contribution to the borrower, and in turn used by the borrower to pay for leasing and tenant improvement costs for new leases, so long as the mezzanine loan: (i) is an amount that when added to the 222 South Riverside Loan will result in a combined loan to value (based on a FIRREA appraisal) of not more than 80%, (ii) will result in a minimum aggregate debt service coverage ratio of not less than 1.00x,
      (iii) is secured by a pledge of all or a portion of the direct or indirect equity ownership interests in the borrower or any other collateral that is not collateral for the 222 South Riverside Loan, (iv) creates no obligations or liabilities on the part of the borrower and does not result in any lien on any portion of the 222 South Riverside Property, (v) has a term expiring on or after the stated maturity date for the 222 South
      Riverside Loan and (vi) is otherwise on terms and conditions reasonably acceptable to lender and evidenced by loan documents which have been reasonably approved by lender. Additionally, the mezzanine lender must enter into an intercreditor agreement in form approved by lender (which approval shall not be unreasonably withheld, conditioned or delayed so long as the intercreditor agreement is otherwise in conformance with rating agency approved forms for intercreditor agreements). The borrower must also receive written confirmation from each rating agency that the mezzanine loan will not have an adverse effect on the ratings of any class of 2006-GG8 Certificates.

o     TERRORISM INSURANCE. The 222 South Riverside Property is insured against acts of terrorism as part of its "all-risk" property coverage. The loan documents require the borrower to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the 222 South Riverside
      Property, provided that such coverage is available. If terrorism coverage is not included as part of borrower's "all risk" property policy, borrower is required to obtain coverage for terrorism (as stand alone coverage) in an amount equal to one hundred percent (100%) of the replacement cost of the 222 South Riverside Property, provided that such coverage is available, except that, with respect to any such stand-alone terrorism policy, borrower is not required to pay terrorism insurance premiums in an amount greater than the premiums payable with respect to borrower's "all risk" policy for the last policy year in which coverage for terrorism was included as part of the "all risk" property policy (with an annual CPI adjustment). If the terrorism insurance premiums exceed the specified terrorism premium cap, lender may, at its option (1) purchase such stand-alone terrorism policy, with borrower paying the premiums up to the cap and the lender paying the excess or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the terrorism insurance premiums to the specified terrorism premium cap. See "Risk
      Factors--Property Insurance" in the Prospectus Supplement.

                                     B-13

GSMSC 2006-GG8
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TEN LARGEST MORTGAGE LOANS - POINTE SOUTH MOUNTAIN RESORT
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               [3 PHOTOS OF POINTE SOUTH MOUNTAIN RESORT OMITTED]

                                      B-14

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--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - POINTE SOUTH MOUNTAIN RESORT
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        [MAP INDICATING LOCATION OF POINTE SOUTH MOUNTAIN RESORT OMITTED]

                                      B-15

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--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - POINTE SOUTH MOUNTAIN RESORT
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--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

 Number of Mortgaged Real Properties                                          1
 Location (City/State)                                         Phoenix, Arizona
 Property Type                                                      Hospitality
 Size (rooms)                                                               640
 Percentage Occupancy as of August 31, 2006                               80.8%
 Year Built / Renovated                                             1987 / 2005
 Appraisal Value                                                   $246,000,000
 Underwritten Occupancy                                                   75.2%
 Underwritten Revenues(1)                                           $72,594,036
 Underwritten Total Expenses(1)                                     $52,652,263
 Underwritten Net Operating Income (NOI)(1)                         $19,941,773
 Underwritten Net Cash Flow (NCF)(1)                                $17,763,952
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

 Originator                                                                GCFP
 Cut-off Date Principal Balance                                    $190,000,000
 Cut-off Date Principal Balance PSF/Unit                               $296,875
 Percentage of Initial Mortgage Pool Balance                               4.4%
 Number of Mortgage Loans                                                     1
 Type of Security                                        Fee Simple / Leasehold
 Mortgage Rate                                                           6.680%
 Original Term to Maturity (Months)                                         120
 Original Amortization Term (Months)                      60 IO; 360 thereafter
 Cut-off Date LTV Ratio                                                   77.2%
 LTV Ratio at Maturity                                                    72.9%
 Underwritten DSCR on NOI(1)                                              1.36x
 Underwritten DSCR on NCF(1)                                              1.21x
--------------------------------------------------------------------------------

____________
(1)   The Pointe South Mountain Resort Loan includes a letter of credit of $35 million ($54,688 per key) to fund planned property renovations, including
      $20 million for room renovations and $15 million for common area upgrades, all projected to increase cash flow. The GCFP underwritten NCF, consistent with the appraisal, utilized a RevPar of $150.40, 12.1% above the RevPar for the twelve months trailing through August 2006. The GCFP underwritten
      NCF excludes potential future income from the development of the villas at the Pointe South Mountain Property, which the borrower believes is likely to result in additional cash flow for the benefit of the Pointe South
      Mountain Resort Loan.

      o     THE LOAN. The mortgage loan (the "POINTE SOUTH MOUNTAIN RESORT
            LOAN") is evidenced by a single note and is secured by a first mortgage encumbering a 640-room, all suite resort lodging facility located on 7777 South Pointe Parkway in Phoenix, Arizona (the
            "POINTE SOUTH MOUNTAIN RESORT PROPERTY"). The Pointe South Mountain
            Resort Loan represents approximately 4.4% of the initial mortgage pool balance. The Pointe South Mountain Resort Loan was originated on July 31, 2006, had an original principal balance of $190,000,000, a principal balance as of the cut-off date of $190,000,000, and an interest rate of 6.680 per annum%. The DSCR and LTV on the Pointe
            South Mountain Resort Loan are 1.21x and 77.2%, respectively. The proceeds of the Pointe South Mountain Resort Loan were used to acquire the Pointe South Mountain Resort Property.

            The Pointe South Mountain Resort Loan has an initial term of 120 months and a remaining term of 118 months. The Pointe South Mountain
            Resort Loan is interest-only for the first 60 months and amortizes thereafter on a 360-month schedule, with required monthly payments of $1,223,508.59. The scheduled maturity date is August 6, 2016.
            Voluntary prepayment of the Pointe South Mountain Resort Loan is prohibited prior to the payment date of May 6, 2016 and is permitted on such payment date and thereafter without penalty. Defeasance with
            United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted from November 6, 2008.

      o     THE PROPERTY. The Pointe South Mountain Resort Property is an AAA
            four diamond resort lodging facility located on 7777 South Pointe
            Parkway in Phoenix, Arizona. The Pointe South Mountain Resort
            Property is the fourth largest resort hotel in Phoenix in terms of size and meeting space. The Pointe South Mountain Resort Property features 640 suite-guestrooms (531,132 square foot) within 14 buildings, 1,487 parking spaces, three restaurants, three bars, two snack shops, a coffee shop, 55,690 square feet of meeting space, six outdoor pools (including a lap pool and a wave pool), two indoor whirlpools, a water park, an athletic club, a spa, a hair and nail salon, equestrian stables, an 18-hole golf course, five tennis courts, a sand volleyball court, a basketball court, a croquet lawn, a lobby gift shop, and a golf pro shop.

            The Pointe South Mountain Resort Property was built in 1987 and has undergone renovations over the past five years, including the construction of the Oasis Water Park. In addition, approximately $35 million has been budgeted for a property-wide renovation, which is being secured by a $35 million letter of credit from Wells Fargo
            Bank, N.A. (which may be replaced with cash or certain securities as described below). During the room renovations, blocks of 64 rooms are expected to be placed out of service at a time. Following the completion of at least 75% of the renovation work and the
            satisfaction of certain conditions set forth in the loan documents, including depositing with the lender a letter of credit in the amount of

                                      B-16

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TEN LARGEST MORTGAGE LOANS - POINTE SOUTH MOUNTAIN RESORT
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            125% of the estimated construction cost and demonstrating to the lender's reasonable satisfaction that the construction will not have a material adverse effect on the value or use of the Pointe South
            Mountain Resort Property, the borrower has the right to construct a conference facility and certain other projects identified in the
            Pointe South Mountain Resort Loan documentation including
            construction of a structured parking facility, removal and replacement of the Human Resources Building on the resort site, the expansion of the Oasis Water Park and the replacement of the Aunt
            Chilada's and Latitude 30 restaurants with other commercial or resort uses.

            The Pointe South Mountain Resort Property is a combined fee simple and leasehold interest on 150 acres of the larger 164-acre resort site. Approximately 14 acres comprising six parcels have been sold to a separate entity for the development of approximately 200 for-sale villas, although the parcels will remain as part of the loan collateral until conditions of release are satisfied with respect to each parcel as described under "--Release Parcels" below.
            Of the 150 acres, 28 acres of the golf course are leased from the
            City of Phoenix for $100.00 annually. The ground lease expires on
            July 30, 2022, with one 35-year renewal option. The Pointe South
            Mountain Resort Loan documents permit the borrower to acquire fee title to land adjacent to the Pointe South Mountain Resort Property provided the borrower satisfies certain conditions set forth in the
            Pointe South Mountain Resort Loan documents, including the payment by the borrower of 100% of the acquisition costs for such adjacent land from new equity and the grant to the lender under the Pointe
            South Mountain Resort Loan of an insured first priority deed-of trust lien encumbering such acquired adjacent land.

            The following table presents certain historical operating
            performance relating to the Pointe South Mountain Resort Property:

            --------------------------------------------------------------------
                YEAR         AVERAGE DAILY RATE    OCCUPANCY %       REV PAR
                2002              $146.90             66.1%          $ 97.07
                2003              $145.94             68.8%          $100.38
                2004              $146.63             75.2%          $110.23
                2005              $156.10             78.2%          $122.08
            TTM - 8/31/06         $166.02             80.8%          $134.17
             Budget 2007          $175.00             80.4%          $140.63
             Underwritten         $200.00             75.2%          $150.40
            --------------------------------------------------------------------

      o     THE BORROWER. The borrower, Pointe South Mountain Resort, L.L.C, a
            Delaware limited liability company, is a special-purpose,
            bankruptcy-remote entity, with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Pointe South Mountain Resort
            Loan. The sole managing member of the borrower is Middle Mountain,
            L.L.C, a special purpose, bankruptcy-remote, Delaware limited liability company, with an independent director. The sponsor of the borrower is Grossman Company Properties, Inc., who for the past 43 years has been a leading real estate developer in the Western United
            States, with a particular focus in Phoenix, Arizona, Southern
            California and Boise, Idaho. Since 1964, Grossman Company
            Properties, Inc. has owned, developed and managed real estate projects totaling more than 13.0 million square feet. Over the past
            25 years, Grossman Company Properties, Inc. has developed, constructed and renovated a variety of hotel properties under the
            Sheraton, Marriott and Hilton brands as well as independent properties including the historic Arizona Biltmore Resort & Spa. Sam
            Grossman is the owner and founder of Grossman Company Properties and has been involved in the ownership, development and management of hotel, office and retail projects over the past 43 years. Mr.
            Grossman reports a net worth of over $400 million. Grossman Company
            Properties, Inc. guaranteed the non-recourse carveouts of the Pointe
            South Mountain Resort Loan.

      o     RELEASE PARCELS. The borrower may, without any payment to the lender under the Pointe South Mountain Resort Loan, obtain the release of any of the six release parcels from the deed of trust in order to convey such release parcel in accordance with a contract of sale between the borrower and an affiliate of the borrower. The borrower affiliate is expected to develop the release parcels as for-sale
            Villas. Few or no improvements exist on the release parcels, and any improvements that are situated on a release parcel are

                                      B-17

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TEN LARGEST MORTGAGE LOANS - POINTE SOUTH MOUNTAIN RESORT
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            not material to the operation of the resort. Upon release of a parcel, the developer has the right to build villas on such parcel, and to sell such villas as condominium units to third parties. A
            Master Declaration of Covenants, Conditions and Restrictions was
            recorded against the resort property and the release parcels, which declaration provides for, among other things, cross-easements and certain restrictions on the use of release parcels and for certain protections in favor of the resort. The borrower or its agent may enter into a rental pool agreement with one or more villa
            condominium unit owners under which borrower may make participating villas available for rent as a nightly accommodation forming part of the hotel. Any such rental pool arrangement will provide for payment to the borrower of not less than 40% of the rental income. Such income to the borrower from any rental pool arrangement will be considered rent under the loan documents and is subject to the cash management provisions provided under the loan documents. The appraisal obtained for the Pointe South Mountain Resort Property did not attribute any value to the release parcels.

      o     ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance. In addition, the loan documents also provide for collection of a minimum of 2% of revenues from December
            2008 through November 2009 and 4% of revenues thereafter as an ongoing FF&E and capital-expenditure reserve. The borrower has posted a letter of credit in the amount of $35 million to secure the planned renovations to the Pointe South Mountain Resort Property.
            The borrower has the right to replace such letter of credit with either cash funds or with certain types of securities, including
            U.S. Government Securities, Ginnie Mae and Fannie Mae securities and certain other investments, in each case with maturities of 90 days or less, and has the right to reduce the collateral for the renovation work on a dollar-for-dollar basis as it expends funds for the renovation work.

      o     LOCK BOX AND CASH MANAGEMENT. The Pointe South Mountain Resort Loan
            requires a hard lock box, which is already in place. The loan documents require that all hotel revenue and rents be paid directly into a clearing account. Additionally, any rents received by the borrower or the manager must be deposited into the clearing account within one business day after receipt. On a daily basis, funds from the clearing account are swept into a borrower-controlled account, unless a Cash Management Period is in effect. A "CASH MANAGEMENT
            PERIOD" is a period during which (i) an event of default (as defined in the loan documents) is continuing, until such event of default is cured, or (ii) the DSCR is less than 1.00x for any the first eight calendar quarters or less than 1.10x for any calendar quarter thereafter or (iii) an approved mezzanine loan is outstanding.
            During the continuance of a Cash Management Period, all available cash after payment of debt service, operating expenses, required reserves and debt service under an approved mezzanine loan, is required to be deposited into a lender-controlled account and held as additional cash collateral for the Pointe South Mountain Resort
            Loan and may be applied to prepay the Pointe South Mountain Resort
            Loan during the continuance of an event of default.

      o     PROPERTY MANAGEMENT. South Mountain Hotel, LLC, an affiliate of the borrower, is the property manager of the Pointe South Mountain
            Resort Property. The property manager receives (i) a management fee equal to 3% of the gross revenue and (ii) a construction fee of 5%
            of the aggregate cost to the borrower for materials, equipment and labor furnished by third parties with respect to the budgeted renovations, but excluding the cost of soft goods in common use such as linens, bed spreads, but including such items as curtains and draperies and case goods such as furniture, television sets and wall decorations. The lender under the Pointe South Mountain Resort Loan may replace the property manager if (i) the borrower fails to maintain a DSCR of at least 1.00x (provided that the lender cannot terminate the property manager for failure of such DSCR test if the borrower has deposited and is maintaining additional cash collateral with the lender under the Pointe South Mountain Resort Loan in the amount of $1,223,508) , (ii) an event of default is continuing under the Pointe South Mountain Resort Loan, (iii) the property manager is in default under the management agreement, or (iv) upon malfeasance or willful misconduct, or more than one instance of gross negligence of the property manager.

                                      B-18

GSMSC 2006-GG8
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TEN LARGEST MORTGAGE LOANS - POINTE SOUTH MOUNTAIN RESORT
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      o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine or subordinate indebtedness. The loan documents permit mezzanine financing from an Approved Mezzanine Lender (defined below) to the holder or holders of all of the direct and indirect ownership interests in the borrower, provided that the Approved
            Mezzanine Lender enters into an intercreditor agreement with lender, the borrower delivers written confirmation that the mezzanine loan will not have an adverse effect on any class of the GG8
            certificates, and that the approved mezzanine loan: (i) has a fixed rate of interest (or a floating rate together with an interest rate cap that effectively fixes the rate of interest for the entire term thereof) and be in a principal amount which, when added to the principal amount of the Pointe South Mountain Resort Loan, will result in a combined loan to "as is" appraised value of the Pointe
            South Mountain Resort Property (excluding the release parcels) of no more than 85%; (ii) will result in a minimum combined debt service coverage ratio of not less than 1.10x (taking into account both the mezzanine loan and the Pointe South Mountain Resort Loan) , (iii) is secured only by a pledge of all or a portion of the direct and/or indirect ownership interests in borrower or any other collateral not mortgaged or pledged to the lender under the Pointe South Mountain
            Resort Loan, (iv) creates no obligations or liabilities on the part of the borrower and results in no liens on any portion of the Pointe
            South Mountain Resort Property, (v) has a term expiring on or after the stated maturity date for the Pointe South Mountain Resort Lona and (vi) the mezzanine loan is on terms and conditions reasonably acceptable to the lender under the Pointe South Mountain Resort Loan and evidenced by loan documents which have been reasonably approved by the lender under the Pointe South Mountain Resort Loan. An
            "APPROVED MEZZANINE LENDER" means any bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund, pension advisory firm, mutual fund, government entity or plan, investment company or institution substantially similar to any of the foregoing, provided in each case that such institution: (i) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity in excess of $250,000,000, (ii) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial mortgage properties and (iii) has been reasonably approved by lender and the rating agencies.

      o     TERRORISM INSURANCE. The loan documents require the borrower to obtain and maintain terrorism insurance in an amount equal to 100%
            of the full replacement cost of the Pointe South Mountain Resort
            Property, provided that such coverage is available as part of the
            "all risk" property coverage. In the event that terrorism insurance is not included as part of the "all risk" property policy, the borrower is nevertheless required to obtain coverage for terrorism
            (as stand alone coverage) in an amount equal to 100% of the full replacement cost of Pointe South Mountain Resort Property, subject to a premium cap in an amount equal to 150% of the aggregate insurance premiums payable with respect to all the property insurance coverage for the last policy year in which coverage for terrorism was included as part of the "all risk" property policy, adjusted annually by a percentage equal to the increase in the
            Consumer Price Index. See "Risk Factors--Property Insurance" in the
            Prospectus Supplement.

                                      B-19

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TEN LARGEST MORTGAGE LOANS - 1441 BROADWAY
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                                      B-20

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                                      B-21

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--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

 Number of Mortgaged Real Properties                                          1
 Location (City/State)                                       New York, New York
 Property Type                                                           Office
 Size (sf)                                                              470,563
 Percentage Occupancy as of October 1, 2006                               99.8%
 Year Built / Renovated                                             1929 / 1976
 Appraisal Value                                                   $245,000,000
 Underwritten Occupancy                                                   96.4%
 Underwritten Revenues                                              $25,065,931
 Underwritten Total Expenses                                        $10,397,799
 Underwritten Net Operating Income (NOI)                            $14,668,132
 Underwritten Net Cash Flow (NCF)                                   $14,111,312
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

 Originator                                                                GCFP
 Cut-off Date Principal Balance                                    $183,000,000
 Cut-off Date Principal Balance PSF/Unit                                $388.90
 Percentage of Initial Mortgage Pool Balance                               4.2%
 Number of Mortgage Loans                                                     1
 Type of Security                                                    Fee Simple
 Mortgage Rate                                                           5.891%
 Original Term to Maturity (Months)                                         120
 Original Amortization Term (Months)                              Interest Only
 Cut-off Date LTV Ratio                                                   74.7%
 LTV Ratio at Maturity                                                    74.7%
 Underwritten DSCR on NOI                                                 1.34x
 Underwritten DSCR on NCF                                                 1.29x
--------------------------------------------------------------------------------

      o     THE LOAN. The mortgage loan (the "1441 BROADWAY LOAN") is evidenced by a single note and is secured by a first mortgage encumbering an office building located at 1441 Broadway, New York, New York (the
            "1441 BROADWAY PROPERTY"). The 1441 Broadway Loan represents approximately 4.2% of the initial mortgage pool balance. The 1441
            Broadway Loan was originated on August 31, 2006, had an original principal balance and a principal balance as of the cut-off date of
            $183,000,000, and an interest rate of 5.891% per annum. The DSCR and
            LTV on the 1441 Broadway Loan are 1.29x and 74.7%, respectively. The proceeds of the 1441 Broadway Loan were used to defease an existing loan.

            The 1441 Broadway Loan had an initial term of 120 months and has a remaining term of 119 months. The 1441 Broadway Loan requires payments of interest only for the entire term.. The scheduled maturity date is September 6, 2016. Voluntary prepayment of the 1441
            Broadway Loan is prohibited prior to the payment date of July 6,
            2016 and permitted thereafter without penalty. Defeasance with
            United States government securities is permitted from November 6,
            2008.

      o     THE PROPERTY. The 1441 Broadway Property is a 470,563 square foot pre-war 33-story (there is no 13th floor) multi-tenant office building that is located on 41st Street between Broadway and Seventh
            Avenue in New York City, New York. The 1441 Broadway Property was
            built in 1929 and underwent a substantial renovation in the mid-1970's, when the largest tenant, Liz Claiborne, Inc. first took occupancy. The building is located 1-block south of Times Square with northern exposure along 41st Street and maintains a
            wedding-cake setback design that begins to recede above the 17th floor. The average floor plates are between 17,000 and 18,813 sf between floors 2 and 17 and between 3,750 sf and 14,065 sf on the highest floors. The building houses eight passenger elevators and five freight elevators. The floors have 15 foot column spacing and
            270 degree views along Broadway, West 41st Street and 7th Avenue.
            The 1441 Broadway Property is located near various restaurants and entertainment venues. Additionally, the 1441 Broadway Property has access to public transportation via the west side subway lines, the
            42nd Street subway shuttle, cross-town buses and is within walking distance of both Penn Station and Grand Central Station.

            As of October 1, 2006, the 1441 Broadway Property was 99.8%
            occupied. The property has maintained occupancy levels of greater than 95% over the past ten years. The largest tenant, Liz Claiborne,
            Inc. (75.6% of total rentable area) leases floors 2 through 22, in which it maintains its corporate headquarters and showroom spaces.
            Liz Claiborne, Inc. has maintained a presence in the building for almost 30 years and has maintained its corporate headquarters in the building for more than 20 years. It has been reported by the borrower that Liz Claiborne, Inc. has invested over $45 million at the 1441 Broadway Property in both tenant improvements and infrastructure, including, among other things, providing its own air conditioning and electrical systems.

                                      B-22

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TEN LARGEST MORTGAGE LOANS - 1441 BROADWAY
--------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the 1441 Broadway Property:

---------------------------------------------------------------------------------------------------------------------

                                                                             % OF TOTAL     ANNUALIZED
                        CREDIT RATING                        ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                        (FITCH/MOODY'S   TENANT     % OF    UNDERWRITTEN    UNDERWRITTEN    BASE RENT       LEASE
     TENANT NAME          / S&P)(1)       NRSF      NRSF    BASE RENT ($)    BASE RENT      ($ PER SF)    EXPIRATION
---------------------   --------------   -------   ------   -------------   ------------   ------------   ----------

Liz Claiborne Inc        NR/Baa2/BBB     347,938    73.9%   $  12,467,681       68.4%        $ 35.83         (2)
Office Depot Inc         NR/Baa3/BBB      19,451     4.1%       1,250,000        6.9%          64.26      12/1/2014
Norton McNaughton of
   Squire Inc            NR/Baa3/BBB      13,691     2.9%         615,960        3.4%          44.99       7/1/2007
Gloria Vanderbilt
   Apparel Co              NR/NR/NR       12,730     2.7%         522,845        2.9%          41.07         (3)
                                         --------------------------------------------------------------
TOTAL LARGEST TENANTS                    393,810    83.7%   $  14,856,487       81.5%        $ 37.73
Remaining Tenants                         75,753    16.1%       3,380,353       18.5%          44.62
Vacant Space                               1,000     0.2%
                                         --------------------------------------------------------------
TOTAL ALL TENANTS                        470,563   100.0%   $  18,236,840      100.0%        $ 38.76
---------------------------------------------------------------------------------------------------------------------

______________________
(1)   Certain ratings are those of a related company whether or not the related company guarantees the lease.

(2)   Liz Claiborne, Inc. has one lease expiring on 1/31/2009 (54,378 sf) and one lease expiring on 12/31/2012 (293,560 sf).

(3)   Gloria Vanderbilt Apparel Co. has one lease expiring on 1/31/2007 (7,300
      sf) and one lease expiring on 7/31/2007 (5,430 sf).

      The following table presents certain information relating to the lease rollover schedule at the 1441 Broadway Property:

                                            LEASE EXPIRATION SCHEDULE(1)
---------------------------------------------------------------------------------------------------------------------

                                                                                          % OF TOTAL     ANNUALIZED
                                                                          ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                EXPIRING      % OF       CUMULATIVE      UNDERWRITTEN    UNDERWRITTEN    BASE RENT
YEAR ENDING DECEMBER 31,          NRSF     TOTAL NRSF   OF TOTAL NRSF    BASE RENT ($)    BASE RENT       ($ PER SF)
-------------------------       --------   ----------   -------------    -------------   ------------   ------------

2006                              5,811        1.2%          1.2%        $    189,376         1.0%       $  32.59
2007                             98,121       20.9%         22.1%           3,391,735        18.6%          34.57
2008                              1,385        0.3%         22.4%              59,555         0.3%          43.00
2009                                759        0.2%         22.5%             154,642         0.8%         203.74
2010                             16,578        3.5%         26.1%             693,123         3.8%          41.81
2011                              3,140        0.7%         26.7%             177,017         1.0%          56.37
2012                            312,029       66.3%         93.0%          11,439,798        62.7%          36.66
2013                              2,333        0.5%         93.5%              94,696         0.5%          40.59
2014                             27,599        5.9%         99.4%           1,694,334         9.3%          61.39
2015                                220        0.0%         99.5%              79,000         0.4%         359.09
2016 & Thereafter                 1,588        0.3%         99.8%             263,564         1.4%         165.97
Vacant                            1,000        0.2%        100.0%                   0
                                ------------------------------------------------------------------------------------
TOTAL                           470,563      100.0%                      $ 18,236,840       100.0%       $  38.76
---------------------------------------------------------------------------------------------------------------------

______________________
(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrowers, Lechar Realty Corp. and Lechar Realty, LLC, are each a single-asset, bankruptcy-remote entity with an independent director. Legal counsel to the lender delivered a non-consolidation opinion in connection with the origination of the 1441 Broadway Loan. Each borrower is directly and indirectly owned by and controlled by Leon H.
      Charney. Mr. Charney guaranteed the non-recourse carveouts of the 1441
      Broadway Loan. In connection with the guarantee, Mr. Charney is required to maintain $25,000,000 in net worth and $5,000,000 in liquidity. Mr.
      Charney is a New York based attorney and real estate investor who has invested in New York City commercial real estate since 1980. The 1441
      Broadway Property was purchased from Jerome and Myron Minskoff in 1981.
      The majority of Mr. Charney's buildings have been located within the
      Garment District in New York and he has significant experience owning and managing buildings in this area and has long-standing relationships with various garment district tenants. The borrowers are affiliated with the borrower under the mortgage loan identified herein and on Annex C-1 to the prospectus supplement as 1410 Broadway, which mortgage loan is also an asset of the trust.

o     ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance premiums. The borrowers deposited $2,145,570 into a reserve account to pay for approved tenant improvement costs

                                      B-23

GSMSC 2006-GG8
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 1441 BROADWAY
--------------------------------------------------------------------------------

      anticipated under an anticipated lease to Jones New York or, if the Jones
      New York lease is not consummated, any other tenant. Additionally, the loan documents require the borrowers to make monthly payments totaling
      $115,089 per year for replacement reserves, provided, however, the borrowers are only be required to make such payment on a Payment Date on which the aggregate amount then on deposit is below $350,000, and $166,200 per year for tenant and leasing commissions. The borrowers are also required to deposit any lease termination payments and security deposits applied or other payments received on account of lease defaults or lease terminations into a tenant improvement and leasing commission reserve. The loan documents also provide for an additional springing tenant improvement and leasing commission reserve (the "LIZ CLAIBORNE RESERVE") in the event that (i) the lease to Liz Claiborne, Inc. (the "LIZ CLAIBORNE LEASE") is cancelled or terminated prior to December 31, 2012, (ii) Liz Claiborne,
      Inc. (or any successor or assign) ceases to operate its business at the
      1441 Broadway Property, (iii) Liz Claiborne, Inc. (or any successor or assign) fails to make any regularly scheduled rental payments under the
      Liz Claiborne Lease, or (iv) Liz Claiborne, Inc. (or any successor or assign) becomes the subject of an insolvency proceeding. The Liz Claiborne
      Reserve will also be automatically triggered on August 31, 2010 irrespective of the events referred to above. Upon a Liz Claiborne Reserve trigger, excess cash flow from the 1441 Broadway Property will be swept into the Liz Claiborne Reserve until such time as Liz Claiborne. Inc.
      renews or extends the Liz Claiborne Lease, the space subject to the Liz
      Claiborne Lease has been re-leased and/or lender has determined that sufficient funds exist in the Liz Claiborne Reserve to pay for anticipated tenant improvement costs and leasing commissions with respect to such space. If the Liz Claiborne Reserve was triggered due to (a) clause (iii)
      above, excess cash flow from the 1441 Broadway Property will be swept into the Liz Claiborne Reserve until such time as the failure to pay rent has been cured and has not occurred again for a period of 6 consecutive months, (b) clause (iv) above, excess cash flow from the 1441 Broadway
      Property will be swept into the Liz Claiborne Reserve until such time as such insolvency proceeding has been terminated and the Liz Claiborne Lease has been affirmed, assumed or assigned in a matter satisfactory to lender.

o     LOCK BOX AND CASH MANAGEMENT. The loan requires a soft lock box, which is already in place. The loan documents require that all rents received by the borrowers or the property manager be deposited into a
      lender-controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within one business day after receipt. Unless a 1441 Cash Trap Period is in effect, any amounts in the lender-controlled account are required to be swept on a daily basis into the borrower's operating account. A "1441 CASH TRAP
      PERIOD" means any period during which (i) an event of default (as defined in the loan documents) is continuing, until the event of default is cured,
      (ii) the DSCR (based on actual net cash flow) as of the end of any calendar quarter, is less than 1.05x, until the DSCR minimum threshold has been achieved for two consecutive calendar quarters, and (iii) during any time that the Liz Claiborne Reserve is triggered, as described under
      "Escrows" above.

o     PROPERTY MANAGEMENT. An affiliate of the borrowers, L.H. Charney
      Associates, Inc., is the property manager for the 1441 Broadway Property.
      The lender may replace the property manager (i) if an event of default under the loan agreement is continuing, (ii) if the manager is in material default under the management agreement or (iii) upon the gross negligence, malfeasance or willful misconduct of the manager. The annual management fee is 5% of gross receipts, provided that during a 1441 Cash Trap Period, the annual management fee is capped at 2% of gross receipts. Leasing commissions are payable separately based on a fixed schedule.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

o     TERRORISM INSURANCE. The 1441 Broadway Property is insured against acts of terrorism as part of its "all-risk" property coverage. The loan documents require the borrowers to maintain terrorism insurance in an amount equal to 100% of the full replacement cost of the 1441 Broadway Property, provided that such coverage is available. In the event terrorism insurance is not included as port of the "all risk" property policy, the borrower will be required to purchase terrorism insurance at a cost up to the
      Terrorism Premium Cap (defined below). If the insurance premiums for such policy exceed the Terrorism Premium Cap, the lender may, at its option (1)

                                      B-24

GSMSC 2006-GG8
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 1441 BROADWAY
--------------------------------------------------------------------------------

      purchase such stand-alone terrorism insurance policy, and require that the borrowers pay the portion of the premiums equal to the Terrorism Premium
      Cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premiums payable with respect to such stand-alone terrorism policy to the Terrorism Premium Cap. As used herein,
      "TERRORISM PREMIUM CAP" means an amount which is equal to 150% of the aggregate amount of insurance premiums paid for physical hazard insurance for the last policy year in which coverage for terrorism was included as part of the "all risk" property policy, adjusted annually by a percentage equal to the increase in the Consumer Price Index. See "Risk
      Factors--Property Insurance" in the prospectus supplement.

                                      B-25

GSMSC 2006-GG8
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - VILLAGE OF MERRICK PARK
--------------------------------------------------------------------------------

                  [4 PHOTOS OF VILLAGE OF MERRICK PARK OMITTED]

                                      B-26

GSMSC 2006-GG8
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - VILLAGE OF MERRICK PARK
--------------------------------------------------------------------------------

          [MAP INDICATING LOCATION OF VILLAGE OF MERRICK PARK OMITTED]

                                      B-27

GSMSC 2006-GG8
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - VILLAGE OF MERRICK PARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

 Number of Mortgaged Real Properties                                          1
 Location (City/State)                                    Coral Gables, Florida
 Property Type                                                           Retail
 Size (sf)                                                              488,554
 Percentage Mall Shops Leased as of June 16, 2006 (1)                     94.2%
 Year Built                                                                2002
 Appraisal Value                                                   $297,000,000
 Underwritten Occupancy                                                   95.0%
 Underwritten Revenues                                              $28,260,492
 Underwritten Total Expenses                                         $9,542,949
 Underwritten Net Operating Income (NOI)                            $18,717,543
 Underwritten Net Cash Flow (NCF)                                   $18,099,843
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

 Originator                                                               GSCMC
 Cut-off Date Principal Balance                                    $169,677,544
 Cut-off Date Principal Balance PSF/Unit                                $347.31
 Percentage of Initial Mortgage Pool Balance                               3.9%
 Number of Mortgage Loans                                                     1
 Type of Security                                                     Leasehold
 Mortgage Rate                                                           5.835%
 Original Term to Maturity (Months)                                          60
 Original Amortization Term (Months)                                        360
 Cut-off Date LTV Ratio                                                   57.1%
 LTV Ratio at Maturity                                                    48.8%
 Underwritten DSCR on NOI                                                 1.56x
 Underwritten DSCR on NCF                                                 1.51x
 Shadow Rating (2)                                                "Baa3"/"BBB-"
--------------------------------------------------------------------------------

______________________
(1)   Percentage Mall Shops Leased includes 109,508 sf of office space.

(2)   Moody's and Fitch have confirmed that the Village of Merrick Park Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "Baa3" by Moody's and "BBB-"
      by Fitch.

o     THE LOAN. The mortgage loan (the "VILLAGE OF MERRICK PARK LOAN") is evidenced by a note in the original principal amount of $170,000,000 and is secured by a first priority leasehold mortgage encumbering a regional shopping mall located in Coral Gables, Florida (the "VILLAGE OF MERRICK
      PARK PROPERTY"). The Village of Merrick Park Loan was originated by
      Goldman Sachs Commercial Mortgage Capital, L.P. and subsequently purchased by Goldman Sachs Mortgage Company. The Village of Merrick Park Loan was
      originated on August 3, 2006 and represents approximately 3.9% of the initial mortgage pool balance. The Village of Merrick Park Loan had an original principal balance of $170,000,000 and has an outstanding principal balance as of the cut-off date of $169,677,544, and an interest rate of 5.835%. The proceeds from the Village of Merrick Park Loan were used to refinance the Village of Merrick Park Property.

      The Village of Merrick Park Loan is a senior interest of a whole mortgage loan (the "VILLAGE OF MERRICK PARK WHOLE LOAN") with an original principal balance of $195,000,000. The junior companion loan to the Village of
      Merrick Park Loan is evidenced by a junior note (the "VILLAGE OF MERRICK
      PARK SUBORDINATE COMPANION LOAN"), with an original principal balance of
      $25,000,000 and an interest rate of 5.835%. The Village of Merrick Park
      Subordinate Companion Loan is subordinate to the Village of Merrick Park
      Loan and is not an asset of the trust. Prior to an event of default, payments by the borrower are applied to the Village of Merrick Park Loan and the Village of Merrick Park Subordinate Companion Loan pro-rata based on amounts due under the respective notes.

      The loans comprising the Village of Merrick Park Whole Loan are governed by an intercreditor agreement, as described in the prospectus supplement under "Description of the Mortgage Pool--The Whole Loans" and will be serviced pursuant to the terms of the pooling and servicing agreement. The
      DSCR and LTV on the Village of Merrick Park Loan are 1.51x and 57.1%,
      respectively, while the DSCR and LTV on the Village of Merrick Park Whole
      Loan are 1.31x and 65.5%, respectively.

      The Village of Merrick Park Loan had an initial term of 60 months and has a remaining term of 58 months. The scheduled maturity date is the payment date in August 2011. Voluntary prepayment of the Village of Merrick Park
      Loan is prohibited until the payment date in February 2011. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the second anniversary of the securitization closing date.

o     THE PROPERTY. The Village of Merrick Park Property is the 818,554 sf
      retail and office component of an upscale open-air mixed-use development comprised of retail, office and residential space located in Coral Gables,
      Florida that was built in 2002. The Village of Merrick Park Property's retail component (709,046 sf) is anchored by Nordstrom and Neiman Marcus which are both anchored owned and not part of the collateral.

                                      B-28

GSMSC 2006-GG8
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - VILLAGE OF MERRICK PARK
--------------------------------------------------------------------------------

      The following table represents certain information relating to the anchor tenants at the Village of Merrick Park Property:

--------------------------------------------------------------------------------------------------------

                                                   CREDIT RATING
                                                     OF PARENT                               OPERATING
                                                      COMPANY         GLA      COLLATERAL     COVENANT
       ANCHOR               PARENT COMPANY        (FITCH/MIS/S&P)    (SF)       INTEREST     EXPIRATION
--------------------   ------------------------   ---------------   -------   ------------   ----------

Nordstrom              Nordstrom Inc.                A-/Baa1/A      200,000   Anchor Owned    9/27/2022
Neiman Marcus          Neiman Marcus Group Inc.     CCC+/B2/B+      130,000   Anchor Owned    9/27/2022
                                                                    -------
TOTAL ANCHOR TENANTS                                                330,000
--------------------------------------------------------------------------------------------------------

      The Village of Merrick Park's in-line space is currently 92.6% leased by a variety of tenants, including several major tenants and restaurants including Express, Victoria's Secret, The Palm and Ola Grill and Bar, as
      well as various upscale boutiques including Burberry, Gucci, Hugo Boss,
      Tiffany & Co. and Jimmy Choo. Sales as of April 2006 for the trailing twelve months were approximately $603 psf for comparable in-line tenants occupying less than 10,000 sf, with occupancy costs of 12.4% (based on comparable sales, which includes tenants in occupancy for over twelve months that have reported sales over the period of their occupancy).
      Additionally, the Village of Merrick Park Property's office component
      (109,508 sf) is currently 100% occupied.

      The following table presents certain information relating to the major tenants at the Village of Merrick Park Property:

                                MAJOR TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT (1)
----------------------------------------------------------------------------------------------------------------------------

                                                                                  % OF TOTAL     ANNUALIZED
                              CREDIT RATING                        ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                             (FITCH/MIS/S&P)   TENANT     % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT        LEASE
       TENANT NAME                 (2)          NRSF      NRSF     BASE RENT      BASE RENT     ($ PER NRSF)     EXPIRATION
--------------------------   ---------------   -------   ------   ------------   ------------   -------------    ----------

Artefacto                       NR/NR/NR        16,195     3.3%   $    736,873        4.6%        $  45.50        2/28/2013
Equinox Fitness Club            NR/NR/NR        29,500     6.0%        590,000        3.7%           20.00        8/31/2026
Express                        NR/Baa2/BBB      11,236     2.3%        477,530        3.0%           42.50        1/31/2013
Victoria's Secret              NR/Baa2/BBB      10,012     2.0%        475,570        3.0%           47.50        1/31/2013
Williams-Sonoma Home(3)         NR/NR/NR        12,865     2.6%        405,471        2.5%           31.52        8/31/2018
Mayor's Jewelers                NR/NR/NR         4,894     1.0%        342,580        2.1%           70.00        1/31/2013
Faconnable                      A-/Baa1/A        5,708     1.2%        342,480        2.1%           60.00        9/30/2012
Borders(4)                      NR/NR/NR        23,793     4.9%        340,000        2.1%           14.29       10/31/2016
Ann Taylor                      NR/NR/NR         4,762     1.0%        309,530        1.9%           65.00        1/31/2013
The Palm                        NR/NR/NR         8,814     1.8%        300,029        1.9%           34.04        9/30/2017
TEN LARGEST OWNED RETAIL                       --------------------------------------------------------------
   TENANTS                                     127,779    26.2%   $  4,320,062       27.0%        $  33.81
Remaining Owned Retail
   Tenants                                     223,041    45.7%      8,391,463       52.4%           37.62
Vacant Spaces (Retail
   Space)                                       28,226     5.8%              0        0.0%            0.00
                                               --------------------------------------------------------------
TOTAL OWNED RETAIL TENANTS                     379,046    77.6%   $ 12,711,525       79.3%        $  36.23

Bayview Financial               NR/NR/NR        89,995    18.4%   $  2,579,762       16.1%        $  28.67       12/31/2012
Remaining Owned Office
   Tenants                                      19,513     4.0%        734,577        4.6%           37.65
                                               --------------------------------------------------------------
TOTAL OWNED OFFICE TENANTS                     109,508    22.4%   $  3,314,339       20.7%        $  30.27
                                               ==============================================================
TOTAL ALL OWNED TENANTS                        488,554   100.0%   $ 16,025,864      100.0%        $  34.81
----------------------------------------------------------------------------------------------------------------------------

______________
(1)   Calculated based on approximate square footage occupied by each tenant.

(2)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)   Tenant has executed a lease but is not yet in occupancy. Tenant expected to open in mid October 2006.

(4)   Tenant has executed a letter of intent but is not yet in occupancy.

                                      B-29

GSMSC 2006-GG8
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - VILLAGE OF MERRICK PARK
--------------------------------------------------------------------------------

      The following table presents certain information relating to the lease rollover schedule at the Village of Merrick Park Property:

                                       LEASE EXPIRATION SCHEDULE (1) (2)
---------------------------------------------------------------------------------------------------------------
                                                                                    % OF TOTAL     ANNUALIZED
                                                      CUMULATIVE    ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                             EXPIRING       % OF          OF       UNDERWRITTEN    UNDERWRITTEN    BASE RENT
YEAR ENDING DECEMBER 31,    OWNED NRSF   TOTAL NRSF   TOTAL NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)
------------------------    ----------   ----------   ----------   -------------   ------------   ------------

2006                               0         0.0%         0.0%     $           0        0.0%        $  0.00
2007                           4,290         0.9%         0.9%           155,797        1.0%          36.32
2008                           1,535         0.3%         1.2%            51,515        0.3%          33.56
2009                          16,700         3.4%         4.6%           326,344        2.0%          19.54
2010                          18,930         3.9%         8.5%           361,245        2.3%          19.08
2011                          10,415         2.1%        10.6%           328,162        2.0%          31.51
2012                         180,834        37.0%        47.6%         6,921,805       43.2%          38.28
2013                          87,466        17.9%        65.5%         4,502,539       28.1%          51.48
2014                          41,723         8.5%        74.0%         1,043,441        6.5%          25.01
2015                          13,036         2.7%        76.7%           223,542        1.4%          17.15
2016 & Thereafter             85,399        17.5%        94.2%         2,111,475       13.2%          24.72
Vacant                        28,226         5.8%       100.0%                 0        0.0%           0.00
                            ----------------------------------------------------------------------------------
TOTAL                        488,554       100.0%                  $  16,025,864      100.0%        $ 34.81
---------------------------------------------------------------------------------------------------------------

______________________
(1)   Calculated based on approximate square footage occupied by each tenant.

(2)   Includes 379,046 sf of owned retail space and 109,508 sf of owned office space.

o     THE BORROWER. The borrower is Merrick Park, LLC, a single-purpose, single-asset entity. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the
      Village of Merrick Park Loan. Merrick Park, LLC is indirectly majority owned by General Growth Properties, Inc. in a joint venture with
      Commingled Pension Trust Fund (Strategic Property) of JPMorgan Chase Bank,
      N.A. and Cigna Investments, Inc. General Growth Properties, Inc. is a
      publicly traded real estate investment trust that owns, develops, operates and/or manages shopping malls in over 40 states. There is no guarantor of the non-recourse carve-outs under the Village of Merrick Park Loan.

o     ESCROWS. The loan documents provide for escrows of real estate taxes, ground rents and insurance, certain tenant improvements and leasing commissions (in a maximum amount of $480,000,) and capital expenditures
      (in a maximum amount of $97,000) during a Village of Merrick Park Cash
      Sweep Period. A "VILLAGE OF MERRICK PARK CASH SWEEP PERIOD" means any period during the continuance of (i) an event of default under the Village of Merrick Park Loan or the Village of Merrick Park Mezzanine Loan and/or
      (ii) any period commencing as of the end of any fiscal quarter in which the net operating income of the Village of Merrick Park Property for the prior twelve-month period is less than 85% of the net operating income at origination and terminating as of the end of any fiscal quarter in which the net operating income of the Village of Merrick Park Property for the prior twelve-month period is at least equal to 85% of the net operating income at origination.

o     MASTER LEASE. Bayview Financial Trading Group, L.P. ("BAYVIEW") occupies space at the Village of Merrick Park Property under a lease that expires in December 2012. At the time of origination of the Village of Merrick
      Park Loan, Bayview was under investigation by the U.S. Securities and
      Exchange Commission for alleged improprieties of certain of its executives or employees. As security for the Bayview lease, the borrower has entered into a master lease of the premises currently occupied by Bayview that will commence on the earlier of (i) the date on which the Bayview lease is terminated and (ii) the first date on which the borrower has a right to terminate the Bayview lease as a result of a default by Bayview in the payment of rent. Once the master lease commences, the borrower is required to pay an annual rent of $3,040,482 in monthly installments, which will be reduced dollar-for-dollar as the borrower enters into arms-length replacement leases with third parties that occupy all or a portion of the space currently occupied by Bayview. Any such third-party replacement lease must expire no earlier than December 2012. The borrower's obligation under the master lease shall terminate

                                      B-30

GSMSC 2006-GG8
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - VILLAGE OF MERRICK PARK
--------------------------------------------------------------------------------

      on the earlier of (i) December 31, 2012 and (ii) the date on which the aggregate annual base rent under third-party replacement leases equals or exceeds $3,040,482. In addition, such master lease shall no longer be effective if, anytime prior to its commencement, lender receives acceptable evidence that a final non-appealable determination has been reached with respect to the investigation of Bayview, or such investigation has otherwise been terminated, and Bayview's ability to meet its obligations under its lease has not been materially compromised.

o     LOCKBOX AND CASH MANAGEMENT. The Village of Merrick Park Loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled sweep account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the sweep account within two business days after receipt. On each business day that no Village of Merrick Park Cash Sweep Period exists, all funds in the sweep account will be remitted to an account specified by the borrower. Within two business days of commencement of a Village of Merrick
      Park Cash Sweep Period, a cash management account will be established into which all funds in the sweep account will be remitted on each business day during a Village of Merrick Park Cash Sweep Period. During the existence of a Village of Merrick Park Cash Sweep Period, funds in the cash management account will be applied to pay the monthly debt service and any required reserves under the loan documents. Any remaining funds will be released to the borrower, unless an event of default is continuing, in which case, all available cash after the payment of the debt service and any required reserves will be held as additional collateral for the
      Village of Merrick Park Loan.

o     PROPERTY MANAGEMENT. Under the loan documents, the Village of Merrick Park
      Property may be self-managed, managed by certain affiliates of the borrower, or managed by a manager for whom each rating agency has confirmed in writing will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series
      2006-GG8 certificates. The Village of Merrick Park Property is currently self-managed. The lender may require the borrower to cease managing the property or replace the property manager, as the case may be, if an event of default under the Village of Merrick Park Loan has occurred and is continuing. During the continuance of a Village of Merrick Park Cash Sweep
      Period, the fees of the property manager may not exceed market rates for comparable properties in the applicable geographic area.

o     SUBSTITUTION OR RELEASE OF COLLATERAL. The borrower is permitted under the loan documents to obtain the release of one or more parcels or out lots, the release of which would not have a material adverse impact on the value, use or operation of the Village of Merrick Park Property. Any parcel or out lot so released must be transferred to a third party in connection with an expansion or other development of the Village of
      Merrick Park Property, and any such release is subject to, among other things, the borrower delivering to lender (a) evidence that the release of the parcel will not materially diminish the value of the Village of
      Merrick Park Property as collateral for the Village of Merrick Park Loan,
      (b) an opinion of counsel that any REMIC trust that has acquired the
      Village of Merrick Park Loan will not fail to maintain its status as a
      REMIC solely as a result of the release and (c) written confirmation from each rating agency that the release would not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2006-GG8 certificates. In addition, at the time of release, any such parcel must be vacant, non-income producing and unimproved, or improved only by landscaping, surface parking areas or utility facilities that are readily relocated.

      The borrower is also permitted to substitute one or more parcels of the
      Village of Merrick Park Property with one or more exchange parcels that are contiguous to the Village of Merrick Park Property and reasonably equivalent in use, value and condition to the parcel being substituted.
      Any such substitution is subject to, among other things, the requirement that such substitution will not have a material adverse effect on (a) the ability of borrower to perform, or of lender to enforce, any material provision of any of the loan documents, (b) the net operating income of the Village of Merrick Park Property or (iii) the value, use enjoyment or operation of the Village of Merrick Park Property. If required based on engineering or environmental reports delivered to

                                      B-31

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--------------------------------------------------------------------------------

      lender in connection with a substitution parcel, the borrower is also required to provide an escrow deposit or an acceptable guaranty as additional collateral for the Village of Merrick Park Loan in respect of any required remediation or repairs with respect to such substitution parcel.

      In addition, borrower is permitted to acquire one or more anchor parcels and add them to the Village of Merrick Park Property as additional collateral for the Village of Merrick Park Loan. Any such acquisition is subject to, among other things, the delivery of an additional or amended mortgage reflecting such acquisition and, if required based on engineering or environmental reports delivered to lender in connection with such acquisition, an escrow deposit or an acceptable guaranty as additional collateral for the Village of Merrick Park Loan in respect of any required remediation or repairs with respect to such acquired parcel.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. The Village of Merrick Park
      Property also secures the Village of Merrick Park Subordinate Companion
      Loan, which is subordinate to the Village of Merrick Park Mortgage Loan, as described under "Description of the Mortgage Pool--The Village of
      Merrick Park Whole Loan" in the prospectus supplement. In addition, the loan documents permit, among other things, (a) the pledge of indirect equity interests in the borrower in connection with Permitted Subordinate
      Mezzanine Debt, (b) the pledge of indirect interests in the borrower to secure certain inter-affiliate debt, (c) the pledge by certain permitted equityholders of the borrower of indirect interests in the borrower in connection with the pledge of all or substantially all of the assets of such equityholder to secure debt of such equityholder, and (d) the pledge of direct or indirect equity interests in certain permitted equityholders of the borrower, or issuance by such equityholders of preferred equity, or debt granting similar rights as preferred equity. "PERMITTED SUBORDINATE
      MEZZANINE DEBT" means indebtedness of an indirect owner of the borrower that is secured by a pledge of the indirect equity interests in the borrower; provided that, among other things, (i) written rating agency confirmation that such debt would not result in the downgrade, withdrawal or qualification of the then current ratings of the series 2006-GG8 certificates issued has been obtained and (ii) the Village of Merrick Park
      Property meets certain performance requirements specified in the Village of Merrick Park Loan agreement, including: (A) the aggregate loan-to-value ratio of the Village of Merrick Park Loan and the mezzanine loan is not in excess of 75%, and (B) the aggregate debt-service-coverage-ratio of the
      Village of Merrick Park Loan and the mezzanine loan for the immediately preceding twelve month period ending on the last day of a fiscal quarter is not less than 1.20x based on the actual loan constant and not less than
      1.05x based on an assumed loan constant of 9%.

o     TERRORISM INSURANCE. The loan documents require that, during the policy year in which the loan origination occurred, the borrower will maintain terrorism insurance in an amount equal to 100% of the full replacement cost of the Village of Merrick Park Property and 100% of the projected annual gross rental income from the Village of Merrick Park Property from the date of the casualty to the date that the Village of Merrick Park
      Property is repaired or replaced and operations are resumed (plus an extended period of indemnity for 60 days after the completion of restoration). After that policy year, the borrower is required to use commercially reasonable efforts, consistent with those of prudent owners of institutional quality commercial real estate, to maintain this coverage at all times while the Village of Merrick Park Loan is outstanding (either as part of its "all-risk" and business income/rental-loss insurance policies or as a separate policy), if such coverage is available at commercially reasonable rates. See "Risk Factors--Property Insurance" in the prospectus supplement.

o     GROUND LEASE. The Village of Merrick Park Property is subject to a ground lease that expires in 2030, but may be extended for an additional 69 years, if the borrower exercises all of its extension options. The current annual ground rent is $400,000, subject to an increase of $50,000 in 2007 and every 5 years thereafter. The ground lease contains customary mortgagee protection provisions, including notice and cure rights and the right of lender to enter into a new lease with the ground lessor in the event the ground lease is terminated.

                                      B-32

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                                      B-33

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                                      B-34

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--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

 Number of Mortgaged Real Properties                                          1
 Location (City/State)                                       Islandia, New York
 Property Type                                                           Office
 Size (sf)                                                              778,370
 Percentage Leased as of October 1, 2006                                 100.0%
 Year Built/Year Renovated                                            1991/1999
 Appraisal Value                                                   $212,000,000
 Underwritten Occupancy                                                   97.0%
 Underwritten Revenues                                              $15,664,186
 Underwritten Total Expenses                                          $ 469,926
 Underwritten Net Operating Income (NOI)                            $15,194,260
 Underwritten Net Cash Flow (NCF)                                   $14,882,912
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

 Originator                                                                GCFP
 Cut-off Date Principal Balance                                    $165,643,200
 Cut-off Date Principal Balance PSF/Unit                                $212.81
 Percentage of Initial Mortgage Pool Balance                               3.8%
 Number of Mortgage Loans                                                     1
 Type of Security                                                    Fee Simple
 Mortgage Rate                                                           6.960%
 Original Term to Maturity (Months)                                         120
 Original Amortization Term (Months)                              Interest Only
 Cut-off Date LTV Ratio                                                   78.1%
 LTV Ratio at Maturity                                                    78.1%
 Underwritten DSCR on NOI                                                 1.30x
 Underwritten DSCR on NCF                                                 1.27x
--------------------------------------------------------------------------------

o     THE LOAN. The mortgage loan (the "CA HEADQUARTERS TRUST LOAN") is evidenced by a single note and is secured by a first mortgage encumbering a 778,370 rentable sf class-A office building located in Islandia, New
      York (the "CA HEADQUARTERS PROPERTY"). The CA Headquarters Trust Loan
      represents approximately 3.8% of the initial mortgage pool balance. The CA
      Headquarters Trust Loan was originated on August 15, 2006, has an original principal balance and a principal balance as of the cut-off date of
      $165,643,200, and an interest rate of 6.960% per annum. The DSCR and LTV on the CA Headquarters Trust Loan are 1.27x and 78.1%, respectively. The proceeds of the CA Headquarters Trust Loan facilitated the acquisition of the CA Headquarters Property for a purchase price of $204.3 million.
      Including reserves, escrows and other costs of approximately $12.3 million, the borrowers invested approximately $20 million in the project at origination.

      The CA Headquarters Trust Loan is the senior portion of a whole mortgage loan with an original principal balance of $178,800,000. The companion loan to the CA Headquarters Trust Loan is evidenced by a separate note with an original principal balance and a principal balance as of the cut-off date of $13,156,800 (the "CA HEADQUARTERS SUBORDINATE COMPANION
      LOAN") and an interest rate of 6.960% per annum. The CA Headquarters
      Subordinate Companion Loan is not an asset of the trust. The CA
      Headquarters Trust Loan and the CA Headquarters Subordinate Companion Loan
      (collectively, the "CA HEADQUARTERS WHOLE LOAN") are governed by a co-lender agreement, as described in the prospectus supplement under
      "Description of the Mortgage Pool--The Whole Loans" and will be serviced pursuant to the terms of the 2006-GG8 pooling and servicing agreement. The
      DSCR and LTV on the CA Headquarters Whole Loan are 1.18x and 84.3%,
      respectively.

      The CA Headquarters Trust Loan has an initial term of 120 months and a remaining term of 118 months. The loan requires payments of interest only for the entire term. The scheduled maturity date is August 6, 2016.
      Voluntary prepayment of the CA Headquarters Trust Loan is prohibited prior to the payment date of May 6, 2016 and permitted on such payment date and thereafter without penalty. Defeasance with United States government securities or other approved non-callable government securities is permitted from November 6, 2008.

      The CA Headquarters Subordinate Companion Loan was purchased at origination by a privately offered pooled investment vehicle managed by
      Marathon Asset Management LLC. All interest payments to the CA
      Headquarters Subordinate Companion Loan will cease in the event the CA
      Headquarters Whole Loan is not repaid in full at maturity.

o     THE PROPERTY. The CA Headquarters Property consists of a 778,370 sf,
      3-building, mid-rise office campus sited on an approximately 77 acre parcel located in Islandia, New York. The improvements consist of a
      6-story main building with a 2-story addition, a connected 2-story day care center and two separate 2-story, free-standing structured parking garages. Primary access/egress to the site is from Express Drive North
      (off Exit 58 of the Long Island Expressway) to the south, the Long Island
      Motor Parkway to the north, and Raymond Drive to the east. Amenities consist of a fitness center, a day care/child development center, two-tennis courts and a

                                      B-35

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--------------------------------------------------------------------------------

      basketball court. A total of 3,994 parking spaces are provided in five on-grade surface lots and two free-standing, structured parking garages.
      The office campus was expanded in 1999 to its current configuration.

      The CA Headquarters Property is the international corporate headquarters for CA, Inc. ("CA"; BB/Ba1/BB+: S&P/Moody's/Fitch), and houses 2,100 employees and 500 contractors and vendors. In connection with certain investigations into CA's past accounting practices, as reported in its filings with the SEC on September 27, 2004 on Form 8-K, CA entered into a
      Deferred Prosecution Agreement with the U.S. Attorney's Office for the
      Eastern District of New York and a Final Consent Judgment with the SEC. CA described other accounting issues related to the understatement of revenue for 2004 and 2005 in its filing on Form 8-K dated June 29, 2006. Also, as described its filing with the SEC on Form 8-K dated August 14, 2006, CA recently announced a cost reduction and restructuring plan under which CA plans to reduce its workforce by approximately 1700 positions by the end of 2008. INVESTORS ARE URGED TO REFER TO THE SEC FILINGS MADE BY CA TO
      OBTAIN AN UNDERSTANDING OF THE ISSUES DESCRIBED IN THIS PARAGRAPH AS WELL
      AS CA'S BUSINESS AND FINANCIAL PROSPECTS. The summary information above regarding CA is based on CA's SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by CA with the
      SEC. Information filed by CA with the SEC can be found at the SEC's website (http://www.sec.gov) by reference to file number 001-09247. There can be no assurance that the matters described in the SEC filings will not have a detrimental effect on the prospects of CA or its ability to perform under the CA Lease.

      The CA Headquarters Property was acquired by the borrower at closing of the CA Headquarters Whole Loan in connection with a sale/leaseback of the
      CA Headquarters Property by CA. In connection with the sale/leaseback arrangement, the CA Headquarters Property is leased in its entirety to CA pursuant to a triple net lease (the "CA LEASE") having an initial base lease term of fifteen years beginning August 15, 2006 and expiring August
      31, 2021. CA, Inc. was formerly known as Computer Associates, Inc. The CA
      Lease does not permit the termination by CA of all or any portion of the demised premises prior to the expiration of the fifteenth lease year, except in certain instances of casualty or condemnation.

      There is a sewage pumping station located on the CA Headquarters Property that serves the property (the "PUMPING STATION PARCEL"). CA anticipates that the Pumping Station Parcel ultimately will be conveyed to the Town of
      Islandia. In such event, the CA Lease and CA Headquarters Whole Loan documents contemplate a release of the Pumping Station Parcel to the Town of Islandia without consideration, subject, however, to various conditions set forth in the CA Headquarters Whole Loan documents.

      As of October 1, 2006, the CA Headquarters Property was 100.0% leased to
      CA.

      The following table presents certain information relating to the major office tenants at the CA Headquarters Property:

                                         LARGEST TENANTS BASED ON ANNUALIZED BASE RENT
------------------------------------------------------------------------------------------------------------------------------

                                                                                                      ANNUALIZED
                                                                        ANNUALIZED     % OF TOTAL    UNDERWRITTEN
                               CREDIT RATING                           UNDERWRITTEN    ANNUALIZED     BASE RENT
                              (FITCH/MOODY'S/                  % OF     BASE RENT     UNDERWRITTEN      ($ PER        LEASE
        TENANT NAME               S&P)(1)      TENANT NRSF     NRSF       ($)(2)       BASE RENT       NRSF)(2)    EXPIRATION
---------------------------   ---------------  -----------    ------   ------------   ------------   ------------  ----------

CA, Inc. (3)                     BB/Ba1/BB        778,370     100.0%   $ 15,701,819      100.0%        $ 20.17      8/31/2021
Vacant                                                  0       0.0               0        0.0%           0.00
                                               ------------------------------------------------------------------
TOTAL/WTD. AVG. ALL TENANTS                        78,370     100.0%   $ 15,701,819      100.0%        $ 20.17
------------------------------------------------------------------------------------------------------------------------------

_____________
(1)   Certain ratings are those of a related company whether or not the related company guarantees the lease

(2)   Average rent in place during the loan term

(3)   CA, Inc. is rated BB (Outlook: negative), Baa1 (Outlook: negative) and BB
      (Outlook: negative) by Fitch, Moody's and S&P, respectively

                                      B-36

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      The following table presents certain information relating to the office lease rollover schedule at the CA Headquarters Property:

                                        LEASE EXPIRATION SCHEDULE(1)(2)
----------------------------------------------------------------------------------------------------------------

                                                                                                     ANNUALIZED
                                                                     ANNUALIZED      % OF TOTAL     UNDERWRITTEN
                                                                    UNDERWRITTEN     ANNUALIZED      BASE RENT
    YEAR ENDING          EXPIRING       % OF        CUMULATIVE       BASE RENT      UNDERWRITTEN    ($ PER NRSF)
     AUGUST 31,            NRSF      TOTAL NRSF    OF TOTAL NRSF      ($)(2)         BASE RENT          (2)
--------------------    ---------    ----------    -------------   -------------    ------------    ------------

2006                           0          0.0%          0.0%       $          0          0.0%        $   0.00
2007                           0          0.0%          0.0%                  0          0.0%            0.00
2008                           0          0.0%          0.0%                  0          0.0%            0.00
2009                           0          0.0%          0.0%                  0          0.0%            0.00
2010                           0          0.0%          0.0%                  0          0.0%            0.00
2011                           0          0.0%          0.0%                  0          0.0%            0.00
2012                           0          0.0%          0.0%                  0          0.0%            0.00
2013                           0          0.0%          0.0%                  0          0.0%            0.00
2014                           0          0.0%          0.0%                  0          0.0%            0.00
2015                           0          0.0%          0.0%                  0          0.0%            0.00
2016 & Thereafter(3)     778,370        100.0%        100.0%         15,701,819        100.0%           20.17
Vacant                         0          0.0%        100.0%                  0          0.0%            0.00
                        ----------------------------------------------------------------------------------------
TOTAL/WTD. AVG.          778,370        100.0%                     $ 15,701,819        100.0%        $  20.17
----------------------------------------------------------------------------------------------------------------

______________________
(1)   Calculated based on approximate square footage occupied by each tenant

(2)   Average rent in place during the loan term

(3)   CA, Inc. lease expires 8/31/2021

o     THE BORROWERS. The borrowers under the CA Headquarters Whole Loan are
      Islandia Operators LLC and Island Headquarters Operators LLC. The
      borrowers acquired the CA Headquarters Property in connection with a 1031 like kind exchange. Each borrower jointly and severally executed the CA
      Headquarters Whole Loan documents. The borrowers are affiliates of
      Gramercy Special Opportunities Fund, LLC, which is an affiliate of
      Gramercy Investment Advisors, LLC of Greenwich, Connecticut (together with its affiliates, "GRAMERCY"). Gramercy was established in 1998, and had
      $1.4 billion of assets under management as of June, 2006. Gramercy is primarily engaged in investing in emerging market, distressed debt, and other opportunistic investments, and is not primarily engaged in the acquisition or operation of commercial real estate. The borrowers acquired the CA Headquarters Property solely for the purpose of effecting a 1031 tax deferred exchange.

o     ESCROWS. The loan documents provide for certain escrows including real estate taxes and insurance premiums. In addition, the loan documents provide for the creation of accounts for replacement reserves, tenant improvement and leasing commissions, operating expenses and a security deposits. So long as the CA Lease remains in full force and effect and CA is not in default of its obligation to perform the specific obligation for which an escrow account is described and provided for under the loan documents, the initial and subsequent deposits into these escrow accounts have been waived. Upon an event of default under the loan documents, all excess cash flow after payment of debt service and all monthly reserve payments and operating expenses will be retained in a cash collateral account for the benefit of the CA Headquarters Trust Loan.

o     LOCK BOX AND CASH MANAGEMENT. The CA Headquarters Whole Loan requires a hard lock box, which is already in place. The loan documents require that all rents received by (or on behalf of) the borrowers be deposited into a lender-controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default). Throughout the term of the CA Headquarters Whole Loan and prior to an event of default under the CA Headquarters Whole Loan documents, any excess amounts in the lender controlled account (after the payment of debt service on the
      CA Headquarters Whole Loan, all monthly reserve payments and operating expenses, and debt service on the CA Mezzanine Loan) will be disbursed to the borrowers or their designee.

                                      B-37

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o     PROPERTY MANAGEMENT. Pursuant to the CA Lease, all operating, management and other property-level matters are the sole responsibility, cost and expense of CA. The borrowers have retained a third-party asset manager,
      CRIC Asset Management, LLC, an affiliate of CRIC Capital, LLC of Boston,
      MA ("CRIC") to perform certain services related to the CA Lease on behalf of Borrowers. CRIC is a joint venture between Boston-based Corporate
      Realty Investment Company and the Global Merchant Banking Group of
      Prudential Real Estate Investors (PREI), a unit of Prudential Financial,
      Inc. Payment of any asset management fee to CRIC Asset Management LLC is out of net cash flow not otherwise required to pay debt service on the CA
      Headquarters Whole Loan and the CA Mezzanine Loan (as defined under
      "--Mezzanine or Subordinate Indebtedness" below), and is specifically subject to the sufficiency of funds to make such payments. The services performed by CRIC Asset Management LLC have no impact upon the operations of the CA Headquarters Property or CA's obligations under the CA Lease.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. The CA Headquarters Property also secures the CA Headquarters Subordinate Companion Loan, which is subordinate to the CA Headquarters Trust Loan, as described in the prospectus supplement under "Description of the Mortgage Pool--The Whole
      Loans." In addition, GCFP originated a $19,052,188 mezzanine loan (the "CA
      MEZZANINE LOAN") to Islandia Operators Holdings LLC, a Delaware limited liability company, and Island Headquarters Operators Owners LLC, a
      Delaware limited liability company, the sole members of the borrowers. As of the cut-off date, the principal balance of the CA Mezzanine Loan is
      $18,926,095, and the interest rate is 8.530%. The CA Mezzanine Loan is co-terminus with the CA Headquarters Whole Loan and is fully amortizing.
      The CA Mezzanine Loan amortizes on a custom schedule based on the stepped rental CA Lease payment schedule. The CA Mezzanine Loan is subject to cash management controls as set forth in the CA Mezzanine Loan documents. Under the CA Mezzanine Loan documents and a separate intercreditor agreement, the CA Mezzanine Loan lender has the right to cure a default under the CA
      Headquarters Whole Loan documents. In addition, if the CA Headquarters
      Whole Loan has been accelerated, if a foreclosure proceeding with respect to the property has commenced, or if the CA Headquarters Whole Loan becomes a "specially serviced mortgage loan" as a result of a monetary event of default under the CA Headquarters Whole Loan documents that the special servicer determines may result in an impairment of the CA
      Headquarters Whole Loan, then the CA Mezzanine Loan lender may purchase the CA Headquarters Whole Loan from the trust at par. The senior lender may not amend the CA Headquarters Whole Loan documents without the consent of the CA Mezzanine Loan lender if the amendment increases the interest rate or principal amount of the CA Headquarters Whole Loan, modifies the maturity date, or otherwise amends certain specified terms. These restrictions do not, however, limit the right of the senior lender to make protective advances which (if any such advances are made) will be secured by the CA Headquarters Whole Loan documents. Upon the occurrence of an event of default under the CA Mezzanine Loan documents, the CA Mezzanine
      Loan lender may foreclose upon the membership interests in the borrowers, which would result in a change of control with respect to the borrowers and could result in a termination or change in the asset management agreement related to the CA Headquarters Property. Transfer of the CA
      Mezzanine Loan lender's interest in the CA Mezzanine Loan is governed by the terms of the intercreditor agreement, which will prohibit transfers of more than 49% of the CA Mezzanine Loan lender's interest in the CA
      Mezzanine Loan unless such transfer is to a "qualified transferee" under the intercreditor agreement or rating agency approval has been obtained.

      The CA Mezzanine Loan was purchased at origination by an entity which is affiliate of Newkirk Realty Trust (NYSE: NKT), a Long Island, New
      York-based real estate investment trust primarily engaged in the acquisition of single tenant, net leased properties nationwide, and of
      Winthrop Realty Trust (NYSE: FUR), a Boston and Long Island, New
      York-based real estate investment trust.

o     TERRORISM INSURANCE. The CA Headquarters Property is insured against acts of terrorism as part of its "all-risk" property coverage. The CA Lease requires CA to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the CA Headquarters Property, provided that such coverage is available. So long as TRIA is in effect substantially in the same manner as in effect as of the closing of the CA Headquarters

                                      B-38

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--------------------------------------------------------------------------------

      Whole Loan, CA shall be required to obtain and maintain coverage against loss or damage by terrorist acts covered by TRIA as part of CA's "all risk" property policy provided that such coverage is available. In the event that coverage for terrorism under TRIA is not in effect substantially in the same manner as in effect as of the closing of the CA
      Headquarters Whole Loan, CA will be required to obtain coverage for terrorism (as stand alone coverage, which may be obtained in a blanket program) to the extent available, in an amount equal to 100% of the replacement cost of the CA Headquarters Property, subject to an annual premium cap equal to $300,000, adjusted annually by the percentage change in the Consumer Price Index from the Consumer Price Index for September,
      2006. See "Risk Factors--Property Insurance" in the Prospectus Supplement.

                                      B-39

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--------------------------------------------------------------------------------

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                                      B-41

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--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

 Number of Mortgaged Real Properties                                          1
 Location (City/State)                                     Alhambra, California
 Property Type                                                           Office
 Size (sf)                                                              846,541
 Percentage Occupied as of July 1, 2006                                   90.1%
 Year Built/Year Renovated                                       1970/2000-2006
 Appraisal Value                                                   $159,000,000
 Underwritten Occupancy                                                   90.1%
 Underwritten Revenues                                              $19,309,706
 Underwritten Total Expenses                                         $8,784,740
 Underwritten Net Operating Income (NOI)                            $10,524,966
 Underwritten Net Cash Flow (NCF)                                    $9,654,375

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

 Originator                                                               GSCMC
 Cut-off Date Principal Balance                                    $130,000,000
 Cut-off Date Principal Balance PSF/Unit                                $153.57
 Percentage of Initial Mortgage Pool Balance                               3.0%
 Number of Mortgage Loans                                                     1
 Type of Security                                                    Fee Simple
 Mortgage Rate                                                           6.333%
 Original Term to Maturity (Months)                                         120
 Original Amortization Term (Months)                              Interest Only
 Cut-off Date LTV Ratio                                                   68.1%
 LTV Ratio at Maturity                                                    67.4%
 Underwritten DSCR on NOI(1)                                              1.51x
 Underwritten DSCR on NCF(2)                                              1.39x
--------------------------------------------------------------------------------

______________________
(1)   Calculated using the As Is NOI divided by an assumed principal and interest payment based on the Cut-off Date Principal Balance net of the
      $21.75 million earnout. The Underwritten DSCR on NOI calculated inclusive of the $21.75 million earnout is 1.26x.

(2)   Calculated using the As Is NCF divided by an assumed principal and interest payment based on the Cut-off Date Principal Balance net of the
      $21.75 million earnout. The Underwritten DSCR on NCF calculated inclusive of the $21.75 million earnout is 1.16x.

      o     THE LOAN. The mortgage loan (the "ALHAMBRA LOAN") is evidenced by a note in the original principal amount of $130,000,000 and is secured by a first mortgage encumbering an office campus in Alhambra,
            California (the "ALHAMBRA PROPERTY"). The Alhambra Loan was
            originated by Goldman Sachs Commercial Mortgage Capital, L.P. and
            subsequently purchased by Goldman Sachs Mortgage Company. The
            Alhambra Loan was originated on June 29, 2006 and represents approximately 3.0% of the initial mortgage pool balance. The note evidencing the Alhambra Loan had an original principal balance and has a principal balance as of the cut-off date of $130,000,000 and an interest rate of 6.333%. The proceeds of the Alhambra Loan were used to acquire the Alhambra Property.

            The Alhambra Loan had an initial term of 120 months and has a remaining term of 117 months. The Alhambra Loan requires payments of interest only until maturity. The scheduled maturity date is the payment date in July 2016. Voluntary prepayment of the Alhambra Loan is prohibited until the payment date in April 2016. Defeasance with direct, non-callable obligations of the United States of America is permitted at any time after the second anniversary of the
            securitization closing date.

            THE PROPERTY. The Alhambra Property is a 846,541 sf office park located in the western portion of Alhambra, California, seven miles northeast of Los Angeles, on 35.5 acres. The Alhambra Property consists of eighteen separate buildings built around a central courtyard. The existing improvements have a classic brick facade and were built in 1970 and renovated between 2000 and 2006.

            The Alhambra Property is currently approximately 90.1% occupied by a variety of tenants including Los Angeles County (197,904 sf), USC
            (96,643 sf), Tenet California (74,741 sf), Southwest Administrators
            (70,802 sf), ELARC (70,659 sf), and CA ISO (30,584 sf).

                                      B-42

GSMSC 2006-GG8
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - THE ALHAMBRA
--------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Alhambra Property:

                              LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT
----------------------------------------------------------------------------------------------------------------------

                                                                                % OF TOTAL    ANNUALIZED
                           CREDIT RATING                         ANNUALIZED     ANNUALIZED   UNDERWRITTEN
                           (FITCH/MOODY'S/   TENANT    % OF     UNDERWRITTEN   UNDERWRITTEN    BASE RENT      LEASE
       TENANT NAME            S&P)(1)         NRSF     NRSF     BASE RENT ($)   BASE RENT    ($ PER NRSF)   EXPIRATION
------------------------   ---------------   -------   ------   -------------  ------------  ------------   ----------

Los Angeles County           NR/Aa3/A+       197,904    23.4%   $ 5,535,375        32.2%        $27.97         (3)
USC                         NR/Aa1/ AA+       96,643    11.4%     2,209,664        12.8%         22.86         (4)
Tenet California             B-/Caa1/B        74,741     8.8%     1,813,217        10.5%         24.26       5/1/2014
ELARC                         NR/NR/NR        70,659     8.3%     1,462,235         8.5%         20.69       7/1/2011
Southwest Administrator       NR/NR/NR        70,802     8.4%     1,359,398         7.9%         19.20      12/1/2017
Alliant International
   University                 NR/NR/NR        51,683     6.1%     1,129,582         6.6%         21.86         (5)
Care 1st Health Plan          NR/NR/NR        32,791     3.9%       687,157         4.0%         20.96         (6)
CA ISO                        NR/NR/NR        30,584     3.6%       492,948         2.9%         16.12         (7)
Platt College                 NR/NR/NR        24,385     2.9%       453,561         2.6%         18.60       3/1/2015
LAUSD                        A+/Aa3/AA-       18,056     2.1%       444,178         2.6%         24.60       9/1/2010
                                             ------------------------------------------------------------
TOTAL LARGEST TENANTS                        668,248    78.9%   $15,587,315        90.6%        $23.33
Other Tenants                                 72,552     8.6%     1,617,345         9.4%         22.29
Non Revenue Tenants(2)                        21,800     2.6%             0         0.0%          0.00
Vacant Space                                  83,941     9.9%             0         0.0%          0.00
                                             ------------------------------------------------------------
TOTAL ALL TENANTS                            846,541   100.0%   $17,204,660       100.0%        $23.22
----------------------------------------------------------------------------------------------------------------------

______________________
(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease. The ratings for Los Angeles County and LAUSD (Los
      Angeles Unified School District) are the ratings of their respective general obligation bonds. The ratings for USC (University of Southern
      California) are the ratings of its revenue bonds.

(2)   Includes management office (4,862 sf) and other common areas (16,938 sf).

(3)   LA County has five leases with two leases expiring on 7/1/2010 (35,073 sf)
      and three leases expiring on 7/1/2015 (162,831 sf).

(4)   USC has six leases with two leases expiring on 9/1/2010 (33,765 sf), two leases expiring on 9/1/2011 (44,866 sf) and two leases expiring on
      8/1/2013 (18,012 sf).

(5)   Alliant International University has four leases with one lease expiring on 6/1/2016 (1,432 sf) and three leases expiring on 6/30/2016 (50,251 sf).

(6)   Care 1st Health Plan has three leases with two leases expiring on 7/1/2007
      (32,132 sf) and one lease expiring on 7/31/2007 (659 sf).

(7)   CA ISO has three leases with one lease expiring on 8/1/2017 (468 sf) and two leases expiring on 8/31/2017 (30,116 sf).

      The following table presents certain information relating to the lease rollover schedule at the Alhambra Property:

                                           LEASE EXPIRATION SCHEDULE (1)
--------------------------------------------------------------------------------------------------------------------

                                                                                          % OF TOTAL     ANNUALIZED
                                                                          ANNUALIZED      ANNUALIZED    UNDERWRITTEN
      YEAR ENDING                         % OF TOTAL    CUMULATIVE OF    UNDERWRITTEN    UNDERWRITTEN     BASE RENT
     DECEMBER 31,        EXPIRING NRSF       NRSF         TOTAL NRSF    BASE RENT ($)     BASE RENT     ($ PER NRSF)
----------------------   -------------    ----------   --------------   -------------    ------------   ------------

2006                        10,486           1.2%           1.2%        $    215,964          1.3%        $  20.60
2007                        40,881           4.8%           6.1%             856,521          5.0%           20.95
2008                         3,732           0.4%           6.5%              87,205          0.5%           23.37
2009                         4,268           0.5%           7.0%             104,368          0.6%           24.45
2010                       115,593          13.7%          20.7%           2,795,410         16.2%           24.18
2011                       116,035          13.7%          34.4%           2,510,615         14.6%           21.64
2012                             0           0.0%          34.4%                   0          0.0%            0.00
2013                        18,012           2.1%          36.5%             408,959          2.4%           22.70
2014                        74,741           8.8%          45.3%           1,813,217         10.5%           24.26
2015                       203,983          24.1%          69.4%           5,430,472         31.6%           26.62
2016 & Thereafter          153,069          18.1%          87.5%           2,981,928         17.3%           19.48
Non Revenue Tenants(2)      21,800           2.6%          90.1%                   0          0.0%            0.00
Vacant                      83,941           9.9%         100.0%                   0          0.0%            0.00
                         -------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.            846,541         100.0%                       $ 17,204,660        100.0%        $  23.22
--------------------------------------------------------------------------------------------------------------------

______________________
(1)   Calculated based on approximate square footage occupied by each tenant.

(2)   Includes management office (4,862 sf) and other common areas (16,938 sf).

                                      B-43

GSMSC 2006-GG8
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - THE ALHAMBRA
--------------------------------------------------------------------------------

      o     THE BORROWER. The borrower is The Alhambra Office Community, LLC, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Alhambra Loan. The borrower of the Alhambra Loan is indirectly owned by a joint venture between The Ratkovich Company and American International Group. The Ratkovich Company is a Los
            Angeles based development company that has completed, or has under development, over 13 million square feet of office, retail and industrial properties. RM Properties, LLC, an affiliate of The
            Ratkovich Company, is the guarantor of the non-recourse carve-outs and certain environmental obligations under the Alhambra Loan.

      o     ESCROWS. At origination, the borrower also funded an escrow reserve of $2,540,462 in respect of certain tenant improvement allowances and free rent periods. Commencing on the payment date in January
            2014, the borrower is required to fund a monthly rollover reserve in an amount sufficient to accumulate, on an annual basis, $1 for each square foot of leased space rolling over in calendar years 2015 and
            2016. In addition, during the continuance of a Alhambra Cash Trap
            Period, the loan documents require the reserve of all amounts on deposit in the cash management account as additional collateral for the Alhambra Loan, after the payment of debt service and budgeted operating expenses and the funding of required monthly escrows for real estate taxes, insurance, capital expenditures, tenant improvement allowances and leasing commissions. An "ALHAMBRA CASH
            TRAP PERIOD" means any period commencing as of the end of any fiscal quarter in which the net operating income of the Alhambra Property for the prior twelve-month period is less than 85% of the NOI
            Threshold and terminating as of the end of any two consecutive fiscal quarters in which the net operating income of the Alhambra
            Property for the prior twelve-month period is at least equal to 85%
            of the Alhambra NOI Threshold. "ALHAMBRA NOI THRESHOLD" means (i)
            initially, $9,180,408 and (ii) after the first disbursement from the earnout reserve described above, the lesser of (x) net operating income for the 12 month period prior to the fiscal quarter most recently ended as of the date of the last disbursement from the earnout reserve, and (y) $11,658,332.

      o     EARNOUT RESERVE. At origination, the borrower deposited a
            $21,750,000 earnout reserve into an escrow account under control of the lender. The borrower is entitled to request disbursements from such reserve, to the extent that, after giving effect to any such disbursement, the Alhambra Loan will have (i) a loan-to-value ratio not in excess of 80%, (ii) a debt service coverage ratio of at least
            1.20x and (iii) a stressed debt service coverage ratio of 0.90x calculated with a constant of 9.50%. If any amounts remaining in the earnout reserve on the payment date in June 2009 (or December 2009 if borrower obtains certain construction permits) cannot be disbursed in accordance with the loan-to-value and debt-service coverage ratio tests described above, such remaining amounts will be applied to repayment of the Alhambra Loan, and the borrower will be required to pay the applicable yield maintenance premium on such amount.

      o     LOCK BOX AND CASH MANAGEMENT. The Alhambra Loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to a lender-controlled lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. On each business day that there is no event of default under the Alhambra Loan and no Alhambra Cash Trap Period is ongoing, all funds in the lockbox account will be remitted to an account specified by the borrower. During the existence of an Alhambra Cash
            Sweep Period, funds in the cash management account will be applied to pay the monthly debt service and any required reserves under the loan documents, and, unless an event of default has occurred and is continuing, then remitted to the borrower. During the continuance of an event of default under the Alhambra Loan, the lender may apply any funds in the lockbox account to the obligations of the borrower under the Alhambra Loan in such order of priority as the lender may determine.

      o     PROPERTY MANAGEMENT. The Alhambra Property is currently managed by
            TRCPM, LLC, an affiliate of the borrower, pursuant to a management agreement that provides for the payment of a management fee

                                      B-44

GSMSC 2006-GG8
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - THE ALHAMBRA
--------------------------------------------------------------------------------

            equal to 3.25% of the revenues from the Alhambra Property. The lender may require the borrower to replace the property manager if there is an event of default under the Alhambra Loan or upon a material default by the property manager under the property management agreement.

      o     RELEASE OF COLLATERAL. The Alhambra Property benefits from a reciprocal easement agreement (the "ALHAMBRA REA") for parking and right-of-way between the Alhambra Property and an adjoining parcel.
            Upon the lien-free completion of additional parking facilities at the Alhambra Property, borrower is permitted to release from the
            Alhambra REA a portion of such adjoining parcel, so long as (i) such additional parking facilities provide not less than 110% of the number of parking spaces theretofore provided on the portion of the adjoining parcel being released, (ii) as a result of the release, there is no reduction in revenue from the Alhambra Property, and
            (iii) such release will not cause a reduction in the debt service coverage ratio or an increase in the loan-to-value ratio for the
            Alhambra Loan. In addition, if at the time of the release there is any amount remaining in the earnout reserve (see "Earnout Reserve"
            above), the release will be conditioned on borrower remitting to lender a deposit equal to 5% of such remaining amount (or providing an acceptable letter of credit or guaranty), to be available for the payment of yield maintenance premium in the event the remaining amount is applied toward prepayment of the Alhambra Loan as described in "Earnout Reserve" above.

            The borrower is also permitted under the loan documents to obtain the release of one or both of two parcels that are currently used for surface parking. Any such release of either or both surface parking parcels is subject to, among other things, lender's determination that, notwithstanding such release, (i) the amount of parking available to the Alhambra Property will not be reduced
            (either because of the construction of additional parking facilities or because of the right to utilize an adjoining parcel for parking pursuant to reciprocal easement agreement), (ii) there would be no reduction in revenues or debt service coverage ratio and (iii)
            certain loan-to-value tests are satisfied.

      o     TERRORISM INSURANCE. The loan documents require that the "all risk"
            insurance policies required to be maintained by the borrower provide coverage for terrorism in an amount equal to outstanding principal amount of the Alhambra Loan as well as business interruption insurance covering the 18 month period from the occurrence of a casualty (plus an extended period of indemnity for 12 months after restoration). The borrower must maintain terrorism coverage if it is then being obtained by prudent owners of real estate in the United
            States of a similar type and quality and in a similar location to the Alhambra Property or is otherwise available for an annual premium of $100,000 or less (or if prudent owners are not
            maintaining terrorism coverage or if terrorism coverage is not available for an annual premium of $100,000 or less, then the borrowers are required to obtain the amount of terrorism coverage available for an annual premium of $100,000 or less, as shall be acceptable to lender in its reasonable discretion). The borrowers are permitted to maintain terrorism coverage through a blanket policy. See "Risk Factors--Property Insurance" in the prospectus supplement.

                                      B-45

GSMSC 2006-GG8
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 1410 BROADWAY
--------------------------------------------------------------------------------

                        [PHOTO OF 1410 BROADWAY OMITTED]

                                      B-46

GSMSC 2006-GG8
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 1410 BROADWAY
--------------------------------------------------------------------------------

               [MAP INDICATING LOCATION OF 1410 BROADWAY OMITTED]

                                      B-47

GSMSC 2006-GG8
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 1410 BROADWAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

 Number of Mortgaged Real Properties                                          1
 Location (City/State)                                       New York, New York
 Property Type                                                           Office
 Size (sf)                                                              358,450
 Percentage Occupancy as of October 1, 2006                               95.9%
 Year Built / Renovated                                             1930 / 2004
 Appraisal Value                                                   $167,000,000
 Underwritten Occupancy                                                   94.3%
 Underwritten Revenues(1)                                           $16,058,308
 Underwritten Total Expenses(1)                                      $5,846,056
 Underwritten Net Operating Income (NOI)(1)                         $10,212,252
 Underwritten Net Cash Flow (NCF)(1)                                 $9,782,112
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

 Originator                                                                GCFP
 Cut-off Date Principal Balance                                    $125,000,000
 Cut-off Date Principal Balance PSF/Unit                                $348.72
 Percentage of Initial Mortgage Pool Balance                               2.9%
 Number of Mortgage Loans                                                     1
 Type of Security                                                    Fee Simple
 Mortgage Rate                                                           6.217%
 Original Term to Maturity (Months)                                         120
 Original Amortization Term (Months)                              Interest Only
 Cut-off Date LTV Ratio                                                   74.9%
 LTV Ratio at Maturity                                                    74.9%
 Underwritten DSCR on NOI(1)                                              1.30x
 Underwritten DSCR on NCF(1)                                              1.24x
--------------------------------------------------------------------------------

______________________
(1)  The GCFP underwritten NCF was calculated based on occupancy of 94.3% and in-place rents which average $46.56 psf (FSG). If in-place rents were at market rent levels of $53.26 psf (FSG) (94.4% of the leases roll before
     2016), then the 1410 Broadway Loan's DSCR would increase to 1.50x based on interest only payments and 1.28x based on a hypothetical 360-month amortization schedule.

      o     THE LOAN. The mortgage loan (the "1410 BROADWAY LOAN") is evidenced by a single note and is secured by a first mortgage encumbering the office building located at 1410 Broadway, New York, New York (the
            "1410 BROADWAY PROPERTY"). The 1410 Broadway Loan represents approximately 2.9% of the initial mortgage pool balance. The 1410
            Broadway Loan was originated on August 31, 2006, had an original principal balance and a principal balance as of the cut-off date of
            $125,000,000 and an interest rate of 6.217% per annum. The DSCR and
            LTV on the 1410 Broadway Loan are 1.24x and 74.9%, respectively. The proceeds of the 1410 Broadway Loan were used to defease an existing loan.

            The 1410 Broadway Loan has an initial term of 120 months and a remaining term of 119 months. The 1410 Broadway Loan requires payments of interest only for the entire term. The scheduled maturity date is September 6, 2016. Voluntary prepayment of the 1410
            Broadway Loan is prohibited prior to the payment date of July 6,
            2016 and permitted thereafter without penalty. Defeasance with
            United States government securities is permitted from November 6,
            2008.

      o     THE PROPERTY. The 1410 Broadway Property is a pre-war 33-story multi-tenant office building containing a total of 358,450 square feet that is located on the southeast corner of Broadway and West
            39th Street in New York City, New York. The 1410 Broadway Property
            was built in 1930 and has undergone significant renovation over the years. The building is located three blocks south of Times Square with northern exposure along 39th Street and maintains a
            wedding-cake setback design that begins to recede above the 19th floor. The average floor plates are between 12,000 and 13,000 sf between floors 2 and 20 and between 4,000 sf and 10,000 sf on the highest floors. The building has lobby entrances on Broadway and
            39th Street. The building houses seven passenger elevators (two elevator banks) and four freight elevators. The 1410 Broadway
            Property is located near various restaurants, hotels and
            entertainment venues. Additionally, the 1410 Broadway Property has access to public transportation via the west side subway lines, the
            42nd Street subway shuttle, cross-town buses and is within walking distance of both Penn Station and Grand Central Station.

            As of October 1, 2006, the 1410 Broadway Property was 95.9% leased and has maintained occupancy levels of greater than 95% over the past ten years. Floor plates are easily divisible to accommodate whole floor users or as many as six tenant spaces per floor. Whole floor use is more prominent on the upper, smaller floors. The 1410
            Broadway Property's corner location offers lower floor tenants northern and western exposures with upper floors benefiting from 270 degree views.

                                      B-48

GSMSC 2006-GG8
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 1410 BROADWAY
--------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the 1410 Broadway Property:

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                         % OF TOTAL      ANNUALIZED
                                CREDIT RATING                           ANNUALIZED       ANNUALIZED     UNDERWRITTEN
                                (FITCH/MOODY'S/    TENANT     % OF      UNDERWRITTEN    UNDERWRITTEN     BASE RENT        LEASE
       TENANT NAME                 S&P)(1)          NRSF      NRSF     BASE RENT ($)      BASE RENT      ($ PER SF)     EXPIRATION
-----------------------------   ---------------   --------   -------   -------------    -------------   ------------   ------------

Golden Touch Imports, Inc.         NR/NR/NR         26,488     7.4%     $    710,621          5.5%       $   26.83      9/30/2008
The Men's Wearhouse Inc.           NR/NR/NR         17,190     4.8%          689,098          5.4%           40.09      1/31/2011
A.K.N.Y, Inc                       NR/NR/NR         13,244     3.7%          595,980          4.7%           45.00      4/30/2008
Crystal Kobe Ltd.                  NR/NR/NR         17,921     5.0%          581,840          4.5%           32.47      8/31/2007&
                                                                                                                       8/31/2010(2)
Marisa Christina Apparel Inc.      NR/NR/NR         13,581     3.8%          510,646          4.0%           37.60      10/31/2013
Ocean Pacific Apparel              NR/NR/NR          9,016     2.5%          428,260          3.3%           47.50      1/31/2008
Corporation
                                                  ------------------------------------------------------------------
TOTAL LARGEST TENANTS                               97,440    27.2%     $  3,516,445         27.5%       $   36.09
Remaining Tenants                                  246,434    68.7%        9,289,497         72.5%           37.70
Vacant Space                                        14,576     4.1%
                                                  ------------------------------------------------------------------
TOTAL ALL TENANTS                                  358,450   100.0%     $ 12,805,942        100.0%       $   35.73
-----------------------------------------------------------------------------------------------------------------------------------

______________________
(1)   Certain ratings are those of a related company whether or not the related company guarantees the lease.

(2)   Crystal Kobe, Ltd. occupies 9,000 sf under a lease expiring in 2007 and
      8,921 sf under a lease expiring in 2010.

      The following table presents certain information relating to the lease rollover schedule at the 1410 Broadway Property:

                                           LEASE EXPIRATION SCHEDULE(1)

-------------------------------------------------------------------------------------------------------------------
                                                                                        % OF TOTAL      ANNUALIZED
                                                                      ANNUALIZED        ANNUALIZED     UNDERWRITTEN
   YEAR ENDING            EXPIRING       % OF        CUMULATIVE      UNDERWRITTEN      UNDERWRITTEN      BASE RENT
   DECEMBER 31,             NRSF      TOTAL NRSF   OF TOTAL NRSF   TOTAL RENT(1) ($)    TOTAL RENT      (PER NRSF)
------------------        ---------   ----------   -------------   -----------------   ------------    ------------

2006                         6,985        1.9%          1.9%         $   165,701           1.3%           $ 23.72
2007                        27,826        7.8%          9.7%           1,045,213           8.2%             37.56
2008                        83,253       23.2%         32.9%           2,943,289          23.0%             35.35
2009                        16,103        4.5%         37.4%             577,265           4.5%             35.85
2010                        56,759       15.8%         53.3%           1,985,209          15.5%             34.98
2011                        67,143       18.7%         72.0%           2,680,565          20.9%             39.92
2012                        20,427        5.7%         77.7%             733,530           5.7%             35.91
2013                        41,846       11.7%         89.4%           1,683,026          13.1%             40.22
2014                         4,815        1.3%         90.7%             304,138           2.4%             63.16
2015                        13,217        3.7%         94.4%             470,608           3.7%             35.61
2016 & Thereafter            5,500        1.5%         95.9%             217,400           1.7%             39.53
Vacant                      14,576        4.1%        100.0%                   0           0.0%              0.00
                          -----------------------------------------------------------------------------------------
TOTAL                      358,450      100.0%                       $12,805,942         100.0%           $ 35.73
-------------------------------------------------------------------------------------------------------------------

______________________
(1)   Calculated based on approximate square footage occupied by each tenant.

(2)   Includes 1,265 sf retail space at $150 psf.

o     THE BORROWER. The borrower is L. Charney 1410 Broadway, LLC, a single-asset, bankruptcy-remote entity with an independent director. Legal counsel to the lender delivered a non-consolidation opinion in connection with the origination of the 1410 Broadway Loan. The borrower is directly and indirectly owned by and controlled by Leon H. Charney. Mr. Charney guaranteed the non-recourse carveouts of the 1410 Broadway Loan. In connection with the guarantee, Mr. Charney is required to maintain
      $25,000,000 in net worth and $5,000,000 in liquidity. Mr. Charney is a New
      York based attorney and real estate investor who has invested in New York
      City commercial real estate since 1980. The 1410 Broadway Property was purchased from Harry Helmsley in 1984. The majority of Mr. Charney's buildings have been located within the Garment District in New York and he has significant experience owning and managing buildings in this area and has long-standing relationships with various garment district tenants. The borrower is affiliated with the borrowers under the mortgage loan identified herein and in Annex C-1 to the prospectus supplement as 1441
      Broadway, which mortgage loan is also an asset of the trust.

                                      B-49

GSMSC 2006-GG8
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 1410 BROADWAY
--------------------------------------------------------------------------------

o     ESCROWS. The loan documents provide for certain escrows for real estate taxes and insurance premiums. Additionally, the loan documents require the borrower to make monthly payments totaling $89,285 per year for replacement reserves on each monthly payment date on which less than
      $275,000 is then on deposit in the replacement reserve and $464,281 per year for tenant improvements and leasing commissions on each monthly payment date on which less than $1,800,000 is then on deposit in the tenant improvements and leasing commission reserve. The borrower is also required to deposit any lease termination payments and security deposits applied or other payments received on account of lease defaults or lease terminations into a rollover reserve.

o     LOCK BOX AND CASH MANAGEMENT. The loan requires a soft lock box, which is already in place. The loan documents require that all rents received by the borrower or the property manager be deposited into a lender-controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within one business day after receipt. Unless a 1410 Broadway Cash Trap Period is in effect, any amounts in the lender-controlled account are swept on daily basis into the borrower's operating account. A "1410 BROADWAY CASH TRAP PERIOD" means any period during which (i) an event of default (as defined in the loan documents) is continuing, until such event of default is cured or (ii) the
      DSCR (based on actual net cash flow) as of the end of any calendar quarter is less than 1.05x, until the DSCR minimum threshold has been achieved for two consecutive calendar quarters. During a 1410 Broadway Cash Trap
      Period, all cash in the lender controlled account (after payment of debt service, required reserves and approved operating expenses) are to be deposited into a lender controlled cash collateral account and held as additional collateral for the 1410 Broadway Loan.

o     PROPERTY MANAGEMENT. L.H. Charney Associates, Inc., an affiliate of the borrower, is the property manager for the 1410 Broadway Property. The lender may replace the property manager (i) if an event of default is continuing under the 1410 Broadway Loan, (ii) if the manager is in material default under the management agreement or (iii) upon the gross negligence, malfeasance or willful misconduct of the manager. The annual management fee is 4% of gross receipts, provided that during a 1410
      Broadway Cash Trap Period, the annual management fee is capped at 2% of gross receipts. Leasing commissions are payable separately based on a fixed schedule.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

o     TERRORISM INSURANCE. The 1410 Broadway Property is insured against acts of terrorism as part of its "all-risk" property coverage. The loan documents require the borrower to maintain terrorism insurance in an amount equal to
      100% of the full replacement cost of the 1410 Broadway Property, provided that such coverage is available. In the event that terrorism coverage is not included as part of the "all risk" property policy, the borrower will be required to purchase terrorism insurance at a cost up to the Terrorism
      Premium Cap (as defined below). If the insurance premiums for such policy exceed the Terrorism Premium Cap, the lender may, at its option (1)
      purchase such terrorism insurance policy, and require that the borrower pay the portion of the premiums equal to the Terrorism Premium Cap or (2)
      modify the deductible amounts, policy limits and other required policy terms to reduce the Insurance Premiums payable with respect to such policy to the Terrorism Premium Cap. As used herein, "TERRORISM PREMIUM CAP"
      means an amount which is equal to 150% of the aggregate amount insurance premiums paid for physical hazard insurance for the last policy year in which coverage for terrorism was included as part of the "all risk"
      property policy, adjusted annually by a percentage equal to the increase in the Consumer Price Index. See "Risk Factors--Property Insurance" in the
      prospectus supplement.

                                      B-50

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                                      B-51

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                                      B-52

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--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

 Number of Mortgaged Real Properties                                          1
 Location (City/State)                                           Houston, Texas
 Property Type                                                           Office
 Size (sf)                                                              749,266
 Percentage Leased as of October 1, 2006                                  98.9%
 Year Built                                                                2001
 Appraisal Value                                                   $155,000,000
 Underwritten Occupancy                                                   98.1%
 Underwritten Revenues                                              $20,629,706
 Underwritten Total Expenses                                        $10,300,798
 Underwritten Net Operating Income (NOI)                            $10,328,908
 Underwritten Net Cash Flow (NCF)                                   $10,141,591
 ------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION

 Originator                                                                GCFP
 Cut-off Date Principal Balance                                    $121,000,000
 Cut-off Date Principal Balance PSF/Unit                                $161.49
 Percentage of Initial Mortgage Pool Balance                               2.8%
 Number of Mortgage Loans                                                     1
 Type of Security                                                    Fee Simple
 Mortgage Rate                                                           6.155%
 Original Term to Maturity (Months)                                         120
 Original Amortization Term (Months)                      60 IO; 360 thereafter
 Cut-off Date LTV Ratio                                                   78.1%
 LTV Ratio at Maturity                                                    73.2%
 Underwritten DSCR on NOI                                                 1.17x
 Underwritten DSCR on NCF                                                 1.15x
 ------------------------------------------------------------------------------

o     THE LOAN. The mortgage loan (the "CITYWEST LOAN") is evidenced by a single note and is secured by a first mortgage encumbering a 749,266 sf office complex located in Houston, Texas (the "CITYWEST PROPERTY"). The CityWest
      Loan represents approximately 2.8% of the initial mortgage pool balance.
      The CityWest Loan was originated on June 15, 2006, has an original principal balance and a principal balance as of the cut-off date of
      $121,000,000, and a per annum interest rate of 6.155%. The DSCR and LTV on the CityWest Loan are 1.15x and 78.1%, respectively. The proceeds of the
      CityWest Loan were used to acquire the CityWest Property for approximately
      $146,000,000. Including reserves, escrows and closing costs, the borrower invested approximately $150,000,000 in the project at origination.

      The CityWest Loan has an initial term of 120 months and a remaining term of 117 months. The CityWest Loan requires payments of interest only for 60 months and amortizes thereafter based on a 360-month schedule, with required payments of $737,557.81 beginning August 6, 2011. The scheduled maturity date is July 6, 2016. Voluntary prepayment of the CityWest Loan is prohibited prior to the payment date of April 6, 2016 and permitted on such payment date and thereafter without a penalty. Defeasance with United
      States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted from
      November 6, 2008.

o     THE PROPERTY. The CityWest Property consists of two office buildings
      ("BUILDING ONE" and "BUILDING TWO") on a four-building campus totaling
      749,266 net rentable sf at 2101 CityWest Boulevard, Houston, Texas.

      Building One is a 305,828-sf, six-story Class "A" office building situated on a 7.92-acre site along CityWest Boulevard in Houston, Texas. Building
      One, which was built in 2001, has an adjacent six-story garage with 1,145 spaces, with a covered lobby connection. Building One is located on the south side of the CityWest campus, in between CityWest Boulevard and a feeder road. Building Two, located in the northwest corner of the site, at the intersection of CityWest Boulevard and Del Monte, is a 443,438 sf,
      20-story Class "A" office building situated on a 7.4-acre site. Built in
      1993, Building Two has an adjacent six-story garage with 1,039 spaces, with a covered lobby connection.

      As of October 1, 2006, the CityWest Property was 98.9% leased to two tenants.

      The largest tenant at the CityWest Property is Halliburton Energy
      Services, Inc. ("HALIBURTON"), which leases 387,147 sf (51.7% NRA) through
      December 31, 2014. This lease's guarantor is Halliburton Company.
      Halliburton Company (NYSE: HAL) is one of the largest providers of products to the oil and gas industries which had a market capitalization of $29.14 billion as of September 30, 2006. Effective June 30, 2012,
      Halliburton may terminate its entire lease with 12 months notice and payment of a cancellation payment. Halliburton has a contraction option at any time after January 1, 2010, such that it may contract by three full floors (each floor is approximately 22,000-sf) upon 12 months notice and payment of a contraction fee.

                                      B-53

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      The second largest tenant at CityWest Property is BMC Software, Inc.
      (NYSE: BMC) ("BMC"), which leases 350,560 sf (46.8% NRA) at the CityWest
      Property through June 14, 2021. BMC developed the CityWest Property and maintains its headquarters at the CityWest Property. BMC is a provider of enterprise management software which had a market capitalization of $5.50 billion as of September 30, 2006. BMC, whose lease commenced on June 15,
      2006, has a termination option at the end of each of the 5th and 7th lease years, which allows BMC to terminate 45,000 sf by giving 12 months notice.
      These termination rights are cumulative. In addition, at any time after the end of the 9th year and with 12 months notice, BMC will have an ongoing right to cancel all or any portion of their lease in full floor increments. While the aforementioned termination options can be made without penalty, BMC has an additional right to terminate the lease on their data center (located on floors 2 and 3 of Building Two totaling approximately 40,000 sf) prior to June 15, 2010, with the payment of the unamortized amount of $20 psf of terminated space, amortized over the first four years of the lease.

      In the event that either or both of the BMC leases are surrendered or terminated as a result of any act, omission, event or occurrence at the adjacent property known as Buildings Three and Four at 2101 CityWest
      Boulevard (comprising the remainder of the CityWest office complex), then the borrower (as landlord) is required to enter into a master lease with
      TPG/CalSTRS (the owner of 100% of the direct and indirect interests in the borrower) covering the space under such BMC lease(s) that has been terminated or surrendered, which master lease will provide for annual per square foot contract rent and recoveries equal to that which would have been payable under the BMC leases if they remained in place. To secure this obligation to enter into such master lease, TPG/CalSTRS executed and delivered to the lender a pledge and security agreement, which creates a security interest in the 100% direct and indirect ownership interest of
      TPG/CalSTRS in TPG-2101 CityWest 3 & 4, L.P., the owner of Buildings Three and Four at the CityWest office complex.

      The following table presents certain information relating to the largest tenants at the CityWest Property:

-------------------------------------------------------------------------------------------------------------------------------

                                                                                        % OF TOTAL     ANNUALIZED
                                                                         ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                         CREDIT RATING                                  UNDERWRITTEN   UNDERWRITTEN    BASE RENT       LEASE
    TENANT NAME         (FITCH/MIS/S&P)(2)    TENANT NRSF   % OF NRSF    BASE RENT      BASE RENT     ($ PER NRSF)   EXPIRATION
---------------------   -------------------   -----------   ---------   ------------   ------------   ------------   ----------

Halliburton, Inc.        BBB/Baa1/BBB+          387,147       51.7%     $ 8,842,437        65.1%         $22.84      12/31/2014
BMC Software, Inc.          NR/NR/NR            350,560       46.8%       4,732,560        34.9%          13.50       6/14/2021
Total Largest Tenants                           737,707       98.5%      13,574,997       100.0%          18.40
Remaining tenants                                 3,411        0.5%               0         0.0%           0.00
Vacant Space                                      8,148        1.1%               0         0.0%           0.00
                                              --------------------------------------------------------------------
Total All Tenants                               749,266      100.0%     $13,574,997       100.0%         $18.32
-------------------------------------------------------------------------------------------------------------------------------

___________________
(1)   Certain ratings are those of a related company whether or not the related company guarantees the lease.

(2)   Halliburton, Inc. has average rents of $22.84 psf in place during the loan term.

      The following table presents certain information relating to the lease rollover schedule at the CityWest Property:

                                      B-54

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                                              LEASE EXPIRATION SCHEDULE(1)

-----------------------------------------------------------------------------------------------------------------------

                                                                         ANNUALIZED     % OF TOTAL        ANNUALIZED
                                                                        UNDERWRITTEN    ANNUALIZED       UNDERWRITTEN
                                              % OF       CUMULATIVE      BASE RENT     UNDERWRITTEN        BASE RENT
YEAR ENDING DECEMBER 31,   EXPIRING NRSF   TOTAL NRSF   OF TOTAL NRSF      ($)(2)      BASE RENT(2)    ($ PER NRSF)(2)
------------------------   -------------   ----------   -------------   ------------   -------------   ----------------

2006                            3,411          0.5%          0.5%       $         0         0.0%           $  0.00
2007                                0          0.0%          0.5%                 0         0.0%              0.00
2008                                0          0.0%          0.5%                 0         0.0%              0.00
2009                                0          0.0%          0.5%                 0         0.0%              0.00
2010                                0          0.0%          0.5%                 0         0.0%              0.00
2011                                0          0.0%          0.5%                 0         0.0%              0.00
2012                                0          0.0%          0.5%                 0         0.0%              0.00
2013                                0          0.0%          0.5%                 0         0.0%              0.00
2014                          387,147         51.7%         52.1%         8,842,437        65.0%             22.84
2015                                0          0.0%         52.1%                 0         0.0%              0.00
2016 & Thereafter(3)          350,560         46.8%         98.9%         4,732,560        34.0%             13.50
Vacant                          8,148          1.1%        100.0%                 0         0.0%               .00
                           --------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.               749,266        100.0%                     $13,574,997       100.0%           $ 18.32
-----------------------------------------------------------------------------------------------------------------------

____________________
(1)   Calculated based on approximate square footage occupied by each tenant.

(2)   Halliburton has average rents of $22.84 psf in place during the loan term.

(3)   BMC Software lease expires 6/14/2021.

      A geological fault, typically called a "creeping fault," passes diagonally beneath the 14 year old parking structure which serves Building Two.
      According to a report written by Furgo Consultants, LP dated February 15,
      2006, the fault is not caused by tectonic plate movement and is not considered an earthquake fault. In 1999, structural and geotechnical consultants installed benchmarks to monitor the movement of the fault and movements of the building. Since 1999, the fault has moved an average of
      0.128 inches/year, with its rate of movement has decreasing from an average of 1/6th inches/year to an average of 1/8th inches/year. While report concluded that parking garage is in sound structural condition, there is no mathematical model that can predict how much any fault in the
      Houston area will move in the future.

o     THE BORROWER. The borrower is TPG-2101 CityWest 1 & 2, L.P., a special purpose, bankruptcy remote entity with an independent director. Legal counsel to GCFP delivered a non-consolidation opinion in connection with the origination of the CityWest Loan. The sponsor of the borrower is
      Thomas Properties Group Limited Partnership and Thomas Properties Group,
      Inc. ("TPG") which owns a 25% interest in the borrower through affiliates, with the remaining 75% interest being owned by California State Teachers'
      Retirement System, a public entity. TPG (Nasdaq: TPGI) is a full-service real estate operating company that owns, acquires, develops and manages office, retail and multi-family properties on a nationwide basis. TPG was founded in late 1996 by Mr. James A. Thomas. Mr. Thomas' real estate experience dates back to 1976, as a co-founder and co-managing partner of
      Maguire Thomas Partners, a national full-service real estate operating company. From 1976 to 1996, Maguire Thomas Partners acquired, developed, managed and/or owned interests in 17 properties with approximately 14 million rentable square feet of commercial space. In 1996, Maguire Thomas
      Partners split into two organizations, with several key members of Maguire
      Thomas Partners' senior management joining Mr. Thomas at TPG. TPG has four primary areas of focus: property operations, property acquisitions, property development and redevelopment, and investment management. TPG's current portfolio includes 12 properties in Texas, California, Virginia and Pennsylvania. Of the 12, ten are office properties ranging in size from 187,799 sf to 2,648,920 sf. There is no non-recourse carve-out guarantor for the CityWest Loan.

      Maguire Thomas Partners, was involved in bankruptcy proceedings from July
      1997 through March 1998 as a result of difficulties relating to the refinancing of a loan secured by a property they controlled in
      Philadelphia. When the loan matured in July 1997, rents at the property were generally over market levels and the borrower was unable to refinance or extend the loan held by Mitsubishi Trust & Banking Corporation (which was in the process of closing its lending operations), and the borrower filed for bankruptcy protection. In connection with the discharge from bankruptcy in March 1998, James A. Thomas formed a partnership with Lazard
      Freres and refinanced the Philadelphia property with Goldman Sachs
      Mortgage Co.

                                      B-55

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o     ESCROWS. The loan documents provide for certain escrows for real estate taxes and insurance premiums. At closing, the borrower also deposited
      $512,097 into a tenant improvement and leasing commission reserve for required TI/LC payments under the two leases with Halliburton Energy
      Services, Inc. (the "HALLIBURTON LEASES"). The CityWest Borrower is not
      required to make ongoing monthly deposits into this reserve. However, during a Lease Sweep Period (defined below), all excess cash flow (after payment of debt service, reserves and operating expenses) will be deposited into the tenant improvement and leasing commission reserve until such time that $15 psf of the subject leased premises (or $10 psf if the
      Lease Sweep Period was triggered by a contraction of space or partial termination) has been accumulated in the reserve (or the borrower delivers a letter of credit in such amount), which funds will be used to cover the re-tenanting costs of the applicable space. A "LEASE SWEEP PERIOD" will commence upon (i) the date that is 12 months prior to the stated
      expiration date of the term of any "MAJOR LEASE" (defined as either of the
      Halliburton Leases or the BMC Software Leases), or (ii) the date required under a Major Lease by which the applicable "MAJOR TENANT" (i.e., the tenant under any Major Lease) is required to give notice of its exercise of a renewal option (and such renewal has not been so exercised); or (iii)
      any Major Lease is surrendered, cancelled or terminated (in whole or in part) prior to its then current expiration date (or such earlier date that the subject Major Tenant delivers notice that it intends to exercise any such surrender, cancellation or termination); or (iv) the occurrence of an insolvency proceeding with respect to a Major Tenant. Notwithstanding the foregoing, a Lease Sweep Period will not commence if the debt service coverage ratio is at least 1.15x; provided, however, that for purposes of the foregoing, the debt service coverage ratio will be calculated without giving credit for any rent payable under the subject Major Lease (or portion thereof) that gave rise to the subject Lease Sweep Period.

      Additionally, during the continuance of an event of default under the
      CityWest Loan, the borrower is required to make monthly payments in an amount equal to $0.20 psf into a capital expenditure reserve to be used for approved capital expenses at the CityWest Property.

o     LOCK BOX AND CASH MANAGEMENT. The CityWest Loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to a lender controlled account, and any rents received by the borrower or the property manager must be deposited within three business days of receipt into this lender controlled account), which amounts are then swept into a
      borrower-controlled account, unless a Cash Management Period is in effect.
      A "CASH MANAGEMENT PERIOD" is a period during which (i) an event of default is continuing, until such event of default is cured, or (ii) the debt service coverage ratio is less than 1.025x (based on the actual net operating income of the CityWest Property and actual debt service for that period) as of the end of any two consecutive calendar quarters (a "DSCR
      CASH MANAGEMENT PERIOD"), until the debt service coverage ratio minimum threshold of 1.025x has been achieved for two consecutive calculation dates after the commencement of the Cash Management Period; (iii) a Lease
      Sweep Period has commenced, until such Lease Sweep Period has ended or
      (iv) an approved mezzanine loan (as described below) is outstanding.
      During the continuance of a Cash Management Period (other than a Cash
      Management Period triggered as a result of an approved mezzanine loan), all available cash after payment of debt service, operating expenses and required reserves is required to be deposited into a lender-controlled account and held as additional cash collateral for the CityWest Loan and may be applied to prepay the CityWest Loan during the continuance of an event of default. Additionally, if a DSCR Cash Management Period is continuing for three consecutive calendar quarters, lender may use the additional cash collateral to purchase defeasance eligible collateral and apply the proceeds of such collateral towards a partial defeasance of the
      CityWest Loan.

o     PROPERTY MANAGEMENT. The property manager is TPG-FP Services, L.P., an affiliate of the borrower. The property management agreement commenced on
      June 8, 2006 and expires in June, 2009, with successive automatic one year renewal terms. If an event of default is continuing, if the manager is in default under the management agreement beyond any applicable notice and cure period, or upon the gross negligence, malfeasance or willful misconduct of the manager, the borrower is required, at the request of the lender, to terminate the management agreement and replace the manager with an acceptable replacement manager. The

                                      B-56

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      borrower's failure to appoint an acceptable manager within thirty (30)
      days after the lender's request will constitute an event of default. The borrower may, from time to time, appoint a successor manager to manage the
      CityWest Property, provided that such successor manager and management agreement is approved in writing by the lender and the rating agencies.
      The contractual management fee is equal to 3.0% of annual property income.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine or subordinate indebtedness. The loan documents permit mezzanine financing from an Approved Mezzanine Lender (defined below) to the holder or holders of all of the direct and indirect ownership interests in the borrower, provided that the Approved Mezzanine Lender enters into an intercreditor agreement with lender, the borrower delivers written confirmation that the mezzanine loan will not have an adverse effect on any class of the GG8 certificates, and that the approved mezzanine loan: (i) will be in an amount that when added to the CityWest Loan will result in a combined loan to "as is" appraised value of the CityWest Property of no more than 78%,
      (ii) will result in a minimum combined debt service coverage ratio of not less than 1.16x, (iii) is secured only by a pledge of all or a portion of the direct or indirect equity ownership interests in the borrower or any other collateral that is not collateral for the CityWest Loan, (iv)
      creates no obligations or liabilities on the part of the borrower and does not result in any lien on any portion of the CityWest Property, (v) has a term expiring on the stated maturity date for the CityWest Loan, and (vi)
      is otherwise on terms and conditions reasonably acceptable to lender and evidenced by loan documents which have been reasonably approved by lender.
      An "APPROVED MEZZANINE LENDER" means any bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund, pension advisory firm, mutual fund, government entity or plan, investment company or institution substantially similar to any of the foregoing, provided in each case that such institution: (i) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity in excess of $250,000,000, (ii) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial mortgage properties and (iii) has been reasonably approved by lender and the rating agencies.

o     TERRORISM INSURANCE. The CityWest Property is insured against acts of terrorism as part of its "all-risk" property coverage. The CityWest Loan documents require the borrower to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the CityWest Property, provided that such coverage is available. In the event that coverage for terrorism is not included as part of the "all risk" property policy, the borrower will, nevertheless be required to obtain coverage for terrorism
      (as stand alone coverage) to the extent available, in an amount equal to
      100% of the replacement cost of the CityWest Property, subject to a premium cap in an amount equal to 150% of the aggregate insurance premiums payable with respect to all required insurance coverage for the last policy year in which coverage for terrorism was included as part of an all-risk policy, adjusted annually by a percentage equal to the increase in the Consumer Price Index. See "Risk Factors--Property Insurance" in the
      Prospectus Supplement.

                                      B-57

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                  [4 PHOTOS OF FAIR LAKES OFFICE PARK OMITTED]

                                      B-58

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                                      B-59

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--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

 Number of Mortgaged Real Properties                                          1
 Location (City/State)                                        Fairfax, Virginia
 Property Type                                                           Office
 Size (sf)                                                            1,250,842
 Percentage Occupied as of July 1, 2006                                   99.3%
 Year Built                                        1985, 1986, 1988, 1989, 2003
 Appraisal Value                                                   $377,500,000
 Underwritten Occupancy                                                   97.5%
 Underwritten Revenues                                              $34,946,115
 Underwritten Total Expenses                                        $12,141,141
 Underwritten Net Operating Income (NOI)                            $22,804,974
 Underwritten Net Cash Flow (NCF)                                   $21,108,804
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION

 Originator                                                               GSCMC
 Cut-off Date Principal Balance                                    $116,550,000
 Cut-off Date Principal Balance PSF(1)                                  $207.06
 Percentage of Initial Mortgage Pool Balance                               2.7%
 Number of Mortgage Loans                                                     1
 Type of Security                                                    Fee Simple
 Mortgage Rate                                                           6.218%
 Original Term to Maturity (Months)                                         120
 Original Amortization Term (Months)                              Interest Only
 Cut-off Date LTV Ratio(1)                                                68.6%
 LTV Ratio at Maturity(1)                                                 68.6%
 Underwritten DSCR on NOI(1)                                              1.40x
 Underwritten DSCR on NCF(1)                                              1.29x
--------------------------------------------------------------------------------

______________________
(1)   The Cut-off Date Principal Balance PSF, the Underwritten DSCR on NOI, the
      Underwritten DSCR on NCF, the Cut-off Date LTV Ratio and the LTV Ratio at
      Maturity are calculated based on the Fair Lakes Office Park Whole Loan.

o     THE LOAN. The mortgage loan (the "FAIR LAKES OFFICE PARK LOAN") is a pari passu portion of a whole mortgage loan (the "FAIR LAKES OFFICE PARK WHOLE
      LOAN") evidenced by two notes in the aggregate original principal amount of $259,000,000 and is secured by an office complex located in Fairfax,
      Virginia (the "FAIR LAKES OFFICE PARK PROPERTY"). The Fair Lakes Office
      Park Whole Loan was jointly originated 45% by Goldman Sachs Commercial
      Mortgage Capital, L.P. and 55% by German American Capital Corporation. The
      Fair Lakes Office Park Loan was subsequently purchased by Goldman Sachs
      Mortgage Company. The Fair Lakes Office Park Loan represents approximately
      2.7% of the initial mortgage pool balance, had an original principal balance and has an outstanding principal balance as of the cut-off date of
      $116,550,000, and an interest rate of 6.218%. The proceeds of the Fair
      Lakes Office Park Whole Loan were used to acquire the Fair Lakes Office
      Park Property.

      The companion loan to the Fair Lakes Office Park Loan is evidenced by a separate pari passu note with an interest rate of 6.218% and a principal balance as of the cut-off date of $142,450,000 (the "FAIR LAKES OFFICE
      PARK COMPANION LOAN"). The Fair Lakes Office Park Companion Loan will not be an asset of the trust. The Fair Lakes Office Park Loan and the Fair
      Lakes Office Park Companion Loan are governed by an intercreditor and servicing agreement, as described in the prospectus supplement under
      "Description of the Mortgage Pool--The Fair Lakes Office Park Whole Loan"
      and will be serviced pursuant to the terms of a pooling and servicing agreement entered into in connection with the CD 2006-CD3 Mortgage Trust
      Commercial Mortgage Pass-Through Certificates, Series CD 2006-CD3.

      The Fair Lakes Office Park Loan had an initial term of 120 months and has a remaining term of 118 months. The loan requires payments of interest only during the term of the loan. The scheduled maturity date is the payment date in August 2016. Voluntary prepayment of the Fair Lakes Office
      Park Loan is prohibited prior to the payment date in May 2016. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the second anniversary of the later securitization closing date of either pari passu note but prior to the payment date in May 2016.

o     THE PROPERTY. Fair Lakes Office Park Property is an approximately 1.25 million sf complex comprised of nine class A office buildings located in
      Fair Lakes, a submarket of Fairfax, Virginia. Fair Lakes is a 657-acre community with over 7 million sf of office, residential, retail, and hotel space. The Fair Lakes Office Park Property is located at the intersection of Interstate 66 and Fairfax County Parkway in Fairfax County, within two miles of the Fairfax County Government Center, Fair Oaks Mall, Fairfax
      Comer and many of the Washington, D.C. MSA's residential areas.

                                      B-60

GSMSC 2006-GG8
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - FAIR LAKES OFFICE PARK
--------------------------------------------------------------------------------

      The Fair Lakes Office Park Property is currently approximately 99.3%
      occupied by tenants of clients primarily located in the technology industry, including Nortel Government Solutions (302,795 sf), SRA
      International (281,944 sf), GDAIS, Inc. Techmatics (200,893) and Argon ST,
      Inc. (167,973 sf).

      The following table presents certain information relating to the major tenants at the Fair Lakes Office Park Property:

                                LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT(1)

-----------------------------------------------------------------------------------------------------------------------------

                                                                                      % OF TOTAL     ANNUALIZED
                               CREDIT RATING                          ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                  (FITCH/        TENANT      % OF    UNDERWRITTEN    UNDERWRITTEN    BASE RENT       LEASE
       TENANT NAME            MOODY'S/S&P)(2)     NRSF       NRSF    BASE RENT ($)    BASE RENT     ($ PER NRSF)   EXPIRATION
---------------------------   ---------------   ---------   ------   -------------   ------------   ------------   ----------

Nortel Government Solutions     NR / NR / B       302,795    24.2%    $ 6,286,069        21.8%         $20.76         (3)
GDAIS, Inc. Techmatics          NR / A2 / A       200,893    16.1%      5,805,312        20.1%          28.90         (4)
Argon ST, Inc.                 NR / NR / NR       167,973    13.4%      4,728,970        16.4%          28.15         (5)
SRA International              NR / NR / NR       281,944    22.5%      4,494,537        15.6%          15.94         (6)
The Peterson Companies         NR / NR / NR        42,362     3.4%      1,160,885         4.0%          27.40         (7)
Countrywide Home Loans          NR / A3 / A        29,928     2.4%        828,112         2.9%          27.67         (8)
Datatel, Inc.                   NR / B / B         46,399     3.7%        810,584         2.8%          17.47      12/31/2010
Community Management Co.       NR / NR / NR        21,374     1.7%        560,839         1.9%          26.24      4/30/2010
Ryan Homes                     NR / NR / NR        14,936     1.2%        416,117         1.4%          27.86      12/31/2009
Enterprise Solutions           NR / NR / NR        13,358     1.1%        375,894         1.3%          28.14      4/30/2010
                                                ----------------------------------------------------------------
TOTAL LARGEST TENANTS                           1,121,962    89.7%    $25,467,321        88.2%         $22.70
Other Tenants                                     120,273     9.6%      3,416,723        11.8%          28.41
Vacant Space                                        8,607     0.7%              0         0.0%           0.00
                                                ----------------------------------------------------------------
TOTAL ALL TENANTS                               1,250,842   100.0%    $28,884,044       100.0%         $23.25
-----------------------------------------------------------------------------------------------------------------------------

_____________________
(1)   Calculated based on approximate square footage occupied by each tenant.

(2)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)   Nortel Government Solutions has eight leases expiring on 12/31/2013
      (150,288 sf) and one lease expiring on 12/31/2018 (152,507 sf).

(4)   GDAIS, Inc. Techmatics has two leases expiring on 12/31/2008 (21,978 sf)
      and twenty-two leases expiring on 11/30/2012 (178,915 sf).

(5)   Argon ST, Inc. has ten leases expiring on 2/28/2009 (110,879 sf) and six leases expiring on 5/31/2009 (57,097 sf).

(6)   SRA International has three leases expiring on 10/31/2009 (17,430 sf) and two leases expiring on 12/31/2015 (264,514 sf).

(7)   The Peterson Companies has one lease on a month-to-month basis (864 sf), one lease expiring on 8/30/2007 (629 sf) and two leases expiring on
      1/31/2015 (40,869 sf)

(8)   Countrywide Home Loans has two leases expiring on 5/31/2008 (13,840 sf), one lease expiring on 7/31/2008 (12,465 sf) and one lease expiring on
      8/30/2009 (3,623 sf).

      The following table presents certain information relating to the lease rollover schedule at the Fair Lakes Office Park Property:

                                           LEASE EXPIRATION SCHEDULE(1)

-------------------------------------------------------------------------------------------------------------------
                                                                                         % OF TOTAL     ANNUALIZED
                                                                         ANNUALIZED      ANNUALIZED    UNDERWRITTEN
     YEAR ENDING                           % OF TOTAL   CUMULATIVE OF   UNDERWRITTEN    UNDERWRITTEN    BASE RENT
     DECEMBER 31,          EXPIRING NRSF      NRSF       TOTAL NRSF     BASE RENT ($)    BASE RENT     ($ PER NRSF)
------------------------   -------------   ----------   -------------   -------------   ------------   ------------

2006                            13,303         1.1%          1.1%        $   399,962         1.4%        $ 30.07
2007                            25,178         2.0%          3.1%            738,422         2.6%          29.33
2008                            57,770         4.6%          7.7%          1,641,474         5.7%          28.41
2009                           247,937        19.8%         27.5%          7,027,218        24.3%          28.34
2010                           105,986         8.5%         36.0%          2,461,500         8.5%          23.22
2011                               261         0.0%         36.0%              3,158         0.0%          12.10
2012                           178,915        14.3%         50.3%          5,142,944        17.8%          28.75
2013                           154,995        12.4%         62.7%          3,029,122        10.5%          19.54
2014                                 0         0.0%         62.7%                  0         0.0%           0.00
2015                           305,383        24.4%         87.1%          5,117,117        17.7%          16.76
2016 & thereafter              152,507        12.2%         99.3%          3,323,128        11.5%          21.79
Vacant                           8,607         0.7%        100.0%                  0         0.0%           0.00
                             --------------------------------------------------------------------------------------
TOTAL/WTD. AVG.              1,250,842       100.0%        100.0%        $28,884,044       100.0%        $ 23.25
-------------------------------------------------------------------------------------------------------------------

______________________
(1)   Calculated based on approximate square footage occupied by each tenant.

                                      B-61

GSMSC 2006-GG8
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - FAIR LAKES OFFICE PARK
--------------------------------------------------------------------------------

o     THE BORROWER. The borrower is SRI Seven Fair Lakes LLC, a single-purpose, single-asset entity that is wholly owned by Shorenstein Realty Investors
      Seven, L.P. Legal counsel to the borrower has delivered a
      non-consolidation opinion in connection with the origination of the Fair
      Lakes Office Park Loan.

o     ESCROWS. At origination, the loan documents required the borrower to deposit $2,943,739 into a reserve account for tenant improvements and leasing commissions. The loan documents provide for monthly escrows for real estate taxes, insurance, structural improvements, and tenant improvements and leasing commissions during a Reserve Period. A "FAIR
      LAKES OFFICE PARK RESERVE PERIOD" means (a) any period beginning when the debt-service-coverage ratio falls below 1.10x and continuing until the debt-service-coverage ratio is at least 1.10x for two (2) consecutive quarters, or (b) any period of default.

o     LOCK BOX AND CASH MANAGEMENT. The Fair Lakes Office Park Loan requires a hard lockbox, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to such lender controlled hard lockbox, which amounts are then swept into a lender-controlled account. On each business day, amounts on deposit will be swept to the borrower except during the continuation of an event of default or a Fair Lakes Office Park Reserve Period, during which, amounts in the lockbox account will be applied to pay any required reserves and to pay the scheduled monthly debt service payment, and, unless an event of default has occurred and is continuing, then to the borrower.

o     PROPERTY MANAGEMENT. The Fair Lakes Office Park Property is currently managed by Peterson Management L.C., pursuant to eight management agreements. The lender has the right to require the borrower to replace any new manager if the manager is in default under the related management agreement beyond any applicable notice and cure period. The property manager is entitled to (a) an annual management fee equal to 3% of gross revenues of rentals or licenses, (b) a leasing fee for new leases or renewals equal to 1% of the aggregate rent for the lease or renewal term, as applicable, and (c) a construction management fee equal to 5% for all renovations or improvements supervised or coordinated by the property manager in excess of $2,500.

o     RELEASE OF COLLATERAL. The borrower is permitted under the loan documents to obtain the release of certain portions of the Fair Lakes Office Park
      Property to an affiliate of the borrower for the development of certain buildings, upon satisfaction of certain conditions, including among others: (1) the partial release would not be a "significant modification"
      or cause the Fair Lakes Office Park Loan to cease to being a "qualified mortgage;" (2) after giving effect to the partial release, the debt service coverage ratio of the Fair Lakes Office Park Property is greater than or equal to the debt service coverage ratio at the end of the calendar quarter immediately preceding the partial release and (3) after giving effect to the partial release, the loan-to-value ratio is less than or equal to 70%.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. The borrower is permitted under the loan documents to incur mezzanine debt, subject to, among other things, a maximum combined loan-to-value ratio of 70%, a minimum aggregate debt service coverage ratio greater than 1.20x, and a maximum weighted loan constant of 8.5%.

o     TERRORISM INSURANCE. The loan documents require the Fair Lakes Office Park
      Property to be insured against acts of terrorism in an amount at least equal to the lesser of (i) $259,000,000 and (ii) the aggregate full replacement cost of the Fair Lakes Office Park Property as determined by lender, plus twelve months of business interruption coverage, provided, however, if the Terrorism Risk Insurance Act of 2002 or a similar statute is not in effect, then borrower must maintain such coverage that is commercially available for an annual premium of no more than two (2) times the then aggregate property insurance premium payable with respect to the
      Fair Lakes Office Park Property. The borrower is permitted to maintain such terrorism coverage through a blanket policy. See "Risk
      Factors--Property Insurance" in the prospectus supplement.

                                      B-62

                                    ANNEX C-1

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

ANNEX C1

                                                                                                   CROSSED WITH   AFFILIATED WITH
CONTROL               LOAN      LOAN        MORTGAGE                                               OTHER LOANS       OTHER LOANS
 NUMBER  FOOTNOTES   GROUP     NUMBERS     LOAN SELLER                 PROPERTY NAME             (CROSSED GROUP)  (RELATED GROUP)
---------------------------------------------------------------------------------------------------------------------------------

   1                Group 1  001001195     GSMC         One Beacon Street
   2       2, 3     Group 1  060316        GCFP         222 South Riverside Plaza
   3                Group 1  060574        GCFP         Pointe South Mountain Resort
   4                Group 1  060690        GCFP         1441 Broadway                                                 Group 1
   5      4, 5, 6   Group 1  001001194     GSMC         Village of Merrick Park

   6         5      Group 1  060345        GCFP         CA Headquarters
   7       6, 7     Group 1  090002400     GSMC         The Alhambra
   8                Group 1  060689        GCFP         1410 Broadway                                                 Group 1
   9                Group 1  060568        GCFP         CityWest
   10        8      Group 1  001001193     GSMC         Fair Lakes Office Park                                        Group 2

   11        5      GROUP 1  060842        GCFP         ECM THEATER PORTFOLIO                                         GROUP 3
 11.01              Group 1  060842                     AMC Theater - Norwalk, CA
 11.02              Group 1  060842                     AMC Entertainment, Inc. - Morrow, GA
 11.03              Group 1  060842                     Regal Cinemas, Inc. - Live Oak, TX
 11.04              Group 1  060842                     Regal Cinemas, Inc. - Austell, GA
 11.05              Group 1  060842                     Consolidated Theaters - Roanoke, VA
 11.06              Group 1  060842                     Regal Cinemas, Inc. - Beavercreek, OH
 11.07              Group 1  060842                     Regal Cinemas, Inc. - Chula Vista, CA
 11.08              Group 1  060842                     Regal Cinemas, Inc. - Henrietta, NY
 11.09              Group 1  060842                     Cinemark USA, Inc. - Lubbock, TX
   12        9      GROUP 1  060383        GCFP         COLUMBIA BUSINESS CENTER
 12.01              Group 1  060383                     Columbia Business Center Fee
 12.02              Group 1  060383                     Columbia Business Center Leasehold
   13               GROUP 1  060623        GCFP         ARIEL PREFERRED RETAIL PORTFOLIO
 13.01              Group 1  060623                     Tulare Outlet Center
 13.02              Group 1  060623                     Laughlin Outlet Center
 13.03              Group 1  060623                     Medford Outlet Center
 13.04              Group 1  060623                     Warrenton Outlet Center
 13.05              Group 1  060623                     Darien Outlet Center
 13.06              Group 1  060623                     Traverse City Outlet Center
   14               Group 1  060759        GCFP         Curtis Center Office Building
   15        6      Group 1  090002273     GSMC         Branson Landing

   16        5      Group 1  060552        GCFP         Pinnacle II
   17               Group 1  060635        GCFP         Gallery at Cocowalk
   18               Group 1  001001196     GSMC         Seattle Trade Center                                          Group 2
   19               Group 1  060719        GCFP         Pioneer Plaza
   20               Group 1  060169        GCFP         The Plaza in Clayton

   21               GROUP 1  060476        GCFP         RUBLOFF RETAIL PORTFOLIO                                      GROUP 4
 21.01              Group 1  060476                     Hutchinson Mall
 21.02              Group 1  060476                     Lakewood Mall
 21.03              Group 1  060476                     Imperial Mall
 21.04              Group 1  060476                     Thunderbird Mall
   22               Group 1  060866        GCFP         Legacy Tech Center
   23               Group 1  060732        GCFP         Tower Place 200                                               Group 3
   24               Group 1  060803        GCFP         Windsor Square NC
   25               Group 1  050602        GCFP         Media Studios North

   26               Group 1  090002398     GSMC         Sherwood Regional Mall
   27       10      Group 1  060617        GCFP         Clybourn Galleria
   28               Group 1  060467        GCFP         Penn Station Shopping Center
   29               Group 1  060429        GCFP         Hitachi Plaza
   30        5      Group 2  060525        GCFP         Meridian Apartments

   31               Group 1  060783        GCFP         One Bowdoin Square
   32               Group 1  090002203     GSMC         GVR I,II,III
   33               Group 1  060477        GCFP         Algonquin Center                                              Group 4
   34               Group 1  060697        GCFP         55 Summer Street
   35               Group 2  060469        GCFP         Seramont Apartments

   36               Group 2  090002381     GSMC         Copper Beech Townhomes - Missouri                             Group 5
   37               Group 2  090002291     GSMC         Copper Beech Townhomes - Michigan                             Group 5
   38               Group 1  090002236     GSMC         Mullins Crossing Shopping Center
   39        9      Group 1  090002373     GSMC         Paradise Esplanade
   40               Group 1  090002403     GSMC         600 Jefferson Avenue                                          Group 7

   41      6, 7     Group 1  090002411     GSMC         El Dorado Hills Town Center
   42               Group 2  060543        GCFP         Cimarron Apartments
   43               Group 1  060508        GCFP         Holiday Inn - Albany
   44               Group 1  060478        GCFP         Gateway Mall                                                  Group 4
   45               Group 1  060558        GCFP         Dauphin Plaza                                                 Group 8

   46               Group 1  060785        GCFP         Stanley Works
   47               Group 1  090002235     GSMC         Highridge Crossings
   48      6, 9     Group 1  090002429     GSMC         Nameoki Commons Shopping Center
   49               Group 1  090002416     GSMC         Greenlawn Phase I                                             Group 6
   50               Group 1  090002147     GSMC         Brannon Crossing

   51               Group 1  060548        GCFP         Breckinridge Center
   52               Group 1  090002413     GSMC         1301 Connecticut Avenue, NW
   53               Group 1  060296        GCFP         The Clark Building
   54               Group 1  060735        GCFP         Latham Lowe's
   55               Group 1  090002436     GSMC         Lincoln Corners

   56      6, 7     Group 1  090002412     GSMC         Vista Ridge Marketplace
   57       11      Group 1  060627        GCFP         4801 Woodway Drive
   58               Group 1  090002399     GSMC         Scottsdale Gateway II
   59               Group 1  060575        GCFP         Waterfront Plaza - Reno
   60               Group 1  060594        GCFP         Royal Appliance

   61               Group 1  060736        GCFP         Amadeus Center
   62               Group 1  060393        GCFP         Carolina First
   63               Group 1  060488        GCFP         Wilshire Roxbury
   64               Group 1  060571        GCFP         Prestige Place I and II                                       Group 10
   65               Group 1  060806        GCFP         Woods at Brokenland & Rivers Center III

   66               Group 1  060479        GCFP         Rockford Crossing                                             Group 4
   67        6      Group 1  090002440     GSMC         Decatur Crossing II
   68               Group 2  060761        GCFP         Glens at Rolling Ridge
   69               Group 1  060475        GCFP         Rubloff Center                                                Group 4
   70               Group 1  060298        GCFP         King's Grant Commons

   71        6      Group 1  090002314     GSMC         Palomar Point
   72        9      Group 1  060380        GCFP         Oviedo Town Center
   73      6, 7     Group 1  090002396     GSMC         Westgate Shopping Center
   74               Group 1  050209        GCFP         River Street Inn
   75               Group 1  060628        GCFP         Titan Building & Plaza

   76               Group 1  090002410     GSMC         Pecos Legacy
   77               Group 1  090002386     GSMC         Jetport
   78               Group 1  090002330     GSMC         Village Square Retail Center
   79               Group 1  090002392     GSMC         Mercado at Scottsdale Ranch                                   Group 6
   80               Group 1  060557        GCFP         West Bridgewater Plaza                                        Group 8

   81        7      Group 2  090002380     GSMC         Copper Beech Townhomes - Indiana                              Group 5
   82               Group 1  090002368     GSMC         Western Area Power Admin. HQ
   83               Group 1  060428        GCFP         SoCal Self Storage - Pasadena                                 Group 11
   84               Group 1  060447        GCFP         260 Park Ave South
   85               Group 1  090002404     GSMC         1000 Secaucus Road                                            Group 7

   86               Group 1  060396        GCFP         San Marin Plaza
  87a       12      Group 1  060802        GCFP         11450 Technology Circle
  87b       12      Group 1  060802        GCFP         11450 Technology Circle
   88               Group 1  090002395     GSMC         Smithsonian Warehouse
   89               Group 1  090002432     GSMC         The Grande 16                                                 Group 9
   90               Group 2  060814        GCFP         Broad Street Apartments

   91               Group 1  090002258     GSMC         Ballantyne Corporate Park Shopping
   92               Group 1  090002300     GSMC         Mission Valley Shopping Center
   93               Group 1  090002365     GSMC         Three Tower Bridge
   94               Group 1  060582        GCFP         Comfort Suites at World Golf Village
   95               Group 1  060442        GCFP         SoHo 25 Retail Condominium

   96               Group 1  090002375     GSMC         Bedminster Medical Plaza
   97        9      Group 1  090002415     GSMC         Govalle                                                       Group 6
   98               Group 1  060626        GCFP         Extra Space Storage
   99               Group 1  060717        GCFP         Quail Lakes Executive Office Park
  100        6      GROUP 1  090002394     GSMC         MCKEE PORTFOLIO
 100.01             Group 1  0900023941                 McKee Office Buildings
 100.02             Group 1  0900023942                 1 Media Place

  101        9      Group 1  090002430     GSMC         Excelsior Drive
  102               Group 1  060592        GCFP         Carolina Corporate Center
  103               Group 1  090002408     GSMC         Crossroads Plaza Shopping Center
  104               Group 1  060471        GCFP         Lake Mary Business Center
  105        6      Group 1  090002374     GSMC         LaCrosse Three Rivers Plaza

  106               Group 1  050456        GCFP         SoCal Self Storage - RSM                                      Group 11
  107               Group 1  090002427     GSMC         333 Cedar Avenue
  108               Group 1  060808        GCFP         Maurice Villency Furniture II                                 Group 14
  109               Group 2  090002437     GSMC         Ventana Palms Apartments
  110               Group 2  090002371     GSMC         Phoenix Apartments

  111               Group 1  090002438     GSMC         Thunderbird Plaza
  112               Group 1  090002270     GSMC         Atlantic Commons Shopping Center
  113               Group 2  060756        GCFP         University Club Apartments                                    Group 12
  114               Group 1  090002421     GSMC         East Windsor Medical Arts Building                            Group 13
  115        5      Group 1  090002362     GSMC         Lichtins Office

  116               Group 1  090002431     GSMC         AmStar 16                                                     Group 9
  117               Group 1  090002422     GSMC         Dallas West Village II
  118               Group 1  090002425     GSMC         Short Pump Village
  119               Group 1  060355        GCFP         Vacaville Ford
  120        9      Group 1  060539        GCFP         StorQuest Playa Vista

  121        6      Group 1  090002389     GSMC         Southshore Shops
  122               Group 1  060591        GCFP         50 Santa Rosa Avenue
  123      6, 7     Group 1  090002414     GSMC         Jamestown Village Plaza
  124               Group 1  090002417     GSMC         Shady Hollow Village I                                        Group 6
  125               Group 1  090002406     GSMC         Metcalf Building

  126               Group 1  060195        GCFP         AIM Self Storage
  127        6      Group 1  090002424     GSMC         Monument Marketplace
  128               Group 1  060670        GCFP         6630 McCarran Building C                                      Group 15
  129               Group 1  060733        GCFP         1054 De Anza Boulevard
  130               Group 1  090002378     GSMC         Ralston Plaza

  131        9      Group 2  060419        GCFP         Meadows Student Housing
  132        6      Group 1  090002418     GSMC         Battlefield Tech Center III
  133               Group 1  090002385     GSMC         Flowers Plantation
  134               Group 1  090002435     GSMC         Arroyo Grande Stadium 10                                      Group 9
  135               Group 1  060613        GCFP         1000 Armitage Avenue

  136               Group 1  090002397     GSMC         Southampton Shopping Center
  137        5      Group 1  090002382     GSMC         Talmadge Town Center
  138               Group 1  060734        GCFP         North Creek Professional Building
  139               Group 1  090002183     GSMC         South Jefferson Medical Arts Building                         Group 13
  140               Group 1  051380        GCFP         12 Havemeyer Place

  141               Group 1  060451        GCFP         Holiday Inn Express Kannapolis
  142               Group 1  060491        GCFP         Sunset Place
  143               Group 1  060249        GCFP         Parkway Plaza
  144               Group 1  090002383     GSMC         CVS Pharmacy
  145               Group 1  090002393     GSMC         Park West Office I                                            Group 16

  146               Group 1  090002441     GSMC         Glacier View Office Building
  147               Group 1  090002348     GSMC         American Sale Building
  148               Group 1  090002388     GSMC         Cumberland Station
  149               Group 2  060741        GCFP         Pineridge Apartments                                          Group 12
  150               Group 1  060506        GCFP         Doral Court Plaza                                             Group 10

  151               Group 1  090002401     GSMC         Village at Lafayette Square
  152               Group 1  090002402     GSMC         Park West Office II                                           Group 16
  153               Group 1  090002376     GSMC         Rangeline Plaza
  154               Group 1  060666        GCFP         Lexington Quail                                               Group 15
  155               Group 1  060148        GCFP         Storage Station

  156               Group 1  060805        GCFP         Maurice Villency Furniture                                    Group 14
  157               Group 1  090002384     GSMC         Pyramid V
  158               Group 1  090002390     GSMC         Crawford's Landing
  159               Group 2  060739        GCFP         Limewood Apartments                                           Group 12
  160               Group 1  090002428     GSMC         Stonecrest

  161               Group 1  060588        GCFP         Turnberry Industrial

CONTROL
 NUMBER                                               ADDRESS                                                        CITY
----------------------------------------------------------------------------------------------------------------------------------

   1     One Beacon Street                                                                                  Boston
   2     222 S Riverside and 444 W Jackson                                                                  Chicago
   3     7777 South Pointe Parkway                                                                          Phoenix
   4     1441 Broadway                                                                                      New York
   5     358 San Lorenzo Avenue                                                                             Coral Gables

   6     One Computer Associates Plaza                                                                      Islandia
   7     1000 South Fremont Avenue                                                                          Alhambra
   8     1410 Broadway                                                                                      New York
   9     2101 CityWest Boulevard                                                                            Houston
   10    12450, 12500, 12600, 12700, 12701, 12730 & 12750 Fair Lakes Circle & 4300 & 4350 Fair Lakes Court  Fairfax

   11
 11.01   12300 Civic Center Drive                                                                           Norwalk
 11.02   7065 Mt. Zion Circle                                                                               Morrow
 11.03   7901 Pat Booker Road                                                                               Live Oak
 11.04   2480 East-West Connector Road                                                                      Austell
 11.05   4730 Valley View Boulevard Northwest                                                               Roanoke
 11.06   2651 Fairfield Commons                                                                             Beavercreek
 11.07   1025 Tierra Deal Ray                                                                               Chula Vista
 11.08   525 Marketplace Drive                                                                              Henrietta
 11.09   2535 82nd Street                                                                                   Lubbock
   12
 12.01   2501 SE Columbia Way                                                                               Vancouver
 12.02   2501 SE Columbia Way                                                                               Vancouver
   13
 13.01   1407 Retherford Street                                                                             Tulare
 13.02   1955 South Casino Drive                                                                            Laughlin
 13.03   6750 West Frontage Road                                                                            Medford
 13.04   1000 Warrenton Outlet Center                                                                       Warrenton
 13.05   One Magnolia Bluff Way                                                                             Darien
 13.06   3639 Marketplace Circle                                                                            Traverse City
   14    170 South Independence Mall West                                                                   Philadelphia
   15    406 Sycamore                                                                                       Branson

   16    3300 West Olive Avenue                                                                             Burbank
   17    3015 Grand Avenue                                                                                  Coconut Grove
   18    2600 and 2601 Elliott Avenue                                                                       Seattle
   19    900 Fort Street Mall                                                                               Honolulu
   20    190 Carondelet Plaza                                                                               Clayton

   21
 21.01   1500 East 11th Street                                                                              Hutchinson
 21.02   3315 Sixth Ave Southeast                                                                           Aberdeen
 21.03   SWC of 12th Street and Marian Road                                                                 Hastings
 21.04   Northwest Quadrant of 12th Ave West & US Highway 53                                                Virginia
   22    2100-2190 Gold Street                                                                              San Jose
   23    3348 Peachtree Road Northeast                                                                      Atlanta
   24    1814 Windsor Square Drive                                                                          Matthews
   25    3355 West Empire Avenue                                                                            Burbank

   26    5308 Pacific Avenue                                                                                Stockton
   27    1840 North Clybourn Avenue                                                                         Chicago
   28    5550 Silver Hill Road                                                                              District Heights
   29    2000 Sierra Point Parkway                                                                          Brisbane
   30    1401 Aschinger Boulevard                                                                           Columbus

   31    One Bowdoin Square                                                                                 Boston
   32    2475, 2485 & 2495 Village View Drive                                                               Henderson
   33    NWC of South Randall Road and Harnish Drive                                                        Algonquin
   34    55 Summer Street                                                                                   Boston
   35    2500 North Highway 121                                                                             Euless

   36    3217 Old Highway 63 South                                                                          Columbia
   37    10247 48th Avenue                                                                                  Allendale
   38    4223 Washington Road                                                                               Evans
   39    4480 Paradise Road                                                                                 Las Vegas
   40    600 Jefferson Avenue                                                                               Secaucus

   41    2101, 2085 & 2023 Vine Street                                                                      El Dorado
   42    8301 West Flamingo Road                                                                            Las Vegas
   43    205 Wolf Road                                                                                      Albany
   44    North Alpine Road & West Lane Road                                                                 Machesney Park
   45    3830-3884 Union Deposit Road                                                                       Harrisburg

   46    1000 Stanley Drive                                                                                 New Britain
   47    28102-28194 Newhall Ranch Road                                                                     Santa Clarita
   48    3401-3551 Nameoki Road                                                                             Granite City
   49    601 Louis Henna Boulevard                                                                          Round Rock
   50    150 Langley Drive, 101 Cynthia Drive & 230 East Brannon Road                                       Nicholasville

   51    3300-3355 Breckinridge Boulevard                                                                   Duluth
   52    1301 Connecticut Avenue                                                                            Washington
   53    717 Liberty Avenue                                                                                 Pittsburgh
   54    800 Loudon Road                                                                                    Colonie
   55    2209 West Lincoln Avenue                                                                           Harlingen

   56    2601 Stemmons Freeway                                                                              Lewisville
   57    4801 Woodway Drive                                                                                 Houston
   58    8901 East Mountain View Road                                                                       Scottsdale
   59    300 East 2nd Street                                                                                Reno
   60    7005 Cochran Road                                                                                  Glenwillow Village

   61    9250 NW 36th Street                                                                                Doral
   62    1501 Main Street                                                                                   Columbia
   63    9654 & 9660-9696 Wilshire Boulevard                                                                Beverly Hills
   64    2600 & 2650 McCormick Drive                                                                        Clearwater
   65    9700 Patuxent Woods Drive & 10270 , 10280 & 10290 Old Columbia Road                                Columbia

   66    NWC of East State Street and Mill Road                                                             Rockford
   67    6420, 6450 and 6480 Cameron Street                                                                 Las Vegas
   68    3998 Audrey Rae Lane                                                                               Howell
   69    4949 and 4751 Harrison Avenue                                                                      Rockford
   70    US Highway 401 and Ten-Ten Road                                                                    Fuquay Varina

   71    1910, 1920 and 1930 Palomar Point Way                                                              Carlsbad
   72    199 E. Mitchell Hammock Road                                                                       Oviedo
   73    307, 311, 315, 363 & 369 South Lower Sacramento Road                                               Lodi
   74    115 East River Street                                                                              Savannah
   75    2700 NE Loop 410 and 8200 Perrin Beitel Road                                                       San Antonio

   76    2556 Wigwam Parkway                                                                                Henderson
   77    14231, 14241 & 14261 Jetport Loop                                                                  Fort Myers
   78    5700-5810 East Florence Avenue & 7220 Eastern Avenue                                               Bell Gardens
   79    10105, 10135, 10155 East Via Linda & 10050 E. Mountain View Road                                   Scottsdale
   80    2077 North Main Street                                                                             West Bridgewater

   81    915 South Basswood Drive                                                                           Bloomington
   82    12155 West Alameda Parkway                                                                         Lakewood
   83    2581 E. Colorado Boulevard                                                                         Pasadena
   84    260 Park Avenue South                                                                              New York
   85    1000 Secaucus Road                                                                                 Secaucus

   86    101-270 San Marin Drive                                                                            Novato
 87-a    11450 Technology Circle                                                                            Duluth
 87-b
   88    8308 Cinder Bed Road                                                                               Lorton
   89    3141 Johnston Street                                                                               Lafayette
   90    5-7, 17-19, and 27 West Broad Street                                                               Richmond

   91    14015, 14021 & 14027 Conlan Circle                                                                 Charlotte
   92    2251 Avent Ferry Road                                                                              Raleigh
   93    2 Ash Street                                                                                       Conshohocken
   94    475 Commerce Lake Drive                                                                            St. Augustine
   95    25 Houston Street                                                                                  New York

   96    1 Robertson Drive                                                                                  Bedminster
   97    2701 East 7th Street                                                                               Austin
   98    2222 N. Figueroa Street                                                                            Los Angeles
   99    2291 West March Lane                                                                               Stockton
  100
 100.01  900, 920 & 940 West Sproul Road                                                                    Springfield
 100.02  1023 East Baltimore Pike                                                                           Media

  101    8413 & 8417 Excelsior Drive                                                                        Madison
  102    5400 Glenwood Avenue                                                                               Raleigh
  103    4749 & 7581 Route 25A                                                                              Rocky Point
  104    1150 Emma Oaks Trail                                                                               Lake Mary
  105    40 Copeland Avenue                                                                                 LaCrosse

  106    30231 Tomas Road                                                                                   Rancho Santa Margarita
  107    333 Cedar Avenue                                                                                   Middlesex Borough
  108    200 Robbins Lane                                                                                   Syosset
  109    7021 West McDowell Road                                                                            Phoenix
  110    4004 Meadows Drive                                                                                 Indianapolis

  111    13600-13640 North 99th Avenue                                                                      Sun City
  112    2036 Campostella Road                                                                              Chesapeake
  113    1441 Leah Avenue                                                                                   San Marcos
  114    300 Princeton Hightstown Road                                                                      East Windsor
  115    3110 Edwards Mill Road                                                                             Raleigh

  116    5996 Zebulon Road                                                                                  Macon
  117    3839 McKinney Avenue                                                                               Dallas
  118    11402-11446 West Broad Street                                                                      Glen Allen
  119    148 Peabody Road                                                                                   Vacaville
  120    12821 West Jefferson Boulevard                                                                     Los Angeles

  121    12000 Southshore Pointe Drive                                                                      Midlothian
  122    50 Santa Rosa Avenue                                                                               Santa Rosa
  123    2656-2750 Mahoning Avenue                                                                          Warren
  124    9901 Brodie Lane                                                                                   Austin
  125    100 South Orange Avenue                                                                            Orlando

  126    2200 North Cota Street                                                                             Norco
  127    15910, 15932 & 15954 Jackson Creek Parkway                                                         Monument
  128    6630 South McCarran Boulevard, Building C                                                          Reno
  129    1054 S De Anza Boulevard                                                                           San Jose
  130    12325-12399 West 64th Avenue & 64106490 Ward Road                                                  Arvada

  131    62 Court Street & 10 Hillside Drive                                                                Geneseo
  132    530 Independence Parkway                                                                           Chesapeake
  133    50 Neuse River Parkway                                                                             Clayton
  134    1160 West Branch Street                                                                            Arroyo Grande
  135    1000 W. Armitage Avenue                                                                            Chicago

  136    111-119 Main Street                                                                                Southampton
  137    4038 Talmadge Road                                                                                 Toledo
  138    18425 West Creek Drive                                                                             Tinley Park
  139    91 South Jefferson Road                                                                            Hanover
  140    12 Havemeyer Place                                                                                 Greenwich

  141    2491 Wonder Drive                                                                                  Kannapolis
  142    3720-3740 East Sunset Road                                                                         Las Vegas
  143    10410 Kensington Parkway                                                                           Kensington
  144    5050 West Baseline Road                                                                            Phoenix
  145    406 Science Drive                                                                                  Madison

  146    1289 Deming Way                                                                                    Madison
  147    745 North Center Boulevard                                                                         Romeoville
  148    768 South Jefferson Avenue                                                                         Cookeville
  149    2790 Pineridge Drive NW                                                                            Walker
  150    8484 NW 36 Street                                                                                  Doral

  151    297 North Highway 287                                                                              Lafayette
  152    440 Science Drive                                                                                  Madison
  153    5300 Halls Mill Road                                                                               Mobile
  154    1301, 1311 and 1321 N. McCarran Boulevard                                                          Sparks
  155    4530 South Peoria                                                                                  Tulsa

  156    685 Route 17                                                                                       Paramus
  157    4494 North John Young Parkway & 4439 Parkway Commerce Boulevard                                    Orlando
  158    115 East Broadway                                                                                  Monona
  159    572 Limewood Drive                                                                                 Battle Creek
  160    2998 Turner Hill Road                                                                              Lithonia

  161    27215 West Turnberry Lane, Building 28                                                             Valencia

CONTROL                                     GENERAL                 DETAILED
 NUMBER          STATE         ZIP CODE  PROPERTY TYPE            PROPERTY TYPE                   YEAR BUILT
----------------------------------------------------------------------------------------------------------------------

   1     Massachusetts           02108   Office         General Urban                                 1973
   2     Illinois                60606   Office         General Urban                                 1971
   3     Arizona                 85044   Hospitality    Full Service                                  1987
   4     New York                10018   Office         General Urban                                 1929
   5     Florida                 33146   Retail         Anchored                                      2002

   6     New York                11749   Office         General Suburban                              1991
   7     California              91803   Office         General Urban                                 1970
   8     New York                10018   Office         General Urban                                 1930
   9     Texas                   77042   Office         General Suburban                              2001
   10    Virginia                22033   Office         General Suburban                  1985, 1986, 1988, 1989, 2003

   11
 11.01   California              90650   Retail         Other                                         1996
 11.02   Georgia                 30260   Retail         Other                                         1997
 11.03   Texas                   78233   Retail         Other                                         1998
 11.04   Georgia                 30106   Retail         Other                                         1999
 11.05   Virginia                24012   Retail         Other                                         2000
 11.06   Ohio                    45431   Retail         Other                                         1998
 11.07   California              91910   Retail         Other                                         1998
 11.08   New York                14623   Retail         Other                                         1996
 11.09   Texas                   79423   Retail         Other                                         1998
   12
 12.01   Washington              98661   Industrial     Warehouse                                     1974
 12.02   Washington              98661   Industrial     Warehouse                                     1942
   13
 13.01   California              93274   Retail         Anchored                                      1999
 13.02   Nevada                  89029   Retail         Anchored                                      1996
 13.03   Minnesota               55049   Retail         Anchored                                      1991
 13.04   Missouri                63383   Retail         Anchored                                      1993
 13.05   Georgia                 31305   Retail         Anchored                                      1996
 13.06   Michigan                49684   Retail         Anchored                                      1990
   14    Pennsylvania            19106   Office         General Urban                                 1909
   15    Missouri                65616   Retail         Anchored                                      2006

   16    California              91505   Office         General Urban                                 2005
   17    Florida                 33133   Retail         Anchored                                      1990
   18    Washington              98121   Office         General Urban                              1917, 1925
   19    Hawaii                  96813   Office         General Urban                                 1978
   20    Missouri                63105   Office         General Suburban                              2001

   21
 21.01   Kansas                  67501   Retail         Regional Mall                                 1971
 21.02   South Dakota            57401   Retail         Regional Mall                                 1990
 21.03   Nebraska                68901   Retail         Regional Mall                                 1985
 21.04   Minnesota               55792   Retail         Regional Mall                                 1970
   22    California              95002   Office         General Suburban                              2000
   23    Georgia                 30326   Office         General Urban                                 1998
   24    North Carolina          28105   Retail         Power Center / Big Box                        1987
   25    California              91504   Office         General Urban                                 2006

   26    California              95207   Retail         Regional Mall                                 1977
   27    Illinois                60614   Retail         Anchored                                      1915
   28    Maryland                20747   Retail         Anchored                                      1989
   29    California              94005   Office         General Urban                                 1987
   30    Ohio                    43212   Multifamily    Garden                                        2001

   31    Massachusetts           02114   Office         General Urban                                 1972
   32    Nevada                  89074   Office         General Suburban                           2004, 2005
   33    Illinois                60102   Retail         Power Center / Big Box                        2003
   34    Massachusetts           02110   Office         General Urban                                 1976
   35    Texas                   76039   Multifamily    Garden                                        2002

   36    Missouri                65201   Multifamily    Student Housing                               2006
   37    Michigan                49401   Multifamily    Student Housing                               2006
   38    Georgia                 30809   Retail         Anchored                                    2005-2006
   39    Nevada                  89109   Retail         Anchored                                      2005
   40    New Jersey              07094   Industrial     Warehouse/Distribution                        2001

   41    California              95762   Retail         Anchored                                   2005, 2006
   42    Nevada                  89147   Multifamily    Garden                                        2000
   43    New York                12205   Hospitality    Full Service                                  1975
   44    Illinois                61115   Retail         Power Center / Big Box                        2005
   45    Pennsylvania            17109   Retail         Anchored                                      1989

   46    Connecticut             06053   Office         General Suburban                              1984
   47    California              91355   Retail         Anchored                                      2006
   48    Illinois                62040   Retail         Anchored                                 1986, 2004-2005
   49    Texas                   78664   Retail         Anchored                                      2001
   50    Kentucky                40356   Retail         Anchored                                      2006

   51    Georgia                 30096   Office         General Suburban                              1987
   52    District of Columbia    20036   Office         General Urban                                 1920
   53    Pennsylvania            15222   Office         General Urban                                 1927
   54    New York                12211   Retail         Power Center / Big Box                        2004
   55    Texas                   78552   Retail         Anchored                                2002, 2004, 2005

   56    Texas                   75067   Retail         Anchored                                   2002, 2006
   57    Texas                   77056   Office         General Urban                                 1976
   58    Arizona                 85258   Office         General Suburban                              1999
   59    Nevada                  89501   Office         General Urban                                 1981
   60    Ohio                    44139   Industrial     Warehouse                                     1996

   61    Florida                 33178   Office         General Suburban                              1984
   62    South Carolina          29201   Office         General Urban                                 1999
   63    California              90212   Retail         Anchored                                      1981
   64    Florida                 33759   Office         General Suburban                              1987
   65    Maryland                21046   Office         General Suburban                              1985

   66    Illinois                61108   Retail         Power Center / Big Box                        1993
   67    Nevada                  89118   Industrial     Industrial                                    2006
   68    Michigan                48843   Multifamily    Garden                                        2001
   69    Illinois                61108   Office         General Suburban                              1980
   70    North Carolina          27526   Retail         Anchored                                      2006

   71    California              92008   Industrial     Industrial / Warehouse w/ Office              2006
   72    Florida                 32765   Retail         Anchored                                      2000
   73    California              95242   Retail         Anchored                                      1966
   74    Georgia                 31401   Hospitality    Limited Service                               1817
   75    Texas                   78218   Office         General Suburban                              1983

   76    Nevada                  89074   Retail         Anchored                                   1994, 2003
   77    Florida                 33913   Industrial     Industrial                                 2003, 2006
   78    California              90201   Retail         Anchored                                      2006
   79    Arizona                 85258   Retail         Anchored                                      1987
   80    Massachusetts           02379   Retail         Anchored                                      1970

   81    Indiana                 47403   Multifamily    Student Housing                               2005
   82    Colorado                80228   Office         General Suburban                              1999
   83    California              91107   Self-Storage   Self-Storage                                  2002
   84    New York                10010   Retail         Anchored                                      1913
   85    New Jersey              07094   Industrial     Warehouse/Distribution                        1976

   86    California              94945   Retail         Anchored                                      1984
 87-a    Georgia                 30097   Office         General Suburban                              1999
 87-b
   88    Virginia                22079   Industrial     Industrial / Warehouse w/ Office              1988
   89    Louisiana               70503   Retail         Anchored                                      2004
   90    Virginia                23220   Multifamily    Mid rise                                      1910

   91    North Carolina          28277   Retail         Anchored                                      2005
   92    North Carolina          27606   Retail         Shadow Anchored                    1973, 1984-1986, 1988, 2006
   93    Pennsylvania            19428   Office         General Suburban                              1996
   94    Florida                 32095   Hospitality    Limited Service                               1999
   95    New York                10012   Retail         Anchored                                      2004

   96    New Jersey              07921   Office         Medical                                       1990
   97    Texas                   78702   Retail         Anchored                                      1958
   98    California              90065   Self-Storage   Self-Storage                                  1989
   99    California              95207   Office         General Suburban                              1976
  100
 100.01  Pennsylvania            19064   Office         General Suburban                        1960, 1996, 2006
 100.02  Pennsylvania            19063   Office         General Suburban                              1990

  101    Wisconsin               53717   Office         General Suburban                              1999
  102    North Carolina          27612   Office         General Suburban                              1986
  103    New York                11778   Retail         Shadow Anchored                               1970
  104    Florida                 32746   Industrial     Warehouse                                     1999
  105    Wisconsin               54603   Retail         Anchored                                      2006

  106    California              92688   Self-Storage   Self-Storage                                  1990
  107    New Jersey              08846   Industrial     Warehouse/Distribution            1956, 1965, 1972, 1975, 1982
  108    New York                11791   Industrial     Warehouse                                     1973
  109    Arizona                 85035   Multifamily    Garden                                        1989
  110    Indiana                 46205   Multifamily    Garden                                        1954

  111    Arizona                 85351   Retail         Anchored                                      1972
  112    Virginia                23324   Retail         Anchored                                    2005-2006
  113    Texas                   78666   Multifamily    Student Housing                               2002
  114    New Jersey              08520   Office         Medical                                       2004
  115    North Carolina          27612   Office         General Suburban                              1999

  116    Georgia                 31210   Retail         Anchored                                      1999
  117    Texas                   75204   Retail         Shadow Anchored                             2005-2006
  118    Virginia                23060   Retail         Shadow Anchored                               1996
  119    California              95687   Retail         Other                                         1963
  120    California              90066   Self-Storage   Self-Storage                                  1968

  121    Virginia                23112   Retail         Unanchored                                    2006
  122    California              95404   Office         General Urban                                 1967
  123    Ohio                    44483   Retail         Anchored                                   1970, 1975
  124    Texas                   78748   Retail         Shadow Anchored                               2002
  125    Florida                 32801   Office         General Urban                                 1923

  126    California              92880   Self-Storage   Self-Storage                                  1989
  127    Colorado                80132   Retail         Anchored                                    2005-2006
  128    Nevada                  89509   Office         General Suburban                              1998
  129    California              95014   Office         General Urban                                 1984
  130    Colorado                80004   Retail         Shadow Anchored                             1977-1978

  131    New York                14454   Multifamily    Student Housing                               1989
  132    Virginia                23320   Office         General Suburban                              2001
  133    North Carolina          27527   Retail         Anchored                                      2000
  134    California              93420   Retail         Anchored                                    1982-1985
  135    Illinois                60614   Multifamily    Mid rise                                      1895

  136    New York                11968   Retail         Anchored                                      1963
  137    Ohio                    43623   Retail         Shadow Anchored                               2005
  138    Illinois                60477   Office         General Suburban                              2001
  139    New Jersey              07981   Office         Medical                                       2005
  140    Connecticut             06830   Office         General Urban                                 1933

  141    North Carolina          28083   Hospitality    Limited Service                               2003
  142    Nevada                  89120   Retail         Shadow Anchored                               1989
  143    Maryland                20895   Office         General Suburban                              1988
  144    Arizona                 85339   Retail         Anchored                                      2006
  145    Wisconsin               53711   Office         General Suburban                              1989

  146    Wisconsin               53717   Office         General Suburban                              2002
  147    Illinois                60446   Retail         Single Tenant Retail                          2006
  148    Tennessee               38501   Retail         Anchored                                      1993
  149    Michigan                49534   Multifamily    Garden                                        1988
  150    Florida                 33166   Retail         Single Tenant                                 2006

  151    Colorado                80026   Retail         Shadow Anchored                               2005
  152    Wisconsin               53711   Office         General Suburban                              1994
  153    Alabama                 36619   Retail         Shadow Anchored                               2005
  154    Nevada                  89431   Office         General Suburban                              1989
  155    Oklahoma                74105   SelfStorage    SelfStorage                                   2000

  156    New Jersey              07652   Retail         Single Tenant                                 1969
  157    Florida                 32808   Industrial     Industrial / Warehouse w/ Office              1995
  158    Wisconsin               53716   Retail         Shadow Anchored                               2005
  159    Michigan                49017   Multifamily    Garden                                        1986
  160    Georgia                 30038   Retail         Unanchored                                    2006

  161    California              91355   Industrial     Warehouse                                     2006

CONTROL                        UNITS, PADS,      UNIT      LOAN PER          OWNERSHIP          ORIGINAL    CUTOFF DATE
 NUMBER    YEAR RENOVATED      ROOMS, SQ FT  DESCRIPTION   UNIT ($)          INTEREST         BALANCE ($)    BALANCE ($)
------------------------------------------------------------------------------------------------------------------------

   1     1989-1994, 2001-2002     1,017,168  Sq Ft            206.46        Fee Simple        210,000,000   210,000,000
   2             2001             1,184,432  Sq Ft            170.55        Fee Simple        202,000,000   202,000,000
   3             2005                   640  Rooms        296,875.00  Fee Simple / Leasehold  190,000,000   190,000,000
   4             1976               470,563  Sq Ft            388.90        Fee Simple        183,000,000   183,000,000
   5             NAP                488,554  Sq Ft            347.31         Leasehold        170,000,000   169,677,544

   6             1999               778,370  Sq Ft            212.81        Fee Simple        165,643,200   165,643,200
   7          2000-2006             846,541  Sq Ft            153.57        Fee Simple        130,000,000   130,000,000
   8             2004               358,450  Sq Ft            348.72        Fee Simple        125,000,000   125,000,000
   9                                749,266  Sq Ft            161.49        Fee Simple        121,000,000   121,000,000
   10            NAP              1,250,842  Sq Ft            207.06        Fee Simple        116,550,000   116,550,000

   11                               661,914  Sq Ft            169.28                          112,050,000   112,050,000
 11.01                               80,000  Sq Ft                          Fee Simple
 11.02                               88,000  Sq Ft                          Fee Simple
 11.03                               81,836  Sq Ft                          Fee Simple
 11.04                               88,660  Sq Ft                          Fee Simple
 11.05           2006                51,222  Sq Ft                          Fee Simple
 11.06                               75,149  Sq Ft                          Fee Simple
 11.07                               60,000  Sq Ft                          Fee Simple
 11.08                               76,315  Sq Ft                          Fee Simple
 11.09                               60,732  Sq Ft                          Fee Simple
   12                             2,336,835  Sq Ft             45.36                          106,000,000   106,000,000
 12.01           1994             1,223,567  Sq Ft                          Fee Simple
 12.02           1989             1,113,268  Sq Ft                           Leasehold
   13                             1,338,733  Sq Ft             70.22                           94,000,000    94,000,000
 13.01           2005               226,645  Sq Ft                          Fee Simple
 13.02                              256,741  Sq Ft                          Fee Simple
 13.03           1999               223,960  Sq Ft                          Fee Simple
 13.04                              199,963  Sq Ft                          Fee Simple
 13.05                              277,449  Sq Ft                           Leasehold
 13.06           1999               153,975  Sq Ft                          Fee Simple
   14            1984               885,786  Sq Ft            103.86        Fee Simple         92,000,000    92,000,000
   15            NAP                432,783  Sq Ft            207.96         Leasehold         90,000,000    90,000,000

   16                               230,000  Sq Ft            372.17        Fee Simple         85,600,000    85,600,000
   17            2006               196,492  Sq Ft            404.21        Fee Simple         79,425,000    79,425,000
   18            1998               335,149  Sq Ft            224.53        Fee Simple         75,250,000    75,250,000
   19            2003               259,317  Sq Ft            250.66        Fee Simple         65,000,000    65,000,000
   20                               325,172  Sq Ft            191.28        Fee Simple         62,200,000    62,200,000

   21                             1,259,963  Sq Ft             45.60                           57,458,000    57,458,000
 21.01           1989               441,963  Sq Ft                          Fee Simple
 21.02                              239,141  Sq Ft                          Fee Simple
 21.03           1993               325,320  Sq Ft                          Fee Simple
 21.04           1998               253,539  Sq Ft                          Fee Simple
   22                               302,186  Sq Ft            174.98        Fee Simple         52,875,000    52,875,000
   23                               259,888  Sq Ft            194.31        Fee Simple         50,500,000    50,500,000
   24                               658,012  Sq Ft             75.99        Fee Simple         50,000,000    50,000,000
   25                               175,799  Sq Ft            267.35        Fee Simple         47,000,000    47,000,000

   26         2004-2006             268,670  Sq Ft            167.32        Fee Simple         45,000,000    44,952,570
   27            2004               194,152  Sq Ft            203.45        Fee Simple         39,500,000    39,500,000
   28                               244,959  Sq Ft            160.42        Fee Simple         39,296,000    39,296,000
   29                               219,213  Sq Ft            173.35        Fee Simple         38,000,000    38,000,000
   30                                   480  Units         70,000.00        Fee Simple         33,600,000    33,600,000

   31            1989               132,713  Sq Ft            239.73        Fee Simple         31,815,000    31,815,000
   32            NAP                162,859  Sq Ft            195.31        Fee Simple         32,200,000    31,807,658
   33                               206,884  Sq Ft            138.24        Fee Simple         28,600,000    28,600,000
   34            1997               125,719  Sq Ft            225.90        Fee Simple         28,400,000    28,400,000
   35                                   354  Units         75,847.46        Fee Simple         26,850,000    26,850,000

   36            NAP                    214  Units        114,559.94        Fee Simple         24,515,827    24,515,827
   37            NAP                    206  Units        115,436.89        Fee Simple         23,780,000    23,780,000
   38           NAP                 265,468  Sq Ft             88.52        Fee Simple         23,500,000    23,500,000
   39            NAP                 58,532  Sq Ft            401.49        Fee Simple         23,500,000    23,500,000
   40            NAP                338,661  Sq Ft             67.91        Fee Simple         23,000,000    23,000,000

   41            NAP                 88,184  Sq Ft            258.55        Fee Simple         22,800,000    22,800,000
   42                                   240  Units         91,666.67        Fee Simple         22,000,000    22,000,000
   43            2005                   312  Rooms         68,910.26        Fee Simple         21,500,000    21,500,000
   44                               132,463  Sq Ft            156.65        Fee Simple         20,750,000    20,750,000
   45            1995               216,654  Sq Ft             91.16        Fee Simple         19,750,000    19,750,000

   46            2001               130,000  Sq Ft            150.38        Fee Simple         19,550,000    19,550,000
   47            NAP                 57,474  Sq Ft            333.19        Fee Simple         19,150,000    19,150,000
   48           2004                156,297  Sq Ft            122.01        Fee Simple         19,070,000    19,070,000
   49            NAP                105,441  Sq Ft            178.77        Fee Simple         18,850,000    18,850,000
   50            NAP                118,114  Sq Ft            154.40        Fee Simple         18,275,000    18,237,060

   51            1999               231,656  Sq Ft             78.56        Fee Simple         18,200,000    18,200,000
   52            1988                64,017  Sq Ft            282.74        Fee Simple         18,100,000    18,100,000
   53            2005               280,217  Sq Ft             64.24        Fee Simple         18,000,000    18,000,000
   54                               144,533  Sq Ft            121.08        Fee Simple         17,500,000    17,500,000
   55            NAP                180,944  Sq Ft             96.27        Fee Simple         17,420,000    17,420,000

   56            NAP                 90,122  Sq Ft            190.85        Fee Simple         17,200,000    17,200,000
   57            2003               220,583  Sq Ft             77.34        Fee Simple         17,060,000    17,060,000
   58            NAP                107,885  Sq Ft            157.58        Fee Simple         17,000,000    17,000,000
   59            2006               127,137  Sq Ft            133.71        Fee Simple         17,000,000    17,000,000
   60                               458,000  Sq Ft             37.12        Fee Simple         17,000,000    17,000,000

   61                               185,226  Sq Ft             89.08        Fee Simple         16,500,000    16,500,000
   62                               143,035  Sq Ft            114.66        Fee Simple         16,400,000    16,400,000
   63            2004                42,115  Sq Ft            368.04        Fee Simple         15,500,000    15,500,000
   64            2004               146,798  Sq Ft            103.54        Fee Simple         15,200,000    15,200,000
   65                               200,245  Sq Ft             73.16        Fee Simple         15,000,000    14,650,353

   66            2000               120,185  Sq Ft            118.98        Fee Simple         14,300,000    14,300,000
   67            NAP                140,596  Sq Ft             99.58        Fee Simple         14,000,000    14,000,000
   68                                   201  Units         67,164.18        Fee Simple         13,500,000    13,500,000
   69            2006               161,111  Sq Ft             83.12        Fee Simple         13,392,000    13,392,000
   70                                82,269  Sq Ft            161.66        Fee Simple         13,300,000    13,300,000

   71            NAP                 84,123  Sq Ft            155.72        Fee Simple         13,100,000    13,100,000
   72                                64,587  Sq Ft            194.54        Fee Simple         12,565,000    12,565,000
   73            2005               103,698  Sq Ft            120.54        Fee Simple         12,500,000    12,500,000
   74            1999                    86  Rooms        145,038.14  Fee Simple / Leasehold   12,473,280    12,473,280
   75            2001               131,527  Sq Ft             92.76        Fee Simple         12,200,000    12,200,000

   76            NAP                 76,018  Sq Ft            157.86        Fee Simple         12,000,000    12,000,000
   77            NAP                121,724  Sq Ft             96.94        Fee Simple         11,800,000    11,800,000
   78            NAP                 80,777  Sq Ft            141.13         Leasehold         11,400,000    11,400,000
   79            NAP                118,285  Sq Ft             93.84        Fee Simple         11,100,000    11,100,000
   80            2006               138,449  Sq Ft             79.45        Fee Simple         11,000,000    11,000,000

   81            NAP                    108  Units        100,556.85        Fee Simple         10,860,140    10,860,140
   82            NAP                115,560  Sq Ft             93.03        Fee Simple         10,750,000    10,750,000
   83                                   745  Units         14,093.96        Fee Simple         10,500,000    10,500,000
   84            2004                 4,581  Sq Ft          2,292.08        Fee Simple         10,500,000    10,500,000
   85            NAP                202,148  Sq Ft             49.47        Fee Simple         10,000,000    10,000,000

   86            2000                70,483  Sq Ft            136.91        Fee Simple          9,650,000     9,650,000
  87a            2000               143,333  Sq Ft             65.84        Fee Simple          7,300,000     6,495,429
  87b                                                          65.84                            3,200,000     2,941,090
   88            NAP                101,600  Sq Ft             92.52        Fee Simple          9,400,000     9,400,000
   89            NAP                 61,579  Sq Ft            150.38         Leasehold          9,260,000     9,260,000
   90            2004                   102  Units         90,196.08        Fee Simple          9,200,000     9,200,000

   91            NAP                 30,597  Sq Ft            297.41        Fee Simple          9,100,000     9,100,000
   92           2005                122,562  Sq Ft             71.80         Leasehold          8,800,000     8,800,000
   93            NAP                 60,016  Sq Ft            143.30        Fee Simple          8,600,000     8,600,000
   94                                   162  Rooms         53,040.05        Fee Simple          8,600,000     8,592,488
   95                                 7,983  Sq Ft          1,064.76        Fee Simple          8,500,000     8,500,000

   96            NAP                 38,004  Sq Ft            223.26        Fee Simple          8,500,000     8,484,631
   97            1999                86,306  Sq Ft             95.01        Fee Simple          8,200,000     8,200,000
   98                                   666  Units         12,252.25        Fee Simple          8,160,000     8,160,000
   99                                67,433  Sq Ft            120.49        Fee Simple          8,125,000     8,125,000
  100                                77,491  Sq Ft            101.95                            7,900,000     7,900,000
 100.01          NAP                 51,313  Sq Ft                          Fee Simple
 100.02          NAP                 26,178  Sq Ft                          Fee Simple

  101            NAP                 58,128  Sq Ft            135.13        Fee Simple          7,855,000     7,855,000
  102                                87,838  Sq Ft             86.75        Fee Simple          7,620,000     7,620,000
  103            2006                61,411  Sq Ft            123.76        Fee Simple          7,600,000     7,600,000
  104                               120,504  Sq Ft             62.52        Fee Simple          7,550,000     7,533,665
  105            NAP                 66,152  Sq Ft            112.57        Fee Simple          7,447,000     7,447,000

  106            1995                   604  Units         12,003.31        Fee Simple          7,250,000     7,250,000
  107            NAP                208,000  Sq Ft             34.62        Fee Simple          7,200,000     7,200,000
  108                               175,200  Sq Ft             40.68        Fee Simple          8,070,131     7,126,668
  109            NAP                    160  Units         43,750.00        Fee Simple          7,000,000     7,000,000
  110         20052006                  328  Units         21,260.26        Fee Simple          7,000,000     6,973,364

  111            NAP                 55,969  Sq Ft            121.50        Fee Simple          6,800,000     6,800,000
  112            NAP                 50,424  Sq Ft            134.86        Fee Simple          6,800,000     6,800,000
  113            2002                   110  Units         60,000.00        Fee Simple          6,600,000     6,600,000
  114            NAP                 40,448  Sq Ft            163.17        Fee Simple          6,600,000     6,600,000
  115            NAP                 46,124  Sq Ft            143.09        Fee Simple          6,600,000     6,600,000

  116            NAP                 66,400  Sq Ft             99.10        Fee Simple          6,580,000     6,580,000
  117            NAP                 18,177  Sq Ft            361.34        Fee Simple          6,568,000     6,568,000
  118            NAP                 37,650  Sq Ft            172.64        Fee Simple          6,500,000     6,500,000
  119            1998                12,000  Sq Ft            541.67        Fee Simple          6,500,000     6,500,000
  120           2006                    882  Units          6,802.72        Fee Simple          6,000,000     6,000,000

  121            NAP                 39,133  Sq Ft            153.32        Fee Simple          6,000,000     6,000,000
  122            2005                34,442  Sq Ft            174.21        Fee Simple          6,000,000     6,000,000
  123            2001               124,440  Sq Ft             46.45        Fee Simple          5,780,000     5,780,000
  124            NAP                 18,873  Sq Ft            304.67        Fee Simple          5,750,000     5,750,000
  125         2003, 2005             37,287  Sq Ft            151.12        Fee Simple          5,640,000     5,634,710

  126                                  592  Units          9,459.46         Fee Simple          5,600,000     5,600,000
  127            NAP                 21,617  Sq Ft           252.12         Fee Simple          5,450,000     5,450,000
  128                                37,388  Sq Ft            144.43        Fee Simple          5,400,000     5,400,000
  129                                31,701  Sq Ft            170.34        Fee Simple          5,400,000     5,400,000
  130           2006                 49,688  Sq Ft            108.68        Fee Simple          5,400,000     5,400,000

  131            1997                    90  Units         60,000.00        Fee Simple          5,400,000     5,400,000
  132            NAP                 51,578  Sq Ft            100.82        Fee Simple          5,200,000     5,200,000
  133            NAP                 53,501  Sq Ft             96.26        Fee Simple          5,150,000     5,150,000
  134        2000-2002               34,500  Sq Ft            147.83        Fee Simple          5,100,000     5,100,000
  135            2001                    15  Units        333,333.33        Fee Simple          5,000,000     5,000,000

  136            2006                24,000  Sq Ft            208.33        Fee Simple          5,000,000     5,000,000
  137            NAP                 18,836  Sq Ft            254.83        Fee Simple          4,800,000     4,800,000
  138                                29,215  Sq Ft            163.41        Fee Simple          4,774,000     4,774,000
  139            NAP                 18,110  Sq Ft            250.69        Fee Simple          4,540,000     4,540,000
  140            2001                 9,000  Sq Ft            500.00        Fee Simple          4,500,000     4,500,000

  141                                    81  Rooms         55,420.29        Fee Simple          4,500,000     4,489,044
  142                                25,600  Sq Ft            171.88        Fee Simple          4,400,000     4,400,000
  143            2005                30,813  Sq Ft            142.56        Fee Simple          4,400,000     4,392,798
  144            NAP                 13,013  Sq Ft            337.35        Fee Simple          4,390,000     4,390,000
  145            NAP                 47,362  Sq Ft             89.73         Leasehold          4,250,000     4,250,000

  146            NAP                 33,482  Sq Ft            121.56        Fee Simple          4,070,000     4,070,000
  147            NAP                 40,000  Sq Ft            101.10        Fee Simple          4,050,000     4,044,147
  148            NAP                 43,751  Sq Ft             89.83        Fee Simple          3,930,000     3,930,000
  149            2004                   146  Units         26,712.33        Fee Simple          3,900,000     3,900,000
  150                                 9,240  Sq Ft            402.60        Fee Simple          3,720,000     3,720,000

  151            NAP                 19,719  Sq Ft            187.64        Fee Simple          3,700,000     3,700,000
  152            NAP                 47,783  Sq Ft             66.90         Leasehold          3,200,000     3,196,820
  153            NAP                 16,597  Sq Ft            153.52        Fee Simple          2,548,000     2,548,000
  154                                22,044  Sq Ft            114.54        Fee Simple          2,525,000     2,525,000
  155                                   529  Units          4,615.89         Leasehold          2,450,000     2,441,807

  156            1999                17,661  Sq Ft            135.89        Fee Simple          2,705,707     2,400,036
  157            NAP                 26,660  Sq Ft             86.12        Fee Simple          2,300,000     2,295,971
  158            NAP                 10,343  Sq Ft            203.04        Fee Simple          2,100,000     2,100,000
  159            1986                   132  Units         15,151.52        Fee Simple          2,000,000     2,000,000
  160            NAP                  7,700  Sq Ft            217.14        Fee Simple          1,672,000     1,672,000

  161                                19,110  Sq Ft             52.33        Fee Simple          1,000,000     1,000,000

         ALLOCATED CUTOFF                               GROSS                                    MONTHLY       ANNUAL
CONTROL   DATE BALANCE     % OF INITIAL    BALLOON    INTEREST  ADMINISTRATIVE  NET INTEREST      DEBT          DEBT
 NUMBER  (MULTIPROPERTY)   POOL BALANCE    BALANCE    RATE (%)   FEE RATE (%)     RATE (%)    SERVICE ($)    SERVICE ($)
-------------------------------------------------------------------------------------------------------------------------

   1          210,000,000      4.8%      210,000,000  6.10100%     0.02049%       6.08051%    1,082,503.82  12,990,045.84
   2          202,000,000      4.7%      189,477,538  6.19100%     0.02049%       6.17051%    1,236,007.87  14,832,094.44
   3          190,000,000      4.4%      179,325,716  6.68000%     0.02049%       6.65951%    1,223,508.59  14,682,103.08
   4          183,000,000      4.2%      183,000,000  5.89100%     0.02049%       5.87051%      910,854.97  10,930,259.64
   5          169,677,544      3.9%      158,674,880  5.83500%     0.02049%       5.81451%    1,001,272.39  12,015,268.68

   6          165,643,200      3.8%      165,643,200  6.96000%     0.02049%       6.93951%      974,074.04  11,688,888.48
   7          130,000,000      3.0%      130,000,000  6.33300%     0.03549%       6.29751%      695,603.82   8,347,245.84
   8          125,000,000      2.9%      125,000,000  6.21700%     0.02049%       6.19651%      656,598.67   7,879,184.04
   9          121,000,000      2.8%      113,449,472  6.15500%     0.02049%       6.13451%      737,557.81   8,850,693.72
   10         116,550,000      2.7%      116,550,000  6.21800%     0.02049%       6.19751%    1,360,691.27  16,328,295.24

   11                          2.6%      112,050,000  6.50900%     0.02049%       6.48851%      616,219.23   7,394,630.76
 11.01         15,641,664
 11.02         15,294,072
 11.03         13,913,251
 11.04         13,671,009
 11.05         11,734,376
 11.06         11,609,437
 11.07         11,151,927
 11.08         10,765,346
 11.09          8,268,917
   12                          2.4%      106,000,000  6.94400%     0.03049%       6.91351%      621,905.93   7,462,871.11
 12.01         66,950,000
 12.02         39,050,000
   13                          2.2%       90,358,914  7.21600%     0.02049%       7.19551%      639,079.37   7,668,952.44
 13.01         33,500,000
 13.02         31,250,000
 13.03         12,500,000
 13.04          7,500,000
 13.05          5,500,000
 13.06          3,750,000
   14          92,000,000      2.1%       92,000,000  6.19500%     0.02049%       6.17451%      481,546.53   5,778,558.36
   15          90,000,000      2.1%       79,860,415  6.06000%     0.02049%       6.03951%      543,072.12   6,516,865.44

   16          85,600,000      2.0%       80,416,188  6.31300%     0.02049%       6.29251%      530,566.30   6,366,795.60
   17          79,425,000      1.8%       74,649,541  6.34900%     0.02049%       6.32851%      494,158.82   5,929,905.84
   18          75,250,000      1.7%       75,250,000  5.94300%     0.02049%       5.92251%      377,851.68   4,534,220.16
   19          65,000,000      1.5%       61,050,357  6.29600%     0.02049%       6.27551%      402,162.85   4,825,954.20
   20          62,200,000      1.4%       62,200,000  5.89900%     0.02049%       5.87851%      310,011.57   3,720,138.84

   21                          1.3%       53,668,900  5.87500%     0.02049%       5.85451%      339,885.77   4,078,629.24
 21.01         23,858,000
 21.02         15,500,000
 21.03          9,500,000
 21.04          8,600,000
   22          52,875,000      1.2%       52,875,000  5.90000%     0.02049%       5.87951%      263,579.43   3,162,953.13
   23          50,500,000      1.2%       50,500,000  6.36700%     0.02049%       6.34651%      271,666.04   3,259,992.48
   24          50,000,000      1.2%       45,263,209  6.09000%     0.02049%       6.06951%      302,674.50   3,632,094.00
   25          47,000,000      1.1%       41,051,033  5.38000%     0.02049%       5.35951%      263,333.00   3,159,996.00

   26          44,952,570      1.0%       37,823,498  5.70000%     0.02049%       5.67951%      261,180.18   3,134,162.16
   27          39,500,000      0.9%       36,715,174  6.40200%     0.02049%       6.38151%      235,987.80   2,831,853.60
   28          39,296,000      0.9%       39,296,000  6.30600%     0.02049%       6.28551%      209,368.54   2,512,422.48
   29          38,000,000      0.9%       35,690,011  6.28700%     0.02049%       6.26651%      234,887.74   2,818,652.88
   30          33,600,000      0.8%       33,600,000  6.05000%     0.02049%       6.02951%      171,752.78   2,061,033.36

   31          31,815,000      0.7%       31,815,000  6.24900%     0.02049%       6.22851%      167,977.68   2,015,732.12
   32          31,807,658      0.7%       26,725,421  5.30000%     0.02049%       5.27951%      178,808.10   2,145,697.20
   33          28,600,000      0.7%       28,600,000  5.87500%     0.02049%       5.85451%      141,965.57   1,703,586.84
   34          28,400,000      0.7%       28,400,000  6.28500%     0.02049%       6.26451%      150,810.90   1,809,730.80
   35          26,850,000      0.6%       26,850,000  6.51400%     0.02049%       6.49351%      147,775.07   1,773,300.84

   36          24,515,827      0.6%       23,004,363  6.22000%     0.02049%       6.19951%      150,470.15   1,805,641.80
   37          23,780,000      0.5%       22,243,312  5.98000%     0.02049%       5.95951%      142,267.49   1,707,209.88
   38          23,500,000      0.5%       20,123,849  5.50000%     0.02049%       5.47951%      133,430.42   1,601,165.04
   39          23,500,000      0.5%       21,066,234  5.61000%     0.02049%       5.58951%      135,056.78   1,620,681.36
   40          23,000,000      0.5%       20,771,750  5.97000%     0.02049%       5.94951%      137,453.31   1,649,439.72

   41          22,800,000      0.5%       21,273,258  5.80000%     0.02049%       5.77951%      133,799.68   1,605,596.16
   42          22,000,000      0.5%       22,000,000  6.40300%     0.02049%       6.38251%      119,018.73   1,428,224.76
   43          21,500,000      0.5%       20,654,514  7.90000%     0.02049%       7.87951%      156,263.16   1,875,157.92
   44          20,750,000      0.5%       20,750,000  5.87500%     0.02049%       5.85451%      102,999.49   1,235,993.88
   45          19,750,000      0.5%       17,918,638  6.20900%     0.02049%       6.18851%      121,077.99   1,452,935.88

   46          19,550,000      0.5%       19,550,000  6.12600%     0.02049%       6.10551%      101,188.90   1,214,266.80
   47          19,150,000      0.4%       17,260,892  5.87000%     0.02049%       5.84951%      113,218.30   1,358,619.60
   48          19,070,000      0.4%       19,070,000  6.21000%     0.02049%       6.18951%      100,057.91   1,200,694.92
   49          18,850,000      0.4%       18,850,000  6.12000%     0.06049%       6.05951%       97,470.21   1,169,642.52
   50          18,237,060      0.4%       15,229,870  5.42000%     0.07049%       5.34951%      102,848.02   1,234,176.24

   51          18,200,000      0.4%       17,097,800  6.31000%     0.02049%       6.28951%      112,771.71   1,353,260.52
   52          18,100,000      0.4%       18,100,000  6.19000%     0.02049%       6.16951%       94,662.58   1,135,950.96
   53          18,000,000      0.4%       18,000,000  6.68700%     0.02049%       6.66651%      101,698.12   1,220,377.44
   54          17,500,000      0.4%       17,500,000  5.86000%     0.02049%       5.83951%       86,645.25   1,039,743.00
   55          17,420,000      0.4%       17,420,000  6.03000%     0.02049%       6.00951%       88,751.27   1,065,015.24

   56          17,200,000      0.4%       15,807,683  5.93000%     0.02049%       5.90951%      102,349.89   1,228,198.68
   57          17,060,000      0.4%       15,530,034  6.38800%     0.02049%       6.36751%      106,577.30   1,278,927.60
   58          17,000,000      0.4%       17,000,000  6.01000%     0.02049%       5.98951%       86,324.19   1,035,890.28
   59          17,000,000      0.4%       15,236,987  6.51000%     0.02049%       6.48951%      107,563.39   1,290,760.68
   60          17,000,000      0.4%       15,108,648  6.13000%     0.02049%       6.10951%      103,348.77   1,240,185.24

   61          16,500,000      0.4%       16,500,000  6.51000%     0.02049%       6.48951%       90,755.73   1,089,068.76
   62          16,400,000      0.4%       14,574,515  6.12000%     0.02049%       6.09951%       99,595.11   1,195,141.32
   63          15,500,000      0.4%       15,500,000  6.15900%     0.02049%       6.13851%       80,658.66     967,903.92
   64          15,200,000      0.4%       14,267,323  6.24000%     0.02049%       6.21951%       93,490.18   1,121,882.16
   65          14,650,353      0.3%       11,519,535  6.19000%     0.02049%       6.16951%       98,394.82   1,180,737.84

   66          14,300,000      0.3%       14,300,000  5.87500%     0.02049%       5.85451%       70,982.78     851,793.36
   67          14,000,000      0.3%       13,284,312  5.89000%     0.02049%       5.86951%       82,949.55     995,394.60
   68          13,500,000      0.3%       12,676,227  6.27200%     0.02049%       6.25151%       83,315.08     999,780.96
   69          13,392,000      0.3%       12,508,857  5.87500%     0.02049%       5.85451%       79,218.74     950,624.88
   70          13,300,000      0.3%       11,888,698  6.39000%     0.02049%       6.36951%       83,105.22     997,262.64

   71          13,100,000      0.3%       10,991,558  5.64000%     0.06049%       5.57951%       75,535.10     906,421.20
   72          12,565,000      0.3%       11,803,627  6.31000%     0.02049%       6.28951%       77,855.85     934,270.20
   73          12,500,000      0.3%       11,282,389  5.94000%     0.02049%       5.91951%       74,462.31     893,547.72
   74          12,473,280      0.3%       11,871,213  7.14700%     0.02049%       7.12651%       84,220.10   1,010,641.16
   75          12,200,000      0.3%       11,065,291  6.18900%     0.02049%       6.16851%       74,634.15     895,609.80

   76          12,000,000      0.3%       11,263,184  6.24000%     0.02049%       6.21951%       73,808.04     885,696.48
   77          11,800,000      0.3%       11,055,192  6.10000%     0.02049%       6.07951%       71,507.39     858,088.68
   78          11,400,000      0.3%       10,648,944  5.88000%     0.02049%       5.85951%       67,471.74     809,660.88
   79          11,100,000      0.3%       11,100,000  5.87000%     0.07049%       5.79951%       55,051.63     660,619.56
   80          11,000,000      0.3%        9,980,001  6.20900%     0.02049%       6.18851%       67,435.84     809,230.08

   81          10,860,140      0.3%       10,190,584  6.22000%     0.02049%       6.19951%       66,656.00     799,872.00
   82          10,750,000      0.2%       10,090,377  6.24000%     0.02049%       6.21951%       66,119.70     793,436.40
   83          10,500,000      0.2%        9,602,833  6.63400%     0.02049%       6.61351%       67,295.15     807,541.80
   84          10,500,000      0.2%       10,500,000  6.14000%     0.02049%       6.11951%       54,471.18     653,654.16
   85          10,000,000      0.2%        9,355,982  6.00000%     0.02049%       5.97951%       59,955.05     719,460.60

   86           9,650,000      0.2%        8,736,149  6.09060%     0.02049%       6.07011%       58,419.92     701,039.04
  87a           6,495,429      0.1%        6,056,521  7.50000%     0.02049%       7.47951%       52,613.57     631,362.84
  87b           2,941,090      0.1%        2,764,331  8.58000%     0.02049%       8.55951%       25,795.65     309,547.80
   88           9,400,000      0.2%        8,503,054  6.05000%     0.02049%       6.02951%       56,660.28     679,923.36
   89           9,260,000      0.2%        7,176,526  6.02000%     0.02049%       5.99951%       59,775.57     717,306.84
   90           9,200,000      0.2%        8,630,549  6.20000%     0.02049%       6.17951%       56,347.15     676,165.80

   91           9,100,000      0.2%        8,281,551  6.36500%     0.02049%       6.34451%       56,712.66     680,551.92
   92           8,800,000      0.2%        7,231,467  5.97000%     0.07049%       5.89951%       53,964.55     647,574.60
   93           8,600,000      0.2%        7,813,655  6.28000%     0.07049%       6.20951%       53,119.59     637,435.08
   94           8,592,488      0.2%        7,435,155  6.67600%     0.07049%       6.60551%       55,357.07     664,284.84
   95           8,500,000      0.2%        8,020,498  6.66000%     0.02049%       6.63951%       54,623.29     655,479.48

   96           8,484,631      0.2%        7,220,233  6.05000%     0.02049%       6.02951%       51,235.36     614,824.32
   97           8,200,000      0.2%        8,200,000  6.07000%     0.06049%       6.00951%       42,054.42     504,653.04
   98           8,160,000      0.2%        7,709,499  6.85000%     0.02049%       6.82951%       53,469.15     641,629.80
   99           8,125,000      0.2%        8,125,000  6.18500%     0.02049%       6.16451%       42,459.24     509,510.88
  100                          0.2%        6,105,983  5.94000%     0.02049%       5.91951%       50,610.46     607,325.52
 100.01         5,266,667
 100.02         2,633,333

  101           7,855,000      0.2%        7,363,984  6.15000%     0.07049%       6.07951%       47,854.88     574,258.56
  102           7,620,000      0.2%        7,140,632  6.11700%     0.02049%       6.09651%       46,260.51     555,126.12
  103           7,600,000      0.2%        6,890,175  6.17000%     0.07049%       6.09951%       46,399.79     556,797.48
  104           7,533,665      0.2%        7,139,351  6.85000%     0.02049%       6.82951%       49,472.07     593,664.84
  105           7,447,000      0.2%        6,762,162  6.25000%     0.02049%       6.22951%       45,852.46     550,229.52

  106           7,250,000      0.2%        6,630,528  6.63400%     0.02049%       6.61351%       46,465.70     557,588.40
  107           7,200,000      0.2%        6,077,864  5.84000%     0.06049%       5.77951%       42,429.80     509,157.60
  108           7,126,668      0.2%        6,508,133  7.94000%     0.02049%       7.91951%       61,964.00     743,568.00
  109           7,000,000      0.2%        6,556,420  6.10000%     0.02049%       6.07951%       42,419.64     509,035.68
  110           6,973,364      0.2%        4,713,209  6.70000%     0.07049%       6.62951%       53,017.59     636,211.08

  111           6,800,000      0.2%        6,012,533  5.90000%     0.02049%       5.87951%       40,333.28     483,999.36
  112           6,800,000      0.2%        6,002,034  5.82000%     0.07049%       5.74951%       39,985.86     479,830.32
  113           6,600,000      0.2%        6,185,972  6.13200%     0.02049%       6.11151%       40,132.18     481,586.16
  114           6,600,000      0.2%        5,835,693  5.90000%     0.02049%       5.87951%       39,147.01     469,764.12
  115           6,600,000      0.2%        5,988,935  6.21000%     0.05049%       6.15951%       40,465.79     485,589.48

  116           6,580,000      0.2%        5,099,519  6.02000%     0.02049%       5.99951%       42,475.51     509,706.12
  117           6,568,000      0.2%        5,920,367  5.87000%     0.02049%       5.84951%       38,831.22     465,974.64
  118           6,500,000      0.2%        5,017,089  5.90000%     0.02049%       5.87951%       41,483.16     497,797.92
  119           6,500,000      0.2%        5,661,996  6.95000%     0.02049%       6.92951%       43,026.61     516,319.37
  120           6,000,000      0.1%        5,351,541  6.28800%     0.02049%       6.26751%       37,091.45     445,097.40

  121           6,000,000      0.1%        5,610,809  5.96000%     0.02049%       5.93951%       35,818.88     429,826.56
  122           6,000,000      0.1%        6,000,000  6.83700%     0.02049%       6.81651%       34,659.79     415,917.48
  123           5,780,000      0.1%        5,208,012  5.85000%     0.02049%       5.82951%       34,098.58     409,182.96
  124           5,750,000      0.1%        5,750,000  6.08000%     0.06049%       6.01951%       29,537.96     354,455.52
  125           5,634,710      0.1%        4,826,436  6.31000%     0.07049%       6.23951%       34,946.84     419,362.08

  126           5,600,000      0.1%        5,272,329  6.48000%     0.02049%       6.45951%       35,322.18     423,866.16
  127           5,450,000      0.1%        4,641,509  6.14000%     0.02049%       6.11951%       33,167.66     398,011.92
  128           5,400,000      0.1%        5,052,230  6.00000%     0.02049%       5.97951%       32,375.73     388,508.76
  129           5,400,000      0.1%        5,400,000  5.97000%     0.02049%       5.94951%       27,238.12     326,857.44
  130           5,400,000      0.1%        4,819,115  6.31000%     0.07049%       6.23951%       33,459.74     401,516.88

  131           5,400,000      0.1%        4,866,048  6.34500%     0.02049%       6.32451%       33,583.09     402,997.08
  132           5,200,000      0.1%        4,708,277  6.10000%     0.02049%       6.07951%       31,511.73     378,140.76
  133           5,150,000      0.1%        4,663,968  6.11000%     0.07049%       6.03951%       31,242.01     374,904.12
  134           5,100,000      0.1%        3,952,514  6.02000%     0.02049%       5.99951%       32,921.75     395,061.00
  135           5,000,000      0.1%        4,706,491  6.46100%     0.02049%       6.44051%       31,475.27     377,703.24

  136           5,000,000      0.1%        5,000,000  5.89000%     0.02049%       5.86951%       24,882.52     298,590.24
  137           4,800,000      0.1%        4,346,166  6.10000%     0.07049%       6.02951%       29,087.75     349,053.00
  138           4,774,000      0.1%        4,240,026  6.10000%     0.02049%       6.07951%       28,930.19     347,162.28
  139           4,540,000      0.1%        3,958,716  6.18000%     0.02049%       6.15951%       27,747.20     332,966.40
  140           4,500,000      0.1%        4,288,617  6.31000%     0.02049%       6.28951%       27,883.12     334,597.44

  141           4,489,044      0.1%        3,559,491  6.64000%     0.02049%       6.61951%       30,779.16     369,349.92
  142           4,400,000      0.1%        3,944,008  6.51800%     0.02049%       6.49751%       27,863.10     334,357.20
  143           4,392,798      0.1%        3,784,538  6.48600%     0.02049%       6.46551%       27,770.49     333,245.88
  144           4,390,000      0.1%        4,122,048  6.27000%     0.02049%       6.24951%       27,087.12     325,045.44
  145           4,250,000      0.1%        3,850,122  6.13000%     0.02049%       6.10951%       25,837.19     310,046.28

  146           4,070,000      0.1%        3,746,212  6.02000%     0.02049%       5.99951%       24,454.07     293,448.84
  147           4,044,147      0.1%        3,135,271  5.99000%     0.02049%       5.96951%       26,069.46     312,833.52
  148           3,930,000      0.1%        3,562,267  6.16000%     0.07049%       6.08951%       23,968.12     287,617.44
  149           3,900,000      0.1%        3,510,016  5.79200%     0.02049%       5.77151%       22,863.50     274,362.00
  150           3,720,000      0.1%        3,490,408  6.21400%     0.02049%       6.19351%       22,817.65     273,811.80

  151           3,700,000      0.1%        3,460,787  5.98000%     0.09049%       5.88951%       22,135.82     265,629.84
  152           3,196,820      0.1%        2,714,717  6.01000%     0.02049%       5.98951%       19,206.20     230,474.40
  153           2,548,000      0.1%        2,265,393  6.14000%     0.02049%       6.11951%       15,506.64     186,079.68
  154           2,525,000      0.1%        2,362,385  6.00000%     0.02049%       5.97951%       15,138.65     181,663.80
  155           2,441,807      0.1%        1,107,897  6.32600%     0.02049%       6.30551%       21,108.48     253,301.76

  156           2,400,036      0.1%        2,190,138  8.09000%     0.02049%       8.06951%       21,045.00     252,540.00
  157           2,295,971      0.1%        1,961,690  6.19000%     0.02049%       6.16951%       14,071.86     168,862.32
  158           2,100,000      0.0%        1,903,993  6.17000%     0.02049%       6.14951%       12,821.00     153,852.00
  159           2,000,000      0.0%        1,800,008  5.79200%     0.02049%       5.77151%       11,724.87     140,698.44
  160           1,672,000      0.0%        1,432,173  6.34000%     0.07049%       6.26951%       10,392.86     124,714.32

  161           1,000,000      0.0%        1,000,000  6.26100%     0.02049%       6.24051%        5,289.97      63,479.64

          PARI PASSU    PARI PASSU                                    INTEREST              ORIGINAL INTEREST    REMAINING
CONTROL  MONTHLY DEBT  ANNUAL DEBT                                     ACCRUAL                 ONLY PERIOD     INTEREST ONLY
 NUMBER   SERVICE ($)   SERVICE ($)        AMORTIZATION TYPE           METHOD    SEASONING        (MOS.)       PERIOD (MOS.)
----------------------------------------------------------------------------------------------------------------------------

   1                                         Interest Only           Actual/360       1             59               58
   2                                 Interest Only, Then Amortizing  Actual/360       4             60               56
   3                                 Interest Only, Then Amortizing  Actual/360       2             60               58
   4                                         Interest Only           Actual/360       1            120              119
   5                                           Amortizing            Actual/360       2              0                0

   6                                         Interest Only           Actual/360       2            120              118
   7                                         Interest Only           Actual/360       3            120              117
   8                                         Interest Only           Actual/360       1            120              119
   9                                 Interest Only, Then Amortizing  Actual/360       3             60               57
   10     612,311.07   7,347,732.84          Interest Only           Actual/360       2            120              118

   11                                        INTEREST ONLY           ACTUAL/360       0             60               60
 11.01
 11.02
 11.03
 11.04
 11.05
 11.06
 11.07
 11.08
 11.09
   12                                        INTEREST ONLY           ACTUAL/360       2             60               58
 12.01
 12.02
   13                                INTEREST ONLY, THEN AMORTIZING  ACTUAL/360       2             12               10
 13.01
 13.02
 13.03
 13.04
 13.05
 13.06
   14                                        Interest Only           Actual/360       1             60               59
   15                                Interest Only, Then Amortizing  Actual/360       0             24               24

   16                                Interest Only, Then Amortizing  Actual/360       1             60               59
   17                                Interest Only, Then Amortizing  Actual/360       1             60               59
   18                                        Interest Only           Actual/360       1            120              119
   19                                Interest Only, Then Amortizing  Actual/360       1             60               59
   20                                        Interest Only           Actual/360       0            120              120

   21                                INTEREST ONLY, THEN AMORTIZING  ACTUAL/360       0             60               60
 21.01
 21.02
 21.03
 21.04
   22                                        Interest Only           Actual/360       0             84               84
   23                                        Interest Only           Actual/360       0             60               60
   24                                Interest Only, Then Amortizing  Actual/360       0             36               36
   25                                Interest Only, Then Amortizing  Actual/360       0             24               24

   26                                          Amortizing            Actual/360       1              0                0
   27                                Interest Only, Then Amortizing  Actual/360       0             24               24
   28                                        Interest Only           Actual/360       1             60               59
   29                                Interest Only, Then Amortizing  Actual/360       3             60               57
   30                                        Interest Only           Actual/360       3            120              117

   31                                        Interest Only           Actual/360       0            120              120
   32                                          Amortizing            Actual/360      11              0                0
   33                                        Interest Only           Actual/360       0            120              120
   34                                        Interest Only           Actual/360       0            120              120
   35                                        Interest Only           Actual/360       3             60               57

   36                                Interest Only, Then Amortizing  Actual/360       0             60               60
   37                                Interest Only, Then Amortizing  Actual/360       0             60               60
   38                                Interest Only, Then Amortizing  Actual/360       1             12               11
   39                                Interest Only, Then Amortizing  Actual/360       8             36               28
   40                                Interest Only, Then Amortizing  Actual/360       1             36               35

   41                                Interest Only, Then Amortizing  Actual/360       0             60               60
   42                                        Interest Only           Actual/360       2            120              118
   43                                Interest Only, Then Amortizing  Actual/360       1              5                4
   44                                        Interest Only           Actual/360       0            120              120
   45                                Interest Only, Then Amortizing  Actual/360       1             36               35

   46                                        Interest Only           Actual/360       0            120              120
   47                                Interest Only, Then Amortizing  Actual/360       1             36               35
   48                                        Interest Only           Actual/360       0            120              120
   49                                        Interest Only           Actual/360       0            120              120
   50                                          Amortizing            Actual/360       2              0                0

   51                                Interest Only, Then Amortizing  Actual/360       0             60               60
   52                                        Interest Only           Actual/360       1             60               59
   53                                        Interest Only           Actual/360       2             60               58
   54                                        Interest Only           Actual/360       1            120              119
   55                                        Interest Only           Actual/360       0            120              120

   56                                Interest Only, Then Amortizing  Actual/360       1             48               47
   57                                Interest Only, Then Amortizing  Actual/360       1             36               35
   58                                        Interest Only           Actual/360       1            120              119
   59                                Interest Only, Then Amortizing  Actual/360       3             24               21
   60                                Interest Only, Then Amortizing  Actual/360       1             24               23

   61                                        Interest Only           Actual/360       1            120              119
   62                                Interest Only, Then Amortizing  Actual/360       3             24               21
   63                                        Interest Only           Actual/360       3            120              117
   64                                Interest Only, Then Amortizing  Actual/360       3             60               57
   65                                          Amortizing              30/360        16              0                0

   66                                        Interest Only           Actual/360       0            120              120
   67                                Interest Only, Then Amortizing  Actual/360       0             72               72
   68                                Interest Only, Then Amortizing  Actual/360       0             60               60
   69                                Interest Only, Then Amortizing  Actual/360       0             60               60
   70                                Interest Only, Then Amortizing  Actual/360       0             24               24

   71                                          Amortizing            Actual/360       0              0                0
   72                                Interest Only, Then Amortizing  Actual/360       1             60               59
   73                                Interest Only, Then Amortizing  Actual/360       1             36               35
   74                                          Amortizing            Actual/360       0              0                0
   75                                Interest Only, Then Amortizing  Actual/360       2             36               34

   76                                Interest Only, Then Amortizing  Actual/360       2             60               58
   77                                Interest Only, Then Amortizing  Actual/360       2             60               58
   78                                Interest Only, Then Amortizing  Actual/360       0             60               60
   79                                        Interest Only           Actual/360       2            120              118
   80                                Interest Only, Then Amortizing  Actual/360       1             36               35

   81                                Interest Only, Then Amortizing  Actual/360       0             60               60
   82                                Interest Only, Then Amortizing  Actual/360       3             60               57
   83                                Interest Only, Then Amortizing  Actual/360       3             36               33
   84                                        Interest Only           Actual/360       2            120              118
   85                                Interest Only, Then Amortizing  Actual/360       1             60               59

   86                                Interest Only, Then Amortizing  Actual/360       4             36               32
 87-a                                          Amortizing              30/360        87              0                0
 87-b                                          Amortizing              30/360        69              0                0
   88                                Interest Only, Then Amortizing  Actual/360       2             36               34
   89                                          Amortizing            Actual/360       0              0                0
   90                                Interest Only, Then Amortizing  Actual/360       0             60               60

   91                                Interest Only, Then Amortizing  Actual/360       3             36               33
   92                                          Amortizing            Actual/360       0              0                0
   93                                Interest Only, Then Amortizing  Actual/360       4             36               32
   94                                          Amortizing            Actual/360       1              0                0
   95                                Interest Only, Then Amortizing  Actual/360       2             60               58

   96                                          Amortizing            Actual/360       2              0                0
   97                                        Interest Only           Actual/360       0            120              120
   98                                Interest Only, Then Amortizing  Actual/360       1             59               58
   99                                        INTEREST ONLY           ACTUAL/360       2            120              118
  100                                          Amortizing            Actual/360       0              0                0
 100.01
 100.02

  101                                Interest Only, Then Amortizing  Actual/360       0             60               60
  102                                Interest Only, Then Amortizing  Actual/360       2             60               58
  103                                Interest Only, Then Amortizing  Actual/360       1             36               35
  104                                          Amortizing            Actual/360       3              0                0
  105                                Interest Only, Then Amortizing  Actual/360       2             36               34

  106                                Interest Only, Then Amortizing  Actual/360       3             36               33
  107                                          Amortizing            Actual/360       0              0                0
  108                                          Amortizing              30/360        83              0                0
  109                                Interest Only, Then Amortizing  Actual/360       1             24               23
  110                                          Amortizing            Actual/360       2              0                0

  111                                Interest Only, Then Amortizing  Actual/360       0             24               24
  112                                Interest Only, Then Amortizing  Actual/360       3             24               21
  113                                Interest Only, Then Amortizing  Actual/360       0             60               60
  114                                Interest Only, Then Amortizing  Actual/360       0             24               24
  115                                Interest Only, Then Amortizing  Actual/360       3             36               33

  116                                          Amortizing            Actual/360       0              0                0
  117                                Interest Only, Then Amortizing  Actual/360       0             36               36
  118                                          Amortizing            Actual/360       0              0                0
  119                                          Amortizing            Actual/360       0              0                0
  120                                Interest Only, Then Amortizing  Actual/360       2             24               22

  121                                Interest Only, Then Amortizing  Actual/360       2             60               58
  122                                        Interest Only           Actual/360       2            120              118
  123                                Interest Only, Then Amortizing  Actual/360       0             36               36
  124                                        Interest Only           Actual/360       0            120              120
  125                                          Amortizing            Actual/360       1              0                0

  126                                Interest Only, Then Amortizing  Actual/360       4             60               56
  127                                          Amortizing            Actual/360       0              0                0
  128                                Interest Only, Then Amortizing  Actual/360       1             60               59
  129                                        Interest Only           Actual/360       0            120              120
  130                                Interest Only, Then Amortizing  Actual/360       3             24               21

  131                                Interest Only, Then Amortizing  Actual/360       3             30               27
  132                                Interest Only, Then Amortizing  Actual/360       0             36               36
  133                                Interest Only, Then Amortizing  Actual/360       2             36               34
  134                                          Amortizing            Actual/360       0              0                0
  135                                Interest Only, Then Amortizing  Actual/360       3             60               57

  136                                        Interest Only           Actual/360       1            120              119
  137                                Interest Only, Then Amortizing  Actual/360       2             36               34
  138                                Interest Only, Then Amortizing  Actual/360       1             24               23
  139                                Interest Only, Then Amortizing  Actual/360       2             12               10
  140                                Interest Only, Then Amortizing  Actual/360      10             12                2

  141                                          Amortizing            Actual/360       2              0                0
  142                                Interest Only, Then Amortizing  Actual/360       2             24               22
  143                                          Amortizing            Actual/360       2              0                0
  144                                Interest Only, Then Amortizing  Actual/360       2             60               58
  145                                Interest Only, Then Amortizing  Actual/360       1             36               35

  146                                Interest Only, Then Amortizing  Actual/360       0             48               48
  147                                          Amortizing            Actual/360       1              0                0
  148                                Interest Only, Then Amortizing  Actual/360       1             36               35
  149                                Interest Only, Then Amortizing  Actual/360       0             36               36
  150                                Interest Only, Then Amortizing  Actual/360       2             60               58

  151                                Interest Only, Then Amortizing  Actual/360       1             60               59
  152                                          Amortizing            Actual/360       1              0                0
  153                                Interest Only, Then Amortizing  Actual/360       3             24               21
  154                                Interest Only, Then Amortizing  Actual/360       1             60               59
  155                                          Amortizing            Actual/360       1              0                0

  156                                          Amortizing              30/360        82              0                0
  157                                          Amortizing            Actual/360       2              0                0
  158                                Interest Only, Then Amortizing  Actual/360       2             36               34
  159                                Interest Only, Then Amortizing  Actual/360       0             36               36
  160                                          Amortizing            Actual/360       0              0                0

  161                                        Interest Only           Actual/360       1            120              119

         ORIGINAL TERM TO     REMAINING          ORIGINAL          REMAINING
CONTROL      MATURITY          TERM TO      AMORTIZATION TERM  AMORTIZATION TERM                 FIRST         LAST IO
 NUMBER       (MOS.)       MATURITY (MOS.)        (MOS.)             (MOS.)        NOTE DATE  PAYMENT DATE  PAYMENT DATE
------------------------------------------------------------------------------------------------------------------------

   1             59               58                0                  0            9/6/2006    10/6/2006      8/6/2011
   2            120              116               360                360           6/2/2006     7/6/2006      6/6/2011
   3            120              118               360                360          7/31/2006     9/6/2006      8/6/2011
   4            120              119                0                  0           8/31/2006    10/6/2006      9/6/2016
   5             60               58               360                358           8/3/2006     9/6/2006

   6            120              118                0                  0           8/15/2006     9/6/2006      8/6/2016
   7            120              117                0                  0           6/29/2006     8/6/2006      7/6/2016
   8            120              119                0                  0           8/31/2006    10/6/2006      9/6/2016
   9            120              117               360                360          6/15/2006     8/6/2006      7/6/2011
   10           120              118                0                  0           7/12/2006     9/1/2006      8/1/2016

   11            60               60                0                  0           10/3/2006    11/6/2006     10/6/2011
 11.01
 11.02
 11.03
 11.04
 11.05
 11.06
 11.07
 11.08
 11.09
   12            60               58                0                  0            8/2/2006     9/6/2006      8/6/2011
 12.01
 12.02
   13            60               58               360                360          7/27/2006     9/6/2006      8/6/2007
 13.01
 13.02
 13.03
 13.04
 13.05
 13.06
   14            60               59                0                  0           8/30/2006    10/6/2006      9/6/2011
   15           120              120               360                360          10/9/2006    12/6/2006     11/6/2008

   16           120              119               360                360          8/18/2006    10/6/2006      9/6/2011
   17           120              119               360                360          8/31/2006    10/6/2006      9/6/2011
   18           120              119                0                  0            9/1/2006    10/6/2006      9/6/2016
   19           120              119               360                360          8/23/2006    10/6/2006      9/6/2011
   20           120              120                0                  0           9/18/2006    11/6/2006     10/6/2016

   21           120              120               360                360          9/29/2006    11/6/2006     10/6/2011
 21.01
 21.02
 21.03
 21.04
   22            84               84                0                  0           10/3/2006    11/6/2006      10/6/2013
   23            60               60                0                  0           9/18/2006    11/6/2006      10/6/2011
   24           120              120               360                360          9/15/2006    11/6/2006      10/6/2009
   25           120              120               360                360         10/11/2006    11/6/2006      10/6/2008

   26           120              119               360                359          8/22/2006    10/6/2006
   27           120              120               420                420          10/5/2006    11/6/2006     10/6/2008
   28            60               59                0                  0            8/8/2006    10/6/2006      9/6/2011
   29           120              117               360                360          6/21/2006     8/6/2006      7/6/2011
   30           120              117                0                  0            6/9/2006     8/6/2006      7/6/2016

   31           120              120                0                  0          10/10/2006    12/6/2006     11/6/2016
   32           120              109               360                349         10/19/2005    12/6/2005
   33           120              120                0                  0           9/29/2006    11/6/2006     10/6/2016
   34           120              120                0                  0            9/8/2006    11/6/2006     10/6/2016
   35            60               57                0                  0           6/15/2006     8/6/2006      7/6/2011

   36           120              120               360                360          9/29/2006    11/1/2006     10/1/2011
   37           120              120               360                360          9/29/2006    11/1/2006     10/1/2011
   38           120              119               360                360           8/8/2006    10/6/2006      9/6/2007
   39           120              112               360                360          1/19/2006     3/6/2006      2/6/2009
   40           120              119               360                360          8/24/2006    10/6/2006      9/6/2009

   41           120              120               360                360          9/15/2006    11/6/2006     10/6/2011
   42           120              118                0                  0           7/18/2006     9/6/2006      8/6/2016
   43            60               59               360                360          8/23/2006    10/6/2006      2/6/2007
   44           120              120                0                  0           9/29/2006    11/6/2006     10/6/2016
   45           120              119               360                360          8/29/2006    10/6/2006      9/6/2009

   46           120              120                0                  0           9/21/2006    11/6/2006     10/6/2016
   47           120              119               360                360          8/31/2006    10/6/2006      9/6/2009
   48           120              120                0                  0           9/11/2006    11/1/2006     10/1/2016
   49           120              120                0                  0           9/27/2006    11/6/2006     10/6/2016
   50           120              118               360                358           8/4/2006     9/6/2006

   51           120              120               360                360          9/20/2006    11/6/2006     10/6/2011
   52            60               59                0                  0           8/10/2006    10/6/2006      9/6/2011
   53            60               58                0                  0            7/7/2006     9/6/2006      8/6/2011
   54           120              119                0                  0           8/31/2006    10/6/2006      9/6/2016
   55           120              120                0                  0           9/28/2006    11/6/2006     10/6/2016

   56           120              119               360                360          8/24/2006    10/6/2006      9/6/2010
   57           120              119               360                360          8/18/2006    10/6/2006      9/6/2009
   58           120              119                0                  0           8/10/2006    10/6/2006      9/6/2016
   59           120              117               360                360          6/28/2006     8/6/2006      7/6/2008
   60           120              119               360                360          8/31/2006    10/6/2006      9/6/2008

   61           120              119                0                  0           8/23/2006    10/6/2006      9/6/2016
   62           120              117               360                360          6/22/2006     8/6/2006      7/6/2008
   63           120              117                0                  0           6/20/2006     8/6/2006      7/6/2016
   64           120              117               360                360          6/28/2006     8/6/2006      7/6/2011
   65           120              104               300                284          5/19/2005    7/1/2005

   66           120              120                0                  0           9/29/2006    11/6/2006     10/6/2016
   67           120              120               360                360          9/21/2006    11/6/2006     10/6/2012
   68           120              120               360                360          9/12/2006    11/6/2006     10/6/2011
   69           120              120               360                360          9/29/2006    11/6/2006     10/6/2011
   70           120              120               360                360          9/25/2006    11/6/2006     10/6/2008

   71           120              120               360                360          9/26/2006    11/1/2006
   72           120              119               360                360           9/7/2006    10/6/2006      9/6/2011
   73           120              119               360                360           8/9/2006    10/6/2006      9/6/2009
   74            57               57               360                360          6/30/2006    11/6/2006
   75           120              118               360                360          7/21/2006     9/6/2006      8/6/2009

   76           120              118               360                360          8/3/2006      9/6/2006      8/6/2011
   77           120              118               360                360          7/10/2006     9/6/2006      8/6/2011
   78           120              120               360                360          9/19/2006    11/6/2006     10/6/2011
   79           120              118                0                  0           7/28/2006     9/6/2006      8/6/2016
   80           120              119               360                360          8/31/2006    10/6/2006      9/6/2009

   81           120              120               360                360          9/29/2006    11/1/2006     10/1/2011
   82           120              117               360                360          6/21/2006     8/6/2006      7/6/2011
   83           120              117               360                360          6/21/2006     8/6/2006      7/6/2009
   84           120              118                0                  0           8/3/2006      9/6/2006      8/6/2016
   85           120              119               360                360          8/24/2006    10/6/2006      9/6/2011

   86           120              116               360                360          5/23/2006     7/6/2006      6/6/2009
 87-a           120               33               324                237           7/2/1999     8/1/1999
 87-b           102               33               299                230         12/27/2000     2/1/2001
   88           120              118               360                360          7/26/2006     9/6/2006      8/6/2009
   89           120              120               300                300          9/29/2006    11/6/2006
   90           120              120               360                360          9/29/2006    11/6/2006      10/6/2011

   91           120              117               360                360          6/28/2006     8/6/2006      7/6/2009
   92           120              120               336                336          10/5/2006    11/6/2006
   93           120              116               360                360          5/25/2006     7/6/2006      6/6/2009
   94           120              119               360                359          8/15/2006    10/6/2006
   95           120              118               360                360          7/31/2006     9/6/2006      8/6/2011

   96           120              118               360                358           8/2/2006     9/6/2006
   97           120              120                0                  0           9/27/2006    11/6/2006      10/6/2016
   98           120              119               360                360          8/23/2006    10/6/2006      8/6/2011
   99           120              118                0                  0           7/27/2006     9/6/2006      8/6/2016
  100           120              120               300                300          10/2/2006    11/6/2006
 100.01
 100.02

  101           120              120               360                360           9/8/2006    11/6/2006      10/6/2011
  102           120              118               360                360          7/19/2006     9/6/2006      8/6/2011
  103           120              119               360                360          8/31/2006    10/6/2006      9/6/2009
  104            60               57               360                357          6/12/2006     8/6/2006
  105           120              118               360                360           8/4/2006     9/6/2006      8/6/2009

  106           120              117               360                360          6/21/2006     8/6/2006      7/6/2009
  107           120              120               360                360          9/29/2006    11/1/2006
  108           120               37               300                217         10/15/1999    12/1/1999
  109            84               83               360                360           9/6/2006    10/6/2006      9/6/2008
  110           120              118               240                238          7/13/2006     9/6/2006

  111           120              120               360                360          9/21/2006    11/6/2006     10/6/2008
  112           120              117               360                360          6/12/2006     8/6/2006      7/6/2008
  113           120              120               360                360          9/21/2006    11/6/2006     10/6/2011
  114           120              120               360                360          9/28/2006    11/6/2006     10/6/2008
  115           120              117               360                360          6/12/2006     8/6/2006      7/6/2009

  116           120              120               300                300          9/29/2006    11/6/2006
  117           120              120               360                360          9/6/2006     11/1/2006     10/1/2009
  118           120              120               300                300          9/27/2006    11/6/2006
  119           120              120               360                360          10/3/2006    11/6/2006
  120           120              118               360                360          7/7/2006      9/6/2006      8/6/2008

  121           120              118               360                360          7/20/2006     9/6/2006      8/6/2011
  122           120              118                0                  0           7/14/2006     9/6/2006      8/6/2016
  123           120              120               360                360          9/29/2006    11/6/2006     10/6/2009
  124           120              120                0                  0           10/2/2006    11/6/2006     10/6/2016
  125           120              119               360                359          8/25/2006    10/6/2006

  126           120              116               360                360          5/11/2006     7/6/2006      6/6/2011
  127           120              120               360                360          9/14/2006    11/6/2006
  128           120              119               360                360          9/5/2006     10/6/2006      9/6/2011
  129           120              120                0                  0           9/18/2006    11/6/2006     10/6/2016
  130           120              117               360                360          6/30/2006     8/6/2006      7/6/2008

  131           120              117               360                360          7/3/2006      8/6/2006      1/6/2009
  132           120              120               360                360          9/12/2006    11/6/2006     10/6/2009
  133           120              118               360                360          7/26/2006     9/6/2006      8/6/2009
  134           120              120               300                300          9/29/2006    11/6/2006
  135           120              117               360                360          6/23/2006     8/6/2006      7/6/2011

  136           120              119                0                  0           8/31/2006    10/6/2006      9/6/2016
  137           120              118               360                360          7/21/2006     9/6/2006      8/6/2009
  138           120              119               360                360          8/15/2006    10/6/2006      9/6/2008
  139           120              118               360                360          7/13/2006     9/6/2006      8/6/2007
  140            60               50               360                360          12/1/2005     1/6/2006     12/6/2006

  141           120              118               300                298           7/7/2006     9/6/2006
  142           120              118               360                360          7/11/2006     9/6/2006      8/6/2008
  143           120              118               360                358           7/7/2006     9/6/2006
  144           120              118               360                360          7/13/2006     9/6/2006      8/6/2011
  145           120              119               360                360          8/15/2006    10/6/2006      9/6/2009

  146           120              120               360                360          9/22/2006    11/6/2006     10/6/2010
  147           120              119               300                299          8/31/2006    10/6/2006
  148           120              119               360                360          8/10/2006    10/6/2006      9/6/2009
  149           120              120               360                360          10/4/2006    11/6/2006     10/6/2009
  150           120              118               360                360          7/17/2006     9/6/2006      8/6/2011

  151           120              119               360                360          8/18/2006    10/1/2006      9/1/2011
  152           120              119               360                359          8/15/2006    10/6/2006
  153           120              117               360                360          6/22/2006     8/6/2006      7/6/2008
  154           120              119               360                360           9/6/2006    10/6/2006      9/6/2011
  155           120              119               180                179          8/22/2006    10/6/2006

  156           120               38               300                218         11/12/1999     1/1/2000
  157           120              118               360                358          7/20/2006     9/6/2006
  158           120              118               360                360           8/3/2006     9/6/2006      8/6/2009
  159           120              120               360                360          10/4/2006    11/6/2006     10/6/2009
  160           120              120               360                360          9/25/2006    11/6/2006

  161           120              119                0                  0            8/1/2006    10/6/2006      9/6/2016

                                                              GRACE                           GRACE
CONTROL      FIRST P&I                  PAYMENT    ARD        PERIOD                         PERIOD
 NUMBER    PAYMENT DATE  MATURITY DATE    DATE   (YES / NO)  LATE FEE                        DEFAULT
-------------------------------------------------------------------------------------------------------------------------

   1                        8/6/2011       6         No          0                             0
   2          7/6/2011      6/6/2016       6         No          0                             0
   3          9/6/2011      8/6/2016       6         No          0                             0
   4                        9/6/2016       6         No          0                             0
   5          9/6/2006      8/6/2011       6         No          0     3 days grace but only once per twelve month period

   6                        8/6/2016       6         No          0                             0
   7                        7/6/2016       6         No          0                             0
   8                        9/6/2016       6         No          0                             0
   9          8/6/2011      7/6/2016       6         No          0                             0
   10                       8/1/2016       1         No          5                             5

   11                      10/6/2011       6         No          0                             0
 11.01
 11.02
 11.03
 11.04
 11.05
 11.06
 11.07
 11.08
 11.09
   12                       8/6/2011       6         No          0                             0
 12.01
 12.02
   13         9/6/2007      8/6/2011       6         No          0                             0
 13.01
 13.02
 13.03
 13.04
 13.05
 13.06
   14                       9/6/2011       6         No          0                             0
   15        12/6/2008     11/6/2016       6         No          0                             0

   16        10/6/2011      9/6/2016       6         No          0                             0
   17        10/6/2011      9/6/2016       6         No          0                             0
   18                       9/6/2016       6         No          5                             5
   19        10/6/2011      9/6/2016       6         No          0                             0
   20                      10/6/2016       6         No          0                             0

   21        11/6/2011     10/6/2016       6         No          0                             0
 21.01
 21.02
 21.03
 21.04
   22                      10/6/2013       6         No          0                             0
   23                      10/6/2011       6         No          0                             0
   24        11/6/2009     10/6/2016       6         No          0                             0
   25        11/6/2008     10/6/2016       6         No          0                             0

   26        10/6/2006      9/6/2016       6         No          0                             0
   27        11/6/2008     10/6/2016       6         No          0                             0
   28                       9/6/2011       6         No          0                             0
   29         8/6/2011      7/6/2016       6         No          0                             0
   30                       7/6/2016       6         No          0                             0

   31                      11/6/2016       6         No          0                             0
   32        12/6/2005     11/6/2015       6         No          0                             0
   33                      10/6/2016       6         No          0                             0
   34                      10/6/2016       6         No          0                             0
   35                       7/6/2011       6         No          0                             0

   36        11/1/2011     10/1/2016       1         No          5                             5
   37        11/1/2011     10/1/2016       1         No          5                             5
   38        10/6/2007      9/6/2016       6         No          0                             0
   39         3/6/2009      2/6/2016       6         No          0                             0
   40        10/6/2009      9/6/2016       6         No          0                             0

   41        11/6/2011     10/6/2016       6         No          0                             0
   42                       8/6/2016       6         No          0                             0
   43         3/6/2007      9/6/2011       6         No          0                             0
   44                      10/6/2016       6         No          0                             0
   45        10/6/2009      9/6/2016       6         No          0                             0

   46                      10/6/2016       6         No          0                             0
   47        10/6/2009      9/6/2016       6         No          0                             0
   48                      10/1/2016       1         No          5                             5
   49                      10/6/2016       6         No          0                             0
   50         9/6/2006      8/6/2016       6         No          0                             0

   51        11/6/2011     10/6/2016       6         No          0                             0
   52                       9/6/2011       6         No          0                             0
   53                       8/6/2011       6         No          0                             0
   54                       9/6/2016       6         No          0                             0
   55                      10/6/2016       6         No          0                             0

   56        10/6/2010      9/6/2016       6         No          0                             0
   57        10/6/2009      9/6/2016       6         No          0                             0
   58                       9/6/2016       6         No          0                             0
   59         8/6/2008      7/6/2016       6         No          0                             0
   60        10/6/2008      9/6/2016       6         No          0                             0

   61                       9/6/2016       6         No          0                             0
   62         8/6/2008      7/6/2016       6         No          0                             0
   63                       7/6/2016       6         No          0                             0
   64         8/6/2011      7/6/2016       6         No          0                             0
   65         7/1/2005      6/1/2015       1         No          5                             5

   66                      10/6/2016       6         No          5                             0
   67        11/6/2012     10/6/2016       6         No          0                             0
   68        11/6/2011     10/6/2016       6         No          0                             0
   69        11/6/2011     10/6/2016       6         No          0                             0
   70        11/6/2008     10/6/2016       6         No          0                             0

   71        11/1/2006     10/1/2016       1         No          5                             5
   72        10/6/2011      9/6/2016       6         No          0                             0
   73        10/6/2009      9/6/2016       6         No          0                             0
   74        11/6/2006      7/6/2011       6         No          0                             0
   75         9/6/2009      8/6/2016       6         No          0                             0

   76         9/6/2011      8/6/2016       6         No          0                             0
   77         9/6/2011      8/6/2016       6         No          0                             0
   78        11/6/2011     10/6/2016       6         No          0                             0
   79                       8/6/2016       6         No          0                             0
   80        10/6/2009      9/6/2016       6         No          0                             0

   81        11/1/2011     10/1/2016       1         No          5                             5
   82         8/6/2011      7/6/2016       6         No          0                             0
   83         8/6/2009      7/6/2016       6         No          0                             0
   84                       8/6/2016       6         No          0                             0
   85        10/6/2011      9/6/2016       6         No          0                             0

   86         7/6/2009      6/6/2016       6         No          0                             0
 87-a         8/1/1999      7/1/2009       1         No          5                             5
 87-b         2/1/2001      7/1/2009       1         No          5                             5
   88         9/6/2009      8/6/2016       6         No          0                             0
   89        11/6/2006     10/6/2016       6         No          0                             0
   90        11/6/2011     10/6/2016       6         No          0                             0

   91         8/6/2009      7/6/2016       6         No         15                             0
   92        11/6/2006     10/6/2016       6         No         15                             0
   93         7/6/2009      6/6/2016       6         No          0                             0
   94        10/6/2006      9/6/2016       6         No          0                             0
   95         9/6/2011      8/6/2016       6         No          0                             0

   96         9/6/2006      8/6/2016       6         No          0                             0
   97                      10/6/2016       6         No          0                             0
   98         9/6/2011      9/6/2016       6         No          0                             0
   99                       8/6/2016       6         No          0                             0
  100        11/6/2006     10/6/2016       6         No          0                             0
 100.01
 100.02

  101        11/6/2011     10/6/2016       6         No          0                             0
  102         9/6/2011      8/6/2016       6         No          0                             0
  103        10/6/2009      9/6/2016       6         No          0                             0
  104         8/6/2006      7/6/2011       6         No          0                             0
  105         9/6/2009      8/6/2016       6         No          0                             0

  106         8/6/2009      7/6/2016       6         No          0                             0
  107        11/1/2006     10/1/2016       1         No          5                             5
  108        12/1/1999     11/1/2009       1         No          7                             7
  109        10/6/2008      9/6/2013       6         No          0                             0
  110         9/6/2006      8/6/2016       6         No          0                             0

  111        11/6/2008     10/6/2016       6         No          0                             0
  112         8/6/2008      7/6/2016       6         No          0                             0
  113        11/6/2011     10/6/2016       6         No          0                             0
  114        11/6/2008     10/6/2016       6         No          0                             0
  115         8/6/2009      7/6/2016       6         No         15                             0

  116        11/6/2006     10/6/2016       6         No          0                             0
  117        11/1/2009     10/1/2016       1         No          5                             5
  118        11/6/2006     10/6/2016       6         No          0                             0
  119        11/6/2006     10/6/2016       6         No          0                             0
  120         9/6/2008      8/6/2016       6         No          0                             0

  121         9/6/2011      8/6/2016       6         No          0                             0
  122                       8/6/2016       6         No          0                             0
  123        11/6/2009     10/6/2016       6         No          0                             0
  124                      10/6/2016       6         No          0                             0
  125        10/6/2006      9/6/2016       6         No          0                             0

  126         7/6/2011      6/6/2016       6         No          0                             0
  127        11/6/2006      10/6/2016      6         No          0                             0
  128        10/6/2011      9/6/2016       6         No          0                             0
  129                      10/6/2016       6         No          0                             0
  130         8/6/2008      7/6/2016       6         No          0                             0

  131         2/6/2009      7/6/2016       6         No          0                             0
  132       11/6/2009      10/6/2016       6         No          0                             0
  133         9/6/2009      8/6/2016       6         No         15                             0
  134        11/6/2006     10/6/2016       6         No          0                             0
  135         8/6/2011      7/6/2016       6         No          0                             0

  136                       9/6/2016       6         No          0                             0
  137         9/6/2009      8/6/2016       6         No          0                             0
  138        10/6/2008      9/6/2016       6         No          0                             0
  139         9/6/2007      8/6/2016       6         No          0                             0
  140         1/6/2007     12/6/2010       6         No          0                             0

  141         9/6/2006      8/6/2016       6         No         15                             0
  142         9/6/2008      8/6/2016       6         No          0                             0
  143         9/6/2006      8/6/2016       6         No          3                             0
  144         9/6/2011      8/6/2016       6         No          0                             0
  145        10/6/2009      9/6/2016       6         No          0                             0

  146        11/6/2010     10/6/2016       6         No          0                             0
  147        10/6/2006      9/6/2016       6         No          0                             0
  148        10/6/2009      9/6/2016       6         No          0                             0
  149        11/6/2009     10/6/2016       6         No          0                             0
  150         9/6/2011      8/6/2016       6         No          0                             0

  151        10/1/2011      9/1/2016       1         No          5                             5
  152        10/6/2006      9/6/2016       6         No          0                             0
  153         8/6/2008      7/6/2016       6         No          0                             0
  154        10/6/2011      9/6/2016       6         No          0                             0
  155        10/6/2006      9/6/2016       6         No          0                             0

  156         1/1/2000     12/1/2009       1         No          7                             7
  157         9/6/2006      8/6/2016       6         No          0                             0
  158         9/6/2009      8/6/2016       6         No          0                             0
  159        11/6/2009     10/6/2016       6         No          0                             0
  160        11/6/2006     10/6/2016       6         No          0                             0

  161                       9/6/2016       6         No          0                             0

                                                                                                  THIRD        THIRD       SECOND
CONTROL                                                                                        MOST RECENT  MOST RECENT  MOST RECENT
 NUMBER                                PREPAYMENT PROVISION (1)                                   NOI ($)      NOI DATE     NOI ($)
------------------------------------------------------------------------------------------------------------------------------------

   1                                    Lockout/23_YM/32_0%/4                                   23,069,996   12/31/2004   22,924,795
   2                                Lockout/28_Defeasance/88_0%/4                                9,064,735   12/31/2004   10,849,626
   3                                Lockout/26_Defeasance/90_0%/4                               11,631,777   12/31/2004   13,877,076
   4                                Lockout/25_Defeasance/92_0%/3                               12,284,497   12/31/2004   13,524,337
   5                                Lockout/26_Defeasance/27_0%/7                                   N/A         N/A       14,264,123

   6                                Lockout/26_Defeasance/90_0%/4                                   N/A         N/A           N/A
   7                                Lockout/27_Defeasance/89_0%/4                                9,904,715   12/31/2004   10,805,002
   8                                Lockout/25_Defeasance/92_0%/3                                9,602,353   12/31/2004    8,992,607
   9                                Lockout/27_Defeasance/89_0%/4                                   N/A         N/A           N/A
   10                               Lockout/26_Defeasance/90_0%/4                               19,300,153   12/31/2004   21,276,069

   11                               Lockout/24_Defeasance/33_0%/3                               10,902,971   12/31/2004   11,228,663
 11.01                                                                                           1,556,681   12/31/2004    1,556,681
 11.02                                                                                           1,553,941   12/31/2004    1,562,055
 11.03                                                                                           1,326,490   12/31/2004    1,387,797
 11.04                                                                                           1,401,042   12/31/2004    1,401,022
 11.05                                                                                            993,638    12/31/2004    1,051,623
 11.06                                                                                           1,174,499   12/31/2004    1,210,217
 11.07                                                                                            962,398    12/31/2004    1,146,897
 11.08                                                                                           1,088,994   12/31/2004    1,089,415
 11.09                                                                                            845,288    12/31/2004     822,956
   12                               Lockout/26_> YM or 1%/31_0%/3                                6,712,217   12/31/2004    8,083,008
 12.01                                                                                           3,451,267   12/31/2004    4,260,905
 12.02                                                                                           3,260,950   12/31/2004    3,822,103
   13                               Lockout/26_Defeasance/30_0%/4                                9,265,499   12/31/2004    8,989,656
 13.01                                                                                           1,805,241   12/31/2004    2,078,081
 13.02                                                                                           3,421,515   12/31/2004    3,285,208
 13.03                                                                                           1,690,711   12/31/2004    1,581,246
 13.04                                                                                           1,208,019   12/31/2004     966,535
 13.05                                                                                            467,252    12/31/2004     508,360
 13.06                                                                                            672,761    12/31/2004     570,226
   14                               Lockout/25_Defeasance/31_0%/4                                7,365,035   12/31/2004    5,968,338
   15                               Lockout/23_Defeasance/93_0%/4                                   N/A         N/A           N/A

   16                               Lockout/25_Defeasance/91_0%/4                                   N/A         N/A           N/A
   17                               Lockout/25_Defeasance/91_0%/4                                   N/A         N/A        6,067,133
   18                               Lockout/25_Defeasance/91_0%/4                                   N/A         N/A           N/A
   19                               Lockout/25_Defeasance/91_0%/4                                2,892,304   12/31/2004    3,384,471
   20                               Lockout/24_Defeasance/93_0%/3                                6,580,484   12/31/2004    6,775,749

   21                               Lockout/24_Defeasance/92_0%/4                                6,027,038   12/31/2004    5,903,734
 21.01                                                                                           2,435,413   12/31/2004    2,341,652
 21.02                                                                                           1,635,601   12/31/2004    1,566,895
 21.03                                                                                           1,070,111   12/31/2004    1,101,013
 21.04                                                                                            885,913    12/31/2004     894,174
   22                               Lockout/24_Defeasance/56_0%/4                                7,735,303   12/31/2004    8,097,654
   23                               Lockout/24_Defeasance/32_0%/4                                4,755,692   12/31/2004    4,310,258
   24                               Lockout/24_Defeasance/92_0%/4                                3,540,062   12/31/2004    3,344,126
   25                               Lockout/24_Defeasance/93_0%/3                                   N/A         N/A           N/A

   26                               Lockout/25_Defeasance/91_0%/4                                4,181,954   12/31/2004    3,515,510
   27                               Lockout/24_Defeasance/92_0%/4                                 575,679    12/31/2004    1,595,211
   28                               Lockout/25_Defeasance/32_0%/3                                2,630,166   12/31/2004    2,714,094
   29                               Lockout/27_Defeasance/89_0%/4                                   N/A         N/A        1,099,952
   30                               Lockout/27_Defeasance/89_0%/4                                2,446,863   12/31/2004    2,644,555

   31                               Lockout/23_Defeasance/94_0%/3                                3,335,896   12/31/2004    2,482,259
   32                               Lockout/35_Defeasance/81_0%/4                                   N/A         N/A           N/A
   33                               Lockout/24_Defeasance/92_0%/4                                2,366,823   12/31/2004    2,408,107
   34                               Lockout/24_Defeasance/93_0%/3                                2,354,253   12/31/2004    1,992,158
   35                               Lockout/27_Defeasance/29_0%/4                                2,009,080   12/31/2004    1,908,124

   36                               Lockout/24_Defeasance/92_0%/4                                   N/A         N/A           N/A
   37                               Lockout/24_Defeasance/92_0%/4                                   N/A         N/A           N/A
   38                               Lockout/25_Defeasance/91_0%/4                                   N/A         N/A           N/A
   39                               Lockout/32_Defeasance/84_0%/4                                   N/A         N/A           N/A
   40                               Lockout/25_Defeasance/91_0%/4                                2,284,803   12/31/2004    2,263,586

   41                    Lockout/24_Defeasance or Greater of YM or 1%/89_0%/7                       N/A         N/A           N/A
   42                               Lockout/26_Defeasance/90_0%/4                                1,362,071   12/31/2004    1,603,524
   43                               Lockout/25_Defeasance/31_0%/4                                2,911,941   6/30/2004     2,513,363
   44                               Lockout/24_Defeasance/92_0%/4                                   N/A         N/A         798,674
   45                               Lockout/25_Defeasance/91_0%/4                                1,550,886   12/31/2004    1,575,121

   46                               Lockout/24_Defeasance/92_0%/4                                   N/A         N/A           N/A
   47                               Lockout/25_Defeasance/91_0%/4                                   N/A         N/A           N/A
   48                               Lockout/24_Defeasance/92_0%/4                                 471,691    12/31/2004     758,621
   49                                Lockout/23_>YM or 1%/90_0%/7                                   N/A         N/A        1,845,037
   50                               Lockout/26_Defeasance/90_0%/4                                   N/A         N/A           N/A

   51                               Lockout/24_Defeasance/93_0%/3                                1,445,547   12/31/2004    1,548,979
   52                               Lockout/25_Defeasance/30_0%/5                                1,396,004   12/31/2004    1,357,599
   53                               Lockout/26_Defeasance/30_0%/4                                2,169,380   12/31/2004    2,085,690
   54                               Lockout/24_> YM or 1%/92_0%/4                                   N/A         N/A           N/A
   55                               Lockout/24_Defeasance/92_0%/4                                   N/A         N/A           N/A

   56                               Lockout/25_Defeasance/91_0%/4                                   N/A         N/A           N/A
   57                               Lockout/25_Defeasance/91_0%/4                                1,318,685   12/31/2004    1,368,916
   58                               Lockout/25_Defeasance/91_0%/4                                1,538,864   12/31/2004    1,761,146
   59                               Lockout/27_Defeasance/90_0%/3                                2,083,335   12/31/2004    2,275,786
   60                               Lockout/25_Defeasance/91_0%/4                                1,685,962   12/31/2004    1,686,590

   61                               Lockout/25_Defeasance/91_0%/4                                1,676,149   12/31/2004    1,527,451
   62                               Lockout/27_Defeasance/89_0%/4                                1,449,257   12/31/2004    1,512,154
   63                               Lockout/39_Defeasance/78_0%/3                                3,038,968   12/31/2004    3,135,346
   64                               Lockout/27_Defeasance/89_0%/4                                1,067,230   12/31/2004    1,028,550
   65                               Lockout/36_> YM or 1%/80_0%/4                                   N/A         N/A        1,207,998

   66                               Lockout/24_Defeasance/92_0%/4                                1,068,356   12/31/2004    1,077,734
   67                               Lockout/24_Defeasance/92_0%/4                                   N/A         N/A           N/A
   68                               Lockout/24_Defeasance/92_0%/4                                 796,229    12/31/2004     678,478
   69                               Lockout/24_Defeasance/92_0%/4                                 80,005     12/31/2004     137,842
   70                               Lockout/24_Defeasance/92_0%/4                                   N/A         N/A           N/A

   71                               Lockout/24_Defeasance/92_0%/4                                   N/A         N/A           N/A
   72                               Lockout/25_Defeasance/91_0%/4                                   N/A         N/A           N/A
   73                               Lockout/25_Defeasance/91_0%/4                                 671,991    12/31/2004     253,320
   74                               Lockout/24_Defeasance/26_0%/7                                1,410,587   12/31/2004    1,397,250
   75                               Lockout/26_Defeasance/91_0%/3                                 973,556    12/31/2004     957,913

   76                    Lockout/26_Defeasance or Greater of YM or 1%/90_0%/4                    1,031,062   12/31/2004    1,139,326
   77                               Lockout/26_Defeasance/90_0%/4                                   N/A         N/A           N/A
   78                               Lockout/24_Defeasance/92_0%/4                                   N/A         N/A           N/A
   79                                Lockout/23_>YM or 1%/90_0%/7                                1,301,861   12/31/2004    1,345,058
   80                               Lockout/25_Defeasance/91_0%/4                                 502,062    12/31/2004     305,603

   81                               Lockout/24_Defeasance/92_0%/4                                   N/A         N/A           N/A
   82                               Lockout/27_Defeasance/89_0%/4                                1,165,534   12/31/2004    1,132,143
   83                               Lockout/27_Defeasance/90_0%/3                                   N/A         N/A         506,111
   84                               Lockout/26_Defeasance/90_0%/4                                   N/A         N/A           N/A
   85                               Lockout/25_Defeasance/91_0%/4                                1,103,862   12/31/2004    1,177,740

   86                               Lockout/28_Defeasance/89_0%/3                                 768,579    12/31/2004     725,130
 87-a                               Lockout/60_> YM or 1%/59_0%/1                                1,464,172   12/31/2004    1,412,808
 87-b                               Lockout/42_> YM or 1%/59_0%/1                                1,464,172   12/31/2004    1,412,808
   88                               Lockout/26_Defeasance/90_0%/4                                   N/A         N/A           N/A
   89                               Lockout/24_Defeasance/92_0%/4                                   N/A         N/A        1,362,475
   90                               Lockout/24_Defeasance/92_0%/4                                   N/A         N/A         46,884

   91                               Lockout/27_Defeasance/89_0%/4                                   N/A         N/A           N/A
   92                               Lockout/24_Defeasance/92_0%/4                                 749,173    12/31/2004     713,211
   93                               Lockout/28_Defeasance/88_0%/4                                 971,750    12/31/2004     911,858
   94                               Lockout/25_Defeasance/91_0%/4                                 655,007    12/31/2004     984,105
   95                               Lockout/26_Defeasance/90_0%/4                                 2,159     12/31/2004     348,122

   96                               Lockout/26_Defeasance/90_0%/4                                 822,503    12/31/2004     652,618
   97                                Lockout/23_>YM or 1%/90_0%/7                                   N/A         N/A         916,773
   98                               Lockout/25_Defeasance/92_0%/3                                 819,235    12/31/2004     829,996
   99                               Lockout/26_Defeasance/90_0%/4                                 807,339    12/1/2004      877,934
  100                               LOCKOUT/24_DEFEASANCE/92_0%/4                                 475,349    12/31/2004     535,668
 100.01                                                                                           316,899    12/31/2004     357,112
 100.02                                                                                           158,450    12/31/2004     178,556

  101                               Lockout/24_Defeasance/92_0%/4                                 371,240    12/31/2004     624,534
  102                               Lockout/26_Defeasance/91_0%/3                                 256,559    12/31/2004     467,015
  103                    Lockout/25_Defeasance or Greater of YM or 1%/91_0%/4                     397,334    12/31/2004     557,036
  104                               Lockout/27_Defeasance/29_0%/4                                 659,625    12/31/2004     644,441
  105                               Lockout/26_Defeasance/90_0%/4                                   N/A         N/A           N/A

  106                               Lockout/27_Defeasance/90_0%/3                                   N/A         N/A           N/A
  107                                Lockout/24_>YM or 1%/92_0%/4                                 836,482    12/31/2004     906,292
  108                               Lockout/60_> YM or 1%/56_0%/4                                1,143,853   12/31/2004    1,042,309
  109                               Lockout/25_Defeasance/55_0%/4                                 497,939    12/31/2004     494,811
  110                               Lockout/26_Defeasance/90_0%/4                                   N/A         N/A         760,111

  111                               Lockout/24_Defeasance/92_0%/4                                 511,570    12/31/2004     684,141
  112                               Lockout/27_Defeasance/89_0%/4                                   N/A         N/A           N/A
  113                               Lockout/24_Defeasance/92_0%/4                                 521,194    12/31/2004     190,787
  114                               Lockout/24_Defeasance/92_0%/4                                   N/A         N/A         387,675
  115                               Lockout/27_Defeasance/89_0%/4                                 601,756    12/31/2004     560,383

  116                               Lockout/24_Defeasance/92_0%/4                                 767,584    12/31/2004     825,352
  117                               Lockout/24_Defeasance/92_0%/4                                   N/A         N/A           N/A
  118                               Lockout/24_Defeasance/92_0%/4                                 681,403    12/31/2004     686,638
  119                               Lockout/24_Defeasance/92_0%/4                                   N/A         N/A           N/A
  120                               Lockout/26_Defeasance/89_0%/5                                   N/A         N/A           N/A

  121                               Lockout/26_Defeasance/90_0%/4                                   N/A         N/A           N/A
  122                               Lockout/26_Defeasance/91_0%/3                                 356,856    12/31/2004     480,240
  123                               Lockout/24_Defeasance/92_0%/4                                 479,741    12/31/2004     495,819
  124                                Lockout/23_>YM or 1%/90_0%/7                                   N/A         N/A         496,050
  125                               Lockout/25_Defeasance/91_0%/4                                 445,977    12/31/2004     539,665

  126                               Lockout/28_Defeasance/88_0%/4                                 449,660    12/31/2004     418,716
  127                    Lockout/24_Defeasance or Greater of YM or 1%/92_0%/4                       N/A         N/A           N/A
  128                               Lockout/59_> YM or 1%/57_0%/4                                 526,427    12/31/2004     598,412
  129                               Lockout/24_Defeasance/92_0%/4                                   N/A         N/A         470,875
  130                    Lockout/27_Defeasance or Greater of YM or 1%/89_0%/4                       N/A         N/A         442,710

  131                               Lockout/27_Defeasance/89_0%/4                                 615,102    12/31/2004     564,842
  132                               Lockout/24_Defeasance/92_0%/4                                   N/A         N/A         192,300
  133                               Lockout/26_Defeasance/90_0%/4                                 372,519    12/31/2004     401,510
  134                               Lockout/24_Defeasance/92_0%/4                                 540,000    12/31/2004     540,000
  135    Lockout/0_> YM or 8%/12_> YM or 6%/12_> YM or 4%/24_> YM or 2%/24_> YM or 1%/45_0%/3     397,287    12/31/2004     430,095

  136                               Lockout/25_Defeasance/91_0%/4                                 463,102    12/31/2004     497,241
  137                               Lockout/26_Defeasance/90_0%/4                                   N/A         N/A           N/A
  138                               Lockout/25_Defeasance/91_0%/4                                 455,471    12/31/2004     429,602
  139                               Lockout/26_Defeasance/90_0%/4                                   N/A         N/A           N/A
  140                               Lockout/34_Defeasance/22_0%/4                                   N/A         N/A           N/A

  141                               Lockout/26_Defeasance/90_0%/4                                 345,933    12/31/2004     428,317
  142                               Lockout/26_Defeasance/91_0%/3                                   N/A         N/A           N/A
  143                               Lockout/26_Defeasance/90_0%/4                                 187,930    12/31/2004     231,769
  144                                Lockout/26_>YM or 1%/90_0%/4                                   N/A         N/A           N/A
  145         Lockout/23_Greater of YM or 1%/2_Defeasance or Greater of YM or 1%/91_0%/4          425,609    12/31/2004     446,175

  146                               Lockout/24_Defeasance/92_0%/4                                 328,060    12/31/2004     397,613
  147                               Lockout/25_Defeasance/91_0%/4                                   N/A         N/A           N/A
  148                               Lockout/25_Defeasance/91_0%/4                                 382,970    12/31/2004     361,642
  149                               Lockout/24_Defeasance/92_0%/4                                 374,299    12/31/2004     406,410
  150                               Lockout/26_Defeasance/91_0%/3                                   N/A         N/A           N/A

  151                                Lockout/23_>YM or 1%/93_0%/4                                   N/A         N/A           N/A
  152         Lockout/23_Greater of YM or 1%/2_Defeasance or Greater of YM or 1%/91_0%/4          417,440    12/31/2004     568,521
  153                               Lockout/27_Defeasance/89_0%/4                                   N/A         N/A           N/A
  154                               Lockout/60_> YM or 1%/56_0%/4                                 206,314    12/31/2004     221,422
  155                               Lockout/25_Defeasance/91_0%/4                                 274,459    12/31/2004     292,465

  156                               Lockout/60_> YM or 1%/56_0%/4                                   N/A         N/A           N/A
  157                               Lockout/26_Defeasance/90_0%/4                                 249,247    12/31/2004     265,243
  158                               Lockout/26_Defeasance/90_0%/4                                   N/A         N/A           N/A
  159                               Lockout/24_Defeasance/92_0%/4                                 269,751    12/31/2004     234,594
  160                               Lockout/24_Defeasance/92_0%/4                                   N/A         N/A           N/A

  161                               Lockout/37_Defeasance/80_0%/3                                   N/A         N/A           N/A

           SECOND                                                                                     UNDERWRITTEN
CONTROL  MOST RECENT  MOST RECENT  MOST RECENT  UNDERWRITTEN  UNDERWRITTEN     UNDERWRITTEN NET      REPLACEMENT /   UNDERWRITTEN
 NUMBER    NOI DATE      NOI ($)     NOI DATE      EGI ($)     EXPENSES ($)  OPERATING INCOME ($)  FF&E RESERVE ($)     TI / LC
---------------------------------------------------------------------------------------------------------------------------------

   1      12/31/2005   24,362,803    5/31/2006    48,850,020     21,384,274            27,465,746           254,292     1,784,342
   2      12/31/2005   11,493,593    3/31/2006    34,318,531     15,932,046            18,386,485           236,886     1,184,432
   3      12/31/2005   15,567,157    5/31/2006    72,594,036     52,652,263            19,941,773         2,177,821             0
   4      12/31/2005   13,309,716    6/30/2006    25,065,931     10,397,799            14,668,132            92,484       464,336
   5      12/31/2005   15,645,517    4/30/2006    28,260,492      9,542,949            18,717,543            97,711       519,989

   6          N/A         NAP           NAP       15,664,186        469,926            15,194,260           155,674       155,674
   7      12/31/2005      NAP           NAP       19,309,706      8,784,740            10,524,966           169,308       701,282
   8      12/31/2005   8,503,211     6/30/2006    16,058,308      5,846,056            10,212,252            71,690       358,450
   9          N/A         NAP           NAP       20,629,706     10,300,798            10,328,908            74,927       112,390
   10     12/31/2005      NAP           NAP       34,946,115     12,141,141            22,804,974           269,887     1,426,282

   11     12/31/2005   11,261,537    6/30/2006    12,093,550        640,741            11,452,809            99,287       517,733
 11.01    12/31/2005   1,559,961     6/30/2006     1,625,158         56,294             1,568,864            12,000        68,618
 11.02    12/31/2005   1,542,800     6/30/2006     1,762,764        188,243             1,574,521            13,200        70,294
 11.03    12/31/2005   1,389,691     6/30/2006     1,557,168         65,360             1,491,808            12,275        64,531
 11.04    12/31/2005   1,400,962     6/30/2006     1,414,626         43,256             1,371,370            13,299        66,107
 11.05    12/31/2005   1,092,950     6/30/2006     1,140,608         34,976             1,105,632             7,683        45,705
 11.06    12/31/2005   1,205,955     6/30/2006     1,350,285        137,638             1,212,647            11,272        56,092
 11.07    12/31/2005   1,155,000     6/30/2006     1,189,895         40,734             1,149,161             9,000        49,892
 11.08    12/31/2005   1,089,913     6/30/2006     1,182,548         36,274             1,146,274            11,447        54,185
 11.09    12/31/2005    824,305      6/30/2006       870,498         37,966               832,532             9,110        42,309
   12     12/31/2005      NAP           NAP       13,623,814      3,756,951             9,866,863           233,454       467,367
 12.01    12/31/2005      NAP           NAP        7,387,934      1,691,538             5,696,396           122,357       244,713
 12.02    12/31/2005      NAP           NAP        6,235,880      2,065,413             4,170,467           111,097       222,654
   13     12/31/2005   9,240,479     5/31/2006    17,479,307      7,280,928            10,198,379           200,810       685,485
 13.01    12/31/2005   2,341,898     5/31/2006     4,777,405      1,428,104             3,349,301            33,997       116,051
 13.02    12/31/2005   3,306,068     5/31/2006     5,377,858      2,005,296             3,372,562            38,511       131,462
 13.03    12/31/2005   1,612,999     5/31/2006     2,416,435        988,776             1,427,659            33,594       114,676
 13.04    12/31/2005    923,978      5/31/2006     1,965,976        952,268             1,013,708            29,994       102,389
 13.05    12/31/2005    570,477      5/31/2006     1,716,141      1,116,226               599,915            41,617       142,065
 13.06    12/31/2005    485,059      5/31/2006     1,225,492        790,258               435,234            23,096        78,841
   14     12/31/2005   5,589,335     7/31/2006    15,935,415      8,325,919             7,609,496            88,579       850,060
   15         N/A         NAP           NAP       13,179,617      4,364,810             8,814,807            56,262       234,774

   16         N/A         NAP           NAP        9,413,228      2,569,331             6,843,897            44,001             0
   17     12/31/2005   5,577,024     5/31/2006    11,032,894      4,109,864             6,923,030            29,474        98,246
   18         N/A         NAP           NAP        9,706,876      2,464,160             7,242,715            67,030       323,852
   19     12/31/2005   3,479,150     5/31/2006    10,225,953      4,112,365             6,113,588            51,863       259,317
   20     12/31/2005      NAP           NAP       10,448,944      3,998,026             6,450,918            65,035       441,499

   21     12/31/2005   5,883,177     4/30/2006    10,689,462      4,482,996             6,206,466           258,948       560,079
 21.01    12/31/2005   2,295,795     4/30/2006     4,227,397      1,706,320             2,521,077            92,812       214,740
 21.02    12/31/2005   1,567,767     4/30/2006     2,695,195      1,091,898             1,603,297            47,828       131,999
 21.03    12/31/2005   1,161,093     4/30/2006     1,768,440        595,882             1,172,558            65,064       107,084
 21.04    12/31/2005    858,522      4/30/2006     1,998,430      1,088,896               909,534            53,243       106,256
   22     12/31/2005   5,843,663     5/31/2006     6,427,983      1,653,429             4,774,554            42,306       262,902
   23     12/31/2005   4,086,871     5/31/2006     6,540,462      2,469,173             4,071,289            51,977       524,458
   24     12/31/2005   3,413,180     6/30/2006     5,842,869      1,496,871             4,345,998            98,702       101,199
   25         N/A         NAP           NAP        6,145,787      1,880,253             4,265,534            35,160       197,576

   26     12/31/2005   3,715,907     6/30/2006     7,741,332      3,293,338             4,447,993            40,301       196,447
   27     12/31/2005   2,180,729     5/31/2006     4,873,725      1,453,393             3,420,332            29,124       130,040
   28     12/31/2005   2,665,396     4/30/2006     4,216,122      1,217,547             2,998,575            24,496       122,480
   29     12/31/2005    984,040      5/22/2006     5,431,133      1,917,624             3,513,509            32,882       192,435
   30     12/31/2005   2,579,840     4/30/2006     4,671,963      1,978,846             2,693,117           110,400             0

   31     12/31/2005      NAP           NAP        4,750,395      2,090,128             2,660,267            26,543        77,000
   32         N/A         NAP           NAP        3,812,184        745,132             3,067,052            24,429       189,573
   33     12/31/2005   2,367,740     4/30/2006     3,338,900      1,046,904             2,291,996            31,033        74,759
   34     12/31/2005      NAP           NAP        4,178,608      1,807,442             2,371,166            25,144       125,719
   35     12/31/2005   1,935,692     3/31/2006     4,217,325      1,913,304             2,304,021            88,500             0

   36         N/A         NAP           NAP        2,972,534        816,098             2,156,435            53,500             0
   37         N/A         NAP           NAP        2,966,932        917,944             2,048,987            51,500             0
   38         N/A         NAP           NAP        3,209,514        719,564             2,489,949            26,547        54,263
   39         N/A      1,108,928    11/30/2005     2,256,220        360,715             1,895,505             5,853        35,730
   40     12/31/2005      NAP           NAP        3,030,688        711,396             2,319,292            33,866        58,292

   41         N/A         NAP           NAP        2,256,062        565,653             1,690,409             8,818        40,688
   42     12/31/2005   1,668,788     4/30/2006     2,577,360        835,783             1,741,577            60,000             0
   43      6/30/2005   2,703,357     6/30/2006    14,208,115     11,054,948             3,153,167           568,325             0
   44     12/31/2005   1,479,088     4/30/2006     2,118,899        542,446             1,576,453            19,869        89,596
   45     12/31/2005   1,628,771     5/31/2006     2,592,420        717,276             1,875,144            32,498       108,327

   46         N/A         NAP           NAP        1,678,905         46,800             1,632,105            26,000             0
   47         N/A         NAP           NAP        2,186,094        507,015             1,679,079             8,621        36,747
   48     12/31/2005      NAP           NAP        2,235,457        552,713             1,682,744            15,630        44,596
   49     12/31/2005   1,774,051     7/31/2006     2,563,411        779,992             1,783,419            10,544        54,478
   50         N/A         NAP           NAP        2,198,098        473,294             1,724,804            11,811        55,496

   51     12/31/2005   1,422,978     5/31/2006     2,500,762        608,551             1,892,211            46,331       228,343
   52     12/31/2005   1,300,877     6/30/2006     2,644,172        862,046             1,782,126             9,603        80,381
   53     12/31/2005   2,795,619     3/31/2006     4,039,268      1,600,250             2,439,018            42,033       540,000
   54         N/A         NAP           NAP        1,331,544          1,332             1,330,212            14,453             0
   55         N/A         NAP           NAP        2,220,402        655,316             1,565,086            18,094        58,463

   56         N/A         NAP           NAP        1,987,212        579,197             1,408,015             9,012        30,994
   57     12/31/2005   1,328,697     5/31/2006     3,493,475      1,891,800             1,601,675            33,251       127,680
   58     12/31/2005   1,616,229     4/30/2006     2,497,193        756,287             1,740,907            15,104        85,469
   59     12/31/2005   2,284,499     3/31/2006     2,917,047      1,017,284             1,899,763            31,784       127,138
   60     12/31/2005      NAP           NAP        1,702,881         52,129             1,650,752            22,900       114,500

   61     12/31/2005   1,572,761     5/31/2006     3,420,812      1,857,232             1,563,580            37,045        98,407
   62     12/31/2005   1,318,608     3/31/2006     2,653,355      1,124,774             1,528,581            20,025        65,063
   63     12/31/2005   3,296,916     2/28/2006     3,792,064        710,505             3,081,559             8,423        85,360
   64     12/31/2005   1,052,182     4/30/2006     2,908,179      1,477,839             1,430,340            23,488       130,144
   65     12/31/2005      NAP           NAP        2,573,796        924,876             1,648,920            40,049       162,031

   66     12/31/2005   1,117,394     4/30/2006     1,491,215        384,814             1,106,401            24,037        62,591
   67         N/A         NAP           NAP        1,671,506        311,723             1,359,784            14,060        50,000
   68     12/31/2005    730,657      6/30/2006     1,924,522        712,147             1,212,375            50,000             0
   69     12/31/2005    22,551       4/30/2006     2,463,768      1,079,891             1,383,877            32,222       104,679
   70         N/A         NAP           NAP        1,341,246        219,243             1,122,003             8,227        21,108

   71         N/A         NAP           NAP        1,852,531        433,416             1,419,114            12,618        90,252
   72         N/A         NAP           NAP        1,554,846        401,313             1,153,533             9,688        22,970
   73     12/31/2005    320,527      4/30/2006     1,287,421        354,987               932,434            10,370        32,578
   74     12/31/2005   1,469,623     4/30/2006     4,052,859      2,566,773             1,486,086           147,964             0
   75     12/31/2005    938,553      5/31/2006     2,323,948      1,078,571             1,245,377            26,306       109,620

   76     12/31/2005   1,196,767     6/30/2006     1,448,737        272,818             1,175,919            19,765        76,624
   77         N/A         NAP           NAP        1,454,200        378,254             1,075,946            12,172        40,932
   78         N/A         NAP           NAP        1,652,392        663,235               989,157             8,078        22,787
   79     12/31/2005      NAP           NAP        2,100,350        614,156             1,486,194            24,840        77,356
   80     12/31/2005    329,534      5/31/2006     1,567,468        516,053             1,051,415            47,073        63,710

   81         N/A       716,635      6/30/2006     1,463,171        531,963               931,208            27,000             0
   82     12/31/2005      NAP           NAP        1,973,114        918,195             1,054,919            17,334        79,563
   83     12/31/2005    570,233      3/31/2006     1,392,513        371,788             1,020,725             7,668             0
   84         N/A         NAP           NAP          869,262        130,331               738,931               458             0
   85     12/31/2005      NAP           NAP        1,408,658        379,067             1,029,591            58,623        53,162

   86     12/31/2005    740,062      3/31/2006     1,242,376        348,080               894,296            10,572        36,784
  87-a    12/31/2005      NAP           NAP        1,609,354        234,581             1,374,773            28,667        71,667
  87-b    12/31/2005      NAP           NAP        1,609,354        234,581             1,374,773            28,667        71,667
   88         N/A       638,899      5/31/2006     1,244,183        358,406               885,777            10,160        42,862
   89     12/31/2005   1,362,475     6/30/2006     1,526,835        446,920             1,079,915             9,237             0
   90     12/31/2005    372,155      7/31/2006     1,090,453        283,236               807,217            32,265             0

   91         N/A         NAP           NAP        1,085,017        177,653               907,365             3,060        37,033
   92     12/31/2005      NAP           NAP        1,820,879        922,643               898,237            36,512        92,220
   93     12/31/2005    910,520      3/31/2006     1,557,664        677,800               879,864             9,002        43,589
   94     12/31/2005   1,041,284     5/31/2006     3,941,060      2,861,244             1,079,816           157,642             0
   95     12/31/2005      NAP           NAP          819,662         51,719               767,943             1,197         3,992

   96     12/31/2005      NAP           NAP        1,058,060        239,614               818,446             9,501        59,429
   97     12/31/2005    981,849      7/31/2006     1,263,280        371,802               891,479             8,631        29,384
   98     12/31/2005    821,638      6/30/2006     1,148,621        400,580               748,041             8,629             0
   99     12/31/2005    914,606      6/30/2006     1,406,120        581,884               824,236            16,184        70,027
  100     12/31/2005    582,692      7/31/2006     1,601,008        789,521               811,486            15,979        84,178
 100.01   12/31/2005    388,461      7/31/2006     1,067,339        526,347               540,991            10,653        56,119
 100.02   12/31/2005    194,231      7/31/2006       533,669        263,174               270,495             5,326        28,059

  101     12/31/2005      NAP           NAP        1,015,306        256,111               759,195             8,719        59,435
  102     12/31/2005    529,302      5/31/2006     1,324,968        535,577               789,391            17,568       108,920
  103     12/31/2005      NAP           NAP        1,114,962        410,483               704,480             6,141        44,039
  104     12/31/2005      NAP           NAP          981,614        226,287               755,327            12,050        20,869
  105         N/A         NAP           NAP        1,000,240        326,517               673,723             6,615        34,466

  106         N/A       299,276      3/31/2006     1,038,005        389,079               648,926             5,819             0
  107     12/31/2005    889,324      6/30/2006     1,491,626        551,220               940,406            39,520        66,034
  108     12/31/2005      NAP           NAP        1,655,771         66,231             1,589,540            35,040        87,600
  109     12/31/2005    508,487      7/1/2006      1,232,270        607,160               625,110            40,000             0
  110     12/31/2005    899,062      6/30/2006     2,470,389      1,479,513               990,877           114,800             0

  111     12/31/2005    765,746      4/25/2006       861,340        206,898               654,442            11,194        57,644
  112         N/A         NAP           NAP          809,935        154,181               655,754             5,042        18,673
  113     12/31/2005    242,096      5/20/2006     1,773,201      1,047,171               726,030            27,500             0
  114     12/31/2005    414,763      8/31/2006       940,125        297,915               642,209             4,045        37,145
  115     12/31/2005    390,673      4/30/2006       924,662        290,759               633,903             4,612        52,970

  116     12/31/2005    825,352      6/30/2006       947,280        181,258               766,022             9,960             0
  117         N/A         NAP           NAP          848,336        268,796               579,540             1,818        16,952
  118     12/31/2005      NAP           NAP          919,898        229,141               690,757             9,413        33,034
  119         N/A         NAP           NAP          618,000         18,000               600,000             1,800             0
  120         N/A         NAP           NAP        1,042,232        371,689               670,543             7,489             0

  121         N/A         NAP           NAP          937,633        154,018               783,615             5,870        30,401
  122     12/31/2005    464,279      5/31/2006       779,641        255,311               524,330             5,166        30,389
  123     12/31/2005    489,927      6/30/2006       717,728        210,317               507,411            12,444        40,129
  124     12/31/2005    483,410      7/31/2006       824,156        312,034               512,121             1,887        21,096
  125     12/31/2005      NAP           NAP          825,840        236,584               589,257            11,932        33,967

  126     12/31/2005      NAP           NAP          795,917        285,336               510,581             8,376             0
  127         N/A         NAP           NAP          652,456        161,645               490,810             2,162        17,452
  128     12/31/2005    280,795      5/31/2006       830,957        230,309               600,648             5,608        59,063
  129     12/31/2005      NAP           NAP          744,511        269,409               475,102             9,510        34,498
  130     12/31/2005    522,896      5/31/2006       767,065        242,288               524,778             8,944        37,912

  131     12/31/2005    528,144      3/31/2006     1,174,318        553,607               620,711            27,000             0
  132     12/31/2005    226,263      6/30/2006       791,883        261,675               530,207             7,737        50,021
  133     12/31/2005      NAP           NAP          636,768        172,551               464,217             5,350        23,221
  134     12/31/2005    540,000      6/30/2006       694,475        143,881               550,594             5,175             0
  135     12/31/2005      NAP           NAP          630,318        141,045               489,273            13,247             0

  136     12/31/2005      NAP           NAP          668,637         86,011               582,625             3,600         8,344
  137         N/A         NAP           NAP          532,721         88,814               443,907             1,884        15,171
  138     12/31/2005      NAP           NAP          619,197        171,176               448,021             5,843        26,579
  139         N/A         NAP           NAP          584,736        147,293               437,442             1,811        18,796
  140         N/A         NAP           NAP          459,788         63,409               396,379             1,456         2,700

  141     12/31/2005    481,225      5/31/2006     1,408,020        881,550               526,470            56,321             0
  142         N/A         NAP           NAP          514,788         98,259               416,529             3,840        12,800
  143     12/31/2005    130,321      4/30/2006       748,983        275,615               473,368             6,779        34,836
  144         N/A         NAP           NAP          378,393          3,784               374,609             1,301             0
  145     12/31/2005    499,443      6/30/2006       972,451        529,081               443,370            14,682        47,058

  146     12/31/2005    397,037      7/31/2006       534,955        155,083               379,872             5,022        31,221
  147         N/A         NAP           NAP          684,155        219,616               464,538             6,000        17,179
  148     12/31/2005      NAP           NAP          580,977        175,921               405,056             7,000        23,328
  149     12/31/2005    427,494      6/30/2006       834,431        391,084               443,347            36,500             0
  150         N/A         NAP           NAP          394,156         86,875               307,281               924         4,961

  151         N/A         NAP           NAP          446,410        118,857               327,553             1,972        11,981
  152     12/31/2005    424,824      6/30/2006       987,135        476,285               510,849            13,857        49,851
  153         N/A         NAP           NAP          293,452         52,410               241,042             1,992         9,433
  154     12/31/2005     90,868      5/31/2006       390,869        130,188               260,681             3,307        24,171
  155     12/31/2005      NAP           NAP          538,452        210,816               327,636            10,922             0

  156         N/A         NAP           NAP          430,812         17,232               413,580             2,649        17,661
  157     12/31/2005      NAP           NAP          327,213         72,960               254,253            11,197        13,776
  158         N/A         NAP           NAP          253,721         58,097               195,624             1,034        11,449
  159     12/31/2005    191,348      6/30/2006       563,175        322,431               240,744            33,000             0
  160         N/A         NAP           NAP          198,116         29,887               168,229               770         9,223

  161         N/A         NAP           NAP          197,050         48,472               148,578             2,867         6,745

CONTROL  UNDERWRITTEN NET  UNDERWRITTEN NCF                                       CUTOFF DATE  BALLOON
 NUMBER    CASH FLOW ($)       DSCR (X)      APPRAISAL VALUE ($)  APPRAISAL DATE     LTV (%)   LTV (%)  OCCUPANCY (%) OCCUPANCY DATE
------------------------------------------------------------------------------------------------------------------------------------

   1           25,427,112        1.96                434,200,000      7/21/2006     48.4%       48.4%       91.4%         6/1/2006
   2           16,965,167        1.20                276,500,000      5/10/2006     73.1%       68.5%       83.5%        10/1/2006
   3           17,763,952        1.21                246,000,000      6/29/2006     77.2%       72.9%       80.8%        8/31/2006
   4           14,111,312        1.29                245,000,000       8/1/2006     74.7%       74.7%       99.8%        10/1/2006
   5           18,099,843        1.51                297,000,000      7/21/2006     57.1%       48.8%       94.2%        6/16/2006

   6           14,882,912        1.27                212,000,000       9/1/2006     78.1%       78.1%      100.0%        10/1/2006
   7            9,654,375        1.39                159,000,000       6/8/2006     68.1%       67.4%       90.1%         7/1/2006
   8            9,782,112        1.24                167,000,000      7/20/2006     74.9%       74.9%       95.9%        10/1/2006
   9           10,141,591        1.15                155,000,000       6/1/2006     78.1%       73.2%       98.9%        10/1/2006
   10          21,108,804        1.29                377,500,000      6/30/2006     68.6%       68.6%       99.3%         7/1/2006

   11          10,835,790        1.47                156,070,000                    71.8%       71.8%      100.0%
 11.01          1,488,246                             22,100,000      6/29/2006                            100.0%        10/1/2006
 11.02          1,491,027                             21,400,000       7/5/2006                            100.0%        10/1/2006
 11.03          1,415,002                             19,700,000      6/29/2006                            100.0%        10/1/2006
 11.04          1,291,964                             19,020,000       7/5/2006                            100.0%        10/1/2006
 11.05          1,052,244                             14,600,000      6/29/2006                            100.0%        10/1/2006
 11.06          1,145,283                             16,150,000      7/11/2006                            100.0%        10/1/2006
 11.07          1,090,269                             15,800,000      6/29/2006                            100.0%        10/1/2006
 11.08          1,080,642                             15,600,000      7/13/2006                            100.0%        10/1/2006
 11.09            781,113                             11,700,000      6/29/2006                            100.0%        10/1/2006
   12           9,166,042        1.23                133,000,000                     79.7%      79.7%       93.2%
 12.01          5,329,326                             84,000,000      4/10/2006                             95.0%        6/21/2006
 12.02          3,836,716                             49,000,000      4/10/2006                             91.2%        6/21/2006
   13           9,312,084        1.21                136,900,000                    68.7%       66.0%       81.8%
 13.01          3,199,253                             44,500,000      6/29/2006                             98.2%        7/25/2006
 13.02          3,202,589                             41,500,000      7/13/2006                             89.0%        7/25/2006
 13.03          1,279,389                             18,000,000      7/17/2006                             87.5%        7/25/2006
 13.04            881,324                             10,500,000      7/14/2006                             88.4%        7/25/2006
 13.05            416,233                             13,900,000      6/27/2006                             57.0%         7/1/2006
 13.06            333,296                              8,500,000      7/18/2006                             73.8%        7/25/2006
   14           7,520,857        1.30                115,000,000       9/1/2006     80.0%       80.0%       80.5%        7/18/2006
   15           8,523,770        1.31                111,500,000      7/11/2006     80.7%       65.6%       95.0%        9/30/2006

   16           6,799,896        1.07                107,000,000      7/19/2006     80.0%       75.2%      100.0%         6/1/2006
   17           6,795,310        1.15                100,000,000      7/21/2006     79.4%       74.6%       90.6%        12/1/2006
   18           6,851,833        1.51                107,500,000      8/24/2006     70.0%       70.0%      100.0%        6/30/2006
   19           5,802,408        1.20                 84,000,000      7/21/2006     77.4%       72.7%       89.3%         7/6/2006
   20           5,944,384        1.60                 94,700,000       5/8/2006     65.7%       65.7%       97.4%         3/1/2006

   21           5,587,440        1.37                 78,600,000                    73.1%       68.3%       88.1%
 21.01          2,296,525                             32,400,000      6/1/2006                              84.8%        5/22/2006
 21.02          1,474,970                             20,800,000      6/1/2006                              91.7%        5/22/2006
 21.03          1,031,910                             13,000,000      6/1/2006                              88.1%        5/22/2006
 21.04            784,035                             12,400,000      6/1/2006                              90.6%        5/22/2006
   22           4,469,346        1.41                 70,500,000      8/4/2006     75.0%        75.0%      100.0%        7/31/2006
   23           3,994,854        1.23                 66,000,000      8/10/2006    76.5%        76.5%       83.3%         8/1/2006
   24           4,226,097        1.16                 71,215,000      7/10/2006    70.2%        63.6%       86.0%        6/30/2006
   25           4,032,798        1.28                 70,000,000      7/25/2006    67.1%        58.6%      100.0%        7/27/2006

   26           4,211,246        1.34                 78,500,000      7/18/2006    57.3%        48.2%       97.2%        7/27/2006
   27           3,261,168        1.15                 49,800,000      9/30/2006    79.3%        73.7%      100.0%        6/30/2006
   28           2,851,600        1.14                 49,300,000      6/18/2006    79.7%        79.7%      100.0%        12/1/2006
   29           3,288,192        1.17                 59,000,000      5/23/2006    64.4%        60.5%       86.4%        5/18/2006
   30           2,582,717        1.25                 42,000,000      5/11/2006    80.0%        80.0%       91.3%         5/9/2006

   31           2,556,724        1.27                 41,500,000      8/17/2006       76.7%     76.7%       88.2%        3/21/2006
   32           2,853,050        1.33                 43,600,000      3/15/2006       73.0%     61.3%       95.7%        8/21/2006
   33           2,206,204        1.30                 35,700,000      5/24/2006       80.1%     80.1%      100.0%         5/1/2006
   34           2,220,303        1.23                 37,700,000       6/1/2006        75.3%    75.3%       92.1%        3/21/2006
   35           2,215,521        1.25                 33,800,000      5/12/2006       79.4%     79.4%       97.7%        5/22/2006

   36           2,102,935        1.16                 31,850,000      8/17/2006       77.0%     72.2%       96.3%        8/31/2006
   37           1,997,487        1.17                 31,175,000       8/1/2006        76.3%    71.3%      100.0%        8/31/2006
   38           2,409,139        1.50                 36,900,000      6/26/2006       63.7%     54.5%       99.6%        7/12/2006
   39           1,853,922        1.14                 30,650,000      9/21/2006       76.7%     68.7%       89.9%        7/18/2006
   40           2,227,134        1.35                 36,500,000      7/18/2006       63.0%     56.9%      100.0%        7/31/2006

   41           1,640,903        1.20                 29,000,000      6/19/2006       66.9%     70.9%       88.4%        8/31/2006
   42           1,681,577        1.18                 32,000,000       6/7/2006        68.8%    68.8%       99.2%        6/16/2006
   43           2,584,842        1.38                 27,000,000      7/17/2006       79.6%     76.5%       74.9%        6/30/2006
   44           1,486,988        1.20                 26,000,000      5/24/2006       79.8%     79.8%       99.9%         5/1/2006
   45           1,734,319        1.19                 25,100,000      7/27/2006       78.7%     71.4%       88.6%         7/1/2006

   46           1,606,105        1.32                 24,500,000       8/1/2006        79.8%    79.8%      100.0%        8/15/2006
   47           1,633,711        1.20                 27,100,000      6/20/2006       70.7%     63.7%       96.9%        8/31/2006
   48           1,622,518        1.35                 23,650,000       8/9/2006        80.6%    79.2%       96.7%        7/31/2006
   49           1,718,397        1.47                 29,380,000      7/31/2006       64.2%     64.2%       95.8%        10/2/2006
   50           1,657,497        1.34                 24,000,000      10/1/2006       76.0%     63.5%       95.1%        7/31/2006

   51           1,617,537        1.20                 24,100,000      7/21/2006       75.5%     70.9%       76.4%         7/1/2006
   52           1,692,142        1.49                 23,300,000      7/6/2006        77.7%     77.7%      100.0%        7/31/2006
   53           1,856,985        1.52                 24,000,000      5/7/2006        75.0%     75.0%       73.9%        4/26/2006
   54           1,315,759        1.27                 22,000,000      7/7/2006        79.5%     79.5%      100.0%        7/14/2007
   55           1,488,529        1.40                 23,500,000      8/8/2006        74.1%     74.1%       96.7%        6/27/2006

   56           1,368,008        1.18                 21,975,000      7/25/2006       74.0%     70.3%       93.9%        7/31/2006
   57           1,490,744        1.17                 21,325,000      7/20/2006       80.0%     72.8%       84.6%         5/1/2006
   58           1,640,333        1.58                 26,500,000      6/29/2006       64.2%     64.2%       95.3%         5/1/2006
   59           1,740,841        1.35                 26,500,000      4/20/2006       64.2%     57.5%       73.8%         5/1/2006
   60           1,513,352        1.22                 23,300,000      7/19/2006       73.0%     64.8%      100.0%        7/12/2006

   61           1,428,128        1.31                 23,500,000      6/9/2006        70.2%     70.2%       82.4%         6/2/2006
   62           1,443,493        1.21                 23,000,000      5/15/2006       71.3%     63.4%       89.2%         5/2/2006
   63           2,987,776        3.09                 47,500,000      5/16/2006       32.6%     32.6%      100.0%         5/2/2006
   64           1,276,708        1.14                 19,100,000      5/24/2006       79.6%     74.7%       84.5%         5/1/2006
   65           1,446,840        1.23                 21,750,000      4/29/2005       67.4%     53.0%       98.0%        3/31/2006

   66           1,039,773        1.22                 17,800,000      5/24/2006       80.3%     80.3%       98.7%         5/1/2006
   67           1,295,724        1.30                 20,300,000      8/18/2006       69.0%     64.8%      100.0%         8/1/2006
   68           1,162,375        1.16                 17,000,000      7/27/2006       79.4%     74.6%       96.0%         7/1/2006
   69           1,286,976        1.35                 17,160,000       6/1/2006        78.0%    72.9%       97.7%        5/31/2006
   70           1,092,668        1.10                 16,800,000       8/8/2006        79.2%    70.8%       86.6%        7/17/2006

   71           1,316,243        1.45                 22,110,000      7/10/2006       59.2%     46.8%       82.3%        9/15/2006
   72           1,120,875        1.20                 16,900,000       9/1/2006        74.3%    69.8%      100.0%        8/31/2006
   73             889,486        1.20                 15,300,000       7/1/2006        67.6%    66.4%       91.9%         8/1/2006
   74           1,338,122        1.32                 16,600,000       6/7/2006        75.1%    71.5%       76.6%        4/30/2006
   75           1,109,451        1.24                 15,770,000      6/21/2006       77.4%     70.2%       91.6%        6/27/2006

   76           1,079,531        1.22                 16,100,000      7/14/2006       74.5%     70.0%       98.6%        6/30/2006
   77           1,022,841        1.19                 14,900,000      5/26/2006       79.2%     74.2%      100.0%         8/8/2006
   78             958,292        1.18                 16,200,000      8/31/2006       70.4%     65.7%      100.0%        8/31/2006
   79           1,383,998        2.10                 19,775,000      6/27/2006       56.1%     56.1%       96.5%         6/1/2006
   80             940,632        1.16                 13,825,000       8/1/2006        79.6%    72.2%       78.1%         7/1/2006

   81             904,208        1.17                 14,550,000       8/3/2006        72.3%    70.0%       96.3%         9/8/2006
   82             958,022        1.21                 16,800,000       5/4/2006        64.0%    60.1%      100.0%        7/31/2006
   83           1,013,057        1.25                 14,960,000      5/11/2006       70.2%     64.2%       89.4%        6/12/2006
   84             738,473        1.13                 13,200,000       6/1/2006        79.5%    79.5%      100.0%         6/1/2006
   85             917,805        1.28                 14,700,000      7/18/2006       68.0%     63.6%      100.0%        7/31/2006

   86             846,940        1.21                 13,580,000      4/20/2006       71.1%     64.3%       95.4%         7/1/2006
  87-a          1,202,773        1.28                 14,820,000      6/16/2000       63.7%     59.5%      100.0%         1/1/2006
  87-b          1,202,773        1.28                                                 63.7%     59.5%      100.0%
   88             832,755        1.22                 11,800,000      6/22/2006       79.7%     72.1%      100.0%        7/31/2006
   89           1,070,678        1.49                 13,250,000      7/31/2006       69.9%     54.2%      100.0%         8/1/2006
   90             774,952        1.15                 12,600,000      8/28/2006       73.0%     68.5%       94.1%        8/31/2006

   91             867,272        1.27                 13,000,000       6/1/2006        70.0%    63.7%      100.0%        7/31/2006
   92             769,505        1.19                 12,110,000      7/10/2006       72.7%     59.7%       95.9%        7/31/2006
   93             827,272        1.30                 11,000,000      3/17/2006       78.2%     71.0%      100.0%        7/31/2006
   94             922,174        1.39                 11,500,000      6/19/2006       74.7%     64.7%       70.9%        5/31/2006
   95             762,754        1.16                 11,000,000       7/1/2006        77.3%    72.9%      100.0%         6/2/2006

   96             749,516        1.22                 10,700,000       6/1/2006        79.3%    67.5%       97.5%        6/21/2006
   97             853,464        1.69                 12,700,000      7/31/2006       64.6%     64.6%      100.0%        8/31/2006
   98             739,412        1.15                 10,200,000      7/21/2006       80.0%     75.6%       88.1%        5/31/2006
   99             738,025        1.45                 12,100,000      7/12/2006       67.1%     67.1%      100.0%        6/30/2006
  100             711,329        1.17                 10,350,000                      76.3%     56.8%       89.8%
 100.01           474,220                              6,900,000      6/27/2006                             90.7%        9/18/2006
 100.02           237,110                              3,450,000      6/27/2006                             87.9%        9/18/2006

  101             691,040        1.20                 10,000,000       7/3/2006        78.6%    73.6%      100.0%        7/31/2006
  102             702,903        1.27                  9,550,000      6/13/2006       79.8%     74.8%       88.2%         7/1/2006
  103             654,299        1.18                 11,400,000      7/21/2006       66.7%     60.4%      100.0%        6/30/2006
  104             722,408        1.22                 10,000,000      3/24/2006       75.3%     71.4%      100.0%         7/1/2006
  105             632,641        1.15                  9,430,000      5/15/2006       79.0%     69.9%       96.3%        6/15/2006

  106             643,107        1.15                  9,780,000      5/11/2006       74.1%     67.8%       91.2%        6/14/2006
  107             834,852        1.64                 12,200,000       8/8/2006        59.0%    49.8%       94.7%         8/1/2006
  108           1,466,900        1.97                 12,200,000      10/1/1999       58.4%     53.3%      100.0%        2/22/2002
  109             585,110        1.15                  9,800,000       8/9/2006        71.4%    66.9%       92.5%        8/19/2006
  110             876,077        1.38                 12,300,000       5/9/2006        56.7%    38.3%       88.4%        5/16/2006

  111             585,604        1.21                  9,830,000       8/9/2006        69.2%    61.2%      100.0%        7/31/2006
  112             632,038        1.32                  8,500,000      5/10/2006       80.0%     70.6%       97.6%        5/31/2006
  113             698,530        1.45                 10,600,000      7/21/2006       62.3%     58.4%       82.5%        8/31/2006
  114             601,019        1.28                 10,500,000       8/8/2006        62.9%    55.6%       84.9%         9/1/2006
  115             576,320        1.19                  8,330,000      10/1/2006       79.2%     71.9%       96.6%         6/8/2006

  116             756,062        1.48                  9,700,000       8/1/2006        67.8%    52.6%      100.0%         8/1/2006
  117             560,770        1.20                  8,500,000       8/2/2006        77.3%    69.7%       93.1%         9/1/2006
  118             648,311        1.30                 10,100,000       8/6/2006        64.4%    49.7%       95.2%        6/30/2006
  119             598,200        1.16                  8,000,000       5/4/2006        81.3%    70.8%      100.0%         4/1/2006
  120             663,054        1.49                 17,520,000      6/21/2006       34.2%     30.5%       40.0%        8/15/2006

  121             747,343        1.74                 11,400,000      6/15/2006       52.6%     47.8%       92.2%        8/23/2006
  122             501,275        1.21                  7,600,000      7/5/2006        78.9%     78.9%       93.9%        6/12/2006
  123             454,839        1.27                  6,400,000      8/2/2006        79.1%     70.4%       83.4%        8/25/2006
  124             489,138        1.38                  7,780,000      7/31/2006       73.9%     73.9%       99.7%        8/31/2006
  125             543,358        1.30                  8,900,000      7/7/2006        63.3%     54.2%       97.6%         5/1/2006

  126             502,205        1.18                  7,000,000       4/8/2006        80.0%    75.3%       92.2%        4/23/2006
  127             471,196        1.18                  7,000,000       8/9/2006        77.9%    63.6%       94.3%        6/27/2006
  128             543,360        1.40                  8,250,000       7/6/2006        65.5%    61.2%      100.0%         7/1/2006
  129             431,094        1.32                  8,000,000      8/11/2006       67.5%     67.5%      100.0%        8/21/2006
  130             477,923        1.19                  7,150,000      6/10/2006       75.5%     67.4%       95.2%        6/27/2006

  131             593,711        1.47                  6,800,000      5/23/2006       79.4%     71.6%       95.0%         6/7/2006
  132             472,449        1.25                  6,440,000      8/21/2006       80.7%     65.6%      100.0%        8/31/2006
  133             435,646        1.16                  6,500,000       6/8/2006        79.2%    71.8%      100.0%        7/31/2006
  134             545,419        1.38                  7,330,000       8/3/2006        69.6%    53.9%      100.0%         8/1/2006
  135             476,026        1.26                 10,500,000      6/17/2006       47.6%     44.8%      100.0%         6/1/2006

  136             570,682        1.91                  9,500,000       7/2/2006        52.6%    52.6%      100.0%        7/31/2006
  137             426,853        1.22                  6,000,000      10/1/2006       80.0%     72.4%       99.6%         7/1/2006
  138             415,599        1.20                  6,400,000      7/20/2006       74.6%     66.3%      100.0%        7/18/2006
  139             416,836        1.25                  5,675,000      8/30/2005       80.0%     69.8%      100.0%        7/31/2006
  140             392,223        1.17                  6,000,000       8/1/2006        75.0%    71.5%      100.0%        12/1/2005

  141             470,149        1.27                  6,000,000      4/27/2006       74.8%     59.3%       60.0%        5/30/2006
  142             399,889        1.20                  6,030,000      3/10/2006       73.0%     65.4%       96.5%         4/1/2006
  143             439,641        1.32                  6,500,000      5/11/2006       67.6%     58.2%       92.9%        6/14/2006
  144             373,308        1.15                  5,575,000       6/5/2006        78.7%    73.9%      100.0%        7/31/2006
  145             381,629        1.23                  6,190,000       8/1/2006        68.7%    62.2%       92.3%        6/20/2006

  146             343,629        1.17                  5,700,000      8/28/2006       71.4%     65.7%      100.0%        8/31/2006
  147             441,360        1.41                  5,450,000      8/25/2006       74.2%     57.5%      100.0%        7/31/2006
  148             374,728        1.30                  5,150,000       6/6/2006        76.3%    69.2%       93.6%        7/31/2006
  149             406,847        1.48                  5,400,000      7/21/2006       72.2%     65.0%       93.8%        7/31/2006
  150             306,396        1.12                  5,300,000      6/15/2006       70.2%     65.9%      100.0%         6/1/2006

  151             313,600        1.18                  4,630,000       7/5/2006        79.9%    74.7%      100.0%        7/31/2006
  152             447,141        1.94                  7,090,000       8/1/2006        45.1%    38.3%       96.9%        6/20/2006
  153             229,618        1.23                  3,400,000       6/6/2006        74.9%    66.6%      100.0%        6/30/2006
  154             235,803        1.30                  3,700,000       7/6/2006        68.2%    63.8%       92.7%        7/17/2006
  155             316,714        1.25                  4,000,000       5/5/2006        61.0%    27.7%       95.8%        5/15/2006

  156             393,270        1.56                  4,000,000      7/13/1999       60.0%     54.8%      100.0%         6/1/2006
  157             229,279        1.36                  3,100,000       6/9/2006        74.1%    63.3%      100.0%        7/31/2006
  158             183,140        1.19                  2,700,000      6/16/2006       77.8%     70.5%      100.0%        6/30/2006
  159             207,744        1.48                  3,625,000      10/1/2006       55.2%     49.7%       81.1%        7/31/2006
  160             158,236        1.27                  2,300,000      8/14/2006       72.7%     62.3%      100.0%        8/31/2006

  161             138,966        2.19                  2,980,000      6/20/2006       33.6%     33.6%      100.0%         6/1/2006

CONTROL                                            LARGEST TENANT   LARGEST TENANT                    SECOND
 NUMBER               LARGEST TENANT                    SQ FT      LEASE EXPIRATION               LARGEST TENANT
----------------------------------------------------------------------------------------------------------------------------

   1     OneBeacon Insurance                              161,349      12/31/2008    MassHousing Finance Authority
   2     Fifth Third Bank                                 147,045       12/8/2016    Trading Technologies
   3     NAP                                                    0                    NAP
   4     Liz Claiborne Inc                                293,560       12/1/2012    Jones Apparel Inc.
   5     Bayview Financial Trading Group                   81,750      12/31/2012    Equinox Fitness Club

   6     CA (f/k/a/ Computer Associates)                  778,370       8/31/2021    NAP
   7     Los Angeles County                               197,904       7/1/2015     USC
   8     Golden Touch Imports, Inc.                        26,488       9/30/2008    AKNY Inc
   9     Halliburton                                      387,147      12/31/2014    BMC Software
   10    Nortel Government Solutions                      302,795      12/31/2018    SRA International

   11
 11.01   AMC Theaters                                      80,000       5/31/2021    NAP
 11.02   AMC Entertainment, Inc.                           88,000      12/31/2017    NAP
 11.03   Regal Cinemas, Inc.                               81,836       9/30/2019    NAP
 11.04   Regal Cinemas, Inc.                               88,660      11/30/2019    NAP
 11.05   Consolidated Theaters Holdings, G.P.              51,222       6/3/2020     NAP
 11.06   Regal Cinemas, Inc.                               75,149       1/31/2015    NAP
 11.07   Regal Cinemas, Inc.                               60,000      11/30/2018    NAP
 11.08   Regal Cinemas, Inc.                               76,315       3/31/2022    NAP
 11.09   Cinemark USA, Inc.                                60,732      12/31/2018    NAP
   12
 12.01   Vanport Warehousing, Inc.                        170,261       1/31/2009    West Linn Paper Company
 12.02   Thompson Metal Fabricators, Inc.                 199,471       3/31/2011    Universal Structural, Inc.
   13
 13.01   Nike                                              12,992       8/31/2008    Liz Claiborne
 13.02   Stadium 9 Cinemas                                 24,338       7/31/2017    Burke's Outlet
 13.03   Old Navy                                          12,100       9/30/2009    Nike 1
 13.04   Liz Claiborne 1                                   12,000       9/30/2008    Leftovers
 13.05   Liz Claiborne Outlet                              13,670       7/31/2011    Burke's Outlet
 13.06   GKC Horizon Cinemas                               26,000       5/31/2016    Old Navy
   14    Department of Labor                              138,976       3/16/2010    Margolis, Edelstein
   15    Belk                                              65,927       2/1/2027     Bass Pro

   16    Warner Bros. Entertainment                       230,000      12/31/2021    NAP
   17    AMC                                               49,423       9/30/2009    Gap (Florida), LLC
   18    RealNetworks, Inc.                               263,781       9/30/2014    Art Institute of Seattle
   19    PREL                                              29,663      12/31/2007    The Plaza Club
   20    Husch & Eppenberger                              148,505       3/31/2012    Ernst and Young U.S. LLP

   21
 21.01   Dillard's Inc                                     72,612       1/27/2011    Sears Roebuck and Company
 21.02   G.R.Herberger's, Inc                              79,646       1/31/2016    J.C. Penney
 21.03   KMart Corporation                                91,266      11/30/2018     G.R. Herberger's, Inc
 21.04   Kmart Corporation                                90,990       1/31/2012     G.R. Herberger's, Inc
   22    Tivo, Inc.                                       127,124       1/31/2010    Foundry Networks, Inc.
   23    ONTARGET (U.S.), INC.                             42,650       7/31/2009    Wachovia Insurance Services
   24    Sam's Wholesale Club                             135,787      10/31/2012    Kohl's Department Stores, Inc.
   25    Yahoo! Inc.                                      164,658       4/30/2016    Commissary Space

   26    Best Buy                                          45,712       2/1/2017     HomeGoods, Inc
   27    Children's Memorial                               41,622       5/31/2014    Crate & Barrel
   28    National Wholesale Liquidators                    50,000       1/31/2013    SaveALot
   29    Hitachi America, Ltd.                             67,464       9/8/2009     Cotherix, Inc.
   30    NAP                                                    0                    NAP

   31    GSA                                               37,601       7/31/2010    Guaranty Fund Management
   32    IADT                                              49,902       5/1/2016     Silver State Mortgage
   33    Kohl's Department Stores, Inc                     88,408       1/31/2024    Homegoods, Inc
   34    Maximus                                           35,996       6/30/2009    Yahoo!
   35    NAP                                                    0                    NAP

   36    NAP                                                    0                    NAP
   37    NAP                                                    0                    NAP
   38    Kohl's                                            88,414       1/1/2026     Marshall's
   39    CVS (ground lease)                                13,013       1/31/2027    Leonard's Wide Shoes
   40    Corporate Express Office Products, Inc.          338,661      12/31/2016    NAP

   41    Regal Cinemas                                     55,000       5/31/2025    Chilis
   42    NAP                                                    0                    NAP
   43    NAP                                                    0                    NAP
   44    Gordmans, Inc.                                    60,040      10/31/2015    Office Depot Inc
   45    Ashley Furniture                                  60,691       8/1/2016     Price Rite

   46    Stanley Works                                    130,000       9/21/2021    NAP
   47    Office Depot                                      16,010       1/1/2021     Washington Mutual
   48    Shop N Save                                       69,000       9/30/2024    Goodwill
   49    HEB Grocery Store                                 78,464       6/30/2015    Blockbuster Video
   50    Amstar Cinemas                                    53,047       4/1/2026     Goody's

   51    The Home Depot Supply, Inc.                       30,500       9/30/2007    Logical Choice Technologies, Inc.
   52    Freedom House                                      7,750      10/31/2015    National Congress of American Indians
   53    Pennsylvania Culinary                            101,492      11/30/2011    EDSYSCharter High School
   54    Lowe's Home Centers, Inc.                        144,533       4/7/2024     NAP
   55    Hobby Lobby                                       55,000       1/1/2023     Ross Dress for Less

   56    Best Buy                                          44,838       1/31/2017    Guitar Center
   57    Navigant International/South Central, LP          44,855       4/30/2011    HQ Global Workplaces, Inc
   58    Wells Fargo Bank                                  60,833       9/1/2011     Caremark PCS Health Systems
   59    Harrah's Reno                                     45,000       6/14/2009    The Call Center, LLC
   60    Royal Appliance                                  458,000       7/31/2015    NAP

   61    Amadeus North America                            152,701       9/30/2016    NAP
   62    Carolina First Bank                               60,958      12/14/2019    Ellis, Lawhorne & Sims, P.A.
   63    Pickford Realty                                   20,500       9/30/2011    Nordstrom, Inc
   64    (2650) Market Street Mortgage                     45,826       4/30/2009    (2600) Arthur J. Gallagher & Co.
   65    Ceridian Corp/Arbitron                            52,446      12/31/2009    Columbia Medcom Group, Inc.

   66    HOBLOB, Limited Partnership                      55,000       1/31/2014     Old Navy
   67    Creative Touch Inc.                               32,576       4/15/2013    Amarr
   68    NAP                                                    0                    NAP
   69    Ryan International Airlines Inc.                  36,820       6/30/2016    Lindgren, Callihan, Van Osdol & Co. Ltd
   70    Harris Teeter, Inc.                               48,756       8/31/2026    Eckerd Corporation

   71    Total Training                                    17,232       2/1/2016     3E Company
   72    LA Fitness                                        44,268       4/30/2021    Outback Steakhouse
   73    Raley's                                           80,000       7/10/2008    Central State Credit Union
   74    NAP                                                    0                    NAP
   75    Titan Indemnity Company                           51,818       4/30/2009    St. Paul Fire & Marine Insurance Co.

   76    24 Hour Fitness                                   42,010       10/1/2013    Blockbuster
   77    Trane                                             18,750       7/31/2010    Action Bolt & Tool
   78    Marshalls                                         36,000       9/1/2016     Ross Stores, Inc.
   79    Basha's  AJ Fine Foods                           30,376       12/1/2013     Walgreen's
   80    Shaw's                                            57,315       2/28/2027    Big Lots

   81    NAP                                                    0                    NAP
   82    USA Department of Energy Western Area           115,560       11/1/2014     NAP
   83    NAP                                                    0                    NAP
   84    Commerce Bank, N.A.                                4,581      12/15/2020    NAP
   85    GIII Leather Fashions, Inc.                     202,148       2/1/2011      NAP

   86    Unified Western Grocers, Inc.                     27,549       8/31/2010    Tuesday Morning, Inc.
  87-a   Arris International, Inc.                        143,333       6/14/2009    NAP
  87-b                                                                  6/14/2009
   88    The Smithsonian Institution                       50,800      12/31/2008    ManTech Security Technologies Corp.
   89    Southern Theater                                  61,579       3/31/2024    NAP
   90    NAP                                                    0                    NAP

   91    Carolina Wings & Rib House                         6,509       4/1/2016     Sun Source
   92    Mission Valley Cinemas                            31,095       11/1/2010    Addams Bookstore
   93    Jacobs Engineering Corporation                    60,016       12/1/2015    NAP
   94    NAP                                                    0                    NAP
   95    Moss Gallery                                       2,983       9/30/2019    Jamba Juice

   96    Dr. Diugi                                          6,200       6/1/2010     St. Barnabas Health Care
   97    HEB Grocery                                       53,626       5/1/2022     Auto Zone
   98    NAP                                                    0                    NAP
   99    Alliance Title                                     9,516      12/31/2008    Delta Pathology
  100
 100.01  McKee Group                                       15,320       7/1/2016     Target
 100.02  Square D                                           6,803      12/31/2006    GSA

  101    Realtime Utility Engineers                        25,581      12/31/2011    Charter Communications
  102    Centex Homes                                      15,249       3/31/2009    Camp, Dresser & McKee
  103    Plaza Surf & Sport                                14,141      11/30/2007    Dollar Tree
  104    Nextel South Corp.                                43,200       4/30/2015    Goulds Pumps, Inc.
  105    Festival Foods                                    47,152       3/30/2021    Rivers Run Wild Art

  106    NAP                                                    0                    NAP
  107    Central Jersey Trucking                           80,000       6/30/2008    Amalext Hooper Street
  108    Maurice Villency Furniture                       175,200       11/1/2014    NAP
  109    NAP                                                    0                    NAP
  110    NAP                                                    0                    NAP

  111    Sun Health Corp                                   21,250       6/30/2010    Trader Joes
  112    Food Lion                                         38,274       5/10/2026    Movie Gallery US, Inc.
  113    NAP                                                    0                    NAP
  114    Windsor Imaging                                   14,324      12/31/2014    Wallop, Inc
  115    AG Edwards                                        10,183       9/30/2011    Colliers Pinkard

  116    AmStar Theater                                    66,400       1/31/2020    NAP
  117    Washington Mutual                                  3,376       8/31/2013    Uptown Cycles
  118    Dollar Tree                                        4,007       5/31/2009    Payless Shoesource
  119    Ford Leasing Development Company                  12,000       6/30/2044    NAP
  120    NAP                                                    0                    NAP

  121    Buffalo Wild Wings                                 6,500      12/31/2025    Chinese Restaurant
  122    McMillian & Shureen, LLP                           7,153       2/28/2010    North Coast Bank
  123    Giant Eagle                                       64,000       1/1/2012     Family Dollar
  124    Washington Mutual                                  3,790       11/3/2007    Wok on Fire
  125    Alvarez, Sambol, Winthrop                         30,937      11/29/2013    Mercantile Bank

  126    NAP                                                    0                    NAP
  127    US TaeKwonDo                                       2,880       4/30/2013    Mandarin House
  128    Quail Surgical and Pain Mgt. Center               15,316      11/30/2008    Washoe Imaging
  129    Device VM, Inc                                     6,088       7/31/2007    All Luck Enterprise
  130    The Egg and I                                      5,100       3/31/2015    Mikey's Italian

  131    NAP                                                    0                    NAP
  132    GSA  Navy Exchange                               25,909       9/27/2007     SRA International
  133    Food Lion                                         33,000       12/1/2020    Creighton Manor
  134    Regal Theater                                     34,500       6/30/2020    NAP
  135    NAP                                                    0                    NAP

  136    CVS Pharmacy, Inc                                 15,600       3/1/2026     HSBC Bank USA
  137    Buy Backs                                          3,040      12/31/2010    Pearle Vision
  138    Dr. Mesirow                                        5,022      10/31/2011    Dr. Nathanial Halloway
  139    Hanover NJ Endoscopy                               6,525       2/28/2015    Franklin Pediatrics, P.A.
  140    Philobat Capital Management LLC                    4,448       1/31/2013    Prologue Capital, L.P.

  141    NAP                                                    0                    NAP
  142    Leslie's Poolmart, Inc.                            4,000      12/31/2007    Banquet
  143    Kaiser Foundation Health Plan                      8,379      12/31/2011    Riibner & Associates, CHTD.
  144    CVS Pharmacy                                      13,013       1/31/2027    NAP
  145    University of Wisconsin                           23,131       12/1/2009    Meicher CPA

  146    Madison Pharmacy                                  17,112       8/1/2011     First Wisconsin Mortgage
  147    American Sale                                     40,000       8/31/2021    NAP
  148    Fashion Bug                                        9,600       1/31/2009    Hibbet Sports
  149    NAP                                                    0                    NAP
  150    Edwin Watts Golf                                   6,720       6/3/2016     Hemisphere Bank

  151    Fitness 19                                         7,000       3/6/2016     Echelon Spokes & Slopes, Ltd.
  152    Clifton Gunderson                                  9,719       6/1/2008     Neider & Boucher, SC
  153    Boiling Pot                                        3,456       10/1/2010    Payless
  154    Simonson Technology Service Inc.                   3,840      12/31/2007    Nevada Disability Advocacy & Law Ctr.
  155    NAP                                                    0                    NAP

  156    Maurice Villency Furniture                        17,661      12/31/2014    NAP
  157    Shoreline Carpet Supplies                         13,527       4/30/2009    Allstate Food Marketing
  158    Caribou Coffe                                      1,600      12/31/2015    US Cellular
  159    NAP                                                    0                    NAP
  160    Golden Treasures                                   2,200       8/1/2011     Wachovia

  161    Appliance Installations                           19,110       7/31/2009    NAP

             SECOND           SECOND                                                        THIRD            THIRD
CONTROL  LARGEST TENANT   LARGEST TENANT                      THIRD                    LARGEST TENANT   LARGEST TENANT
 NUMBER      SQ FT       LEASE EXPIRATION                LARGEST TENANT                     SQ FT      LEASE EXPIRATION
-----------------------------------------------------------------------------------------------------------------------

   1            121,438      3/31/2015     JPMorgan Chase & Co.                                73,462       9/15/2009
   2            121,041      1/31/2013     Deutsche Investment Management                     105,215      12/31/2016
   3                  0                    NAP                                                      0
   4             43,038      5/31/2017     Office Depot Inc                                    19,451       12/1/2014
   5             29,500      8/31/2026     Borders                                             23,793      10/31/2016

   6                  0                    NAP                                                      0
   7             96,643       9/1/2011     Tenet California                                    74,741       5/1/2014
   8             13,244      4/30/2008     Double Z Manufacturing                              13,244       1/31/2010
   9            350,560      6/14/2021     NAP                                                      0
   10           281,944      12/31/2015    GDAIS, Inc. Techmatics                             200,893      11/30/2012

   11
 11.01                0                    NAP                                                      0
 11.02                0                    NAP                                                      0
 11.03                0                    NAP                                                      0
 11.04                0                    NAP                                                      0
 11.05                0                    NAP                                                      0
 11.06                0                    NAP                                                      0
 11.07                0                    NAP                                                      0
 11.08                0                    NAP                                                      0
 11.09                0                    NAP                                                      0
   12
 12.01          168,449      6/30/2010     Associated Hygienic Products                        89,177       9/30/2009
 12.02          188,605      3/31/2011     Oregon Iron Works, Inc.                             76,413       3/31/2009
   13
 13.01           10,168      5/31/2014     Gap Outlet                                          10,000       6/30/2007
 13.02           15,679      4/30/2010     Family Dollar                                       11,105      12/31/2009
 13.03           10,000      5/31/2007     Liz Claiborne                                       10,000       6/30/2011
 13.04           10,670      2/29/2008     Nike                                                 9,200      10/31/2008
 13.05           11,844      7/31/2007     Tommy Hilfiger Company                              10,156      12/31/2006
 13.06           12,000      1/31/2010     Bass Co. Store                                       8,500      12/31/2008
   14            65,357      6/30/2018     Federal Court Division                              45,568      12/31/2010
   15            53,000       2/1/2027     Wedding Italiano (Tony & Tina's)                    19,375       2/1/2016

   16                 0                    NAP                                                      0
   17            22,943      4/30/2012     Vision and Apple Martini                            17,563       6/30/2013
   18            71,368      9/30/2013     NAP                                                      0
   19            18,864      12/31/2012    Cox Radio, Inc.                                     16,431      12/31/2008
   20            94,767      12/31/2011    Met Life                                            34,434       5/31/2010

   21
 21.01           71,964      10/15/2009    J C Penney Co Inc                                   49,598       11/1/2009
 21.02           33,796      8/31/2010     Midco 9 Theatres                                    23,600       7/31/2010
 21.03           52,950      1/31/2007     Sunmart                                             30,000       6/9/2008
 21.04           66,582      1/31/2010     Dunham's Sporting Goods                             23,671       1/31/2010
   22            96,845      5/31/2008     Genesis Microchip Corporation                       52,165       3/31/2007
   23            35,270      2/28/2009     CB Richard Ellis Real Estate Services               23,300       4/30/2007
   24            92,898      1/31/2017     Big Sur Waterbeds, Inc.                             56,576       1/31/2008
   25            11,141      12/31/2104    NAP                                                      0

   26            25,000      10/1/2015     PETCO Animal Supplies                               24,129       1/1/2016
   27            12,640      1/31/2015     Trader Joes                                         11,915       1/31/2014
   28            16,748      9/30/2008     Citi Trends                                         15,000       9/30/2009
   29            28,479      8/31/2011     Tercica, Inc.                                       28,053       9/30/2011
   30                 0                    NAP                                                      0

   31            19,313      11/30/2010    Mass. General Physicians Org.                       12,888       6/30/2009
   32            28,876       3/1/2010     Aegis Lending Corp                                  12,000       6/1/2010
   33            25,396      10/31/2013    Michaels Stores, Inc                                24,565       2/28/2014
   34            25,766      6/30/2008     CVS                                                 15,279       1/31/2022
   35                 0                    NAP                                                      0

   36                 0                    NAP                                                      0
   37                 0                    NAP                                                      0
   38            33,000       4/1/2016     Babies R Us                                         30,624       1/1/2016
   39             8,000      1/31/2015     Rainbow Bar & Grill                                  7,500       5/31/2025
   40                 0                    NAP                                                      0

   41             6,801       7/1/2016     Sizzling Fresh                                       3,035       6/1/2011
   42                 0                    NAP                                                      0
   43                 0                    NAP                                                      0
   44            19,720      6/30/2020     PETsMART, Inc.                                      19,000       7/31/2020
   45            32,000       8/1/2016     Big Lots                                            28,430       8/1/2011

   46                 0                    NAP                                                      0
   47             4,870       2/1/2016     Wendy's (ground lease)                               3,000       1/1/2022
   48            11,800      4/30/2013     Hollywood Video                                      6,300       5/10/2015
   49             3,500      8/31/2008     Twin Liquors                                         2,500       7/31/2011
   50            27,531       4/1/2016     Market Place/Providence Church                       5,200       7/1/2011

   51            23,678      1/31/2008     Ames Taping Tool Systems Company                    19,599       5/30/2007
   52             7,750      4/30/2008     Citizens Against Government Waste                    6,257      11/30/2010
   53            60,563      8/31/2012     NAP                                                      0
   54                 0                    NAP                                                      0
   55            30,069       1/1/2014     Bealls                                              30,000       1/1/2019

   56            14,999      8/31/2016     Sleep Experts                                        6,550       8/31/2010
   57            24,194      6/30/2009     Merrick Systems, Inc.                               15,242       3/31/2011
   58            26,344      3/21/2008     Messner / REMAX                                     13,076       6/30/2009
   59            15,000      1/31/2008     Americom, Inc.                                      12,027       1/31/2007
   60                 0                    NAP                                                      0

   61                 0                    NAP                                                      0
   62            27,726      9/30/2012     Stevens & Wilkinson of S.C., Inc.                   17,405       8/31/2009
   63            14,761      9/30/2017     Beren Shoes, Inc.                                    6,854       3/31/2014
   64            19,728      6/30/2009     NAP                                                      0
   65            28,985      12/31/2010    Keane Federal Systems, inc.                         10,937      12/31/2012

   66            30,000      2/28/2011     Cost Plus, Inc                                      18,352       1/31/2014
   67            20,032       9/4/2011     Direct Buy                                          14,185       8/9/2013
   68                 0                    NAP                                                      0
   69            25,389      8/31/2015     Rubloff Development Group                           15,570       6/30/2012
   70            13,813      3/31/2026     Elizabeth Esteves, Carlos Esteves,                   1,400       8/31/2011

   71            16,693       5/1/2011     Neuro Science                                       14,415       7/1/2016
   72             5,090      8/31/2016     Broadstreet Partners                                 2,440       5/31/2009
   73             3,132       5/1/2016     Citifinancial                                        2,220       8/1/2010
   74                 0                    NAP                                                      0
   75            35,010      4/30/2011     Verizon Directories Sales West Inc.                 7,506       6/30/2007

   76             6,000      12/1/2006     G&M Medical                                          3,900       1/1/2009
   77            18,750      5/31/2011     Wholesale Pictures & Mirrors                        10,750       9/30/2009
   78            30,187       8/1/2016     Applebee's (ground lease)                            5,490       9/1/2026
   79            13,000      11/1/2027     Fitness Experience                                  11,097       8/1/2011
   80            25,000      1/31/2008     Family Dollar                                        8,000      12/31/2011

   81                 0                    NAP                                                      0
   82                 0                    NAP                                                      0
   83                 0                    NAP                                                      0
   84                 0                    NAP                                                      0
   85                 0                    NAP                                                      0

   86             7,525      7/15/2013     Mary's Pizza Shack                                   4,144       4/30/2009
  87-a                0                    NAP                                                      0
  87-b
   88            50,800      10/31/2014    NAP                                                      0
   89                 0                    NAP                                                      0
   90                 0                    NAP                                                      0

   91             3,666      1/31/2016     Tony's Pizza                                         2,767       3/21/2021
   92             9,720      11/30/2009    Kerr Drug                                            9,600       9/30/2011
   93                 0                    NAP                                                      0
   94                 0                    NAP                                                      0
   95             2,633      2/28/2015     Centovini (Jukam)                                    2,367       6/30/2020

   96             5,883       6/1/2011     Kessler/Bedminster                                   3,971       7/1/2009
   97            11,330       7/1/2011     Austin Emergency Services                            9,065       12/1/2006
   98                 0                    NAP                                                      0
   99             8,095      6/30/2010     Families First                                       6,932       7/31/2009
  100
 100.01          11,882      7/31/2007     Brinker Simpson & Co.                                3,975      10/31/2011
 100.02           5,439      7/15/2010     Scientific Software                                  3,307       2/27/2012

  101            13,903      2/28/2011     ZMD America                                          8,177      11/30/2008
  102            14,388      5/31/2009     McAngus, Goudelock                                   9,513       3/31/2009
  103            13,470      6/30/2016     Sleepy's                                             4,900      11/30/2007
  104            32,358      3/31/2008     Anthony & Sylvan Pools Corporation                  19,355      11/30/2008
  105             2,850      5/31/2011     Quiznos                                              2,024       3/31/2011

  106                 0                    NAP                                                      0
  107            34,500      9/30/2010     Auscor                                              31,500       2/28/2007
  108                 0                    NAP                                                      0
  109                 0                    NAP                                                      0
  110                 0                    NAP                                                      0

  111             8,000       6/1/2008     Colby Mgmt. Inc.                                     4,124       9/1/2009
  112             3,750       5/1/2011     Brits, Inc. dba Jackson Hewitt Tax Service           1,200       6/1/2011
  113                 0                    NAP                                                      0
  114             7,123      3/31/2010     Centrastate Healthcare Services                      3,108       8/31/2009
  115             9,317      12/31/2009    Underwood and Roberts                                7,554       7/11/2011

  116                 0                    NAP                                                      0
  117             2,578      8/31/2011     Lucy Activewear                                      2,300       6/30/2016
  118             3,593      1/31/2008     Dot's                                                3,487       1/31/2012
  119                 0                    NAP                                                      0
  120                 0                    NAP                                                      0

  121             2,640      10/1/2011     The Cracked Book                                     2,380       4/30/2011
  122             7,072      1/31/2009     Santa Rosa Symphony                                  4,000       9/30/2008
  123             8,380      12/31/2011    RentACenter                                        6,675      12/31/2009
  124             3,000      11/30/2007    Twin Liquors                                         2,500      11/30/2007
  125             2,937      12/31/2006    Tanqueray's                                          2,500       2/28/2018

  126                 0                    NAP                                                      0
  127             2,730      8/31/2016     Rotelli Pizza and Pasta                              2,640       9/30/2016
  128            12,605      11/30/2012    Greater Nevada Woman's Group                         4,857       1/31/2008
  129             6,070      5/31/2008     Calista Technology                                   4,180      11/15/2007
  130             3,650      10/31/2011    Curves for Women                                     3,040       9/30/2007

  131                 0                    NAP                                                      0
  132            15,345      2/29/2012     Patterson Dental Supply                             10,324       4/14/2013
  133             3,700      1/31/2009     Remax                                                2,800       2/28/2007
  134                 0                    NAP                                                      0
  135                 0                    NAP                                                      0

  136             8,400       3/1/2009     NAP                                                      0
  137             2,800      9/30/2016     Allcare                                              2,620      10/30/2012
  138             4,885      8/31/2008     Women's Health Rehabilitation Center                 4,107       2/28/2011
  139             5,597      8/31/2015     Richard Schenk, M.D.                                 3,500       2/28/2015
  140             2,224       1/1/2011     NAP                                                      0

  141                 0                    NAP                                                      0
  142             3,200       7/1/2009     United Coin Machine Co. Village Pub San             3,000       3/1/2010
  143             4,600      10/31/2013    Designtech, Inc.                                     3,288       8/31/2010
  144                 0                    NAP                                                      0
  145             8,925      10/1/2007     Lincoln Financial Group                              7,889       7/31/2011

  146            12,770       4/1/2014     Universal Home Protection                            3,600       3/1/2015
  147                 0                    NAP                                                      0
  148             7,200      9/30/2007     Sam Goody's                                          4,951       1/31/2011
  149                 0                    NAP                                                      0
  150             2,520      12/31/2015    NAP                                                      0

  151             3,000      6/30/2010     Highlands Dental                                     2,848      12/31/2013
  152             7,661      10/1/2010     Medlen & Carroll LLP                                 5,900       3/1/2010
  153             2,820       3/1/2010     Firehouse Subs                                       1,620       9/30/2010
  154             3,018      9/30/2011     Nevada Cancer Institute                              2,336      12/31/2007
  155                 0                    NAP                                                      0

  156                 0                    NAP                                                      0
  157            13,133      7/31/2009     NAP                                                      0
  158             1,497      12/31/2011    Dinners by Design                                    1,432       8/24/2011
  159                 0                    NAP                                                      0
  160             2,200       8/1/2009     American Deli                                        1,100       8/1/2011

  161                 0                    NAP                                                      0

         ENVIRONMENTAL                 ENVIRONMENTAL                                     EARTHQUAKE
CONTROL     PHASE I     ENVIRONMENTAL    PHASE II     ENGINEERING    SEISMIC              INSURANCE    UPFRONT ACTUAL
 NUMBER   REPORT DATE      PHASE II     REPORT DATE   REPORT DATE  REPORT DATE  PML (%)   REQUIRED   REPAIR RESERVE ($)
-----------------------------------------------------------------------------------------------------------------------

   1       8/17/2006          No                       9/5/2006                              No                       0
   2       5/26/2006          No                       5/9/2006                              No                 300,000
   3       3/21/2006         Yes         6/26/2006     3/21/2006                             No                 893,688
   4       8/28/2006          No                       8/2/2006                              No                   3,438
   5       7/18/2006          No                       7/18/2006                             No                       0

   6       5/25/2006          No                       5/22/2006                             No                       0
   7       6/28/2006          No                       6/26/2006     6/23/2006     10        No                       0
   8       8/28/2006          No                       8/2/2006                              No                   4,375
   9        6/8/2006          No                       6/5/2006                              No                       0
   10       7/6/2006          No                       7/6/2006                              No                       0

   11                                                                                                            11,040
 11.01     8/25/2006          No                       8/25/2006     8/25/2006     14        No
 11.02     8/25/2006          No                       8/25/2006                             No
 11.03     8/25/2006          No                       8/25/2006                             No
 11.04     8/25/2006          No                       8/25/2006                             No
 11.05     8/25/2006          No                       8/25/2006                             No
 11.06     8/25/2006          No                       8/25/2006                             No
 11.07     8/25/2006          No                       8/25/2006     8/25/2006     12        No
 11.08     8/25/2006          No                       8/25/2006                             No
 11.09     8/25/2006          No                       8/25/2006                             No
   12                                                                                                           636,863
 12.01     4/18/2006         Yes         6/20/2006     4/13/2006     5/17/2006     17        No
 12.02     4/18/2006         Yes         6/20/2006     4/13/2006     5/17/2006     16        No
   13                                                                                                           111,875
 13.01      7/3/2006          No                       6/26/2006     6/25/2006     14        No
 13.02      7/3/2006          No                       6/23/2006                             No
 13.03      7/3/2006          No                       6/23/2006                             No
 13.04      7/3/2006          No                       6/29/2006                             No
 13.05      7/3/2006          No                       6/29/2006                             No
 13.06      7/3/2006          No                       6/27/2006                             No
   14       8/3/2006          No                       8/3/2006                              No                       0
   15       7/7/2006          No                       7/6/2006                              No                       0

   16       1/6/2006          No                      12/21/2005     1/19/2006     15        No                       0
   17      9/13/2006          No                       9/13/2006                             No                       0
   18      8/31/2006          No                       8/25/2006     8/25/2006     29        Yes                      0
   19       8/4/2006          No                       8/2/2006                              No                       0
   20      5/24/2006          No                       5/8/2006                              No                       0

   21                                                                                                           108,638
 21.01      6/6/2006          No                       6/30/2006                             No
 21.02      6/8/2006          No                       6/30/2006                             No
 21.03      6/6/2006          No                       6/6/2006                              No
 21.04      6/5/2006          No                       6/5/2006                              No
   22      8/22/2006          No                       8/14/2006     8/15/2006     18        No                       0
   23       6/9/2006          No                       8/30/2006                             No                       0
   24      7/14/2006          No                       8/25/2006                             No                       0
   25      8/12/2006          No                       7/6/2006      7/14/2006     10        No                  19,438

   26      8/14/2006          No                       7/18/2006     7/18/2006     15        No                       0
   27      7/14/2006          No                       9/25/2006                             No                  10,625
   28      7/21/2006         Yes         6/6/2006      8/8/2006                              No                  36,250
   29      7/11/2006          No                       7/18/2006     7/18/2006     15        No                   1,250
   30      6/16/2006          No                       6/20/2006                             No                  20,988

   31      9/12/2006          No                       9/12/2006                             No                       0
   32      9/27/2005          No                       9/14/2005                             No                       0
   33       6/7/2006          No                       6/7/2006                              No                       0
   34      8/29/2006          No                       8/29/2006                             No                       0
   35      5/26/2006          No                       5/26/2006                             No                       0

   36      7/25/2006          No                       7/25/2006                             No                       0
   37      7/31/2006          No                       7/31/2006                             No                       0
   38      7/12/2006          No                       7/3/2006                              No                       0
   39       1/3/2006          No                       1/3/2006                              No                       0
   40      7/28/2006          No                       7/27/2006                             No                       0

   41      8/21/2006          No                       8/22/2006     8/22/2006     12        No                       0
   42      7/11/2006          No                       6/16/2006                             No                       0
   43      6/22/2006          No                       7/27/2006                             No                       0
   44      6/12/2006          No                       6/7/2006                              No                       0
   45      8/17/2006          No                       8/7/2006                              No                   1,875

   46      8/23/2006          No                       8/23/2006                             No                       0
   47      7/14/2006          No                       7/14/2006     7/14/2006     18        No                       0
   48      6/28/2006          No                       6/28/2006                             No                       0
   49      9/13/2006          No                       9/18/2006                             No                       0
   50      7/24/2006          No                       5/28/2006                             No                       0

   51      8/21/2006          No                       8/2/2006                              No                 510,750
   52       8/2/2006          No                       7/21/2006                             No                  93,750
   53      5/31/2006          No                       5/9/2006                              No                 152,500
   54       8/3/2006         Yes         8/22/2006     7/18/2006                             No                       0
   55      8/21/2006          No                       8/22/2006                             No                       0

   56       8/3/2006          No                       8/4/2006                              No                       0
   57      6/14/2006          No                       6/9/2006                              No                   6,625
   58       7/5/2006          No                       7/13/2006                             No                       0
   59      3/30/2005          No                       6/23/2006     6/23/2006     14        No                       0
   60      7/11/2006          No                       7/11/2006                             No                       0

   61      7/10/2006          No                       6/20/2006                             No                  12,500
   62       5/8/2006          No                       5/9/2006                              No                       0
   63      5/24/2006          No                       5/23/2006     5/23/2006     16        No                       0
   64      6/27/2006          No                       5/22/2006                             No                       0
   65      12/10/1992         No                       4/26/2005                             No                       0

   66      6/12/2006          No                       6/30/2006                             No                   2,500
   67      8/24/2006          No                       8/25/2006                             No                       0
   68      9/13/2006          No                       9/13/2006                             No                       0
   69      6/13/2006          No                       6/30/2006                             No                       0
   70       8/4/2006          No                       8/4/2006                              No                       0

   71      6/29/2006          No                       6/29/2006     6/29/2006     13        No                       0
   72      8/31/2006          No                       8/31/2006                             No                       0
   73      7/18/2006          No                       7/18/2006     7/18/2006     15        No                       0
   74      6/26/2006          No                       6/26/2006                             No                       0
   75       6/8/2006          No                       6/8/2006                              No                       0

   76      7/25/2006          No                       7/21/2006                             No                       0
   77       6/7/2006          No                       6/5/2006                              No                       0
   78      9/13/2006          No                       8/29/2006     9/5/2006      13        No                       0
   79       7/5/2006          No                       7/5/2006                              No                       0
   80      8/18/2006          No                       8/7/2006                              No                  57,500

   81      7/31/2006          No                       7/31/2006                             No                       0
   82      5/10/2006          No                       5/9/2006                              No                       0
   83       5/8/2006          No                       5/8/2006      5/8/2006      15        No                       0
   84      5/26/2006          No                       5/26/2006                             No                       0
   85      7/28/2006          No                       7/27/2006                             No                       0

   86       6/5/2006          No                       6/2/2006      6/4/2006      14        No                  33,225
  87-a     11/29/2000         No                       5/28/1999                             No                       0
  87-b     11/29/2000         No                       5/28/1999                             No                       0
   88      7/14/2006          No                       7/6/2006                              No                       0
   89      8/31/2006          No                       8/17/2006                             No                       0
   90       9/1/2006          No                       9/1/2006                              No                       0

   91       2/6/2006          No                      12/30/2005                             No                       0
   92      7/11/2006          No                       8/10/2006                             No                   3,500
   93      5/11/2006          No                       5/4/2006                              No                       0
   94      6/26/2006          No                       6/28/2006                             No                       0
   95      8/21/2006          No                       6/7/2007                              No                       0

   96       6/8/2006          No                       5/28/2006                             No                  63,000
   97      9/13/2006          No                       8/18/2006                             No                       0
   98      8/31/2006          No                       7/12/2006     8/31/2006     18        No                       0
   99       8/3/2006          No                       8/3/2006      8/4/2006      10        No                   3,400
  100                                                                                                            26,188
 100.01    8/11/2006         Yes         9/18/2006     7/7/2006                              No
 100.02    7/26/2006          No                       7/7/2006                              No

  101       9/6/2006          No                       7/12/2006                             No                       0
  102      7/11/2006          No                       6/16/2006                             No                       0
  103      7/28/2006          No                       7/28/2006                             No                       0
  104      5/30/2006          No                       5/30/2006                             No                       0
  105      6/23/2006          No                       5/30/2006                             No                       0

  106       5/8/2006          No                       5/8/2006      5/8/2006      16        No                       0
  107      8/31/2006          No                       8/14/2006                             No                       0
  108      12/4/1989          No                                                             No                       0
  109      8/31/2006          No                       8/21/2006                             No                   4,250
  110      5/24/2006          No                       5/24/2006                             No               1,000,000

  111      8/31/2006          No                       8/16/2006                             No                  31,250
  112      5/22/2006          No                       4/17/2006                             No                       0
  113      7/26/2006          No                       7/26/2006                             No                       0
  114       9/8/2006          No                       8/7/2006                              No                       0
  115      4/21/2006          No                       4/20/2006                             No                       0

  116       9/7/2006          No                       8/18/2006                             No                       0
  117      3/28/2006          No                       8/7/2006                              No                       0
  118      8/25/2006          No                       8/8/2006                              No                       0
  119      5/25/2006          No                       5/8/2006      5/8/2006      16        No                       0
  120      7/11/2006          No                       7/12/2006     7/8/2006      18        No                       0

  121      6/17/2006          No                       7/11/2006                             No                       0
  122      7/10/2006          No                       7/7/2006      7/7/2006      19        No                       0
  123      9/15/2006          No                       8/8/2006                              No                   7,500
  124      9/13/2006          No                       8/18/2006                             No                       0
  125       8/7/2006          No                       7/31/2006                             No                       0

  126      4/26/2006          No                       4/26/2006     4/26/2006     13        No                       0
  127       9/6/2006          No                       8/17/2006                             No                       0
  128      8/18/2006          No                       7/5/2006      7/5/2006      8         No                       0
  129      9/21/2006          No                       9/25/2006     9/21/2006     14        No                   6,525
  130      6/23/2006          No                       6/8/2006                              No                       0

  131       6/7/2006          No                       6/7/2006                              No                  76,100
  132      8/25/2006          No                       8/3/2006                              No                       0
  133      6/23/2006          No                       6/9/2006                              No                       0
  134      8/31/2006          No                       8/23/2006     8/21/2006     15        No                       0
  135      6/26/2006          No                       6/26/2006                             No                  53,394

  136      8/10/2006          No                       7/17/2006                             No                       0
  137      6/28/2006          No                       6/2/2006                              No                       0
  138      8/24/2006          No                       7/26/2006                             No                       0
  139      9/12/2005          No                       9/12/2005                             No                       0
  140      11/22/2005         No                      11/30/2005                             No                   1,250

  141      5/19/2006          No                       5/19/2006                             No                       0
  142      5/22/2006          No                       5/22/2006                             No                 111,550
  143      6/28/2006          No                       5/30/2006                             No                       0
  144       6/7/2006          No                       6/6/2006                              No                       0
  145      7/26/2006          No                       7/14/2006                             No                  29,366

  146      8/31/2006          No                       9/1/2006                              No                   9,375
  147       4/7/2006          No                       8/4/2006                              No                       0
  148      7/12/2006          No                       6/15/2006                             No                 220,000
  149      9/25/2006          No                       8/2/2006                              No                       0
  150       6/9/2006          No                       6/9/2006                              No                       0

  151      7/25/2006          No                       7/18/2006                             No                       0
  152      7/26/2006          No                       7/14/2006                             No                       0
  153       6/2/2006          No                       5/23/2006                             No                       0
  154      8/17/2006          No                       7/5/2006      7/5/2006      4         No                       0
  155       5/5/2006          No                       5/8/2006                              No                       0

  156      1/11/1990          No                                                             No                       0
  157       6/6/2006          No                       6/12/2006                             No                       0
  158      7/11/2006          No                       6/28/2006                             No                       0
  159      9/25/2006          No                       7/31/2006                             No                       0
  160      8/11/2006          No                       8/11/2006                             No                       0

  161      6/30/2006          No                       6/30/2006     6/30/2006     18        No                       0

         UPFRONT ACTUAL  MONTHLY ACTUAL                                               MONTHLY
CONTROL   REPLACEMENT     REPLACEMENT      UPFRONT      MONTHLY        MONTHLY     INSURANCE
 NUMBER   RESERVES ($)    RESERVES ($)   TI / LC ($)  TI / LC ($)  TAX ESCROW ($)  ESCROW ($)
---------------------------------------------------------------------------------------------

   1                 0                0            0            0               0           0
   2           236,886                0   20,000,000            0               0           0
   3        35,000,000                0            0            0         186,635      65,987
   4                 0            9,591            0       13,850         248,000      14,000
   5                 0                0            0            0               0           0

   6                 0                0            0            0               0           0
   7                 0                0    2,082,719            0               0           0
   8                 0            7,440            0       38,690         132,000      12,300
   9                 0                0      512,097            0         223,706      74,313
   10                0                0    2,943,739            0               0           0

   11                0            8,274            0            0               0           0
 11.01
 11.02
 11.03
 11.04
 11.05
 11.06
 11.07
 11.08
 11.09
   12                0           25,291            0       31,127          74,927      29,884
 12.01
 12.02
   13        2,820,000           22,300    2,560,360       55,800         129,000      65,000
 13.01
 13.02
 13.03
 13.04
 13.05
 13.06
   14        1,000,000           14,763   10,495,785       78,816         183,678      27,512
   15            3,200            3,200   10,308,000       55,000          37,500      10,417

   16                0            2,875    7,297,649            0          10,956       6,021
   17        2,000,000            2,456      700,000        8,187         129,762      37,500
   18                0                0            0            0               0           0
   19                0            4,292      500,000       10,729          36,683      12,812
   20                0                0            0            0               0           0

   21                0           20,999    2,000,000            0         124,391       7,449
 21.01
 21.02
 21.03
 21.04
   22            3,567            3,567            0            0          69,772      13,850
   23                0            4,331    5,000,000            0               0           0
   24                0            7,155    1,780,910            0          27,981      12,434
   25                0            2,930            0       14,650          41,971       4,293

   26                0                0            0            0               0           0
   27                0            3,236            0            0          48,000       5,400
   28        2,823,042            2,042       10,209       10,209          32,574       7,021
   29                0            3,655    8,000,000       18,820          37,923       4,385
   30                0                0            0            0               0           0

   31                0            1,656    1,750,000            0          83,990       4,229
   32                0                0            0            0               0           0
   33                0            1,724      200,000            0          49,214       2,544
   34                0            2,619    1,500,000            0          54,638       4,317
   35                0            7,375            0            0          69,207       8,278

   36            4,458            4,458            0            0           4,386       4,890
   37            4,292            4,292            0            0          25,166       5,943
   38                0                0            0            0               0           0
   39                0                0            0            0          13,699       2,084
   40            2,822            2,822            0            0          47,722           0

   41                0                0            0            0           2,548       1,207
   42                0            5,180            0            0          14,134           0
   43          442,375           47,750            0            0          63,636      19,134
   44                0            2,208      200,000            0          14,090       1,609
   45                0            4,500            0        9,155          29,170       2,830

   46                0                0            0            0               0           0
   47                0                0        2,083        2,083           4,732       1,766
   48            1,295            1,295       47,800            0          29,236       2,317
   49                0                0            0            0               0           0
   50                0                0        3,000        3,000           6,706       4,333

   51                0            3,861    1,700,000            0          16,761       3,047
   52          150,455                0      300,000            0          26,522       1,180
   53                0            3,503            0       10,000          25,100       5,500
   54                0            1,204            0            0               0           0
   55            1,508            1,508            0            0          17,899       4,396

   56              751              751            0            0          18,030       2,876
   57                0            3,676      500,000            0          37,646       4,095
   58                0                0      400,000            0          21,937       1,965
   59                0            2,649    1,200,000            0          16,967       3,827
   60                0            1,908            0        9,542               0       2,129

   61                0            3,087    1,500,000        3,859          26,182      14,216
   62                0            1,669            0       10,417          24,517       2,028
   63                0                0            0            0               0           0
   64                0            1,835      900,000            0          25,630      12,564
   65                0                0            0            0               0           0

   66                0            2,003      200,000            0          20,649       1,018
   67            1,172            1,172        4,167        4,167           6,532       3,026
   68                0            3,350            0            0          14,595           0
   69                0            2,685      400,000            0          31,896       2,449
   70                0              686            0        1,250           2,160       1,137

   71            1,052            1,052        4,667        4,667           7,012       5,341
   72                0              807            0          807          10,860       4,304
   73              866              866            0            0          13,975         397
   74          500,000           15,000            0            0          12,600       3,600
   75            2,190            2,190       11,265       11,265          24,536       3,173

   76            1,647            1,647            0            0           7,334       2,284
   77            1,000            1,000        3,000        3,000           6,145       3,393
   78              673              673        1,845        1,845          12,719         833
   79                0                0            0            0               0           0
   80                0            3,400            0        4,615          12,080       2,240

   81            2,250            2,250            0            0          15,859       2,095
   82                0                0            0            0               0           0
   83                0              958            0            0           4,410         864
   84                0                0            0            0           3,500         520
   85            4,885            4,885            0            0          19,752           0

   86                0              881            0            0           9,374       1,379
  87-a               0                0            0            0               0           0
  87-b               0                0            0            0               0           0
   88              847              847            0            0           5,911       1,491
   89                0                0            0            0               0           0
   90                0            2,755      100,000          513           3,750       1,250

   91              255              255          645          645               0           0
   92            2,843            2,843        1,667        1,667           8,800       1,300
   93              500              500       12,500       12,500           7,169           0
   94                0           13,087            0            0          12,212       7,078
   95                0              100            0          335             550         900

   96              792              792        5,000        5,000           6,813         495
   97                0                0            0            0               0           0
   98                0              719            0            0           4,538         415
   99            3,260            1,630       12,440        6,220           4,328       1,062
  100            1,332            1,332        8,333        8,333          13,851       1,272
 100.01
 100.02

  101              969              969            0            0           7,470         820
  102                0            1,464      400,000            0          10,246       1,714
  103              512              512        3,333        3,333          19,199       2,213
  104            1,000            1,004            0        3,333           9,041       3,425
  105                0                0        1,667        1,667          14,605       1,735

  106                0              729            0            0           3,184         616
  107                0                0            0            0               0           0
  108                0                0            0            0          47,763           0
  109           89,083            3,333            0            0           8,109       2,365
  110                0                0                                     3,342       6,746

  111              979              979        4,167        4,167           5,569       1,761
  112                0                0          500          500           3,163         953
  113                0            2,292            0            0          20,163       3,667
  114              337              337        1,548        1,548          10,692       1,042
  115              384              384        5,423        5,423           4,874         590

  116                0                0            0            0               0           0
  117              151              151      467,841            0          20,385       1,833
  118              784              784            0            0           8,202         847
  119              871              436            0        1,230           3,244           0
  120                0              624            0            0           7,083           0

  121                0                0            0            0               0           0
  122                0              574      125,000            0           3,610         632
  123            1,037            1,037        3,837        3,837           5,199       1,265
  124              185              185            0            0          12,811         482
  125            1,007            1,007            0            0           3,191       1,276

  126              661            7,929            0            0           5,966         566
  127                0                0            0            0           4,933         688
  128            9,347                0       73,829            0           5,744           0
  129            1,586              793        3,064        3,064           7,840         562
  130              745              745       50,000            0          10,795       1,497

  131            2,250            2,250            0            0          10,542       2,613
  132              645              645            0            0           5,022         656
  133              446              446            0            0               0           0
  134                0                0            0            0               0           0
  135                0                0       73,666        2,000           6,013       1,647

  136                0                0            0            0               0           0
  137              157              157          827          827           4,605         561
  138              877              438        3,028        3,028           9,917         728
  139              151              151          833          833             910         629
  140                0              113            0          375           1,412         492

  141                0            4,693            0            0           3,974       1,789
  142                0              320       32,000        1,067           2,193       1,141
  143              645              645       78,876            0           4,035         587
  144                0                0            0            0               0         234
  145            1,224            1,224        4,167        4,167           7,903         840

  146              335              335        4,375        4,375           5,537         458
  147                0                0            0            0           7,123           0
  148              583              583            0            0           3,984         334
  149           32,906            3,042            0            0           7,612       2,292
  150                0              154      133,279          385           2,360       2,590

  151                0                0          833          833           4,621         345
  152            1,155            1,155            0            0           9,054         818
  153              166              166        1,383        1,383           1,342         765
  154            8,156                0       25,995            0           2,536           0
  155                0            1,614            0            0           5,114       1,745

  156                0                0            0            0           4,537           0
  157              933              933            0            0           2,574         434
  158                0                0          542          542           2,467         294
  159           28,250            2,750            0            0           5,476       2,292
  160               64               64          500          500               0         266

  161                0                0            0            0           2,778         337

CONTROL
 NUMBER                                           BORROWER NAME
-----------------------------------------------------------------------------------------------

   1                                  One Beacon Street Limited Partnership
   2                                  Behringer Harvard South Riverside, LLC
   3                                    Pointe South Mountain Resort, LLC
   4                                Lechar Realty Corp. and Lechar Realty, LLC
   5                                            Merrick Park, LLC

   6               Islandia Operators Holdings LLC and Island Headquarters Operators Owners LLC
   7                                    The Alhambra Office Community, LLC
   8                                      L. Charney 1410 Broadway, LLC
   9                                      TPG  2101 City West 1 & 2 LP
   10                                        SRI Seven Fair Lakes LLC

   11     ECM Austell, LLC; ECM Beavercreek, LLC; ECM Henrietta, LLC; ECM Roanoke, LLC; ECM
          Southlake, LLC; ECM Chula Vista, LP; ECM Norwalk, LP; Live Oak ECM Theatre, LP;
                                          Lubbock ECM Theatre, LP
 11.01
 11.02
 11.03
 11.04
 11.05
 11.06
 11.07
 11.08
 11.09
   12                             CBC 4, LLC; CBC 1, LLC; CBC 2, LLC; CBC 3, LLC
 12.01
 12.02
   13     PRE/Darien (GA) LLC; PRE/Laughlin (NV) LLC; PRE/Warrenton (MO) LLC; PRE/Medford (MN)
              LLC; PRE/Traverse (MI) LLC; PRE/Tulare (CA) LLC; PCM/Tulare Movie Theatre LLC;
                       PCM/Traverse Movie Theater LLC; PCM/Laughlin Movie Theater LLC
 13.01
 13.02
 13.03
 13.04
 13.05
 13.06
   14                                          Curtis Partners, LP
   15                                      HCW Development Company, LLC

   16                                          3300 West Olive, LLC
   17                    PMAT CoCo Walk, L.L.C. (DE) f/k/a Thor Gallery at Coco Walk, LLC
   18                                       SRIWR Elliott Avenue LLC
   19                                           Pioneer Plaza LLC
   20                                         KBS Clayton Plaza, LLC

   21     RUBLOFF HUTCHINSON PORTFOLIO, LLC; RUBLOFF HASTINGS PORTFOLIO, LLC; RUBLOFF TRISTATE
                         LAKEWOOD PORTFOLIO, LLC; RUBLOFF TRISTATE THUNDERBIRD, LLC
 21.01
 21.02
 21.03
 21.04
   22                                      Bixby Technology Center, LLC
   23                                  Transwestern Tower Place 200, L.L.C.
   24                                         SC Windsor Square, LLC
   25                                            3355 Empire, LLC

   26                                           Sherwood Mall, LLC
   27         1840 Clybourn4th Floor LLC; 1840 ClybournOffice LLC; 1840 ClybournRetail LLC;
                                       UStorIt (1840 N Clybourn) LLC
   28                                          Penn Station SC, LLC
   29                                     2000 Sierra Point Parkway, LLC
   30                                         JRC JV Meridian, L.P.

   31                                        Brickman One Bowdoin LLC
   32                                        GVR Back Office 123, LLC
   33                                    Rubloff Algonquin Portfolio, LLC
   34                                         Brickman 55 Summer LLC
   35                                            Seramont II, LP

   36                             Copper Beech Townhome Communities Twenty, LLC
   37                             Copper Beech Townhome Communities Sixteen, LLC
   38                                         Mullins Crossing, LLC
   39              Paradise Esplanade Eagle, LLC, Tamarack Nevada Associates, LLC & Harpro, LLC
   40                                      600 Jefferson Avenue, L.L.C.

   41                                      El Dorado Hills Theatre, LLC
   42                                     CimarronVegas Associates, LLC
   43                                         Rich Albany Hotel, LLC
   44                                       Rubloff C&G Portfolio, LLC
   45                                     Dauphin Plaza Associates, L.P.

   46                                         Powerstan Property LLC
   47                                           HR Highridge, LLC
   48              Nameoki Shopping Center, LP, FSJ Ventures II, LLC and FSJ Ventures III, LLC
   49                              Rassier PropertiesGreenlawn Crossing I, LLC
   50                                     JAH Nicholasville Road #6, LLC

   51                                      ACP Atlanta Flex I Owner LLC
   52                                           Norvin 1301 CT LLC
   53                                         Singularity Clark L.P
   54                                           Loudon Road I, LLC
   55                      Rancho Arden Lincoln, LLC and Rancho Harlingen Corners, LLC

   56                                       Predium/Vista Ridge, L.P.
   57                                             RMC Woodway LP
   58                                         Pollock Gateway II LLC
   59                                                TRT, LLC
   60                                       NKGlenwillow Property LLC

   61                                           9250 Doral IV, LLC
   62                                      Hampton & Assembly SPE, LLC
   63                                      Wilshire/Roxbury Enterprises
   64                                        ACP/Prestige Owners LLC
   65                          River Center III Investors LLC; Woods Investors LLC

   66                                     KM State Street Portfolio, LLC
   67                                          LaPour D.C. Two, LLC
   68                                     The Glens at Rolling Ridge LLC
   69                                    Rubloff Harrison Portfolio, LLC
   70                                Kings Grant Common Retail Investors LLC

   71                       Lanikai Partners II, LP, A California Limited Partnership
   72                          Gemini Town Center S, LLC; Gemini Town Center H, LLC
   73                                     Westgate Shopping Center, LLC
   74                         Resource RSI Phase I, LLC; Resource RSI Phase II, LLC
   75                                        Chase Merritt Titan, LP

   76                                        Centra Pecos Legacy LLC
   77      I75 Jetport, LLC, MBFM, LLC, JoelRo LLC, Musa I75 Jetport Loop, LLC and Dolly Varden, LLC
   78                                        Primestor El Portal, LLC
   79                                    Rassier PropertiesMercado, LLC
   80                                   West Bridgewater Associates, L.P.

   81                             Copper Beech Townhome Communities Twelve, LLC
   82                                           Norman WMCol, LLC
   83                                    Colorado Boulevard Self Storage
   84                                       260 PAS Commercial One LLC
   85                                 1000 Secaucus Road Associates, L.L.C.

   86                                        San Marin Partners, LLC
  87-a                                     11450 Technology Circle, LP
  87-b                                     11450 Technology Circle, LP
   88                                 LPC2 LLC and 8308 Cinderbed Road, LLC
   89                                          EPT Lafayette, Inc.
   90                               Central Business District Apartments, LLC

   91                                             Habitant, LLC
   92                                   Mission Valley Shopping Center LLC
   93                                     Three Tower Bridge Associates
   94                                    Affiliated American Inns IV LTD
   95                                          Soho 25 Retail, LLC

   96                                    Bedminster Medical Plaza, L.L.C.
   97                      MarianiGovalle Center, LLC and RassierGovalle Center, LLC
   98                                        2222 N Figueroa SP, LLC
   99                                         Mission San Jose, LLC
  100                                    ONE MEDIA PLACE ASSOCIATES, L.P.
 100.01
 100.02

  101                              Chapala Excelsior, LLC and RL Excelsior, LLC
  102                                    Brookwood Carolina Corporate LLC
  103                          Miller Family Limited Partnership, IV  Rocky Point
  104                                           LAKE MARY BC, LLLP
  105                                 Northside Development of LaCrosse, LLC

  106                            SoCal Self Storage  Rancho Santa Margarita, LLC
  107                                       Cedar Rose Associates LLC
  108                                              200 ROB LLC
  109                                              H&B III, LLC
  110                                       RCM Phoenix Partners, LLC

  111                                       Gharibco Enterprises, LLC
  112                               Atlantic Marketplace Retail Investors LLC
  113                              EenhoornUniversity Club Limited Partnership
  114                                Gordon Princeton MAB Associates, L.L.C.
  115                                          Lichtin/Raleigh, LLC

  116                                            EPT Macon, Inc.
  117                                               WVII, L.P.
  118                                          S.P. Center, L.L.C.
  119                                       B&L White Holding Co., LLC
  120                    RonJeff, LLC; GGLJeff, LLC; JanJeff, LLC; SchaeferJeff, LLC

  121                                         Southshore Shops, LLC
  122                                       50 Santa Rosa Avenue, LLC
  123                                      Jamestown Village Plaza, LLC
  124                                      Mariani Shady Hollow I, LLC
  125                                         Metcalf Building, LLC

  126                                            AIM LockUp, LLC
  127                                    Monument Marketplace Shops, LLC
  128                                         Quail Medical III, LLC
  129                               Pecten Court Mountain View Associates, LLC
  130                          Casper Western Real Estate Limited Liability Company

  131                                      Tenancy in Common Agreement
  132                                        Battlefield Lakes, L.C.
  133                                      RCC Flowers Plantation, LLC
  134                                            EPT Arroyo, Inc.
  135                                            CB Armitage, LLC

  136                                    Southampton Shopping Center, LLC
  137                                         Timberstone 4038T, LLC
  138                                         Dalnick Properties LLC
  139                               Gordon South Jefferson Associates, L.L.C.
  140                                        12 Havemeyer Owners LLC

  141                                       GNP Group of Concord, LLC
  142                                       D&B Khalili San Diego LLC
  143                                        Kensington Parkway, LLC
  144                                       Aspen Baseline 51, L.L.C.
  145                                     Park West Limited Partnership

  146                                             Deming GV, LLC
  147                                           SR Romeoville, LLC
  148                                    Cookeville (Cumberland) SU, LLC
  149                                         EenhoornPineridge LP
  150                                         Doral Court Plaza LLC

  151                                       Lafayette Properties, LLC
  152                                    Park West II Limited Partnership
  153                                        High NobRangeline, LLC
  154                                        13011321 McCarran, LLC
  155                                   Storage Station Brookside, L.L.C.

  156                                                685 LLC
  157                                       Pyramid Properties V, LLP
  158                                           Outlook Monona LLC
  159                                Limewood Apartments of Calhoun County LP
  160                                       Family 6 Holdings II, LLC

  161                                           TurnberryHTC LLC

CONTROL     LOAN                  CASH       GROUND     GROUND LEASE     ANNUAL GROUND       B NOTE       MEZZANINE
 NUMBER    PURPOSE    LOCKBOX  MANAGEMENT  LEASE Y/N  EXPIRATION DATE  LEASE PAYMENT ($)  BALANCE ($)  DEBT BALANCE($)
----------------------------------------------------------------------------------------------------------------------

   1     Acquisition    Hard    Springing      No                                                           98,000,000
   2      Refinance     Hard    In Place       No
   3     Acquisition    Hard    Springing     Yes           7/30/2022               100
   4      Refinance     Soft    Springing      No
   5      Refinance     Hard    Springing     Yes            4/1/2030            400,000   25,000,000

   6     Acquisition    Hard    In Place       No                                          13,156,800       19,052,188
   7     Acquisition    Hard    Springing      No
   8      Refinance     Soft    Springing      No
   9     Acquisition    Hard    Springing      No
   10    Acquisition    Hard    Springing      No

   11    ACQUISITION    HARD    SPRINGING                                                  12,450,000
 11.01                                         No
 11.02                                         No
 11.03                                         No
 11.04                                         No
 11.05                                         No
 11.06                                         No
 11.07                                         No
 11.08                                         No
 11.09                                         No
   12    ACQUISITION    HARD    SPRINGING
 12.01                                         No
 12.02                                        Yes          12/31/2030           311,188
   13    ACQUISITION    HARD    SPRINGING
 13.01                                         No
 13.02                                         No
 13.03                                         No
 13.04                                         No
 13.05                                        Yes            1/1/2023                 0
 13.06                                         No
   14    Acquisition    Hard    Springing      No
   15     Refinance     Hard    Springing     Yes            1/1/1900                 1

   16     Refinance     Hard    Springing      No                                           5,200,000
   17    Acquisition    Hard    Springing      No
   18    Acquisition    Hard    Springing      No
   19     Refinance     Hard    Springing      No
   20    Acquisition    Soft    Springing      No                                                           22,300,000

   21     REFINANCE     SOFT    SPRINGING
 21.01                                         No
 21.02                                         No
 21.03                                         No
 21.04                                         No
   22    Acquisition    Hard    Springing      No
   23    Acquisition    Hard    Springing      No
   24     Refinance     Hard    Springing      No
   25     Refinance     Hard    Springing      No

   26     Refinance      No        NAP         No
   27     Refinance     Hard    Springing      No
   28    Acquisition    Hard    Springing      No
   29     Refinance     Hard    Springing      No
   30     Refinance     Soft    Springing      No                                           1,400,000

   31    Acquisition    Hard    Springing      No
   32     Refinance      No        NAP         No
   33     Refinance     Soft    Springing      No
   34    Acquisition    Hard    Springing      No
   35     Refinance     Soft    Springing      No

   36     Refinance      No        NAP         No
   37     Refinance      No        NAP         No
   38     Refinance      No        NAP         No
   39     Refinance      No        NAP         No
   40     Refinance      No        NAP         No

   41     Refinance      No        NAP         No
   42     Refinance     Soft    Springing      No
   43    Acquisition    Hard    In Place       No
   44     Refinance      No        NAP         No
   45     Refinance     Hard    Springing      No

   46    Acquisition    Hard    Springing      No
   47     Refinance      No        NAP         No
   48    Acquisition     No        NAP         No
   49    Acquisition     No        NAP         No
   50     Refinance      No        NAP         No

   51    Acquisition     No        NAP         No
   52    Acquisition     No        NAP         No
   53    Acquisition    Hard    Springing      No
   54     Refinance     Hard    Springing      No
   55    Acquisition     No        NAP         No

   56     Refinance      No        NAP         No
   57    Acquisition    Hard    Springing      No                                                            2,132,500
   58    Acquisition     No        NAP         No
   59     Refinance     Hard    Springing      No
   60    Acquisition    Hard    In Place       No

   61    Acquisition    Hard    In Place       No
   62     Refinance      No        NAP         No
   63     Refinance     Soft    Springing      No
   64    Acquisition    Hard    Springing      No
   65    Acquisition     No        NAP         No

   66     Refinance      No        NAP         No
   67     Refinance      No        NAP         No
   68     Refinance      No        NAP         No
   69     Refinance      No        NAP         No
   70     Refinance     Hard    Springing      No

   71     Refinance      No        NAP         No
   72    Acquisition    Hard    Springing      No                                                            3,750,000
   73     Refinance      No        NAP         No
   74     Refinance     Hard    In Place      Yes           9/30/2024           167,200
   75    Acquisition    Hard    Springing      No                                                            1,800,000

   76    Acquisition     No        NAP         No
   77     Refinance      No        NAP         No
   78     Refinance      No        NAP        Yes           8/31/2061           100,000
   79     Refinance      No        NAP         No
   80     Refinance     Hard    Springing      No

   81     Refinance      No        NAP         No
   82    Acquisition     No        NAP         No
   83     Refinance     Hard    Springing      No
   84     Refinance     Hard    In Place       No
   85     Refinance      No        NAP         No

   86     Refinance     Soft    Springing      No
  87-a   Acquisition     No        NAP         No
  87-b   Acquisition     No        NAP
   88     Refinance      No        NAP         No
   89     Refinance      No        NAP        Yes           12/31/2023          193,261
   90     Refinance     Hard    Springing      No

   91     Refinance      No        NAP         No
   92     Refinance      No        NAP        Yes           6/30/2044           502,000
   93     Refinance      No        NAP         No
   94     Refinance      No        NAP         No
   95     Refinance     Hard    Springing      No

   96    Acquisition    Hard    Springing      No
   97    Acquisition     No        NAP         No
   98    Acquisition    Soft    Springing      No
   99    Acquisition     No        NAP         No
  100     REFINANCE      NO        NAP
 100.01                                        No
 100.02                                        No

  101     Refinance      No        NAP         No
  102    Acquisition     No        NAP         No
  103     Refinance      No        NAP         No
  104    Acquisition     No        NAP         No
  105     Refinance      No        NAP         No

  106     Refinance     Soft    Springing      No
  107     Refinance      No        NAP         No
  108    Acquisition     No        NAP         No
  109    Acquisition     No        NAP         No
  110     Refinance      No        NAP         No

  111     Refinance      No        NAP         No
  112     Refinance      No        NAP         No
  113    Acquisition     No        NAP         No
  114     Refinance      No        NAP         No
  115     Refinance      No        NAP         No                                             419,000

  116     Refinance      No        NAP         No
  117     Refinance      No        NAP         No
  118     Refinance      No        NAP         No
  119     Refinance     Soft    Springing      No
  120     Refinance     Soft    Springing      No

  121     Refinance      No        NAP         No
  122     Refinance     Soft    Springing      No
  123    Acquisition     No        NAP         No
  124    Acquisition     No        NAP         No
  125     Refinance      No        NAP         No

  126    Acquisition     No        NAP         No
  127     Refinance      No        NAP         No
  128     Refinance      No        NAP         No
  129    Acquisition     No        NAP         No
  130     Refinance      No        NAP         No

  131    Acquisition    Soft    Springing      No
  132     Refinance      No        NAP         No
  133    Acquisition     No        NAP         No
  134     Refinance      No        NAP         No
  135    Acquisition    Hard    Springing      No

  136     Refinance      No        NAP         No
  137     Refinance      No        NAP         No                                             300,000
  138    Acquisition     No        NAP         No
  139     Refinance      No        NAP         No
  140    Acquisition    Hard    Springing      No

  141     Refinance      No        NAP         No
  142     Refinance     Hard    Springing      No
  143     Refinance      No        NAP         No
  144     Refinance      No        NAP         No
  145     Refinance      No        NAP        Yes           3/31/2039           105,274

  146    Acquisition     No        NAP         No
  147     Refinance      No        NAP         No
  148    Acquisition     No        NAP         No
  149     Refinance      No        NAP         No
  150     Refinance      No        NAP         No

  151     Refinance      No        NAP         No
  152     Refinance      No        NAP        Yes           3/31/2039           105,274
  153    Acquisition     No        NAP         No
  154     Refinance      No        NAP         No
  155     Refinance      No        NAP        Yes           12/31/2018           29,700

  156    Acquisition     No        NAP         No
  157     Refinance      No        NAP         No
  158    Acquisition     No        NAP         No
  159     Refinance      No        NAP         No
  160     Refinance      No        NAP         No

  161     Refinance     Soft    Springing      No

CONTROL  TERRORISM INSURANCE                  EARNOUT     P&I AFTER  CONTROL
 NUMBER       REQUIRED        EARNOUT (Y/N)  AMOUNT ($)    EARNOUT    NUMBER
----------------------------------------------------------------------------

   1              Yes               No                                  1
   2              Yes               No                                  2
   3              Yes               No                                  3
   4              Yes               No                                  4
   5              Yes               No                                  5

   6              Yes               No                                  6
   7              Yes              Yes       21,750,000  579,223.95     7
   8              Yes               No                                  8
   9              Yes               No                                  9
   10             Yes               No                                  10

   11                               NO                                  11
 11.01            Yes               No                                11.01
 11.02            Yes               No                                11.02
 11.03            Yes               No                                11.03
 11.04            Yes               No                                11.04
 11.05            Yes               No                                11.05
 11.06            Yes               No                                11.06
 11.07            Yes               No                                11.07
 11.08            Yes               No                                11.08
 11.09            Yes               No                                11.09
   12                               NO                                  12
 12.01            Yes               No                                12.01
 12.02            Yes               No                                12.02
   13                               NO                                  13
 13.01            Yes               No                                13.01
 13.02            Yes               No                                13.02
 13.03            Yes               No                                13.03
 13.04            Yes               No                                13.04
 13.05            Yes               No                                13.05
 13.06            Yes               No                                13.06
   14             Yes               No                                  14
   15             Yes               No                                  15

   16             Yes               No                                  16
   17             Yes               No                                  17
   18             Yes               No                                  18
   19             Yes               No                                  19
   20             Yes               No                                  20

   21                               NO                                  21
 21.01            Yes               No                                21.01
 21.02            Yes               No                                21.02
 21.03            Yes               No                                21.03
 21.04            Yes               No                                21.04
   22             Yes               No                                  22
   23             Yes               No                                  23
   24             Yes               No                                  24
   25             Yes               No                                  25

   26             Yes               No                                  26
   27             Yes               No                                  27
   28             Yes               No                                  28
   29             Yes               No                                  29
   30             Yes               No                                  30

   31             Yes               No                                  31
   32             Yes               No                                  32
   33             Yes               No                                  33
   34             Yes               No                                  34
   35             Yes               No                                  35

   36             Yes               No                                  36
   37             Yes               No                                  37
   38             Yes               No                                  38
   39             Yes               No                                  39
   40             Yes               No                                  40

   41             Yes              Yes        3,400,000  113,830.09     41
   42             Yes               No                                  42
   43             Yes               No                                  43
   44             Yes               No                                  44
   45             Yes               No                                  45

   46             Yes               No                                  46
   47             Yes               No                                  47
   48             Yes               No                                  48
   49             Yes               No                                  49
   50             Yes               No                                  50

   51             Yes               No                                  51
   52             Yes               No                                  52
   53             Yes               No                                  53
   54             Yes               No                                  54
   55             Yes               No                                  55

   56             Yes              Yes          944,000   96,732.55     56
   57             Yes               No                                  57
   58             Yes               No                                  58
   59             Yes               No                                  59
   60             Yes               No                                  60

   61             Yes               No                                  61
   62             Yes               No                                  62
   63             Yes               No                                  63
   64             Yes               No                                  64
   65             Yes               No                                  65

   66             Yes               No                                  66
   67             Yes               No                                  67
   68             Yes               No                                  68
   69             Yes               No                                  69
   70             Yes               No                                  70

   71             Yes               No                                  71
   72             Yes               No                                  72
   73             Yes              Yes        2,150,000   61,654.79     73
   74             Yes               No                                  74
   75             Yes               No                                  75

   76             Yes               No                                  76
   77             Yes               No                                  77
   78             Yes               No                                  78
   79             Yes               No                                  79
   80             Yes               No                                  80

   81             Yes              Yes          347,000   64,526.22     81
   82             Yes               No                                  82
   83             Yes               No                                  83
   84             Yes               No                                  84
   85             Yes               No                                  85

   86             Yes               No                                  86
  87-a            Yes               No                                 87a
  87-b            Yes               No                                 87b
   88             Yes               No                                  88
   89             Yes               No                                  89
   90             Yes               No                                  90

   91             Yes               No                                  91
   92             Yes               No                                  92
   93             Yes               No                                  93
   94             Yes               No                                  94
   95             Yes               No                                  95

   96             Yes               No                                  96
   97             Yes               No                                  97
   98             Yes               No                                  98
   99             Yes               No                                  99
  100                               NO                                 100
 100.01           Yes               No                                100.01
 100.02           Yes               No                                100.02

  101             Yes               No                                 101
  102             Yes               No                                 102
  103             Yes               No                                 103
  104             Yes               No                                 104
  105             Yes               No                                 105

  106             Yes               No                                 106
  107             Yes               No                                 107
  108             Yes               No                                 108
  109             Yes               No                                 109
  110             Yes               No                                 110

  111             Yes               No                                 111
  112             Yes               No                                 112
  113             Yes               No                                 113
  114             Yes               No                                 114
  115             Yes               No                                 115

  116             Yes               No                                 116
  117             Yes               No                                 117
  118             Yes               No                                 118
  119             Yes               No                                 119
  120             Yes               No                                 120

  121             Yes               No                                 121
  122             Yes               No                                 122
  123             Yes              Yes          715,000   29,880.51    123
  124             Yes               No                                 124
  125             Yes               No                                 125

  126             Yes               No                                 126
  127             Yes               No                                 127
  128             Yes               No                                 128
  129             Yes               No                                 129
  130             Yes               No                                 130

  131             Yes               No                                 131
  132             Yes               No                                 132
  133             Yes               No                                 133
  134             Yes               No                                 134
  135             Yes               No                                 135

  136             Yes               No                                 136
  137             Yes               No                                 137
  138             Yes               No                                 138
  139             Yes               No                                 139
  140             Yes               No                                 140

  141             Yes               No                                 141
  142             Yes               No                                 142
  143             Yes               No                                 143
  144             Yes               No                                 144
  145             Yes               No                                 145

  146             Yes               No                                 146
  147             Yes               No                                 147
  148             Yes               No                                 148
  149             Yes               No                                 149
  150             Yes               No                                 150

  151             Yes               No                                 151
  152             Yes               No                                 152
  153             Yes               No                                 153
  154             Yes               No                                 154
  155             Yes               No                                 155

  156             Yes               No                                 156
  157             Yes               No                                 157
  158             Yes               No                                 158
  159             Yes               No                                 159
  160             Yes               No                                 160

  161             Yes               No                                 161

1    The Open Period is inclusive of the Maturity Date.

2    Interest rate equals 5.750% through June 5, 2008 and 6.191% thereafter.

3    Without taking reserves and holdbacks into account, the Underwritten DSCR on NCF equals 1.14x. The 222 South Riverside Loan includes a $10,000,000
     DSCR earnout reserve that will not be released until the property exhibits a 1.20x DSCR.

4    Occupancy includes 109,508 sf of office space

5    For the purpose of calculating underwritten debt service coverage ratios, loantovalue ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure excludes the cutoff date principal balance of any subordinate mortgage loan in that split loan structure.

6    The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value.

7    The CutOff Date LTV, DSCR and loan per square foot/unit figures for these loans are net of the earnout amount. The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value as applicable.

8    For the purpose of calculating underwritten debt service coverage ratios, loantovalue ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure includes the cutoff date principal balance of the pari passu mortgage loan in the trust plus the cutoff date principal balance of any pari passu mortgage that is not in the trust.

9    Borrowing entity utilizes a tenantincommon structure.

10   Although presented as single mortgage loan for purposes of this Annex and the prospectus supplement, the Clybourn Galleria Loan is comprised of four crosscollateralized and crossdefaulted mortgage loans that have identical economic terms and collectively are secured by 100% of the fee simple condominium interests in a single property.

11   Borrowing entity is permitted to be converted into a tenantincommon structure until December 6, 2006.

12   The 11450 Technology Circle loan is evidenced by two separate pari passu notes, each having the economic terms set forth in this Annex.

                                      C-1-1

                                    ANNEX C-2

            CERTAIN CHARACTERISTICS OF THE MULTIFAMILY MORTGAGE LOANS

ANNEX C-2

                CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS

CONTROL     LOAN
 NUMBER    NUMBER              PROPERTY NAME                       STREET ADDRESS                 CITY          COUNTY       STATE
-------  -----------  ---------------------------------  ------------------------------------  ------------  -------------  --------

   30    06--0525     Meridian Apartments                1401 Aschinger Boulevard              Columbus      Franklin       Ohio
   35    06--0469     Seramont Apartments                2500 North Highway 121                Euless        Tarrant        Texas
   36    09--0002381  Copper Beech Townhomes - Missouri  3217 Old Highway 63 South             Columbia      Boone          Missouri
   37    09--0002291  Copper Beech Townhomes - Michigan  10247 48th Avenue                     Allendale     Ottawa         Michigan
   42    06--0543     Cimarron Apartments                8301 West Flamingo Road               Las Vegas     Clark          Nevada
   68    06--0761     Glens at Rolling Ridge             3998 Audrey Rae Lane                  Howell        Livingston     Michigan
   81    09--0002380  Copper Beech Townhomes - Indiana   915 South Basswood Drive              Bloomington   Monroe         Indiana
   90    06--0814     Broad Street Apartments            5-7, 17-19, and 27 West Broad Street  Richmond      Richmond City  Virginia
  109    09--0002437  Ventana Palms Apartments           7021 West McDowell Road               Phoenix       Maricopa       Arizona
  110    09--0002371  Phoenix Apartments                 4004 Meadows Drive                    Indianapolis  Marion         Indiana
  113    06--0756     University Club Apartments         1441 Leah Avenue                      San Marcos    Hays           Texas
  131    06--0419     Meadows Student Housing            62 Court Street & 10 Hillside Drive   Geneseo       Livingston     New York
  149    06--0741     Pineridge Apartments               2790 Pineridge Drive NW               Walker        Kent           Michigan
  159    06--0739     Limewood Apartments                572 Limewood Drive                    Battle Creek  Calhoun        Michigan

                                                                      INITIAL
CONTROL             PROPERTY       PROPERTY      INITIAL POOL      POOL BALANCE     CUT-OFF DATE  SCHEDULED MATURITY  UNDERWRITTEN
 NUMBER  ZIP CODE     TYPE         SUB-TYPE       BALANCE ($)  PER UNIT OR PAD ($)       LTV           DATE LTV           DSCR
-------  --------  -----------  ---------------  ------------  -------------------  ------------  ------------------  ------------

   30      43212   Multifamily      Garden        33,600,000         70,000.00          80.0%            80.0%            1.25
   35      76039   Multifamily      Garden        26,850,000         75,847.46          79.4%            79.4%            1.25
   36      65201   Multifamily  Student Housing   24,515,827        114,559.94          77.0%            72.2%            1.16
   37      49401   Multifamily  Student Housing   23,780,000        115,436.89          76.3%            71.3%            1.17
   42      89147   Multifamily      Garden        22,000,000         91,666.67          68.8%            68.8%            1.18
   68      48843   Multifamily      Garden        13,500,000         67,164.18          79.4%            74.6%            1.16
   81      47403   Multifamily  Student Housing   10,860,140        100,556.85          72.3%            70.0%            1.17
   90      23220   Multifamily     Mid rise        9,200,000         90,196.08          73.0%            68.5%            1.15
  109      85035   Multifamily      Garden         7,000,000         43,750.00          71.4%            66.9%            1.15
  110      46205   Multifamily      Garden         6,973,364         21,260.26          56.7%            38.3%            1.38
  113      78666   Multifamily  Student Housing    6,600,000         60,000.00          62.3%            58.4%            1.45
  131      14454   Multifamily  Student Housing    5,400,000         60,000.00          79.4%            71.6%            1.47
  149      49534   Multifamily      Garden         3,900,000         26,712.33          72.2%            65.0%            1.48
  159      49017   Multifamily      Garden         2,000,000         15,151.52          55.2%            49.7%            1.48

CONTROL     UTILITIES PAID                STUDIOS AVG.                 1 BEDROOM                  2 BEDROOM
 NUMBER        BY TENANT       # UNITS  RENT PER MO. ($)  # UNITS  RENT PER MO. ($)  # UNITS  RENT PER MO. ($)  # UNITS
-------  --------------------  -------  ----------------  -------  ----------------  -------  ----------------  -------

   30        Electric/Gas         27           635          226           785          215          1,016          12
   35    Electric/Water/Sewer     --            --          172           952          150          1,231          32
   36    Electric/Water/Sewer     --            --           26           623           26            878          72
   37    Electric/Water/Sewer     --            --           26           625           26            881          80
   42    Electric/Water/Sewer     --            --          112           818           80            948          48
   68        Electric/Gas         --            --           36           785          165            892          --
   81    Electric/Water/Sewer     --            --           20           702           20            954          34
   90            None             18           571           44           693           39            990           1
  109    Electric/Water/Sewer     --            --           52           601          108            696          --
  110          Electric           --            --          224           729          104            732          --
  113          Electric           --            --           --            --           --             --          --
  131          Electric           --            --           --            --           40            850          16
  149          Electric           14           400          118           499           14            655          --
  159          Electric           14           385          117           450            1            610          --

CONTROL      3 BEDROOM                 4 BEDROOM                  5 BEDROOM      NUMBER OF
 NUMBER  RENT PER MO. ($)  # UNITS  RENT PER MO. ($)  # UNITS  RENT PER MO. ($)  ELEVATORS
-------  ----------------  -------  ----------------  -------  ----------------  ---------

   30           1,380         --             --         --            --              4
   35           1,605         --             --         --            --             --
   36           1,188         90          1,507         --            --             --
   37           1,257         74          1,438         --            --             --
   42           1,085         --             --         --            --             --
   68              --         --             --         --            --             --
   81           1,260         34          1,435         --            --              5
   90           1,600         --             --         --            --             --
  109              --         --             --         --            --             --
  110              --         --             --         --            --             --
  113              --        110          1,460         --            --             --
  131           1,117         34          1,423         --            --             --
  149              --         --             --         --            --             --
  159              --         --             --         --            --             --

                                     C-2-1

                                    ANNEX C-3

                  CLASS A-AB PLANNED PRINCIPAL BALANCE SCHEDULE

  DATE         BALANCE
-------    --------------
11/10/06   116,850,000.00
12/10/06   116,850,000.00
01/10/07   116,850,000.00
02/10/07   116,850,000.00
03/10/07   116,850,000.00
04/10/07   116,850,000.00
05/10/07   116,850,000.00
06/10/07   116,850,000.00
07/10/07   116,850,000.00
08/10/07   116,850,000.00
09/10/07   116,850,000.00
10/10/07   116,850,000.00
11/10/07   116,850,000.00
12/10/07   116,850,000.00
01/10/08   116,850,000.00
02/10/08   116,850,000.00
03/10/08   116,850,000.00
04/10/08   116,850,000.00
05/10/08   116,850,000.00
06/10/08   116,850,000.00
07/10/08   116,850,000.00
08/10/08   116,850,000.00
09/10/08   116,850,000.00
10/10/08   116,850,000.00
11/10/08   116,850,000.00
12/10/08   116,850,000.00
01/10/09   116,850,000.00
02/10/09   116,850,000.00
03/10/09   116,850,000.00
04/10/09   116,850,000.00
05/10/09   116,850,000.00
06/10/09   116,850,000.00
07/10/09   116,850,000.00
08/10/09   116,850,000.00
09/10/09   116,850,000.00
10/10/09   116,850,000.00
11/10/09   116,850,000.00
12/10/09   116,850,000.00
01/10/10   116,850,000.00
02/10/10   116,850,000.00
03/10/10   116,850,000.00
04/10/10   116,850,000.00
05/10/10   116,850,000.00
06/10/10   116,850,000.00
07/10/10   116,850,000.00
08/10/10   116,850,000.00
09/10/10   116,850,000.00
10/10/10   116,850,000.00
11/10/10   116,850,000.00
12/10/10   116,850,000.00
01/10/11   116,850,000.00
02/10/11   116,850,000.00
03/10/11   116,850,000.00
04/10/11   116,850,000.00
05/10/11   116,850,000.00
06/10/11   116,850,000.00
07/10/11   116,850,000.00
08/10/11   116,850,000.00
09/10/11   116,850,000.00
10/10/11   116,829,223.12
11/10/11   115,075,815.40
12/10/11   112,995,298.22
01/10/12   111,221,710.35
02/10/12   109,438,795.86
03/10/12   107,012,609.13
04/10/12   105,207,520.76
05/10/12   103,076,699.69
06/10/12   101,250,892.64
07/10/12    99,099,904.67
08/10/12    97,253,163.08
09/10/12    95,396,708.58
10/10/12    93,215,888.99
11/10/12    91,326,238.38
12/10/12    89,110,439.53
01/10/13    87,199,180.62
02/10/13    85,277,870.70
03/10/13    82,400,852.81
04/10/13    80,454,251.49
05/10/13    78,183,020.03
06/10/13    76,214,216.85
07/10/13    73,921,374.92
08/10/13    71,930,138.57
09/10/13    69,928,428.84
10/10/13    67,603,556.52
11/10/13    65,579,070.85
12/10/13    63,232,029.22
01/10/14    61,184,530.33
02/10/14    59,126,261.04
03/10/14    56,124,676.72
04/10/14    54,039,735.09
05/10/14    51,633,848.92
06/10/14    49,525,263.85
07/10/14    47,096,364.02
08/10/14    44,963,889.15
09/10/14    42,820,195.05
10/10/14    40,357,120.97
11/10/14    38,189,171.28
12/10/14    35,702,487.68
01/10/15    33,510,029.65
02/10/15    31,306,035.65
03/10/15    28,171,912.66
04/10/15    25,939,776.73
05/10/15    23,390,617.64
06/10/15     9,613,769.58
07/10/15     7,079,076.81
08/10/15     4,835,497.67
09/10/15     2,580,107.63
10/10/15         9,565.38
11/10/15               --

                                      C-3-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX D

                                       GG8
                      Structural and Collateral Term Sheet
                          $3,975,417,000 (Approximate)

                      GS MORTGAGE SECURITIES TRUST 2006-GG8
                                AS ISSUING ENTITY

                      GS MORTGAGE SECURITIES CORPORATION II
                                  AS DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2006-GG8

                   Greenwich Capital Financial Products, Inc.
                         Goldman Sachs Mortgage Company
                       Mortgage Loan Sellers and Sponsors

                       Wachovia Bank, National Association
                                 Master Servicer

                         CWCapital Asset Management, LLC
                                Special Servicer

                                 October 5, 2006

   IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED
                                   SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

[RBS Greenwich Capital LOGO]                                GOLDMAN, SACHS & CO.

                          Co-Lead Bookrunning Managers

BANC OF AMERICA SECURITIES LLC                                     CREDIT SUISSE
MORGAN STANLEY                                               WACHOVIA SECURITIES

                                      D-1

GSMSC 2006-GG8
--------------------------------------------------------------------------------

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

OFFERED CERTIFICATES

                                                                                                                ASSUMED
                                                                    APPROX. % OF   WEIGHTED                      FINAL
                             APPROX. CERTIFICATE   APPROX. CREDIT   CUT-OFF DATE    AVERAGE     PRINCIPAL     DISTRIBUTION   RATE
 CLASS     FITCH   MOODY'S         BALANCE           SUPPORT (1)      BALANCE      LIFE (2)     WINDOW (2)       DATE (2)    TYPE
--------   -----   -------   -------------------   --------------   ------------   --------   -------------   ------------   ----

A-1 (6)     AAA      Aaa       $   72,750,000          30.000%          1.679%       2.88     11/06 - 07/11      07/11        (5)
A-2 (6)     AAA      Aaa       $  941,100,000          30.000%         21.720%       4.82     07/11 - 10/11      10/11        (5)
A-3 (6)     AAA      Aaa       $   52,875,000          30.000%          1.220%       6.94     10/13 - 10/13      10/13        (5)
A-AB (6)    AAA      Aaa       $  116,850,000          30.000%          2.697%       7.22     10/11 - 11/15      11/15        (5)
A-4 (6)     AAA      Aaa       $1,653,262,000          30.000%         38.156%       9.73     11/15 - 09/16      09/16        (5)
A-1A (6)    AAA      Aaa       $  196,179,000          30.000%          4.528%       8.86     11/06 - 09/16      09/16        (5)
A-M         AAA      Aaa       $  433,288,000          20.000%         10.000%       9.86     09/16 - 09/16      09/16        (5)
A-J         AAA      Aaa       $  308,717,000          12.875%          7.125%       9.93     09/16 - 10/16      10/16        (5)
B           AA+      Aa1       $   27,081,000          12.250%          0.625%       9.94     10/16 - 10/16      10/16        (5)
C           AA       Aa2       $   54,161,000          11.000%          1.250%       9.94     10/16 - 10/16      10/16        (5)
D           AA-      Aa3       $   37,913,000          10.125%          0.875%       9.94     10/16 - 10/16      10/16        (5)
E           A+       A1        $   37,912,000           9.250%          0.875%       9.94     10/16 - 10/16      10/16        (5)
F           A        A2        $   43,329,000           8.250%          1.000%       9.94     10/16 - 10/16      10/16        (5)

NON - OFFERED CERTIFICATES

                                                                                                              ASSUMED
                           APPROX. CERTIFICATE                    APPROX. % OF   WEIGHTED                      FINAL
                            BALANCE /NOTIONAL    APPROX. CREDIT   CUT-OFF DATE    AVERAGE     PRINCIPAL     DISTRIBUTION
 CLASS   FITCH   MOODY'S         BALANCE             SUPPORT        BALANCE      LIFE (2)     WINDOW (2)       DATE (2)    RATE TYPE
------   -----   -------   -------------------   --------------   ------------   --------   -------------   ------------   ---------

G (3)     A-        A3        $   54,161,000         7.000%          1.250%         9.94    10/16 - 10/16       10/16         (5)
H (3)    BBB+      Baa1       $   48,745,000         5.875%          1.125%         9.94    10/16 - 10/16       10/16         (5)
J (3)    BBB       Baa2       $   54,161,000         4.625%          1.250%         9.94    10/16 - 10/16       10/16         (5)
K (3)    BBB-      Baa3       $   43,329,000         3.625%          1.000%         9.94    10/16 - 10/16       10/16         (5)
L (3)     BB+      Ba1        $   27,080,000         3.000%          0.625%         9.94    10/16 - 10/16       10/16         (5)
M (3)     BB       Ba2        $   16,249,000         2.625%          0.375%         9.94    10/16 - 10/16       10/16         (5)
N (3)     BB-      Ba3        $   16,248,000         2.250%          0.375%        10.02    10/16 - 11/16       11/16         (5)
O (3)     B+        B1        $   10,832,000         2.000%          0.250%        10.03    11/16 - 11/16       11/16         (5)
P (3)      B        B2        $   10,832,000         1.750%          0.250%        10.03    11/16 - 11/16       11/16         (5)
Q (3)     B-        B3        $   16,249,000         1.375%          0.375%        10.03    11/16 - 11/16       11/16         (5)
S (3)     NR        NR        $   59,577,299         0.000%          1.375%        10.03    11/16 - 11/16       11/16         (5)
X (3,4)   AAA      Aaa        $4,332,880,299           N/A             N/A          N/A          N/A             N/A          (4)

     (1)  The credit support percentages set forth for the class A-1, class A-2, class A-3, class A-AB, class A-4 and class A-1A certificates are represented in the aggregate.

     (2)  As of the cut-off date, the weighted average life, principal window and assumed final distribution date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates and the other assumptions set forth under "YIELD AND
          MATURITY CONSIDERATIONS - Yield Considerations" in the prospectus supplement.

     (3)  Not offered hereby. Any information provided in this term sheet regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

     (4)  The class X certificates will not have a certificate balance and their holders will not receive distributions of principal, but these holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the class X certificates as described in the prospectus supplement.

     (5)  For any distribution date, the pass-through rates on the class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1A, class A-M class A-J, class B, class C, class D, class E, class F, class G, class
          H, class J, class K, class L, class M, class N, class O, class P, class Q and class S certificates will equal one of (i) a fixed rate,
          (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a
          360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii) or
          (iv) the rate specified in clause (ii) less a specified percentage.

     (6)  For purposes of making distributions on the class A-1, class A-2, class A-3, class A-AB, class A-4 and class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. As of the cut-off date, loan group 1 will consist of 147 mortgage loans, representing approximately
          95.5% of the aggregate principal balance of the pool of mortgage loans. As of the cut-off date, loan group 2 will consist of 14 mortgage loans, representing approximately 4.5% of the aggregate principal balance of the pool of mortgage loans. As of the cut-off date, loan group 2 will include approximately 97.5% of all the mortgage loans secured by multifamily properties.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      D-2

GSMSC 2006-GG8
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

GENERAL CHARACTERISTICS (1)                                          TOTAL POOL     LOAN GROUP 1 (4)   LOAN GROUP 2 (5)
----------------------------------------------------------------   --------------   ----------------   ----------------

Initial mortgage pool balance...................................   $4,332,880,300    $4,136,700,969      $196,179,331
Number of mortgage loans........................................              161               147                14
Number of mortgaged properties..................................              179               165                14
Percentage of investment grade shadow rated loans (2)...........              8.8%              9.2%              0.0%
Weighted average underwritten debt service coverage ratio (3)...             1.33x             1.33x             1.23x
Weighted average cut-off date loan-to-value ratio...............             71.8%             71.6%             74.9%
Average cut-off date principal balance..........................   $   26,912,300    $   28,140,823      $ 14,012,809
Weighted average mortgage interest rate (3).....................            6.237%            6.237%            6.226%
Loans with single tenant percentage.............................             11.3%             11.8%              0.0%

(1)  Unless otherwise noted, references in this term sheet include the pari passu companion loan in the trust secured by the Fair Lakes Office Park
     Loan, do not include the related pari passu companion loan(s) that are outside the trust nor, with respect to these or any other mortgage loans in a split loan structure, any related subordinate companion loan.

(2)  The One Beacon Street and Village of Merrick Park are investment grade loans. Fitch and Moody's have confirmed that these loans, in the context of their inclusion in the trust, have credit characteristics consistent with that of an obligation rated investment grade.

(3)  With respect to the mortgage loan secured by the 222 South Riverside Plaza
     Property, which has an interest rate of 5.750% through June 5, 2008 and then steps up to 6.191% for the remainder of the term of the mortgage loan, information with respect to the interest rate on the mortgage loan
     (including without limitation for purposes of calculating the weighted average mortgage interest rates) is presented in this term sheet as if the mortgage loan pays at its highest rate throughout the life of the loan
     (6.191%) unless otherwise noted. With respect to the mortgage loan secured by the 11450 Technology Circle Property which is comprised of a $6,495,429 note and a $2,941,090 note, having interest rates of 7.500% and 8.580%, respectively. The interest rate presented in this term sheet with respect to the 11450 Technology Circle Property (included without limitation for purposes of calculating the weighted average mortgage interest rate) is a weighted average rate of the two notes and their respective interest rates.

(4)  Loan Group 1 consists of 146 non-multifamily loans and 1 multifamily loan.

(5)  Loan Group 2 consists of 14 multifamily loans.

TEN LARGEST LOANS

                                                                                                                          SHADOW
                                 CUT-OFF DATE    % OF INITIAL                PROPERTY                        CUT-OFF     RATINGS
                              PRINCIPAL BALANCE    MORTGAGE      PROPERTY      SIZE    LOAN BALANCE          DATE LTV    (FITCH /
          LOAN NAME                 ($)          POOL BALANCE      TYPE     SF / ROOM   PER SF/ROOM   DSCR  RATIO (%)    MOODY'S)
----------------------------  -----------------  ------------  -----------  ---------  ------------  -----  ---------  -----------

One Beacon Street (1)          $  210,000,000         4.8%        Office    1,017,168    $    206    1.96x    48.4%    BBB- / Baa3
222 South Riverside Plaza         202,000,000         4.7         Office    1,184,432    $    171    1.20x    73.1%
Pointe South Mountain Resort      190,000,000         4.4      Hospitality        640    $296,875    1.21x    77.2%
1441 Broadway                     183,000,000         4.2         Office      470,563    $    389    1.29x    74.7%
Village of Merrick Park (1)       169,677,544         3.9         Retail      488,554    $    347    1.51x    57.1%    BBB- / Baa3
CA Headquarters                   165,643,200         3.8         Office      778,370    $    213    1.27x    78.1%
The Alhambra                      130,000,000         3.0         Office      846,541    $    154    1.39x    68.1%
1410 Broadway                     125,000,000         2.9         Office      358,450    $    349    1.24x    74.9%
CityWest                          121,000,000         2.8         Office      749,266    $    161    1.15x    78.1%
Fair Lakes Office Park            116,550,000         2.7         Office    1,250,842    $    207    1.29x    68.6%
                               --------------        ----
TOTAL/WTD. AVG.                $1,612,870,744        37.2%                                           1.37x    69.2%
                               ==============        ====

(1)  Fitch and Moody's have confirmed that this loan, in the context of its inclusion in the trust, has credit characteristics consistent with that of an obligation rated investment grade.

PROPERTY TYPES

                    NUMBER OF MORTGAGED   AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE                    WTD. AVG. CUT-OFF DATE
  PROPERTY TYPE          PROPERTIES        PRINCIPAL BALANCE ($)        POOL BALANCE       WTD. AVG. DSCR        LTV RATIO (%)
-----------------   -------------------   ----------------------   ---------------------   --------------   ----------------------

Office                      57                 $2,268,747,690              52.4%               1.34x                71.4%
Retail                      82                  1,356,490,357              31.3                1.33x                70.8%
Hospitality                  5                    237,054,812               5.5                1.24x                77.2%
Industrial                  14                    229,456,304               5.3                1.30x                73.5%
Multifamily                 15                    201,179,331               4.6                1.23x                74.2%
Self-Storage                 6                     39,951,807               0.9                1.24x                68.3%
                           ---                 --------------             -----
TOTAL/WTD. AVG             179                 $4,332,880,300             100.0%               1.33x                71.8%
                           ===                 ==============             =====

PROPERTY LOCATIONS

                    NUMBER OF MORTGAGED   AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE                    WTD. AVG. CUT-OFF DATE
PROPERTY LOCATION        PROPERTIES        PRINCIPAL BALANCE ($)        POOL BALANCE       WTD. AVG. DSCR        LTV RATIO (%)
-----------------   -------------------   ----------------------   ---------------------   --------------   ----------------------

California                   27                $  632,456,161              14.6%              1.33x                68.7%
New York                     12                   567,535,214              13.1               1.29x                75.7%
Illinois                     10                   351,430,147               8.1               1.22x                75.3%
Florida                      11                   332,944,378               7.7               1.36x                66.8%
Massachusetts                 4                   281,215,000               6.5               1.78x                55.5%
Texas                        13                   279,880,169               6.5               1.26x                75.5%
Arizona                       6                   236,290,000               5.5               1.28x                74.9%
Missouri                      4                   184,215,827               4.3               1.38x                73.3%
Washington                    3                   181,250,000               4.2               1.35x                75.7%
Other (1)                    89                 1,285,663,404              29.7               1.28x                73.2%
                            ---                --------------             -----
TOTAL/WTD. AVG.             179                $4,332,880,300             100.0%              1.33x                71.8%
                            ===                ==============             =====

(1)  Includes 24 states and the District of Columbia.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                       D-3

GSMSC 2006-GG8
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCE

                                                                           PERCENTAGE OF
RANGE OF CUT-OFF DATE               NUMBER OF                            AGGREGATE CUT-OFF
BALANCES ($)                     MORTGAGE LOANS   CUT-OFF DATE BALANCE      DATE BALANCE
------------------------------   --------------   --------------------   -----------------

1,000,000 - 2,499,999                    7           $   13,909,814              0.3%
2,500,000 - 4,999,999                   18               72,169,809              1.7
5,000,000 - 6,999,999                   27              159,786,074              3.7
7,000,000 - 9,999,999                   24              198,040,971              4.6
10,000,000 - 14,999,999                 21              255,890,773              5.9
15,000,000 - 19,999,999                 20              352,687,060              8.1
20,000,000 - 39,999,999                 18              503,214,485             11.6
40,000,000 - 59,999,999                  6              302,785,570              7.0
60,000,000 - 69,999,999                  2              127,200,000              2.9
70,000,000 - 89,999,999                  3              240,275,000              5.5
90,000,000 - 109,999,999                 4              382,000,000              8.8
110,000,000 - 149,999,999                5              604,600,000             14.0
150,000,000 - 210,000,000                6            1,120,320,744             25.9
                                       ---           --------------            -----
   TOTAL                               161           $4,332,880,300            100.0%
                                       ===           ==============            =====

DISTRIBUTION OF DSCR

                                                                           PERCENTAGE OF
                                    NUMBER OF                            AGGREGATE CUT-OFF
RANGE OF DSCR (X)                MORTGAGE LOANS   CUT-OFF DATE BALANCE      DATE BALANCE
------------------------------   --------------   --------------------   -----------------

1.07 - 1.14                              7           $  191,116,000              4.4%
1.15 - 1.19                             36              636,107,967             14.7
1.20 - 1.29                             55            1,851,566,219             42.7
1.30 - 1.39                             30              722,034,899             16.7
1.40 - 1.49                             16              289,704,147              6.7
1.50 - 1.59                              6              305,827,580              7.1
1.60 - 1.69                              3               77,600,000              1.8
1.70 - 1.79                              1                6,000,000              0.1
1.80 - 1.98                              4              225,323,488              5.2
1.99 - 2.28                              2               12,100,000              0.3
2.29 - 3.09                              1               15,500,000              0.4
                                       ---           --------------            -----
   TOTAL                               161           $4,332,880,300            100.0%
                                       ===           ==============            =====

DISTRIBUTION OF AMORTIZATION TYPE

                                                                           PERCENTAGE OF
                                    NUMBER OF                            AGGREGATE CUT-OFF
AMORTIZATION TYPE                MORTGAGE LOANS   CUT-OFF DATE BALANCE      DATE BALANCE
------------------------------   --------------   --------------------   -----------------

Interest Only                           41           $1,965,244,200             45.4%
Interest Only, Then Amortizing          89            1,920,732,967             44.3
Amortizing                              31              446,903,133             10.3
                                       ---           --------------            -----
   TOTAL                               161           $4,332,880,300            100.0%
                                       ===           ==============            =====

DISTRIBUTION OF LOCKBOXES

                                                                           PERCENTAGE OF
                                    NUMBER OF                            AGGREGATE CUT-OFF
LOCKBOX TYPE                     MORTGAGE LOANS   CUT-OFF DATE BALANCE      DATE BALANCE
------------------------------   --------------   --------------------   -----------------

Hard                                    49           $2,783,264,655             64.2%
Soft                                    17           $  604,168,000             13.9%

DISTRIBUTION OF LTV RATIOS AT CUT-OFF DATE

                                                                           PERCENTAGE OF
                                    NUMBER OF                            AGGREGATE CUT-OFF
RANGE OF LTV (%)                 MORTGAGE LOANS   CUT-OFF DATE BALANCE      DATE BALANCE
------------------------------   --------------   --------------------   -----------------

32.60 - 50.00                            6           $  240,696,820              5.6%
50.01 - 60.00                           11              275,530,181              6.4
60.01 - 65.00                           14              193,513,036              4.5
65.01 - 70.00                           24              695,483,152             16.1
70.01 - 75.00                           38            1,089,841,446             25.2
75.01 - 80.00                           62            1,674,145,664             38.6
80.01 - 81.30                            6              163,670,000              3.8
                                       ---           --------------            -----
   TOTAL                               161           $4,332,880,300            100.0%
                                       ===           ==============            =====

DISTRIBUTION OF MORTGAGE INTEREST RATE (%)

                                                                           PERCENTAGE OF
                                    NUMBER OF                            AGGREGATE CUT-OFF
RANGE OF MORTGAGE RATES (%)      MORTGAGE LOANS   CUT-OFF DATE BALANCE      DATE BALANCE
------------------------------   --------------   --------------------   -----------------

5.300% - 5.600%                          4           $  120,544,718              2.8%
5.601% - 5.900%                         28              836,903,114             19.3
5.901% - 6.000%                         14              205,499,147              4.7
6.001% - 6.250%                         61            1,570,577,742             36.2
6.251% - 6.500%                         29              721,477,316             16.7
6.501% - 6.750%                         13              431,104,895              9.9
6.751% - 8.090%                         12              446,773,368             10.3
                                       ---           --------------            -----
   TOTAL                               161           $4,332,880,300            100.0%
                                       ===           ==============            =====

DISTRIBUTION OF ORIGINAL TERMS TO MATURITY

                                                                           PERCENTAGE OF
RANGE OF ORIGINAL TERMS TO          NUMBER OF                            AGGREGATE CUT-OFF
MATURITY (MOS)                   MORTGAGE LOANS   CUT-OFF DATE BALANCE      DATE BALANCE
------------------------------   --------------   --------------------   -----------------

57 - 60                                 15           $  982,480,489             22.7%
61 - 119 (1)                             3               69,311,519              1.6
120 - 120                              143            3,281,088,291             75.7
                                       ---           --------------            -----
   TOTAL                               161           $4,332,880,300            100.0%
                                       ===           ==============            =====

(1)  The mortgage loan secured by the 11450 Technology Circle Property is comprised of a $6,495,429 note that had an original term of 120 months and a $2,941,090 note that had an original term of 102 months.

DISTRIBUTION OF REMAINING TERMS TO MATURITY

                                                                           PERCENTAGE OF
RANGE OF REMAINING TERMS TO         NUMBER OF                            AGGREGATE CUT-OFF
MATURITY (MOS)                   MORTGAGE LOANS   CUT-OFF DATE BALANCE      DATE BALANCE
------------------------------   --------------   --------------------   -----------------

33 - 66                                 18           $1,001,443,712             23.1%
61 - 110                                 4              106,333,011              2.5
111 - 115                                1               23,500,000              0.5
116 - 116                                4              225,850,000              5.2
117 - 117                               18              456,048,000             10.5
118 - 118                               30              684,858,068             15.8
119 - 120                               86            1,834,847,509             42.3
                                       ---           --------------            -----
   TOTAL                               161           $4,332,880,300            100.0%
                                       ===           ==============            =====

DISTRIBUTION OF REMAINING AMORTIZATION TERMS

                                                                           PERCENTAGE OF
RANGE OF REMAINING                  NUMBER OF                            AGGREGATE CUT-OFF
AMORTIZATION TERMS (MOS)         MORTGAGE LOANS   CUT-OFF DATE BALANCE      DATE BALANCE
------------------------------   --------------   --------------------   -----------------

Interest Only                           41           $1,965,244,200             45.4%
179 - 299                                8               51,561,937              1.2
300 - 359                               17              348,945,915              8.1
360 - 420                               95            1,967,128,247             45.4
                                       ---           --------------            -----
   TOTAL                               161           $4,332,880,300            100.0%
                                       ===           ==============            =====

DISTRIBUTION OF PREPAYMENT PROVISIONS

                                                                           PERCENTAGE OF
                                    NUMBER OF                            AGGREGATE CUT-OFF
PREPAYMENT PROVISIONS            MORTGAGE LOANS   CUT-OFF DATE BALANCE      DATE BALANCE
------------------------------   --------------   --------------------   -----------------

Defeasance                             137           $3,832,954,903             88.5%
Greater of YM or 1%                     15              224,228,576              5.2
YM                                       1              210,000,000              4.8
Defeasance or Greater of YM
   or 1%                                 7               60,696,820              1.4
YM / Declining Fee                       1               50,000,000              0.1
                                       ---           --------------            -----
   TOTAL                               161           $4,332,880,300            100.0%
                                       ===           ==============            =====

DISTRIBUTION OF ESCROW TYPES

                                                                           PERCENTAGE OF
                                    NUMBER OF                            AGGREGATE CUT-OFF
ESCROW TYPE                      MORTGAGE LOANS   CUT-OFF DATE BALANCE      DATE BALANCE
------------------------------   --------------   --------------------   -----------------

Real Estate Tax                        130           $3,021,600,456             69.7%
Insurance                              122           $2,957,176,606             68.2%
Replacement Reserve                    117           $2,833,904,182             65.4%
TI/LC (1)                               83           $2,464,668,155             63.9%

(1)  Percentage of total office, retail and industrial properties only.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      D-4

GSMSC 2006-GG8
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

     The table below identifies each of the mortgage loans included in the trust that have corresponding companion loans.

                                                             SUBORDINATE      PARI PASSU
                               ORIGINAL                  COMPANION ORIGINAL    COMPANION      COMPANION     ORIGINAL    ORIGINAL
                              PRINCIPAL    % OF INITIAL         LOAN         ORIGINAL LOAN       LOAN      WHOLE LOAN  WHOLE LOAN
      MORTGAGE LOAN          LOAN BALANCE  POOL BALANCE        BALANCE          BALANCE     INTEREST RATE     LTV         DSCR
---------------------------  ------------  ------------  ------------------  -------------  -------------  ----------  ----------

Village of Merrick Park ...  $170,000,000      3.9%          $25,000,000          N/A            5.835%       65.5%       1.31x
CA Headquarters ...........  $165,643,200      3.8%          $13,156,800          N/A            6.960%       84.3%       1.18x
Fair Lakes Office Park ....  $116,500,000      2.7%               N/A         $142,450,000       6.218%       68.6%       1.29x
ECM Theater Portfolio .....  $112,050,000      2.6%          $12,450,000          N/A            6.509%       79.8%       1.32x
Pinnacle II ...............  $ 85,600,000      2.0%          $ 5,200,000          N/A            6.313%       84.9%       1.01x
Meridian Apartments .......  $ 33,600,000      0.8%          $ 1,400,000          N/A           13.550%       83.3%       1.15x
Lichtins Office ...........  $  6,600,000      0.2%          $   419,000          N/A           12.750%       84.3%       1.07x
Talmadge Town Center ......  $  4,800,000      0.1%          $   300,000          N/A           12.750%       85.0%       1.10x

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                       D-5

GSMSC 2006-GG8
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

MORTGAGE POOL PREPAYMENT PROFILE

                                 TOTAL POOL (1)

PREPAYMENT                            OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER
RESTRICTIONS                            2006       2007       2008       2009       2010       2011       2012
----------------------------------   --------   --------   --------   --------   --------   --------   --------

Locked out / Defeasance                 99.45%     99.46%     88.65%     88.83%     88.89%     95.08%     95.09%
Defeasance or Greater of YM or 1%        0.00%      0.00%      1.40%      1.40%      1.40%      1.81%      1.80%
YM (2)                                   0.55%      0.54%      9.95%      9.57%      9.61%      3.10%      3.11%
                                     --------   --------   --------   --------   --------   --------   --------
Open                                     0.00%      0.00%      0.00%      0.20%      0.10%      0.00%      0.00%
                                     --------   --------   --------   --------   --------   --------   --------
TOTAL (3)                              100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
   Balance of Mortgage Loans ($mm)   4,332.88   4,326.52   4,318.62   4,297.88   4,273.94   3,290.63   3,265.58
% OF CUT-OFF BALANCE                   100.00%     99.85%     99.67%     99.19%     98.64%     75.95%     75.37%

PREPAYMENT                            OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER
RESTRICTIONS                           2013       2014       2015       2016       2017
----------------------------------   --------   --------   --------   --------   --------

Locked out / Defeasance                 95.01%     95.01%     93.83%     0.00%      0.00%
Defeasance or Greater of YM or 1%        1.83%      1.82%      1.81%     0.00%      0.00%
YM (2)                                   3.17%      3.17%      2.82%     0.00%      0.00%
Open                                     0.00%      0.00%      1.54%   100.00%      0.00%
                                     --------   --------   --------    ------       ----
TOTAL (3)                              100.00%    100.00%    100.00%   100.00%      0.00%
   Balance of Mortgage Loans ($mm)   3,178.99   3,150.20   3,108.21    111.80       0.00
% OF CUT-OFF BALANCE                    73.37%     72.70%     71.74%     2.58%      0.00%

(1)  Table calculated using modeling assumptions as described in the prospectus supplement.

(2)  Includes YM, Greater of YM or 1%, Greater of YM or Declining Floor

(3)  Differences in totals may exist due to rounding.

                                LOAN GROUP 1 (1)

PREPAYMENT                            OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER
RESTRICTIONS                           2006       2007       2008       2009       2010       2011       2012
----------------------------------   --------   --------   --------   --------   --------   --------   --------

Locked out / Defeasance                 99.42%     99.43%     88.11%     88.29%     88.35%     94.82%     94.83%
Defeasance or Greater of YM or 1%        0.00%      0.00%      1.47%      1.47%      1.47%      1.91%      1.90%
YM (2)                                   0.58%      0.57%     10.42%     10.02%     10.07%      3.27%      3.27%
                                     --------   --------   --------   --------   --------   --------   --------
Open                                     0.00%      0.00%      0.00%      0.21%      0.11%      0.00%      0.00%
                                     --------   --------   --------   --------   --------   --------   --------
TOTAL (3)                              100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
   Balance of Mortgage Loans ($mm)   4,136.70   4,130.51   4,122.80   4,102.37   4,078.85   3,122.83   3,099.22
% OF CUT-OFF BALANCE                   100.00%     99.85%     99.66%     99.17%     98.60%     75.49%     74.92%

PREPAYMENT                            OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER
RESTRICTIONS                           2013       2014       2015       2016       2017
----------------------------------   --------   --------   --------   --------   --------

Locked out / Defeasance                 94.74%     94.75%     93.50%      0.00%     0.00%
Defeasance or Greater of YM or 1%        1.92%      1.91%      1.91%      0.00%     0.00%
YM (2)                                   3.33%      3.33%      2.97%      0.00%     0.00%
                                     --------   --------   --------   --------      ----
Open                                     0.00%      0.00%      1.62%    100.00%     0.00%
                                     --------   --------   --------   --------      ----
TOTAL (3)                              100.00%    100.00%    100.00%    100.00%     0.00%
   Balance of Mortgage Loans ($mm)   3,020.73   2,993.48   2,953.14     111.80      0.00
% OF CUT-OFF BALANCE                    73.02%     72.36%     71.39%      2.70%     0.00%

(1)  Table calculated using modeling assumptions as described in the prospectus supplement.

(2)  Includes YM, Greater of YM or 1%, Greater of YM or Declining Floor

(3)  Differences in totals may exist due to rounding.

                                LOAN GROUP 2 (1)

PREPAYMENT                            OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER
RESTRICTIONS                           2006       2007       2008       2009       2010       2011       2012
----------------------------------   --------   --------   --------   --------   --------   --------   --------

Locked out / Defeasance               100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
Defeasance or Greater of YM or 1%       0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
YM (2)                                  0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
                                      ------     ------     ------     ------     ------     ------     ------
Open                                    0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
                                      ------     ------     ------     ------     ------     ------     ------
TOTAL (3)                             100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
   Balance of Mortgage Loans ($mm)    196.18     196.01     195.83     195.51     195.09     167.80     166.36
% OF CUT-OFF BALANCE                  100.00%     99.91%     99.82%     99.66%     99.45%     85.53%     84.80%

PREPAYMENT                            OCTOBER    OCTOBER    OCTOBER    OCTOBER
RESTRICTIONS                           2013       2014       2015       2016
----------------------------------   --------   --------   --------   --------

Locked out / Defeasance               100.00%    100.00%    100.00%     0.00%
Defeasance or Greater of YM or 1%       0.00%      0.00%      0.00%     0.00%
YM (2)                                  0.00%      0.00%      0.00%     0.00%
                                      ------     ------     ------      ----
Open                                    0.00%      0.00%      0.00%     0.00%
                                      ------     ------     ------      ----
TOTAL (3)                             100.00%    100.00%    100.00%     0.00%
   Balance of Mortgage Loans ($mm)     158.26     156.72     155.08      0.00
% OF CUT-OFF BALANCE                   80.67%     79.89%     79.05%     0.00%

(1)  Table calculated using modeling assumptions as described in the prospectus supplement.

(2)  Includes YM, Greater of YM or 1%, Greater of YM or Declining Floor

(3)  Differences in totals may exist due to rounding.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                       D-6

GSMSC 2006-GG8
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

ISSUE TYPE                       Sequential Pay REMIC

CUT-OFF DATE                     With respect to each mortgage loan, the later
                                 of the due date in October 2006 for that
                                 mortgage loan or the date of origination of
                                 that mortgage loan. All mortgage loan
                                 characteristics are based on balances as of the
                                 cut-off date after application of all payments
                                 due on or before such date (whether or not
                                 received). All percentages presented in this
                                 term sheet are approximate.

MORTGAGE POOL                    The mortgage pool consists of 161 mortgage
                                 loans with an aggregate cut-off date balance of
                                 $4,332,880,300, subject to a variance of +/-
                                 5%. The mortgage loans are secured by 179
                                 mortgaged real properties located throughout 33
                                 states and the District of Columbia. Loan Group
                                 1 is comprised of 147 loans and Loan Group 2 is
                                 comprised of 14 loans.

ISSUING ENTITY                   GS Mortgage Securities Trust 2006-GG8

DEPOSITOR                        GS Mortgage Securities Corporation II

SPONSORS & MORTGAGE LOAN         Greenwich Capital Financial Products, Inc. and
SELLERS                          Goldman Sachs Mortgage Company

UNDERWRITERS                     Greenwich Capital Markets, Inc. and Goldman,
                                 Sachs & Co., as Co-Lead Bookrunning Managers

                                 Banc of America Securities LLC, Credit Suisse
                                 Securities (USA) LLC, Morgan Stanley & Co.
                                 Incorporated and Wachovia Capital Markets, LLC,
                                 as Co-Managers

TRUSTEE                          Wells Fargo Bank, N. A.

MASTER SERVICER                  Wachovia Bank, National Association

SPECIAL SERVICER                 CWCapital Asset Management, LLC

RATING AGENCIES                  Fitch, Inc. and Moody's Investors Services,
                                 Inc.

DENOMINATIONS                    $10,000 minimum for the offered certificates.

CLOSING DATE                     On or about October __, 2006

SETTLEMENT TERMS                 Book-entry through DTC for all offered
                                 certificates.

DETERMINATION DATE               The sixth day of each month, or if such sixth
                                 day is not a business day, the next business
                                 day.

DISTRIBUTION DATE                The tenth day of each month, or if any tenth
                                 day is not a business day, the next business
                                 day, provided that the distribution date will
                                 be at least four business days following the
                                 determination date.

DISTRIBUTIONS                    Each class of offered certificates will be
                                 entitled on each distribution date to interest
                                 accrued at its pass-through rate for that
                                 distribution date on the outstanding
                                 certificate balance of the class during the
                                 prior calendar month. Interest on the offered
                                 certificates will be calculated on the basis of
                                 twelve 30-day months and a 360-day year.

                                 Generally, the interest from the Available
                                 Distribution Amount related to Loan Group 1
                                 will be used to pay interest to class A-1,
                                 class A-2, class A-3, class A-AB and class A-4,
                                 pro rata, until paid in full. Generally, the
                                 interest from the Available Distribution Amount
                                 related to Loan Group 2 will be used to pay
                                 interest to the class A-1A until paid in full.
                                 Generally, any remaining Available Distribution
                                 Amount will be used to pay interest to class X,
                                 until paid in full. If any of the above
                                 Available Distribution Amounts are not
                                 sufficient to pay interest on class A-1, class
                                 A-2, class A-3, class A-AB, class A-4, class
                                 A-1A and class X, then the entire Available
                                 Distribution Amount will be used to pay
                                 interest pro rata to those certificates.

                                 Generally, the Available Distribution Amount
                                 related to Loan Group 1 will be used to pay
                                 principal to the class A-1, class A-2, class
                                 A-3, class A-AB and class A-4 certificates as
                                 follows:

                                      (1) to class A-AB the amount necessary to
                                 reduce the aggregate certificate balance of the
                                 class A-AB certificates to the class A-AB
                                 planned principal balance;

                                      (2) to class A-1, until paid in full, all
                                 amounts of Available Distribution Amount
                                 remaining after the distributions pursuant to
                                 clause (1);

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                       D-7

GSMSC 2006-GG8
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

                                      (3) to class A-2, until paid in full, all
                                 amounts of Available Distribution Amount
                                 remaining after the distributions pursuant to
                                 clauses (1) and (2);

                                      (4) to class A-3, until paid in full, all
                                 amounts of Available Distribution Amount
                                 remaining after the distributions pursuant to
                                 clauses (1), (2) and (3);

                                      (5) to class A-AB, until paid in full, all
                                 amounts of Available Distribution Amount
                                 remaining after the distributions pursuant to
                                 clauses (1), (2), (3) and (4); and

                                      (6) to class A-4, , until paid in full,
                                 all amounts of Available Distribution Amount
                                 remaining after the distributions pursuant to
                                 clauses (1), (2), (3), (4) and (5).

                                 After class A-1, A-2, A-3, A-AB and A-4 are
                                 paid all amounts to which they are entitled,
                                 the remaining Available Distribution Amount
                                 related to Loan Group 1 will be used to pay
                                 principal to class A-1A until paid in full.

                                 Generally, the Available Distribution Amount
                                 related to Loan Group 2 will be used to pay
                                 principal to the class A-1A until paid in full,
                                 then to pay principal to the class A-1, A-2,
                                 A-3, A-AB and A-4 in the same manner as
                                 principal distributions are made to those
                                 classes with respect to amounts related to Loan
                                 Group 1 as discussed above, until paid in full.

                                 After class A-1, A-2, A-3, A-AB, A-4 and class
                                 A-1A are paid all amounts to which they are
                                 entitled, the remaining Available Distribution
                                 Amount related to both Loan Groups will be used
                                 to pay interest and principal sequentially to
                                 the class A-M, A-J, B, C, D, E, F, G, H, J, K,
                                 L, M, N, O, P, Q and S certificates.

                                 Notwithstanding the foregoing, on and after the
                                 date the certificate balances of the class A-M,
                                 A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P,
                                 Q and S certificates have been reduced to zero,
                                 principal will be paid pro rata based on their
                                 certificate balances to class A-1, A-2, A-3,
                                 A-AB, A-4 and class A-1A without regard to loan
                                 groups.

LOSSES                           Realized Losses and Additional Trust Fund
                                 Expenses, if any, will be allocated to the
                                 class S, class Q, class P, class O, class N,
                                 class M, class L, class K, class J, class H,
                                 class G, class F, class E, class D, class C,
                                 class B, class A-J and class A-M certificates,
                                 in that order, and then, pro rata, to the class
                                 A-1, class A-2, class A-3, class A-AB, class
                                 A-4 and class A-1A certificates (without regard
                                 to the class A-AB planned principal balance and
                                 without regard to loan groups).

PREPAYMENT PREMIUMS AND YIELD    Any prepayment premiums or yield maintenance
MAINTENANCE CHARGES              charges collected will be distributed to
                                 certificateholders on the distribution date
                                 following the prepayment. On each distribution
                                 date, the holders of any class of offered
                                 certificates and class G, class H, class J and
                                 class K certificates that are then entitled to
                                 principal distributions will be entitled to a
                                 portion of prepayment premiums or yield
                                 maintenance charges equal to the product of (a)
                                 the amount of the prepayment premiums or yield
                                 maintenance charges net of workout fees and
                                 liquidation fees, multiplied by (b) a fraction,
                                 the numerator of which is equal to the excess,
                                 if any, of the pass-through rate for that class
                                 of certificates over the relevant discount
                                 rate, and the denominator of which is equal to
                                 the excess, if any, of the mortgage interest
                                 rate of the prepaid mortgage loan over the
                                 relevant discount rate, multiplied by (c) a
                                 fraction, the numerator of which is equal to
                                 the amount of principal payable to that class
                                 of certificates on that payment date from the
                                 group of which that mortgage loan is a part on
                                 that payment date, and the denominator of which
                                 is the Total Principal Payment Amount from the
                                 group of which that mortgage loan is a part on
                                 that payment date.

                                 The portion, if any, of the prepayment premiums
                                 or yield maintenance charges remaining after
                                 any payments described above will be
                                 distributed 100% to the holders of the class X
                                 certificates.

ADVANCES                         The master servicer and, if it fails to do so,
                                 the trustee, will be obligated to make P&I
                                 advances and servicing advances, including
                                 paying delinquent property taxes and insurance
                                 premiums, but only to the extent that those
                                 advances are not deemed non-recoverable and, in
                                 the case of P&I advances, subject to any
                                 appraisal reductions that may occur.

APPRAISAL REDUCTIONS             An appraisal reduction generally will be
                                 created in the amount, if any, by which the
                                 principal balance of a required appraisal loan
                                 (plus other amounts overdue or advanced in
                                 connection with such loan) exceeds 90% of the
                                 appraised value of the related mortgaged
                                 property plus certain escrows and reserves
                                 (including letters of credit) held with respect
                                 to the mortgage loan. As a result of
                                 calculating an appraisal reduction amount for a
                                 given mortgage loan, the interest portion of
                                 any P&I advance for such loan will be reduced,
                                 which will have the effect of reducing the
                                 amount of interest available for distribution
                                 to the certificates in reverse alphabetical
                                 order of the classes. A required appraisal loan
                                 will cease to be a required appraisal loan when
                                 the related mortgage loan has been brought
                                 current for at least three consecutive months
                                 and no other circumstances exist, which would
                                 cause such mortgage loan to be a required
                                 appraisal loan.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                       D-8

GSMSC 2006-GG8
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

OPTIONAL TERMINATION             The master servicer, the special servicer and
                                 certain certificateholders will have the option
                                 to terminate the trust, in whole but not in
                                 part, and purchase the remaining assets of the
                                 trust on or after the payment date on which the
                                 stated principal balance of the mortgage loans
                                 then outstanding is less than 1.0% of the
                                 initial mortgage pool balance. The purchase
                                 price will generally be at a price equal to the
                                 unpaid aggregate principal balance of the
                                 mortgage loans (or fair market value in the
                                 case of REO Properties), plus accrued and
                                 unpaid interest and certain other additional
                                 trust fund expenses, as described in the
                                 prospectus supplement. In addition, after the
                                 certificate balance of the class A-1 through
                                 class G certificates has been reduced to zero,
                                 the trust may also be terminated, subject to
                                 the consent of the master servicer (in its sole
                                 discretion), if all of the remaining series
                                 2006-GG8 certificates (excluding class R and
                                 class LR) are held by a single
                                 certificateholder, and that certificateholder
                                 exchanges all of the then outstanding series
                                 2006-GG8 certificates (excluding class R and
                                 class LR) for the mortgage loans remaining in
                                 the trust.

CONTROLLING CLASS                The class of sequential pay certificates (a)
                                 which bears the latest alphabetical class
                                 designation (other than the class X, class R
                                 and class LR certificates) and (b) which has a
                                 certificate balance greater than 25% of its
                                 original certificate balance; provided,
                                 however, that if no class of sequential pay
                                 certificates satisfies clause (b) above, the
                                 controlling class will be the outstanding class
                                 of sequential pay certificates bearing the
                                 latest alphabetical class designation (other
                                 than the class X, class R and class LR
                                 certificates); provided, further, with respect
                                 to certain issues related to the mortgage loans
                                 that are part of a split structure, the holder
                                 of the majority interest of the related
                                 subordinated or pari passu companion loan may
                                 have certain consultation or approval rights
                                 with respect to servicing matters, as described
                                 in the prospectus supplement.

TENANTS                          References in this term sheet to the rating of
                                 a tenant may refer to the rating of a parent of
                                 the actual tenant and the rated entity may not
                                 be an actual party to that lease. The rated
                                 parent may not guarantee the lease.

ERISA                            The offered certificates are expected to be
                                 ERISA eligible.

SMMEA                            The class A-1, class A-2, class A-3, class
                                 A-AB, class A-4, class A-1A, class A-M, class
                                 A-J, class B, class C and class D certificates
                                 are expected to be "mortgage-related
                                 securities" for the purposes of SMMEA so long
                                 as they remain rated in one of the two highest
                                 rating categories by a nationally recognized
                                 statistical rating organization.

None of the offered certificates or the mortgage loans included in the trust which back the certificates is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by The Royal Bank of
Scotland plc, the depositor, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, or any other party.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                       D-9

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

--------------------------------------------------------------------------------
                                   PROSPECTUS
--------------------------------------------------------------------------------

                      GS MORTGAGE SECURITIES CORPORATION II
                                     SELLER
                        COMMERCIAL MORTGAGE PASS-THROUGH
         CERTIFICATES (ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES)

GS Mortgage Securities Corporation II from time to time will offer Commercial
Mortgage Pass-Through Certificates in separate series issued by one or more issuing entities that are a trust. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. If specified in the related prospectus supplement, we may not offer all of the classes of certificates in a particular series. For each series, we will establish a trust fund consisting primarily of (i) mortgage loans secured by first, second or third liens on commercial real estate, multifamily and/or mixed residential/commercial properties or (ii) certain financial leases and similar arrangements equivalent to the mortgage loans and other assets as described in this prospectus and to be specified in the related prospectus supplement. The certificates of a series will evidence beneficial ownership interests in the trust fund. The certificates of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest. The certificates of any series are not obligations of the depositor, the sponsor, any servicer or any of their respective affiliates, and the certificates and the underlying mortgage loans may be insured or guaranteed by any governmental agency or other person to the extent provided in the related prospectus supplement.

                                   ----------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series or, if it does develop, that it will continue.

                                   ----------

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS"
BEGINNING ON PAGE 4 OF THIS PROSPECTUS. FOR EACH SERIES, SEE "RISK FACTORS" IN
THE RELATED PROSPECTUS SUPPLEMENT.

                                   ----------

The certificates may be offered through one or more different methods, including offerings through underwriters, as more fully described under "PLAN OF
DISTRIBUTION" on page 77 of this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates. Offerings of certain classes of the certificates, as specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended, which offerings will not be made pursuant to this prospectus or the related registration statement.

                                   ----------

This prospectus may not be used to consummate sales of the offered certificates unless accompanied by a prospectus supplement.

                                   ----------

October 6, 2006

                                       -1-

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
               PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT

     We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

o    this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

o    the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

     You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located.

     You can find the definitions of capitalized terms that are used in this prospectus on the pages indicated under the caption "Index of Defined Terms"
beginning on page 80 in this prospectus.

     In this prospectus, the terms "Seller," "we," "us" and "our" refer to GS
Mortgage Securities Corporation II.

                                   ----------

     If you require additional information, the mailing address of our principal executive offices is GS Mortgage Securities Corporation II, 85 Broad Street, New
York, New York 10004 and the telephone number is (212) 902-1000. For other means of acquiring additional information about us or a series of certificates, see
"INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" beginning on page 79 of this prospectus.

                                   ----------

                                       -2-

                              SUMMARY OF PROSPECTUS

     This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

TITLE OF CERTIFICATES.........   Commercial Mortgage Pass-Through Certificates,
                                 issuable in series.

DEPOSITOR.....................   GS Mortgage Securities Corporation II, a
                                 Delaware corporation. Our telephone number is
                                 (212) 902-1000.

DESCRIPTION OF CERTIFICATES;
RATINGS.......................   The certificates of each series will be issued
                                 pursuant to a pooling and servicing agreement
                                 and may be issued in one or more classes. The
                                 certificates of each series will represent in
                                 the aggregate the entire beneficial ownership
                                 interest in the property of the related trust
                                 fund. Each trust fund will consist primarily of
                                 a segregated pool of commercial or multifamily
                                 mortgage loans. Each class or certificate will
                                 be rated not lower than investment grade by one
                                 or more nationally recognized statistical
                                 rating agencies at the date of issuance.

     The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

                                 o    the name of the servicer and special
                                      servicer, the circumstances when a special
                                      servicer will be appointed and their
                                      respective obligations (if any) to make
                                      advances to cover delinquent payments on
                                      the assets of the trust fund, taxes,
                                      assessments or insurance premiums;

                                 o    the assets in the trust fund, including a
                                      description of the pool of mortgage loans
                                      or mortgage-backed securities;

                                 o    the identity and attributes of each class
                                      within a series of certificates, including
                                      whether (and to what extent) any credit
                                      enhancement benefits any class of a series
                                      of certificates;

                                 o    the tax status of certificates; and

                                 o    whether the certificates will be eligible
                                      to be purchased by investors subject to
                                      ERISA or will be mortgage related
                                      securities for purposes of SMMEA.

                                       -3-

                                  RISK FACTORS

     You should carefully consider the following risks and the risks described under "RISK FACTORS" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distribution on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     Your investment could be materially and adversely affected if any of the following risks are realized.

RISKS OF COMMERCIAL AND MULTIFAMILY LENDING GENERALLY.

     Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one-to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans.
Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws may require modifications to properties such as the Americans with Disabilities Act, and rent control laws may limit rent collections in the case of multifamily properties. See "CERTAIN LEGAL ASPECTS OF
THE MORTGAGE LOANS--Certain Laws and Regulation," "--Type of Mortgaged Property"
and "--Americans With Disabilities Act" in this prospectus.

     It is unlikely that we will obtain new appraisals of the mortgaged properties or assign new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the underlying mortgaged properties could have declined since the origination of the related mortgage loans.

YOUR CERTIFICATES ARE NOT OBLIGATIONS OF ANY OTHER PERSON OR ENTITY.

     Your certificates will represent beneficial ownership interests solely in the assets of the related trust fund and will not represent an interest in or obligation of us, the originator, the sponsor, the trustee, the master servicer, the special servicer or any other person. We or another entity may have a limited obligation to repurchase or substitute certain mortgage loans under certain circumstances as described in the agreement relating to a particular series. Distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the related mortgage loans. We cannot assure you that these amounts, together with other payments and collections in respect of the related mortgage loans, will be sufficient to make full and timely distributions on any offered certificates.
The offered certificates and the mortgage loans will be insured or guaranteed, in whole or in part, by the United States or any governmental entity or by any private mortgage or other insurer only to the extent the prospectus supplement so provides.

LIMITED LIQUIDITY.

     There will have been no secondary market for any series of your certificates prior to the related offering. We cannot assure you that a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or continue for the life of your certificates.

                                      -4-

VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES.

     The payment experience on the related mortgage loans will affect the actual payment experience on and the weighted average lives of the offered certificates and, accordingly, may affect the yield on the offered certificates. Prepayments on the mortgage loans will be influenced by:

o    the prepayment provisions of the related mortgage notes;

o    a variety of economic, geographic and other factors, including prevailing mortgage rates and the cost and availability of refinancing for commercial mortgage loans.

o    In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, you should expect the rate of prepayment on the mortgage loans to increase. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, you should expect the rate of prepayment to decrease.

     Certain of the mortgage loans may provide for a prepayment premium if prepaid during a specified period, and certain of the mortgage loans may prohibit prepayments of principal in whole or in part during a specified period.
See "DESCRIPTION OF THE MORTGAGE POOL" in the related prospectus supplement for a description of the prepayment premiums and lockout periods, if any, for the mortgage loans underlying a series of certificates. The prepayment premiums and lockout periods can, but do not necessarily, reduce the likelihood of prepayments. However, in certain jurisdictions, the enforceability of provisions in mortgage loans prohibiting or limiting prepayment or requiring prepayment premiums in connection with prepayments may be subject to limitations as described under "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Enforceability of
Certain Provisions--Prepayment Provisions." We cannot assure you as to the effect of prepayment premiums or lockout periods on the rate of mortgage loan prepayment.

     The extent to which the master servicer or special servicer, if any, forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan will affect the weighted average lives of your certificates.
If the master servicer or special servicer, if any, forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties, your certificates may have a shorter weighted average life.

     Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. If a significant number of the mortgage loans underlying a particular series require balloon payments at maturity, there is a risk that a number of those mortgage loans may default at maturity, or that the master servicer or special servicer, if any, may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers' abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to Certificateholders. Any required indemnification of the master servicer or special servicer in connection with legal actions relating to the trust, the related agreements or the certificates may also result in shortfalls.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS.

     The laws of the jurisdictions in which the mortgaged properties are located
(which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

     o    what proceedings are required for foreclosure;

                                      -5-

     o    whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

     o    whether and to what extent recourse to the borrower is permitted; and

     o    what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

     In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender's rights under the mortgage loans. Installment contracts and financial leases also may be subject to similar legal requirements. See "CERTAIN LEGAL
ASPECTS OF THE MORTGAGE LOANS" in this prospectus. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to Certificateholders.

ENVIRONMENTAL LAW CONSIDERATIONS.

     Before the trustee, special servicer or the master servicer, as applicable, acquires title to a property on behalf of the trust or assumes operation of the property, it will be required to obtain an environmental site assessment of the mortgaged property pursuant to the American Society for Testing and Materials
(ASTM) guidelines, specifically E 1527-00. This requirement will decrease the likelihood that the trust will become liable under any environmental law.
However, this requirement may effectively preclude foreclosure until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken). Moreover, this requirement may not necessarily insulate the trust from potential liability under environmental laws.

     Under the laws of certain states, failure to remediate environmental conditions as required by the state may give rise to a lien on a mortgaged property or a restriction on the right of the owner to transfer the mortgaged property to ensure the reimbursement of remediation expenses incurred by the state. Although the costs of remedial action could be substantial, it is unclear as to whether and under what circumstances those costs or the requirement to remediate would be imposed on a secured lender such as the trust fund. However, under the laws of some states and under applicable federal law, a lender may be liable for the costs of remedial action in certain circumstances as the "owner"
or "operator" of the Mortgaged Property. See "CERTAIN LEGAL ASPECTS OF THE
MORTGAGE LOANS--Environmental Risks."

RISK OF EARLY TERMINATION.

     The trust for a series of certificates may be subject to optional termination under certain circumstances by certain persons named in the prospectus supplement for your certificates. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

                            THE PROSPECTUS SUPPLEMENT

     The prospectus supplement for each series of offered certificates will, among other things, describe to the extent applicable:

     o    any structural features, such as multiple levels of trusts or the use of special finance vehicles to hold the mortgage pool, used in structuring the transaction;

     o    whether the trust will be treated for federal income tax purposes as one or more grantor trusts, or REMICs;

     o    the identity of each class within a series;

     o    the initial aggregate principal amount, the interest rate (or the method for determining the rate) and the authorized denominations of each class of offered certificates;

                                      -6-

     o    certain information concerning the mortgage loans relating to a series, including the principal amount, type and characteristics of the mortgage loans on the cut-off date, and, if applicable, the amount of any reserve fund;

     o    the identity of the master servicer;

     o    the identity of the special servicer, if any, and the characteristics of any specially serviced mortgage loans;

     o    the method of selection and powers of any representative of a class of certificates permitted to direct or approve actions of the special servicer;

     o    the circumstances, if any, under which the offered certificates are subject to redemption prior to maturity;

     o    the final scheduled distribution date of each class of offered certificates;

     o    the method used to calculate the aggregate amount of principal available and required to be applied to the offered certificates on each distribution date;

     o    the order of the application of principal and interest payments to each class of offered certificates and the allocation of principal to be so applied;

     o    the extent of subordination of any subordinate certificates;

     o    for each class of offered certificates, the principal amount that would be outstanding on specified distribution dates if the mortgage loans relating to a series were prepaid at various assumed rates;

     o    the distribution dates for each class of offered certificates;

     o    the representations and warranties to be made by us or another entity relating to the mortgage loans;

     o    information with respect to the terms of the subordinate certificates or residual certificates, if any;

     o    additional infomation with respect to any credit enhancement or cash flow agreement and, if the certificateholders will be materially dependent upon any provider of credit enhancement or cash flow agreement counterparty for timely payment of interest and/or principal, information (including financial statements) regarding the provider or counterparty;

     o    additional information with respect to the plan of distribution;

     o    whether the offered certificates will be available in definitive form or through the book-entry facilities of The Depository Trust Company or another depository;

     o    any significant obligors in accordance with Regulation AB;

     o    if applicable, additional information concerning any known concerns regarding unique economic or other factors where there is a material concentration of any of the mortgage loans in a specific geographic region;

     o    if applicable, additional financial and other information concerning individual mortgaged properties when there is a substantial concentration of one or a few mortgage loans in a jurisdiction or region experiencing economic difficulties which may have a material effect on the mortgaged properties;

     o    if a trust fund contains a substantial concentration of one or a few mortgage loans in a single jurisdiction, a description of material differences, if any, between the legal aspects of mortgage loans in that jurisdiction and the summary of general legal aspects of mortgage loans set forth under "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" in this prospectus;

                                      -7-

     o    the rating assigned to each class of offered certificates by the applicable nationally recognized statistical rating organization or organizations; and

     o    whether any class of offered certificates qualifies as "mortgage related securities" under the Secondary Mortgage Market Enhancement
          Act of 1984, as amended, as described under "LEGAL INVESTMENT" in this prospectus.

                          THE SELLER AND THE DEPOSITOR

     GS Mortgage Securities Corporation II (the "Seller") was incorporated in the State of Delaware on November 16, 1995, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The principal executive offices of the Seller are located at 85 Broad Street, New York, New York 10004.
Its telephone number is (212) 902-1000. The Seller will not have any material assets other than the trust funds.

     Neither the Seller, nor any of its affiliates will insure or guarantee distributions on the certificates of any series offered by means of this prospectus and any related prospectus supplement. The Agreement (as defined below) for each series will provide that the Holders of the certificates for the series will have no rights or remedies against the Seller or any of its affiliates for any losses or other claims in connection with the certificates or the mortgage loans other than the repurchase or substitution of the mortgage loans by the Seller, if specifically set forth in the Agreement.

     The Certificate of Incorporation, as amended, of the Seller provides that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law as currently in effect or as may be amended. In addition, the Bylaws of the Seller provide that the Seller shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person or the person's testator or intestate is or was a director, officer or employee of the Seller or serves or served, at the request of the
Seller, any other enterprise as a director, officer or employee. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Seller pursuant to the foregoing provisions, or otherwise, the Seller has been advised that, in the opinion of the Securities and Exchange Commission, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   THE SPONSOR

OVERVIEW

     The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. The related prospectus supplement may identify a sponsor to be Goldman Sachs Mortgage Company ("GSMC").

     GSMC is a New York limited partnership. GSMC is an affiliate of the depositor and an affiliate, through common parent ownership, of Goldman Sachs &
Co. GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate
Funding Corp. and its limited partner is The Goldman Sachs Group, Inc.
(NYSE:GS). GSMC's executive offices are located at 85 Broad Street, New York,
New York 10004, telephone number (212) 902-1000.

     GSMC's Commercial Mortgage Securitization Program. As a sponsor, GSMC acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS
Commercial Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliate, Goldman Sachs Commercial Mortgage
Capital, L.P., and other underwriters, GSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the

                                      -8-

securitization transaction. GSMC has acted as a sponsor and mortgage loan seller on 44 fixed and floating-rate commercial mortgage backed securitization transactions.

     Many of the commercial mortgage loans acquired by GSMC are sold to securitizations in which GSMC acts as either sponsor or commercial mortgage loan seller. GSMC acquires both fixed-rate and floating-rate commercial mortgage loans which are included in both public and private securitizations. GSMC also acquires subordinate and mezzanine debt for investment, syndication or securitization. From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2005, GSMC acquired approximately 1,339 fixed and floating-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $30.9 billion. Approximately 1,304 fixed and floating-rate commercial mortgage loans with an aggregate original principal balance of approximately $28.2 billion were included in 44 securitization transactions. As of December 31, 2005, GSMC securitized approximately $8.0 billion of fixed-rate commercial mortgage loans through the GG program, of which approximately $3.0 billion was securitized by an affiliate of GSMC acting as depositor, and approximately $5.0 billion was securitized by unaffiliated entities acting as depositor. The properties securing these loans include office, retail, multifamily, industrial, hospitality, manufactured housing and self-storage properties.

     GSMC acquires many of the mortgage loans from Goldman Sachs Commercial
Mortgage Capital, L.P. ("GSCMC") (formerly known as Archon Financial, L.P.), a
Delaware limited partnership, an affiliate of GSMC. GSCMC's primary business is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties.
The commercial mortgage loans originated by GSCMC include both fixed and floating-rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations.

     UNDERWRITING STANDARDS

     Overview. GSCMC's commercial mortgage loans are primarily originated in accordance with the underwriting criteria described below. However, variations from these guidelines may be implemented as a result of various conditions including each loan's specific terms, the quality or location of the underlying real estate, the property's tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by GSCMC. Therefore, this general description of GSCMC's underwriting standards is not intended as a representation that every commercial mortgage loan complies entirely with all criteria set forth below.

     Process. The credit underwriting process for each GSCMC loan is performed by a deal team comprised of real estate professionals which typically includes of a senior member, originator, analyst and commercial closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.

     A member of the GSCMC team or its affiliates thereof is required to perform an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property's competitiveness within its market.

     The GSCMC deal team or its affiliates thereof also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants' ongoing occupancy or ability to pay rent.

     After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property's cash flow in accordance with GSCMC's property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

                                      -9-

     Credit Approval. All commercial mortgage loans must be presented to one or more of credit committees which consist of senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

     Debt Service Coverage and LTV Requirements. GSCMC's underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and maximum LTV of 80%. However these thresholds are guidelines and exceptions may be made on the merits of each individual loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters.

     The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each mortgage loan as reported in the related prospectus supplement. Property and loan information is typically updated for securitization, including a complete re-underwriting of the property's cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

     Amortization Requirements. While GSCMC's underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the commercial mortgage loan term. However, if the loan entails only a partial interest-only period, the monthly debt service, the annual debt service and DSCR set forth in the related prospectus supplement will reflect a calculation on the future (larger) amortizing loan payment.

     Escrow Requirements. GSCMC may require borrowers to fund escrows for taxes, insurance and replacement reserves. In addition, GSCMC may identify certain risks that warrant additional escrows or holdbacks for items such as tenant improvements/leasing commissions, deferred maintenance, environmental costs or unpaid obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all GSCMC commercial mortgage loans.

     Servicing. Interim servicing for all GSCMC loans prior to securitization is typically performed by Archon Group, L.P., an affiliate of GSCMC. However, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with GSCMC, which may be retained post-securitization including the applicable fees. Otherwise, servicing responsibilities are transferred from Archon Group, L.P. to the Master
Servicer of the securitization trust (and a primary servicer when applicable) at closing. From time to time, Archon Group, L.P. may retain primary servicing.

                                 USE OF PROCEEDS

     The Seller intends to apply all or substantially all of the net proceeds from the sale of each series offered in this Prospectus and by the related prospectus supplement to acquire the mortgage loans relating to the series, to establish any reserve funds, for the series, to obtain other credit enhancement, if any, for the series, to pay costs incurred in connection with structuring and issuing the certificates and for general corporate purposes. Certificates may be exchanged by the Seller for mortgage loans.

                                      -10-

                        DESCRIPTION OF THE CERTIFICATES*

     The certificates of each series will be issued pursuant to a separate
Pooling and Servicing Agreement (the "Agreement") to be entered into among the
Seller, the Master Servicer, the Special Servicer, if any, and the Trustee for
that series and any other parties described in the related prospectus supplement, substantially in the form filed as an exhibit to the Registration
Statement of which this prospectus is a part or in the other form as may be described in the related prospectus supplement. The following summaries describe certain provisions expected to be common to each series and the Agreement with respect to the underlying Trust Fund. However, the prospectus supplement for each series will describe more fully additional characteristics of the certificates offered in that Prospectus Supplement and any additional provisions of the related Agreement.

     At the time of issuance, it is anticipated that the offered certificates of each series will be rated "investment grade," typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization at the request of the Seller. Each of the rating organizations specified in the related prospectus supplement as rating the offered certificates of the related series at the request of the Seller will be referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating and, if so, what the rating would be. A rating assigned to the offered certificates by a rating agency that has not been requested by the
Seller to do so may be lower than the rating assigned by a rating agency pursuant to the Seller's request.

GENERAL

The certificates of each series will be issued in registered or book-entry form and will represent beneficial ownership interests in a trust created pursuant to the Agreement for the series. The assets in the trust (collectively, the "Trust
Fund") for each series will consist of the following, to the extent provided in the Agreement:

          (i) the pool of mortgage loans conveyed to the Trustee pursuant to the
     Agreement;

          (ii) all payments on or collections in respect of the mortgage loans due on or after the date specified in the related prospectus supplement;
     and

          (iii) all property acquired by foreclosure or deed in lieu of foreclosure with respect to the mortgage loans.

     In addition, the Trust Fund for a series may include various forms of credit enhancement, such as, but not limited to, insurance policies on the mortgage loans, cross-support provisions, letters of credit, certificate guarantee insurance policies, the right to make draws upon one or more reserve funds or other arrangements acceptable to each Rating Agency rating the offered certificates. See "CREDIT ENHANCEMENT" in this prospectus. These other assets, if any, will be described more fully in the related prospectus supplement.

     The prospectus supplement for any series will describe any specific features of the transaction established in connection with the holding of the underlying mortgage pool. If specified in the related prospectus supplement, certificates of a given series may be issued in a single class or two or more classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other classes in the event of shortfalls in available cash flow from the underlying mortgage loans or realized losses on the underlying mortgage loans. Alternatively, or in addition, if so specified in the related prospectus supplement, classes may be structured to receive principal payments in sequence. The related prospectus supplement may provide that each class in a group of classes structured to receive sequential payments of principal will be entitled to be paid in full before the next class in the group is entitled to receive any principal

----------
*    Whenever used in this Prospectus the terms "certificates," "trust fund" and
     "mortgage pool" will be deemed to apply, unless the context indicates otherwise, to a specific series of certificates, the trust fund underlying the related series and the related mortgage pool.

                                      -11-

payments, or may provide for partially concurrent principal payments among one or more of the classes. If so specified in the related prospectus supplement, a class of offered certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest.
Subordinate Certificates of a given series of offered certificates may be offered in the same prospectus supplement as the Senior Certificates of the series or may be offered in a separate prospectus supplement or may be offered in one or more transactions exempt from the registration requirements of the
Securities Act. Each class of offered certificates of a series will be issued in the minimum denominations specified in the related prospectus supplement.

The prospectus supplement for any series including types of classes similar to any of those described above will contain a description of their characteristics and risk factors, including, as applicable:

          (i) mortgage principal prepayment effects on the weighted average lives of the classes;

          (ii) the risk that interest only, or disproportionately interest weighted, classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and

          (iii) the degree to which an investor's yield is sensitive to principal prepayments.

     The offered certificates of each series will be freely transferable and exchangeable at the office specified in the related Agreement and prospectus supplement; provided, however, that certain classes of offered certificates may be subject to transfer restrictions described in the related prospectus supplement.

     If specified in the related prospectus supplement, the offered certificates may be transferable only in book-entry form through the facilities of the
Depository or another depository identified in the prospectus supplement.

     If the certificates of a class are transferable only on the books of The
Depository Trust Company (the "Depository"), no person acquiring a certificate that is in book-entry form (each, a "beneficial owner") will be entitled to receive a physical certificate representing the certificate except in the limited circumstances described in the related prospectus supplement. Instead, the certificates will be registered in the name of a nominee of the Depository, and beneficial interests in the certificates will be held by investors through the book-entry facilities of the Depository, as described in this prospectus.
The Seller has been informed by the Depository that its nominee will be Cede &
Co. Accordingly, Cede & Co. is expected to be the holder of record of any certificates that are in book-entry form.

     If the certificates of a class are transferable only on the books of the
Depository, each beneficial owner's ownership of the certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for this purpose. In turn, the Financial
Intermediary's ownership of the certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial
Intermediary, whose interest will in turn be recorded on the records of the
Depository, if the beneficial owner's Financial Intermediary is not a Depository participant). Beneficial ownership of a book-entry certificate may only be transferred in compliance with the procedures of the Financial Intermediaries and Depository participants. Because the Depository can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the Depository system, or to otherwise act with respect to the book-entry certificates, may be limited due to the lack of a physical certificate for the book-entry certificates.

     The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.

     If the offered certificates are transferable on the books of the
Depository, the Depository, or its nominee as record holder of the offered certificates, will be recognized by the Seller and the Trustee as the owner of the certificates for all purposes, including notices and consents. In the event of any solicitation of consents from or

                                      -12-

voting by Certificateholders pursuant to the Agreement, the Trustee may establish a reasonable record date and give notice of the record date to the
Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with the procedures in order to exercise their voting rights through the Depository.

     Distributions of principal of and interest on the book-entry certificates will be made on each Distribution Date to the Depository or its nominee. The
Depository will be responsible for crediting the amount of the payments to the accounts of the applicable Depository participants in accordance with the
Depository's normal procedures. Each Depository participant will be responsible for disbursing the payments to the beneficial owners for which it is holding book-entry certificates and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

     The information in this prospectus concerning the Depository and its book-entry system has been obtained from sources believed to be reliable, but the Seller takes no responsibility for the accuracy or completeness of the information.

     In the event a depository other than the Depository is identified in a prospectus supplement, information similar to that set forth above will be provided with respect to the depository and its book-entry facilities in the prospectus supplement.

DISTRIBUTIONS ON CERTIFICATES

     Distributions of principal and interest on the certificates of each series will be made to the registered holders of these certificates
("Certificateholders" or "Holders") by the Trustee (or any other paying agent as may be identified in the related prospectus supplement) on the day (the
"Distribution Date") specified in the related prospectus supplement, beginning in the period specified in the related prospectus supplement following the establishment of the related Trust Fund. Distributions for each series will be made by check mailed to the address of the person entitled to the distribution as it appears on the certificate register for the series maintained by the
Trustee, by wire transfer or by any other method as is specified in the related prospectus supplement. The final distribution in retirement of the certificates of each series will be made upon presentation and surrender of the certificates at the office or agency specified in the notice to the Certificateholders of the final distribution, or in any other manner specified in the related prospectus supplement. In addition, the prospectus supplement relating to each series will set forth the applicable due period, prepayment period, record date, Cut-Off
Date and determination date in respect of each series of certificates.

     With respect to each series of certificates on each Distribution Date, the
Trustee (or any other paying agent as may be identified in the related prospectus supplement) will distribute to the Certificateholders the amounts of principal and/or interest, calculated as described in the related prospectus supplement, that are due to be paid on the Distribution Date. In general, the amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the mortgage loans (or amounts in respect of the mortgage loans) received by the Trustee after a date specified in the related prospectus supplement (the "Cut-Off Date") and prior to the day preceding each Distribution Date specified in the related prospectus supplement.

     The related prospectus supplement for any series of certificates will specify, for any Distribution Date on which the principal balance of the mortgage loans is reduced due to losses, the priority and manner in which the losses will be allocated. As more fully described in the related prospectus supplement, losses on mortgage loans generally will be allocated after all proceeds of defaulted mortgage loans have been received by reducing the outstanding principal amount of the most subordinate outstanding class of certificates. If specified in the related prospectus supplement, losses may be estimated on the basis of a qualified appraisal of the Mortgaged Property and allocated prior to the final liquidation of the Mortgaged Property. The related prospectus supplement for any series of certificates also will specify the manner in which principal prepayments, negative amortization and interest shortfalls will be allocated among the classes of certificates.

                                      -13-

ACCOUNTS

     It is expected that the Agreement for each series of certificates will provide that the Trustee establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account and from which account distributions will be made with respect to a given
Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related prospectus supplement.

It is also expected that the Agreement for each series of certificates will provide that the Master Servicer establish and maintain a special trust account
(the "Collection Account") in the name of the Trustee for the benefit of
Certificateholders. As more fully described in the related prospectus supplement, the Master Servicer will deposit into the Collection Account (other than in respect of principal of, or interest on, the mortgage loans due on or before the Cut-Off Date):

               (1) all payments on account of principal, including principal prepayments, on the mortgage loans;

               (2) all payments on account of interest on the mortgage loans and all Prepayment Premiums;

               (3) all proceeds from any insurance policy relating to a mortgage loan ("Insurance Proceeds") other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related mortgage loans;

               (4) all proceeds from the liquidation of a mortgage loan
          ("Liquidation Proceeds"), including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure ("REO Property");

               (5) all proceeds received in connection with the taking of a
          Mortgaged Property by eminent domain;

               (6) any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles;

               (7) any amounts required to be deposited from income with respect to any REO Property and deposited in the REO Account (to the extent the funds in the REO Account exceed the expenses of operating and maintaining REO Properties and reserves established for those expenses); and

               (8) any amounts received from borrowers which represent
          recoveries of Property Protection Expenses to the extent not retained by the Master Servicer to reimburse it for those expenses.

     The Special Servicer, if any, will be required to remit immediately to the
Master Servicer or the Trustee any amounts of the types described above that it receives in respect of the Specially Serviced Mortgage Loans. "Prepayment
Premium" means any premium or yield maintenance charge paid or payable by the related borrower in connection with any principal prepayment on any mortgage loan. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO Property or the sale of defaulted mortgage loans or REO
Properties, as more fully described in the related Agreement.

As set forth in the Agreement for each series, the Master Servicer will be entitled to make from time to time certain withdrawals from the Collection
Account to, among other things:

          (i) remit certain amounts for the related Distribution Date into the
     Distribution Account;

          (ii) to the extent specified in the related prospectus supplement, reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the
     Agreement;

          (iii) pay accrued and unpaid servicing fees to the Master Servicer out of all mortgage loan collections; and

                                      -14-

          (iv) reimburse the Master Servicer, the Special Servicer, if any, the
     Trustee and the Seller for certain expenses and provide indemnification to the Seller, the Master Servicer, the Trustee and, if applicable, the
     Special Servicer, as described in the Agreement.

     The amounts at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the
Distribution Account on the business day preceding the related Distribution Date that is specified in the related prospectus supplement (the "Master Servicer
Remittance Date"). The income from the investment of funds in the Collection
Account in Permitted Investments either will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the
Collection Account resulting from the investments will be borne by the Master
Servicer, or will be remitted to the Certificateholders or other persons specified in the related prospectus supplement. The amount of any of those losses will be required to be deposited by the Master Servicer in the Collection
Account immediately as realized.

It is expected that the Agreement for each series of certificates will provide that a special trust account (the "REO Account") will be established and maintained in order to be used in connection with each REO Property and, if specified in the related prospectus supplement, certain other Mortgaged
Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things:

          (i) make remittances to the Collection Account as required by the
     Agreement;

          (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO
     Properties and any other specified Mortgaged Properties and certain third-party expenses in accordance with the Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Agreement); and

          (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and the other specified Mortgaged Properties.

     The amount at any time credited to each REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which the amounts are required to be remitted to the Master
Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the
REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from the investments will be borne by the
Trust Fund or by the person described in the prospectus supplement.

     "Permitted Investments" will consist of certain high quality debt obligations consistent with the ratings criteria of, or otherwise satisfactory to, the Rating Agencies.

AMENDMENT

The Agreement for each series may provide that it may be amended by the parties to the Agreement without the consent of any of the Certificateholders, to the extent specified in the related prospectus supplement:

          (i) to cure any ambiguity;

          (ii) to correct or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement;

          (iii) to make other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; or

          (iv) for the other reasons specified in the related prospectus supplement.

     To the extent specified in the Agreement, each Agreement also will provide that it may be amended by the parties to the Agreement with the consent of the
Holders of certificates representing an aggregate outstanding

                                      -15-

principal amount of not less than 66 2/3% (or any other percentage as may be specified in the related prospectus supplement) of each class of certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that this amendment may not, among other things:

     o    reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any certificate without the consent of each affected Certificateholder;

     o    reduce the aforesaid percentage of certificates the Holders of which are required to consent to any amendment, without the consent of the
          Holders of all certificates then outstanding;

     o    alter the servicing standard set forth in the related Agreement.

     Further, the Agreement for each series may provide that the parties to the
Agreement, at any time and from time to time, without the consent of the
Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to the extent as shall be necessary to maintain the qualification of the Trust Fund as a "real estate mortgage investment conduit"
(a "REMIC" ) or grantor trust, as the case may be, or to prevent the imposition of any additional state or local taxes, at all times that any of the certificates are outstanding; provided, however, that the action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain the qualification or to prevent the imposition of any taxes, and would not adversely affect in any material respect the interest of any
Certificateholder.

     The Agreement relating to each series may provide that no amendment to the
Agreement will be made unless there has been delivered in accordance with the
Agreement an opinion of counsel to the effect that the amendment will not cause the series to fail to qualify as a REMIC or grantor trust at any time that any of the certificates are outstanding or cause a tax to be imposed on the Trust
Fund under the provisions of the Code.

     The prospectus supplement for a series may describe other or different provisions concerning the amendment of the related Agreement.

TERMINATION

As may be more fully described in the related prospectus supplement, the obligations of the parties to the Agreement for each series will terminate upon:

          (i) the purchase of all of the assets of the related Trust Fund, as described in the related prospectus supplement;

          (ii) the later of (a) the distribution to Certificateholders of that series of final payment with respect to the last outstanding mortgage loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding mortgage loan and the remittance to the Certificateholders of all funds due under the
     Agreement;

          (iii) the sale of the assets of the related Trust Fund after the principal amounts of all certificates have been reduced to zero under certain circumstances set forth in the Agreement; or

          (iv) mutual consent of the parties and all Certificateholders.

     With respect to each series, the Trustee will give or cause to be given written notice of termination of the Agreement in the manner described in the related Agreement to each Certificateholder and the final distribution will be made only upon surrender and cancellation of the related certificates in the manner described in the Agreement.

REPORTS TO CERTIFICATEHOLDERS

Concurrently with each distribution for each series, the Trustee (or any other paying agent as may be identified in the related prospectus supplement) will make available to each Certificateholder several monthly reports setting

                                      -16-

forth the information as is specified in the Agreement and described in the related prospectus supplement, which may include the following information, if applicable:

          (i) information as to principal and interest distributions, principal amounts, Advances and scheduled principal balances of the mortgage loans;

          (ii) updated information regarding the mortgage loans and a loan-by-loan listing showing certain information which may include loan name, property type, location, unpaid principal balance, interest rate, paid through date and maturity date, which loan-by-loan listing may be made available electronically;

          (iii) financial information relating to the underlying Mortgaged
     Properties;

          (iv) information with respect to delinquent mortgage loans;

          (v) information on mortgage loans which have been modified; and

          (vi) information with respect to REO Properties.

     The Master Servicer or the Trustee will be required to mail to Holders of offered certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive certificates are issued, the reports may be sent on behalf of the related Trust Fund to Cede & Co., as nominee of the Depository and other registered Holders of the offered certificates, pursuant to the applicable Agreement. If so specified in the related prospectus supplement, the reports may be sent to beneficial owners identified to the Master Servicer or the Trustee. The reports may also be available to holders of interests in the certificates upon request to their respective Depository participants. See "DESCRIPTION OF THE
CERTIFICATES--Reports to Certificateholders" in this prospectus. We will file or cause to be filed with the Securities and Exchange Commission (the "Commission")
the periodic reports with respect to each Trust Fund as are required under the
Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission under the Act. Reports that we have filed with the Commission pursuant to the Exchange Act will be filed by means of the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system and, therefore, should be available at the Commission's site on the World Wide Web.

THE TRUSTEE

     The Seller will select a bank or trust company to act as trustee (the
"Trustee") under the Agreement for each series and the Trustee will be identified in the related prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the
Seller, the Master Servicer, the Special Servicer, if any, and their respective affiliates.

                               THE MORTGAGE POOLS

GENERAL

     Each mortgage pool will consist of one or more mortgage loans secured by first, second or more junior mortgages, deeds of trust or similar security instruments ("Mortgages") on, or installment contracts ("Installment Contracts")
for the sale of or financial leases and other similar arrangements equivalent to the mortgage loans on, fee simple or leasehold interests in commercial real property, multifamily residential property, mixed residential/commercial property, and related property and interests (each interest or property, as the case may be, a "Mortgaged Property"). Each mortgage loan, lease or Installment
Contract is referred to as a mortgage loan in this prospectus.

Mortgage loans will be of one or more of the following types:

               1. mortgage loans with fixed interest rates;

               2. mortgage loans with adjustable interest rates;

                                      -17-

               3. mortgage loans with principal balances that fully amortize over their remaining terms to maturity;

               4. mortgage loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated
          maturity of the loan;

               5. mortgage loans that provide for recourse against only the
          Mortgaged Properties; and

               6. mortgage loans that provide for recourse against the other assets of the related borrowers.

     Certain mortgage loans ("Simple Interest Loans") may provide that scheduled interest and principal payments on those mortgage loans are applied first to interest accrued from the last date to which interest has been paid to the date the payment is received and the remaining balance is applied to principal, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

     Mortgage loans may also be secured by one or more assignments of leases and rents, management agreements, security agreements, or rents, fixtures and personalty or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related promissory note assigns its right, title and interest as landlord under each lease and the income derived from the lease to the related lender, while retaining a right, or in some cases a license, to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See "CERTAIN
LEGAL ASPECTS OF THE MORTGAGE LOANS--Leases and Rents" in this prospectus.

     Certain mortgage loans may provide for "equity participations" which, as specified in the related prospectus supplement, may or may not be assigned to the Trust Fund. If so specified in the related prospectus supplement, the mortgage loans may provide for holdbacks of certain of the proceeds of the loans. In that event, the amount of the holdback may be deposited by the Seller into an escrow account held by the Trustee as provided in the related prospectus supplement.

     The mortgage loans generally will not be insured or guaranteed by the
United States, any governmental agency or any private mortgage insurer. Any insurance or guarantee, if any, will be specifically described in the related prospectus supplement.

The prospectus supplement relating to each series will generally provide specific information regarding the characteristics of the mortgage loans, as of the Cut-Off Date, including, among other things:

          (i) the aggregate principal balance of the mortgage loans and the largest, smallest and average principal balance of the mortgage loans;

          (ii) the types of properties securing the mortgage loans and the aggregate principal balance of the mortgage loans secured by each type of property;

          (iii) the interest rate or range of interest rates of the mortgage loans and the weighted average Mortgage Interest Rate of the mortgage loans;

          (iv) the original and remaining terms to stated maturity of the mortgage loans and the seasoning of the mortgage loans;

          (v) the earliest and latest origination date and maturity date and the weighted average original and remaining terms to stated maturity of the mortgage loans;

          (vi) the loan-to-valuation ratios at origination and current loan balance-to-original valuation ratios of the mortgage loans;

          (vii) the geographic distribution of the Mortgaged Properties underlying the mortgage loans;

                                      -18-

          (viii) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate mortgage loans;

          (ix) the debt service coverage ratios relating to the mortgage loans;

          (x) information with respect to the prepayment provisions, if any, of the mortgage loans;

          (xi) information as to the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions; and

          (xii) payment delinquencies, if any, relating to the mortgage loans.

     If specified in the related prospectus supplement, the Seller may segregate the mortgage loans in a mortgage pool into separate mortgage loan groups (as described in the related prospectus supplement) as part of the structure of the payments of principal and interest on the certificates of a series. In that case, the Seller may disclose the above-specified information by mortgage loan group.

     In the event that the mortgage loans consist of financial leases or
Installment Contracts, the related prospectus supplement will provide appropriate specific information analogous to that described above.

     In the event detailed information regarding the mortgage loans is not provided in the prospectus supplement or the composition of the mortgage loans changes in any material respect from that described in the related prospectus supplement, the Seller will file a current report on Form 8-K (the "Form 8-K")
with the Securities and Exchange Commission after the initial issuance of each series of certificates (each, a "Closing Date"), as specified in the related prospectus supplement, which will set forth information with respect to the mortgage loans included in the Trust Fund for a series as of the related Closing
Date. The Form 8-K will be available to the Certificateholders of the related series promptly after its filing.

UNDERWRITING AND INTERIM SERVICING STANDARDS APPLICABLE TO THE MORTGAGE LOANS

     The mortgage loans underlying the certificates of a series will be newly-originated or seasoned mortgage loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of the mortgage loans and may or may not be affiliates of the Seller. The origination standards and procedures applicable to the mortgage loans may differ from series to series or among the mortgage loans in a given mortgage pool, depending on the identity of the originator or originators. In the case of seasoned mortgage loans, the procedures by which the mortgage loans have been serviced from their origination to the time of their inclusion in the related mortgage pool may also differ from series to series or among the mortgage loans in a given mortgage pool.

     The related prospectus supplement for each series will provide information as to the origination standards and procedures applicable to the mortgage loans in the related mortgage pool and, to the extent applicable and material, will provide information as to the servicing of the mortgage loans prior to their inclusion in the mortgage pool.

ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of the certificates of each series, the Seller will cause the mortgage loans to be assigned to the Trustee, together with, as more fully specified in the related prospectus supplement, all payments due on or with respect to the mortgage loans, other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the
Cut-Off Date. The Trustee, concurrently with the assignment, will execute and deliver certificates evidencing the beneficial ownership interests in the related Trust Fund to the Seller in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the
Agreement for the related series (the "Mortgage Loan Schedule"). The Mortgage
Loan Schedule will include, among other things, as to each mortgage loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each mortgage loan.

                                      -19-

In addition, the Seller will, as to each mortgage loan, deliver to the Trustee, to the extent required by the Agreement:

          (i) the mortgage note, endorsed to the order of the Trustee without recourse;

          (ii) the Mortgage and an executed assignment of the Mortgage in favor of the Trustee or otherwise as required by the Agreement;

          (iii) any assumption, modification or substitution agreements relating to the mortgage loan;

          (iv) a lender's title insurance policy (or owner's policy in the case of a financial lease or an Installment Contract), together with its endorsements, or, in the case of mortgage loans that are not covered by title insurance, an attorney's opinion of title issued as of the date of origination of the mortgage loan;

          (v) if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee;

          (vi) a copy of any recorded UCC-1 financing statements and related continuation statements, together with (in the case of UCC-1 financing statements which are in effect as of the Closing Date) an original executed
     UCC-2 or UCC-3 statement, in a form suitable for filing, disclosing the assignment to the Trustee of a security interest in any personal property constituting security for the repayment of the Mortgage; and

          (vii) any other documents as may be described in the Agreement (the documents, collectively, the "Mortgage Loan File").

     Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents;
provided, however, that in instances where the original recorded mortgage, mortgage assignment or any document necessary to assign the Seller's interest in financial leases or Installment Contracts to the Trustee, as described in the
Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Seller may deliver a photocopy certified to be the true and complete copy of the original submitted for recording, and the
Master Servicer will cause the original of each document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available.

     The Trustee will hold the Mortgage Loan File for each mortgage loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the
Trustee is obligated to review the Mortgage Loan File for each mortgage loan within a specified number of days after the execution and delivery of the
Agreement. If any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the Seller, the originator of the related mortgage loan or any other party as is designated in the related Agreement (the "Responsible Party") and the Master Servicer. To the
extent described in the related prospectus supplement, if the Responsible Party cannot cure the defect within the time period specified in the related prospectus supplement, the Responsible Party will be obligated to either substitute the affected mortgage loan with a Substitute Mortgage Loan or Loans, or to repurchase the related mortgage loan from the Trustee within the time period specified in the prospectus supplement at a price specified in the prospectus supplement, expected to be generally equal to the principal balance of the mortgage loan as of the date of purchase or, in the case of a series as to which an election has been made to treat the related Trust Fund as a REMIC, at any other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable Mortgage Interest Rate to the first day of the month following the repurchase, plus the amount of any unreimbursed advances made by the Master Servicer (or any other party as specified in the related Agreement) in respect of the mortgage loan (the "Repurchase Price").
This substitution or purchase obligation will constitute the sole remedy available to the Holders of certificates or the Trustee for a material defect in a constituent document.

REPRESENTATIONS AND WARRANTIES

     To the extent specified in the related prospectus supplement, the
Responsible Party with respect to each mortgage loan will have made certain representations and warranties in respect of the mortgage loan and the representations and warranties will have been assigned to the Trustee and/or the
Seller will have made certain representations and warranties in respect of the mortgage loans directly to the Trustee. Certain of the representations

                                      -20-

and warranties will be set forth in an annex to the related prospectus supplement. Upon the discovery of the breach of any representation or warranty in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series, the Responsible Party or the Seller, as the case may be, will be obligated either to cure the breach in all material respects within the time period specified in the prospectus supplement, to replace the affected mortgage loan with a Substitute Mortgage
Loan or Loans or to repurchase the mortgage loan at a price specified in the prospectus supplement, expected to be generally equal to the Repurchase Price.
The Master Servicer, the Special Servicer or the Trustee will be required to enforce the obligation of the Responsible Party or the Seller for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan.
Subject to the ability of the Responsible Party or the Seller to cure the breach in all material respects or deliver Substitute Mortgage Loans for certain mortgage loans as described below, the repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders of the series for a breach of a representation or warranty by the Responsible Party or the Seller.

     The proceeds of any repurchase of a mortgage loan will be deposited, subject to certain limitations set forth in the related Agreement, into the
Collection Account.

If permitted by the related Agreement for a series, within the period of time specified in the related prospectus supplement, following the date of issuance of a series of certificates, the Responsible Party or the Seller, as the case may be, may deliver to the Trustee mortgage loans ("Substitute Mortgage Loans")
in substitution for any one or more of the mortgage loans ("Defective Mortgage
Loans") initially included in the Trust Fund but which do not conform in one or more respects to the description of the mortgage loans contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the
Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. The required characteristics of any
Substitute Mortgage Loan will generally include, among other things, that the
Substitute Mortgage Loan on the date of substitution, will:

          (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution);

          (ii) have a Mortgage Interest Rate not less than (and not more than 1%
     greater than) the Mortgage Interest Rate of the Defective Mortgage Loan;

          (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and

          (iv) comply with all of the representations and warranties set forth in the Agreement as of the date of substitution.

     If so specified in the related prospectus supplement, other entities may also make representations and warranties with respect to the mortgage loans included in a mortgage pool. The other entity will generally have the same obligations with respect to the representations and warranties as the
Responsible Party or the Seller as more fully described in the prospectus supplement.

     A brief summary of certain representations and warranties that are applicable to a particular series will be described in the prospectus supplement.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The prospectus supplement related to a series will identify the master servicer (the "Master Servicer") to service and administer the mortgage loans as described below, and will set forth certain information concerning the Master
Servicer. The Master Servicer will be responsible for servicing the mortgage loans pursuant to the Agreement for the related series. The Master Servicer may have other business relationships with the Seller and its affiliates.

                                      -21-

     If so specified in the related prospectus supplement, the servicing of certain mortgage loans that are in default or otherwise require special servicing (the "Specially Serviced Mortgage Loans") will be performed by a special servicer (the "Special Servicer"). Certain information concerning the
Special Servicer and the standards for determining which mortgage loans will become Specially Serviced Mortgage Loans will be set forth in the prospectus supplement. Subject to the terms of the related Agreement, the Special Servicer
(and not the Master Servicer) will then be responsible for:

          o    negotiating modifications, waivers, amendments and other
               forbearance arrangements with the borrower of any Specially
               Serviced Mortgage Loan, subject to the limitations described under "--Modifications, Waivers and Amendments" below;

          o    foreclosing on the Specially Serviced Mortgage Loan if no
               suitable arrangements can be made to cure the default in the manner specified in the related prospectus supplement; and

          o    supervising the management and operation of the related Mortgaged
               Property if acquired through foreclosure or a deed in lieu of foreclosure.

     The Special Servicer may have other business relationships with the Seller and its affiliates.

     If specified in the prospectus supplement for a series of certificates, certain of the duties specified in the prospectus supplement as Master Servicer duties may be performed by the Special Servicer.

     The Master Servicer and the Special Servicer, if any, may subcontract the servicing of all or a portion of the mortgage loans to one or more sub-servicers, in accordance with the terms of the related Agreement. The sub-servicers may have other business relationships with the Seller and its affiliates.

SERVICING STANDARDS

     The Master Servicer and, except when acting at the direction of any
Operating Advisor, the Special Servicer, if any, will be required to service and administer the mortgage loans in accordance with the servicing standards described in the related Agreement. The servicing standards are generally expected to provide that the mortgage loans are serviced and administered solely in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer or the Special Servicer, if any, as the case may be, in its reasonable judgment without taking into account differing payment priorities among the classes of the related series of certificates and any conflicts of interest involving it), in accordance with the terms of the
Agreement and the mortgage loans and, to the extent consistent with the terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans in other portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers.

OPERATING ADVISOR

     If so specified in the related prospectus supplement, an advisor (the
"Operating Advisor") may be selected to advise, direct and approve recommendations of the Special Servicer with respect to certain decisions relating to the servicing of the Specially Serviced Mortgage Loans. The related prospectus supplement will provide specific information with respect to the following matters: (i) the duration of the term of the Operating Advisor; (ii)
the method of selection of the Operating Advisor; (iii) certain decisions as to which the Operating Advisor will have the power to direct and approve actions of the Special Servicer (for example, foreclosure of a Mortgaged Property securing a Specially Serviced Mortgage Loan, modification of a Specially Serviced
Mortgage Loan, extension of the maturity of a Specially Serviced Mortgage Loan beyond a specified term and methods of compliance with environmental laws) and
(iv) the information, recommendations and reports to be provided to the
Operating Advisor by the Special Servicer.

COLLECTIONS AND OTHER SERVICING PROCEDURES

     The Master Servicer and, with respect to any Specially Serviced Mortgage
Loans, the Special Servicer, if any, will make efforts to collect all payments called for under the mortgage loans and will, consistent with the related

                                      -22-

Agreement, follow the collection procedures as it deems necessary or desirable.
Consistent with the above, the Master Servicer or Special Servicer, if any, may have the discretion under the Agreement for the related series to waive any late payment or assumption charge or penalty interest in connection with any late payment or assumption of a mortgage loan and to extend the due dates for payments due on a mortgage note.

     It is expected that the Agreement for each series will provide that the
Master Servicer establish and maintain an escrow account in which the Master
Servicer will be required to deposit amounts received from each borrower, if required by the terms of the mortgage loan, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for those purposes on mortgage loans serviced by it for deposit in the escrow account and will be entitled to direct the Master Servicer to make withdrawals from the escrow account as may be required for the servicing of the mortgage loans. Withdrawals from the escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and comparable items, to refund to borrowers amounts determined to be overages, to remove amounts deposited in the escrow account in error, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate the account. The Master
Servicer, or any other person as may be specified in the related prospectus supplement, will be entitled to all income on the funds in the escrow account invested in Permitted Investments not required to be paid to borrowers under applicable law. The Master Servicer will be responsible for the administration of the escrow account. If amounts on deposit in the escrow account are insufficient to pay any tax, insurance premium or other similar item when due, the item will be payable from amounts on deposit in the Collection Account or otherwise in the manner set forth in the prospectus supplement and the Agreement for the related series.

INSURANCE

     The Agreement for each series will require that the Master Servicer maintain or require each borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related
Mortgage, the coverage of each standard hazard insurance policy will be in an amount that is not less than the lesser of 90% of the replacement cost of the improvements securing the mortgage loan or the outstanding principal balance owing on the mortgage loan. The related Agreement may require that if a
Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer must maintain or require the related borrower to maintain, in accordance with the related Mortgage, flood insurance in an amount equal to the lesser of the unpaid principal balance of the related mortgage loan and the maximum amount obtainable with respect to the Mortgaged Property. To the extent set forth in the related prospectus supplement, the cost of any insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account.

     The Master Servicer or, if so specified in the related prospectus supplement, the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount expected to generally be equal to the greater of (i) an amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) 90% of the replacement cost of the improvements which are a part of the property. The cost of fire and hazard insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if the amounts are insufficient, from the Collection Account. The related Agreement may also require the Master
Servicer or, if so specified in the related prospectus supplement, the Special
Servicer, if any, to maintain flood insurance providing substantially the same coverage as described above on any REO Property which is located in a federally designated special flood hazard area.

     The related Agreement may provide that the Master Servicer or the Special
Servicer, if any, as the case may be, may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest, insurance policy insuring against losses on the mortgage loans or REO Properties, as the case may be. The incremental cost of the insurance allocable to any particular mortgage loan, if not borne by the related borrower, may be an expense of the
Trust Fund. Alternatively, if permitted in the related Agreement, the Master
Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the mortgage loans or REO Properties, as the case may be. If a blanket policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, as the case may be, will be obligated to deposit in the Collection Account all sums which would have been deposited in the Collection Account but for the clause.

                                      -23-

     In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the
Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the mortgage loans generally will be underwritten by different insurers and will cover Mortgaged Properties located in various jurisdictions, the policies will not contain identical terms and conditions. The most significant terms in the policies, however, generally will be determined by state law and conditions. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

     The standard hazard insurance policies typically will contain a
"coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the
Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause will typically provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

     In addition, to the extent required by the related Mortgage, the Master
Servicer or Special Servicer, if any, may require the borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer or Special Servicer, if any, to maintain public liability insurance with respect to any REO
Properties. Any cost incurred by the Master Servicer or Special Servicer, if any, in maintaining the insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of the cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. The costs may be recovered by the Master Servicer and the Special Servicer, if any,
from the Collection Account, with interest on the costs, as provided by the
Agreement.

     Other forms of insurance, such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance, may be maintained with respect to the mortgage loans to the extent provided in the related prospectus supplement.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     The Agreement for each series may require that the Master Servicer and the
Special Servicer, if any, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as the case may be. The related Agreement may allow the Master Servicer and the Special
Servicer, if any, to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or
Special Servicer, as the case may be, so long as certain criteria set forth in the Agreement are met.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer's principal compensation for its activities under the
Agreement for each series will come from the payment to it or retention by it, with respect to each payment of interest on a mortgage loan, of a "Servicing
Fee" (as defined in the related prospectus supplement). The exact amount or method of calculating the Servicing Fee will be established in the prospectus supplement and Agreement for the related series. Since the aggregate unpaid principal balance of the mortgage loans will generally decline over time, the
Master Servicer's servicing compensation will ordinarily decrease as the mortgage loans amortize.

     In addition, the Agreement for a series may provide that the Master
Servicer will be entitled to receive, as additional compensation, certain other fees and amounts, including but not limited to (i) late fees and certain other

                                      -24-

fees collected from borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under "DESCRIPTION OF
THE CERTIFICATES--Accounts" in this prospectus) and, except to the extent the income is required to be paid to the related borrowers, the escrow account.

     If specified in the related prospectus supplement, the Master Servicer may be obligated to pay the fees and expenses of the Trustee.

     The exact amount or method of calculating the servicing fee of the Special
Servicer, if any, and the source from which the fee will be paid will be described in the prospectus supplement for the related series.

     In addition to the compensation described above, the Master Servicer and the Special Servicer, if any (or any other party specified in the related prospectus supplement), may retain, or be entitled to the reimbursement of, any other amounts and expenses as are described in the related prospectus supplement.

ADVANCES

     The related prospectus supplement will set forth the obligations, if any, of the Master Servicer to make any advances ("Advances") with respect to delinquent payments on mortgage loans, payments of taxes, insurance and property protection expenses or otherwise. Any Advances will be made in the form and manner described in the prospectus supplement and Agreement for the related series. The Master Servicer will be obligated to make an Advance only to the extent that the Master Servicer has determined that the Advance will be recoverable. Any funds thus advanced, including Advances previously made, that the Master Servicer determines are not ultimately recoverable, will be reimbursable to the Master Servicer, with interest, from amounts in the
Collection Account to the extent and in the manner described in the related prospectus supplement.

     If a borrower makes a principal payment between scheduled payment dates, the borrower may be required to pay interest on the prepayment amount only to the date of prepayment. If and to the extent described in the related prospectus supplement, the Master Servicer's Servicing Fee may be reduced or the Master
Servicer may be otherwise obligated to advance funds to the extent necessary to remit interest on any full or partial prepayment received from the date of receipt to the next succeeding scheduled payment date.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     If so specified in the related prospectus supplement, the Agreement for each series will provide that the Master Servicer may have the discretion, subject to certain conditions set forth in the prospectus supplement, to modify, waive or amend certain of the terms of any mortgage loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer may modify, waive or amend any terms of the mortgage loans without consent will be specified in the related prospectus supplement.

     Subject to the terms and conditions set forth in the Agreement, the Special
Servicer, if any, may modify, waive or amend the terms of any Specially Serviced
Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The
Special Servicer, if any, may extend the maturity date of the mortgage loan to a date not later than the date described in the related prospectus supplement. The ability of the Special Servicer to modify, waive or amend the terms of any mortgage loan may be subject to additional limitations, including approval requirements, as are set forth in the related prospectus supplement.

     Subject to the terms and conditions set forth in the Agreement, the Special
Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a mortgage loan unless the Special Servicer has determined that modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the mortgage loan or has made any other determination described in the related prospectus supplement.
Prior to agreeing to any modification, waiver or amendment of the payment terms of a mortgage loan, the Special Servicer, if any, will give notice of its agreement to a modification, waiver or amendment in the manner set forth in the prospectus supplement and Agreement for the related series.

                                      -25-

     The prospectus supplement for a series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related mortgage loans, including, without limitation, requirements for the approval of an Operating Advisor.

EVIDENCE OF COMPLIANCE

     The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

     In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation
AB (17 CFR 229.1122) that contains the following:

     (a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     (b) a statement that the party used the criteria in Item 1122(d) of
Regulation AB to assess compliance with the applicable servicing criteria;

     (c) the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

     (d) a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

CERTAIN MATTERS WITH RESPECT TO THE MASTER SERVICER, THE SPECIAL SERVICER AND
THE TRUSTEE

     The Agreement for each series will provide unless otherwise specified in the related prospectus supplement that neither the Master Servicer nor the
Special Servicer, if any, nor any of their directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor the Special Servicer, if any, nor any
person will be protected against any breach of representations or warranties made by the Master Servicer or the Special Servicer, as the case may be, in the
Agreement, against any specific liability imposed on the Master Servicer or the
Special Servicer, as the case may be, pursuant to the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under the Agreement. The Agreement will further provide unless otherwise specified in the related prospectus supplement that the Master Servicer, the Special Servicer, if any, and any of their directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Agreement or (ii) in certain other circumstances specified in the Agreement.
Any loss resulting from indemnification will reduce amounts distributable to
Certificateholders and will be borne by Certificateholders in the manner described in the related prospectus supplement.

                                      -26-

     Neither the Master Servicer nor the Special Servicer, if any, may resign from its obligations and duties under the Agreement except upon a determination that its performance of its duties under the Agreement is no longer permissible under applicable law or for other reasons described in the prospectus supplement. No resignation of the Master Servicer will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the Agreement. No resignation of a Special Servicer will become effective until the Trustee, the Master Servicer or a successor
Special Servicer has assumed the Special Servicer's obligations and duties under the Agreement.

     The Trustee may resign from its obligations under the Agreement pursuant to the terms of the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Seller may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Seller will become obligated to appoint a successor Trustee. The Trustee also may be removed at any time by the Holders of certificates evidencing the Voting Rights specified in the related prospectus supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of the appointment by the successor Trustee.

EVENTS OF DEFAULT

Events of default (each, an "Event of Default") with respect to the Master
Servicer and the Special Servicer, if any, under the Agreement for each series may include, among other things:

          (i) with respect to the Master Servicer, any failure by the Master
     Servicer to deposit in the Collection Account or remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement on the day required pursuant to the terms of the Agreement;

          (ii) with respect to the Special Servicer, if any, any failure by the
     Special Servicer to remit to the Master Servicer for deposit in the
     Collection Account on the day required any amounts received by it in respect of a Specially Serviced Mortgage Loan and required to be so remitted;

          (iii) with respect to the Master Servicer and the Special Servicer, if any, any failure on the part of the Master Servicer or the Special
     Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master
     Servicer or the Special Servicer, as the case may be, which failure continues unremedied for a period of days specified in the related
     Agreement after written notice of the failure has been given to the applicable party;

          (iv) with respect to the Master Servicer or the Special Servicer, if any, the entering against the Master Servicer or the Special Servicer, as the case may be, of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

          (v) with respect to the Master Servicer or the Special Servicer, if any, the consent by the Master Servicer or the Special Servicer, as the
     case may be, to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to it or of or relating to all or substantially all of its property; and

          (vi) with respect to the Master Servicer or the Special Servicer, if any, the admission by the Master Servicer or Special Servicer, as the case may be, in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the Special Servicer, as the case may be, of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

     As long as an Event of Default remains unremedied, the Trustee may, and as long as an Event of Default remains unremedied or under certain other circumstances, if any, described in the related prospectus supplement at the written direction of the Holders of certificates holding at least the percentage specified in the prospectus

                                      -27-

supplement of all of the Voting Rights of the class or classes specified in the prospectus supplement shall, by written notice to the Master Servicer or Special
Servicer, as the case may be, terminate all of the rights and obligations of the
Master Servicer or the Special Servicer, as the case may be, at which time the
Trustee or another successor Master Servicer or Special Servicer appointed by the Trustee will succeed to all authority and power of the Master Servicer or
Special Servicer under the Agreement and will be entitled to similar compensation arrangements. "Voting Rights" means the portion of the voting rights of all certificates that is allocated to any certificate in accordance with the terms of the Agreement.

                               CREDIT ENHANCEMENT

GENERAL

     If specified in the related prospectus supplement for any series, credit enhancement may be provided with respect to one or more classes of the series or the related mortgage loans. Credit enhancement may be in the form of the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies or the use of cross-support features, or any combination of the foregoing.

     Any credit enhancement will provide protection against risks of loss and will guarantee repayment of the principal balance of the certificates and interest on the certificates only to the extent described in the related prospectus supplement. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement,
Certificateholders will bear their allocable share of deficiencies.

     If credit enhancement is provided with respect to a series, or the related mortgage loans, the related prospectus supplement will include a description of
(a) the amount payable under the credit enhancement, (b) any conditions to payment under the credit enhancement not otherwise described in this prospectus,
(c) the conditions (if any) under which the amount payable under the credit enhancement may be reduced and under which the credit enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to the credit enhancement. Additionally, the related prospectus supplement will set forth certain information with respect to the issuer of any third-party credit enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement. In addition, if the Certificateholders of the series will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and
1115 of Regulation AB.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of a series may be subordinate certificates. If so specified in the related prospectus supplement, the rights of the Holders of subordinate certificates
(the "Subordinate Certificates") to receive distributions of principal and interest on any Distribution Date will be subordinated to the rights of the
Holders of senior certificates (the "Senior Certificates") to the extent specified in the related prospectus supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of
Subordinate Certificates.

     A series may include one or more classes of Senior Certificates entitled to receive cash flows remaining after distributions are made to all other Senior
Certificates of the series. The right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A series also may include one or more classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate
Certificates of the series. If so specified in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a mortgage loan not covered by standard hazard insurance policies.

                                      -28-

     The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related reserve fund and the conditions under which amounts in any applicable reserve fund will be used to make distributions to Holders of
Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund.

CROSS-SUPPORT FEATURES

     If the mortgage loans for a series are divided into separate mortgage loan groups, each backing a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates backed by one mortgage loan group prior to distributions on Subordinate Certificates backed by another mortgage loan group within the
Trust Fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

LETTER OF CREDIT

     If specified in the related prospectus supplement, a letter of credit with respect to a series of certificates will be issued by the bank or financial institution specified in the prospectus supplement (the "Letter of Credit
Bank"). Under the letter of credit, the Letter of Credit Bank will be obligated to honor drawings in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans on the applicable Cut-Off Date or of one or more classes of certificates
(the "Letter of Credit Percentage"). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the Letter of Credit Bank under the letter of credit for any series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the Trust Fund. A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a current report on Form 8-K to be filed within 15 days of issuance of the certificates of the applicable series.

CERTIFICATE GUARANTEE INSURANCE

     If so specified in the related prospectus supplement, certificate guarantee insurance, if any, with respect to a series of certificates will be provided by one or more insurance companies. The certificate guarantee insurance will guarantee, with respect to one or more classes of certificates of the applicable series, timely distributions of interest and principal to the extent set forth in or determined in the manner specified in the related prospectus supplement.
If so specified in the related prospectus supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a "voidable preference" payment under the
Bankruptcy Code. A copy of the certificate guarantee insurance policy for a series, if any, will be filed with the Commission as an exhibit to a current report on Form 8-K to be filed with the Commission after issuance of the certificates of the applicable series.

RESERVE FUNDS

     If specified in the related prospectus supplement, one or more reserve funds may be established with respect to a series, in which cash, a letter of credit, Permitted Investments or a combination of cash, a letter of credit and/or Permitted Investments, in the amounts, if any, specified in the related prospectus supplement will be deposited. The reserve funds for a series may also be funded over time by depositing in that reserve a specified amount of the distributions received on the applicable mortgage loans if specified in the related prospectus supplement. The Seller may pledge the reserve funds to a separate collateral agent specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on the reserve fund, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of, and interest on, the certificates, if required as a condition to the rating of the series by each Rating Agency. If so

                                      -29-

specified in the related prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve funds also may be established for other purposes and in amounts as will be specified in the related prospectus supplement. Following each Distribution Date amounts in any reserve fund in excess of any amount required to be maintained in that reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application by the Trustee.

     Moneys deposited in any reserve fund will be invested in Permitted
Investments at the direction of the Seller or any other person specified in the related prospectus supplement. Any reinvestment income or other gain from the investments will be credited to the related reserve fund for the related series, and any loss resulting from the investments will be charged to the reserve fund in accordance with the terms of the related Agreement. If specified in the related prospectus supplement, the income or other gain may be payable to the
Master Servicer as additional servicing compensation, and any loss resulting from the investment will be borne by the Master Servicer. The right of the
Trustee to make draws on the reserve fund, if any, will be an asset of the Trust
Fund, but the reserve fund itself will only be a part of the Trust Fund if so provided in the related prospectus supplement.

     Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purpose for which funds in the reserve fund may be applied to make distributions to Certificateholders and use of investment earnings from the reserve fund, if any.

                                 SWAP AGREEMENT

     If so specified in the prospectus supplement relating to a series of certificates, the Trust Fund will enter into or obtain an assignment of a swap agreement pursuant to which the Trust Fund will have the right to receive, and may have the obligation to make, certain payments of interest (or other payments) as set forth or determined as described in that swap agreement. The prospectus supplement relating to a series of certificates having the benefit of an interest rate swap agreement will describe the material terms of the agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any. The prospectus supplement relating to the series of certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to the swap agreement. In addition, if the Certificateholders of the series will be materially dependent upon any counterparty for timely payment of interest and/or principal on their certificates, the related prospectus supplement will include all information required by Items 1114 and 1115 of Regulation AB. A swap agreement may include one or more of the following types of arrangements.

     Interest Rate Swap. In an interest rate swap, the Trust Fund will exchange the stream of interest payments on the mortgage loans for another stream of interest payments based on a notional amount, which may be equal to the principal amount of the mortgage loans as it declines over time.

     Interest Rate Caps. In an interest rate cap, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index rises above a rate specified in the swap agreement. The fee for the cap may be a single up-front payment to or from the
Trust Fund, or a series of payments over time.

     Interest Rate Floors. In an interest rate floor, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index falls below a rate or level specified in the swap agreement. As with interest rate caps, the fee may be a single up-front payment or it may be paid periodically.

     Interest Rate Collars. An interest rate collar is a combination of an interest rate cap and an interest rate floor. One party agrees to compensate the other if a particular interest rate index rises above the cap and, in exchange, will be compensated if the interest rate index falls below the floor.

                                      -30-

                              YIELD CONSIDERATIONS

GENERAL

     The yield to maturity on any class of offered certificates will depend upon, among other things, the price at which the certificates are purchased, the amount and timing of any delinquencies and losses incurred by the class, the rate and timing of payments of principal on the mortgage loans, and the amount and timing of recoveries and Insurance Proceeds from REO mortgage loans and related REO Properties, which, in turn, will be affected by the amortization schedules of the mortgage loans, the timing of principal payments (particularly
Balloon Payments) on the related mortgage loans (including delay in the payments resulting from modifications and extensions), the rate of principal prepayments, including prepayments by borrowers and prepayments resulting from defaults, repurchases arising in connection with certain breaches of the representations and warranties made in the Agreement and the exercise of the right of optional termination of the Trust Fund. Generally, prepayments on the mortgage loans will tend to shorten the weighted average lives of each class of certificates, and delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to lengthen the weighted average lives of each class of certificates. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE
LOANS--Enforceability of Certain Provisions" in this prospectus for a description of certain provisions of each Agreement and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the mortgage loans.

PREPAYMENT AND MATURITY ASSUMPTIONS

     The related prospectus supplement may indicate that the related mortgage loans may be prepaid in full or in part at any time, generally without prepayment premium. Alternatively, a Trust Fund may include mortgage loans that have significant restrictions on the ability of a borrower to prepay without incurring a prepayment premium or to prepay at all. As described above, the prepayment experience of the mortgage loans will affect the weighted average life of the offered certificates. A number of factors may influence prepayments on multifamily and commercial loans, including enforceability of due-on-sale clauses, prevailing mortgage market interest rates and the availability of mortgage funds, changes in tax laws (including depreciation benefits for income-producing properties), changes in borrowers' net equity in the Mortgaged
Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the mortgage loans (for example, the existence of due-on-sale clauses), the quality of management of any income-producing
Mortgaged Properties and, in the case of Mortgaged Properties held for investment, the availability of other opportunities for investment. A number of factors may discourage prepayments on multifamily loans and commercial loans, including the existence of any lockout or prepayment premium provisions in the underlying mortgage note. A lockout provision prevents prepayment within a certain time period after origination. A prepayment premium imposes an additional charge on a borrower who wishes to prepay. Some of the mortgage loans may have substantial principal balances due at their stated maturities ("Balloon
Payments"). Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE
LOANS--Enforceability of Certain Provisions" in this prospectus.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the mortgage loans on the yield on one or more classes of the certificates of the series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to the classes.

                                      -31-

     The timing of changes in the rate of principal payments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect of an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease
(or increase) in the rate of principal payments.

     The weighted average life of a certificate refers to the average amount of time that will elapse from the date of issuance of the certificate until each dollar of principal is repaid to the Certificateholders. The weighted average life of the offered certificates will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled amortization or prepayments. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. As more fully described in the related prospectus supplement, the model generally represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans.

     There can be no assurance that the mortgage loans will prepay at any rate mentioned in any prospectus supplement. In general, if prevailing interest rates fall below the Mortgage Interest Rates on the mortgage loans, the rate of prepayment can be expected to increase.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by the laws of the jurisdictions where the related mortgaged properties are located (which laws may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, to reflect all the laws applicable to any particular mortgage loan or to encompass the laws of all jurisdictions in which the properties securing the mortgage loans are situated. In the event that the Trust
Fund for a given series includes mortgage loans having material characteristics other than as described below, the related prospectus supplement will set forth additional legal aspects relating to the prospectus supplement.

MORTGAGES AND DEEDS OF TRUST GENERALLY

     The mortgage loans (other than financial leases and Installment Contracts)
for a series will consist of loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower or obligor and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor
(similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, as applicable, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

     The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by the lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest or in the mortgage to protect the mortgagee against termination of the interest before the mortgage is paid.
Certain representations and warranties in the related Agreement will be made with respect to the mortgage loans which are secured by an interest in a leasehold estate.

     Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although the priority may in some states be

                                      -32-

altered by the existence of leases in place with respect to the mortgaged property and by the mortgagee's or beneficiary's knowledge of unrecorded liens or encumbrances against the mortgaged property. However, filing or recording may not establish priority over certain mechanic's liens or governmental claims for real estate taxes and assessments or, in some states, for reimbursement of investigation, delineation and/or remediation costs of certain environmental conditions. See "--Environmental Risks" below. In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

INSTALLMENT CONTRACTS

     The mortgage loans for a series may also consist of Installment Contracts.
Under an Installment Contract the seller (referred to in this Section as the
"lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this Section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower generally is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment
Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

FINANCIAL LEASES

     The mortgage loans for a series also may consist of financial leases. Under a financial lease on real property, the lessor retains legal title to the leased property and enters into an agreement with the lessee (referred to in this
Section as the "lessee") under which the lessee makes lease payments approximately equal to the principal and interest payments that would be required on a mortgage note for a loan covering the same property. Title to the real estate typically is conveyed to the lessee at the end of the lease term for a price approximately equal to the remaining unfinanced equity, determined by reference to the unpaid principal amount, market value, or another method specified in the related Agreement. As with Installment Contracts, the lessee generally is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property during the lease term. The related prospectus supplement will describe the specific legal incidents of any financial leases that are included in the mortgage loan pool for a series.

RIGHTS OF MORTGAGEES OR BENEFICIARIES

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event

                                      -33-

improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and absent the express obligation to make the proceeds available for restoration of the property to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed, if any. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired.
Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust.
While this clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to these intervening junior mortgages or deeds of trust and other liens. Priority of advances under a
"future advance" clause rests, in many other states, on state law giving priority to all advances made under the related loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are or which may become prior to the lien of the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste of the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property, and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may, unless the mortgage loan provides otherwise, refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

FORECLOSURE

     Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may

                                      -34-

occasionally result from difficulties in locating the necessary parties. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. A judicial foreclosure may be subject to delays and expenses similarly encountered in other civil litigation, and may take several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. The sales are made in accordance with procedures that vary from state to state. The purchaser at the sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire the tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained in the lease.

     Foreclosure of a deed of trust is commonly accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee's sale vary from state to state. In some states, prior to the trustee's sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist
(see "--Rights of Redemption" below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee's sale all known facts materially affecting the value of the property. This disclosure may have an adverse effect on the trustee's ability to sell the property or the sale price of the property. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v.
Washington National Insurance Company and other decisions that have followed the reasoning of Durrett with respect to fraudulent conveyances under applicable bankruptcy law. In Durrett and its progeny, the Fifth Circuit and other courts held that the transfer of real property pursuant to a non-collusive, regularly conducted foreclosure sale was subject to the fraudulent transfer provisions of the applicable bankruptcy laws, including the requirement that the price paid for the property constitute "fair consideration." The reasoning and result of
Durrett and its progeny in respect of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") was rejected, however, by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531
(1994). The case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in
Durrett.

     For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the lesser of the fair market value of the property and the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of the debt, interest and expenses, the mortgagee's debt will be extinguished. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs until it can arrange a sale of the property to a third party.
Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining commercial property may be

                                      -35-

significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, especially with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisor's) perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount due to the lender in connection with the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any adverse environmental conditions be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of remediating a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

     In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's defaults under the loan documents. Examples of equitable remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum notice. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower. There may, however, be state transfer taxes due and payable upon obtaining the properties at foreclosure. These taxes could be substantial.

     Under the REMIC provisions of the Code (if applicable) and the related
Agreement, the Master Servicer or Special Servicer, if any, may be required to hire an independent contractor to operate any REO Property. The costs of the operation may be significantly greater than the costs of direct operation by the
Master Servicer or Special Servicer, if any. Under Section 856(e)(3) of the
Code, property acquired by foreclosure generally must not be held beyond the close of the third taxable year after the taxable year in which the acquisition occurs. With respect to a series of certificates for which an election is made to qualify the Trust Fund or a part of the Trust Fund as a REMIC, the Agreement will permit foreclosed property to be held for more than the time period permitted by Section 856(e)(3) of the Code if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding the property for the period is permissible under the applicable REMIC provisions.

STATE LAW LIMITATIONS ON LENDERS

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In some states, redemption may be authorized even if the former borrower pays only a portion of the sums due. The effect of these types of statutory rights of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. See "--Rights of
Redemption" below.

                                      -36-

     Certain states have imposed statutory prohibitions against or limitations on recourse to the borrower. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower on the debt without first exhausting the security. In some states, the lender, if it first pursues judgment through a personal action against the borrower on the debt, may be deemed to have elected a remedy and may then be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the property encumbered by the mortgage or deed of trust rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. See "--Anti-Deficiency Legislation;
Bankruptcy Laws" below.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to potential environmental risks. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. The environmental risks may give rise to a diminution in value of property securing any mortgage loan or, in certain circumstances as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

     Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii)
may give rise to any environmental claim or demand (each condition or circumstance, an "Environmental Condition") may, in certain circumstances, give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a Mortgaged Property as collateral for a mortgage loan could be adversely affected by the existence of an Environmental
Condition.

     It is unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as the Trust Fund with respect to each series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and
Liability Act of 1980, as amended ("CERCLA"), a lender may be liable as an
"owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA's definition of "owner or operator,"
however, is a person "who without participating in the management of a ...
facility, holds indicia of ownership primarily to protect his security interest"
(the "secured creditor exemption").

     Notwithstanding the secured creditor exemption, a lender may be held liable under CERCLA as an owner or operator, if the lender or its employees or agents participate in management of the property. The Asset Conservation, Lender
Liability, and Deposit Insurance Protection Act of 1996 (the "Lender Liability
Act") defines the term "participating in management" to impose liability on a secured lender who exercises actual control over operational aspects of the facility; however, the terms and conditions of the Lender Liability Act have not been fully clarified by the courts. A number of environmentally related activities before the loan is made and during its pendency, as well as "workout"
steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

                                      -37-

     The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender
Liability Act has no effect on other federal or state environmental laws similar to CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for a secured creditor exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure, or otherwise.
Moreover, the liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.

     At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the
Mortgaged Properties was conducted.

     The related Agreement will provide that the Master Servicer or the Special
Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Property underlying a mortgage loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer or Special
Servicer, if any, has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials
Guidelines) and/or historic recognized environmental conditions (as defined in
Guideline E1527-00 of the American Society for Testing and Materials Guidelines)
based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials.
This requirement effectively precludes enforcement of the security for the related mortgage loan until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given
Trust Fund will become liable for any Environmental Condition affecting a
Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer will detect all possible
Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer and the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for Environmental Conditions.

     If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or certain other parties who may have contributed to or exacerbated the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. Furthermore, action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see
"--Anti-Deficiency Legislation; Bankruptcy Laws" below) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the prospectus supplement and Agreement for the related series.

RIGHTS OF REDEMPTION

     In some states, after foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a specified period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale or sale under a deed of trust.
Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical

                                      -38-

effect of the post-foreclosure redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Whether the lender has any rights to recover these expenses from a borrower who redeems the property depends on the applicable state statute. The related prospectus supplement will contain a description of any statutes that prohibit recovery of these expenses from a borrower in states where a substantial number of the Mortgaged Properties for a particular series are located. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

     Borrowers under Installment Contracts generally do not have the benefits of redemption periods that may exist in the same jurisdiction for mortgage loans.
Where redemption statutes do exist under state laws for Installment Contracts, the redemption period is usually far shorter than for mortgages.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

     The mortgage loans for a series may include mortgage loans secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust, some of which may be held by other lenders or institutional investors.
The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, and as a result, extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure the default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. However, in order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors of the pendency of the foreclosure action on the senior mortgage.

ANTI-DEFICIENCY LEGISLATION; BANKRUPTCY LAWS

     Some of the mortgage loans for a series will be nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property which secures the related mortgage loan and not against the borrower's other assets. Even if recourse is available pursuant to the terms of the mortgage loan against the borrower's assets in addition to the Mortgaged
Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on the recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and absent judicial permission, may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions
(including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy

                                      -39-

Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension
(or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan may never be repaid.

     The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the
Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to the effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Trustee for a series of certificates to exercise certain contractual remedies with respect to any leases. In addition, Section 362 of the
Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a
Trustee's exercise of the remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a Mortgaged Property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment of the lease if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents."

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. The remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition.

                                      -40-

As a consequence, the other party or parties to the lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section
502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the rent reserved by the lease, without acceleration, for the greater of one year or
15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after the rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing under the leases to the Master Servicer without offset.
To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the Trustee for the benefit of Certificateholders.
Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325
(Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the
Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the
Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal
(assuming the enforceability of the clause is not challenged in bankruptcy

                                      -41-

proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the payment of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy
Code or state bankruptcy laws with respect to a general partner of a partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. These state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a mortgagor that is a partnership, or the bankruptcy of a member of a mortgagor that is a limited liability company or the bankruptcy of a shareholder of a mortgagor that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In this case, the respective
Mortgaged Property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the Mortgaged Property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to the Mortgaged Property. However, this occurrence should not affect the Trustee's status as a secured creditor with respect to the mortgagor or its security interest in the Mortgaged Property.

STATUTORY LIABILITIES

     The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws may impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Prepayment Provisions

     Courts generally enforce claims requiring prepayment fees unless enforcement would, under the circumstances, be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See "--Applicability of Usury
Laws" below. Some of the mortgage loans for a series may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some mortgage loans do require these fees, these fees may not necessarily deter borrowers from prepaying their mortgage loans.

     Due-on-Sale Provisions

     Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related
Mortgaged Property. The Garn-St Germain Depository Institutions Act of 1982 (the
"Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses by providing, among other things, that "due-on-sale" clauses in certain loans are enforceable within certain limitations as set forth in the
Garn Act. Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a
"due-

                                      -42-

on-sale" provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

     The Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a "due-on-sale" clause, which by its terms provides that: (i) the mortgage loan shall (or may at the mortgagee's option)
become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) the mortgage loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the mortgage loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related mortgage loan.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

     Acceleration on Default

     Some of the mortgage loans for a series will include a "debt acceleration"
clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. State courts generally will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

     Upon foreclosure, courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or by a mortgagee under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

     State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an
Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

                                      -43-

     Servicemembers Civil Relief Act

     Generally, under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by the borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The
Relief Act applies to borrowers who are members of the Army, Navy, Air Force,
Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public
Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the
California Military Code. Application of the Relief Act or the California
Military Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

     Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan goes into default, there may be delays and losses occasioned as a result.

     Forfeitures in Drug and RICO Proceedings

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act,
the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to
Intercept and Obstruct Terrorism Act of 2001, also known as USA Patriot Act, and the regulations issued pursuant to that Act, as well as the narcotic drug laws.
In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that the defense will be successful.

APPLICABILITY OF USURY LAWS

     State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" as
"interest," but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest." If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the
Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial)
first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of

                                      -44-

1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion as part of the Trust Fund unless (i) the mortgage loan provides for the interest rate, discount points and charges as are permitted in the state or
(ii) the mortgage loan provides that its terms shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII").
Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union
Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15,
1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken the action.

LEASES AND RENTS

     Some of the mortgage loans for a series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the related mortgage. Under the assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived from the lease to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the

                                      -45-

amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans for a series may not restrict secondary financing, permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Some of the mortgage loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing;
however, the provisions may be unenforceable in certain jurisdictions under certain circumstances. The Agreement for each series will provide that if any mortgage loan contains a provision in the nature of a "due-on-encumbrance"
clause, which by its terms: (i) provides that the mortgage loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any lien or other encumbrance on the related Mortgaged Property, then for so long as the mortgage loan is included in a given Trust Fund, the Master Servicer or, if the mortgage loan is a Specially Serviced Mortgage Loan, the Special Servicer (or the other party as indicated in the Agreement), on behalf of the Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to the mortgage loan (x) to accelerate the payments on the mortgage loan, or (y) to withhold its consent to the creation of any lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

     Where the borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

CERTAIN LAWS AND REGULATIONS

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i)
hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the franchisor, manager or operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition,
Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

                                      -46-

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under the Act (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent
"readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following represents the opinion of Cadwalader, Wickersham & Taft LLP, special counsel to the Seller, as to the matters discussed in this section. The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special rules. Further, the authorities on which this discussion is based, and the opinions referred to below, are subject to change or differing interpretations, which could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the
"Code"), as well as regulations (the "REMIC Regulations") promulgated by the
U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, where the applicable prospectus supplement provides for a retention of a portion of the interest payments on the mortgage loans underlying a series of certificates, references to the Mortgage will be deemed to refer to that portion of the mortgage loans held by the Trust Fund which does not include the retained interest payments. References to a "holder"
or "Certificateholder" in this discussion generally mean the beneficial owner of a certificate.

     This discussion addresses the federal income tax consequences of the treatment of the Trust Fund as a REMIC under "--Federal Income Tax Consequences for REMIC Certificates" and as a grantor trust under "--Federal Income Tax
Consequences for Certificates as to which No REMIC Election is Made."

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets in the
Trust Fund as one or more REMICs within the meaning of Code Section 860D. A
Trust Fund or a portion of a Trust Fund as to which a REMIC election will be made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of
"Regular Certificates" and one class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates,
Cadwalader, Wickersham & Taft LLP has rendered its opinion that, assuming (i)
the making of a timely election, (ii) compliance with all provisions of the applicable Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, each REMIC Pool will qualify as a REMIC. The Regular Certificates will be considered to be
"regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the
Residual Certificates will be considered to be

                                      -47-

"residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to
"REMIC" or "REMIC Pool" in this prospectus shall be deemed to refer to each
REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax
Consequences for Certificates as to Which No REMIC Election Is Made" below. For purposes of this discussion, unless otherwise specified, the term "mortgage loans" will be used to refer to mortgage loans and Installment Contracts.

STATUS OF REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of
Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" or "loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used previously for residential purposes for . . . persons under care" (such as single family or multifamily properties or health-care properties, but not other commercial properties) within the meaning of Code
Section 7701(a)(19)(C), and otherwise will not qualify for this treatment. REMIC
Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest on the
Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of
Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates that qualify for this treatment. Where multiple REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular
Certificates will represent "qualified mortgages," within the meaning of Code
Section 860G(a)(3), for other REMICs. REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

     In order for a REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the
Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day," which for purposes of this discussion is the date of issuance of the REMIC Certificates, and at all times after that date, may consist of assets other than "qualified mortgages"
and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. See "--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day.
Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, regular interests in another REMIC, such as certificates in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (i) the fair market value of the real property security, including its buildings and structural components, is at least 80% of the principal balance of the related mortgage loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the mortgage loan or the

                                      -48-

underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (i) of the preceding sentence as of the date of the last modification. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the
Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period after the Startup Day or (ii) in exchange for a "defective obligation" within a two-year period after the Startup Day. A
"defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property, but only if the mortgage is disposed of within 90 days of discovery. A mortgage loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.
A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund
(limited to not more than 50% of the REMIC's initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced
"promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year beginning after the year in which the property is acquired with an extension that may be granted by the Internal
Revenue Service (the "Service").

     In addition to the foregoing requirements, the various interests in a REMIC
Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or
(ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC
Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to the interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC
Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the
Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for the following years. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be

                                      -49-

treated as equity interests in that entity. The Code, however, authorizes the
Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference
Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General

     In general, interest and original issue discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the
"Regular Certificateholder") as they accrue, and principal payments on a Regular
Certificate will be treated as a return of capital to the extent of the Regular
Certificateholder's basis in the Regular Certificate allocable to that Regular
Certificate (other than accrued market discount not yet reported as income).
Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by the Regular Certificateholders.

     Original Issue Discount

     Certificates on which accrued interest is capitalized and deferred will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of
Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on temporary and final
Treasury regulations (the "OID Regulations") under Code Sections 1271 through
1273 and 1275 and in part on the provisions of the 1986 Act. Regular
Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the
Regular Certificates. To the extent the issues are not addressed in the regulations, it is anticipated that the Trustee will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID
Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this section and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot
("Random Lot Certificates")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular
Certificateholder's income. The total amount of original issue discount on a
Regular Certificate is the excess of the "stated redemption price at maturity"
of the Regular Certificate over its "issue price". The issue price of a class of
Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Seller intends to treat the issue price of a class as to which there is no sale of a substantial amount as of the issue date or that is retained by the Seller as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude the amount from the issue price and to recover it on the first Distribution
Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if the interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is

                                      -50-

possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated
redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on the Regular Certificates.
Likewise, the Seller intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular
Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated
redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular
Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986
Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the
"Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement.
Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular
Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See
"--Election to Treat All Interest Under the Constant Yield Method" below.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed,
Regular Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular
Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal
Register.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. It is anticipated that the
Trustee will treat the monthly period ending on the day before each Distribution
Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular
Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the
Prepayment Assumption. Other than as discussed below with respect to a Random
Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated
redemption price at maturity, over (ii) the adjusted issue price of the Regular
Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date,
(ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual

                                      -51-

period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular
Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in the prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the mortgage loans that exceed the
Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. However, in the case of certain classes of Regular Certificates of a series, an increase in prepayments on the mortgage loans can result in both a change in the priority of principal payments with respect to the classes and either an increase or decrease in the daily portions of original issue discount with respect to the classes.

     In the case of a Random Lot Certificate, it is anticipated that the Trustee will determine the yield to maturity of the certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment
Assumption. In general, the original issue discount accruing on each Random Lot
Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot
Certificate (or portion of the unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to the certificate (or to the portion) will accrue at the time of the distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot
Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on the class and by reducing the adjusted issue price of the class to the extent of the portion of the adjusted issue price attributable to the portion of the unpaid principal balance of the class that was distributed. The Seller believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole.
Investors are advised to consult their tax advisors as to this treatment.

     Acquisition Premium

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat
All Interest Under the Constant Yield Method" below.

     Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a variable rate.
Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates",
(b) a single fixed rate and one or more qualified floating rates, (c) a single
"objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35.
The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information

                                      -52-

is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that provides for interest that is not a fixed rate and also does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or
"back-loaded" within the meaning of the OID Regulations. It is possible that this class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates.
However, if final regulations dealing with contingent interest with respect to
Regular Certificates apply the same principles as existing contingent rules, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest
Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that is tied to current values of a rate that qualifies as a variable rate under the
OID Regulations (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of this rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (ii) bearing one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. It is anticipated that the Trustee will treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on the Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. It is anticipated that the Trustee will treat the variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, it is anticipated that the
Trustee will treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans which themselves have fixed or qualified variable rates, as having qualified stated interest. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect over the life of the mortgage loans beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the interest rate on the Regular Certificates.

     Market Discount

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of the
Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity are received, in an amount not exceeding any distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee
Report to the 1986 Act provides that until the regulations are issued, the market discount would accrue

                                      -53-

either (i) on the basis of a constant interest rate, (ii) in the ratio of stated
interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or (iii) in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue discount as of the end of the period. The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular
Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular
Certificate over the interest distributable on that Regular Certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the
Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Certificateholder in that taxable year or the following years, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method"
below regarding an alternative manner in which the election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See
"--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium

     A Regular Certificate purchased at a cost greater than its remaining stated
redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds the Regular Certificate as a
"capital asset" within the meaning of Code Section 1221, the Regular
Certificateholder may elect under Code Section 171 to amortize the premium under the constant yield method. Final Treasury Regulations issued under Code Section
171 do not by their terms apply to prepayable debt instruments such as the
Regular Certificates. However, the Conference Committee Report to the 1986 Act
indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available.
Amortizable bond premium will be treated as an offset to interest income on a
Regular Certificate rather than as a separate deduction item. See "--Election to
Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to this election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with

                                      -54-

market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or the following years. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service.
Investors should consult their own tax advisors regarding the advisability of making this election.

SALE OR EXCHANGE OF REGULAR CERTIFICATES

     If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the
Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term, or short-term depending on whether the Regular Certificate has been held for the applicable capital gain holding period. The gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under
Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction, (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular
Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section
582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of those taxpayers for property held for not more than one year, and long-term capital gains of those taxpayers are subject to a lower maximum tax rate than ordinary income for those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Treatment of Losses

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of
Regular Certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. Under Code Section
166, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular
Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the Regular
Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be

                                      -55-

allowed a bad debt deduction at the same time as the principal balance of any class or subclass of the Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect the losses only after all mortgage loans remaining in the Trust Fund have been liquidated or the class of Regular Certificates has been otherwise retired. The Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of Regular
Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders the Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. The taxpayers are advised to consult their tax advisors regarding the treatment of losses on
Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the Residual
Certificateholders in proportion to their respective holdings of Residual
Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans
(reduced by amortization of any premium on the mortgage loans), plus issue premium on Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC
Pool and realized losses on the mortgage loans. The requirement that Residual
Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular
Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because
(i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that the classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier

                                      -56-

years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular
Certificates. However to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching or unrelated deductions against which to offset the income, subject to the discussion of "excess inclusions" below under "--Limitations on
Offset or Exemption of REMIC Income." The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual
Certificateholder's after-tax rate of return. In addition, a Residual
Certificateholder's taxable income during certain periods may exceed the income reflected by the Residual Certificateholder for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual
Certificates.

     Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the
Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a
Residual Certificate is the amount paid for the Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC
Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual
Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom the loss was disallowed and may be used by the Residual
Certificateholder only to offset any income generated by the same REMIC Pool.

     A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. The recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life.
However, in view of the possible acceleration of the income of Residual
Certificateholders described above under "--Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the
REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic Residual Certificates. The regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on the interests under the Prepayment Assumption. If the holder of a non-economic Residual
Certificate sells or otherwise disposes of the non-economic Residual
Certificate, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale or disposition. Holders of Residual
Certificates should consult with their tax advisors regarding the effect of these regulations.

     Further, to the extent that the initial adjusted basis of a Residual
Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Certificateholder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.
The REMIC Regulations currently in effect do not so provide. See "--Treatment of
Certain Items of

                                      -57-

REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

     Treatment of Certain Items of REMIC Income and Expense

     Although the Seller intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Seller makes no representation as to the specific method that the Trustee will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under
"--Taxation of Regular Certificates--Original Issue Discount" and "--Variable
Rate Regular Certificates", without regard to the de minimis rule described in those sections, and "--Taxation of Regular Certificates--Premium" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after their transfer to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or their fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally will accrue on a constant yield method.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess.
As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after their transfer to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular
Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to
September 27, 1985. Premium with respect to the mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loan. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

     Limitations on Offset or Exemption of REMIC Income

     A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a
Residual Certificate over the daily accruals for the quarterly period of (i)
120% of the long-term applicable Federal rate that would have applied to the
Residual Certificate (if it were a debt instrument) on the Startup Day under
Code Section 1274(d), multiplied by (ii) the adjusted issue price of the
Residual Certificate at the beginning of the quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Certificate prior to the beginning of the quarterly

                                      -58-

period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual
Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual
Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of the Residual
Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign
Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion
(allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual
Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to the
Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC
Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable
Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. This tax generally would be imposed on the transferor of the
Residual Certificate, except that where the transfer is through an agent
(including a broker, nominee or other middleman) for a Disqualified
Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the
Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the
Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period the person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

                                      -59-

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a
Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

     For these purposes, (i) "Disqualified Organization" means the United
States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521)
that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii)
"Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in
Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a
Pass-Through Entity and (iii) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless
(i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a
Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman of a Disqualified Organization), and (ii) the transferor provides a statement in writing to the Seller and the Trustee that it has no actual knowledge that the affidavit is false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual
Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related
Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the Seller or the Trustee may charge a fee for computing and providing the information.

Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC
Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a
Residual Certificateholder who is not a U.S. Person, as defined below under
"--Taxation of Certain Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified
Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the
REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor

                                      -60-

that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee acknowledges to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person and (iv) the transfer satisfies one of the following two tests:

          (A) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the present value of the sum of: (1) any consideration given to the transferee to acquire the interest (the inducement payment), (2) future distributions on the interest, and (3) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the short-term federal rate and the compounding period of the transferee, or

          (B) the transferee is a domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this prong of the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the noneconomic residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

The Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in (i) through
(iii), but not (iv) above as part of the affidavit described above under
"--Disqualified Organizations". The transferor must have no actual knowledge or reason to know that any statements are false.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
Residual Certificate that has "tax avoidance potential" to a "foreign person"
will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S.
Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     Unless otherwise stated in the related prospectus supplement a Residual
Certificate may not be purchased by or transferred to any person that is not a
U.S. Person. The term "U.S. Person" means a citizen or resident of the United
States, a corporation, partnership (except to the extent provided in applicable
Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S.
Persons have the authority to control all substantial decisions of the trust
(or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as
U.S. Persons).

     In addition, under temporary and final Treasury regulations, effective
August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Agreement with respect to each series of certificates will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a Non-U.S. Person.

                                      -61-

     Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, the Residual
Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under
"--Taxation of Residual Certificates--Basis and Losses") of the Residual
Certificateholder in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a
Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that
Distribution Date. The income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC
Pool may be treated as a sale or exchange of a Residual Certificateholder's
Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in the Residual Certificateholder's Residual Certificate
remaining when its interest in the REMIC Pool terminates, and if the Residual
Certificateholder holds the Residual Certificate as a capital asset under Code
Section 1221, then the Residual Certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under
Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a
Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any
REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

     Mark-to-Market Regulations

     Regulations under Code Section 475 require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. Treasury regulations provide that, for purposes of this mark-to-market requirement, a Residual
Certificate is not treated as a security and thus may not be marked to market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a)
substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective
(including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding clauses (i) and (iv) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on
Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC

                                      -62-

Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as
"foreclosure property" for a period not exceeding the close of the third calendar year beginning after the year in which the REMIC Pool acquired the property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims)
to holders of Regular Certificates and Residual Certificateholders within the
90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form
1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.
The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual
Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as
"tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (i) to the appointment of the tax matters person as provided in the preceding sentence and (ii) to the irrevocable designation of the Trustee as agent for performing the functions of the tax matters person.

                                      -63-

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section
67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31,
2009 the overall limitation on itemized deductions is repealed. In the case of a
REMIC Pool, the deductions may include deductions under Code Section 212 for the
Servicing Fee and all administrative and other expenses relating to the REMIC
Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. The investors who hold REMIC
Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of Regular
Certificates, as well as holders of Residual Certificates, where the Regular
Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular
Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation,
REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual
Certificates. All the expenses will be allocable to the Residual Certificates or as otherwise indicated in the prospectus supplement.

TAXATION OF CERTAIN FOREIGN INVESTORS

     Regular Certificates

     A Regular Certificateholder that is not Non-U.S. Person (as defined below)
and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a regular certificate. To avoid withholding tax, that holder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the foreign person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the foreign person is eligible for an exemption on the basis of its income from the REMIC certificate being effectively connected to a United States trade or business; Form W-8BEN or Form
W-8IMY if the foreign person is a trust, depending on whether such trust is classified as the beneficial owner of the regular certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the foreign person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A
"qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section
1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial

                                      -64-

owner of a regular certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS. The term
"Non-U.S. Person" means any person who is not a U.S. Person. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a Regular Certificate held by a Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the Residual Certificates.
If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United
States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Code Section 881 concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a U.S. Person and owns 10% or more of one or more underlying mortgagors or, if the holder is a controlled foreign corporation, it is related to one or more underlying mortgagors.

     Further, it appears that a Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United
States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Residual Certificates

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax.
Treasury regulations provide that amounts distributed to Residual
Certificateholders may qualify as "portfolio interest", subject to the conditions described in "--Regular Certificates" above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984 and (ii) the Trust
Fund or segregated pool of assets in that Trust Fund (as to which a separate
REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code
Section 163(f)(1). Generally, whole mortgage loans will not be considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "--Taxation of Residual
Certificates--Limitations on Offset or Exemption of REMIC Income." If the
amounts paid to Residual Certificateholders who are Non-U.S. Persons are
effectively connected with the conduct of a trade or business within the United
States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United
States federal income tax at regular rates. If 30% (or lower treaty rate)
withholding is applicable, the amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the
Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See
"--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign
Investors" above concerning the disregard of certain transfers having "tax avoidance potential" and the withholding tax obligations of U.S. Partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

     Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that (i) are Non-U.S. Persons, or (ii) are
U.S. Persons and classified as partnerships under the Internal Revenue Code, if any of their direct or indirect beneficial owners (other than through a U.S.
corporation) are (or are permitted to be under the related partnership agreement) Non-U.S. Persons, will be prohibited under the related pooling and servicing agreement.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section 3406 at a rate of 28%
(increasing to 31% after 2010) on reportable payments (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the Regular Certificateholder is a U.S.

                                      -65-

Person and provides IRS Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides IRS Form W-8BEN identifying the
Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or
can be treated as an exempt recipient within the meaning of Treasury Regulations
Section 1.6049-4(c)(1)(ii). Information reporting requirements may also apply regardless of whether withholding is required. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the Regular Certificateholder's federal income tax liability.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular
Certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service
Publication 938 with respect to a particular series of Regular Certificates.
Holders through nominees must request the information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed
Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual
Certificateholders, furnished annually, if applicable, to holders of Regular
Certificates, and filed annually with the Service concerning Code Section 67 expenses (see "--Limitations on Deduction of Certain Expenses" above) allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "--Status of REMIC Certificates."

                FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES
                      AS TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

     General

     In the event that the applicable Agreement provides that no election is made to treat a Trust Fund (or a segregated pool of assets in that Trust Fund)
with respect to a series of Certificates that are not designated as "Stripped
Certificates", as described below, as a REMIC (Certificates of this series shall be referred to as "Standard Certificates"), in the opinion of Cadwalader,
Wickersham & Taft LLP, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code
Section 7701(i).

     Where there is no retention of a portion of the interest payments with respect to the mortgage loans underlying the Standard Certificates, the holder of each Standard Certificate (a "Standard Certificateholder") in a series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under
"--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard
Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on the mortgage loans, original issue discount (if any), Prepayment
Premiums, assumption fees, and late payment charges received by the Master
Servicer, in accordance with Standard Certificateholder's method of accounting.
A Standard Certificateholder

                                      -66-

generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all the administrative and other expenses of the Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or (ii) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. As a result, the investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the Standard Certificates with respect to interest at the pass-through rate on the Standard Certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability.
Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Certificates" and "--Recharacterization of
Servicing Fees," respectively.

     Tax Status

In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

               1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

               2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on the assets will be considered "interest on obligations secured by mortgages on real property" to the extent within the meaning of Code Section 856(c)(3)(B).

               3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section
          860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section
          860G(a)(3).

     Premium and Discount

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or after acquisition.

     Premium. The treatment of premium incurred upon the purchase of a Standard
Certificate will be determined generally as described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Premium."

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982,

                                      -67-

and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates--Market Discount," except that the ratable accrual methods described in that section will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. It is anticipated that no prepayment assumption will be assumed for purposes of the accrual.

     Recharacterization of Servicing Fees

     If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the
Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation
("excess servicing") will cause the mortgage loans to be treated under the
"stripped bond" rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as "stripped coupons" and "stripped bonds".
Subject to the de minimis rule discussed below under "--Stripped Certificates,"
each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard
Certificates, and the original issue discount rules of the Code would apply to the Stripped Certificateholder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the Master
Servicer, or as including such portion as a second class of equitable interest.
Applicable Treasury regulations treat this arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See
"--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

                                      -68-

     Sale or Exchange of Standard Certificates

     Upon sale or exchange of a Standard Certificate, a Standard
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on the Standard Certificate. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section
582(c), any gain or loss upon the sale or exchange of a Standard Certificate would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or (ii) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under
Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of the taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Investors that recognize a loss on a sale or exchange of the Standard
Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

     General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped
Certificates".

     The certificates will be subject to those rules if (i) the Seller or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (ii) the Master Servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard
Certificates--Recharacterization of Servicing Fees" above) and (iii)
certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own
"stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under "--Standard Certificates--Recharacterization of Servicing Fees" above.
Although not free from doubt, for purposes of reporting to Stripped
Certificateholders, the servicing fees will be allocated to the Stripped
Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under
"--Standard Certificates--General," subject to the limitation described in that section.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for

                                      -69-

federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the
OID Regulations. While under Code Section 1286 computations with respect to
Stripped Certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative
Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations provide for the treatment of a Stripped
Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.
Any market discount would be reportable as described under "--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Regular Certificates--Market
Discount," without regard to the de minimis rule under the Treasury regulations, assuming that a prepayment assumption is employed in the computation.

     Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and
"loans secured by an interest in real property" within the meaning of Code
Section 7701(a)(19)(C)(v), and interest (including original issue discount)
income attributable to Stripped Certificates should be considered to represent
"interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for this treatment. The application of the Code provisions to buy-down mortgage loans is uncertain. See
"--Standard Certificates--Tax Status" above.

     Taxation of Stripped Certificates

     Original Issue Discount. Except as described above under "--General," each
Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986
Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a
"Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--
Variable Rate Regular Certificates." However, with the apparent exception of a
Stripped Certificate issued with de minimis original issue discount as described above under "--General," the issue price of a Stripped Certificate will be the purchase price paid by each Stripped Certificateholder, and the stated
redemption price at maturity will include the aggregate

                                      -70-

amount of the payments to be made on the Stripped Certificate to the Stripped
Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the Stripped Certificateholder's Stripped Certificate. While the
matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments)
that the holder will not recover a portion of its adjusted basis in the Stripped
Certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations.
The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped
Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID
Regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped
Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in the Stripped Certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Sale or Exchange of Regular Certificates." To the
extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a
Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Investors that recognize a loss on a sale or exchange of the Stripped
Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes the classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of the
Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the
Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or
(iii) a separate installment obligation for each mortgage loan, representing the
Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to the Stripped Certificate. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder.
Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

                                      -71-

     Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     It is anticipated that, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or
Stripped Certificateholder at any time during the year, the information
(prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable the Certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the
Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates the reporting will be based upon a representative initial offering price of each class of Stripped Certificates or as otherwise provided in the prospectus supplement. It is anticipated that the
Trustee will also file the original issue discount information with the Service.
If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" above.

     On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury Regulation
Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.
The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to securityholders in accordance with these new regulations after December 31, 2007.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped
Certificateholder on original issue discount recognized by the Standard
Certificateholder or Stripped Certificateholders on the sale or exchange of the certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors--Regular Certificates."

                            STATE TAX CONSIDERATIONS

     In addition to the Federal income tax consequences described in "FEDERAL
INCOME TAX CONSEQUENCES" in this prospectus, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any

                                      -72-

state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the certificates.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA
Plans") and prohibits certain transactions between ERISA Plans and persons who are parties in interest (as defined under ERISA) ("parties in interest") with respect to the Plans. The Code prohibits a similar set of transactions between certain plans ("Code Plans," and together with ERISA Plans, "Plans") and persons who are disqualified persons (as defined in the Code) with respect to Code
Plans.

     Investments by ERISA Plans and entities the assets of which are deemed to include plan assets are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. The fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans, as discussed in the prospectus supplement related to a series.

PROHIBITED TRANSACTIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving the Plans and their assets unless a statutory or administrative exemption applies to the transaction.
Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in the prohibited transactions. The Seller, the Master
Servicer, the Special Servicer, if any, the Trustee or certain affiliates of the
Seller, Master Servicer, Special Servicer or Trustee, might be considered or might become parties in interest or disqualified persons with respect to an
ERISA Plan or a Code Plan. If so, the acquisition or holding of certificates by or on behalf of the Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or the Code unless an administrative exemption described below or some other exemption is available.

     Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to the assets, the Seller, the Master
Servicer, the Special Servicer, if any, the Trustee or an affiliate of the
Seller, Master Servicer, Special Servicer or Trustee, either: (a) has investment discretion with respect to the investment of the assets of the Plan; or (b) has authority or responsibility to give, or regularly gives investment advice with respect to the assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

     Further, if the assets included in a Trust Fund were deemed to constitute
"plan assets," it is possible that an ERISA Plan's investment in the certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the certificates, and certain transactions involved in the operation of the Trust
Fund might be deemed to constitute prohibited transactions under ERISA and/or the Code.

     The U.S. Department of Labor (the "Department") has issued regulations (the
"Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust
Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest"
(such as a certificate) in the entity. The Pension Protection Act of 2006 provides a new provision, Section 3(42) of ERISA, which modifies the Regulations in certain respects.

     Certain exceptions are provided in the Regulations, through which an investing Plan's assets would be deemed merely to include its interest in the certificates instead of being deemed to include an interest in the assets of the
Trust Fund. However, it cannot be predicted in advance nor can there be a continuing assurance whether the

                                      -73-

exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interests are held by "benefit plan investors," which are defined as ERISA Plans, Code Plans, and entities whose underlying assets include plan assets by reason of an ERISA
Plan's or a Code Plan's investment in any of those entities, but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

     Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be plan assets by reason of an ERISA Plan's or a Code Plan's investment in any certificates, the plan assets would include an undivided interest in the mortgage loans, the mortgages underlying the mortgage loans and any other assets held in the Trust Fund. Therefore, because the mortgage loans and other assets held in the Trust Fund may be deemed to be the assets of each Plan that purchases certificates, in the absence of an exemption, the purchase, sale or holding of certificates of any series or class by a Plan might result in a prohibited transaction and the imposition of civil penalties or excise taxes.
The Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to several underwriters of mortgage-backed securities (each, an "Underwriter's Exemption").
This Underwriter's Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which the underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If the Underwriter's Exemption might be applicable to a series of certificates, the related prospectus supplement will refer to that possibility.

UNRELATED BUSINESS TAXABLE INCOME -- RESIDUAL INTERESTS

     The purchase of a certificate that is a Residual Certificate by any person, including any employee benefit plan that is exempt from federal income tax under
Code Section 501(a), including most varieties of ERISA Plans, may give rise to
"unrelated business taxable income" as described in Code Sections 511-515 and
860E. Further, prior to the purchase of an interest in a Residual Certificate, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under "FEDERAL INCOME TAX
CONSEQUENCES--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Residual Certificates."

     DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES IMPOSED UPON PERSONS
INVOLVED IN PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT
INDIVIDUALS RESPONSIBLE FOR INVESTMENT DECISIONS WITH RESPECT TO ERISA PLANS AND
CODE PLANS CONSULT WITH THEIR COUNSEL REGARDING THE CONSEQUENCES UNDER ERISA
AND/OR THE CODE OF THEIR ACQUISITIONS AND OWNERSHIP OF CERTIFICATES.

     THE SALE OF CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE
SELLER OR THE APPLICABLE UNDERWRITER THAT THIS INVESTMENT MEETS ALL RELEVANT
LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY
PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR
ANY PARTICULAR PLAN.

                                LEGAL INVESTMENT

     If so specified in the prospectus supplement, certain classes of offered certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only classes of certificates that will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in
SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the
Non-SMMEA Certificates constitute legal investments for them.

                                      -74-

     Those classes of Certificates qualifying as "mortgage related securities,"
will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds created pursuant to or existing under the laws of the United States or of any state including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or before the
October 3, 1991 cutoff for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a
Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented in these securities, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.
In this connection, the Office of the Comptroller of the Currency (the "OCC")
has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in
12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities,"
for investment by national banks. The National Credit Union Administration (the
"NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the
NCUA's "investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions"
may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the
"OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities" and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the certificates.

     All depository institutions considering an investment in the certificates should review the "Supervisory Policy Statement on Investment Securities and
End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal
Financial Institutions Examination Council, which has been adopted by the Board of Governors of the

                                      -75-

Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC, the
OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The
1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities
(including mortgage pass-through certificates and mortgage-derivative products)
used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of
SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, and provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying."

     Except as to the status of the certificates as "mortgage related securities", no representations are made as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes or other purposes, or as to the ability of particular investors to purchase any certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates.

     Accordingly, investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

THE APPRAISAL REGULATIONS

     Pursuant to Title XI of the Financial Institutions Reform, Recovery, and
Enforcement Act of 1989 ("FIRREA"), the Federal Reserve Board, the OCC, the FDIC
and the OTS have adopted regulations (the "Appraisal Regulations") applicable to bank holding companies, their non-bank subsidiaries and state-chartered banks that are members of the Federal Reserve System (12 C.F.R. Sections
225.61-225.67), national banks (12 C.F.R. Sections 34.41-34.47), state-chartered banks that are not members of the Federal Reserve System (12 C.F.R. Part 323), and savings associations (12 C.F.R. Part 564), respectively. The Appraisal
Regulations, which are substantially similar, although not identical, for each agency, generally require the affected institutions and entities to obtain appraisals performed by state-certified or state-licensed appraisers (each, a
"FIRREA Appraisal") in connection with a wide range of real estate-related transactions, including the purchase of interests in loans secured by real estate in the form of mortgage-backed securities, unless an exemption applies.
With respect to purchases of mortgage-backed securities such as the certificates offered in this Prospectus, the Appraisal Regulations provide for an exemption from the requirement of obtaining new FIRREA Appraisals for the properties securing the underlying loans so long as at the time of origination each loan was the subject of either a FIRREA Appraisal, or, if a FIRREA Appraisal was not required, met the appraisal requirements of the appropriate regulator.

     No assurance can be given that each of the underlying mortgage loans in a mortgage pool will have been the subject of a FIRREA Appraisal or, if a FIRREA
Appraisal was not required, an appraisal that conformed to the requirements of the appropriate regulator at origination. To the extent available, information will be provided in the prospectus supplement with respect to appraisals on the mortgage loans underlying each series of certificates. However, the information may not be available on every mortgage loan. Prospective investors that may be subject to the Appraisal Regulations are advised to consult with their legal advisors and/or the appropriate regulators with respect to the effect of the regulations on their ability to invest in a particular series of certificates.

                                      -76-

                              PLAN OF DISTRIBUTION

     The certificates offered by this Prospectus and by means of the related prospectus supplements will be offered through one or more of the methods described below. The prospectus supplement with respect to each series of certificates will describe the method of offering of the series of certificates, including the initial public offering or purchase price of each class of certificates or the method by which the price will be determined and the net proceeds to the Seller of the sale.

The offered certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of certificates may be made through a combination of two or more of these methods:

          1.   By negotiated firm commitment underwriting and public reoffering by underwriters specified in the applicable prospectus
               supplement;

          2.   By placements by the Seller with investors through dealers; and

          3.   By direct placements by the Seller with investors.

     As more fully described in the prospectus supplement, if underwriters are used in a sale of any offered certificates, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment to sell. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered certificates of a particular series will be set forth on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Goldman, Sachs & Co. acting as underwriter with other underwriters, if any, named in the prospectus supplement. The Seller is an affiliate of Goldman, Sachs & Co. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Seller to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of certificates will be obligated to purchase all the certificates if any are purchased. The Seller and, if specified in the prospectus supplement, a selling Certificateholder will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect of these liabilities.

     In the ordinary course of business, Goldman, Sachs & Co., or its affiliates, and the Seller may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Seller's mortgage loans pending the sale of the mortgage loans or interests in those mortgage loans, including the certificates.

     If specified in the prospectus supplement relating to a series of certificates, a holder of one or more classes of offered certificates that is required to deliver a prospectus in connection with the offer and sale of the certificates may offer and sell, pursuant to this prospectus and a related prospectus supplement, the classes directly, through one or more underwriters to be designated at the time of the offering of the certificates or through dealers acting as agent and/or principal. The specific managing underwriter or underwriters, if any, with respect to any offer and sale of certificates by unaffiliated parties will be set forth on the cover of the prospectus supplement applicable to the certificates and the members of the underwriting syndicate, if any, will be named in the prospectus supplement, and the prospectus supplement will describe any discounts and commissions to be allowed or paid by the unaffiliated parties to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to any dealers participating in the offering. Any offerings described in this paragraph may be restricted in the manner specified in such prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in selling Certificateholder's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from the selling Certificateholder, and the dealers may receive

                                      -77-

commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

     If the certificates of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the Seller and dealers and/or the Seller and the purchasers of the certificates. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters"
within the meaning of the Securities Act in connection with reoffers and sales by them of certificates. Holders of certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

     The place and time of delivery for each series of certificates offered in this Prospectus and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to each series.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Goldman, Sachs & Co. in connection with offers and sales of the offered certificates in certain market-making transactions at prices related to prevailing market prices at the time of sale. The Seller will not receive any proceeds from the transactions. Goldman, Sachs & Co. may act as principal or agent in the transactions.

     If specified in the prospectus supplement relating to certificates of a particular series offered in this Prospectus, the Seller, any affiliate of the
Seller or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. The purchaser may from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement.
The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from the purchaser and the dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by the dealer and any profit on the resale of the certificates by the dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

                      INCORPORATION OF CERTAIN INFORMATION
                                  BY REFERENCE

     The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement.
Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement. All documents (other than Annual Reports on Form 10-K) filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities
Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the office of the Secretary, 85 Broad Street, New York, New York 10004 (phone:
212/902-1000).

                                      -78-

     This prospectus and the prospectus supplement for each series are parts of our Registration Statement. This prospectus does not contain, and the related prospectus supplement will not contain, all of the information in our
Registration Statement. For further information, please see our Registration
Statement and the accompanying exhibits which we have filed with the Commission.
This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the Registration Statement. You can obtain copies of the Registration Statement from the Commission upon payment of the prescribed charges, or you can examine the Registration Statement free of charge at the Commission's offices. Reports and other information filed with the
Commission, including annual reports on Form 10K, distribution reports on Form
10-D, current reports on Form 8-K can be inspected, read and copied at the public reference facilities maintained by the Commission at 450 Fifth Street,
N.W., Washington, D.C. 20549. Copies of the material can be obtained from the
Public Reference Section of the Commission at 450 Fifth Street, N.W.,
Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The
Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system.
The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the
EDGAR system at each of the offices referred to above. Copies of the Agreement pursuant to which a series of certificates is issued will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to our offices at 85 Broad Street, SC
Level, New York, New York 10004 (phone: 212/902-1171), Attention: Prospectus
Department.

     If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

                                  LEGAL MATTERS

     The validity of the certificates offered by this Prospectus and certain federal income tax matters will be passed upon for the Seller by Cadwalader,
Wickersham & Taft LLP or by other counsel identified in the related prospectus supplement.

                                      -79-

                             INDEX OF DEFINED TERMS

1

1986 Act...............................................................       50
1998 Policy Statement..................................................       75

A

ADA....................................................................       47
Advances...............................................................       25
Agreement..............................................................       11
Appraisal Regulations..................................................       76
Assessment of Compliance...............................................       26
Attestation Report.....................................................       26

B

Balloon Payments.......................................................       31
Bankruptcy Code........................................................       35
beneficial owner.......................................................       12

C

CERCLA.................................................................       37
Certificateholders.....................................................       13
Closing Date...........................................................       19
Code...................................................................       47
Code Plans.............................................................       73
Collection Account.....................................................       14
Commission.............................................................       17
Cut-Off Date...........................................................       13

D

Defective Mortgage Loans...............................................       21
Department.............................................................       73
Depository.............................................................       12
Disqualified Organization..............................................       74
Distribution Account...................................................       14
Distribution Date......................................................       13

E

EDGAR..................................................................       17
Environmental Condition................................................       37
ERISA..................................................................       73
ERISA Plans............................................................       73
Event of Default.......................................................       27
Exchange Act...........................................................       17

F

Financial Intermediary.................................................       12
FIRREA.................................................................       76
FIRREA Appraisal.......................................................       76
Form 8-K...............................................................       19

G

Garn Act...............................................................       42
GSCMC..................................................................        9
GSMC...................................................................        8

H

Holders................................................................       13

I

Installment Contracts..................................................       17
Insurance Proceeds.....................................................       14

L

Lender Liability Act...................................................       37
Letter of Credit Bank..................................................       29
Letter of Credit Percentage............................................       29
Liquidation Proceeds...................................................       14

M

Master Servicer........................................................       21
Master Servicer Remittance Date........................................       15
Mortgage Loan File.....................................................       20
Mortgage Loan Schedule.................................................       19
Mortgaged Property.....................................................       17
Mortgages..............................................................       17

N

NCUA...................................................................   45, 75
Non-SMMEA Certificates.................................................       74

O

OCC....................................................................       75
OID Regulations........................................................       50
Operating Advisor......................................................       22
OTS....................................................................       75

P

Pass-Through Entity....................................................   59, 60
Permitted Investments..................................................       15
Plans..................................................................       73
Prepayment Assumption..................................................       51

                                      -80-

Prepayment Premium.....................................................       14
Property Protection Expenses...........................................       14

R

Random Lot Certificates................................................       50
Rating Agency..........................................................       11
Regular Certificateholder..............................................       50
Regulations............................................................       73
REMIC..................................................................       16
REMIC Pool.............................................................       47
REMIC Regulations......................................................       47
REO Account............................................................       15
REO Property...........................................................       14
Repurchase Price.......................................................       20
Residual Certificateholders............................................       56
Responsible Party......................................................       20

S

Securities Act.........................................................        8
Seller.................................................................        8
Senior Certificates....................................................       28
Service................................................................       49
Servicing Fee..........................................................       24
Simple Interest Loans..................................................       18
SMMEA..................................................................       74
Special Servicer.......................................................       22
Specially Serviced Mortgage Loans......................................       22
Standard Certificateholder.............................................       66
Standard Certificates..................................................       66
Stripped Certificateholder.............................................       70
Stripped Certificates..................................................   66, 69
Subordinate Certificates...............................................       28
Substitute Mortgage Loans..............................................       21

T

Title V................................................................       44
Title VIII.............................................................       45
Treasury...............................................................       47
Trust Fund.............................................................       11
Trustee................................................................       17

U

U.S. Person............................................................       61
Underwriter's Exemption................................................       74

V

Voting Rights..........................................................       28

                                      -81-

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                      [THIS PAGE INTENTIONALLY LEFT BLANK]

     The attached diskette contains a Microsoft Excel(1), Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "GSMS06GG8.xls." It provides, in electronic format, (i) certain statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and in Annex A, Annex B, Annex C-1 and Annex D to this prospectus supplement. Defined terms used and not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement.
To the extent that the information in electronic format contained in the attached diskette is different from the caption "Description of the Mortgage
Pool" in this prospectus supplement and in Annex A, Annex B, Annex C-1, Annex
C-2 and Annex D to this prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely, solely, on this prospectus supplement and the accompanying prospectus relating to the
Certificates in making their investment decision.

     Open the file as you would normally open any spreadsheet in Microsoft
Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button, and after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

----------
(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

       No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus and prospectus supplement is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and prospectus supplement is current only as of its date.

                           --------------------------

                              PROSPECTUS SUPPLEMENT

Annex C-1--Certain Characteristics of the
  Mortgage Loans ......................................    C-1-1
Annex C-2--Certain Characteristics of the
  Multifamily Mortgage Loans ..........................    C-2-1
Annex C-3--Class A-AB Planned Principal
  Balance Schedule ....................................    C-3-1
Annex D--Structural and Collateral Term Sheet .........      D-1
                                 PROSPECTUS

                                 $3,975,417,000
                                  (APPROXIMATE)

                      GS MORTGAGE SECURITIES TRUST 2006-GG8
                               (AS ISSUING ENTITY)

                                   GS MORTGAGE
                            SECURITIES CORPORATION II
                                 (AS DEPOSITOR)

                               COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-GG8

Class A-1 .......................................   $   72,750,000
Class A-2 .......................................   $  941,100,000
Class A-3 .......................................   $   52,875,000
Class A-AB ......................................   $  116,850,000
Class A-4 .......................................   $1,653,262,000
Class A-1A ......................................   $  196,179,000
Class A-M .......................................   $  433,288,000
Class A-J .......................................   $  308,717,000
Class B .........................................   $   27,081,000
Class C .........................................   $   54,161,000
Class D .........................................   $   37,913,000
Class E .........................................   $   37,912,000
Class F .........................................   $   43,329,000

         --------------------------------------------------------------

                              PROSPECTUS SUPPLEMENT

         --------------------------------------------------------------

                      [RBS GREENWICH CAPITAL LOGO OMITTED]

                              GOLDMAN, SACHS & CO.

                         BANC OF AMERICA SECURITIES LLC
                                 CREDIT SUISSE
                                 MORGAN STANLEY
                              WACHOVIA SECURITIES

                                OCTOBER  , 2006

================================================================================